-------------------------------------------------------------------------------


                    GE CAPITAL MORTGAGE FUNDING CORPORATION,

                                    Depositor


                       GE CAPITAL MORTGAGE SERVICES, INC.,

                                    Servicer


                                       and


                         BANK ONE, NATIONAL ASSOCIATION,

                                     Trustee


                         ------------------------------


                         POOLING AND SERVICING AGREEMENT


                          Dated as of September 1, 1999


                         ------------------------------


                    GE Capital Mortgage Funding Corporation,

                                 1999-HE3 Trust



--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                                                               Page
                                    ARTICLE I
                                   DEFINITIONS
Section 1.01.     Definitions. ...................................................................................1

                                   ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans; Assignment of Asset Purchase Agreement. .........................30
Section 2.02.     Acceptance by Trustee. ........................................................................33
Section 2.03.     Representations and Warranties of the Depositor; Mortgage Loan Repurchase. ....................34
Section 2.04.     Execution of Certificates. ....................................................................36
Section 2.05.     The REMICs. ...................................................................................36
Section 2.06.     Designations under the REMIC Provisions. ......................................................38

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.     GECMSI to Act as Servicer. ....................................................................39
Section 3.02.     Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account.
                  43
Section 3.03.     [Omitted]......................................................................................46
Section 3.04.     Permitted Debits to the Mortgage Loan Payment Record. .........................................46
Section 3.05.     [Omitted]......................................................................................47
Section 3.06.     Maintenance of Hazard Insurance. ..............................................................47
Section 3.07.     Assumption and Modification Agreements. .......................................................48
Section 3.08.     Realization Upon Defaulted Mortgage Loans. ....................................................48
Section 3.09.     Trustee to Cooperate; Release of Mortgage Files. ..............................................51
Section 3.10.     Servicing Compensation; Payment of Certain Expenses by the Servicer. ..........................52
Section 3.11.     Reports to the Trustee; Certificate Account Statements. .......................................52
Section 3.12.     Annual Statement as to Compliance. ............................................................52
Section 3.13.     Annual Independent Public Accountants' Servicing Report. ......................................53
Section 3.14.     Access to Certain Documentation and Information Regarding the Mortgage Loans. .................53
Section 3.15.     Maintenance of Certain Servicing Policies. ....................................................53
Section 3.16.     Optional Purchase of Defaulted Mortgage Loans. ................................................54

                                   ARTICLE IV
                             PAYMENTS AND STATEMENTS

Section 4.01.     Distributions. ................................................................................54
Section 4.02.     Method of Distribution. .......................................................................57
Section 4.03.     Allocation of Losses. .........................................................................58
Section 4.04.     Monthly Advances; Purchases of Defaulted Mortgage Loans. ......................................60
Section 4.05.     Statements to Certificateholders. .............................................................60
Section 4.06.     Servicer's Certificate. .......................................................................63
Section 4.07.     Reports of Foreclosures and Abandonments of Mortgaged Property. ...............................63
Section 4.08.     Reduction of Servicing Compensation; Simple Interest Shortfall Payments. ......................63

                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01.     The Certificates. .............................................................................63
Section 5.02.     Registration of Transfer and Exchange of Certificates. ........................................65
Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates. ............................................70
Section 5.04.     Persons Deemed Owners. ........................................................................71
Section 5.05.     Access to List of Certificateholders' Names and Addresses. ....................................71
Section 5.06.     Representation of Certain Certificateholders. .................................................71

                                   ARTICLE VI
                         THE DEPOSITOR AND THE SERVICER

Section 6.01.     Liability of the Depositor and Servicer. ......................................................72
Section 6.02.     Merger or Consolidation of, or Assumption of the Obligations of, the Depositor or the Servicer. 72
Section 6.03.     Assignment. ...................................................................................72
Section 6.04.     Limitation on Liability of the Depositor, the Servicer and Others. ............................72
Section 6.05.     The Servicer Not to Resign. ...................................................................73

                                   ARTICLE VII
                                     DEFAULT

Section 7.01.     Events of Default. ............................................................................73
Section 7.02.     Trustee to Act; Appointment of Successor. .....................................................75
Section 7.03.     Notification to Certificateholders. ...........................................................76

                                  ARTICLE VIII
                                   THE TRUSTEE

Section 8.01.     Duties of Trustee. ............................................................................76
Section 8.02.     Certain Matters Affecting the Trustee. ........................................................77
Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans. ........................................78
Section 8.04.     Trustee May Own Certificates. .................................................................79
Section 8.05.     The Seller to Pay Trustee's Fees and Expenses. ................................................79
Section 8.06.     Eligibility Requirements for Trustee. .........................................................79
Section 8.07.     Resignation or Removal of Trustee. ............................................................79
Section 8.08.     Successor Trustee. ............................................................................80
Section 8.09.     Merger or Consolidation of Trustee. ...........................................................81
Section 8.10.     Appointment of Co-Trustee or Separate Trustee. ................................................81
Section 8.11.     Compliance with REMIC Provisions; Tax Returns. ................................................82

                                   ARTICLE IX
                                   TERMINATION

Section 9.01.     Termination upon Repurchase by the Servicer or Liquidation of All Mortgage Loans. .............82
Section 9.02.     Additional Termination Requirements. ..........................................................84

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment. ....................................................................................84
Section 10.02.    Recordation of Agreement. .....................................................................85
Section 10.03.    Limitation on Rights of Certificateholders. ...................................................86
Section 10.04.    Governing Law. ................................................................................87
Section 10.05.    Notices. ......................................................................................87
Section 10.06.    Notices to the Rating Agencies. ...............................................................87
Section 10.07.    Severability of Provisions. ...................................................................87
Section 10.08.    Certificates Nonassessable and Fully Paid. ....................................................87


                                    Exhibits


EXHIBIT A          Forms of Certificates
EXHIBIT B          [Omitted]
EXHIBIT C          Mortgage Loans
EXHIBIT D          Form of Servicer's Certificate
EXHIBIT E          Form of Transfer Certificate as to ERISA Matters for
                   Definitive ERISA-Restricted Certificates
EXHIBIT F          Form of Residual Certificate Transferee Affidavit
EXHIBIT G          Form of Residual Certificate Transferor Letter
EXHIBIT H          Additional Servicer Compensation
EXHIBIT I          Form of Investment Letter for Definitive Restricted
                   Certificates
EXHIBIT J          Form of Distribution Date Statement
EXHIBIT K          Form of Special Servicing and Collateral Fund Agreement
EXHIBIT L          Form of Lost Note Affidavit and Agreement
EXHIBIT M          Schedule of Streamlined Portfolio Program Mortgage
                   Loans Without Title Insurance
EXHIBIT N          Schedule of Designated Loans
EXHIBIT O          Asset Purchase Agreement

     THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 1999, among GE CAPITAL MORTGAGE FUNDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and BANK ONE, NATIONAL ASSOCIATION, a national banking association, as Trustee.

                           W I T N E S S E T H T H A T
                           ---------------------------


     In consideration of the mutual agreements herein contained, GE Capital Mortgage Funding Corporation, GE Capital Mortgage Services, Inc. and Bank One, National Association agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01......Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance thereof immediately prior (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect) to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates) shall be reduced by such Class's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates) in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Principal Distribution Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date.

     (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Principal Distribution Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes as to which the related Prepayment Distribution Trigger has been satisfied. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

     Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

     Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, (ii) monthly payments of interest due on a Self-Amortizing Mortgage Loan subsequent to the Due Date in the Collection Period relating to such Distribution Date, and (iii) any payments of principal, other than such payments described in clause (i) above, received subsequent to the immediately preceding Collection Period.

     Anniversary Determination Date: The Determination Date occurring in October of each year that the Certificates are outstanding, commencing in October 2000.

     Asset Purchase Agreement: The Mortgage Loan Sale and Contribution Agreement, dated as of September 1, 1999, between the Seller and the Depositor, as purchaser, a copy of which is attached hereto as Exhibit P.

     Assumed Monthly Payment Reduction: As of any Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

     Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to
Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance, Compensating Interest Payment and Simple Interest Shortfall Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period, less the sum of (x) the Amount Held for Future Distribution, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment in respect of the Mortgage Pool pursuant to clause (vi) of Section 3.02 and (z) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and
(ix) of Section 3.04. For purposes of calculating Available Funds on any Distribution Date the Nonrecoverable Advance Reimbursement for such date shall be allocated first in reduction of amounts attributable to interest, and second in reduction of amounts attributable to principal.

     Available Interest Funds: As to each Distribution Date, the portion of Available Funds attributable to interest.

     Available Principal Funds: As to each Distribution Date, the portion of Available Funds attributable to principal.

     Balance Reduction: A modification of a Mortgage Loan entered into by the Servicer pursuant to clause (B) or (D) of Section 3.02(a)(ii) under which the Principal Balance of the Mortgage Loan is reduced.

     Balloon Mortgage Loan: A Mortgage Loan which by its terms provides for a principal payment at its stated maturity (as specified in the Mortgage Loan Schedule) that is substantially larger than the principal component of monthly payments required to be made by the Mortgagor pursuant to the terms of the related Mortgage Note on earlier Due Dates.

     Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $75,000, as reduced by the aggregate amount of Deficient Valuations since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Anniversary Determination Date as reduced by any Deficient Valuations for the preceding Distribution Date, and (y) the Fitch Formula Amount for such Anniversary Determination Date.

     The Bankruptcy Loss Amount may be further reduced by the Depositor (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Depositor shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

     BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R1, Class R2 and Class S Certificates, constitutes a Class of Book-Entry Certificates.

     Book-Entry Nominee: As defined in Section 5.02(b).

     Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

     Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

     Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

     Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan.

     Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

     Certificate Interest Rate: With respect to any Class of Certificates other than any Class of Principal Only Certificates and the Class A5, Class M, Class B and Class S Certificates and any Distribution Date, the fixed per annum rate specified in Section 5.01(b).

     With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

     With respect to the Class A5, Class M and Class B1 Certificates and the first Distribution Date, 7.795%, 7.775% and 8.315% per annum, respectively; and for each subsequent Distribution Date, the lesser of (x) the Weighted Average Net Mortgage Rate for such Distribution Date and (y) 7.795%, 7.775% and 8.315% per annum, respectively.

     With respect to the Class B2, Class B3, Class B4 and Class B5 Certificates and any Distribution Date, the Weighted Average Net Mortgage Rate.

     The Principal Only Certificates are issued without a Certificate Interest Rate.

     Certificate Owner: With respect to any Book-Entry Certificate, the person who is the beneficial owner thereof.

     Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Depositor or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Depositor or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

     Class: All Certificates bearing the same class designation or any Lower Tier Interest.

     Class A6 Certificate Percentage: As to any Distribution Date, the percentage (carried to six places rounded up) obtained by dividing the Class Certificate Balance of the Class A6 Certificates immediately preceding such Distribution Date by an amount equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately preceding such Distribution Date.

     Class A6 Distribution Percentage: For any Distribution Date occurring during the periods set forth below, as follows:


     (i) for the Distribution Date occurring in October 1999 to and including the Distribution Date in September 2002, 0%;

     (ii) for the Distribution Date occurring in October 2002 to and including the Distribution Date in September 2004, 45%;

     (iii) for the Distribution Date occurring in October 2004 to and including the Distribution Date in September 2005, 80%;

     (iv) for the Distribution Date occurring in October 2005 to and including the Distribution Date in September 2006, 100%; and

     (v) for the Distribution Date occurring in October 2006 and any Distribution Date thereafter, 300%.

     Notwithstanding the foregoing, on any Distribution Date following the Senior Transition Date, the Class A6 Distribution Percentage will be equal to 100%.

     Class A6 Principal Distribution Amount: As to any Distribution Date an amount equal to the lesser of (x) the product of (a) the Senior Principal Distribution Amount for such Distribution Date, (b) the Class A6 Distribution Percentage for such Distribution Date and (c) the Class A6 Certificate Percentage for such Distribution Date and (y) the Senior Principal Distribution Amount with respect to such Distribution Date; provided, however, that with respect to any Distribution Date on or after the Senior Transition Date, the Class A6 Principal Distribution Amount will equal the Senior Principal Distribution Amount (less, on the Senior Transition Date, amounts applied in reduction of the Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates to zero on such date).

     Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

     Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

     Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), any amount by which the amount distributed to Holders of such Class of Certificates on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date (including the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall).

     Closing Date: September 23, 1999.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Collection Period: As to any Distribution Date, the calendar month next preceding the month in which such Distribution Date occurs.

     Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses
(a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the aggregate Principal Balance of the Mortgage Loans with respect to such Distribution Date and (y) one-twelfth of 0.125%, and
(ii) the aggregate of the Servicing Fees that the Servicer would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment or Simple Interest Shortfall Payment.

     Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services; except that for purposes of Section 5.02, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

     Corresponding Class: With respect to any Class of Lower Tier Interests, the Class or Classes of Certificates, and with respect to any Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

     Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

     Cut-off Date: September 1, 1999.

     Defaulted Mortgage Loan: With respect to any Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Seller (or which the Seller may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

     Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

     Definitive Certificate: Any Certificate, other than a Book-Entry Certificate, issued in definitive, fully registered form.

     Definitive Restricted Junior Certificate: Any Restricted Junior Certificate that is in the form of a Definitive Certificate.

     Deposit Date: As to any Distribution Date, the Business Day next preceding such Distribution Date.

     Depositor: GE Capital Mortgage Funding Corporation, a Delaware corporation, and its successors.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

     Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

     Designated Loans: The Mortgage Loans identified on Exhibit N hereto.

     Determination Date: With respect to any Distribution Date, the fifth Business Day prior thereto.

     Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations);
(ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

     Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

     Distribution Date Statement: The statement referred to in Section 4.05(a).

     Document File: As defined in Section 2.01.

     Due Date: With respect to any Mortgage Loan, the date during any Collection Period on which a Monthly Payment or balloon payment is first due.

     Early Installment: As to each Distribution Date and any Self-Amortizing Mortgage Loan, any Monthly Payment due on such Mortgage Loan subsequent to the Due Date in the Collection Period relating to such Distribution Date and both
(x) received during such Collection Period and (y) designated by the related Mortgagor as an advance Monthly Payment.

     Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by Moody's its highest short-term rating, (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Restricted Certificate: Any Junior Certificate.

     Event of Default: An event described in Section 7.01.

     Excess Bankruptcy Loss: Any Deficient Valuation or portion thereof (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

     Excess Loss: Any Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special Hazard Loss.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof,
(i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

     FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

     FEMA: The Federal Emergency Management Agency, or its successor in interest.

     FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

     Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Fitch: Fitch IBCA, Inc. and its successors.

     Fitch Formula Amount: As to each Anniversary Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

     FNMA: The Federal National Mortgage Association or its successor in interest.

     Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $4,341,536 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fourth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fourth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     GECMSI: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest.

     GECC: General Electric Capital Corporation and its successors in interest.

     Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any insurance policy or policies applicable to the Mortgage Loans.

     Interest Accrual Period: With respect to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

     Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses.

     Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

     (a) As to any Self-Amortizing Mortgage Loan as to which a partial principal prepayment is received during the related Collection Period, one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

     (b) As to any Self-Amortizing Mortgage Loan as to which a principal prepayment in full is received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such Mortgage Loan immediately prior to such prepayment and
(ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

     (c) As to any Self-Amortizing Mortgage Loan as to which a principal prepayment in full is received by the Servicer (or of which the Servicer receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date, none; and

     (d) Relief Act Mortgage Loans: As to any Self-Amortizing Mortgage Loan that becomes a Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act. As to any Simple Interest Mortgage Loan that becomes a Relief Act Mortgage Loan, the excess of (i) the amount of any payment that would have been allocated to interest on the basis of the related Net Mortgage Rate over (ii) the amount of such payment allocated to interest on the basis of the Net Mortgage Rate required to be paid by the Mortgagor as limited by the application of the Relief Act, in each case calculated in accordance with the Simple Interest Method.

     Junior Certificate: Any Class M or Class B Certificate.

     Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

     Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

     Junior Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

     (i) the Junior Percentage of all payments of principal received on the Mortgage Loans during the related Collection Period, other than payments of principal described in clauses (ii) through (v) below;

     (ii) the Junior Prepayment Percentage of all principal prepayments in part (other than the principal portion of Early Installments) received with respect to Self-Amortizing Mortgage Loans during the related Prepayment Period, together with the Junior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

     (iii) the Junior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause
(B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to any related insurance policy;

     (iv) the Junior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

     (v) the Junior Prepayment Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date,

     minus the product of the Junior Percentage for such Distribution Date and the amount, if any, by which the Available Funds for such Distribution Date has been reduced pursuant to clause second of the last sentence of the definition of Available Funds.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Servicer receives notice thereof.

     Latest Possible Maturity Date: September 25, 2031.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Servicer determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

     Liquidation Expenses: Expenses which are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Servicer, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Servicer pursuant to Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

     Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

     Loan Conditions: In order to be a Permitted Senior Lien as referred to in
Section 3.01, any refinancing of an existing first mortgage loan ("Refinanced Loan") must satisfy the following:

     (i) the Second Lien Combined Loan-to-Value Ratio of the Principal Balance of the Refinanced Loan and the principal balance of the related Mortgage Loan at the time of origination of the Refinanced Loan may be no higher than the Second Lien Combined Loan-to-Value Ratio of the Principal Balance of the first lien mortgage loan in place as of the Cut-off Date and the Principal Balance of the Mortgage Loan as of the Cut-off Date; and the Principal Balance of the Refinanced Loan at the time of origination thereof may be no higher than the Principal Balance of the first lien mortgage loan in place as of the Cut-off Date;

     (ii) the Mortgagor's principal and interest payment obligation under the Refinanced Loan does not result in a higher debt-to-income ratio than such ratio at the time of origination of such Mortgagor's Mortgage Loan;

     (iii) the documentation evidencing the Servicer's agreement to the placing of the Permitted Senior Lien must be acceptable in form and substance to the Servicer; and

     (iv) any Refinanced Loan (other than a Refinanced Loan that matures after the maturity date of the related Mortgage Loan) may not by its terms provide for a principal payment at maturity that is substantially larger (a balloon payment) than the amount of each monthly installment of principal due on other Due Dates.

     For purposes of determining the Second Lien Combined Loan-to-Value ratio referred to in (i), the appraisal obtained in connection with the origination of the Mortgage Loan will be used unless the age of such appraisal is more than six months, in which case a new appraisal must be obtained.

     Loss Allocation Limitation: As defined in Section 4.03(g).

     Lower Tier Balance: As to each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) less the sum of (i) the aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(c) and
(ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

     Lower Tier Interest: Any one of the Classes of regular interests in the Lower Tier REMIC described as such in Section 2.05(a).

     Lower Tier Interest Rate: As to each Lower Tier Interest, the applicable "Lower Tier Interest Rate," if any, set forth in Section 2.05(a) hereof.

     Lower Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the assets and rights specified in clauses (i) through (viii) and (x) of the definition of the term Trust Fund.

     Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Servicer pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of the amount of interest due on each Mortgage Loan on the related Due Date (without giving effect to any change in Due Date made at the option of the related Mortgagor) occurring in the preceding Collection Period, net of the related Servicing Fee, to the extent that all or a portion of the scheduled payment due in such Collection Period was not received by the end of such Collection Period (or, in the case of an REO Mortgage Loan, the amount of interest that would have been due on the related Due Date for such Mortgage Loan had it remained outstanding, net of any related REO Proceeds received during such Collection Period), less (b) the amount of any such payments which the Servicer or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

     Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

     Moody's: Moody's Investors Service, Inc. and its successors.

     Mortgage: The mortgage or deed of trust creating a first or second lien on a fee simple interest in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

     Mortgage Loan Payment Record: The record maintained by the Servicer pursuant to Section 3.02(b).

     Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

     Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

     Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

     Mortgaged Property: The property securing the Mortgage Note.

     Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

     Net Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of
(i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and
(ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

     Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee Rate.

     Net Simple Interest Excess: As to any Distribution Date, (a) the excess, if any, of the aggregate amount of interest received on the Simple Interest Mortgage Loans during the related Collection Period, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) one month's interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Interest Accrual Period, on the aggregate Principal Balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months. For purposes of the foregoing, the amount of interest received in respect of the Simple Interest Mortgage Loans in any Collection Period shall be deemed (a) to include any Monthly Advances made by the Servicer for such Collection Period in respect of such Simple Interest Mortgage Loans, and (b) to be reduced by any reimbursements of Monthly Advances previously made by the Servicer in respect of such Simple Interest Mortgage Loans (or any related REO Mortgage Loans or Liquidated Mortgage Loans) for such Collection Period pursuant to Section 3.04(v) or (vii).

     Net Simple Interest Shortfall: As to any Distribution Date, the excess, if any, of (a) one month's interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Interest Accrual Period, on the aggregate Principal Balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the aggregate amount of interest received on the Simple Interest Mortgage Loans during the related Collection Period, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees. For purposes of the foregoing, the amount of interest received in respect of the Simple Interest Mortgage Loans in any Collection Period shall be deemed (a) to include any Monthly Advances made by the Servicer for such Collection Period in respect of such Simple Interest Mortgage Loans, and (b) to be reduced by any reimbursements of Monthly Advances previously made by the Servicer in respect of such Simple Interest Mortgage Loans (or any related REO Mortgage Loans or Liquidated Mortgage Loans) for such Collection Period pursuant to Section 3.04(v) or (vii).

     Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

     Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient
Valuation.

     Non-permitted Foreign Holder: As defined in Section 5.02(b).

     Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

     Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Servicer (or the Trustee) which, in the reasonable judgment of the Servicer (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and detailing the reasons for such determination.

     Nonrecoverable Advance Reimbursement: As to each Distribution Date, the amount, if any, by which the Mortgage Loan Payment Record has been debited pursuant to clause (vii) of Section 3.04 after the second preceding Determination Date and on or prior to the immediately preceding Determination Date.

     Non-U.S. Person: As defined in Section 4.02(c).

     Notional Certificate: Any Class S Certificate.

     Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Principal Balance of the Outstanding Mortgage Loans as of the end of the calendar month immediately preceding the related Collection Period, as reduced by the amount of any Voluntary Principal Prepayment in full received on or prior to the fifteenth day of such Collection Period. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

     Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Depositor or the Servicer, as applicable, and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Servicer or the Depositor; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

     Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

     Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Seller or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Seller.

     Outstanding Mortgage Loan: With respect to any date of determination, a Mortgage Loan which, prior to such date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to
Section 2.03(b).

     Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

     Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

     Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

     (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

     (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

     (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;

     (v) money market or common trust funds rated by each Rating Agency in its highest short-term rating category; and

     (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

     Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

     Permitted Senior Lien: As defined in Section 3.01.

     Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

     Pool Principal Balance: With respect to any Distribution Date, the aggregate Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans as of the related Collection Period (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

     Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 2.00% per annum in the first month, and increase by an additional 2.00% per annum in each month thereafter until the tenth month. At such time, the rate remains constant at 20% per annum each month for the balance of the remaining term.

     Prepayment Distribution Trigger: As of any Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

     Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs) on any Self-Amortizing Mortgage Loan, all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Self-Amortizing Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Servicer receives notice thereof. All Prepayment Interest Excess shall be retained by the Servicer as additional servicing compensation.

     Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

     Prepayment Premium: As to any Mortgage Loan in respect of which a Principal Prepayment is received, any premium paid by the related Mortgagor in connection with such Principal Prepayment.

     Primary Servicer: Any servicer with which the Servicer has entered into a servicing agreement, as described in Section 3.01(e).

     Principal Balance: As to any Self-Amortizing Mortgage Loan and Distribution Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto as of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date), before giving effect to any scheduled payments of principal due during such month and after giving effect to any principal prepayments in part received prior to such month and any principal prepayments in full received through and including the 15th day of such month. As to any Simple Interest Mortgage Loan and Distribution Date, the unpaid principal balance thereof as of the calendar month preceding the month of such Distribution Date, before giving effect to any regularly scheduled payment due during such month and after giving effect to any principal prepayments in part received prior to such month and any principal prepayments in full received through and including the 15th day of such month. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

     Principal Only Certificate: Any Class R1 or Class R2 Certificate.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section
3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b), but not including any Early Installment) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

     Private Placement Memorandum: Not Applicable.

     Prohibited Transaction Exemption: The U.S. Department of Labor Prohibited Transaction Exemptions 90-32 (55 Fed. Reg. 23147, June 6, 1990) and 90-59 (55 Fed. Reg. 36724, September 6, 1990), each as amended.

     Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Servicer in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Servicer is not reimbursed therefor pursuant to any primary mortgage insurance policy, if any, or any other insurance policy with respect thereto, and (c) any amount required to satisfy or keep current a mortgage loan not included in the Trust Fund secured by a lien that is prior to the lien securing a Mortgage Loan.

     Prospectus: The Depositor's prospectus supplement dated September 21, 1999, and the related prospectus dated September 21, 1999, relating to the public offering of the Certificates other than the Restricted Certificates.

     Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that in the case of a Mortgage Loan to be purchased by GECMSI, if GECMSI is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan.

     QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

     Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and Moody's; except that for purposes of the Class R1, Class R2, Class M, Class B1, Class B2, Class B3 and Class B4 Certificates, Fitch shall be the sole Rating Agency.

     Realized Loss: Any (i) Deficient Valuation; (ii) as to any Mortgage Loan the subject of a Balance Reduction, the amount by which the Principal Balance of such Mortgage Loan was reduced as a result of such Balance Reduction; or (iii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Net Liquidation Proceeds.

     Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Department of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

     REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Residual Certificate: Any Class R1 or Class R2 Certificate.

     Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Office of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Restricted Certificate: Any Restricted Junior Certificate or Class S Certificate.

     Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

     SAIF: The Savings Association Insurance Fund of the FDIC, or its successor in interest.

     Second Lien Combined Loan-to-Value Ratio: As to any Second Mortgage Loan, the ratio, expressed as a percentage, that the sum of the original principal balance of such Second Mortgage Loan and the then current principal balance of the related first priority mortgage bears to the appraised value of the related Mortgaged Property at the time such Second Mortgage Loan was originated (or if the proceeds of such Second Mortgage Loan are used to refinance an existing mortgage loan, an appraisal that is less than six months old).

     Second Mortgage Loan: Any Mortgage Loan secured by a second lien on the related Mortgage Property.

     Self-Amortizing Mortgage Loan: Any Mortgage Loan other than a Simple Interest Mortgage Loan.

     Seller: GECMSI, as Seller under the Asset Purchase Agreement, and its successors and assigns.

     Senior Certificate: Any Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1 or Class R2 Certificate.

     Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates.

     Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and
(ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates immediately prior to such Distribution Date.

     Senior Prepayment Percentage: For any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

     (i) for any Distribution Date subsequent to September 2004 to and including the Distribution Date in September 2005, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such Distribution Date;

     (ii) for any Distribution Date subsequent to September 2005 to and including the Distribution Date in September 2006, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

     (iii) for any Distribution Date subsequent to September 2006 to and including the Distribution Date in September 2007, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

     (iv) for any Distribution Date subsequent to September 2007 to and including the Distribution Date in September 2008, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

     (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

     Notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless if, as of the last day of the month preceding such Distribution Date, (i) the aggregate Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure, any Mortgage Loan that has been the subject of a Balance Reduction and any REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
(ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed
(a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including October 2004 and September 2005, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2006 and September 2007, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2007 and September 2008 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2008.

     Senior Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of:

     (i) the Senior Percentage of all payments of principal received on the Mortgage Loans during the related Collection Period, other than payments of principal described in clauses (ii) through (v);

     (ii) the Senior Prepayment Percentage of all principal prepayments in part (other than Early Installments) received with respect to Self-Amortizing Mortgage Loans during the related Prepayment Period, together with the Senior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

     (iii) the Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and
(B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to any related insurance policy, in each case during the related Prepayment Period;

     (iv) the Senior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

     (v) the Senior Prepayment Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date,

     minus the product of the Senior Percentage for such Distribution Date and the amount, if any, by which Available Funds for such Distribution Date has been reduced pursuant to clause second of the last sentence of the definition of Available Funds.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Servicer receives notice thereof.

     Senior Transition Date: The Distribution Date on which the Class Certificate Balance of each Class of Senior Certificates (other than the Class A6 Certificates) is reduced to zero.

     Servicer: GECMSI, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

     Servicer's Certificate: A certificate, completed by and executed on behalf of the Servicer by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Servicer and the Trustee shall agree.

     Servicer Modification: Any (i) Balance Reduction, (ii) Term Extension or
(iii) simultaneous Balance Reduction and Term Extension.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Principal Balance of such Mortgage Loan for the related Distribution Date and (ii) the Servicing Fee Rate for such Mortgage Loan.

     Servicing Fee Rate: As to any Mortgage Loan, 0.50% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     Simple Interest Excess Amount: As to any Distribution Date, an amount (not less than zero) equal to the aggregate of any Net Simple Interest Excess paid to the Servicer for prior Distribution Dates, less the aggregate of any Simple Interest Shortfall Payments made by the Servicer for prior Distribution Dates.

     Simple Interest Method: The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note, and the remainder of such payment is allocated to principal.

     Simple Interest Mortgage Loan: Any Mortgage Loan under which the portion of a payment allocable to interest and the portion of such payment allocable to principal is determined in accordance with the Simple Interest Method.

     Simple Interest Shortfall Payment: With respect to any Distribution Date, an amount equal to any Net Simple Interest Shortfall for such Distribution Date; provided, however, that such amount shall not exceed the sum of (i) the Simple Interest Excess Amount for such Distribution Date and (ii) the aggregate of the Servicing Fees that the Servicer would be entitled to retain on such Distribution Date with respect to the Mortgage Loans (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Simple Interest Shortfall Payment, but after giving effect to any Compensating Interest Payment.

     Simple Interest Shortfall Percentage: As to each Class of Certificates and any Distribution Date, the fraction, expressed as a percentage carried to six decimal places, the numerator of which is the amount of Accrued Certificate Interest for such Class for such Distribution Date and the denominator of which is the aggregate amount of Accrued Certificate Interest for all Classes of Certificates for such Distribution Date.

     Single Certificate: A Certificate with an Initial Certificate Principal Balance, or Notional Principal Balance, of $1,000, or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or Notional Principal Balance of less than $1,000, such lesser amount.

     Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

     (1) normal wear and tear;

     (2) conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

     or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,170,768 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with
Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

     Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Startup Day: As defined in Section 2.06(c).

     Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the Weighted Average Net Mortgage Rate over (y) the weighted average (by Certificate Principal Balance) of the Certificate Interest Rates of the Certificates (other than the Class S Certificates) for such Distribution Date.

     Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

     Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds (ii) the Pool Principal Balance on the first day of the month of such Distribution Date.

     Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Principal Balance of the Mortgage Loan that is substituted for, over (y) the Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Term Extension: A modification of a Mortgage Loan entered into by the Servicer pursuant to clause (C) or (D) of Section 3.02(a)(ii) under which the scheduled maturity date of the Mortgage Loan is extended.

     Trigger Event: Any one or more of the following: (i) if GECMSI is not a wholly-owned direct or indirect subsidiary of General Electric Company or its successors in interest, or if GECC shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of GECMSI, (ii) if the long-term senior unsecured rating of GECC is downgraded or withdrawn by Fitch or Moody's below their two highest rating categories or such rating is withdrawn, (iii) if GECC is no longer obligated pursuant to the terms of the support agreement addendum, dated as of September 1, 1999 to the support agreement, dated as of October 1, 1990, between GECC and GECMSI, to maintain GECMSI's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and
(iv) if such support agreement addendum, including any amendment thereto, is amended or modified.

     Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

     (i) the Mortgage Loans;

     (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

     (iii) the obligation of the Servicer to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section 4.04(b);

     (iv) the obligation of the Seller to purchase or replace any Defective Mortgage Loan pursuant to Section 2.02 or 2.03;

     (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

     (vi) the hazard insurance policies required by Section 3.06 in respect of the Mortgage Loans;

     (vii) the Certificate Account established pursuant to Section 3.02(d);

     (viii) the Eligible Account or Accounts, if any, established pursuant to
Section 3.02(e);

     (ix) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Servicer pursuant to Section 3.08(e) (which collateral funds will not constitute a part of any REMIC established hereunder); and

     (x) the rights and remedies under the Asset Purchase Agreement, other than the right to receive the purchase price for the Mortgage Loans payable by the Depositor to the Seller.

     Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

     Unanticipated Recovery: As defined in Section 4.01(f) herein.

     Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.06.

     Unpaid Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates), and the Class S Certificates,
Section 4.01(a)(iv), in the case of the Class M Certificates, Section 4.01(a)(vi), in the case of the Class B1 Certificates, Section 4.01(a)(viii), in the case of the Class B2 Certificates, Section 4.01(a)(x), in the case of the Class B3 Certificates, Section 4.01(a)(xii), in the case of the Class B4 Certificates, and Section 4.01(a)(xiv), in the case of the Class B5 Certificates.

     Unpaid Net Simple Interest Shortfall: As to any Distribution Date, the excess, if any, of the Net Simple Interest Shortfall for such Distribution Date over the Simple Interest Shortfall Payment for such Distribution Date.

     Upper Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Interests.

     Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment in full of principal received from the related Mortgagor on any Mortgage Loan, and any Principal Prepayment in part received from the related Mortgagor on a Self-Amortizing Mortgage Loan.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of
Section 10.01. At all times during the term of this Agreement, 94% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates and 6% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.

     Weighted Average Net Mortgage Rate: As to any Distribution Date, a variable rate per annum equal to the weighted average (by Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans as of the first day of the related Collection Period (or the Cut-off Date, in the case of the first Distribution Date); provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Servicer (or of which the Servicer received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of the month that constitutes such Collection Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans; Assignment of Asset Purchase Agreement. (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received by the Depositor or the Seller on or with respect to the Mortgage Loans on and after the Cut-off Date. In connection with such transfer and assignment, the Depositor does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest (but not the obligations) of the Depositor in, to and under the Asset Purchase Agreement.

     (b) The Depositor acknowledges it has transferred, assigned, set-over and otherwise conveyed all right, title and interest in and to the Mortgage Loans to the Trustee to the extent provided above and that retention of record title of Mortgages (subject to Section 2.01(e) of this Agreement) by the Seller is for convenience only and that the Seller, in its capacity as Servicer, holds record title in its capacity as servicer solely as custodian for the Trustee for benefit of the Certificateholders. Each of the Servicer and the Depositor agrees that it will take no action inconsistent with ownership of the Mortgage Loans by the Trustee and will not deliver any instrument of satisfaction or conveyance with respect to a Mortgage or a Mortgage Loan, or convey or purport to convey any interest in a Mortgage Loan, except in accordance with the terms and the intent of this Agreement.

     (c) In connection with such transfer and assignment, the Depositor does hereby deliver to the Trustee the following documents or instruments with respect to:

     1. Each Mortgage Loan (other than any Designated Loan) so transferred and assigned:

     (i) The Mortgage Note, endorsed without recourse in blank by the Seller, including all intervening endorsements showing a complete chain of endorsement from the originator to the Seller; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Seller or may show a complete chain of endorsement from the named payee to the Seller;

     (ii) Any assumption and modification agreement; and

     (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

     In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Depositor to the Trustee in accordance with
Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Depositor may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

     2. With respect to each Designated Loan, the Depositor does hereby deliver to the Trustee the Designated Loan Closing Documents.

     (d) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Depositor shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Depositor or the Seller on its behalf pursuant to the Asset Purchase Agreement of all such documents and instruments for all of the outstanding Mortgage Loans:

     (i) the Mortgage with evidence of recording indicated thereon;

     (ii) other than as to any Mortgage Loan identified on Exhibit M hereto, a copy of the title insurance policy; and

     (iii) with respect to any Mortgage that has been assigned to the Depositor, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Seller.

     Pending such delivery, the Servicer shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and (b) other than as to any Mortgage Loan identified on Exhibit M hereto, title insurance binders with respect to the Mortgage Loans. (The copies of the Mortgage, intervening assignments of Mortgage, if any, and title insurance binder, if any, described in the preceding sentence are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Servicer shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Servicer shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Servicer or the Trustee obtains actual notice or knowledge of a Trigger Event. In addition, when the Servicer or the Trustee obtains actual notice or knowledge of a Trigger Event it shall deliver to the Trustee copies of all title insurance policies for all of the outstanding Mortgage Loans. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

     In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Servicer, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

     (e) The Depositor shall not be required to record the assignments of the Mortgages referred to in Section 2.01(c)(1)(iii) unless the Depositor or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Depositor delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Depositor shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Depositor shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Depositor has or should have had knowledge thereof. As promptly as practicable subsequent to the Depositor's delivery or receipt of such written notice, as the case may be, the Depositor shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Depositor's expense, in the appropriate public office for real property records, except that the Depositor need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Depositor or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Depositor fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Depositor. In connection with the recording of any such assignment, the Depositor shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Depositor may record, or cause to be recorded, the assignments of Mortgages at the expense of the Depositor.

     Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and (iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Seller in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Seller hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Seller will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Seller in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

     Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to
Section 2.01 shall be void and the Trustee shall return it to the Seller.

     Section 2.03. Representations and Warranties of the Depositor; Mortgage Loan Repurchase. (a) The Depositor hereby represents and warrants to the Trustee that:

     (i) Immediately prior to the transfer and assignment herein contemplated, the Depositor had good title to, and was the sole owner of, each Mortgage Loan and, immediately prior to the transfer of each Mortgage Loan by the Seller to the Depositor, all action had been taken by the Seller to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances; and

     (ii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note, which may result from any action taken by the Depositor.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) and in Annex A to the Asset Purchase Agreement shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by any of the Depositor, the Seller or the Trustee of a breach of any of the foregoing representations and warranties or a breach of any representation or warranty of the Seller in the Asset Purchase Agreement with respect to any Mortgage Loan, in either case which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the others. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Depositor, if such representation and warranty was made by it in this Section 2.03, or the Seller, if such representation and warranty was made by it in the Asset Purchase Agreement, shall cure such breach in all material respects or shall purchase or repurchase, as the case may be, such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Depositor shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price, and any such repurchase by the Seller shall be accomplished in the manner set forth in the Asset Purchase Agreement, with the repurchase price credited to the Mortgage Loan Payment Record. It is understood and agreed that the obligation of the Depositor or the Seller, as the case may be, to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Seller to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed GECMSI as servicer hereunder, but shall continue as an obligation of GECMSI. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Seller contained in clause (viii) of Annex A to the Asset Purchase Agreement occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in-lending or similar statute, and the Trustee or Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such other statute, the Seller, pursuant to the Asset Purchase Agreement, shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Seller's obligations under the preceding sentence shall not impair or derogate from the Seller's obligations to the Trustee under Section 8.05.

     (b) If the Seller is required to repurchase any Mortgage Loan pursuant to
Section 2.02 or 2.03(a) or the Asset Purchase Agreement, as applicable, the Seller may, at its option, within the applicable time period specified in such respective Sections of this Agreement, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Seller in the Certificate Account pursuant to Section 2.02 or the Asset Purchase Agreement, as applicable), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Seller, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Seller, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

     The Servicer shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Depositor and the Seller shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Annex A to the Asset Purchase Agreement as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in
Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

     (c) If a Mortgagor has failed to make unexcused payments in full of a total of two consecutive installments of principal and interest on a Hurricane-Area Mortgage Loan (as defined below) within six months after the Cut-off Date and the Servicer has reason to believe that such failure is attributable to the physical property subject to the related Mortgaged Property not having been free of material damage and in good repair as of the Closing Date as a result of damage caused by the floods described in the next succeeding sentence, then the Servicer shall promptly endeavor to ascertain, by means of an inspection of the Mortgaged Property or such other means as it deems appropriate, whether there has been a breach of the representation and warranty of the Seller set forth in clause (x) of Annex A to the Asset Purchase Agreement. As used herein, "Hurricane-Area Mortgage Loan" means a Mortgage Loan with respect to which the related Mortgaged Property is located in one of the counties identified by the Federal Emergency Management Agency as having experienced direct damage as a result of the hurricane and storm activity affecting certain East Coast states during September 1999.

     Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

     Section 2.05. The REMICs. (a) For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Certificates, other than the Class R1 Certificate, shall be issued by the Upper Tier REMIC, and the Class R1 Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class R1 Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class R1 Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates in the manner set forth in the following table.


                             Corresponding Class of
                                 Certificates(1)

                                                                                Allocation
                            --------------------------                              of
                                                           Lower Tier           Principal
    Lower Tier                   Initial Lower              Interest                               Allocation of
      Interest                    Tier Balance                Rate                                   Interest
---------------------
       A1                         $137,500,000.00              (2)                  A1                 (3)
---------------------
       A2                           44,000,000.00              (2)                  A2                 (3)
---------------------
       A3                           83,000,000.00              (2)                  A3                 (3)
---------------------
       A4                           52,000,000.00              (2)                  A4                 (3)
---------------------
       A5                           23,441,000.00              (2)                  A5                 (3)
---------------------
       A6                           37,771,000.00              (2)                  A6                 (3)
---------------------
       M                            13,025,000.00              (2)                   M                 (3)
---------------------
       B1                           11,939,000.00              (2)                  B1                 (3)
---------------------
       B2                           10,420,000.00              (2)                  B2                 (3)
---------------------
       B3                            6,946,000.00              (2)                  B3                 (3)
---------------------
       B4                            4,993,000.00              (2)                  B4                 (3)
---------------------
       B5                            9,117,613.29              (2)                  B5                 (3)
---------------------
       R2                                  500.00              (4)                  R2                 (3)
---------------------

--------------------------

(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates on any Distribution Date shall be 100%.

(2) Each of Lower Tier Interests A1, A2, A3, A4, A5, A6, M, B1, B2, B3, B4 and B5 shall bear interest at a rate equal to the Weighted Average Net Mortgage Rate.

(3) For each Interest Accrual Period, the interest accrued on each of Lower Tier Interests A1, A2, A3, A4, A5, A6, M, B1, B2, B3, B4, B5 and R2 will be allocated as follows: (i) an amount equal to the Accrued Certificate Interest, if any, for such Interest Accrual Period for the Class of Certificates having an identical alphabetical and numerical designation shall be allocable to such Class, and (ii) an amount equal to the excess of the interest accrued on such Lower Tier Interest over the amount allocated in clause (i) above shall be allocated to the Class S Certificates.

(4) Lower Tier Interest R2 shall bear interest at a rate equal to the product of (x) 2 and (y) the Weighted Average Net Mortgage Rate.

     (b) The Lower Tier Interests shall be issued as non-certificated interests. The Class R1 Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in Section 5.01 hereof.

     (c) For purposes of further identifying the terms of the Lower Tier Interests, distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section
4.01 on the Corresponding Classes of Certificates, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section 4.03 on the Corresponding Classes of Certificates.

     (d) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class R1 Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to
Section 2.05(c) have been so applied. Any distributions pursuant to this clause
(d) shall not reduce the Certificate Principal Balance of the Class R1 Certificate.

     Section 2.06. Designations under the REMIC Provisions. (a) The Depositor hereby designates the Lower Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class R1 Certificate as the single class of "residual interest," in the Lower Tier REMIC for purposes of the REMIC Provisions.

     (b) The Depositor hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interest," and the Class R2 Certificate as the single class of "residual interest," in the Upper Tier REMIC for purposes of the REMIC Provisions.

     (c) The Closing Date will be the "Startup Day" for each of the Upper Tier REMIC and Lower Tier REMIC for purposes of the REMIC Provisions.

     (d) The "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions shall be (i) the Servicer, if the Servicer is the owner of a Class R2 Certificate, or (ii) in any other case, the beneficial owner of the Class R2 Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R2 Certificate, by its acceptance thereof irrevocably appoints the Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions.

     The "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions shall be (i) the Servicer, if the Servicer is the owner of a Class R1 Certificate, or (ii) in any other case, the beneficial owner of the Class R1 Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R1 Certificate, by its acceptance thereof irrevocably appoints the Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions.

     (e) The "latest possible maturity date" of the regular interests in the Upper Tier REMIC and Lower Tier REMIC is the Latest Maturity Date for purposes of section 860G(a)(1) of the Code.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01. GECMSI to Act as Servicer. (a) It is intended that each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall constitute, and that the affairs of the REMICs shall be conducted so as to qualify each of the Upper Tier REMIC and the Lower Tier REMIC as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder and the respective Holders of the Residual Certificates and that in such capacity it shall:

     (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form
1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

     (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Servicer shall act as the representative of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

     (iii) make or cause to be made an election, on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with
Section 2.06 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

     (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions and the Code, including without limitation, the calculation of any original issue discount using the Prepayment Assumption;

     (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

     (vi) use its best reasonable efforts to conduct the affairs of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

     (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the Upper Tier REMIC or the Lower Tier REMIC or that would subject the Trust Fund to tax;

     (viii) exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class R1 Certificate, and (B) in the Lower Tier REMIC within the meaning of Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class R1 Certificate;

     (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC;

     (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

     (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

     (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

     (xiii) maintain such records relating to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     The Servicer shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Servicer in the performance of its obligations hereunder. With respect to any reimbursement of prohibited transaction taxes, the Servicer shall inform the Trustee of the circumstances under which such taxes were incurred.

     (b) The Servicer shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Servicer in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Servicer may execute an instrument of assignment in customary form to the Servicer in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Servicer whereupon the Servicer may cancel the related Mortgage Note. Upon request by the Servicer after the execution and delivery of this Agreement, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer shall service and administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable home equity mortgage loans that it services for itself or others, and that are generally accepted industry practice. The Servicer shall follow its customary standards, policies and procedures in performing its duties as servicer. The Servicer shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of Section 3.02(a) and in Section 3.07. The Servicer shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release. The Servicer shall not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property, except in the case of the refinancing of an existing first mortgage loan on a Mortgaged Property and only if all Loan Conditions have been satisfied (any such lien, a "Permitted Senior Lien").

     In the event that foreclosure proceedings are commenced with respect to any Mortgage Loan with respect to which the Servicer or any Primary Servicer has consented to the placing of a subsequent senior lien and such senior lien is not a Permitted Senior Lien, the Servicer shall repurchase such Mortgage Loan on the Deposit Date for the next Distribution Date following the related Collection Period during which such foreclosure proceedings were commenced. Such repurchase shall be accomplished in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase the Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02. For purposes of this Agreement, any such purchase shall be deemed to be a prepayment of such Mortgage Loan. It is understood and agreed that the obligation of the Servicer to purchase any Mortgage Loan (or property acquired in respect thereof or insurance policy or insurance proceeds with respect thereto) pursuant to the second immediately preceding sentence shall constitute the sole remedy against it respecting such breach available to the Certificateholders or the Trustee and such obligation shall survive any resignation or termination of the Servicer under this Agreement.

     (c) The relationship of the Servicer (and of any successor to the Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (d) All costs incurred by the Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Servicer to the extent permitted by Section 3.04. The Servicer shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

     (e) If the Servicer enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Servicer shall perform master servicing with respect thereto, the Servicer shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of
Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Servicer shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Servicer and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Servicer has been removed as the servicer hereunder pursuant to Section 6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to
Section 7.02 shall succeed to all of the Servicer's rights and interests (but not to any obligations or liabilities of the Servicer arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

     Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable:

     (A) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid for a period extending up to two years after the date such schedule is arranged, provided that any such arrangement shall not affect the amount or timing of the Servicer's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan;

     (B) enter into a Balance Reduction with respect to a Mortgage Loan, provided that (1) the amount by which the Principal Balance of such Mortgage Loan is reduced may not exceed the lesser of (x) 10% of such Principal Balance and (y) the amount by which such Principal Balance exceeds the value of the related Mortgaged Property as set forth in a broker's price opinion (which shall be obtained by the Servicer within 45 calendar days prior to the Servicer Modification), and (2) giving effect to such Balance Reduction, the aggregate amount of all reductions in Principal Balance as a result of all Balance Reductions in the Mortgage Pool since the Closing Date does not exceed 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date;

     (C) enter into a Term Extension with respect to a Mortgage Loan, provided that (1) the scheduled maturity date of such Mortgage Loan may not be extended beyond the latest scheduled maturity date of any other Mortgage Loan in the Mortgage Pool and (2) giving effect to such Term Extension, the aggregate Principal Balance (determined as of the date of their respective Term Extensions) of all Mortgage Loans that have been the subject of Term Extensions since the Closing Date does not exceed 5% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; or

     (D) enter into a simultaneous Balance Reduction and Term Extension subject to the limitations set forth in the preceding clauses (B) and (C);

provided, however, that the Servicer may not enter into a Servicer Modification more than once with respect to any Mortgage Loan. In connection with a Term Extension, the Servicer may agree, but shall not be required, to convert (i) a Balloon Mortgage Loan to a Mortgage Loan providing for equal Monthly Payments through the revised scheduled maturity date or (ii) a Mortgage Loan providing for equal Monthly Payments through the original scheduled maturity date to a Balloon Mortgage Loan. In the case of any Servicer Modification, a new amortization schedule shall be created based on (i) the remaining Principal Balance of the Mortgage Loan (giving effect to any Balance Reduction, if applicable), (ii) the Mortgage Rate and (iii) the new remaining term of the Mortgage Loan and, if such Mortgage Loan will be a Balloon Mortgage Loan following such Servicer Modification, a shorter remaining term that leaves a final Monthly Payment that is disproportionately large in comparison to other Monthly Payments due at maturity). Servicer Modifications shall not be given retroactive effect. The Servicer shall advance the cost of the broker's price opinion described in clause (B) above, unless the Servicer in its reasonable judgment determines that such advance will not be recoverable. The Servicer shall be entitled to be reimbursed pursuant to Section 3.04 for any advance of the cost of a broker's price opinion described in clause (B) above.

     (b) The Servicer shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Servicer for the account of the Holders of the Certificates:

     (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans before, and all Principal Prepayments received before, the Cut-off Date, (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

     (ii) All payments (other than (A) those due and payable before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

     (iii) All Liquidation Proceeds received by the Servicer with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Servicer pursuant to Sections 2.02, 2.03 and 3.16 (including any amounts received in respect of a substitution of a Mortgage Loan);

     (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.06) received by the Servicer for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Servicer; and

     (v) All REO Proceeds; and

     (vi) All Unanticipated Recoveries.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees, late charge penalties or Prepayment Premiums payable by Mortgagors, or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

     (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection (d) of this Section 3.02, the Servicer may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Servicer realizes any net loss on any such investments, the Servicer shall deposit in the Certificate Account an amount equal to such net loss at the time the Servicer is required to deposit amounts in the Certificate Account pursuant to subsection (d) of this section
3.02. Any such deposit shall not increase the Servicer's obligation under said subsection (d).

     (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Servicer shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the sum of Available Funds for such Distribution Date and any Unanticipated Recoveries received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Servicer written notice thereof.

     (e) If the Servicer or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by Moody's of GECC's short-term senior unsecured debt rating below P1, notwithstanding subsection (c) above, the Servicer shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Servicer and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Servicer delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Servicer in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of Bank One, National Association, in its individual capacity and not in its capacity as Trustee, or represents an interest in its Corporate Trust Short Term Investment Fund, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Servicer has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Servicer shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Servicer shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Servicer, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Servicer has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

     Section 3.03. [Omitted].

     Section 3.04. Permitted Debits to the Mortgage Loan Payment Record. The Servicer (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

     (i) To reimburse the Servicer or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Servicer or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

     (ii) To reimburse the Servicer or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

     (iii) To reimburse the Servicer to the extent permitted by Sections 3.01(a), 3.02(a) and 6.04;

     (iv) To pay to the Servicer amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Servicer to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Servicer;

     (v) To reimburse the Servicer (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan, including an REO Mortgage Loan or Liquidated Mortgage Loan, to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation Proceeds in respect of such Mortgage Loan;

     (vi) To reimburse the Servicer from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Servicer, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

     (vii) To reimburse the Servicer for any Nonrecoverable Advance;

     (viii) To make transfers of funds to the Certificate Account pursuant to
Section 3.02(d); and

     (ix) To deduct amounts credited to the Mortgage Loan Payment Record in error.

     The Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and
(vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Servicer for a period longer than the five most recent fiscal years.

     Section 3.05. [Omitted].

     Section 3.06. Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time (and, in the case of a Second Mortgage Loan, on the related first mortgage loan), whichever is less. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure. To the extent provided in Section 3.02(b)(iv), amounts collected by the Servicer under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Servicer pursuant to
Section 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that if the Servicer is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Servicer is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Servicer shall apply its then current underwriting standards to such Person. The Servicer shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable hazard insurance policy. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

     (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02 and no Servicer Modification may be effected to the satisfaction of the Servicer. In connection with such foreclosure or other conversion the Servicer shall follow such practices and procedures (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) as it shall deem necessary or advisable and as shall be normal and usual in its general home equity mortgage loan servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine
(i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Servicer shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

     Notwithstanding anything to the contrary contained herein, the Servicer shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Servicer may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Servicer shall be liable to the Trust Fund or the Certificateholders if, based on the Servicer's belief that such contamination or effect exists, the Servicer does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Servicer shall be liable to the Trust Fund or the Certificateholders if, based on the Servicer's belief that no such contamination or effect exists, the Servicer forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule, if any, in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note (in the case of a Simple Interest Mortgage Loan, assuming payments are made on the related Due Date). REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case the period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Liquidation Expenses and to reimburse the Servicer, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date in the Collection Period relating to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

     (e) Notwithstanding anything to the contrary contained herein, the Servicer shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates or (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in
Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Servicer shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of each Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Servicer to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of each Prohibited Transaction Exemption) of any Person with which the Servicer has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Servicer agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Servicer shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Servicer with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Servicer may request in order to prepare the instructions described in the preceding sentence.

     In addition, subject to the provisions of the preceding paragraph, the Servicer shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

     Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section
3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Servicer; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan or the effectuation of any Servicer Modification, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings or the effectuation of such Servicer Modification. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Servicer.

     Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Servicer. (a) As compensation for its activities and obligations hereunder, the Servicer shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Servicer on any Distribution Date shall be reduced as provided in Section 4.08. Additional servicing compensation in the form of Prepayment Interest Excess, Net Simple Interest Excess, Prepayment Premiums, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Servicer or otherwise shall be retained by the Servicer, subject to Section 3.10(b), if applicable. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.04 and 3.08.

     (b) The Servicer may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Servicer.

     Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in Section 3.04.

     Section 3.12. Annual Statement as to Compliance. The Servicer will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 2000, an Officer's Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, (i) the Servicer has fulfilled all its material obligations under this Agreement throughout such year, and (ii) no Trigger Event has occurred or, if there has been a default in the fulfillment of any such obligation or Trigger Event, specifying each such default or Trigger Event known to such Officer and the nature and status thereof.

     Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 2000, the Servicer shall:

     (a) furnish to a firm of independent public accountants (which may also render other services to the Servicer) a statement substantially to the effect that the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Servicer's home equity loan servicing portfolio or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

     (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Servicer's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Servicer's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Servicer has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Servicer's statement delivered pursuant to Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

     Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Servicer shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.14 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

     Section 3.15. Maintenance of Certain Servicing Policies. The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

     Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Servicer shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

                                   ARTICLE IV

                             PAYMENTS AND STATEMENTS

     Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Interest Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Interest Funds:

     (i) to the Class S Certificates and each Class of Senior Certificates other than the Class R1 and Class R2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date), any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

     (ii) to the Class S Certificates and each Class of Senior Certificates other than the Class R1 and Class R2 Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

     (iii) to the Class M Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution
Date);

     (iv) to the Class M Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

     (v) to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution
Date);

     (vi) to the Class B1 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

     (vii) to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date);

     (viii) to the Class B2 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

     (ix) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution
Date);

     (x) to the Class B3 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

     (xi) to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution
Date);

     (xii) to the Class B4 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

     (xiii) to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date); and

     (xiv) to the Class B5 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date.

     (b) On each Distribution Date, the Trustee shall withdraw the Available Principal Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date as follows:

     (i) the Senior Principal Distribution Amount for such Distribution Date shall be distributed to the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1 and Class R2 Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently, as follows:

     (a) to the Class A6 Certificates, the Class A6 Principal Distribution Amount, if any, for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (b) to the Class A1, Class A2, Class A3, Class A4, Class A5, Class R1 and Class R2 Certificates, an amount equal to the Senior Principal Distribution Amount for such Distribution Date less the Class A7 Principal Distribution Amount, if any, for such date, in the following order of priority:

     (1) concurrently, to the Class R1 and Class R2 Certificates, in proportion to their respective Class Certificate Principal Balances, until the Class Certificate Principal Balances thereof have been reduced to zero;

     (2) to the Class A1 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

     (3) to the Class A2 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

     (4) to the Class A3 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

     (5) to the Class A4 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (6) to the Class A5 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

     (ii) to each Class of Junior Certificates, in reduction of the Class Certificate Principal Balance thereof, each such Class's Allocable Share of the Junior Principal Distribution Amount on such Distribution Date.

     (c) On each Distribution Date, the Trustee shall distribute to the holder of the Class R2 Certificate any remaining amounts in the Upper Tier REMIC for such Distribution Date after application of all amounts described in clauses (a) and (b) of this Section 4.01, together with any Unanticipated Recoveries received by the Servicer in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to outstanding Certificates of any other Class pursuant to Section 4.01(f). Any distributions pursuant to this clause (c) shall not reduce the Class Certificate Principal Balance of the Class R2 Certificate.

     (d) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates pursuant to Section 4.01(b)(i) for such Distribution Date and each succeeding Distribution Date shall be allocated among the Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities set forth in Section 4.01(b)(i).

     (e) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Principal Distribution Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clause (ii) of Section 4.01(b) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

     (f) In the event that in any calendar month the Servicer recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (f). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with this Section 4.01(f). Any distributions made pursuant to this Section 4.01(f) shall not reduce the Class Certificate Principal Balance of the related Certificate.

     For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be based on such Class's pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the principal portion of the Realized Loss previously allocated with respect to such Mortgage Loan.

     Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) shall be allocated as follows:

     first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

     second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

     third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

     fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

     fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

     sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

     seventh, to the Classes of Senior Certificates, pro rata, in accordance with their Class Certificate Principal Balances.

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss shall be allocated to each Class of Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof.

     (d) Any Realized Losses allocated to a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance of the related Certificates on the related Distribution Date in accordance with Section 4.03(e).

     (e) Realized Losses allocated in accordance with this Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

     (f) On each Distribution Date, the Servicer shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

     (h) Any allocation of a Realized Loss to a Class of Certificates, or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower Tier Interests and, in the case of the principal portion of any such Realized Loss and any such Subordinate Certificate Writedown Amount, a corresponding reduction in the related Lower Tier Balance thereof.

     Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Servicer shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Servicer shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date pursuant to Section 3.16. If the Servicer so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Sections 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Servicer shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Servicer of such a Mortgage Loan, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Mortgage Loan released pursuant hereto.

     (b) In the event that the Servicer transfer or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Servicer shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, and if the Servicer has failed to make any required Monthly Advance such that an Event of Default as described in Section 7.01(v) has occurred, the Trustee shall terminate all of the rights and obligations of the Servicer as servicer hereunder and, in its capacity as successor servicer pursuant to Section 7.02, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

     (c) In the event that the Servicer is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by
Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

     Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Servicer shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

     (i) The amount of such distribution to the Certificateholders of each Class allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02, 2.03(b) and 3.16, respectively, or corresponding provisions of the Asset Purchase Agreement, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution Date);

     (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest;

     (iii) The amount of servicing compensation paid to the Servicer during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

     (iv) The Pool Principal Balance and the aggregate number of the Mortgage Loans as of the end of the related Collection Period after giving effect to all distributions allocable to principal made on such Distribution Date;

     (v) The Class Certificate Principal Balance of each Class and the Certificate Principal Balance of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal made on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

     (vi) The Pay-out Rate applicable to each Class of Certificates;

     (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

     (viii) The aggregate Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) one payment delinquent, (y) two payments delinquent and (z) three or more payments delinquent, and (b) in foreclosure;

     (ix) The Principal Balance of any Mortgage Loan replaced pursuant to
Section 2.03(b);

     (x) The Certificate Interest Rate of the Class S, Class M and Class B Certificates applicable to the Interest Accrual Period relating to such Distribution Date;

     (xi) The Senior Percentage, the Class A6 Percentage, the Class A6 Distribution Percentage and Junior Percentage for such Distribution Date;

     (xii) The Available Interest Funds and Available Principal Funds for such Distribution Date;

     (xiii) The Senior Prepayment Percentage and Junior Prepayment Percentage for such Distribution Date;

     (xiv) The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated Recoveries; and

     (xv) The number and Principal Balance of any Mortgage Loans as to which Balance Reductions or Term Extensions have occurred, stated separately for each type of Servicer Modification and both in respect of the month preceding the month of distribution and on a cumulative basis (as to Outstanding Mortgage Loans) since the Closing Date.

     In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

     In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Depositor shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Depositor's obligations hereunder, the Depositor hereby instructs the Trustee, at the Depositor's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates, (ii) all certificates furnished to the Trustee pursuant to Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Depositor, which may be accompanied by a legend to the effect that the information contained in the Private Placement Memorandum and any amendment or supplement thereto is current only as of its date and the delivery thereof does not create an implication that such information is correct as of any subsequent date of delivery (it being understood that the Depositor has no obligation hereunder to update or supplement the Private Placement Memorandum unless otherwise required pursuant to Rule 144A(d)(4)) (which copy and legend shall be furnished to the Trustee by the Depositor), and (vi) the Depositor's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Depositor with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Depositor shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

     Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Servicer shall deliver to the Trustee a completed Servicer's Certificate.

     Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Servicer on behalf of the Trustee) shall, in each year beginning after 1999, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before January 31st of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

     Section 4.08. Reduction of Servicing Compensation; Simple Interest Shortfall Payments. (a) The aggregate amount of the Servicing Fees subject to retention by the Servicer as servicer in respect of any Distribution Date shall be reduced (but not below zero), first, by the amount of any Compensating Interest Payment for such Distribution Date, and second, by the amount of any Simple Interest Shortfall Payment for such Distribution Date.

     (b) Not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, the Servicer shall deposit into the Certificate Account as part of the Available Funds to be deposited on such date pursuant to Section 3.02(d) the sum of (i) the Compensating Interest Payment, if any, with respect to such Distribution Date and (ii) the amount, if any, by which the Simple Interest Shortfall Payment for such date exceeds the amount paid by the Servicer pursuant to clause second of Section 4.08(a); provided, however, that the amount deposited pursuant to clause (ii) above shall not exceed the aggregate amount of any Net Simple Interest Excess paid to the Servicer on previous Distribution Dates and not previously deposited into the Certificate Account pursuant to this
Section 4.08(b).

                                   ARTICLE V

                                THE CERTIFICATES

     Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Depositor as provided in Article II.

     (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $434,153,613.29. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


                                      Initial
                                       Class
                                    Certificate                   Certificate
                                     Principal                     Interest                   Minimum
Designation                           Balance                         Rate                 Denominations
-----------                           -------                         ----                 -------------

Class A1                          $137,500,000.00                   6.870%                        25,000
Class A2                            44,000,000.00                   6.995                        100,000
Class A3                            83,000,000.00                   7.110                        100,000
Class A4                            52,000,000.00                   7.460                        100,000
Class A5                            23,441,000.00                    (1)                         100,000
Class A6                            37,771,000.00                   7.450                        100,000
Class M                             13,025,000.00                    (1)                         100,000
Class B1                            11,939,000.00                    (1)                         100,000
Class B2                            10,420,000.00                    (1)                         100,000
Class B3                             6,946,000.00                    (1)                         500,000
Class B4                             4,993,000.00                    (1)                         500,000
Class B5                             9,117,613.29                    (1)                         500,000
Class S                                     (2)                      (2)                              (3)
Class R1                                   500.00                   0.00                             500
Class R2                                   500.00                   0.00                             500
-------------------------

(1) The Certificate Interest Rate of each of the Class A5, Class M and Class B Certificates is as set forth in the definition of "Certificate Interest Rate."

(2) The Class S Certificates are issued with an initial Notional Principal Balance of $[[ ]] and shall bear interest at the Strip Rate.

(3) The Class S Certificates will be issued in minimum denominations of Notional Principal Balance of $[[ ]].


     (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificates shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in
Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of a Class of Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). Each Class of Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

     (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

     (e) The Strip Rate for each Interest Accrual Period shall be determined by the Servicer and included in the Servicer's Certificate for the related Distribution Date.

     Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Depositor.

     (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that
(i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Depositor that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Depositor may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Depositor agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Depositor, the cost to the Depositor of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Depositor shall in no event be excused from furnishing such information.

     The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

     No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a Restricted Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Depositor against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Depositor shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Depositor or upon any subsequent transfer of a Class S Certificate by the Depositor, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Depositor and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

     (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Depositor and the Trustee) from such transferee to the effect that such transferee is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or
(B) an opinion of counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

     (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Depositor.

     (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

     (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

     (f) If (x)(i) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to Bank One, National Association, acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Certificate Registrar of request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06. Representation of Certain Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Depositor that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     Section 6.01. Liability of the Depositor and Servicer. The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

     Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Depositor or the Servicer. Any corporation into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor or the Servicer shall be a party, or any corporation succeeding to the business of the Depositor or the Servicer, or (in the case of the Depositor and, so long as GECMSI is the Servicer, GECMSI) any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Depositor or the Servicer or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Depositor or the Servicer hereunder, shall be the successor of the Depositor or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.03. Assignment. The Servicer may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by GECMSI as Servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Servicer will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

     Section 6.04. Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of the directors or officers or employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Depositor or the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Depositor or the Servicer or by reason of reckless disregard of obligations and duties of the Depositor or the Servicer hereunder. The Depositor and the Servicer and any director or officer or employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and the Servicer and any director or officer or employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Servicer shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

     Section 6.05. The Servicer Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

     Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

     (i) Any failure by the Servicer to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

     (ii) Failure on the part of the Depositor or the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Depositor or the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure (stating that such notice is a "notice of default" hereunder), requiring the same to be remedied, shall have been given to the Depositor or the Servicer by the Trustee, or to the Depositor or the Servicer and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

     (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or the Servicer, or for the winding up or liquidation of the affairs of the Depositor or the Servicer, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (iv) The consent by the Depositor or the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or the Servicer or of or relating to substantially all of its property, as applicable; or the Depositor or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, as applicable; or

     (v) Any failure on the part of the Servicer to deposit into the Certificate Account any Monthly Advance required to be made pursuant to this Agreement by 12:00 noon New York time on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Depositor or the Servicer, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Servicer in the Certificate Account or are thereafter received by the Servicer with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Servicer under this Agreement, the Servicer shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Servicer hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

     Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Servicer pursuant to Sections 2.02 and 2.03(a), and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Servicer's failure to cooperate with the Trustee as required by Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee may delegate any obligation in its capacity as successor to the Servicer as servicer to an agent or an affiliate.

     (b) Any successor, including the Trustee, to the Servicer as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.15.

     Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. If the Trustee is acting as successor to the Servicer in its capacity as servicer, the Trustee shall use the same degree of care and skill in such capacity as the Servicer is required to use pursuant to this Agreement.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the computations and opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

     (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

     (iv) The Trustee shall not be charged with knowledge of (A) any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Servicer to comply with the obligations of the Servicer to record the assignments of Mortgages referred to in Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Servicer or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

     Subject to any obligation of the Trustee as successor servicer hereunder to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. Nothing in this Agreement shall be construed to impose any obligation of the Servicer in its capacity as seller upon the Trustee.

     Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

     (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (ii) The Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

     (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Servicer.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Servicer, GECC and their respective affiliates with the same rights as it would have if it were not Trustee.

     Section 8.05. The Seller to Pay Trustee's Fees and Expenses. The Seller covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Seller will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Seller covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Servicer debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

     Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a national banking association or corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of either the Depositor or the Servicer. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the conditions in any of the following clauses (i), (ii) or (iii) shall occur at any time, the Servicer may remove the Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Servicer; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Servicer to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor, the Servicer and the Trustee may consider necessary or desirable. If the Depositor or the Servicer shall not have joined in such appointment within 15 days after the receipt by each of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

     (iii) The Depositor, the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each of the Depositor and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent each of the Upper Tier REMIC and the Lower Tier REMIC from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or such REMICs. The Trustee, upon request, will furnish the Servicer with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund, and shall, upon request, execute such returns.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination upon Repurchase by the Servicer or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Servicer of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Servicer of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Servicer to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Servicer of its right of repurchase, the Servicer shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Servicer the Mortgage Files for the repurchased Mortgage Loans.

     On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section 4.01 or Section 2.05(d), as the case may be. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

     Section 9.02. Additional Termination Requirements. (a) In the event the Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund and each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of either of the Upper Tier REMIC or the Lower Tier REMIC as defined in section 860F of the Code, or (ii) cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

     (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Servicer shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for either the Upper Tier REMIC or the Lower Tier REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

     (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash in accordance with Section 9.01.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

     (c) On the final federal income tax return for each of the Upper Tier REMIC and the Lower Tier REMIC, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01. Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Depositor or the Servicer, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Depositor and the Servicer may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Depositor and the Servicer) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of Holders of Certificates evidencing
(i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Depositor, to GE Capital Mortgage Funding Corporation, 3 Executive Campus, Suite W602, Cherry Hill, New Jersey 08002, Attention: Corporate Secretary, (b) in the case of the Servicer, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (c) in the case of the Trustee, to Bank One, National Association, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention:
Corporate Trust Services, (d) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (e) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring Group, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 10.06. Notices to the Rating Agencies. The Servicer shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Trigger Event; change in or termination of the Trustee; removal of the Servicer or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Servicer shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to
Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

     Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                                      * * *

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                  GE CAPITAL MORTGAGE FUNDING CORPORATION



                                  By:
                                       Name:
                                       Title:
[SEAL]

Attest:


By:
     Name:
     Title:
                                  GE CAPITAL MORTGAGE SERVICES, INC.



                                  By:
                                       Name:
                                       Title:
[SEAL]

Attest:


By:
     Name:
     Title:
                         BANK ONE, NATIONAL ASSOCIATION,
                                                         as Trustee



                                                     By:
                                                          Name:
                                                          Title:
[SEAL]

Attest:


By:
     Name:
     Title:

State of New Jersey        )
                           )        ss. :
County of Camden           )


     On the day of September, 1999 before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ________________ __________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Funding Corporation, a corporation formed under the laws of the State of Delaware, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                  Notary Public





[Notarial Seal]

State of New Jersey        )
                           )        ss. :
County of Camden           )


     On the day of September, 1999 before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ________________ __________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                  Notary Public





[Notarial Seal]

The State of Illinois        )
                             )      ss.  :
County of Cook               )


     On the day of September, 1999 before me, a notary public in and for the State of Illinois, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _______________ _______________________; that he/she is a(n) _________
_________________________ of Bank One, National Association, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                                  Notary Public





[Notarial Seal]

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                                  loans sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION



                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                          Initial Class A1 Certificate
                                                Principal Balance:
Class A1                                        $137,500,000

Certificate Interest                            Initial Certificate Principal
Rate per annum: 6.870%                          Balance of this Certificate:
                                                $

Cut-off Date:
September 1, 1999

First Distribution Date:                        CUSIP: 36157DAA4
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and GECMSI and the rights of the Certificateholders under the Agreement at any time by the Company, GECMSI and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, GECMSI or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee, GECMSI or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by GECMSI of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of GECMSI to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. GECMSI's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                          BANK ONE, NATIONAL ASSOCIATION, not in
                                          its individual capacity but
                                          solely as Trustee



(SEAL)
                                          By:__________________________
                                          Name:
                                          Title:



Countersigned:


By__________________________
Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trustee

Dated:______________________

                            ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
               (Please print or typewrite name and address
                  including postal zip code of assignee)


________________________________________________________________________________

this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:___________________




_____________________________________
Signature by or on behalf of assignor




_________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                                  loans sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION



                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class A2 Certificate
                                            Principal Balance:
Class A2                                    $44,000,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: 6.995%                      Balance of this Certificate:
                                            $

Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAB2
October 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                                  loans sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION



                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class A3 Certificate
                                            Principal Balance:
Class A3                                    $83,000,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: 7.110%                      Balance of this Certificate:
                                            $

Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAC0
October 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                                  loans sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION



                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class A4 Certificate
                                            Principal Balance:
Class A4                                    $52,000,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: 7.460%                      Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAD8
October 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                                  loans sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION



                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class A5 Certificate
                                            Principal Balance:
Class A5                                    $23,441,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAE6
October 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                                  loans sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION



                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class A6 Certificate
                                            Principal Balance:
Class A6                                    $37,771,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: 7.450%                      Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAF3
October 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R1 CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class R1 Certificate
                                            Principal Balance:
Class R1                                    $500

Certificate Interest                        Initial Certificate
Principal Rate per annum:                   Balance of this Certificate:
non-interest bearing                        $

Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP:36157DAK2
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and GECMSI and the rights of the Certificateholders under the Agreement at any time by the Company, GECMSI and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, GECMSI or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee, GECMSI or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by GECMSI of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of GECMSI to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. GECMSI's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                          BANK ONE, NATIONAL ASSOCIATION, not in
                                          its individual capacity but
                                          solely as Trustee



(SEAL)
                                          By:__________________________
                                          Name:
                                          Title:



Countersigned:


By__________________________
Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trustee

Dated:______________________

                            ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
               (Please print or typewrite name and address
                  including postal zip code of assignee)


________________________________________________________________________________

this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:___________________




_____________________________________
Signature by or on behalf of assignor




_________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R2 CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class R2 Certificate
                                            Principal Balance:
Class R2                                    $500

Certificate Interest                        Initial Certificate Principal
Rate per annum:                             Balance of this Certificate:
non-interest bearing                        $

Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP:36157DAL0
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE OUTSTANDING NON-DISCOUNT MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                        Initial Class S Notional
                                              Principal Balance:
Class S                                       $434,153,613.29

Certificate Interest                          Initial Notional Principal
Rate per annum: variable                      Balance of this Certificate:
                                              $


Cut-off Date:
September 1, 1999

First Distribution Date:
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and GECMSI and the rights of the Certificateholders under the Agreement at any time by the Company, GECMSI and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, GECMSI or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee, GECMSI or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by GECMSI of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of GECMSI to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. GECMSI's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                          BANK ONE, NATIONAL ASSOCIATION, not in
                                          its individual capacity but
                                          solely as Trustee



(SEAL)
                                          By:__________________________
                                          Name:
                                          Title:



Countersigned:


By__________________________
Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trustee

Dated:______________________

                            ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
               (Please print or typewrite name and address
                  including postal zip code of assignee)


________________________________________________________________________________

this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:___________________




_____________________________________
Signature by or on behalf of assignor




_________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class M Certificate
                                            Principal Balance:
Class M                                     $13,025,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAG1
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and GECMSI and the rights of the Certificateholders under the Agreement at any time by the Company, GECMSI and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, GECMSI or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee, GECMSI or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by GECMSI of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of GECMSI to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. GECMSI's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                          BANK ONE, NATIONAL ASSOCIATION, not in
                                          its individual capacity but
                                          solely as Trustee



(SEAL)
                                          By:__________________________
                                          Name:
                                          Title:



Countersigned:


By__________________________
Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trustee

Dated:______________________

                            ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
               (Please print or typewrite name and address
                  including postal zip code of assignee)


________________________________________________________________________________

this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:___________________




_____________________________________
Signature by or on behalf of assignor




_________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class B1 Certificate
                                            Principal Balance:
Class B1                                    $11,939,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAH9
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class B2 Certificate
                                            Principal Balance:
Class B2                                    $10,420,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:                    CUSIP: 36157DAJ5
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class B3 Certificate
                                            Principal Balance:
Class B3                                    $6,946,000.00

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:
October 25, 1999

THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, issued in fifteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and GECMSI and the rights of the Certificateholders under the Agreement at any time by the Company, GECMSI and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, GECMSI or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee, GECMSI or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by GECMSI of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of GECMSI to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. GECMSI's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                          BANK ONE, NATIONAL ASSOCIATION, not in
                                          its individual capacity but
                                          solely as Trustee



(SEAL)
                                          By:__________________________
                                          Name:
                                          Title:



Countersigned:


By__________________________
Authorized Signatory of
BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Trustee

Dated:______________________

                            ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
               (Please print or typewrite name and address
                  including postal zip code of assignee)


________________________________________________________________________________

this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:___________________




_____________________________________
Signature by or on behalf of assignor




_________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

     In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

                                            |_| (a) This Certificate is being
                                    transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                            |_| (b) This Certificate is being
                                    transferred by the undersigned to an
                                    institutional "accredited investor" (as
                                    defined in Rule 501(a)(1), (2), (3) or (7)
                                    of Regulation D under the Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
---------------------------
(Signature)

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
---------------------------
(Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or
(y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
---------------------------
(Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class B4 Certificate
                                            Principal Balance:
Class B4                                    $4,993,000.00

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:
October 25, 1999

         THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

        REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE3


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                                     sold by

                     GE CAPITAL MORTGAGE FUNDING CORPORATION

                                 and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class B5 Certificate
                                            Principal Balance:
Class B5                                    $9,117,613.29

Certificate Interest                        Initial Certificate Principal
Rate per annum: Variable                    Balance of this Certificate:
                                            $


Cut-off Date:
September 1, 1999

First Distribution Date:
October 25, 1999

         THIS CERTIFIES THAT


is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold by GE Capital Mortgage Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and serviced by GE Capital Mortgage Services, Inc. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Company, GE Capital Mortgage Services, Inc. ("GECMSI")and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the

                                    EXHIBIT B

                                    [Omitted]

                                    EXHIBIT C

                                 MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------------------
      LOAN            LAST NAME                ADDRESS                  CITY             STATE            ZIP         MORT
------------------------------------------------------------------------------------------------------------------------------
0000004365615     PAGLIARO                 14 NUTWOOD COURT        STATEN ISLA            NY         103080000     $30,000.00
0000004489100     MASSARO                 13 FAIRFIELD ROAD        ENFIELD                CT         060820000     $105,200.00
0000004491684     TEMPLE                  506 FOREST CIRCLE        NEW ELLENTO            SC         298090000     $103,200.00
0000004492450     BATTEN                3418 BAY MEADOW COURT      WINDERMERE             FL         347860000     $201,167.00
0000004499984     DASILVA                 19 ROOSEVELT DRIVE       BRISTOL                RI         028090000     $119,200.00
0000004509253     GONCALVES                71 FARNUM STREET        EAST PROVID            RI         029140000     $76,200.00
0000004528501     SIEMIATKASKA             24 FOXWOOD ROAD         BRISTOL                CT         060100000     $185,600.00
0000004531513     TYLER                   16294 MENAHKA ROAD       APPLE VLLY             CA         923070000     $193,000.00
0000004538005     KOESTER              217 SOUTH RIVERSIDE ROAD    HIGHLAND               NY         125280000     $100,800.00
0000004538054     STEWART              2378 GRANADA CIRCLE WEST    ST PTRSBURG            FL         337120000     $88,800.00
0000004543278     SANCHEZ                 9521 TIPPETT LANE        GAITHERSBRG            MD         280790000     $97,600.00
0000004545505     COPPONI                 53 WOODLAND AVENUE       CRANSTON               RI         029200000     $96,000.00
0000004545547     LETENDRE              736 BRISTOL FERRY ROAD     PORTSMOUTH             RI         028710000     $165,000.00
0000004546891     BUTLER                 484 FOUNTAIN STREET       NEW HAVEN              CT         065150000     $126,000.00
0000004551644     COONS                    367 BROOK STREET        BRISTOL                CT         060100000     $105,000.00
0000004552030     JONES                  PO BOX 74 RIVER ROAD      MURRELS INL            SC         295760000     $55,000.00
0000004552212     LAPPIN               91 BROOKFIELD BOULEVARD     WARWICK                RI         028880000     $70,000.00
0000004560454     BROWN                    43 WILLOW STREET        MILFORD                CT         064600000     $106,000.00
0000004572541     SALISBURY                84 CEDAR STREET         JOHNSTON               RI         029190000     $96,000.00
0000004572996     ACKLEY              935 NORTH NORTHLAKE DRIVE    HOLLYWOOD              FL         330190000     $71,000.00
0000004573952     RUDERSON                  30549 HARVARD          ORNG VLLG              OH         440220000     $76,000.00
0000004575858     ALICEA                2441 BROOKSIDE AVENUE      KISSIMMEE              FL         327430000     $82,500.00
0000004576823     ARNOLD                 8405 SANDSTONE COURT      TAMPA                  FL         336150000     $105,000.00
0000004577862     PRIESTLEY            2559 N CLEARFIELD PLACE     SIMI VALLEY            CA         930650000     $135,000.00
0000004579140     BADOLATO                    865 BORGIA           FLORISSANT             MO         630310000     $64,880.00
0000004579249     WENDELL             23858 WEST WASHINGTON AVE    LAKE VILLA             IL         600460000     $56,651.00
0000004580023     INFUSINO             271 SOUTH WESTERN AVENUE    BARTLETT               IL         601030000     $122,800.97
0000004581112     MALLOY                 304 DALEWOOD AVENUE       WOODDALE               IL         601910000     $87,200.00
0000004581807     SEFICK                6049 45TH AVENUE NORTH     KENNETH CTY            FL         337090000     $62,400.00
0000004582102     PAGE                   1781 PASADENA DRIVE       DUNEDIN                FL         346980000     $44,000.00
0000004584108     ALEXANDER             1519 SMITHFIELD AVENUE     LINCOLN                RI         028650000     $128,000.00
0000004588513     SPRAGUE                7035 W FILLMORE ROAD      MEARS                  MI         494360000     $25,000.00
0000004590055     RIDENS                  831 CATLIN STREET        SIMI VALLEY            CA         930650000     $161,000.00
0000004592135     MCAVOY                3586 WESTHAMPTON DRIVE     MARTINEZ               GA         309070000     $55,175.00
0000004593562     FATIGATE                 358 LEWIS AVENUE        YORKTOWN               NY         105980000     $107,500.00
0000004593729     KRAUSE                 1704 LAKEVIEW DRIVE       DARIEN                 IL         605590000     $174,000.00
0000004593927     MATTHEWS               1757 STONEHAVEN LANE      FREDERICK              MD         217020000     $120,000.00
0000004595146     BRENNER               1007 GOLDEN OAK COURT      ORLANDO                FL         328060000     $161,250.00
0000004595757     BERG                 35 WEST 935 DAVID DRIVE     ELGIN                  IL         601200000     $75,000.00
0000004596979     NIELSON                5 VANDERBILT TERRACE      COVENTRY               RI         028160000     $90,000.00
0000004598934     DEMPSEY               1308 MELONWOOD AVENUE      CLEARWATER             FL         346190000     $45,000.00
0000004599312     BIEN                    73 OLD SOUND ROAD        JOPPA                  MD         210850000     $94,000.00
0000004599775     MACK                   6764 BARTMER AVENUE       ST LOUIS               MO         631300000     $57,100.00
0000005000328     STONE                  109-111 PRATT STREET      PROVIDENCE             RI         029060000     $191,000.00
0000005000534     PRUNKA                 605 COUNTY ROAD #31       LUNBERLAND             NY         127370000     $110,000.00
0000005001094     JOHNSON               328 EAST 138TH STREET      LOS ANGELES            CA         900610000     $127,500.00
0000005002282     MCKINNON               10770 THRASHER ROAD       JONESBORO              GA         302360000     $52,000.00
0000005002365     MULVEY               495 GUNNISON GORGE DRIVE    BALLWIN                MO         630110000     $176,250.00
0000005002423     NAPIER              8911 NORTHWEST 79TH STREE    TAMARAC                FL         333210000     $87,200.00
0000005003819     SMAIL                   4 SPRING LAKE RUN        OCALA                  FL         326720000     $44,800.00
0000005004536     WILUSZ                   22 PIE HILL ROAD        GOSHEN                 CT         067560000     $88,500.00
0000005004742     MATIAS                   24 MITCHELL ROAD        TRUMBULL               CT         066110000     $150,000.00
0000005012240     POKOISKI                 118 GRIER AVENUE        WILMINGTON             DE         198040000     $74,400.00
0000005016811     RIDLEY              829 EAST FRANCISQUITO AVE    WEST COVINA            CA         917900000     $150,000.00
0000005017819     FARLEY                     16 LISS ROAD          WAPPINGER              NY         125900000     $80,000.00
0000005021803     NITECKI                 38 CRESCENT AVENUE       BUFFALO                NY         142140000     $135,000.00
0000005022264     TENAGLIA            33-15 CLEARVIEW EXPRESSWA    BAYSIDE                NY         113610000     $55,000.00
0000005022793     JACK                   7205 GLENEAGLE DRIVE      MIAMI LAKES            FL         330140000     $150,000.00
0000005023098     BIEL                  525 WEST MORGAN STREET     RIALTO                 CA         923760000     $95,200.00
0000005024492     SYKES                     51 PERRY LANE          ENFIELD                CT         060820000     $55,000.00
0000005025713     SHUE                      5308 W KIMBALL         OAK LAWN               IL         604530000     $84,000.00
0000005025937     NELSON                1229 SE SAVANNAH PLACE     WASHINGTON             DC         200320000     $75,000.00
0000005027065     PAGELS                   20 KRISTY DRIVE         BEACON                 NY         125080000     $12,000.00
0000005027701     MOEHRINGER            1961 EAST 29TH STREET      BROOKLYN               NY         112290000     $80,000.00
0000005027735     KOLBES                 2528 SKYVIEW AVENUE       LANGHORNE              PA         190530000     $90,000.00
0000005027743     HANLEY                811 NORTH 19TH AVENUE      ST PTRSBRG             FL         337040000     $76,500.00
0000005028253     MCGONAGLE            10907 VALLEY VIEW DRIVE     WHITTIER               CA         906040000     $129,000.00
0000005028345     RIVERA                    11 JOHNS ROAD          WALLKILL               NY         109400000     $98,000.00
0000005028451     NAVARRO               617 NORTH PRIOR AVENUE     VALINDA                CA         917440000     $152,000.00
0000005028535     ZAMORA                    SECOND STREET          CRTLNDT MNR            NY         105660000     $180,000.00
0000005028899     OLIVERI                  71 WINDSOR ROAD         RYEBROOK               NY         105730000     $120,000.00
0000005032438     BOONE                   2 BITTERSWEET LANE       SHERMAN                CT         067840000     $149,083.00
0000005034038     RANDIS                   24 COUNTRY LANE         WATERTOWN              CT         067950000     $119,200.00
0000005035183     FRIAS                  189 NORTH 9TH STREET      NEWARK                 NJ         071070000     $34,583.00
0000005036389     LAUER                  583 HILLCREST DRIVE       FREDERICK              MD         217020000     $120,800.00
0000020001988     CZEMERYNSKI            1301 PASSMORE STREET      PHILADELPHI            PA         191110000     $48,000.00
0000020002028     WENGER                   9720 BEACON ROAD        PHILADELPHI            PA         191150000     $108,000.00
0000020005237     MCAULIFFE              18 CHARTERHOUSE ROAD      NEW MILFORD            CT         067760000     $92,000.00
0000020006144     FREEBORN                 HORNS PARK ROAD         HYDE PARK              NY         125380000     $109,600.00
0000020008082     WESTON                    128 HUDSON DR          BRIGANTINE             NJ         082030000     $27,000.00
0000020009296     OLSEN                    2833 NORCOM ROAD        PHILA                  PA         191540000     $62,000.00
0000020012969     SHAUGHNESSY               4 STANDISH WAY         PITTSFORD              NY         145340000     $150,000.00
0000020013553     EANES                 5521 SOUTH 17TH AVENUE     GULFPORT               FL         337070000     $56,000.00
0000020016127     NOACK                  924 MAPLECREST DRIVE      N BELLMORE             NY         117100000     $107,500.00
0000020016804     LAKER                 17600 WILLIAMSBURG AV      PLAINFIELD             IL         605440000     $145,900.00
0000020019840     PANASIUK                  107 WOODY LANE         HAMPTON                NJ         078220000     $45,500.00
0000020021192     BLUMENTHAL          109-05 FRANCIS LEWIS BLVD    QUEENS VLLG            NY         114290000     $81,997.00
0000020022125     MONACO                  5570 SENECA STREET       WEST SENECA            NY         142240000     $60,984.31
0000020025516     MARTIN                  125 HEBRON STREET        HARTFORD               CT         061120000     $79,000.00
0000020025961     NIXON                431 SOUTH SECOND STREET     COLWYN                 PA         190230000     $44,000.00
0000020026001     BALANCA                 1155 MOUNTAIN ROAD       EFFORT                 PA         183300000     $52,500.00
0000020026605     KELLEY                  61 WATERMAN AVENUE       CRANSTON               RI         029100000     $102,000.00
0000020029799     MORRIN                3523 WEST 61ST STREET      CHICAGO                IL         606290000     $45,000.00
0000020029849     FOSS                      44 CAPEHART DR         ORLANDO                FL         328070000     $58,600.00
0000020031829     MOODIE                 12A LANDSCAPE AVENUE      YONKERS                NY         107050000     $144,000.00
0000020034922     MOORE                  137 ROCKY POINT ROAD      SOUND BEACH            NY         117890000     $53,500.00
0000020037586     WILSON                2020 PEPPERDALE DRIVE      ROWLAND HTS            CA         917480000     $171,500.00
0000020038709     GURAYA                  8144 SHAVER STREET       VENTURA                CA         930040000     $162,000.00
0000020040259     FABRI                    10 EMBARGO PLACE        N BABYLON              NY         117030000     $76,518.00
0000020040309     FERRER                   4648 LAURENS AVE        BALDWIN PRK            CA         917060000     $144,800.00
0000020047403     ORTIZ                  OLD UNIONVILLE ROAD       PLATTEKILL             NY         125680000     $125,600.00
0000020048112     MORALES                 25 BELGRAVE AVENUE       BAY SHORE              NY         117060000     $54,000.00
0000020048260     CARLIN               505 SOUTH LOMBARD AVENUE    LOMBARD                IL         601480000     $120,000.00
0000020049268     SANDOVAL                3043 ARROYO COURT        GRATON                 CA         954440000     $70,000.00
0000020050548     LEITER                5 PLYMOUTH ROCK COURT      BLOOMNG GRV            NY         109920000     $93,400.00
0000020051033     SULLIVAN                264 SEAVIEW AVENUE       DAYTONA BCH            FL         321180000     $41,600.00
0000020051603     SHUPP                 3702 WATSON BOULEVARD      ENDICOTT               NY         137600000     $44,000.00
0000020054391     LATOZAS              12 MARIA HOTCHKISS ROAD     PROSPECT               CT         067120000     $90,000.00
0000020054714     GOINS                  2739 ALGONQUIN DRIVE      MELBOURNE              FL         329350000     $52,500.00
0000020060349     MCCULLOUGH             17303 BERNDALE COURT      UPPR MARLBR            MD         207720000     $105,600.00
0000020061214     GREENE                38 WILLIAM HENRY DRIVE     MONROE                 CT         064680000     $120,000.00
0000020063962     STEVERS              21799 HURON RIVER DRIVE     NEW BOSTON             MI         481640000     $183,000.00
0000020064093     GRAHAM                 315 SOUTH 5TH AVENUE      MT VERNON              NY         105500000     $152,000.00
0000020064101     WEST                 419 NORHT LANIER AVENUE     FT MEADE               FL         338410000     $101,500.00
0000020064721     BANLAKI                 28 EQUINOX AVENUE        WOLCOTT                CT         067160000     $42,700.00
0000020066122     WILLIAMS                108-12 217TH PLACE       QUEENS VLLG            NY         114290000     $126,500.00
0000020066361     CORSO                     60 HENRY ROAD          S WINDSOR              CT         060740000     $132,500.00
0000020066718     PETERSON               1022 NORTH 13 STREET      JACKSONVILL            FL         322500000     $81,000.00
0000020067773     ANDERSON                 34 VANS TERRACE         LK KATRINE             NY         124490000     $112,000.00
0000020068409     PRINCIPATO            4010 33RD AVENUE WEST      SEATTLE                WA         981990000     $110,500.00
0000020068441     TOWNSEND            1880 N CRYSTAL LAKE DRIVE    LAKELAND               FL         338010000     $56,000.00
0000020069464     ANDERSON              5841 SOUTH 9TH AVENUE      ST PTRSBRG             FL         337070000     $40,000.00
0000020071239     LOEFFLER                    6 AVENUE C           HOLBROOK               NY         117410000     $79,000.00
0000020071767     VITULLI                14 BARBARA DRIVE EXT      WARWICK                NY         109900000     $105,000.00
0000020072906     RECKLING               5533 WEST WEIR ROAD       OSCODA                 MI         487500000     $61,600.00
0000020073946     PRINCIVIL               62 CONKLIN AVENUE        HAVERSTRAW             NY         109270000     $132,000.00
0000020074274     TIMMONS                709 EAST BAY STREET       WAUCHULA               FL         338730000     $33,750.00
0000020074837     SNOW                      8 HIGH STREET          FOXBORO                MA         020350000     $98,500.00
0000020075396     DICKSON                 200 GRAVES STREET        ISLAND                 NY         103140000     $35,000.00
0000020076220     NADIN                   50 HALSTEAD AVENUE       RYE                    NY         105730000     $195,000.00
0000020076642     MCKISSICK               10136 SOUTH GREEN        CHICAGO                IL         606430000     $45,000.00
0000020077111     GARCIA              2148 SOUTH HICKORY STREET    SANTA ANA              CA         927070000     $142,500.00
0000020077228     LIKA                  109 NORTH VENUS AVENUE     CLEARWATER             FL         346150000     $60,000.00
0000020077236     LEE                    1769 HIGHLAND AVENUE      NORTHBROOK             IL         600620000     $68,000.00
0000020077343     RIVERA              2251 NORTH KEATING AVENUE    CHICAGO                IL         606390000     $56,600.00
0000020077400     ROZANSKE             6747-49 HILL PARK COURT     GREENDALE              WI         531290000     $126,000.00
0000020079224     MARINO                 11 NEW JERSEY AVENUE      RENSSELAER             NY         121440000     $55,000.00
0000020081337     BEAKE                     3718 CLAREMONT         MCHENRY                IL         600500000     $58,234.00
0000020081915     OTERO                    1077 MACON ROAD         VENICE                 FL         342930000     $33,300.00
0000020082020     KELLY                   1343 GRANT STREET        SANTA MONIC            CA         904050000     $100,000.00
0000020082384     WEBSTER                 33 CONVERSE PLACE        NEW LONDON             CT         063200000     $66,400.00
0000020083051     GEMIND                 2760 SANBINA STREET       WINTER PARK            FL         327890000     $30,000.00
0000020083358     BYRNE                    14803 GRIMSBY PL        TAMPA                  FL         336180000     $182,400.00
0000020084646     MCDANIEL                 38567 PINE GROVE        WAUKEGAN               IL         600870000     $104,250.00
0000020085197     GRIFFIN               399 NIEDERWERFER ROAD      S WINDSSOR             CT         060740000     $86,000.00
0000020088712     EDGEWORTH              8844 SOUTH FRANCISCO      EVERGRN PRK            IL         606420000     $79,500.00
0000020089215     PETOSA                 115 PEPPERMINT LANE       BRISTOL                CT         060100000     $108,000.00
0000020089470     SOOY                  155 BURLINGTON AVENUE      SPOTSWOOD              NJ         088840000     $65,250.00
0000020089496     CANNON                   4 HORSESHOE LANE        HATBORO                PA         190400000     $144,000.00
0000020090023     JOHNSON                   5664 CRESTWOOD         MATTESON               IL         604430000     $58,500.00
0000020090155     RUSSELL                    7 LLOYD ROAD          NEWBURGH               NY         125500000     $89,600.00
0000020090668     ALSTON              29 RHODE ISLAND AVENUE NW    WASHINGTON             DC         200010000     $68,200.00
0000020090742     CHANNER                 412 MONTANA AVENUE       ST CLOUD               FL         347690000     $48,000.00
0000020090817     DENYS                15031 BEACHVIEW TERRACE     DOLTON                 IL         604190000     $64,500.00
0000020091617     VAZQUEZ                  2199 WEST MAPLE         HANOVER PRK            IL         601030000     $86,400.00
0000020092144     KELLEHER                 18 GORDON STREET        HAMDEN                 CT         065170000     $85,000.00
0000020092466     LINS                      ROUTE 2 BOX 58         CENTRLVILLE            MD         216170000     $135,000.00
0000020092904     INSINGA                    240 OAK LANE          TABERNACLE             NJ         080880000     $107,000.00
0000020093308     CLEET                  2204 SE 15TH TERRACE      CAPE CORAL             FL         339900000     $118,400.00
0000020093316     MARION                  162 COLEBROOK ROAD       LTTL COMPTN            RI         028370000     $129,800.00
0000020093878     ELLSWORTH              430 CEDAR HILL ROAD       FISHKILL               NY         125240000     $172,000.00
0000020096269     HOUSTON                5014 NAVAHOE STREET       COLLEGE PRK            MD         207400000     $129,000.00
0000020096434     BRANCH                4875 NORTHWOOD AVENUE      SARASOTA               FL         342310000     $19,000.00
0000020097135     LOZANO              1297 WEST WOODCREST STREE    RIALTO                 CA         923160000     $111,000.00
0000020097630     VENNING              2245 SALLY GAILLARD LANE    MT PLEASANT            SC         294640000     $70,200.00
0000020097994     RITCHIE                27074 MISHAWAKA ROAD      ELKHART                IN         465140000     $53,600.00
0000020099693     MEEKS                 4251 IRVINGTON AVENUE      JACKSONVILL            FL         322100000     $75,000.00
0000020099941     TRAPANESE                11 JUNIPER PLACE        HOWELL                 NJ         077310000     $132,000.00
0000020100079     WASIL                    38 NORTH SUMMIT         VILLA PARK             IL         601810000     $79,500.00
0000020100152     PANARELLA             5411 RIDGEFIELD DRIVE      TOBYHANNA              PA         184660000     $35,500.00
0000020101291     TRIPP                    2 STANLEY STREET        NAUGATUCK              CT         067700000     $88,000.00
0000020101887     CHIN                      12 CROSBY LANE         LONDONDERRY            NH         030530000     $76,500.00
0000020102083     FALOTICO               71 FARMINGTON AVENUE      PLAINVILLE             CT         060620000     $100,000.00
0000020102323     GOMEZ                     32 SEYMOR LANE         HICKSVILLE             NY         118010000     $136,000.00
0000020103412     EUBANK                   5115 W 152ND ST         OAK FOREST             IL         604520000     $141,600.00
0000020104329     BRADY                   2522 ALISTER DRIVE       WILMINGTON             DE         198080000     $101,600.00
0000020104444     KRACEK                    7 FORTE AVENUE         MEDFORD                NY         117630000     $87,500.00
0000020104972     MAVRINAC                 604 BLUFF COURT         STREAMWOOD             IL         601070000     $94,400.00
0000020105359     SMITH               5650 MORNING CREEK CIRCLE    COLLEGE PRK            GA         303490000     $60,800.00
0000020106290     LANE                   1807 CEDARVALE ROAD       CHARLOTTE              NC         282140000     $39,750.00
0000020106647     WINSTON                 5085 DUBLIN DRIVE        ATLANTA                GA         303310000     $56,625.00
0000020106670     SANTIAGO                9 SCRIBNER AVENUE        NORWALK                CT         068540000     $147,200.00
0000020106688     DAVIS                   197 KNEELAND ROAD        NEW HAVEN              CT         065120000     $107,500.00
0000020106993     CLARK                   326 ROBERT AVENUE        LEHIGH ACRE            FL         339360000     $48,000.00
0000020107249     KENNEDY               3628 EAST 10TH AVENUE      KENNEWICK              WA         993360000     $76,000.00
0000020107504     SMITH                 41 BURR MOUNTAIN ROAD      TORRINGTON             CT         067900000     $110,350.00
0000020107819     ZBYSZEWSKI              609 LINCOLN STREET       SEEKONK                MA         027710000     $105,000.00
0000020108031     SHARRETT                 1521 BANKS PLACE        LAKELAND               FL         338030000     $38,100.00
0000020108841     RAMOS                 506 ARDSLEY BOULEVARD      GARDN CTY S            NY         115300000     $33,000.00
0000020110920     WHITTEAKER               79 GUYLYN PLACE         VALLEY PARK            MO         630880000     $56,800.00
0000020110953     STARNES                   3413 CROW ROAD         MONROE                 NC         281100000     $40,000.00
0000020111407     TUCKER                    RD 1 BOX 243A          GLASSBORO              NJ         080280000     $96,000.00
0000020111910     JOHNSON               1052 WEST ELMWOOD LANE     BARTLETT               IL         601030000     $120,000.00
0000020112736     ABEL                  469 HOLLY CORNER ROAD      FALMOUTH               VA         224060000     $56,700.00
0000020113023     SHUMATE                4904 BRAYMER AVENUE       CAMP SPRNGS            MD         207460000     $134,000.00
0000020113205     ROSENBERG                7 CHADBURY COURT        RANDALLSTWN            MD         211330000     $80,000.00
0000020113288     HOLT                  204-06 CLINTON AVENUE      NEW HAVEN              CT         065130000     $89,600.00
0000020113767     ACEVEDO                  942 MCPHEE DRIVE        LAKE IN THE            IL         601020000     $115,500.00
0000020114138     MORIN                   93 WOODLAWN CIRCLE       PORTSMOUTH             NH         038010000     $42,000.00
0000020114880     MYNATT                7934 NORTH LEEWYNN WAY     SARASOTA               FL         342400000     $143,500.00
0000020115499     SCOTT                 2330 VENETIAN DRIVE SW     ATLANTA                GA         303110000     $56,400.00
0000020115911     CARRIERO                  65 GLEN AVENUE         PT CHESTER             NY         105730000     $150,000.00
0000020115994     ELLINOR                 3747 FORSYTHE WAY        TALLAHASSEE            FL         323080000     $68,000.00
0000020116083     JACKMAN                  108 GROVE AVENUE        N KINGSTOWN            RI         028520000     $83,000.00
0000020117123     DOWDY                   4094 WILLOW DRIVE        MULBERRY               FL         338600000     $41,300.00
0000020117628     VEGA                2824 S CENTRAL PARK AVENU    CHICAGO                IL         606230000     $85,513.90
0000020117768     METZNER                 552 FOXCREST DRIVE       HAZELWOOD              MO         630420000     $65,200.00
0000020118097     RUSS                   6540 FIRESTONE ROAD       JACKSONVILL            FL         322440000     $63,700.00
0000020118428     KNOWLES                 785 WESTFORD ROAD        ASHFORD                CT         062780000     $154,000.00
0000020118717     SANDERS                 3844 BOHICKET ROAD       JOHNS ISLND            SC         294550000     $57,600.00
0000020119061     GARNER                13700 PENDLETON STREET     FT WASHNGTN            MD         207440000     $130,000.00
0000020119178     MIKE                    215 LOCUST AVENUE        SANFORD                FL         327710000     $37,000.00
0000020119475     WASHINGTON             8425 SOUTH ELIZABETH      CHICAGO                IL         606200000     $29,784.00
0000020119616     WILLIS                220 EMERSON STREET NW      WASHINGTON             DC         200110000     $92,500.00
0000020120044     TESKE                 322 QUEEN ALIESE LANE      JONESBORO              GA         302360000     $60,400.00
0000020120457     NOCITO                   145 LAURIE DRIVE        ORMOND BCH             FL         321760000     $30,000.00
0000020121687     KEAGAN                 11 WOODRIDGE CIRCLE       CANTON                 CT         060190000     $167,000.00
0000020121737     HERGERT                   3 DABBS STREET         SUMTER                 SC         291500000     $51,200.00
0000020122792     NELSON              5540 NORTHWEST 76TH PLACE    POMPANO BCH            FL         330670000     $137,000.00
0000020123188     ODELL                   12000 PIERCE ROAD        WALDORF                MD         206010000     $127,500.00
0000020123246     WEST                  6422 WEST OLIVER ROAD      DURANT                 FL         335300000     $90,000.00
0000020123477     LITWICKI               4524 WAUBANSIE LANE       LISLE                  IL         605320000     $104,000.00
0000020124210     SPRINGER             812 LUTZ LAKE FERN ROAD     LUTZ                   FL         335490000     $125,000.00
0000020124434     VALLEE                   2 OAKLAND AVENUE        WATERBURY              CT         067100000     $78,600.00
0000020124772     ROBINSON              29 CHESTNUT HILL LANE      ST LOUIS               MO         631190000     $58,000.00
0000020126017     COLLAZO                BOX 281,10 STOWE DRIV     POUGHQUAG              NY         125700000     $115,000.00
0000020126983     BRITT                    ROUTE 1 BOX 594         LAURINBURG             NC         283520000     $53,460.00
0000020128229     MCCUISTION             2825 ALAMEDA AVENUE       SN BERNARDN            CA         924050000     $78,400.00
0000020129276     ROBERTS                  2665 FOX AVENUE         ROSLYN                 PA         190010000     $85,000.00
0000020130118     ALAM                   630 WEST DEVONSHIRE       DES PLAINES            IL         600160000     $121,200.00
0000020130183     KENNEDY                602 COVENTRY CIRCLE       VALPARAISO             IN         463830000     $100,000.00
0000020131249     BURKHARD                 170 MAPLE AVENUE        NORTH HAVEN            CT         064730000     $118,000.00
0000020131280     BECK                   7011 OAKLAND AVENUE       INDIAN TRL             NC         280790000     $65,000.00
0000020131348     BLACKETER              1840 WEST ELM AVENUE      ANAHEIM                CA         928040000     $150,000.00
0000020131512     PERRY                   4249 OWENS STREET        ORLANDO                FL         328110000     $25,900.00
0000020133070     HERRING                  312 JOHNS DRIVE         TALLAHASSEE            FL         323040000     $64,000.00
0000020133104     NELSON              2860 NANTUCKETT AVE NORTH    CHARLESTON             SC         294200000     $68,800.00
0000020133930     JOHNSON                  6101 HOPE DRIVE         CAMP SPRING            MD         207480000     $130,000.00
0000020134003     RANDALL                  715 MIDDLE ROAD         PORTSMOUTH             RI         028710000     $116,000.00
0000020134383     ALDRICH                  29 CALVIN AVENUE        SOMERSET               MA         027260000     $106,000.00
0000020135158     SOMMESE             375 NORTH KENTUCKY AVENUE    NORTH MASSA            NY         117580000     $101,800.00
0000020135562     ST VICTOR              8528 SOUTH KINGSTON       CHICAGO                IL         606170000     $52,500.00
0000020137071     SMITH                   19-21 MILL STREET        ROCHDALE               MA         015420000     $79,100.00
0000020137220     LALLY                    11 ALCOTT STREET        ALLSTON                MA         021340000     $122,000.00
0000020137352     OWENS                 1232 GREENVILLE CIRCLE     COLUMBIA               SC         292100000     $21,000.00
0000020137428     ARABAS                   34 MAPLE AVENUE         HADDAM                 CT         064380000     $100,000.00
0000020137584     WOOD                  6107 PATTERSON AVENUE      RICHMOND               VA         232260000     $63,000.00
0000020137964     GARCIA                  2641 NORTH ASHLAND       CHICAGO                IL         606140000     $120,000.00
0000020138129     PROU                    10 OWENCROFT ROAD        DORCHESTER             MA         021240000     $130,000.00
0000020138483     KENEFSKY            2936 N EAGLES ESTATES CIR    CLEARWATER             FL         346210000     $51,000.00
0000020138558     WYGANOWSKI            11-15 SPAULDING STREET     DORCHESTER             MA         021220000     $83,500.00
0000020138905     TOURVILLE                 14 BRETT LANE          ENFIELD                CT         060820000     $104,000.00
0000020138954     CURRY                  1621 SOUTH BOUNDARY       AIKEN                  SC         298010000     $51,000.00
0000020138996     SLAWSON                 36 CROMWELL DRIVE        CHEEKTOWAGA            NY         140430000     $82,600.00
0000020139259     VIETRI                 52 PEMBERTON AVENUE       JAMESTOWN              RI         028350000     $113,715.00
0000020139390     RAMOS                   4028 WEST OAKDALE        CHICAGO                IL         606410000     $63,700.00
0000020139820     LETOURNEAU            521 PULASKI BOULEVARD      BELLINGHAM             MA         020190000     $71,250.00
0000020141669     KLEIN                30 WEST LAUGHEAD AVENUE     LINWOOD                PA         190610000     $25,000.00
0000020141693     NUNEZ                 4505 KING EDWARD COURT     ANNANDALE              VA         220030000     $117,600.00
0000020141735     RICHARDS                47 COAKLEY AVENUE        HARRISON               NY         105280000     $140,000.00
0000020142196     ROSS                     RAILROAD AVENUE         WINGDALE               NY         125950000     $100,000.00
0000020142428     BELL                   4817 WOODLAWN DRIVE       LNDVR HILLS            MD         207840000     $77,000.00
0000020142477     GALL                     42 DEWEY AVENUE         MILFORD                CT         064600000     $95,900.00
0000020142683     FREIDHOF                31 GREENTREE ROAD        CLIFTON                NJ         070130000     $47,200.00
0000020142949     KITCHENER           5164 NE VENETIAN BOULEVAR    ST PTRSBRG             FL         337030000     $69,650.00
0000020142998     FULLER                   65 SUSSEX STREET        PORT JERVIS            NY         127710000     $84,000.00
0000020143053     SPITZMACHER              4 CALLIARI PLACE        HADDAM                 CT         064380000     $100,000.00
0000020143616     PICKER                 6624 HIGHBROOK DRIVE      CHARLOTTE              NC         282120000     $77,200.00
0000020143632     JOHNSON                   516 S 6TH AVE          MAYWOOD                IL         601530000     $48,000.00
0000020143723     CAVER                711 3RD STREET NORTHEAST    WASHINGTON             DC         200020000     $126,700.00
0000020143996     CARTER               11434 SOUTH DAVOL STREET    CHICAGO                IL         606430000     $52,000.00
0000020144176     CHAPPEL                   49 LINK STREET         WARWICK                RI         028860000     $73,500.00
0000020144465     ATKINS                2613 WEST REGAL COURT      LAWRENCEVIL            GA         302440000     $92,000.00
0000020145025     SULHOFF                  669 STEARNS ROAD        BARTLETT               IL         601030000     $75,000.00
0000020145132     FRANKS                 3715 HIGH POINT LANE      ATLANTA                GA         303310000     $96,800.00
0000020146155     PERRY                  8315 TUCKAHOE COURT       ORLANDO                FL         328290000     $68,800.00
0000020146221     PRONOVOST                378 DAVIS STREET        WATERTOWN              CT         067950000     $32,000.00
0000020146379     NGUYEN                 6609 HILLWOOD DRIVE       RIVERDALE              MD         208400000     $90,000.00
0000020146809     BARNES                  52 BEDFORD STREET        WEST HAVEN             CT         065160000     $92,000.00
0000020146817     EATHERTON             290 JULIA CIRCLE SOUTH     ST PTRSBRG             FL         337060000     $72,000.00
0000020146965     SILVA                  16 WOODCREST CIRCLE       NAUGATUCK              CT         067700000     $99,200.00
0000020147047     TONOZZI               3939 NORTH NEW ENGLAND     CHICAGO                IL         606340000     $98,000.00
0000020147724     MICHAL                  5244 NORTH LARAMIE       CHICAGO                IL         606300000     $98,550.00
0000020147765     GONZALEZ             3807 BEECHWOOD BOULEVARD    TAMPA                  FL         336190000     $44,000.00
0000020147906     ANDERSON                153 CAMELOT DRIVE        ROCHESTER              NY         146230000     $78,750.00
0000020148367     FORBES                52-54 DEARBORN STREET      SPRINGFIELD            MA         011090000     $53,500.00
0000020148680     YOUNG                       8922 EWING           EVANSTON               IL         602030000     $138,750.00
0000020148805     LEHMBECK             5500 NORTH MASON AVENUE     CHICAGO                IL         606300000     $92,800.00
0000020148961     SMITH                      3 DEVIN WAY           WINDSOR                CT         060950000     $101,000.00
0000020150124     ATWATER                1227 MCLARAN AVENUE       ST LOUIS               MO         631470000     $48,000.00
0000020151734     SPINNATO                1020 HARBOR DRIVE        DELTONA                FL         327250000     $74,000.00
0000020152005     BAXTER                 325 BURNSFORD AVENUE      BRIDGEPORT             CT         066060000     $84,000.00
0000020152120     TAYLOR               556 WEST COLUMBIA AVENUE    BATESBURG              SC         290060000     $96,750.00
0000020152500     DORSEY                13705 ARCTURUS AVENUE      LOS ANGELES            CA         902490000     $80,000.00
0000020152732     HEON                    84 PLAINFIELD ROAD       PLAINFIELD             CT         063740000     $66,000.00
0000020152906     WALKER                6618 WEST 63RD STREET      CHICAGO                IL         606380000     $73,300.00
0000020153268     WISEMAN                 1432 SEMINOLE ROAD       ALGONQUIN              IL         601020000     $100,000.00
0000020155602     DURHAM                  7505 CENTAURI ROAD       JACKSNVILLE            FL         322100000     $42,400.00
0000020156048     SIMMONS                  102 CATHAY ROAD         CLIFTON                NJ         070130000     $55,000.00
0000020156402     CAMPBELL               230 HIGHLAND STREET       HAMILTON               MA         019820000     $83,100.00
0000020156675     DEL VILLAR              27558 CARAWAY LANE       SANTA CLRTA            CA         913500000     $141,375.00
0000020156691     KELLMYER                  21 DORSEY LANE         BEAR                   DE         197010000     $90,750.00
0000020157079     LOMBARDO                153 TWOMBLY AVENUE       STTN ISLAND            NY         103060000     $15,000.00
0000020157582     CARMONA                 1713 POPHAM AVENUE       BRONX                  NY         104530000     $38,000.00
0000020157749     SCHEJBAL              3831 SOUTH 56TH COURT      CICERO                 IL         606500000     $72,800.00
0000020158358     ANTONOPOULOS               45 BOULEVARD          NEWTOWN                CT         064700000     $160,000.00
0000020158705     PORTWOOD              30 WEST 224 BRUCE LANE     NAPERVILLE             IL         605630000     $83,900.00
0000020160297     NAPOLETANO              45 ST JOHNS AVENUE       VALLEY STRM            NY         115800000     $105,000.00
0000020160362     YOS                 138 WEST OSTRANDER AVENUE    SYRACUSE               NY         132050000     $46,200.00
0000020160461     HOOKER                  424 MAGGIORE ROAD        VENICE                 FL         342850000     $56,000.00
0000020161329     PIAZZA                 27 CLARENDON AVENUE       LYNN                   MA         019020000     $91,500.00
0000020161550     PITERSKI            737 S BAY VISTA BOULEVARD    ST PTRSBRG             FL         337050000     $60,700.00
0000020161980     NOWAK                     250 BERG ROAD          ONTARIO                NY         145190000     $83,300.00
0000020162020     MORSE                 3345 WILDERNESS TRAIL      KISSIMMEE              FL         327460000     $70,500.00
0000020162111     STENGEL                 6211 RADOM AVENUE        ST LOUIS               MO         631160000     $46,400.00
0000020162251     MCCARTHY                 213 SHAW STREET         LOWELL                 MA         018510000     $70,000.00
0000020162392     NAFFKE                  2757 OSCEOLA ROAD        GENEVA                 FL         327320000     $80,000.00
0000020162418     HUSKE                2136 VALLEY CREEK DRIVE     ELGIN                  IL         601230000     $121,500.00
0000020163192     MCMURTRIE               2307 GREEN STREET        PHILADELPHI            PA         191300000     $150,000.00
0000020163259     TEWELL                   14962 YORKSHIRE         SOUTHGATE              MI         481950000     $82,000.00
0000020163507     VILLALVAZO           13157 TERRA BELLA STREET    PACOIMA                CA         913310000     $125,250.00
0000020163804     DESTEFANO                102 DUSKO DRIVE         SAYREVILLE             NJ         088590000     $38,000.00
0000020164455     FISHER                109 DRIVE BRALEY ROAD      E FREETOWN             MA         027170000     $92,000.00
0000020164950     SMITH                     LAUREL AVENUE          FALLSBURGH             NY         127790000     $69,200.00
0000020165304     LECCESE                   29 DERING ROAD         SOUND BEACH            NY         117890000     $60,000.00
0000020165650     VANEK                    15500 SOUTH LONG        OAK FOREST             IL         604520000     $112,000.00
0000020167748     CRESCENZO               1218 RIPLEY STREET       PHILADELPHI            PA         191110000     $62,500.00
0000020167797     LEWIS                    4059 HILL AVENUE        BRONX                  NY         104660000     $168,500.00
0000020167821     LOMBARDI              34 COLLINGSDALE DRIVE      MILFORD                CT         064600000     $65,375.00
0000020167953     GARDNER                380 MAGNOLIA STREET       COSTA MESA             CA         926270000     $160,000.00
0000020168290     CHRISTENSEN              75 HAZARD AVENUE        E PROVIDENC            RI         029140000     $74,000.00
0000020169074     LUONGO                   24 ALVINE AVENUE        STTN ISLAND            NY         103120000     $95,000.00
0000020169215     DENNIS              5853 EMERSON AVENUE SOUTH    ST PTRSBRG             FL         337070000     $62,400.00
0000020169298     CONTRERAS                4935 NORTH AVERS        CHICAGO                IL         606250000     $109,495.00
0000020169512     MIRANDA                1706 NORTH B STREET       TAMPA                  FL         336060000     $34,645.00
0000020169587     MORGAN                   FRONT & GEORGIA         HILLIARD               FL         320460000     $36,000.00
0000020170452     SKEETE                   54 BURTON STREET        HARTFORD               CT         061120000     $75,000.00
0000020171898     LIZZMORE                3065 FRANCIS ROAD        JACKSONVILL            FL         322090000     $47,600.00
0000020172128     MULCAHEY               1804 VANCOUVER DRIVE      CLEARWATER             FL         346160000     $50,500.00
0000020172649     PAPAZ                   37 CLIFTON STREET        WORCESTER              MA         016100000     $76,500.00
0000020173084     YOUNG                  195 HOVENDEN AVENUE       BROCKTON               MA         024010000     $80,000.00
0000020173159     CONLON                 5705 FILLMORE STREET      HOLLYWOOD              FL         330210000     $72,850.00
0000020173241     SPAR                  120 NORTHFIELD AVENUE      DOBBS FERRY            NY         105220000     $175,000.00
0000020174553     MASTERS             6035 WINIFRED MASTERS ROA    ELKTON                 FL         320330000     $41,400.00
0000020177408     MARCOTTE                  38 MONROE ROAD         ENFIELD                CT         060820000     $120,000.00
0000020177705     FRUGE                 8407 CONCORD BLVD WEST     JACKSONVILL            FL         322080000     $34,875.00
0000020178174     LEAPER                73 OLD USQUEPAUGH ROAD     RICHMOND               RI         028920000     $98,000.00
0000020178190     ESCRIBANO             304 WEST CAYUGA STREET     TAMPA                  FL         336030000     $33,300.00
0000020178497     ANDERSON                244 LESTER AVENUE        FLORENCE               SC         295010000     $46,200.00
0000020179313     ABBE                       17 RICE ROAD          E WINDSOR              CT         060160000     $80,000.00
0000020180188     ZOLTNER                52 CORTLANDT STREET       STTN ISLAND            NY         103020000     $40,000.00
0000020180212     EVANS                        RD 1 418            CRESCO                 PA         183260000     $74,000.00
0000020180840     DIMAURO                 22 BLUEBERRY LANE        BURLINGTON             CT         060130000     $156,100.00
0000020181012     BEAUCHEMIN                8 SHARI DRIVE          JOHNSTON               RI         029190000     $100,000.00
0000020181095     NIEVES               2154-2156 SEAVIEW AVENUE    BRIDGEPORT             CT         066100000     $98,000.00
0000020181103     BRADY                  328 BURLEIGH AVENUE       HOLLY HILL             FL         321170000     $53,900.00
0000020181335     DAVIS                  4631 BROOKTREE DRIVE      CHARLOTTE              NC         282080000     $48,000.00
0000020181640     INMAN                 6133 6TH AVENUE SOUTH      ST PTRSBRG             FL         337070000     $33,400.00
0000020181715     DOTOLO                  333 TORREY STREET        BROCKTON               MA         024010000     $63,000.00
0000020183901     MANSFIELD               30 HOUSTON STREET        MIDDLETOWN             NY         109400000     $80,000.00
0000020185005     MEISNER                190 DELAWARE AVENUE       MASSAPEQUA             NY         117580000     $127,900.00
0000020185765     GAGNE                  1043 ELMWOOD AVENUE       DEERFIELD              IL         600150000     $70,928.55
0000020186011     JONES                  100 HARRISON AVENUE       TRENTON                NJ         086100000     $72,000.00
0000020186052     WASHINGTON            1917 HIGH TIMBER ROAD      FT WASHNGTN            MD         207440000     $112,000.00
0000020186367     DUNCAN               22634 13TH AVENUE SOUTH     DES MOINES             WA         981980000     $128,000.00
0000020186508     OLIVER                2311 37TH STREET SOUTH     ST PTRSBRG             FL         337110000     $40,000.00
0000020186565     RHODES                143 VIN ROSE CIRCLE SE     PALM BAY               FL         329090000     $72,000.00
0000020186664     GUTTERMAN                  307 SEA WALK          SALTAIRE               NY         117060000     $178,500.00
0000020187381     BOWMAN                33 NORTH MIMOSA AVENUE     MIDDLEBURG             FL         320680000     $54,200.00
0000020187431     GOYETTE             657 COLONEL LEDYARD HIGHW    LEDYARD                CT         063390000     $100,000.00
0000020187456     CARPENTER                   RASH ROAD            LINCOLNTON             NC         280920000     $56,580.00
0000020188058     AFFLICK                  15 LEIGH STREET         HUNTINGTON             NY         117430000     $101,600.00
0000020188132     SOUZA                  1881 DIAMENTE COURT       SAN JOSE               CA         951160000     $125,000.00
0000020188546     WATSON                   7 REYBOLD DRIVE         DLWR CITY              DE         197060000     $75,000.00
0000020188868     BURBICH                 3217 ROCKHILL ROAD       PERKIOMENVI            PA         180740000     $125,000.00
0000020189270     SCUDELLA                  141 DAWN LANE          CHICAGO HTS            IL         604110000     $40,000.00
0000020189411     FOWLER                  97 RANDALL STREET        CRANSTON               RI         029200000     $99,000.00
0000020189502     WILSON                1201 NW FLORAL STREET      WASHINGTON             DC         200120000     $122,500.00
0000020189536     MOXNESS                   RR 6 BOX 6349          E STRDSBRG             PA         183010000     $98,000.00
0000020189650     WASHINGTON              5810 SPOKANE DRIVE       FOREST HGHT            MD         207450000     $67,550.00
0000020189908     CARROLL                5695 BELL TELL ROAD       FAIRBURN               GA         302130000     $66,500.00
0000020190245     KERSHNER               21-23 SPRUCE STREET       ORLANDO                FL         328040000     $55,900.00
0000020190427     VAN DUNK                36 PETER MINE ROAD       RINGWOOD               NJ         074560000     $65,000.00
0000020190443     MILLER                   10616 5TH STREET        HESPERIA               CA         923450000     $35,000.00
0000020190484     GREENE                 79 BROKAW BOULEVARD       PLAINFIELD             NJ         070630000     $56,000.00
0000020190542     FRANESKI               9 ATTAWANHOOD TRAIL       HEBRON                 CT         062310000     $95,000.00
0000020191342     ZARRELLA                131 NILSSON STREET       BROCKTON               MA         024010000     $73,900.00
0000020191433     OLIVEIRA                 651 WOOD STREET         SWANSEA                MA         027770000     $62,000.00
0000020192019     FINLEY                    1123 CAIN ROAD         YOUNGSTOWN             NY         141740000     $67,200.00
0000020192845     WOODMAN                   914 MISSY LANE         WOODSTOCK              GA         301880000     $84,000.00
0000020193462     VEALEY                  124 ALABAMA AVENUE       PROVIDENCE             RI         029050000     $59,300.00
0000020193736     PRADO                   2646 NORTH HARDING       CHICAGO                IL         606470000     $114,200.00
0000020194049     COLGAN                    196 ESSEX ROAD         N KINGSTOWN            RI         028520000     $96,200.00
0000020194072     BONET                    2103 NORTH LOREL        CHICAGO                IL         606390000     $101,250.00
0000020194411     BASTIEN               250 CHIMNEY ROCK DRIVE     NO KNGSTWN             RI         028520000     $160,000.00
0000020194452     PERILLO                 39 GENESEE STREET        HICKSVILLE             NY         118010000     $115,000.00
0000020195459     CALDWELL                  30 ASH STREET          CNTRL ISLIP            NY         117220000     $97,500.00
0000020196085     ELIAS                     503 N 4TH AVE          MAYWOOD                IL         601530000     $86,000.00
0000020196226     TAYLOR                 13111 SHADBERRY LANE      HUDSON                 FL         346670000     $54,000.00
0000020196291     RACICOT                188 BUNKER HILL ROAD      AUBURN                 NH         030320000     $81,100.00
0000020197091     BURGESS                   16 FULLER ROAD         MARLBOROUGH            CT         064470000     $80,000.00
0000020198024     FIELD                   444 PORTLAND ROAD        VALPARAISO             IN         463830000     $44,900.00
0000020198073     ZELM                705 SOUTH TYNDALL PARKWAY    PANAMA CITY            FL         324040000     $62,000.00
0000020198214     ROSEN                   130 SUNRISE COURT        LONGWOOD               FL         327500000     $63,750.00
0000020199063     GODING                1310 DEXTER DRIVE WEST     PORT ORANGE            FL         321190000     $52,000.00
0000020199295     DELAHUNTY               429 PROSPECT ROAD        SPRINGFIELD            PA         190640000     $114,384.79
0000020199626     EHAS                3712 WEST OKLAHOMA AVENUE    TAMPA                  FL         336110000     $68,800.00
0000020200002     REGO                     42 LISBON STREET        FALL RIVER             MA         027240000     $64,000.00
0000020200374     LOCKE                7019 WEST SARATOGA DRIVE    BRIDGEVIEW             IL         604550000     $92,800.00
0000020201166     REED                      6 ELMWOOD ROAD         LYNNFIELD              MA         019400000     $123,750.00
0000020201711     SAUNDERS               5436 COUNTY ROAD 579      SEFFNER                FL         335840000     $42,400.00
0000020201760     CLIFTON                128 WEST 113TH PLACE      CHICAGO                IL         606280000     $52,000.00
0000020201919     RIDING                    4 ANGELA COURT         N PROVIDNC             RI         029080000     $84,000.00
0000020202099     SULLIVAN                55 ROANOAK AVENUE        WINDHAM                CT         062800000     $73,000.00
0000020202156     DU CHEMIN            5703 NORTH 103RD AVENUE     PINELLAS PA            FL         346660000     $65,600.00
0000020202198     GRAVES                   40 FOREST STREET        ROXBURY                MA         021190000     $94,400.00
0000020202602     ROBERSON              8624 SOUTH UNIVERSITY      CHICAGO                IL         606190000     $49,900.00
0000020202834     O'CONNOR                11444 SOUTH HOMAN        CHICAGO                IL         606550000     $80,000.00
0000020203006     TROIA                     18 WEST AVENUE         PAWTUCKET              RI         028600000     $56,300.00
0000020203311     CRIGLER                  917 ALTON STREET        ALTON                  IL         620020000     $52,800.00
0000020203733     HAWKES                   43 OWNLY AVENUE         WEST HAVEN             CT         065160000     $96,800.00
0000020203907     ROBERTS                703 CHATSWORTH DRIVE      ACCOKEEK               MD         206070000     $152,000.00
0000020204103     ELLIOTT                495 PLEASANT STREET       LEICESTER              MA         015240000     $98,666.00
0000020204202     LEPORE                 5 GREENFIELD AVENUE       N PROVIDENC            RI         029110000     $96,000.00
0000020204574     SOUSA                  42 RICHFIELD AVENUE       E PROVIDENC            RI         029140000     $115,000.00
0000020204707     ANDERSON               528 GLENWOOD AVENUE       W WILDWOOD             NJ         082600000     $64,000.00
0000020206637     GERMANO                  17 RALPH AVENUE         LAKE GROVE             NY         117550000     $104,800.00
0000020206934     SLATER                   196 HALL STREET         RAYNHAM                MA         027670000     $83,500.00
0000020207072     JOYCE                      AUSTIN ROAD           CARMEL                 NY         105410000     $133,000.00
0000020207775     SCHRAMM                71 SAN RAFEL AVENUE       HOLBROOK               NY         117410000     $99,400.00
0000020207965     VAZQUEZ               1419 SOUTH 61ST AVENUE     CICERO                 IL         606500000     $75,200.00
0000020208518     MANN                   1115 DUNMIRE STREET       PENSACOLA              FL         325040000     $56,500.00
0000020209805     GREENAWALT              134 CONTACT DRIVE        WEST HAVEN             CT         065160000     $75,000.00
0000020210092     CHALCRAFT                 90 BRIGHTMOOR          FLORISSANT             MO         630330000     $54,750.00
0000020210126     ORTON                3245 WEST PARADE CIRCLE     COLORADO SP            CO         809170000     $84,000.00
0000020210142     RABAUT               910 SOUTH FREMONT AVENUE    TAMPA                  FL         336060000     $58,700.00
0000020210548     STASAITIS               24 CRESCENT STREET       WATERBURY              CT         067100000     $57,700.00
0000020211298     WILSON                 2207 BROWNLEE PLACE       DURHAM                 NC         277070000     $53,600.00
0000020211801     LOPEZ                311 SOUTH FILMORE STREET    ARLINGTON              VA         222040000     $130,000.00
0000020212031     EMPIE                     76 SPRING ROAD         AMHERST                NH         030310000     $66,000.00
0000020212361     HOYNOSKI                  74 STATE ROAD          WHATELY                MA         013730000     $109,600.00
0000020212700     BOWLING                 61 BREWSTER STREET       NEW HAVEN              CT         065110000     $72,000.00
0000020212817     NAPOLI                70 TRUMPET BROOK ROAD      WATERBURY              CT         067080000     $90,500.00
0000020212957     SURBER                   505 GLYNLEA ROAD        JACKSONVILL            FL         322160000     $41,000.00
0000020213211     FRIERSON               809 W HUGGINS STREET      MANNING                SC         291020000     $46,400.00
0000020213633     HENDERSON                1449 NORTH LOREL        CHICAGO                IL         606510000     $70,000.00
0000020213799     RAY                    9636 SOUTH WENTWORTH      CHICAGO                IL         606280000     $35,000.00
0000020213948     PTACEK              17W367 SOUTH FRONTAGE ROA    HINSDALE               IL         605210000     $118,750.00
0000020213997     DUMAIS                   3524 EMORY DRIVE        HOLIDAY                FL         346910000     $46,500.00
0000020214896     SHAW                     53 STANHOPE ROAD        SPRINGFIELD            MA         011090000     $65,500.00
0000020215539     HARDAKER               3534 LORI LANE SOUTH      LAKELAND               FL         338030000     $56,250.00
0000020215786     GIL                 262 SOUTHWEST 52ND AVENUE    PLANTATION             FL         333170000     $82,500.00
0000020216677     BELL                   2975 WARFIELD DRIVE       BARTOW                 FL         338300000     $33,600.00
0000020216743     REID                     66 PEARY STREET         WEST BABYLN            NY         117040000     $94,400.00
0000020216826     KAGAN                  1004 RAVENWOOD DRIVE      VALRICO                FL         335940000     $47,000.00
0000020217774     GERLACH                 1425 NE 57TH COURT       FT LAUDERDA            FL         333340000     $117,600.00
0000020217915     CESTODIO                  26 HELEN DRIVE         W BOYLSTON             MA         015830000     $104,000.00
0000020218574     LAWTON                  110 DOCKEREL ROAD        TOLLAND                CT         060840000     $83,600.00
0000020219085     VELTRY                    9 S NIMBUS AVE         CLEARWATER             FL         346250000     $52,000.00
0000020219234     PARTIPILO               3054 NORTH NATCHEZ       CHICAGO                IL         606340000     $63,300.00
0000020219317     ROHLFF              301 WEST GEORGETOWN AVENU    MELBOURNE              FL         329010000     $29,000.00
0000020219358     COLLIER             5120 LAKELAND HIGHLANDS R    LAKELAND               FL         338130000     $68,000.00
0000020219374     BROWN                   7384 WINDSOR PLACE       CLEARWATER             FL         346240000     $45,000.00
0000020219424     HOWELL               108 EAST VERMONT AVENUE     BRADENTON              FL         342080000     $48,000.00
0000020220323     KNIFFIN                2847 ST JOHNS DRIVE       CLEARWATER             FL         346190000     $33,500.00
0000020220430     HEWITT                   128 CURLEW ROAD         TUCKERTON              NJ         080870000     $62,000.00
0000020220729     JACQUEZ               14617 LIVINGSTON ROAD      ACCOKEEK               MD         206070000     $100,000.00
0000020220752     BURTON                      5352 TERRY           ST LOUIS               MO         631200000     $33,340.00
0000020221438     PUNTURIERO             125 SHEFFIELD AVENUE      BUFFALO                NY         142200000     $58,100.00
0000020221651     METZ                  6746 FRYE AVENUE SOUTH     JACKSONVILL            FL         322100000     $42,800.00
0000020221750     HELMINGER                2809 24TH AVENUE        KENOSHA                WI         531400000     $49,000.00
0000020221909     MOKRITSKI              220 WOLF SWAMP ROAD       LONGMEADOW             MA         011060000     $108,750.00
0000020222139     DOLECKI                3199 NORTH 58TH WAY       ST PTRSBRG             FL         337100000     $66,000.00
0000020222642     LEONARD                   3049 DONNYCAVE         ST LOUIS               MO         630430000     $54,651.00
0000020223244     HUNTER                   902 RHODE ISLAND        KANNAPOLIS             NC         280830000     $31,500.00
0000020223574     SANTO                   74 WESTGATE STREET       WEST HRTFRD            CT         061100000     $108,000.00
0000020223798     PHELPS                   143 RIDGE STREET        WINCHESTER             CT         060980000     $84,750.00
0000020223871     SHIRLEY             4551 SOUTH EMERSON AVENUE    ST PTRSBRG             FL         337110000     $33,500.00
0000020224309     MOORE                     8 RYAN AVENUE          NORWALK                CT         068540000     $83,500.00
0000020224481     MERENDA                  2145 CARLA DRIVE        DELTONA                FL         327250000     $46,000.00
0000020224523     LITTLE               152 SOUTH STEPHANIE LANE    EL CAJON               CA         920190000     $135,000.00
0000020224580     BRANN                   81 RUDOLPH STREET        WORCESTER              MA         016050000     $17,500.00
0000020224887     MORRIS                 1804 RENDALL STREET       BURLINGTON             NC         272150000     $56,000.00
0000020225025     SAUNDERS               4695 KIMBERLY DRIVE       PENSACOLA              FL         325260000     $36,125.00
0000020225249     BONFIG                5515 SCHUMACHER DRIVE      BRISTOL                PA         190070000     $59,500.00
0000020225280     BURKE                    50 DURHAM STREET        HARTFORD               CT         061120000     $97,600.00
0000020225314     VERGILLO                551 VISCOUNT ROAD        YARDLEY                PA         190670000     $120,500.00
0000020225868     FODEN                   4596 FLAMBEAU LOOP       HOMOSASSA S            FL         326470000     $46,500.00
0000020225876     OPANEL                  134 GRAPEVINE ROAD       HIGGANUM               CT         064410000     $113,600.00
0000020226049     HALL                9037 NORTHWEST 25TH COURT    CORAL SPRNG            FL         330650000     $95,000.00
0000020226148     GIACALONE              202 WEST MAIN STREET      BETHALTO               IL         620100000     $51,375.00
0000020226254     GOLDBLATT              27 LAURELWOOD DRIVE       EAST LYME              CT         063330000     $72,800.00
0000020226445     ST CLAIR                982 JEROME STREET        BROOKLYN               NY         112070000     $140,000.00
0000020226510     CARO                3769 SOUTHWEST 148TH PLAC    OCALA                  FL         344730000     $27,300.00
0000020226791     BISCOTTI                1847 NIBLICK DRIVE       JACKSONVILL            FL         322100000     $18,500.00
0000020226809     GRIFFIN               1715 FORT HENRY COURT      DUMPHRIES              VA         220260000     $60,000.00
0000020227427     GRAHAM              160 WEST WASHINGTON AVENU    LAKE HELEN             FL         327440000     $39,750.00
0000020227435     HAWK                 18245 SOUTH 65TH AVENUE     TINLEY PARK            IL         604770000     $107,200.00
0000020227807     BROOKS                 726 WEST 11TH STREET      NEW CASTLE             DE         197200000     $81,500.00
0000020228136     GALELLA                   7 NIMHAM DRIVE         KENT                   NY         105120000     $123,000.00
0000020228771     TINDALL                  47 JUPITER DRIVE        SEWELL                 NJ         080800000     $82,000.00
0000020228888     CARMINATI                 13 SOUTH LANE          HUNTINGTON             NY         117430000     $53,500.00
0000020229092     FINLEY                6960 NORTH 82ND AVENUE     PINELLAS PK            FL         346650000     $38,000.00
0000020229191     WAYBURN                 33 COTTONWOOD LANE       CENTERVILLE            MA         026320000     $80,500.00
0000020229258     HOOD                  7110 NORTH 39TH AVENUE     ST PTRSBRG             FL         337090000     $33,000.00
0000020229308     NUNEZ                  207 WEST 21ST STREET      DEER PARK              NY         117290000     $124,000.00
0000020229340     MORRIS                    202 OAK DRIVE          MIDDLETOWN             DE         197090000     $144,000.00
0000020229449     VANGOEY                     228 TONTI            SOUTH BEND             IN         466170000     $39,100.00
0000020230314     CRYDER                 204 SW MADISON CIR N      ST PTRSBRG             FL         337030000     $45,600.00
0000020230371     JASMIN                 110 GLENDALE AVENUE       WINCHESTER             CT         060980000     $33,500.00
0000020230447     COCKLIN                  1919 MARS DRIVE         COLUMBIA               SC         292090000     $66,400.00
0000020230470     KING                     5830 WEST WALTON        CHICAGO                IL         606510000     $58,400.00
0000020230694     GARCIA               306 WEST VIRGINIA AVENUE    TAMPA                  FL         336030000     $33,600.00
0000020231809     JACKSON              2081 CORNELL HOLLOW ROAD    ENDICOTT               NY         137600000     $116,000.00
0000020232641     CRAIN                    1539 KELBY ROAD         KISSIMMEE              FL         347440000     $52,000.00
0000020233136     BOOLDS                 114-61 207TH STREET       CAMBRIA HGT            NY         114110000     $74,500.00
0000020233151     WILLIAMS                2090 BLACKMON ROAD       YULEE                  FL         320970000     $64,000.00
0000020233235     RENDA                    46 EUSTIS STREET        QUINCY                 MA         021700000     $43,000.00
0000020233607     VALERIO                 55 ROCKDALE STREET       MATTAPAN               MA         021260000     $111,000.00
0000020233649     CRAWFORD                1245 ETWORTH LANE        VRGINIA BCH            VA         234640000     $62,000.00
0000020233862     HENRY                  226-57 129TH AVENUE       LAURELTON              NY         114130000     $142,400.00
0000020234167     LAVINE                23440 VISTA LINDA LANE     BOCA RATON             FL         334330000     $168,700.00
0000020234183     SINTEF                   4 JOHNSON AVENUE        EAST MORICH            NY         119400000     $94,700.00
0000020234225     MARKLEY                   19 NORTH DRIVE         TABERNACLE             NJ         080880000     $199,000.00
0000020235099     LAWRENCE                 1330 HOPE STREET        BRISTOL                RI         028090000     $60,000.00
0000020235289     RILEY                    500 BAKER DRIVE         W PALM BCH             FL         334090000     $73,950.00
0000020235529     CHARPENTIER            1570 MARY STREET N.       MAPLEWOOD              MN         551190000     $173,508.56
0000020235594     CASSIDY                 215 HOLLAND AVENUE       MEDFORD                NY         117630000     $58,000.00
0000020235677     CLARKE                1808 LONGFELLOW STREET     CHILLUM                MD         207820000     $80,000.00
0000020235727     LAGUADOR               6221 ROUND OAK LANE       JACKSONVILL            FL         322110000     $50,000.00
0000020236121     ST LOUIS              2152 EAST 93RD STREET      CHICAGO                IL         606170000     $68,850.00
0000020236725     BROWN                 11643 CAPE HORN AVENUE     JACKSONVILL            FL         322460000     $48,000.00
0000020237095     PIKE                    76 ABINGTON AVENUE       HOLBROOK               MA         023430000     $63,650.00
0000020237145     LEMIEUX               153 SOUTH MAIN STREET      ACUSHNET               MA         027430000     $70,000.00
0000020237152     MORAN                 5648 NORTH 32ND AVENUE     ST PTRSBRG             FL         337100000     $45,000.00
0000020237236     BELL                  24 HARBOR OAKS CIRCLE      SAFETY HRBR            FL         346950000     $84,000.00
0000020237764     TONDRE                     1212 LAREDO           SPANISH LK             MO         631380000     $46,400.00
0000020238085     COTONI                225 WESTMINSTER AVENUE     WATERTOWN              MA         021720000     $119,700.00
0000020238218     ERRICO                   3 ROBERT STREET         OLD BETHPAG            NY         118040000     $39,500.00
0000020238473     SPITALERI               10 MARLBORO PLACE        BELLMORE               NY         117100000     $92,400.00
0000020238705     CARROLL                 122 WOODLAND DRIVE       ANALOMINK              PA         183200000     $57,800.00
0000020238903     PHILLIPS               108 SABASTIAN STREET      SOMERSET               MA         027260000     $60,800.00
0000020239059     KOUKOULIS                 JERSEY AVENUE          GREENWD LK             NY         109250000     $74,800.00
0000020239257     BROWN                  3019 GRANDOLA DRIVE       ORLANDO                FL         328110000     $43,200.00
0000020239281     KREITNER                25 ASHWOOD AVENUE        WHITESBORO             NY         134920000     $42,000.00
0000020239307     AVERHART                12824 SOUTH UNION        CHICAGO                IL         606280000     $68,000.00
0000020239455     WILLIAMS                49 ABERDEEN STREET       ROCHESTER              NY         146190000     $57,600.00
0000020239588     MCMAHON               233-235 MELVILLE DRIVE     FAIRFIELD              CT         064300000     $94,000.00
0000020239661     NELSON                1528 MONROE STREET NE      WASHINGTON             DC         200170000     $91,200.00
0000020240180     CERVANTES           3230 SOUTH LEAVITT AVENUE    CHICAGO                IL         606080000     $66,233.00
0000020240313     WALENGA                463 CONKLINTOWN ROAD      RINGWOOD               NJ         074560000     $122,325.00
0000020241196     MAAS                   12234 MALLORY DRIVE       LARGO                  FL         346440000     $39,600.00
0000020241477     CLEMENS                 18220 PIONEER ROAD       FORT MYERS             FL         339080000     $82,000.00
0000020241717     SCHROEDER              1746 DARTMOUTH DRIVE      HOLIDAY                FL         346910000     $33,000.00
0000020241766     PRITCHARD                  305 WOODLAND          BUCHANAN               MI         491070000     $70,000.00
0000020241998     HARRISON                120 SUSSEX AVENUE        EWING TWP              NJ         086180000     $44,000.00
0000020242210     CHARLAND                 21 CYNTHIA DRIVE        COVENTRY               RI         028160000     $64,750.00
0000020242707     BROOKS                 2909 NEWPORT AVENUE       MEDFORD                NY         117630000     $69,500.00
0000020243275     GULA                    40 PEACHVALE DRIVE       MONTVILLE              CT         063820000     $79,000.00
0000020243283     FELICIANO               4700 PICKETT COURT       MORNINGSIDE            MD         207460000     $98,000.00
0000020243440     SPRUILL                  204 RUMFORD ROAD        FRDRICKSBRG            VA         224050000     $46,000.00
0000020243887     GALLOWAY              1309 BURLINGTON AVENUE     LISLE                  IL         605320000     $88,800.00
0000020244331     ROBINSON               5980 NORTH DEAN ROAD      OVIEDO                 FL         327650000     $90,000.00
0000020244364     BROCKMAN               736 TRAFALGAR STREET      DELTONA                FL         327250000     $37,700.00
0000020244406     MARIN                   2836 NORTH MOBILE        CHICAGO                IL         606340000     $107,950.00
0000020244547     SURMAN                  2831 S 50TH COURT        CICERO                 IL         606500000     $66,300.00
0000020244679     ASTRAM                    65 ORIOLE LANE         MILFORD                CT         064600000     $45,000.00
0000020244802     RILES                   1407 SUNNYHILLS DR       BRANDON                FL         335100000     $71,800.00
0000020245031     WIESER                 4292 BRIARCLIFF ROAD      ALLENTOWN              PA         181040000     $31,000.00
0000020245072     RELOVA                  7705 OAKLAND ROAD        CHELTENHAM             PA         190120000     $130,000.00
0000020245189     AHLBERG                  198 ALLEN STREET        E LONGMEADW            MA         010280000     $82,700.00
0000020245346     COLANDO                   8 OLNEY AVENUE         NO PRVDNC              RI         029110000     $92,000.00
0000020245452     GREENE                 5522-5524 6TH AVENUE      FORT MYERS             FL         339070000     $32,200.00
0000020246401     SANCHEZ              12426 HIDDEN BROOK DRIVE    TAMPA                  FL         336240000     $56,000.00
0000020246419     KITCHEN               332 REEDY O SMITH ROAD     LEESVILLE              SC         290700000     $52,500.00
0000020246500     BRENSINGER              2005 TEMPLE DRIVE        MRRTT ISLND            FL         329530000     $56,000.00
0000020246831     WILLIAMS                414 POTTERS AVENUE       PROVIDENCE             RI         029070000     $85,850.00
0000020246864     SCHAFFLING             244 BLUE BELL AVENUE      LANGHORNE              PA         190470000     $51,000.00
0000020246922     KOKE                    9730 ANTONIA DRIVE       ST LOUIS               MO         631230000     $70,200.00
0000020247029     SAMPSON                  9003 POLK AVENUE        JACKSONVILL            FL         322080000     $48,000.00
0000020247243     CONSTANTINE         3196 TORRENCE BRANCH DRIV    FORT MILL              SC         297150000     $39,000.00
0000020247599     FANNING              2542 NE BOULEVARD DRIVE     ATLANTA                GA         303170000     $42,400.00
0000020247987     CASTAGNINO               4 SPRUCE STREET         FOXBOROUGH             MA         020350000     $120,000.00
0000020248142     IRELAND               3167 NORTH 9TH AVENUE      ST PTRSBRG             FL         337130000     $26,700.00
0000020248167     RUBIO                   2634 WEST RASCHER        CHICAGO                IL         606250000     $116,365.00
0000020248324     STONE                    312 SHAW AVENUE         FT MYERS               FL         339050000     $59,500.00
0000020248357     NELSON               7784 WEST QUARTO AVENUE     LITTLETON              CO         801230000     $75,000.00
0000020248415     HARDT                 286 MOUNT VERNON DRIVE     VENICE                 FL         342930000     $43,500.00
0000020248779     JACKSON                 258 SPRING STREET        ST AUGUSTIN            FL         320950000     $46,400.00
0000020249058     WOOD                    1770 POMELO DRIVE        VENICE                 FL         342930000     $81,600.00
0000020249157     DELONG                11726 SHELLFISH DRIVE      JACKSONVILL            FL         322160000     $44,960.00
0000020249173     HIGBIE                  97 LEOPOLD AVENUE        WEST ISLIP             NY         117950000     $116,800.00
0000020249421     LAPRAD                33 NORTHAMPTON STREET      WARWICK                RI         028880000     $55,600.00
0000020249512     JORDAN                  151 NW 3RD AVENUE        WEBSTER                FL         335970000     $55,600.00
0000020250015     BURGESS               3949 NORTH 9TH AVENUE      ST PTRSBRG             FL         337130000     $38,500.00
0000020250072     CUNNINGHAM             295 C CHARLES STREET      HOWELL TWP             NJ         077310000     $87,500.00
0000020250577     VILLERS               6610 CHERRY VALLEY RD      KIRKLAND               IL         601460000     $89,050.00
0000020251161     DEMPSEY                 91 FOUNTAIN STREET       MEDFORD                MA         021550000     $95,400.00
0000020251500     YOST                       2811 GERSON           GODFREY                IL         620350000     $40,880.00
0000020251732     CAVANAUGH            1410 EAST FOURTH STREET     ROYAL OAK              MI         480670000     $68,000.00
0000020252078     PARKTON               1032 GRANTWOOD AVENUE      CLEARWATER             FL         346190000     $43,600.00
0000020252425     SHERMAN               6691 35TH AVENUE NORTH     ST PETERSBU            FL         337100000     $14,900.00
0000020252755     MANNINO                2178 BARCELONA DRIVE      CLEARWATER             FL         346240000     $49,300.00
0000020253175     TUCHMANN              FRONTIER LAKE ESTATES      SPRINGFIELD            IL         627070000     $78,585.79
0000020253209     KHANDAGLE              12441 PRETORIA DRIVE      SILVER SPRG            MD         209040000     $155,550.00
0000020253266     KHANDAGLE               414 LINCOLN AVENUE       TAKOMA PARK            MD         209120000     $88,200.00
0000020253449     PEARSALL                  2804 WEST GATE         MEDFORD                NY         117630000     $85,100.00
0000020253506     HEWITT                 15 WAINWRIGHT STREET      DORCHESTER             MA         021240000     $82,000.00
0000020253530     ANDERSON                1602 EKLUND AVENUE       DULUTH                 MN         558110000     $68,000.00
0000020253779     WEBER                  2248 EPHRAIM AVENUE       FT MYERS               FL         339070000     $76,500.00
0000020253936     STEELE               3425 FLEMING GRAHAM ROAD    BURLINGTON             NC         272170000     $38,870.00
0000020254231     WAWRZYNSKI           5856 NORTH 106TH TERRACE    PINELLAS PK            FL         346660000     $99,450.00
0000020254256     AYALA                 1718 WEST ELDRED DRIVE     TAMPA                  FL         336030000     $64,800.00
0000020254447     LOURENCO              5780 PORTSMOUTH STREET     CHINO                  CA         917100000     $112,000.00
0000020254488     MORRIS                104 DARLINGTON AVENUE      GREENVILLE             SC         296090000     $36,608.00
0000020255212     DEBETS                 428 INDIANTOWN ROAD       KING GEORGE            VA         224850000     $62,000.00
0000020255337     BROADNAX                206 GRACIE STREET        EDEN                   NC         272880000     $46,400.00
0000020255394     SCOTT                    31 MAPLE STREET         KINGSTON               MA         023640000     $60,000.00
0000020255535     RUIZ                     49 JAMES STREET         INWOOD                 NY         116960000     $100,800.00
0000020255790     LOHDEN                14816 CARNATION DRIVE      TAMPA                  FL         336130000     $71,200.00
0000020255931     ARANCIO                41 HORNBLOWER AVENUE      BELLEVILLE             NJ         071090000     $116,000.00
0000020256459     NICHOL                   1122 DELEO DRIVE        SARASOTA               FL         342430000     $76,500.00
0000020256665     CLAIR               548 SOUTHWEST WICKER ROAD    PALM BAY               FL         329080000     $46,325.00
0000020256756     TUCKER                  116 HANAFORD DRIVE       EAST GREENW            RI         028180000     $129,500.00
0000020256947     MASON                   8577 SOUTHLAND DR        MAINEVILLE             OH         450390000     $75,000.00
0000020256996     FULTON                  120 S MARY STREET        EUSTIS                 FL         327260000     $64,800.00
0000020257440     NISEWONGER             5235 TYNER AVENUE NW      CANTON                 OH         447080000     $26,000.00
0000020257622     CARLTON                 1486 HEATHER ROAD        DUNEDIN                FL         346980000     $72,250.00
0000020257937     ARMSTRONG                103 WAMPUM ROAD         NARRAGANSET            RI         028820000     $88,000.00
0000020258034     CULLEN                 3581 STATION AVENUE       CENTER VALL            PA         180340000     $93,500.00
0000020258042     EWING                10501 SOUTH STATE STREET    CHICAGO                IL         606280000     $63,325.00
0000020258331     SCHLICHTING            349 CARNATION DRIVE       SHIRLEY                NY         119670000     $76,000.00
0000020258380     LETO                   16208 FANTASIA DRIVE      TAMPA                  FL         336240000     $70,000.00
0000020258398     HAMMOND               9665 CRESTVIEW STREET      ST PTRSBRG             FL         342460000     $37,100.00
0000020258497     KOHR                       1730 FENMORE          FLORISSANT             MO         630310000     $54,800.00
0000020258521     MORGAN                    6905 GLENMORE          ST LOUIS               MO         631210000     $43,180.00
0000020258588     RAINEY                4143 ALBERCA WAY SOUTH     ST PETERSBU            FL         337120000     $48,800.00
0000020258703     STANISZEWSKI           195 LOCKWOOD AVENUE       BUFFALO                NY         142200000     $36,000.00
0000020258760     NICHOLS                  1046 PINE STREET        ST LOUIS               MO         633010000     $43,200.00
0000020258828     RICHARDSON               44 FELIX STREET         PROVIDENCE             RI         029080000     $68,000.00
0000020258844     RICHARDSON             118 JAPONICA STREET       PAWTUCKET              RI         028600000     $77,000.00
0000020259370     CRAINE                   44 NEVADA AVENUE        LONG BEACH             NY         115610000     $31,500.00
0000020259446     BENTON                   23 TEMPLE STREET        PROVIDENCE             RI         029050000     $69,750.00
0000020259727     CARTER                    12400 S PEORIA         CALUMET PAR            IL         606430000     $64,000.00
0000020260089     RITCHIE                  24 DERBY AVENUE         HUNTINGTON             NY         117430000     $85,000.00
0000020260097     BUTLER                   357 MAIN STREET         CROMWELL               CT         064160000     $110,000.00
0000020260162     PEASE                4125 SOUTHWEST 5TH PLACE    CAPE CORAL             FL         339140000     $88,800.00
0000020260386     GROOMS                  8707 BRAZKE COURT        CLINTON                MD         207350000     $126,600.00
0000020260493     DELENGYEL                 215 FEDERAL RD         ENGLISHTOWN            NJ         077260000     $176,000.00
0000020260840     HERNANDEZ               139 EARLEY STREET        BROCKTON               MA         024020000     $69,600.00
0000020261137     RUDD                       16 FUNK ROAD          PORT DEPOSI            MD         219040000     $61,000.00
0000020261640     REBORA                  925 PHEASANT WALK        SCHAUMBURG             IL         601930000     $157,600.00
0000020261665     MCGRAW                    23271 LIBERTY          LAKE VILLA             IL         600460000     $105,000.00
0000020261707     PERKINS                9242 S LAFLIN STREET      CHICAGO                IL         606200000     $73,200.00
0000020261830     POWELL                  50 MOSHIER STREET        GREENWICH              CT         068300000     $91,500.00
0000020261855     HILL                     61 HANSOM PLACE         ROOSEVELT              NY         115750000     $71,000.00
0000020261962     CARDONA                2201 BERKELEY DRIVE       VINELAND               NJ         086300000     $106,000.00
0000020262432     HAMILTON                2413 HORNE STREET        JACKSONVILL            FL         322090000     $33,750.00
0000020262515     LEROY                   5290 SANDRA DRIVE        SPRING HILL            FL         346070000     $27,700.00
0000020262655     BERENZ                 283 PONDEROSA DRIVE       HANOVER                MA         023390000     $116,000.00
0000020263158     HANNAH                   2918 PRAST BLVD.        SOUTH BEND             IN         466280000     $37,500.00
0000020263372     RIVAS                110 SE WASHINGTON COURT     YELM                   WA         985970000     $105,000.00
0000020263711     AUSTIN                2385 PEACHWOOD CIRCLE      ATLANTA                GA         303450000     $66,500.00
0000020263778     DENONCOUR           752 STRAWBERRY FIELD ROAD    WARWICK                RI         028880000     $63,000.00
0000020263851     BOSWELL                  ROUTE 4 BOX 317         FLORENCE               SC         295060000     $51,800.00
0000020264776     SINGLETARY              907 LANEWOOD DRIVE       SEFFNER                FL         335840000     $56,800.00
0000020264974     MARITATO               115 MAPLECREST DRIVE      RONKONKOMA             NY         117790000     $28,400.00
0000020265633     KILGOUR                   874 ROUTE 212          SAUGERTIES             NY         124770000     $57,750.00
0000020265740     JONES               4323 3RD STREET NORTHWEST    WASHINGTON             DC         200110000     $60,000.00
0000020265971     KOLTONUK                 3514 VINTON ROAD        PHILADELPHI            PA         191540000     $45,500.00
0000020266169     REDDING                1532 SATSUMA STREET       CLEARWATER             FL         346160000     $46,500.00
0000020266409     BAPTISTE               8310 MADISON STREET       BROOKSVILLE            FL         346130000     $49,600.00
0000020266433     KOCHER               737 NORTH JEROME STREET     ALLENTOWN              PA         181030000     $97,000.00
0000020266482     ELICIER                  10 PLYMOUTH ROAD        WAREHAM                MA         025710000     $53,400.00
0000020266771     KIENZLE                11335 ELEANOR AVE NE      HARTVILLE              OH         446320000     $31,710.00
0000020266904     LANGLEY                 71 ROSETTE STREET        NEW HAVEN              CT         065190000     $68,000.00
0000020266946     GREEN                   159 SPRING STREET        NAUGATUCK              CT         067700000     $93,750.00
0000020267126     MENKEL                  525 EDWARD STREET        ALGONAC                MI         480010000     $33,000.00
0000020267381     HACKETT                  6406 24TH PLACE         HYATTSVILLE            MD         207820000     $107,950.00
0000020267472     CLARKE                    9613 KRAUSE RD         CHESTERFIEL            VA         238320000     $73,780.00
0000020267514     MACDONALD               13 MICHIGAN DRIVE        HUDSON                 MA         017490000     $105,000.00
0000020267522     JOHNSON             459 COLONEL LEDYARD HIGHW    LEDYARD                CT         063390000     $82,500.00
0000020268066     LIEBERHER            319 N THIRTEENTH STREET     ALLENTOWN              PA         181020000     $58,100.00
0000020268728     COLLIN                   156 QUEEN STREET        BRISTOL                CT         060100000     $97,500.00
0000020268777     PAGAN                  211 WEST ALVA STREET      TAMPA                  FL         336030000     $38,800.00
0000020268884     HIBBERT                634 SAVANNAH AVENUE       LAKELAND               FL         338010000     $33,600.00
0000020269049     LINDSEY               127 WILMINGTON AVENUE      DORCHESTER             MA         021240000     $103,000.00
0000020269247     MARKS                      38 J STREET           HULL                   MA         020450000     $64,000.00
0000020269270     MITCHELL              643 KENILWORTH AVENUE      CHERRY HILL            NJ         080020000     $84,000.00
0000020269890     GARDNER                   7 CRANE STREET         DANVERS                MA         019230000     $102,000.00
0000020270302     DEV                        39 WOOD ROAD          PELHAM                 NH         030760000     $194,500.00
0000020270310     CHAPMAN             13220 SOUTHEAST 1ST STREE    FORT MYERS             FL         339050000     $44,000.00
0000020270476     PIERRE                 1137 NAMEOKE STREET       FAR ROCKAWY            NY         116910000     $80,000.00
0000020270591     JONES                   1837 MATTERHORN DR       ORLANDO                FL         328180000     $51,000.00
0000020271375     FLANNERY               2761 NORTHWEST BLVD       COLUMBUS               OH         432210000     $157,500.00
0000020271474     BURPEE                   6 OLD COACH ROAD        NASHUA                 NH         030620000     $140,250.00
0000020272092     DENNIS                 20 FREDERICK STREET       E PROVIDNC             RI         029160000     $105,600.00
0000020272142     MILHOMENS                25 FRANCA DRIVE         BRISTOL                RI         028090000     $70,000.00
0000020272399     MAHONEY                  3410 NORTH OZARK        CHICAGO                IL         606340000     $110,500.00
0000020272431     SCHILLER             906 S UNDERMOUNTAIN ROAD    SHEFFIELD              MA         012570000     $38,500.00
0000020272522     BURNS                 4732 WEST ADAMS STREET     CHICAGO                IL         606440000     $49,900.00
0000020272654     CONROY                  4340 HARBOUR LANE        NO FT MYERS            FL         339030000     $75,000.00
0000020272985     CLARKE                   6905 N 84TH AVE         PINELLAS PA            FL         346650000     $17,500.00
0000020273264     JONES               18917 FERRY LANDING CIRCL    GERMANTOWN             MD         208740000     $113,000.00
0000020273488     LEAKE                  3209 BARCROFT DRIVE       LANDOVER               MD         207850000     $109,600.00
0000020273546     VILLENEUVE             99-101 SISSON STREET      PAWTUCKET              RI         028600000     $50,000.00
0000020273769     SIMON                 11614 NORTH 52ND ROAD      RYL PALM BC            FL         334110000     $99,000.00
0000020273793     WEBB                      404 W TEVER ST         PLANT CITY             FL         335660000     $37,600.00
0000020273967     RASKIN                  1477 HASTINGS ROAD       SPRING HILL            FL         346080000     $49,000.00
0000020274148     GRAZULIS                 94 PRESCOTT ROAD        WHITINSVILL            MA         015880000     $84,000.00
0000020274205     PETERSON                808 URSULA STREET        OCOEE                  FL         347610000     $32,500.00
0000020274627     CAMPBELL                241 MYRTLE STREET        ROCKLAND               MA         023700000     $100,000.00
0000020274775     ALESSI                  82 SHAW FARM ROAD        HOLLISTON              MA         017460000     $136,500.00
0000020274965     GALAN               1309 3RD AVENUE NORTHEAST    RUSKIN                 FL         335700000     $24,000.00
0000020275335     BLAIS                5145 HUMMINGBIRD AVENUE     INVERNESS              FL         344520000     $54,000.00
0000020275343     ROCHE               8115 NORTH THATCHER AVENU    TAMPA                  FL         336140000     $48,900.00
0000020275616     SPENCER             3618 EAST NORTH BAY STREE    TAMPA                  FL         336100000     $60,000.00
0000020275657     HUNT                 1827 GREAT FALLS STREET     MCLEAN                 VA         221010000     $156,375.00
0000020275897     SCUDDER               7736 WEST 167TH STREET     TINLEY PARK            IL         604770000     $106,250.00
0000020276440     LANG                  1352 SPRINGDALE STREET     CLEARWATER             FL         346150000     $35,200.00
0000020276911     TRIMARCO                12 WILLIAMS STREET       RIO GRANDE             NJ         082420000     $75,000.00
0000020277117     HIGGINS               4107 LORD JEFF STREET      GREENSBORO             NC         274050000     $73,000.00
0000020277497     SYONTKO                    8 FAWN DRIVE          OLD BRIDGE             NJ         077470000     $125,000.00
0000020277653     RICHARDS               4880 PENNYROYAL ROAD      FRANKLIN               OH         450050000     $55,000.00
0000020277885     STUBLER               11055 ELGIN BOULEVARD      SPRING HILL            FL         346080000     $60,000.00
0000020278016     GAULT                1555 SOUTH FLORAL AVENUE    BARTOW                 FL         338300000     $41,900.00
0000020278099     MONTEJO                 18722 YOCAM AVENUE       LUTZ                   FL         335490000     $67,150.00
0000020278305     WILLIAMS               2904 NE 26TH STREET       WASHINGTON             DC         200180000     $70,000.00
0000020278511     GILMAN                   29 KENNEDY DRIVE        WEST HAVERS            NY         109930000     $37,000.00
0000020278735     MAHER                    96 PALMER CIRCLE        HOPKINTON              RI         028320000     $66,000.00
0000020279444     HUDSON               3304 NANCE COUNTRY DRIVE    CLIMAX                 NC         272330000     $37,000.00
0000020279550     PHILLIPS                 7607 SURREY LANE        INDIAN TRAI            NC         280790000     $67,000.00
0000020279675     ANDREWS               206 SIR LAWRENCE DRIVE     SANFORD                FL         327710000     $44,450.00
0000020279816     BOCCONE              219 EAST ORCHARD STREET     HAMMONTON              NJ         080370000     $78,500.00
0000020280111     PATERNOSTRO                35 TODDS WAY          EASTON                 CT         066120000     $158,000.00
0000020280293     PEARCE                  96 RIVERVIEW DRIVE       INGLIS                 FL         326490000     $61,200.00
0000020280434     FOLEY                    87 LYNFORD ROAD         RICHBORO               PA         189540000     $192,000.00
0000020280459     DOMBROSKI                265 CELIA DRIVE         WOLCOTT                CT         067160000     $30,000.00
0000020280632     NEMOTO                  328 TEABERRY COURT       TOMS RIVER             NJ         087530000     $105,000.00
0000020280988     CARTER                 102-04 216TH STREET       QUEENS VLLG            NY         114280000     $56,000.00
0000020281028     GIONTI                    14 YORK DRIVE          COVENTRY               RI         028160000     $79,400.00
0000020281655     LOCKHART               9902 BUD RHODEN ROAD      PALMETTO               FL         342210000     $55,000.00
0000020281754     SANDERS                   529 LEWIS ROAD         EUREKA                 MO         630250000     $43,600.00
0000020281929     OLSON                2206 W UNIVERSITY AVENUE    GAINESVILLE            FL         326020000     $63,700.00
0000020281945     MILLER               7347 FLORAL RIDGE DRIVE     JACKSONVILL            FL         322110000     $72,000.00
0000020281978     SANCHEZ                9621 OVERLOOK DRIVE       TEMPLE TERR            FL         336170000     $62,300.00
0000020282174     ORVELLA                30907 11TH AVENUE SW      FEDERAL WAY            WA         980230000     $120,800.00
0000020282448     BIENIEK                 83-30 242ND STREET       QUEENS                 NY         114260000     $84,500.00
0000020282620     LEIST                   104 ROSEANN AVENUE       LOWER TWP              NJ         082040000     $57,000.00
0000020282778     MERVIN              6175 WEST PETTIFORD DRIVE    JACKSONVILL            FL         322090000     $34,000.00
0000020282976     MAIDEN                   9426 MATHOG ROAD        RIVERVIEW              FL         335690000     $46,000.00
0000020283347     DOMAGALA                 17550 EAGLE LANE        LUTZ                   FL         335490000     $57,750.00
0000020283800     FOX                      3052 SMITH ROAD         CANANDAIGUA            NY         144240000     $63,000.00
0000020284006     THOMPSON               3840 NW 187TH STREET      MIAMI                  FL         330550000     $56,000.00
0000020284014     SCOTT                  3002 VAN BUREN DRIVE      TAMPA                  FL         336110000     $44,500.00
0000020284055     ROBERTSON               17 BARBERRY COURT        MASSAPEQUA             NY         117580000     $146,265.00
0000020284311     ALEXANDER             136-28 WESTGAGE AVENUE     SPRNGFLD GD            NY         114130000     $85,500.00
0000020284337     GAMANS                47 SANDY POND PARKWAY      BEDFORD                NH         031100000     $103,500.00
0000020284659     CUSMANO                 2323 HIVELY STREET       SARASOTA               FL         342310000     $85,000.00
0000020284691     SWEARS                  29 BARCLAY STREET        WORCESTER              MA         016040000     $69,600.00
0000020284956     GRANT                   939 ARDOON STREET        JACKSONVILL            FL         322080000     $30,000.00
0000020285060     MATLAK                   379 WEST AVENUE         DARIEN                 CT         068200000     $36,000.00
0000020285219     MARFEO                 269 CARPENTER STREET      PROVIDENCE             RI         029100000     $57,000.00
0000020285326     POTTS                   3834 BERRY AVENUE        DREXEL HILL            PA         190260000     $68,000.00
0000020285474     ORTA                     17833 EAGLE LANE        LUTZ                   FL         335490000     $48,700.00
0000020285573     KELLY                1495 SARATOGA AVENUE NE     WASHINGTON             DC         200180000     $77,300.00
0000020285862     KENNEY               6628 NORTH BROAD STREET     PHILADELPHI            PA         191260000     $49,000.00
0000020286670     AITCHISON               14701 MAHOE COURT        FT MYERS               FL         339080000     $108,500.00
0000020286803     THIBEAULT                129 SANDOWN ROAD        DANVILLE               NH         038190000     $68,500.00
0000020286852     AGUDO                1940 NORTH TRIPP AVENUE     CHICAGO                IL         606390000     $32,338.38
0000020287041     COCHRANE                 26 OCONNELL ROAD        EAST HADDAM            CT         064230000     $45,000.00
0000020287058     GEORGE                    3755 LAN DRIVE         ST LOUIS               MO         631250000     $56,500.00
0000020287322     LAROSE                    17 LIVOLI ROAD         FRAMINGHAM             MA         017010000     $131,950.00
0000020287470     GENA                  3829 WEST 83RD STREET      CHICAGO                IL         606520000     $153,000.00
0000020287843     MOSES                    65 WESTMORE ROAD        MATTAPAN               MA         021260000     $89,000.00
0000020288098     THOMPSON                 25 OCEAN STREET         PROVIDENCE             RI         029050000     $53,600.00
0000020288270     ESPOSITO                5 MAYBROOK CIRCLE        EASTCHESTER            NY         107080000     $155,000.00
0000020288353     SCAFIDI               831-33 BOULEVARD EAST      WEEHAWKIN              NJ         070870000     $150,000.00
0000020288379     BURGESS                 2112 MARBURY DRIVE       DISTRCT HGT            MD         207470000     $110,800.00
0000020288445     WEBER                    4808 NORTH ALBY         ALTON                  IL         620350000     $29,900.00
0000020288825     LINES                 1176 WOODBRIDGE DRIVE      CONYERS                GA         302070000     $58,400.00
0000020288916     WILLIAMS             6507 SPANISH MOSS CIRCLE    TAMPA                  FL         336250000     $64,000.00
0000020289369     STEFFEN                  2009 FARNHAM CT         SCHAUMBURG             IL         601940000     $89,300.00
0000020289443     ROSENTHAL               17 WILMETTE AVENUE       GLENVIEW               IL         600250000     $164,000.00
0000020289484     GROVES               8150 8200 OLD POST ROAD     PORT RICHEY            FL         346680000     $42,700.00
0000020289799     MARTIN                  445 E MAIN STREET        STRATFORD              CT         064970000     $96,100.00
0000020289906     JEREJIAN               25 COGGESHALL STREET      PROVIDENCE             RI         029080000     $65,000.00
0000020290185     KEMPF                  101 MACKENZIE AVENUE      PROSPECT PA            PA         190760000     $54,000.00
0000020290201     STEEDMAN               82 COUNTRY CLUB ROAD      BELLPORT               NY         117130000     $108,800.00
0000020290292     MASON                  5509 OLD POND DRIVE       DUBLIN                 OH         430170000     $142,500.00
0000020290391     ROBERTSON                   AGNEW ROAD           BEEKMANTOWN            NY         129620000     $54,000.00
0000020290409     STORTI                   160 WHITMAN ROAD        ROCHESTER              NY         146160000     $80,750.00
0000020290474     HODGE                   1546 CATHAY DRIVE        SAN JOSE               CA         951220000     $100,000.00
0000020290573     MCDONALD               12037 MILTON STREET       SILVER SPRG            MD         209020000     $94,350.00
0000020290912     FROST                 3708 OLD LEESBURG ROAD     COLUMBIA               SC         292090000     $38,200.00
0000020291217     GLASS                  40 CHRISTIAN AVENUE       SETAUKET               NY         117330000     $100,000.00
0000020291290     ROSEN                    306 BIRCH DRIVE         LAFAYETTE H            PA         194440000     $101,600.00
0000020291415     MANN                      301 MERCURY DR         ORANGE PARK            FL         320730000     $54,200.00
0000020291548     FORGUE                    70 DEXTER ROAD         SCITUATE               RI         028570000     $72,600.00
0000020291886     OLIVER                   OLD TRENTON ROAD        CRANBERRY              NJ         085120000     $68,000.00
0000020292264     WHITE                  193 GLENROSE AVENUE       BRAINTREE              MA         021840000     $66,000.00
0000020292322     HAN                    1095 NE 84TH STREET       MIAMI                  FL         331380000     $55,000.00
0000020292348     GRANT                     4417 DERY ROAD         UPPER MARLB            MD         207720000     $107,100.00
0000020292553     UTH                     331 CHURCH AVENUE        WARWICK                RI         028890000     $46,000.00
0000020292611     REBIDEAU               1108 STERLING AVENUE      LINWOOD                PA         190610000     $37,000.00
0000020292793     VOID                     10713 TRAFTON DR        UPPER MARLB            MD         207720000     $131,750.00
0000020292801     KNAPP                 2120 IRISH POTATO ROAD     CONCORD                NC         280250000     $46,800.00
0000020292892     MARTIN                   3133 RANGER ROAD        CLOVER                 SC         297100000     $61,360.00
0000020293353     JONES                   58 BEECHWOOD ROAD        MONTVILLE,             CT         063700000     $88,400.00
0000020293452     HORVATH                   8251 N KOLMAR          SKOKIE                 IL         600760000     $135,000.00
0000020294906     KLEISLER              6918 KING ARTHUR ROAD      JACKSONVILL            FL         322110000     $42,800.00
0000020295200     DEYOUNG                    903 RED ROAD          INDEPENDENC            MO         640550000     $67,000.00
0000020295259     BRASFIELD              9601 CARRIMAE COURT       CRESTWOOD              MO         631260000     $41,600.00
0000020295523     CORPORAL                 7538 29TH STREET        SACRAMENTO             CA         958220000     $71,250.00
0000020295853     HICKS                   18854 QUEENS ROAD        HOMEWOOD               IL         604300000     $94,612.85
0000020296158     MATRE               7317 LOWER EAST HILL ROAD    COLDEN                 NY         140330000     $55,000.00
0000020296281     LEFFEL                5415 LAKE LUTHER ROAD      LAKELAND               FL         338050000     $52,500.00
0000020296331     BESARES                   4700 N 5TH AVE         ST PETERSBU            FL         337130000     $57,200.00
0000020296471     BROOKS                 7415 HENBANE STREET       ETIWANDA               CA         917390000     $105,000.00
0000020296562     LACLAIR                   3 APRIL AVENUE         BOSCAWEN               NH         033030000     $68,000.00
0000020297073     BARBER                  7420 HICKOCK COURT       TALLAHASSEE            FL         323120000     $68,000.00
0000020297214     ZABARO               3121-3123 SW 24TH STREET    MIAMI                  FL         331450000     $97,750.00
0000020297255     LEE                     4250 CARLENE DRIVE       COLUMBUS               GA         319070000     $60,350.00
0000020297461     SHOOP                1014 EAST HOLLAND STREET    TAMPA                  FL         336120000     $48,000.00
0000020297537     INFINGER            1014 VICTOR HERBERT DRIVE    LARGO                  FL         346410000     $52,000.00
0000020297628     MCKELVIN                 6218 CARTER LANE        RIVERDALE              MD         207370000     $63,750.00
0000020298022     FRANZ                 2010 GINKGO STREET SE      AUBURN                 WA         980020000     $92,000.00
0000020298154     BAUMGARDNER            7230 GLENRIDGE DRIVE      HYATTSVILLE            MD         207840000     $58,000.00
0000020298436     GOODWIN                  7537 SEQUOIA DR         NEW PORT RI            FL         346530000     $51,000.00
0000020298444     MCCAIN                  12655 CONDOR DRIVE       JACKSONVILL            FL         322230000     $54,600.00
0000020298485     TORDORF                285 RICHMOND STREET       TAUNTON                MA         027800000     $52,300.00
0000020299111     CAMPBELL            115-20 VAN WYCK BOULEVARD    QUEENS                 NY         114200000     $84,500.00
0000020299442     FARR                  50 FENWOOD GROVE ROAD      OLD SAYBROO            CT         064750000     $150,000.00
0000020299624     CASSELL                 4262 GENOA AVENUE        JACKSONVILL            FL         322100000     $45,000.00
0000020299707     MOSS                 859 BOWLING GREEN DRIVE     WESTBURY               NY         115900000     $144,500.00
0000020299905     CARPENTER             1611 ELK SPRINGS DRIVE     BRANDON                FL         335110000     $51,900.00
0000020299970     WEBB                      7125 MILLS AVE         JACKSONVILL            FL         322110000     $55,000.00
0000020300158     MANNIX              2437 10TH AVENUE SOUTHWES    LARGO                  FL         346400000     $67,500.00
0000020300281     SALEMMA                   100-02 MAIN ST         BALTIC                 CT         063300000     $77,000.00
0000020300604     SALING                   80 VERNON STREET        MANCHESTER             CT         060400000     $92,500.00
0000020300711     MILLER                   3910 ROUTE #212         RIEGELSVILL            PA         180770000     $74,000.00
0000020300737     ROCKS               2113 BARCELONA DRIVE SOUT    ST PTRSBRG             FL         337120000     $68,800.00
0000020300869     PRUETT                  1220 VESTAL COURT        RURAL HALL             NC         270450000     $56,800.00
0000020301297     CINQUEPALMI            4431 N SAYRE AVENUE       HARWOOD HEI            IL         606560000     $95,000.00
0000020301792     ANDREWS                4718 QUADRANT STREET      CAPITOL HTS            MD         207430000     $77,800.00
0000020301826     KLEM                  420 N HAMILTON AVENUE      LINDENHURST            NY         117570000     $25,000.00
0000020302105     JOHNSON                  11 ROCKNE STREET        HUNTINGTON             NY         117430000     $75,200.00
0000020302436     LEMKE                     93 GALLUP ROAD         BROCKPORT              NY         144200000     $118,000.00
0000020302584     SCHEWE                7251 FIELDS ERTEL ROAD     CINCINNATI             OH         452410000     $46,400.00
0000020303012     BARNS                   1020 BURNETT ROAD        CHICOPEE               MA         010200000     $54,000.00
0000020303194     BOBECK                 60 HUMMINGBIRD DRIVE      NORTH BRANF            CT         064710000     $108,000.00
0000020303285     COPPOLLA                16 SOUTH HILL ROAD       HOPEWELL               NJ         085250000     $100,000.00
0000020303319     FRIER                 3919 DEL VALLE AVENUE      TAMPA                  FL         336140000     $42,400.00
0000020303418     WHITE                 1748 KING EDWARD DRIVE     KISSIMMEE              FL         347440000     $100,725.00
0000020303533     KINDERMANN            6 HICKORY VALLEY COURT     O'FALLON               MO         633660000     $113,600.00
0000020303558     SALKEY                  954 E 212TH STREET       BRONX                  NY         104690000     $127,000.00
0000020303871     CARBONE                  28 BAYSHORE ROAD        WEST ISLIP             NY         117950000     $62,200.00
0000020304036     CHERUNDOLO               38631 KINGSBURY         LIVONIA                MI         481540000     $136,000.00
0000020304085     SOANES                    28 OTIS STREET         BATAVIA                NY         140200000     $60,000.00
0000020304127     PISANO                 407-409 BRUCE AVENUE      STRATFORD              CT         064970000     $69,500.00
0000020304705     STERON                303 WILLOWCREST DRIVE      ROCHESTER              NY         146180000     $108,750.00
0000020304838     KAPUSTINSKI           86 KENSINGTON HEIGHTS      MERIDEN                CT         064500000     $63,000.00
0000020305082     DONES                   1859 LORING PLACE        BRONX                  NY         104530000     $116,250.00
0000020305140     JONES                    71 LAYTON STREET        LYONS                  NY         144890000     $57,000.00
0000020305173     CASE                   13 WASHINGTON STREET      FORT EDWARD            NY         128280000     $48,750.00
0000020305546     CULBREATH                305 COLUMBIA ST         ARCADIA                FL         338210000     $30,750.00
0000020305629     VITALE                   44 DURWIN STREET        MIDDLETOWN             CT         064570000     $89,900.00
0000020305645     SATRIANO            8510 SOUTH KILBOURN AVENU    CHICAGO                IL         606520000     $128,000.00
0000020305850     KAHELE                  19223 ALMADIN AVE        CERRITOS               CA         907010000     $175,000.00
0000020305942     GARDOCKI                7115 GLENWOOD LANE       HANOVER PRK            IL         601030000     $89,250.00
0000020306338     MUSA                 276 VANDERBILT BOULEVARD    OAKDALE                NY         117690000     $37,500.00
0000020306353     GUZMAN               1854 W CULLERTON STREET     CHICAGO                IL         606080000     $44,500.00
0000020306486     ABIUSO                  1542 E 95TH STREET       BROOKLYN               NY         112360000     $54,500.00
0000020306692     KNOOP                    6643 MAPLE LANE         TINLEY PARK            IL         604770000     $81,304.17
0000020306924     FREEMAN                  5415 BUMBY ROAD         PANAMA CITY            FL         324040000     $77,680.00
0000020307013     HANKO                  64 BROOKFIELD AVENUE      CENTER MORI            NY         119340000     $32,500.00
0000020307377     BROWN                929 WEST GARNETT STREET     LANTANA                FL         334620000     $56,000.00
0000020307393     LAVALLEE                 27 REVERE AVENUE        WEST WARWIC            RI         028930000     $83,500.00
0000020307419     FAGAN                   387 GRUNDY AVENUE        HOLBROOK               NY         117410000     $122,400.00
0000020307468     WRAGG                 617 NORTH 63RD AVENUE      PENSACOLA              FL         325060000     $21,000.00
0000020307500     COOK                   741 WEST 12TH STREET      NEW CASTLE             DE         197200000     $35,000.00
0000020307641     CARVER                  5302 MURRHEE DRIVE       SEFFNER                FL         335840000     $32,000.00
0000020307658     PARKER                  131 CHESHIRE ROAD        BETHANY                CT         065240000     $85,000.00
0000020307690     WYNN                1642 W EXPERIMENT STATION    QUINCY                 FL         323510000     $44,500.00
0000020307906     DABATE                 136 RUSHMORE AVENUE       PROVIDENCE             RI         029090000     $75,600.00
0000020308011     GIBLIN               607 SOUTH ALBANY STREET     ITHACA                 NY         148500000     $55,000.00
0000020308425     SANFORD                   4409 CEPEDA ST         ORLANDO                FL         328110000     $38,000.00
0000020308599     SAINDON                 1330 PETERSBURG CT       CAROL STREA            IL         601880000     $85,465.00
0000020308896     DAVIS                  4409 BELFIELD DRIVE       GREENSBORO             NC         274050000     $62,000.00
0000020309217     CHARLES                111-48 139TH STREET       JAMAICA                NY         114350000     $34,000.00
0000020309233     MALLOZZI                337 ONEIDA AVENUE        PORT CHARLO            FL         339520000     $59,500.00
0000020309316     PECK                  3437 SPRING GLEN ROAD      JACKSONVILL            FL         322070000     $49,600.00
0000020309324     BLIMLINE                108 NORTHWAY ROAD        REISTERSTOW            MD         211360000     $103,700.00
0000020309373     PHELAN                 1085 SOUTH WATERFORD      FLORISSANT             MO         630330000     $43,500.00
0000020309605     DEVAN                  10114 EASTLAKE DRIVE      FAIRFAX                VA         220320000     $156,000.00
0000020310009     HALIBURTON             9353 FORESTVIEW ROAD      EVANSTON               IL         602010000     $92,000.00
0000020310223     CUNNINGHAM            1257 EDENVILLE AVENUE      CLEARWATER             FL         346240000     $20,000.00
0000020310629     HAUGHEY                 120 FREEMAN DRIVE        ST LOUIS               MO         631290000     $54,400.00
0000020310660     WARD                1307 NORTH FERRELL STREET    PLANT CITY             FL         335660000     $51,200.00
0000020310876     GILLEN                   17 BAKER STREET         HALIFAX                MA         023380000     $70,000.00
0000020312385     BAIRD                  966 MANCELONA DRIVE       N MUSKEGON             MI         494450000     $74,400.00
0000020312922     KEEFE                     4210 70TH AVE          LANDOVER HI            MD         207840000     $89,600.00
0000020313094     THEISS                 537 SALT POINT ROAD       POUGHKEEPSI            NY         126010000     $83,000.00
0000020313169     GOMES                    94 SABIN STREET         PAWTUCKET              RI         028600000     $69,600.00
0000020313516     EDWARDS                  191 CANBY CIRCLE        SPRING HILL            FL         346060000     $54,000.00
0000020313524     SHEERAN                488 SYRACUSE AVENUE       MASSAPEQUA,            NY         117580000     $75,000.00
0000020313680     FERRANS             3750 SOUTHWEST 332ND PLAC    FEDERAL WAY            WA         980230000     $90,000.00
0000020313995     DOIRE                     41 POUND ROAD          CUMBERLAND             RI         028640000     $37,500.00
0000020314233     KOLBERT                  6048 WARREN AVE         NEW PORT RI            FL         346530000     $37,600.00
0000020314407     HOSKIN                 1519 WHITEHALL DRIVE      MOGADORE               OH         442600000     $54,000.00
0000020314423     MACARI                 61 CHARLOTTE STREET       NORTH PROVI            RI         029040000     $59,500.00
0000020314829     WOLFGANG                63 CAMPBELL AVENUE       REVERE                 MA         021510000     $52,200.00
0000020315297     VIATOR                 6102 HIBBLING AVENUE      SPRINGFIELD            VA         221500000     $121,500.00
0000020315586     KENION                    5 SHEPARD ROAD         BLOOMFIELD             CT         060020000     $140,000.00
0000020315677     HIRSCHBERG              522 SAND HILL ROAD       WANTAGH                NY         117930000     $100,000.00
0000020315685     SCANLON             164 SOUTH WHEELING AVENUE    WHEELING               IL         600900000     $102,700.00
0000020316030     MENDOZA             2151 SOUTH TERRRACE DRIVE    NAPA                   CA         945590000     $95,000.00
0000020316055     WAHMANN                  611 POPLAR ROAD         RIVER VALE             NJ         076750000     $200,000.00
0000020316105     JOHNSON                1604 BERKELEY AVENUE      BALDWIN                NY         115100000     $28,000.00
0000020316758     BOYER                   7720 W 25TH AVENUE       BRADENTON              FL         342090000     $32,000.00
0000020316766     ROSS                    383 MONROE STREET        BROOKLYN               NY         112210000     $100,500.00
0000020316865     RYAN                       302 TULIP LN          INVERNESS              FL         344520000     $28,000.00
0000020317061     YODER                  106 BRAITHWAITE LANE      QUAKERTOWN             PA         189510000     $73,000.00
0000020317152     WILSHERE                 6 GLENWOOD ROAD         MT HOLLY               NJ         080600000     $102,000.00
0000020317277     LLOYD                222 NORTH ORCHARD STREET    WALLINGFORD            CT         064920000     $95,250.00
0000020317285     FROMM                   OLD RT 22 BOX 725        WINGDALE               NY         125940000     $91,000.00
0000020317327     HENDERSON              710 PINECREST DRIVE       BARTOW                 FL         338300000     $48,000.00
0000020317335     PARKER                   2800 CANAL ROAD         MIRAMAR                FL         330250000     $91,375.00
0000020317418     BLAN                    689 WHITEHEAD ROAD       BUFORD                 GA         305180000     $66,000.00
0000020318051     MYERS                 754 LINCOLN NORTHWEST      GRAND RAPID            MI         495040000     $56,950.00
0000020318200     HOLDEN                   922 GEORGIA ROAD        GOSHEN                 IN         465260000     $74,400.00
0000020318457     KELLY                    17518 BROOK BLVD        BOTHELL                WA         980120000     $85,000.00
0000020318572     MONTS                1409 K STREET SOUTHEAST     WASHINGTON             DC         200030000     $69,000.00
0000020318705     BUSH                5839 MARTIN LUTHER KING D    JACKSONVILL            FL         322190000     $41,600.00
0000020318762     RODRIGUEZ                 8 VINE STREET          CENTEREACH             NY         117200000     $111,200.00
0000020318796     REBSTON              14116 LITTLE RANCH ROAD     SPRING HILL            FL         346100000     $46,400.00
0000020319216     BEAGAN                  8 RIDGEWAY AVENUE        WARWICK                RI         028890000     $77,600.00
0000020319786     WOLBACH                  26 LAUREL DRIVE         JIM THORPE             PA         182290000     $71,000.00
0000020319844     TIERNEY                   563 LEX DRIVE          CHARLOTTE              NC         282620000     $50,000.00
0000020319976     GRAHAM                4683 NORTH 56TH AVENUE     ST PTRSBRG             FL         337140000     $48,000.00
0000020320529     SUYDAM                 2452 MATHESON AVENUE      SPRING HILL            FL         346080000     $62,900.00
0000020320677     SLOCUM                 5720 W GRANGE AVENUE      OAK FOREST             IL         604520000     $112,000.00
0000020320909     HIRSCH                  20 SIRRETT STREET        BUFFALO                NY         142200000     $55,000.00
0000020321097     PERRY               6813 N CIRCLE CREEK DRIVE    PINELLAS PK            FL         346650000     $63,300.00
0000020321105     SCHILT                  3340 SW ADRIAN AVE       LARGO                  FL         346440000     $60,000.00
0000020321113     STRATE                  110 GREENWOOD ROAD       NORTH KINGS            RI         028520000     $126,400.00
0000020321477     BAITY                   BOX 218 WILLS ROAD       ADVANCE                NC         270060000     $75,200.00
0000020321865     SOVIERO                 82-30 234TH STREET       QUEENS,                NY         114270000     $40,900.00
0000020322004     BRUEHL                   44 WINSIDE LANE         CORAM                  NY         117270000     $65,600.00
0000020322087     DILLON               1652 NORTH MOZART STREET    CHICAGO                IL         606470000     $55,000.00
0000020322111     BAYLEY               147 LOCUSTWOOD BOULEVARD    ELMONT                 NY         110030000     $84,600.00
0000020322749     DARBY   JR               1900 DARBY ROAD         SARASOTA               FL         342400000     $56,000.00
0000020322871     MORANO                  60 HAMILTON AVENUE       GROTON                 CT         063400000     $67,200.00
0000020323101     JOHNSON                  ROUTE 1 BOX 1555        MONTROSS               VA         225200000     $81,600.00
0000020323184     PAWLICK                   23 DANA STREET         NORTH ANDOV            MA         018450000     $135,800.00
0000020323747     WILLIS                   123 JUNE STREET         MARSHFIELD             MA         020500000     $69,000.00
0000020324117     POST                    3701 N 72ND STREET       ST PETERSBU            FL         337100000     $45,000.00
0000020324695     REED                     616 WHITE STREET        BEACH                  FL         321140000     $45,500.00
0000020324919     TAYLOR                  14 TOPSTONE DRIVE        DANBURY                CT         068100000     $55,000.00
0000020325122     BUTTNER                 1502 GREEN STREET        CHARLOTTESV            VA         229010000     $88,000.00
0000020325239     PASTROF               21 UPPER HIBERNIA ROAD     ROCKAWAY               NJ         078660000     $106,000.00
0000020325262     LUCIAN                  779 RUSSELL STREET       NEW HAVEN              CT         065130000     $34,000.00
0000020325593     JAMES                 22240 276TH AVENUE SE      MAPLE VALLE            WA         980380000     $116,250.00
0000020325627     DIPPOLD SR            837 QUINNIPIAC AVENUE      NEW HAVEN              CT         065100000     $99,000.00
0000020325833     POINDEXTER              67 WOODBINE AVENUE       NEWARK                 NJ         071060000     $67,000.00
0000020326054     MURRAY               1614 BURRY CIRCLE DRIVE     CREST HILL             IL         604350000     $32,000.00
0000020326393     BURKE                 365 ERLANGER BOULEVARD     N BABYLON              NY         117030000     $126,400.00
0000020326864     DELUCA                   96 GRANT AVENUE         E ROCKAWAY             NY         115180000     $115,000.00
0000020326906     BRARDT                   1236 13TH STREET        SARASOTA               FL         342360000     $128,000.00
0000020327078     GARZA                     13426 AVENUE O         CHICAGO                IL         606330000     $55,500.00
0000020327151     RESSLER                  3501 LIBBY LOOP         TAMPA                  FL         336190000     $36,000.00
0000020327458     BASSETT                4837 WATER OAK LANE       JACKSONVILL            FL         322100000     $95,000.00
0000020327482     EVANS                     38 CANIS COURT         SEWELL                 NJ         080800000     $64,175.00
0000020328787     SUAREZ                6411 MURRAY HILL DRIVE     TAMPA                  FL         336150000     $58,650.00
0000020328928     ALBERTS                1406 BRENTWOOD DRIVE      ROUND LAKE             IL         600730000     $76,000.00
0000020329033     IZLAR               111 19TH STREET SOUTHEAST    WASHINGTON             DC         200030000     $73,100.00
0000020329231     MASON                   7004 SCOTCH DRIVE        LAUREL                 MD         207070000     $94,400.00
0000020329587     FULMER                374 NORTH BOYD STREET      WINTR GARDN            FL         347870000     $50,400.00
0000020329694     BENNETT               4208 EAST 97TH AVENUE      PARRISH                FL         342190000     $56,700.00
0000020329843     ZOLGUS                  8325 WATERS DRIVE        MACEDONIA              OH         440560000     $65,000.00
0000020330288     THIBODEAU               12 INVERNESS LANE        MIDDLETOWN             CT         064570000     $52,500.00
0000020330379     EMANUEL                   8040 HIXTON DR         PORT RICHEY            FL         346680000     $50,625.00
0000020330387     BUSS                  14014 MARGUERITE DRIVE     MADERIA BCH            FL         337080000     $55,200.00
0000020330585     SANDERS                5410 WOODLAND COURT       OXON HILL              MD         207450000     $121,500.00
0000020330627     KEGLER                 378 SHADY GLEN DRIVE      CAPITOL HTS            MD         207430000     $90,100.00
0000020331070     MORRIS               631 DARRINGTON STREET SE    WASHINGTON             DC         200320000     $76,500.00
0000020331252     HALEY                  11217 SE 286TH PLACE      KENT                   WA         980310000     $120,000.00
0000020331278     TEARL                  8 WEST GREEN STREET       MIDDLETOWN             DE         197090000     $76,643.07
0000020331443     LOLLIS                   937 CEDARWOOD DR        DUNEDIN                FL         346980000     $55,000.00
0000020331591     GRIMM                   605 CHURCH STREET        NOKOMIS                FL         342750000     $44,000.00
0000020331674     RUIZ                     4445 S ROCKWELL         CHICAGO                IL         606320000     $76,859.00
0000020331765     SEFCIK                  497 RESERVOIR ROAD       MOUNT HOPE             NY         109400000     $125,000.00
0000020331815     GILMER                 138 IDLEWOOD CIRCLE       SPARTANBURG            SC         293020000     $50,320.00
0000020332318     DROEGE                    68 WEST DRIVE          RONKONKOMA             NY         117790000     $100,800.00
0000020332391     KYVE                  8 SPRUCE TERRACE ROAD      DANBURY                CT         068100000     $191,250.00
0000020332532     DELMOLINO               320 LIME KILN ROAD       SHEFFIELD              MA         012300000     $66,300.00
0000020332540     MONDELCI               107 WEST MAIN STREET      CHESTER                CT         064120000     $164,500.00
0000020332946     MOIR                     18 ROSLYN STREET        HARTFORD               CT         061060000     $68,200.00
0000020333084     MAVROMATIS              1022 E LIME STREET       TARPON SPRI            FL         346890000     $58,500.00
0000020333605     FELLECHNER             1153 FORTY FOOT ROAD      KULPSVILLE             PA         194430000     $73,500.00
0000020334298     PLUNKETT                 8233 S RIDGELAND        CHICAGO                IL         606170000     $50,000.00
0000020334306     STEIGERWALD          209 EAST PRESTON AVENUE     WILDWOOD CR            NJ         082600000     $88,000.00
0000020335220     ARMSTRONG            1220 WEST BACALL STREET     JACKSONVILL            FL         322180000     $47,600.00
0000020335451     CARBONI                3046 COLUMBUS AVENUE      JACKSONVILL            FL         322050000     $32,400.00
0000020335519     CLEVEN                  304 LOCUST AVENUE        COLONIAL BE            VA         224430000     $70,000.00
0000020336004     PAHL                   401 E GREEN ACRES DR      VALPARAISO             IN         463830000     $85,500.00
0000020336426     GITTENS                 5-9 ACADEMY AVENUE       PLAINFIELD             NJ         070600000     $116,000.00
0000020336616     REESE                  8386 FLAME VINE AVE       LARGO                  FL         346470000     $52,000.00
0000020336632     GALUNAS                 528 MOHAWK AVENUE        NORWOOD                PA         190740000     $68,000.00
0000020336863     SALINAS                  2322 SOUTH AVERS        CHICAGO                IL         606230000     $46,200.00
0000020337077     HUNT                    612 FOURTH STREET        NIAGARA FAL            NY         143040000     $38,500.00
0000020337259     EGGERUD                4351 S 321ST STREET       AUBURN                 WA         980010000     $97,500.00
0000020337861     PERKINS                  147 MAIN STREET         BOXFORD                MA         019210000     $81,000.00
0000020338117     DAIGNEAULT            2053 CITRUS HILL ROAD      PALM HARBOR            FL         346830000     $64,000.00
0000020338315     ROBBINS                 68 EVERETT STREET        MIDDLEBORO             MA         023460000     $74,700.00
0000020338497     STRICKLAND              383 GREENE AVENUE        BROOKLYN               NY         112160000     $70,000.00
0000020338521     HOLLIS                  5130 MAPLE AVENUE        ST LOUIS               MO         631130000     $40,800.00
0000020338810     CLAIR                   9740 BRECKENRIDGE        ST LOUIS               MO         631140000     $49,600.00
0000020339602     WILLIAMS               111-16 167TH STREET       JAMAICA                NY         114330000     $90,000.00
0000020340360     EARNSHAW              13202 MARKDALE AVENUE      NORWALK                CA         906500000     $120,000.00
0000020340592     FITZGERALD             832 DURFEE HILL ROAD      GLOCESTER              RI         028140000     $68,500.00
0000020340600     DURHAM               1495 WESTMINISTER DRIVE     MACON                  GA         312040000     $60,000.00
0000020341012     OSTEEN                8086 CANDLEWOOD DRIVE      LARGO                  FL         346430000     $36,500.00
0000020341053     SERRAINO                   32 NELL ROAD          REVERE                 MA         021510000     $131,000.00
0000020341152     NEY                       11 RENEE LANE          NORTH HAVEN            CT         064730000     $146,250.00
0000020341186     CHRONIAK            310 FURNACE BROOK PARKWAY    QUINCY                 MA         021690000     $90,000.00
0000020341335     KURIPLACH                 RD 4 OAK DRIVE         NEW WINDSOR            NY         105500000     $120,000.00
0000020341400     BURNETT              6946 GREENVALE STREET NW    WASHINGTON             DC         200150000     $141,000.00
0000020341467     HABERSHAW               75 LEEDHAM STREET        S ATTLEBORO            MA         027030000     $104,300.00
0000020341475     MONTELEONE               1788 PARK AVENUE        EAST MEADOW            NY         115540000     $105,000.00
0000020341566     MILLS                    30 CARVER CIRCLE        SIMSBURY               CT         060700000     $152,000.00
0000020341582     ELIOPOLOUS             11004 SOUTH AVENUE L      CHICAGO                IL         606170000     $77,600.00
0000020341780     CHRISTENSEN             191 FRIENDLY ROAD        MAHOPAC                NY         105410000     $130,000.00
0000020342267     VAUGHEN               1485 PERIWINKLE DRIVE      DELAND                 FL         327240000     $93,750.00
0000020342713     BECK                  53 NEWPORT BEACH BLVD      EAST MORICH            NY         119400000     $75,000.00
0000020342887     BRUCE                1314 SOUTHWEST 83 AVENUE    NO LDERDALE            FL         330680000     $68,000.00
0000020343174     KEEFER                8382 NORTH 95TH AVENUE     SEMINOLE               FL         346470000     $27,000.00
0000020343364     GYORKOS              2003 WHISPERING PINE ST     LARGO                  FL         346440000     $33,500.00
0000020343448     RAGAN                  COKER & GEANIE ROAD       ARCADIA                FL         338210000     $43,250.00
0000020343497     WOLF                   1170 HAMILTON STREET      JACKSONVILL            FL         322050000     $32,800.00
0000020343596     GRECO                     222 5TH STREET         RIDGEFLD PK            NJ         076600000     $86,000.00
0000020343745     CHAUNCEY               10216 N 23RD STREET       TAMPA                  FL         336120000     $23,800.00
0000020344057     LAGRENADE             109 CUMBERLAND STREET      MASTIC                 NY         119500000     $80,000.00
0000020344099     STOREZ                   352 FALLS AVENUE        WATERTOWN              CT         067790000     $65,000.00
0000020344271     BREEDEN                  2035 DEWEY DRIVE        STAFFORD               VA         225540000     $78,000.00
0000020344784     GREMMERT            17816 31ST DRIVE NORTHEAS    ARLINGTON              WA         982230000     $89,600.00
0000020344818     BARMUTA                5110 SW WAITE STREET      SEATTLE                WA         981160000     $93,750.00
0000020344982     SANDERS                1735 PATTERSON LANE       PACE                   FL         325710000     $39,950.00
0000020345104     SESSIONS                   6 CADY LANE           WAPPINGER              NY         125900000     $94,000.00
0000020345153     HAYES                   131 CALDWELL ROAD        LAWRENCEVIL            GA         302450000     $57,200.00
0000020345310     BAKER                    122 HENRY'S LANE        HANOVER                MA         023390000     $133,600.00
0000020345468     KYTE                   6611 N COOLIDGE AVE.      TAMPA                  FL         336140000     $35,600.00
0000020345492     SQUIRES                   RED HILL ROAD          DENNING                NY         127400000     $64,400.00
0000020345633     THOMPSON               2526 BURCHARD DRIVE       ST LOUIS               MO         631360000     $56,100.00
0000020345757     BONO                     92 SECOND AVENUE        COLLEGEVILL            PA         194260000     $84,000.00
0000020346102     COATES                   5209 58TH AVENUE        RIVERDALE              MD         207370000     $80,000.00
0000020346144     BYNUM                  1311 STALLINGS ROAD       CHAPEL HILL            NC         275160000     $67,125.00
0000020346193     GLENN                 155 1/2 BAILEY STREET      MARS HILL              NC         287540000     $48,875.00
0000020346417     BENSON                  112 ALLISON DRIVE        DALLAS                 GA         301320000     $57,800.00
0000020346755     WALSH                  323 WASHINGTON DRIVE      PENNSVILLE             NJ         080700000     $33,000.00
0000020347043     ROTHY                  3449 SEA GRAPE DRIVE      WINTER PARK            FL         327920000     $45,000.00
0000020347100     GOGA                     116 EILEEN DRIVE        N KINGSTOWN            RI         028520000     $91,600.00
0000020347241     EPPS                     4699 DARLENE WAY        TUCKER                 GA         300840000     $70,000.00
0000020347332     MCCORMICK                 3208 CHEROKEE          ST LOUIS               MO         631180000     $40,000.00
0000020347613     MOUTON                 6822 GROVETON DRIVE       CLINTON                MD         207350000     $118,600.00
0000020347753     LATTRAY              1580 WOODEN BRIDGE TRAIL    BALLWIN                MO         630210000     $78,750.00
0000020347829     WOOD                  5256 CORONADO PARKWAY      CAPE CORAL             FL         339040000     $57,750.00
0000020347944     GELINAS                 91 STAPLES AVENUE        WARWICK                RI         028860000     $70,400.00
0000020348041     MELTON                    RT 2 BOX 4913          CRAWFORDVIL            FL         323270000     $39,500.00
0000020348132     REILLY                  35 ROBERTA AVENUE        FARMINGVILL            NY         117380000     $136,000.00
0000020348249     VERGHESE              1658 NORTH HILL AVENUE     WILLOW GROV            PA         190900000     $100,000.00
0000020348413     MIDDLETON              12 ELLSWORTH STREET       WEST HAVEN             CT         065160000     $79,500.00
0000020348637     PROTICH               11049 NORTH 111TH WAY      SEMINOLE               FL         346480000     $65,800.00
0000020349015     MACOMBER                 11 JACKLYN DRIVE        ROCHESTER              NY         146240000     $45,000.00
0000020349304     DINKO                  109-08 FIRWOOD PLACE      HOLLIS                 NY         114120000     $104,000.00
0000020349528     GONZALEZ                128 FORREST AVENUE       SHIRLEY                NY         119670000     $80,000.00
0000020349585     WESSON                  127 WOODLAND DRIVE       LEXINGTON              SC         290720000     $35,000.00
0000020349767     BUTLER                   28 BEDFORD ROAD         WOBURN                 MA         018100000     $90,000.00
0000020349833     LONGWORTH             4531 WEST KNOX STREET      TAMPA                  FL         336140000     $49,300.00
0000020350443     DANSBY                1655 SWEDESBORO AVENUE     PAULSBORO              NJ         080660000     $35,000.00
0000020350674     ZAVARELLA                95 STATE STREET         SENECA FALL            NY         131480000     $91,000.00
0000020350831     CLARK                     91 LINDA LANE          CARROLLTON             GA         301170000     $39,200.00
0000020350880     PALMISANO                1901 ASPEN LANE         GLENDALE HT            IL         601390000     $94,000.00
0000020350963     NATHANSON                13 NASSAU AVENUE        FREEPORT               NY         115200000     $100,000.00
0000020350971     TROTTER                  5 JAMESON PLACE         MT OLIVE T             NJ         078360000     $125,000.00
0000020351078     O'BRIEN                 185 HUGUENOT DRIVE       MASTIC BCH             NY         119510000     $22,500.00
0000020351086     OBEAR                 2121 LINDELL BOULEVARD     CITY                   IL         620400000     $44,000.00
0000020351227     SMITH               23819 BURLINGTON-COLUMBUS    COLUMBUS               NJ         088220000     $80,000.00
0000020351383     OBRIEN                    PENTECOST ROAD         NORTHFIELD             MA         013600000     $130,200.00
0000020351763     FROST                   75 GARFIELD PLACE        EAST ROCKAW            NY         115180000     $60,000.00
0000020351854     SCHROEDER             181 PORTSMOUTH AVENUE      STRATHAM               NH         038850000     $50,400.00
0000020353066     BEADLES                 202 BLOSSOM STREET       PALMETTO               GA         302680000     $28,700.00
0000020353157     MATKOVICH               4725 SOUTH LAPORTE       CHICAGO                IL         606380000     $77,878.00
0000020353215     TAYLOR              2200 & 2202 SOUTH 60TH ST    OMAHA                  NE         681060000     $55,650.00
0000020353777     MARSHALL               157 EASTERN PARKWAY       MILFORD                CT         064600000     $115,312.00
0000020353801     GLEASON                  ROUTE 7 BOX 359         STAFFORD               VA         225540000     $113,600.00
0000020354700     FISCHER             7043 FOREST ROAD SOUTHWES    DELLROY                OH         446200000     $63,235.00
0000020355129     DAMATO                   14 NANIGIAN ROAD        PAXTON                 MA         016120000     $46,000.00
0000020355236     ENGLISH               14488 SE 43RD TERRACE      SUMMERFIELD            FL         344910000     $38,400.00
0000020355285     SCHWARTZKOPF            49 NORTH ELM LANE        GLENWOOD               IL         604250000     $62,400.00
0000020355533     PALOMBO               624 BUTTONWOODS AVENUE     WARWICK                RI         028860000     $87,400.00
0000020355640     FALCARO               1364 ROLLINGWOOD COURT     TARPON SPRG            FL         346890000     $63,300.00
0000020356051     FONTES                  34 ANDOVER STREET        N PROVIDENC            RI         029040000     $104,000.00
0000020356143     BANDA                   2659 SOUTH KOSTNER       CHICAGO                IL         606230000     $65,300.00
0000020356242     CILLO                 91 SENTINAL HILL ROAD      NORTH HAVEN            CT         064730000     $100,000.00
0000020356721     PAPINEAU                350 TREMONT STREET       REHOBOTH               MA         027690000     $146,615.00
0000020356739     SWIANTEK                 72 GREEN STREET         EAST HAVEN             CT         065120000     $96,200.00
0000020356788     LANDRIO                 7849 ONEIDA TRAIL        BRIDGEPORT             NY         130300000     $80,000.00
0000020357026     HAMPTON             1324 SOUTHEAST 18TH PLACE    OCALA                  FL         344710000     $50,000.00
0000020357216     VACA                  777 NORTH LANNY AVENUE     LA PUENTE              CA         917440000     $112,500.00
0000020357489     HARGRAVE                1315 GRACE AVENUE        CINCINNATI             OH         452080000     $101,500.00
0000020357497     SFERRA                   7 ILLINOIS TRAIL        MEDFORD                NJ         080550000     $102,000.00
0000020357521     BENFIELD                4700 TUCKER AVENUE       KANNAPOLIS             NC         280810000     $50,400.00
0000020357620     DAMICO                    8617 PAMPA WAY         PORT RICHEY            FL         346680000     $73,500.00
0000020357893     GALANTE                  19 FLINT AVENUE         STONEHAM               MA         021800000     $120,000.00
0000020357968     ZURITA                  4831 ALVARDO DRIVE       TAMPA                  FL         336340000     $38,700.00
0000020358156     BOISVERT                45 PROSPECT STREET       WINCHENDON             MA         014750000     $34,500.00
0000020358354     ROOSE                   2335 DOGWOOD LANE        AURORA                 IL         605040000     $91,200.00
0000020358438     BEANE                   60 PLYMOUTH STREET       PEMBROKE               MA         023590000     $69,500.00
0000020358859     CORADO                2125 NORTH KILPATRICK      CHICAGO                IL         606390000     $112,955.00
0000020358883     PALMER                    68 ROCK STREET         NEW HAVEN              CT         065130000     $84,000.00
0000020358917     YODER               138 NORTHWEST 12TH AVENUE    HICKORY                NC         286010000     $39,280.00
0000020358974     TIMKO                  3020 WOODSIDE AVENUE      NAPLES                 FL         339620000     $58,000.00
0000020359105     JEMISON                 535 NORTH BUTRICK        WAUKEGAN               IL         600850000     $40,000.00
0000020359667     MCNATT                49 CHESTERFIELD DRIVE      NEW CASTLE             DE         197200000     $67,823.00
0000020359816     BARTRAM               3509 WEST 32ND AVENUE      BRADENTON              FL         342050000     $84,500.00
0000020359881     WOODS                7305 COUNTRY CLUB DRIVE     HUDSON                 FL         346670000     $29,000.00
0000020359931     PHILIPP                 14 JACKSON AVENUE        ELMONT                 NY         110030000     $120,000.00
0000020359964     BREAULT                 14-16 BROOK STREET       CENTRAL FAL            RI         028630000     $66,500.00
0000020360301     STRATMAN                 3 ROCKWELL ROAD         BETHEL                 CT         068010000     $75,500.00
0000020360863     KULAK                  1952 NORTH 75TH WAY       ST PTRSBRG             FL         337100000     $37,660.00
0000020361143     ATKINSON                   411 CHESTNUT          N AURORA               IL         605420000     $84,000.00
0000020361150     MESS                  1104 LONDONWOOD STREET     BRANDON                FL         335100000     $65,600.00
0000020361176     RANDALL                308 PEMBERTON STREET      UPPER MARLB            MD         207720000     $123,200.00
0000020361226     TOEDE                   1116 LOWELL CIRCLE       SCHAUMBURG             IL         601930000     $85,000.00
0000020361440     MCGUINNESS            220 FOUR SEASONS DRIVE     DRUMS                  PA         182220000     $40,000.00
0000020361598     CALDICOTT               28 MERRILL STREET        ROCHESTER              NY         146160000     $43,400.00
0000020361614     BARRETO                   17 FLOWER ROAD         VALLEY STRM            NY         115810000     $116,000.00
0000020361622     POSTMA                  4348 TURNER AVENUE       JACKSONVILL            FL         322070000     $59,200.00
0000020361887     CURTIS                 6119 CLUBHOUSE DRIVE      LATONIA LAK            KY         410150000     $46,750.00
0000020362075     MATARAZZI           4432 BERKSHIRE ESTATES DR    ST LOUIS               MO         631290000     $113,600.00
0000020362091     FETT                     2524 W 10TH AVE         BRADENTON              FL         342050000     $47,000.00
0000020362554     LAMBERT                  12 DUNDEE AVENUE        HOOKSETT               NH         031060000     $104,000.00
0000020362729     VOLK                     109 GLEN AVENUE         W CHICAGO              IL         601850000     $75,000.00
0000020362893     SHELNUT                  191 RUSSELL ROAD        MONTGOMERY             MA         010850000     $120,000.00
0000020362927     TURNER                   221 PULASKI ROAD        BURRILLVILL            RI         028300000     $90,400.00
0000020363032     FOSTER                 234 PRESIDENT AVENUE      RUTLEDGE               PA         190700000     $123,000.00
0000020363057     CAMPBELL                12013 MADDOX LANE        BOWIE                  MD         207150000     $55,000.00
0000020363255     FEINBERG                137 HEARTWOOD ROAD       LEVITTOWN              PA         190560000     $88,200.00
0000020363347     FORTUNA                  327 DORA AVENUE         BREMERTON              WA         983120000     $100,000.00
0000020363354     DASILVA                  304 SLOCUM ROAD         DARTMOUTH              MA         027470000     $116,800.00
0000020363560     RAY                     3908 SUMMER PLACE        RALEIGH                NC         276060000     $68,000.00
0000020363701     CATALANO                   97 LEO DRIVE          CHICOPEE               MA         010200000     $78,000.00
0000020364154     DOMKE                    2102 DORA STREET        FT MYERS               FL         339010000     $52,100.00
0000020364253     DACOSTA                 56 PECKHAM STREET        NEW BEDFORD            MA         027460000     $87,500.00
0000020364493     LARESCA                  4009 CONCORD WAY        PLANT CITY             FL         335670000     $98,700.00
0000020365086     SZAFAROWICZ              17 WILLIS DRIVE         CHARLTON               MA         015070000     $50,000.00
0000020365110     HUNTER                  316 DE SOTO AVENUE       DE LEON SPG            FL         321300000     $42,500.00
0000020365367     LAWRENCE             97-99 EAST ALBERT STREET    TORRINGTON             CT         067900000     $67,900.00
0000020365540     NICCUM                   2507 REGAN ROAD         JOLIET                 IL         604350000     $99,200.00
0000020365672     DELGADO                  134 MINOR STREET        NEW HAVEN              CT         065190000     $82,000.00
0000020365722     SACCO                     50 THOMAS LANE         CRANSTON               RI         029210000     $155,500.00
0000020366035     MATSON                794 MOUNT HOPE STREET      N ATTLEBORO            MA         027600000     $69,000.00
0000020366357     MAYERS                 100 ALEXANDER STREET      DORCHESTER             MA         021250000     $122,400.00
0000020366639     DUPLESSIS              15 OVERLOOK TERRACE       TERRYVILLE             CT         067860000     $78,000.00
0000020367033     COLVIN                   15 SHERWOOD LANE        BARRINGTON             RI         028060000     $79,500.00
0000020368064     BLASBERG                  364 6TH AVENUE         BELLMAWR               NJ         080310000     $26,000.00
0000020368114     ILLINGWORTH              724 GATES STREET        W CHICAGO              IL         601850000     $81,000.00
0000020368254     MCLAUGHLIN             11 HARWINTON AVENUE       PLYMOUTH               CT         067820000     $91,200.00
0000020368536     ROMERO                10445 SOUTH AVENUE "H"     CHICAGO                IL         606170000     $53,600.00
0000020368601     SVENSON                 17 COLUMBIA STREET       LOWELL                 MA         018510000     $63,500.00
0000020368692     ROMANO                    25 GRANT DRIVE         LAUREL SPRI            NJ         080210000     $57,200.00
0000020368809     ALLEN                       214 EUCLID           WEBSTER GRO            MO         631190000     $51,250.00
0000020369336     KORINIS              437 BLACK OAK RIDGE ROAD    WAYNE                  NJ         074700000     $189,200.00
0000020369542     ZIZZO                 27 FITZPATRICK STREET      STOUGHTON              MA         020720000     $69,000.00
0000020369559     GRAY                      34 BRYAN DRIVE         MANCHESTER             CT         060400000     $87,500.00
0000020369666     MONROY               111 SOUTH AURORA STREET     WEST CHICAG            IL         601850000     $56,494.00
0000020370078     COX                     488 A 17TH STREET        BROOKLYN               NY         112150000     $91,000.00
0000020370201     SHULL                  1418 NORTHLAND DRIVE      CAYCE                  SC         291330000     $48,750.00
0000020370383     RICHARDS             5351 EXPRESS DRIVE NORTH    HOLTSVILLE             NY         117420000     $57,300.00
0000020370425     WILLETT                    5 LEE COURT           INDIAN HEAD            MD         206400000     $73,600.00
0000020370466     MCDADE                   18 BROWER AVENUE        RCKVLL CNTR            NY         115700000     $165,000.00
0000020370482     BAGGETT             440 SOUTH SHERIDAN AVENUE    DELAND                 FL         327200000     $81,250.00
0000020370557     ISIDORA                23220 LUCERNE PLACE       LAND O LAKE            FL         346390000     $67,200.00
0000020371100     WEEKES                  95 LEWISTON STREET       HYDE PARK              MA         021360000     $65,300.00
0000020371316     LENNOX                   14 FREEDOM ROAD         SANDWICH               MA         025630000     $76,500.00
0000020371365     CARLEY                 283 MASSASOIT AVENUE      PROVIDENCE             RI         029140000     $88,000.00
0000020371381     RYAN                   83 WASHINGTON AVENUE      HOLTSVILLE             NY         117420000     $105,000.00
0000020371555     SNAPE                 230 JOSHUA JETHRO ROAD     CHATHAM                MA         026330000     $200,000.00
0000020371563     KURJIAKA                39 GRIFFING AVENUE       DANBURY                CT         068100000     $138,000.00
0000020371639     DUGAN                 24148 ALGONQUIN TRAIL      CULPEPER               VA         227010000     $102,000.00
0000020371845     DUNIVAN              19195 OLD JAMESTOWN ROAD    FLORISSANT             MO         630340000     $172,000.00
0000020372454     GOODE                  33 WHITE HORSE DRIVE      GLOCESTER              RI         028140000     $58,000.00
0000020372710     DAVENPORT           10741 SOUTH CHURCH STREET    CHICAGO                IL         606430000     $56,000.00
0000020372736     HAGAN                295 NARRAGANSETT AVENUE     BARRINGTON             RI         028060000     $65,000.00
0000020372892     BELGE                  711 COOLBROOK COURT       MARTINEZ               GA         309070000     $75,650.00
0000020372926     CANDELARO               2888 DOWNING COURT       PALM HABROR            FL         346840000     $50,200.00
0000020373171     PRUDHOMME             26 N RESERVOIR STREET      COHOES                 NY         120470000     $59,500.00
0000020373502     WARTH                1859 N WASHINGTON AVENUE    CLEARWATER             FL         346150000     $36,000.00
0000020373841     PAPE                  2 SOUTH SEVENTH AVENUE     HIGHLAND PK            NJ         089040000     $82,000.00
0000020373890     TILLIS                  7223 TULANE AVENUE       ST LOUIS               MO         631300000     $73,695.00
0000020373940     BRYANT                  612 HILLSIDE DRIVE       BETHALTO               IL         620100000     $42,320.00
0000020374054     JACKSON             307-10TH STREET SOUTHEAST    WASHINGTON             DC         200030000     $187,200.00
0000020374112     WARD                    512 WALNUT STREET        MADISON                IN         472500000     $51,000.00
0000020374138     HARRIS                  3739 RENDALE DRIVE       JACKSONVILL            FL         322100000     $48,450.00
0000020374195     JOHNSON                 598 CLINTON AVENUE       UNIONDALE              NY         115530000     $126,750.00
0000020374328     MILLER                1018 SASSAQUIN AVENUE      NEW BEDFORD            MA         027450000     $81,000.00
0000020374351     SAMPEDRO               2561 PEARSALL AVENUE      BRONX                  NY         104690000     $133,000.00
0000020374427     LEPORE                1523 POTTERS BOULEVARD     BAYSHORE               NY         117060000     $87,000.00
0000020374872     SHORTT                    2 SHARON ROAD          PATTERSON              NY         125630000     $60,000.00
0000020375275     HAYES                   1241 FORBES STREET       GRN CV SPRG            FL         320430000     $58,100.00
0000020375291     BYRNES                 375 PEPPERTREE ROAD       VENICE                 FL         342930000     $40,000.00
0000020375515     TAIMANGLO               5722 REACH STREET        PHILADELPHI            PA         191200000     $50,000.00
0000020375572     GOODRICH                  1 EATON TRAIL          WALLINGFORD            CT         064920000     $113,600.00
0000020375903     STEGEMANN                37 E 18TH STREET        HUNTINGTON             NY         117340000     $70,000.00
0000020376042     VALES                  10817 SOUTH PRINCESS      RIDGE                  IL         604150000     $92,000.00
0000020376075     AMME                   74 PRINCETON AVENUE       BELLMAWR               NJ         080310000     $63,750.00
0000020376190     THEISS                6157 NORTH 45TH AVENUE     KENNETH CTY            FL         337090000     $38,100.00
0000020376331     CURRAN                   15 QUICKSET ROAD        LEVITTOWN              PA         190570000     $97,325.00
0000020376372     PLANTE                148 FRUIT HILL AVENUE      PROVIDENCE             RI         029110000     $52,200.00
0000020376695     WELCH                   1630 NORRIS DRIVE        ROCK HILL              SC         297320000     $50,960.00
0000020376703     BOUDON                     37 ROSS LANE          MT SINAI               NY         117660000     $83,000.00
0000020376786     SWANSON                  510 WAYNE STREET        DANVILLE               IN         461220000     $57,000.00
0000020376851     CHILDERS                2015 DELVIEW ROAD        CHERRYVILLE            NC         280210000     $47,650.00
0000020377396     HOLLIS                   147 HOLLIS ROAD         LEXINGTON              SC         290720000     $49,200.00
0000020377537     BROWN                    238 SACHEM ROAD         NO KINGSTWN            RI         028520000     $78,400.00
0000020377792     HOFFMAN                  46 JONQUIL LANE         LEVITTOWN              PA         190550000     $84,000.00
0000020377867     PARKER                 319 NEW MEADOW ROAD       BARRINGTON             RI         028060000     $22,800.00
0000020377958     BARTON                    27 MAPLE LANE          CANTERBURY             CT         063310000     $62,200.00
0000020378154     KNOTT                   9 ISLAND FARM ROAD       CARVER                 MA         023300000     $115,000.00
0000020378238     TOBOULIDIS             317 SOUTH STATE ROAD      UPPER DARBY            PA         190820000     $93,200.00
0000020378337     INFANTINO                159 MAIN STREET         WILMINGTON             MA         018870000     $96,000.00
0000020378410     THOMAS                715 W PHILADELPHIA EXT     PINEBLUFF              NC         283730000     $59,900.00
0000020378436     ATKINS                   4213 WESTMILL TR        KENNESAW               GA         301440000     $85,850.00
0000020378667     COMELLA                38 CLEVELAND STREET       NORTH PROVI            RI         029040000     $94,400.00
0000020378717     EILERS                 3018 MONTEREY DRIVE       FLOSSMOOR              IL         604220000     $84,375.00
0000020378774     EBNER                 1650 SOUTH 8TH STREET      JCKSNVLL BH            FL         322500000     $47,600.00
0000020378840     LOTZ                       4476 WILCOX           ST LOUIS               MO         631160000     $44,400.00
0000020379129     PHILLIPS              233 E WOODBINE AVENUE      KIRKWOOD               MO         631220000     $55,700.00
0000020379178     TABER                16838 EAST LASALLE PLACE    AURORA                 CO         800130000     $88,400.00
0000020379210     KELLY                   820 DELANCEY PLACE       OCEAN CITY             NJ         082260000     $108,000.00
0000020379400     GONZALEZ                222 THISTLE DRIVE        SILVER SPRG            MD         209010000     $155,500.00
0000020379707     LOGINS                   123 REED AVENUE         W HARTFORD             CT         061100000     $58,000.00
0000020379731     SCHILLER              105 SOUTH PELHAM ROAD      VOORHEES               NJ         080430000     $60,000.00
0000020379889     PATTERSON             166 SEA PARK BOULEVARD     SATELLT BCH            FL         329370000     $71,800.00
0000020380044     NOBLES                  6418 FIRESTONE RD        JACKSONVILL            FL         322440000     $35,600.00
0000020380234     SIONNI                   162 THIRD AVENUE        CRANSTON               RI         029100000     $70,000.00
0000020380358     GREEN                    529 FIRST STREET        WESTFIELD              NJ         070900000     $142,000.00
0000020380408     HALSEY                 9690 TERRACE AVENUE       BLAINE                 WA         982300000     $121,600.00
0000020380580     MARZOCCHI               17 STEADMAN AVENUE       PAWTUCKET              RI         028610000     $22,000.00
0000020380622     MASON                 3099 FLAT SHOALS ROAD      DECATUR                GA         300340000     $37,000.00
0000020381075     SOLIDA                 341 WEST PARK AVENUE      NILES                  OH         444460000     $51,000.00
0000020381398     NICHOLSON             107 HENDRICKSON AVENUE     ELMONT                 NY         110030000     $124,000.00
0000020381612     LONG                  1701 PINE DELL AVENUE      MONROE                 NC         281100000     $36,800.00
0000020381679     ROSA                    129 MARGARET ROAD        BROWNS MILL            NJ         080150000     $44,000.00
0000020381869     CARTER               3305 MCKINNEY BOULEVARD     BEACH                  VA         224430000     $111,350.00
0000020381927     GILLETTE                   3921 MIRAMAR          GRAND RAPID            MI         495050000     $55,250.00
0000020381943     HAYS                   908 SUNNYSIDE AVENUE      THORNTON               IL         604760000     $66,400.00
0000020381950     OBERT                  7618 MEADOWDALE LANE      CHARLOTTE              NC         282120000     $73,100.00
0000020381992     SULLIVAN                 30 MEADOW DRIVE         MIDDLETON              MA         019490000     $122,500.00
0000020382149     PERLEY                    29 ARROW TRAIL         GROTON                 MA         014500000     $99,000.00
0000020382180     STRAWMAN                 7 CRANFORD ROAD         GOOSE CREEK            SC         294450000     $49,725.00
0000020382263     BROWN                      34 DELL AVE           EAST ALTON             IL         620240000     $20,000.00
0000020382784     BETTES                  4546 SOUTH LAWLER        CHICAGO                IL         606380000     $51,130.00
0000020383113     COSENTINO            125 WEST HALEDON AVENUE     HALEDON                NJ         075080000     $47,000.00
0000020383675     KARAPANAGIOT            7100 HAZEL AVENUE        UPPER DARBY            PA         190820000     $75,000.00
0000020383691     HAYES                   LOT 5 SLOUGH ROAD        BREWSTER               MA         026310000     $86,000.00
0000020383956     SAUNDERS               1322 SE 37TH TERRACE      CAPE CORAL             FL         339040000     $65,100.00
0000020384020     LEBLANC                60403 COUNTY ROAD 3       ELKHART                IN         465170000     $37,375.00
0000020384244     TAVARES                   22 RYAN AVENUE         BRISTOL                RI         028090000     $140,000.00
0000020384251     BOOTH                 8625 MITCHELL MILL RD      ZEBULON                NC         275970000     $48,750.00
0000020384863     HAIR                   100-27 194TH STREET       QUEENS                 NY         114230000     $103,000.00
0000020384921     GALVERY               36342 ST RAPHAEL DRIVE     MURRIETA               CA         925620000     $124,000.00
0000020385035     FLEMING                   40 KENT DRIVE          HUDSON                 MA         017490000     $103,600.00
0000020385050     ABBATE                  14 SHELBOURNE LANE       E NORTHPORT            NY         117250000     $123,000.00
0000020385076     BECHARD                   4 NELSON LANE          REHOBOTH               MA         027690000     $73,500.00
0000020385217     FOX                      60 MELVIN STREET        ROXBORO                NC         275730000     $50,500.00
0000020385340     ROBERTS                   250 HIGHWAY 27         MIDLAND                NC         281070000     $85,000.00
0000020385365     HOWARD                2178 SPENCERPORT ROAD      ROCHESTER              NY         146060000     $59,000.00
0000020385514     KNIGHT                 2954 ST CROIX DRIVE       CLEARWATER             FL         346190000     $52,350.00
0000020385845     CUNNINGHAM              2379 BRINER AVENUE       AKRON                  OH         443050000     $30,000.00
0000020385886     STOLL                   809 HOUSTON DRIVE        NEW HAVEN              IN         467740000     $48,600.00
0000020385944     GODWIN              2513 CLIFFBOURNE PLACE NW    WASHINGTON             DC         200090000     $179,000.00
0000020386132     EVANS                  6701 FORREST STREET       HOLLYWOOD              FL         330240000     $51,000.00
0000020386397     PANTINOS                 27 ALBION STREET        HYDE PARK              MA         021360000     $80,300.00
0000020386496     COUTHEN                6905 VALLERY STREET       RIVERDALE              MD         207370000     $80,500.00
0000020386520     JONES               1159 NORTH MULBERRY AVENU    RIALTO                 CA         923760000     $109,600.00
0000020387072     FAY                      52 PEARL STREET         MIDDLEBORO             MA         023460000     $68,000.00
0000020387262     NOWAK                     1 THIRD DRIVE          HARWICH                MA         026450000     $70,000.00
0000020387379     JOHNSTON            1309 SOUGHEAST 30TH STREE    CAPE CORAL             FL         339040000     $73,600.00
0000020387437     HARDING                  301 CAMDEN LANE         PRT CHARLTT            FL         339530000     $64,000.00
0000020387692     CHAFFEE                  655 CROSS STREET        BRIDGEWATER            MA         023240000     $60,000.00
0000020387817     BUTLER              11808 SOUTH LAPORT AVENUE    ALSIP                  IL         604820000     $86,000.00
0000020388013     WALKER                 105-01 192ND STREET       ST ALBANS              NY         114120000     $87,000.00
0000020388195     SICARI                 104-58 108TH STREET       HILL                   NY         114190000     $69,900.00
0000020388294     STAPLETON            2085 HUGH EDWARDS DRIVE     JACKSONVILL            FL         322100000     $27,000.00
0000020388450     MAXEY                  51 CADWALADER COURT       LOWER GWYNE            PA         190020000     $135,000.00
0000020389011     LUSTENBERGER              6 ALMAS STREET         WINDHAM                NH         030870000     $120,000.00
0000020389052     SYLVESTER              93 BROOKLINE STREET       WORCESTER              MA         016030000     $60,000.00
0000020389284     SHREVE                   70 VENICE DRIVE         BRICK                  NJ         087230000     $95,000.00
0000020389433     PATTERSON              3627 EDWARDS STREET       LANDOVER               MD         207850000     $96,000.00
0000020389797     METZLER                  133 DREXEL ROAD         MILLERSVILL            MD         211080000     $128,000.00
0000020389888     HOLTHAUS                3929 SPRINGOAK DR        CINCINNATI             OH         452480000     $129,750.00
0000020389987     STEFFEN                  369 LINCOLN AVE         LAKE BLUFF             IL         600440000     $194,100.00
0000020390050     GALLOWAY                 24 ADELPHI ROAD         SOUTH TOMS             NJ         087570000     $67,600.00
0000020390183     CIMINI                    1 PAUL STREET          LINCOLN                RI         028650000     $88,000.00
0000020390571     FENTON                  795 TRUMAN AVENUE        EAST MEADOW            NY         115540000     $79,000.00
0000020390589     LARSON                   200 ROBERTS LANE        BATAVIA                IL         605100000     $106,800.00
0000020390639     SEBASTIAN             2496 MANCHESTER AVENUE     SAN PABLO              CA         948060000     $112,500.00
0000020390837     BRULATOUR               105 BIG ISLAND ROAD      WARWICK                NY         109900000     $34,000.00
0000020391041     RUGGIERO                72 WILLIAM STREET        EAST HAVEN             CT         065120000     $102,000.00
0000020391322     KEYS                  9402 NORTH 12TH STREET     TAMPA                  FL         336120000     $52,000.00
0000020391751     TAYLOR                 7958 HASTING STREET       JACKSONVILL            FL         322200000     $42,600.00
0000020391942     KELLEY                 158 INDIAN HILL ROAD      W CHATHAM              MA         026330000     $60,000.00
0000020392007     MOBLEY                    3133 FAYAL DR          PENSACOLA              FL         325260000     $36,400.00
0000020392213     MCCOY                 1900 SOUTH 63RD AVENUE     ST PTRSBRG             FL         337120000     $66,400.00
0000020392221     FOWLER                 1354 WOODCREST COURT      FORT COLLIN            CO         805260000     $96,000.00
0000020392247     LONG                 269 SOUTH ELMHURST POINT    LECANTO                FL         344610000     $65,250.00
0000020392254     SHUSTER                 177 ANDREW AVENUE        NAUGATUCK              CT         067700000     $78,600.00
0000020392510     NOWAK                     421 LYNN COURT         DES PLAINES            IL         600160000     $138,750.00
0000020393039     CONNELLY                 530 DALTON LANE         ROSELLE                IL         601720000     $128,000.00
0000020393112     CONTE                  7300 SOUTHWIND DRIVE      HUDSON                 FL         346670000     $85,800.00
0000020393260     PADRO-MARTIN            1991 DODGE CIRCLE        CLEARWATER             FL         346200000     $50,600.00
0000020393518     BOYD                   521 BLACKEARTH COURT      FLORISSANT             MO         630310000     $54,400.00
0000020393542     BRAGA                    29 ANGELL STREET        W WARWICK              RI         028930000     $55,000.00
0000020393682     PETERSON                255 COSWORTH COURT       RIVA                   MD         211400000     $200,000.00
0000020394185     OLESAK                 1114 HICKORY STREET       WAUKEGAN               IL         600850000     $76,000.00
0000020394318     SIMMONS               304 NORTH 10TH STREET      FRNMNDN BCH            FL         320340000     $47,600.00
0000020394466     DILLARD                  5905 ALAN DRIVE         CLINTON                MD         207350000     $119,000.00
0000020394508     BRIGHT                    238 LEE CIRCLE         BRYN MAWR              PA         190100000     $112,000.00
0000020394623     WILSON                  11332 70TH AVENUE        SEMINOLE               FL         346420000     $47,600.00
0000020394672     ROMERO                    19 DOLLY DRIVE         COMMACK                NY         117250000     $128,800.00
0000020395273     HORREE                    28 TOWER ROAD          BROOKFIELD             CT         068040000     $140,000.00
0000020395448     DOERNER               5327 SOUTH CORDOVA WAY     ST PTRSBRG             FL         337120000     $65,450.00
0000020395489     HALL                 14826 COLLEGE VIEW DRIVE    DADE CITY              FL         335250000     $43,350.00
0000020395620     GORDON              2591-2593 KELLY LAKE ROAD    DECATUR                GA         300320000     $45,500.00
0000020395976     WEEKES                    1410 W SHERWIN         CHICAGO                IL         606260000     $81,600.00
0000020396073     SMITH                      FARRELL ROAD          REDFORD                NY         129780000     $59,800.00
0000020396594     LOSEY                     18210 OAK ROAD         FT MYERS               FL         339120000     $52,150.00
0000020396768     DUKES                497 PONCE DE LEON AVENUE    N AUGUSTA              SC         298410000     $30,000.00
0000020396818     WILLIAMS               3609 E HENRY AVENUE       TAMPA                  FL         336100000     $28,000.00
0000020397311     JOHNSON                 1104 RIVER TERRACE       MCHENRY                IL         600500000     $116,000.00
0000020397410     ST CLAIR                5 MADELINE AVENUE        SALEM                  MA         019700000     $108,100.00
0000020397949     TEODORO                  53 OXFORD STREET        E PROVIDENC            RI         029140000     $78,750.00
0000020397980     NELSON                  45 PERNHAM STREET        WEST ROXBUR            MA         021320000     $108,800.00
0000020398079     JOHNKINS               515 TAYLOR STREET NW      WASHINGTON             DC         200110000     $45,000.00
0000020398111     THOMAS                    15 GRAHAM ROAD         HAMPTON BAY            NY         119460000     $105,000.00
0000020398129     GERMAN                       ROUTE 24            MILLSBORO              DE         199660000     $69,000.00
0000020398145     TORZA                    91 CHESSLEE ROAD        E HARTFORD             CT         061080000     $62,000.00
0000020398541     MACGREGOR                36 KALMIA STREET        E NORTHPORT            NY         117310000     $67,000.00
0000020398590     BODIFORD                 ROUTE 5 BOX 2660        TALLAHASSEE            FL         323110000     $23,000.00
0000020398699     MACGREGOR                85 E PULASKI RD         HUNTINGTON             NY         117460000     $101,000.00
0000020399036     NETTLETON             315 WEST SUSAN AVENUE      STRASBURG              PA         175790000     $85,000.00
0000020399325     HARRIS                  15 BUSHNELL PLACE        MT VERNON              NY         105500000     $120,500.00
0000020399606     LEVINE                 29 BEECHCREST AVENUE      WARWICK                RI         028880000     $70,000.00
0000020399846     VERO                      6 STERN COURT          BARNEGAT               NJ         080050000     $52,800.00
0000020400412     LEVY                   10360 NW 43RD STREET      CORAL SPRNG            FL         330650000     $68,400.00
0000020400503     DOLL                    1021 ONEIDA STREET       JOLIET                 IL         604350000     $68,000.00
0000020400743     CEDRONE                  14 CANTON STREET        RANDOLPH               MA         023680000     $78,000.00
0000020400834     JONES                    450 POSSUM COURT        CAPITOL HGT            MD         207430000     $88,825.00
0000020400867     TAPPERT                 1108 PIONEER ROAD        LANSDALE               PA         194460000     $116,000.00
0000020400958     JONES                 100 PERRINEVILLE ROAD      JAMESBURG              NJ         088310000     $77,000.00
0000020401121     PERAINO               679 WASHINGTON STREET      W HEMPSTEAD            NY         115520000     $75,000.00
0000020401162     FROST                   2509 NAAMANS ROAD        WILMINGTON             DE         198100000     $99,000.00
0000020401220     SEXTON                8054 FAWNRIDGE CIRCLE      TAMPA                  FL         336100000     $45,000.00
0000020401600     PERRY                   88-35 77TH STREET        WOODHAVEN              NY         114210000     $140,000.00
0000020401808     SHERIDAN                49 CRESCENT AVENUE       TOTOWA                 NJ         075120000     $140,000.00
0000020402020     SMITH                     76 RIDGE ROAD          HORSEHEADS             NY         148450000     $46,400.00
0000020402103     EMERY                 9373 NORTH 84TH STREET     LARGO                  FL         346470000     $47,600.00
0000020402491     BURLINGAME              65 BAY STATE ROAD        QUINCY                 MA         012710000     $74,000.00
0000020403242     HUSTED                  128 GLENWOOD ROAD        CLINTON                CT         064130000     $75,000.00
0000020403325     MORENO                  128 MARILYN DRIVE        BRICK                  NJ         087230000     $33,000.00
0000020403408     CARACCIOLO               23 BABCOCK ROAD         WESTERLY               RI         028910000     $99,900.00
0000020403515     BELL                   9897 NORTH 83RD WAY       SEMINOLE               FL         346470000     $39,750.00
0000020403572     HAWKINS                932 FRIAR TUCK ROAD       RALEIGH                NC         276100000     $47,600.00
0000020403622     ROBERTSON              145 NORTH "I" STREET      OXNARD                 CA         930300000     $192,000.00
0000020403911     SUAREZ                 38 BRIARCLIFFE LANE       HOLLISTON              MA         017460000     $184,500.00
0000020403945     WEHSOLLEK                  RR4 BOX 117           ALEXANDRIA             IN         460010000     $72,800.00
0000020404117     CERTAIN                 27 CHARTER AVENUE        DIX HILLS              NY         117460000     $120,000.00
0000020404166     GREGORY                   4 TENTH AVENUE         HALIFAX                MA         023380000     $58,200.00
0000020404620     BROOKS                 127 EDERINGTON DRIVE      BROOKSVILLE            FL         346010000     $42,500.00
0000020404794     FLOURNOY               111 19 139TH STREET       JAMAICA                NY         114350000     $61,000.00
0000020404950     MASSART                 19 CHESTER STREET        N SMITHFLD             RI         028950000     $101,000.00
0000020405015     WILKINS               4158 NORTH 6TH AVENUE      ST PTRSBRG             FL         337130000     $44,200.00
0000020405403     BLACKWELL            9145 RANCH MEADOWS DRIVE    ST LOUIS               MO         631360000     $43,333.00
0000020405551     AIELLO                    9 KNOX STREET          ENFIELD                CT         060820000     $108,800.00
0000020405585     ALCIDE                   304 RIVER STREET        MATTAPAN               MA         021260000     $97,500.00
0000020405593     SHOWERS             2732 SOUTH RANDOLPH STREE    PHILADELPHI            PA         191480000     $49,350.00
0000020405668     MILLER                   32 LANDERS LANE         NEW CASTLE             DE         197200000     $100,000.00
0000020405684     HANSLER                 53 BELCHER STREET        STOUGHTON              MA         020720000     $101,000.00
0000020405775     PORTER                  45 ROCKWELL STREET       DORCHESTER             MA         021240000     $55,000.00
0000020405783     ALDRICH                  370 RING AVENUE         WARWICK                RI         028880000     $72,000.00
0000020406070     CHASE                   366 CONCORD STREET       ROCKLAND               MA         023700000     $92,000.00
0000020406138     PEREZ                 24 EAST WALNUT STREET      CNTRL ISLIP            NY         117220000     $75,500.00
0000020406179     PALISOC             17 WEST 674 CONCORD PLACE    DARIEN                 IL         605610000     $151,300.00
0000020406302     BEYE                    54 CLINTON AVENUE        JAMESTOWN              RI         028350000     $139,200.00
0000020406344     CARR                     9 KINSMAN PLACE         NATICK                 MA         017600000     $123,500.00
0000020406591     MACEDO               1052 TOWNSHIP LINE ROAD     PHOENIXVILL            PA         194600000     $103,200.00
0000020406914     ROBINSON              3714 WELLINGTON AVENUE     INDIANAPOLI            IN         462260000     $44,000.00
0000020406948     HENRY                    375 MAIN STREET         LEOMINSTER             MA         014530000     $72,300.00
0000020406955     BLOOM                13813 BEACON HOLLOW LANE    SILVER SPRI            MD         209060000     $32,500.00
0000020406989     ROMMEL                 39083 JACKSON DRIVE       SPRNG GROVE            IL         600810000     $94,504.88
0000020407144     HONG                    31 LAKESIDE AVENUE       CRANSTON               RI         029100000     $86,200.00
0000020407276     MARTIN                    1180 S 24TH ST         BATTLE CREE            MI         490150000     $52,700.00
0000020407466     DELFI                    5117 SOUTH TRIPP        CHICAGO                IL         606320000     $68,000.00
0000020407599     PRULL                    25 METZNER ROAD         LAKE RONKON            NY         117790000     $101,500.00
0000020407664     GUIHER                156 WHEATFIELD STREET      NORTH TONAN            NY         141200000     $60,000.00
0000020408233     ROTHMAN                 1420 ALEXANDER WAY       BENSALEM               PA         190200000     $72,000.00
0000020408670     BOWE                   721 SOUTH CEDARCREST      SCHAUMBURG             IL         601930000     $113,600.00
0000020408696     POOLE                 3020 THAYER STREET NE      WASHINGTON             DC         200180000     $108,000.00
0000020408720     HISMITH                2902 JOHNSON STREET       KISSIMMEE              FL         347440000     $73,800.00
0000020408910     MAGNIFICO                1345 NORTH GROVE        UPLAND                 CA         917860000     $126,000.00
0000020409017     KOONDEL                 989 MCLEAN AVENUE        WANTAGH                NY         117930000     $140,250.00
0000020409298     SENIA                     8 DUNHAM DRIVE         BERLIN                 CT         060370000     $65,500.00
0000020409504     WHEELER                 4649 SHIRLEY PLACE       ST LOUIS               MO         631150000     $31,000.00
0000020409678     MACDOWELL                7152 OAKWOOD DR         NEW PORT RI            FL         346520000     $33,000.00
0000020409751     PARROTT               6021 WALDEN POND ROAD      GAINESVILLE            GA         305060000     $86,250.00
0000020409827     BROWN                  7006 MACEDONIA ROAD       WOODFORD               VA         225800000     $76,500.00
0000020409868     COPELAND                1309 PEACHTREE RD        DAYTONA BEA            FL         321140000     $51,000.00
0000020409983     WAITES                    10 EMERSON WAY         SALEM                  NH         030790000     $67,250.00
0000020409991     MANN                     5202 ARGUS LANE         RICHMOND               VA         232300000     $54,000.00
0000020410379     SMITH                     350 PLUM DRIVE         ORANGE CITY            FL         327630000     $25,500.00
0000020410411     VAUGHAN                   22005 PARK DR          LAKE VILLA             IL         600460000     $61,600.00
0000020410486     WILLIAMS                54 BIRCHCROFT ROAD       HYDE PARK              MA         021360000     $74,800.00
0000020410585     THOMAS                   4945 DEERWOOD DR        RACINE                 WI         534060000     $75,000.00
0000020410775     GESKE                 2036 LAKE CITRUS DRIVE     CLEARWATER             FL         346230000     $52,700.00
0000020411005     SEBOR                  98 KINGSLAND AVENUE       WEST ISLIP             NY         117950000     $125,000.00
0000020411203     HOLLEY                  1806 CARLTON DRIVE       CLEARWATER             FL         346190000     $43,500.00
0000020411427     CHAVEZ                     298 OGELSBY           CALUMET CTY            IL         604090000     $73,950.00
0000020411914     RICCIO                 15 CORTE REAL DRIVE       BRISTOL                RI         028090000     $90,500.00
0000020411955     WEBER                  413 CHARMONT AVENUE       FOLCROFT               PA         190320000     $76,500.00
0000020411963     DOUGHERTY                6300 59TH AVENUE        RIVERDALE              MD         207370000     $70,000.00
0000020412144     MCCAFFREY              103-22 116TH STREET       JAMAICA                NY         114190000     $110,000.00
0000020412326     WHITE                 10-12 SAGAMORE STREET      DORCHESTER             MA         021250000     $104,800.00
0000020412383     HLAVACEK                  201 LAMONT PKY         BARTLETT               IL         601030000     $192,100.00
0000020412433     TURNER                   29 HAROLD STREET        BROCKTON               MA         024020000     $80,000.00
0000020412557     DAVIS                    43 GLEMBY STREET        HAMDEN                 CT         065140000     $50,100.00
0000020412664     ARNOLD                1515 LOUISQUISSET PIKE     LINCOLN                RI         028650000     $109,200.00
0000020412680     PHILLIPS               2585 REDDINGTON ROAD      HELLERTOWN             PA         180550000     $42,000.00
0000020412730     CRUZ                1130 NORTH PLAINFIELD ROA    JOLIET                 IL         604350000     $56,000.00
0000020412789     LINDSEY                         RR               SANTA FE               NM         875050000     $169,400.00
0000020412839     STIPA                   1015 DEKALB STREET       NORRISTOWN             PA         194010000     $98,000.00
0000020413043     CALVEY               429 SOUTH WEBSTER AVENUE    SCRANTON               PA         185050000     $51,000.00
0000020413050     JOHANNESSEN               250 SHAW ROAD          FAIRHAVEN              MA         027190000     $84,500.00
0000020413308     GUSTAFSON                22 MALLAR AVENUE        BAY SHORE              NY         117060000     $53,000.00
0000020413357     GRUMBOS              211 SOUTH PARK BOULEVARD    STREAMWOOD             IL         601070000     $55,273.05
0000020413431     ANDERSON                 2972 SE 14TH AVE        NAPLES                 FL         339640000     $52,000.00
0000020413514     FUSSELL                    9811 VAN ST           TAMPA                  FL         336150000     $58,400.00
0000020413522     MANNING                 6731 CUSTER STREET       HOLLYWOOD              FL         330240000     $57,725.00
0000020413530     BERMAN                  10431 NW 12TH CT.        PLANTATION             FL         333220000     $128,800.00
0000020413555     SPAKOUSKY                 2886 RUFF AVE          PINOLE                 CA         945640000     $152,265.57
0000020413613     TOURLITIS                 5 MORGAN ROAD          ASTON                  PA         190140000     $50,000.00
0000020413753     GOLDEN                   6601 23RD PLACE         HYATTSVILLE            MD         207820000     $60,000.00
0000020414223     REYES                  117-29 143RD STREET       QUEENS                 NY         114360000     $71,000.00
0000020414280     ADAMS                  7603 HAPPY HILL ROAD      KERNERSVILL            NC         272840000     $59,500.00
0000020414314     BEARDSLEY               35 PLEASANT STREET       NORWOOD                MA         020620000     $138,500.00
0000020414801     GORDON                13805 HIDDEN GLEN LANE     GAITHERSBRG            MD         208780000     $200,000.00
0000020415006     SULLIVAN                 104 KUETHE DRIVE        ANNAPOLIS              MD         214030000     $143,500.00
0000020415089     JAMIESON                   33 ROSE WAY           RANDOLPH               NJ         078690000     $167,000.00
0000020415212     VARTANIAN            6572 W WALNUT PARK DRIVE    PHILADELPHI            PA         191200000     $40,000.00
0000020415246     SALMON                     626 12TH ST           LAKELAND               FL         338050000     $39,500.00
0000020415261     DRAGT               7278 FRUIT RIDGE AVENUE N    SPARTA                 MI         493450000     $63,000.00
0000020415410     HENDERSON               2008 S 19TH AVENUE       BROADVIEW              IL         601530000     $63,000.00
0000020415444     WATT                     2123 E 30TH AVE         BRADENTON              FL         342080000     $51,000.00
0000020415451     FOX                      17 LORING STREET        WESTWOOD               MA         020900000     $133,000.00
0000020415485     WARDLE                    537 TYSON AVE          PHILADELPHI            PA         191110000     $69,500.00
0000020415568     JENNISS                4513 ACKERMAN STREET      NW PRT RCHY            FL         346520000     $36,550.00
0000020415634     BRADWAY                     SHARP ROAD           FULTON                 NY         130690000     $62,400.00
0000020415857     CARLSEN                    6 CHRIS ROAD          OXFORD                 MA         015400000     $117,750.00
0000020415873     GIROUX                    488 LONGLEY DR         PORT CHARLO            FL         339520000     $35,000.00
0000020416160     LANCASTER            9928 MORRIS BRIDGE ROAD     TAMPA                  FL         336370000     $46,400.00
0000020416228     FLYNN                      18 HILL ROAD          FARMINGDALE            NY         117350000     $120,000.00
0000020416541     LOEVY                1423 ORCHARD LAKES DRIVE    ST LOUIS               MO         631460000     $86,400.00
0000020416574     MERRITHEW            317 NORTH LIBERTY STREET    ELGIN                  IL         601200000     $79,050.00
0000020416749     BEAUBIEN             6200 EAST PENROSE STREET    INVERNESS              FL         344520000     $53,125.00
0000020417069     KERR                    479 BLUE BELL ROAD       WILLIAMSTOW            NJ         080940000     $93,000.00
0000020417234     SUAREZ                  2725 GREEN STREET        TAMPA                  FL         336070000     $12,100.00
0000020417473     SQUIRES                1165 S WINONA COURT       DENVER                 CO         802190000     $35,000.00
0000020417507     FINCH                   68 PILGRIM AVENUE        COVENTRY               RI         028160000     $114,750.00
0000020417515     CASON                    4173 COLONY TERR        HOMOSASSA              FL         344460000     $67,200.00
0000020417556     HAMPTON                1157 BRYN MAWR DRIVE      DAYTONA BCH            FL         321140000     $33,600.00
0000020417820     NOVELETSKY              19 REYNOLDS STREET       EASTON                 MA         023560000     $103,500.00
0000020418208     FAUSTIN             120-15 NASHVILLE BOULEVAR    ST ALBANS              NY         114120000     $167,450.00
0000020418422     REYNOLDS                8541 HANDCART ROAD       ZEPHYRHILLS            FL         335440000     $37,230.00
0000020418547     LINCOLN                 101 HOBART STREET        HINGHAM                MA         020430000     $198,000.00
0000020418562     SCRUGGS                 2524 S 15TH AVENUE       ST PETERSBU            FL         337120000     $32,000.00
0000020418612     CHAPMAN                 1375 N TORO DRIVE        INVERNESS              FL         344530000     $56,100.00
0000020418919     PETRILLO                147 WEBSTER STREET       EAST BOSTON            MA         021280000     $27,900.00
0000020419024     WITCHARD            3600 SOUTH QUEENSBORO AVE    ST PTRSBRG             FL         337110000     $36,000.00
0000020419081     STITES                  646 LAKEWOOD DRIVE       LK ST LOUIS            MO         633760000     $55,500.00
0000020419107     JENKINS                 1 FAIRFIELD FARMS        ST ALBANS              MO         630730000     $124,000.00
0000020419198     BAPTISTE                  2829 PALM AVE          CHARLOTTE              NC         282050000     $48,100.00
0000020419313     GUZIK                   324 MERCER AVENUE        BELLMAWR               NJ         080310000     $71,200.00
0000020419339     KAPADWALA                 27 ALICE COURT         LYNBROOK               NY         115630000     $112,800.00
0000020419487     MACKISEY                  6 ANGUS STREET         COVENTRY               RI         028160000     $79,000.00
0000020419511     SHOWSTACK              268 PLYMOUTH STREET       BRIDGEWATER            MA         023240000     $115,850.00
0000020419826     HAMM                 3407 BLOWING OAK STREET     VALRICO                FL         335940000     $66,400.00
0000020419982     ANDERSON               426 COUNTRY CLUB RD       OLDSMAR                FL         346770000     $51,200.00
0000020420162     BETOURNEY             3662 EAST 176TH PLACE      LANSING                IL         604380000     $60,000.00
0000020420527     DELGALLO              11 GREEN STREET COURT      HINGHAM                MA         020430000     $121,600.00
0000020420626     CHANDLER                2009 BEECH STREET        FRNNDNA BCH            FL         320340000     $52,500.00
0000020420691     ROGERS                 4350 POLK STREET NE       WASHINGTON             DC         200190000     $55,650.00
0000020420766     POLLARD              24110 S BURR COURT NORTH    CHANNAHON              IL         604100000     $72,750.00
0000020420956     JACKSON                 4306 LYONS STREET        TEMPLE HILL            MD         207480000     $93,000.00
0000020420964     STRESING                87 KIRKWOOD DRIVE        WEST SENECA            NY         142240000     $79,000.00
0000020420998     GAVIN                     427 JOE AVENUE         KIRKWOOD               MO         631220000     $50,000.00
0000020421012     PUCKETT                6142 LAKESHORE DRIVE      MABLETON               GA         300590000     $83,000.00
0000020421145     WILLIAMS              606 E MAGNOLIA STREET      FLORENCE               SC         295010000     $44,000.00
0000020421236     WALKER                     147 POPPY ST          GOLDEN                 CO         804010000     $60,000.00
0000020421459     CAMPBELL                  307 W FERN ST          TAMPA                  FL         336040000     $27,400.00
0000020421509     CLAY                   2023 GRAY BIRCH WAY       TALLAHASSEE            FL         323080000     $73,000.00
0000020421533     GADSDEN                5717 KINLOCKE COURT       JACKSONVILL            FL         322190000     $33,000.00
0000020421640     FINOCCHIARO             104 COQUENA CIRCLE       SAVANNAH               GA         314100000     $109,650.00
0000020421681     BASSORA               32 MT PLEASENT AVENUE      W PATERSON             NJ         074240000     $140,000.00
0000020421723     CHAMBERLAND               37 PERRY DRIVE         NEW MILFORD            CT         067760000     $108,000.00
0000020421863     BRODEUR                 25 LORRAINE STREET       CHICOPEE               MA         010130000     $63,000.00
0000020421889     MCDANIEL                4030 CHURCH STREET       WADE                   NC         283950000     $50,400.00
0000020421897     PERMENTER                61 MANOR CIRCLE         E HARTFORD             CT         061180000     $95,000.00
0000020422119     TAYLOR                  15 ALBEMARLE ROAD        LONGMEADOW             MA         011060000     $104,250.00
0000020422242     NEUENSCHWAND            3403 CEDAR STREET        ELLENTON               FL         342220000     $63,000.00
0000020422291     KASSABAUM                37310 OAK STREET        DADE CITY              FL         335250000     $25,200.00
0000020422382     VELLA                   600 YONKERS AVENUE       YONKERS                NY         107040000     $86,000.00
0000020422754     MOORE                   1303 HICKMAN ROAD        JACKSONVILL            FL         322160000     $53,300.00
0000020422804     CARTER                1617 WEST CHURCH ROAD      CHELTENHAM             PA         190380000     $118,000.00
0000020422846     PIASECKI               640 SOUTH 2ND AVENUE      TUCSON                 AZ         857010000     $69,700.00
0000020423075     PEZZELLA               1016 ANNAPOLIS LANE       CHERRY HILL            NJ         080030000     $131,600.00
0000020423984     STEPHENS               558 560 DOVER STREET      JOLIET                 IL         604320000     $31,000.00
0000020424016     STOPPENBACH            615 NORMANTOWN ROAD       ROMEOVILLE             IL         604410000     $64,600.00
0000020424065     PENKALA                   18 ROSE STREET         WILLINGBORO            NJ         080460000     $55,500.00
0000020424495     COHEN                 1801 SE FIRST TERRACE      CAPE CORAL             FL         339900000     $64,000.00
0000020424719     BRADFORD                  174 LYMAN ROAD         EAST PATCHO            NY         117720000     $73,500.00
0000020424941     BUESO                    6427 S FRANCISCO        CHICAGO                IL         606290000     $60,800.00
0000020425039     CURRAN                  17 DAVISVILLE ROAD       NARRAGANSET            RI         028820000     $60,000.00
0000020425278     COYLE                   107 W BURGESS ROAD       TWP. OF EVE            NJ         080530000     $35,000.00
0000020425302     MARCELLO               848 CHOPMIST HILL RD      SCITUATE               RI         028570000     $85,400.00
0000020425559     PREVRATIL               2436 JUNGLE STREET       LAKELAND               FL         338010000     $32,800.00
0000020425583     SCHNEIDER             5531 SOUTHWEST AVENUE      ST LOUIS               MO         631390000     $45,375.00
0000020425682     SAYLES                  179-12 145TH DRIVE       SPRINGSFIEL            NY         114340000     $50,000.00
0000020425872     GILLIS                   227 LINCOLN ROAD        COCOA                  FL         329260000     $48,800.00
0000020425930     RICHARDS              420 SCHENECTADY AVENUE     BROOKLYN               NY         112130000     $113,000.00
0000020426003     KOSTER                    36 HILLSIDE CT         PALM HARBOR            FL         346830000     $32,500.00
0000020426011     HOOVER               9766 NORTH JOURDEN DRIVE    CITRUS SPRG            FL         344340000     $48,000.00
0000020426151     KLOTZ                 1003 NEW JERSEY AVENUE     CAPE MAY               NJ         082040000     $68,000.00
0000020426367     GARROW                    7139 ROUTE 41          HOMER                  NY         130770000     $68,500.00
0000020426409     TEXTA                   3513 WEST DICKENS        CHICAGO                IL         606470000     $93,750.00
0000020426425     REID                      400 ZELMA AVE          CAPITOL HEI            MD         207430000     $70,000.00
0000020426821     RICCI    III             39 MARLOW STREET        CRANSTON               RI         029200000     $114,000.00
0000020426946     PULIDORE                5 WAGON WHEEL ROAD       VERNON                 NJ         074220000     $79,500.00
0000020427027     NANCIS                534 BEACH 25TH STREET      FAR ROCKAWA            NY         116910000     $132,900.00
0000020427332     KUTZNER                 613 JUNIPER STREET       QUAKERTOWN             PA         189510000     $75,000.00
0000020427456     EVANS                  1953 N ALTON AVENUE       INDIANAPOLI            IN         462220000     $50,915.00
0000020427464     SODANO                  120 BOWSPRIT ROAD        MANAHAWKIN             NJ         080500000     $78,750.00
0000020427506     FLACK                 105 WEST OSTEND STREET     BALTIMORE              MD         212300000     $45,000.00
0000020427654     HARPER                  4915 WABASH AVENUE       GRANITE CIT            IL         620400000     $40,800.00
0000020427712     DURDEN                 748 WISE FERRY ROAD       LEXINGTON              SC         290720000     $77,000.00
0000020428025     HARGIS                    8255 COX ROAD          WEST CHESTE            OH         450690000     $84,800.00
0000020428058     MARTINEZ            3209 N OLD DOMINION DRIVE    ARLINGTON              VA         222010000     $120,000.00
0000020428231     BARON                   876A LINDEN AVENUE       WATERFORD T            NJ         080040000     $164,000.00
0000020428637     THERIAULT                5356 CONGO COURT        CAPE CORAL             FL         339040000     $85,650.00
0000020429015     BURWELL                528 ONEIDA STREET NE      WASHINGTON             DC         200110000     $87,300.00
0000020429056     HARRIS                     550 72ND AVE          ST PETERSBU            FL         337060000     $55,500.00
0000020429098     SLEDZIK                  24 HOPYARD ROAD         STAFFORD               CT         060760000     $80,000.00
0000020429197     JOHNSON                   1600 ROUTE 80          GUILFORD               CT         064370000     $118,000.00
0000020429205     FULLER                  5 GREENMEADOW LANE       BLOOMFIELD             CT         060020000     $81,000.00
0000020429239     WALSH                58 C L WALKER BOULEVARD     FRDRICKSBRG            VA         224070000     $84,000.00
0000020429288     ECONOMOVITCH          114-116 CHARLES STREET     BRIDGEPORT             CT         066060000     $132,000.00
0000020429403     CAMPBELL                   8970 22ND ST          VERO BEACH             FL         329660000     $48,450.00
0000020429742     WENGER                  325 ARTHUR STREET        DELEON SPRG            FL         321300000     $58,000.00
0000020429767     GUZIEC                  730 SINGER AVENUE        LEMONT                 IL         604390000     $90,400.00
0000020430070     KUS                   8014 SOUTH 83RD AVENUE     JUSTICE                IL         604580000     $102,000.00
0000020430112     DACOSTA                132-134 MADISON AVENU     HARTFORD               CT         061060000     $77,000.00
0000020430179     GAGNE                    140 PALMER ROAD         THREE RIVER            MA         010800000     $107,200.00
0000020430229     BURKE                    11 AGAWAM STREET        DORCHESTER             MA         021240000     $87,500.00
0000020430419     HARRIS                 209 WEST RIDGE ROAD       NOTTINGHAM             PA         193620000     $24,300.00
0000020430518     END                      13 LIBERTY DRIVE        TWP OF S BR            NJ         088100000     $120,000.00
0000020430757     ERDIN                  1583 MILLCREEK ROAD       MANAHAWKIN             NJ         080500000     $172,000.00
0000020431011     COLE                    114 ST JOHN AVENUE       WEBSTER GRV            MO         631190000     $44,000.00
0000020431094     BRUNO                 3926 COUNTRY CLUB BLVD     CAPE CORAL             FL         339040000     $69,000.00
0000020431151     MCMILLAN            5418 8TH STREET NORTHWEST    WASHINGTON             DC         200110000     $49,300.00
0000020431318     CONWAY                 15 GREENWOOD CIRCLE       LYNN                   MA         019050000     $87,000.00
0000020431482     FARAH                 2744 BURRITT ST. N.W.      GRAND RAPID            MI         495040000     $80,000.00
0000020431516     KOPP                640 SOUTH HIGHLAND AVENUE    OAK PARK               IL         603040000     $111,600.00
0000020431672     SNYDER                    33 TEAL CIRCLE         BERLIN                 MD         218110000     $159,000.00
0000020432126     STEELE                 1480 FAWNWOOD CIRCLE      SARASOTA               FL         342320000     $77,000.00
0000020432225     SNEED                    108 UNION STREET        MOUNT HOLLY            NJ         080600000     $65,000.00
0000020432571     HELDRETH                 19 MCCORD DRIVE         NEWARK                 DE         197130000     $69,000.00
0000020432704     PFEIFFER                2372 SE ADDISON ST       PORT ST LUC            FL         349830000     $64,000.00
0000020432829     GIARDINA            104 CAROLINA NOOSENECK RD    RICHMOND               RI         028980000     $180,000.00
0000020432928     WOLFE                   1820 GRAHAM DRIVE        CHESTERTON             IN         463040000     $149,600.00
0000020432993     NENEDJIAN                 4365 DAY ROAD          MARTINSVILL            IN         461510000     $63,700.00
0000020433512     HOPKINS              LOT 75 STOCKLEY CROSSING    MILLSBORO              DE         199580000     $76,500.00
0000020433603     MARCHETTI              376 RESERVOIR AVENUE      MERIDEN                CT         064500000     $96,000.00
0000020433652     DAVIS                    126 LESLEN LANE         COLLEGEVILL            PA         194260000     $57,000.00
0000020433660     NOEPEL                  94 HAZELWOOD ROAD        BLOOMFIELD             NJ         070030000     $85,000.00
0000020433793     SMITH                    7409 16TH AVENUE        TAKOMA PARK            MD         209120000     $120,000.00
0000020434098     RUTKOWSKI               31 NANTICOKE ROAD        MAINE                  NY         138020000     $38,500.00
0000020434106     MCCLARRY             867 KILDARE STREET EAST     LEHIGH ACRE            FL         339360000     $54,400.00
0000020434312     TARIN                     6908 VIVIAN NE         ALBUQUERQUE            NM         871090000     $72,500.00
0000020434353     ZIMMER                1063 EAST HOLLY STREET     BULHEAD CTY            AZ         864420000     $52,500.00
0000020434361     CHECTON                 17 MELROSE TERRACE       MIDDLETOWN             NJ         077480000     $25,000.00
0000020434387     DAVIS                    136 TOULON COURT        FAIRVW HGTS            IL         622080000     $99,365.00
0000020434627     MILNER                    560 MAIN ROAD          JOHN'S ISLA            SC         294550000     $50,400.00
0000020434957     SMITH                  18 LEXINGTON AVENUE       GLOVERSVILL            NY         120780000     $30,000.00
0000020435004     BEANE                     506 SANBORN ST         ABERDEEN               NC         283150000     $53,975.00
0000020435087     REYNOLDS                15 LEONARD STREET        NORTON                 MA         027660000     $85,200.00
0000020435103     TODD                  3817 FLEETWOOD AVENUE      TREVOSE                PA         190530000     $40,000.00
0000020435293     HACKETT               220 RANDOLPH PLACE NE      WASHINGTON             DC         200020000     $70,000.00
0000020435418     BRIER                    64 TAYLOR STREET        STATEN ISLA            NY         103100000     $88,500.00
0000020435517     WEISINGER                5 SPARROW DRIVE         LIVINGSTON             NJ         070390000     $140,000.00
0000020435764     DELGADO                  160 N CANAAN ST         HARTFORD               CT         061120000     $84,000.00
0000020435954     NORMAN                   6217 N ELMS ROAD        FLUSHING               MI         484330000     $32,000.00
0000020436143     WHITEHURST               27 SEWELL STREET        HEMPSTEAD              NY         115500000     $70,000.00
0000020436226     SOKOLOFF                703 GORMAN STREET        PHILADELPHI            PA         191160000     $53,000.00
0000020436234     BRITZ                  3 FOUR BRIDGES ROAD       HUDSON                 MA         017490000     $40,000.00
0000020436457     BARTELS                5412 1ST STREET WEST      BRADENTON              FL         342030000     $38,625.00
0000020436564     ARTERBRIDGE               9 LANGROCK WAY         BURLINGTON             NJ         080160000     $79,000.00
0000020436648     ST. ONGE                353 HARRIS AVENUE        WOONSOCKET             RI         028950000     $100,000.00
0000020436754     HAINES                 205 MEREDITH STREET       KENNETT SQR            PA         193480000     $100,000.00
0000020436911     SPRAGUE              1044 TERRACEWOOD CIRCLE     MANCHESTER             MO         630110000     $100,000.00
0000020436952     OWENS                    5938 LIDDELL DR         NEW PORT RI            FL         346520000     $38,000.00
0000020437190     WEISBROD                2409 KELLOGG ROAD        BALDWINSVIL            NY         130270000     $91,000.00
0000020437414     CHILDERS                819 WESTRUN DRIVE        BALLWIN                MO         630210000     $69,000.00
0000020437489     CARTER                  1004 HIGHGROVE CT        VALRICO                FL         335940000     $78,400.00
0000020437695     RICHARTE                15600 SW 300TH ST.       LEISURE CIT            FL         330300000     $53,900.00
0000020437711     DOAK                   29 GRANDVIEW AVENUE       WATERBURY              CT         067080000     $86,000.00
0000020437885     HILL                  6525 WEST DENNY COURT      CHESTERFIEL            VA         238320000     $58,225.00
0000020438776     SIMMONS                 5 HOMESTEAD AVENUE       SMITHFIELD             RI         029170000     $83,771.50
0000020438800     OPPELT                 191 MOORLAND AVENUE       ROCHESTER              NY         146120000     $107,100.00
0000020438826     COHEN                 29-09 BAYSWATER AVENUE     FAR ROCKAWY            NY         116910000     $75,000.00
0000020438867     WILLIS                      420 MORRIS           BELLWOOD               IL         601040000     $80,750.00
0000020438891     OGBURN              11678 NORTH MCCULLOCH ROA    SYRACUSE               IN         465670000     $46,750.00
0000020439030     STEENSLAND          8408 87TH STREET COURT NW    GIG HARBOR             WA         983320000     $125,250.00
0000020439717     ROSE                    912 ST JAMES COURT       HAYWARD                CA         945410000     $106,350.00
0000020439766     BAILEY                  9826 BALBOA DRIVE        ST LOUIS               MO         631360000     $38,300.00
0000020439931     BROWN                  9235 CATALINA DRIVE       ST LOUIS               MO         631360000     $39,950.00
0000020439964     RAMONAS                  455 HILL STREET         WATERBURY              CT         067100000     $84,000.00
0000020440038     COLLINS                12 FLINT LOCKE ROAD       RANDOLPH               MA         023680000     $106,000.00
0000020440160     DENTON                924 EAST SIXTH AVENUE      GASTONIA               NC         280540000     $50,000.00
0000020440194     HEINKE                  1045 GROVE STREET        DOWNERS GRO            IL         605150000     $95,000.00
0000020440228     ARNOLD                  237 SURPRISE DRIVE       WINTER GARD            FL         347870000     $42,000.00
0000020440244     CROPPER               4531 MORNINGSIDE LANE      MILTON                 FL         325830000     $46,750.00
0000020440335     MICALE                   621 OREGON DRIVE        MARIETTA               GA         300640000     $111,775.00
0000020440368     GALIOTO                7315 MERGANSER PLACE      PHILADELPHI            PA         191530000     $85,000.00
0000020440558     DELUCIA                 272 FRANKLIN ROAD        HAMDEN                 CT         065170000     $50,000.00
0000020440566     BRODEUR                   34 VINE STREET         NEW BEDFORD            MA         027400000     $29,500.00
0000020440624     ELFORD              5661 SOUTHWEST 13TH STREE    PLANTATION             FL         333170000     $92,250.00
0000020440632     RAYMOND                 16214 DEW DROP LN        TAMPA                  FL         336250000     $84,800.00
0000020440657     FABIANO                2037 WARWICK STREET       TALLHASSEE             FL         323100000     $25,550.00
0000020440970     SABB                    835 E 232ND STREET       BRONX                  NY         104660000     $94,500.00
0000020441010     SARCIONE                64 OAK HILL DRIVE        METHUEN                MA         018440000     $74,250.00
0000020441135     SMITH                   612 CENTER STREET        W COLUMBIA             SC         291690000     $31,500.00
0000020441226     STANFORD III              8512 CARMEL RD         CHARLOTTE              NC         282260000     $65,600.00
0000020441721     BISIOULIS                 1075 LUCAS ST          CALUMET CIT            IL         604090000     $91,800.00
0000020442216     CURRY                  7107 HAZELWOOD LANE       ST LOUIS               MO         631300000     $41,500.00
0000020442349     HORNADAY                 4205 FAMILY LANE        SUMMERFIELD            NC         273580000     $61,000.00
0000020442596     BALL                   461 HIGHGATE AVENUE       BUFFALO                NY         142150000     $55,000.00
0000020442638     DRISCOLL               8138 DUNDALK AVENUE       BALTIMORE              MD         212220000     $69,600.00
0000020442745     AMTMANN                131 BUCKTHORN AVENUE      LANGHORNE              PA         190470000     $82,000.00
0000020442844     HICKEY                    83 WESTWOOD DR         CUMBERLAND             RI         028640000     $109,100.00
0000020442877     LANGE                 2680 WILLOW WOOD DRIVE     MULBERRY               FL         338600000     $56,100.00
0000020442935     PECK                      69 PAGE STREET         AVON                   MA         023220000     $90,000.00
0000020443032     GAI                   254 OXFORD VALLEY ROAD     FAIRLESS HL            PA         190300000     $91,500.00
0000020443149     COOK                   2818 9TH AVENUE WEST      BRADENTON              FL         342050000     $59,200.00
0000020443172     ROBERTS                     3532 VISTA           ST LOUIS               MO         631040000     $37,800.00
0000020443339     THOMAS               3621 E KNOLLWOOD AVENUE     TAMPA                  FL         336100000     $28,000.00
0000020443446     WASHINGTON             8637 MAYFLOWER COURT      ST LOUIS               MO         631320000     $59,000.00
0000020443537     WILLIAMS, JR          5531 CABOT DRIVE NORTH     JACKSONVILL            FL         322440000     $43,775.00
0000020443677     COOK                   2119 SUGARBUSH DRIVE      HOLIDAY                FL         346900000     $60,350.00
0000020443800     FONVILLE                    6445 MYRON           ST LOUIS               MO         631210000     $35,700.00
0000020444055     PALMER                5006 NORTH 32ND STREET     TAMPA                  FL         336100000     $36,000.00
0000020444105     ROTTER                   106 MAYFAIR ROAD        NESCONSET              NY         117670000     $48,500.00
0000020444162     HAMILTON                   3466 N 700 E          ROLLING PRA            IN         463710000     $47,250.00
0000020444402     WELTMAN               6739 FRIENDSHIP DRIVE      SARASOTA               FL         342410000     $73,000.00
0000020444428     SWETT                 8-10 WORCHESTER STREET     FITCHBURG              MA         014200000     $62,300.00
0000020444519     MILAS                    15 WARSAW AVENUE        DUDLEY                 MA         015710000     $48,000.00
0000020444915     ESCOBAR                  50 SUNSHINE ROAD        SOUTHAMPTON            PA         189660000     $118,000.00
0000020445268     MCINTOSH                 21 TUCKER STREET        MILTON                 MA         021860000     $133,000.00
0000020445300     ACOSTA                   3317 WEST HIRSCH        CHICAGO                IL         606510000     $51,500.00
0000020445433     JOHANNESSEN              24 JENNIFER LANE        TIVERTON               RI         028780000     $120,000.00
0000020445581     STAPLETON               18 BIRCHRUN DRIVE        PISCATAWAY             NJ         088540000     $175,500.00
0000020445680     KUY                     123 ONTARIO STREET       PROVIDENCE             RI         029070000     $64,000.00
0000020445805     MORRIS                  2906 PLYMOUTH AVE        ROCKY RIVER            OH         441160000     $80,000.00
0000020445888     HAMERSMEIER           1758 WEST ISLAND DRIVE     SULLIVAN               WI         531780000     $66,300.00
0000020446035     NAPOLES                  13197 SW 10 LANE        MIAMI                  FL         331840000     $54,000.00
0000020446357     DOMAIN               45 HUCKLEBERRY HILL ROAD    BROOKFIELD             CT         068040000     $135,200.00
0000020446365     WALLACE                117-23 202ND STREET       ST ALBANS              NY         114120000     $20,000.00
0000020446464     SCHIAPPACASS              2 WEST AVENUE          SPOTSWOOD              NJ         088840000     $117,500.00
0000020446803     PUCKETT                   46 WILLARD ST          WARWICK                RI         028890000     $84,000.00
0000020446811     STANLEY                 58129 VALLEY VIEW        ELKHART                IN         465170000     $40,500.00
0000020446928     COLONNA              20 HARRIMAN HEIGHTS ROAD    HARRIMAN               NY         109260000     $54,000.00
0000020446977     STRAWHAND            1235-1237 CAMPBELLTON PL    ATLANTA                GA         303100000     $35,700.00
0000020446985     JANIFER                 BOX 57B ROUTE 425        NANJEMOY               MD         206620000     $67,200.00
0000020447256     WADLOW                 712 CRESTWOOD DRIVE       GODREY                 IL         620350000     $59,160.00
0000020447587     HAMPTON              870 NORTHEAST 6TH STREET    CRYSTAL RVR            FL         344280000     $29,000.00
0000020447702     JOHNSON                1534 BANKLICK STREET      COVINGTON              KY         410110000     $36,800.00
0000020447868     CHIOMMINO               2041 CORAL STREET        NAVARRE                FL         325660000     $20,000.00
0000020447975     FRASIER             4302 BELLE OF GEORGIA AVE    PASADENA               MD         211220000     $126,650.00
0000020448247     BOWMAN                  710 BRAEBURN DRIVE       FT WASHINGT            MD         207440000     $167,000.00
0000020448395     SAXON                 44 GOLDEN RIDGE DRIVE      LEVITTOWN              PA         190570000     $70,100.00
0000020448627     GRIEGO              #2 HERRERA ROAD SOUTHEAST    ALBUQUERQUE            NM         871230000     $53,600.00
0000020448635     RYAN                4037 19TH COURT SOUTHWEST    NAPLES                 FL         339990000     $72,000.00
0000020448916     DILIG                    885 PRESTON ROAD        EAST MEADOQ            NY         115540000     $175,000.00
0000020449021     WONG                    4328 EDSON AVENUE        BRONX                  NY         104660000     $80,000.00
0000020449047     KELLY                 6986 HANGING VINE WAY      TALLAHASSEE            FL         323110000     $81,000.00
0000020449096     DANIELS                  10341 YORK LANE         BLOOMINGTON            MN         554310000     $77,000.00
0000020449104     JOHNSON                     2400 31ST            ZION                   IL         600990000     $60,390.31
0000020449203     JIMENEZ                 9549 115TH STREET        HILLS                  NY         114190000     $162,600.00
0000020449328     HARRIS                  1740 W 54TH AVENUE       MERRILLVILL            IN         464100000     $67,200.00
0000020449542     DAIGLE                  10301 SOUTH CHURCH       CHICAGO                IL         606430000     $56,000.00
0000020449690     LEVY                     CONTINENTAL LANE        BLOOMING GR            NY         109920000     $132,000.00
0000020450201     BAUER                    35 HEDLEY AVENUE        JOHNSTON               RI         029190000     $72,000.00
0000020450227     ANASTASIADES              38 VIVIAN AVE          CUMBERLAND             RI         028640000     $88,000.00
0000020450375     WOJCIK                  7 PARK LANE DRIVE        TROY                   IL         622940000     $60,000.00
0000020450672     LEWIS                 996 DUNNING STREET SE      ATLANTA                GA         303150000     $40,250.00
0000020450714     FELIX                 1844 EAST CHERYL DRIVE     WINTER PARK            FL         327920000     $98,000.00
0000020450946     HARRISON               56 BLUEBERRY TERRACE      NEW BEDFORD            MA         027450000     $41,000.00
0000020451001     PARHAM                    845 COX AVENUE         HYATTSVILLE            MD         207830000     $84,500.00
0000020451126     LOCKHART              16334 SOUTH MARSHFIELD     MARKHAM                IL         604260000     $46,750.00
0000020451258     GABBARD                8067 PASCHAL STREET       JACKSONVILL            FL         322200000     $40,800.00
0000020451878     PORRITT                    720 TOEDTLI           BOULDER                CO         803030000     $105,000.00
0000020452058     WALKER                   4558 HOLLY PLACE        ST LOUIS               MO         631150000     $55,200.00
0000020452272     SIMONE                  855 DOUGLAS AVENUE       PROVIDENCE             RI         029080000     $56,700.00
0000020452421     MCCLAIN                 6007 STATE STREET        CHEVERLY               MD         207850000     $107,950.00
0000020452447     SCOTT               1029 NORTHWEST 28TH AVENU    FORT LAUDER            FL         333110000     $48,000.00
0000020453064     ASHTON                   39 WINSLOW ROAD         CHESHIRE               CT         064100000     $96,500.00
0000020453411     YORK                   1004 WEST 60TH PLACE      MERRILLVILL            IN         464100000     $56,000.00
0000020453924     SERNA                 2134 GIRAUDO SOUTHWEST     ALBUQUERQUE            NM         871050000     $73,500.00
0000020454179     SMITH                   2299 RICHTER DRIVE       PALM HARBOR            FL         346830000     $51,300.00
0000020454443     RUGGIERO               30 APPLE TREE DRIVE       HAUPPAUGE              NY         117880000     $110,000.00
0000020454658     WOLF                     9 BUCKNELL LANE         WILLINGBORO            NJ         080460000     $66,700.00
0000020455010     SCARLETT                566 EMERSON STREET       UNIONDALE              NY         115530000     $104,000.00
0000020455242     BROWN                 3440 7TH AVENUE NORTH      ST PTRSBRG             FL         337130000     $41,250.00
0000020455432     DAWSON                   133 BERKELEY ST.        SATELLITE B            FL         329370000     $63,750.00
0000020455580     CELESTIN                 30 BESEN PARKWAY        MONSEY                 NY         109520000     $122,000.00
0000020455754     MAXWELL              12908 128TH AVENUE NORTH    LARGO                  FL         346440000     $58,000.00
0000020455788     STEALEY                  3100 WENDY LANE         ST ANN                 MO         630740000     $40,000.00
0000020455838     REQUA                  137 BLACKFOOT TRAIL       MEDFORD LKS            NJ         080550000     $94,100.00
0000020455846     COTTULI                   82 CLIFF ROAD          MILTON                 MA         021860000     $106,000.00
0000020455937     DRISCOLL                5809 TEAKWOOD LANE       LOUISVILLE             KY         402580000     $62,900.00
0000020456117     ETMON                    23 KERMIT PLACE         BROOKLYN               NY         112120000     $75,000.00
0000020456398     CELANI                 198 COLVINTOWN ROAD       COVENTRY               RI         028160000     $80,000.00
0000020456414     JONES                    744 CLOCKS BLVD         MASSAPEQUA             NY         117580000     $123,750.00
0000020456430     MCDANIEL                 193 MAIN STREET         LINFIELD               PA         194680000     $112,000.00
0000020456471     POPE                   4267 WESTBROOK COURT      TUCKER                 GA         300840000     $50,400.00
0000020456489     GEORGOPOULOS           1042 OAKFIELD AVENUE      NORTH BELLM            NY         117100000     $130,000.00
0000020456554     LABBE                 5053 COUNTY LINE ROAD      SPRING HILL            FL         346060000     $46,750.00
0000020456638     FILER                 1490 OAK VILLAGE DRIVE     LARGO                  FL         346480000     $30,000.00
0000020456752     GRANGER                 88 SEASIDE AVENUE        MILFORD                CT         064600000     $79,000.00
0000020456778     ROBINSON            1931 18TH STREET SOUTHEAS    WASHINGTON             DC         200200000     $66,500.00
0000020456950     ALVARADO                  2746 ADAMS NE          ALBUQUERQUE            NM         871100000     $100,000.00
0000020457339     BEST                    411 E SAVAGE DRIVE       NEWPORT NEW            VA         236020000     $28,000.00
0000020457768     ORTIZ                    310 SPADER COURT        HILLSBOROUG            NJ         088530000     $181,000.00
0000020457990     BARCZAK                 10 STORM KING ROAD       CORNWALL-ON            NY         125200000     $103,500.00
0000020458261     BROWN                   222 W LAWSON DRIVE       AUBURNDALE             FL         338230000     $42,160.00
0000020458386     SMITH                  1621 GREEN BROOK CT       MOBILE                 AL         366090000     $58,400.00
0000020458501     BRADY                  910 WESTMORE AVENUE       ROCKVILLE              MD         208500000     $98,800.00
0000020458659     HARVEY                    1906 W 30TH ST         JACKSONVILL            FL         322090000     $42,400.00
0000020458725     ROBBINS                 108 WEST GRANVIEW        QUINCY                 IL         623010000     $39,780.00
0000020458758     MALOY                    136 HILL STREET         ANSONIA                CT         064010000     $91,500.00
0000020458782     SKINNER             1210 NORTH AUGUSTA AVENUE    BALTIMORE              MD         212290000     $44,800.00
0000020458915     CUNNINGHAM            858 53RD TERRACE NORTH     ST PETERSBU            FL         337030000     $36,500.00
0000020459145     CAVALLO                 223 GEORGE STREET        HAMBURG                NY         140750000     $42,500.00
0000020459178     CHARLES                680 4TH STREET NORTH      SAFETY HRBR            FL         346950000     $45,000.00
0000020459319     MASTROIANNI              24 GRANDVIEW AVE        WALLINGFORD            CT         064920000     $89,600.00
0000020459335     GROCOTT                  3 SASSAMON DRIVE        ASSONET                MA         027020000     $57,000.00
0000020459368     BEANE                  6472 CALVACADE TRAIL      TALLAHASSEE            FL         323080000     $76,000.00
0000020459426     ROCHE                  6412 YORKSHIRE ROAD       TAMPA                  FL         336340000     $45,600.00
0000020459491     COSGRAVE                  8 CHARLES ROAD         LATHAM                 NY         121100000     $64,500.00
0000020459608     LAMBERT                    317 OAK AVE.          CEDAR RUN              NJ         080920000     $102,000.00
0000020459632     GRABAUSKAS              15 HORSESHOE DRIVE       WATERBURY              CT         067060000     $88,400.00
0000020459640     SAO                    18131 SE 42ND PLACE       ISSAQUAH               WA         980270000     $110,000.00
0000020460010     FISCHER                  105 MARY STREET         FAYETTEVILL            NC         283010000     $44,000.00
0000020460176     IRBY                4540 LAWRENCEVILLE HIGHWA    TUCKER                 GA         300840000     $35,750.00
0000020460291     SALLUSTIO               810 HUDSON AVENUE        SECAUCUS               NJ         070940000     $156,000.00
0000020460325     SHOPIAK                25 SUNSET PINE DRIVE      MANCHESTER             NH         031090000     $63,000.93
0000020460358     DELGADO                9202 HIGHLAND PLACE       HIGHLAND               IN         463220000     $65,350.00
0000020460507     LESSIG                   5331 HONORE AVE         SARASOTA               FL         342330000     $50,400.00
0000020460978     RIVERA                   4-6 MAPLE STREET        CRANSTON               RI         029100000     $90,000.00
0000020461018     KROPINACK              1044 CLEARWATER AVE       MANAHAWKIN             NJ         080500000     $63,500.00
0000020461257     BLANDING              5211 KENILWORTH AVENUE     BALTIMORE              MD         212120000     $53,250.00
0000020461406     FRIAR                   3401 HENRY STREET        MELBOURNE              FL         329010000     $32,900.00
0000020461737     DUVAL                   1415 RICHMOND ROAD       STATEN ISLA            NY         103040000     $173,000.00
0000020462008     SPENCE                  7150 WICKER AVENUE       HAMMOND                IN         463230000     $58,500.00
0000020462065     GOODMAN                 8400 SUNSET STRIP        SUNRISE                FL         333220000     $68,000.00
0000020462297     GILLMAN                 6445 N SACRAMENTO        CHICAGO                IL         606450000     $161,000.00
0000020462438     BERENA                 2158 PEPPERWOOD LANE      GLNDALE HGT            IL         601390000     $88,000.00
0000020462511     DUNARD                 8615 MACKENZIE ROAD       ST LOUIS               MO         631230000     $49,600.00
0000020462610     HAMMITT                353 PLEASANT STREET       MARSHFIELD             MA         020510000     $179,121.00
0000020462792     DAVIS                    3000 MOCK DRIVE         TALLAHASSEE            FL         323010000     $24,000.00
0000020463055     BRYANT                    7338 S INDIANA         CHICAGO                IL         606190000     $69,700.00
0000020463071     CLEMENT               7837 SOUTH SHORE DRIVE     CHICAGO                IL         606490000     $104,250.00
0000020463303     WHITE                 9500 60TH STREET NORTH     PINELLAS PA            FL         346660000     $37,300.00
0000020463311     COOK                   1700 NW 55TH AVENUE       LAUDERHILL             FL         333130000     $66,000.00
0000020463329     VICKERS                 821 YEADON AVENUE        YEADON                 PA         190500000     $58,500.00
0000020463337     RESPRESS             2928 WALK IN WATER ROAD     LAKE WALES             FL         338530000     $33,750.00
0000020463352     CURTNER                  10606 E BAY ROAD        RIVERVIEW              FL         335690000     $27,900.00
0000020463782     SAPOLIS                 5702 HEMPLINE ROAD       ST LOUIS               MO         631290000     $88,400.00
0000020463832     JONES                    1016 GROBY ROAD         ST LOUIS               MO         631300000     $30,000.00
0000020464012     CONTRERA                 1635 83RD STREET        BROOKLYN               NY         112140000     $170,000.00
0000020464079     CAREY                  3719 LIBERTY AVENUE       NORTH BERGE            NJ         070470000     $60,000.00
0000020464160     BARRIOS                  3029 WASHINGTON         GRANITE CIT            IL         620400000     $39,695.00
0000020464210     NEWELL               10316 NORTH GARDENER WAY    DUNNELLON              FL         344340000     $36,600.00
0000020464319     HASEMANN                   608 MCKINLEY          LIBERTYVILL            IL         600480000     $124,950.00
0000020464335     GUZMAN                  941 W ELLIS STREET       PALATINE               IL         600670000     $89,500.00
0000020464541     JANOWSKI             1130 TYRONE COURT NORTH     ST PTRSBURG            FL         337100000     $43,200.00
0000020464657     FAGGART               537 AMBASSADOR STREET      CHARLOTTE              NC         282080000     $32,000.00
0000020464673     JACKSON                 2480 MARQUIS DRIVE       DUNEDIN                FL         346980000     $132,000.00
0000020464707     MUNOZ                    49 WALTON STREET        ISLIP                  NY         117170000     $88,000.00
0000020465225     GONZALEZ               227-15 109TH AVENUE       QUEENS VLLG            NY         114290000     $120,000.00
0000020465498     BACHINI             9736 SOUTH VILLIERS DRIVE    JACKSONVILL            FL         322210000     $50,000.00
0000020465647     KILMER                   RD 2 RIVER ROAD         PORT BYRON             NY         131400000     $54,400.00
0000020465712     ANTHES                   17 S LAWN AVENUE        ELMSFORD               NY         105230000     $93,000.00
0000020465738     DAWSON                 5770 CATSKILL DRIVE       HOLIDAY                FL         346900000     $39,200.00
0000020465779     HERNANDEZ               7013 BERNAY AVENUE       JACKSONVILL            FL         322050000     $44,625.00
0000020465829     VAZQUEZ                   1720 N HARDING         CHICAGO                IL         606470000     $84,800.00
0000020465852     SCOTT                   3111 BUNCHE STREET       SARASOTA               FL         342340000     $48,000.00
0000020465860     WELLINGTON           3304 N JEFFERSON STREET     TAMPA                  FL         336030000     $49,300.00
0000020466215     SWEATT                  45 BRENTWOOD DRIVE       WOLCOTT                CT         067160000     $91,000.00
0000020466223     DREWS                     433 ELM AVENUE         WOODBURY               NJ         080960000     $60,000.00
0000020466231     LOVELAND                3611 S SHORE DRIVE       LAPEER                 MI         484460000     $53,000.00
0000020466256     DESIRE                   4140 NW 3RD AVE         POMPANO BEA            FL         330640000     $84,000.00
0000020466264     KROHSE                  290 HUBBARD AVENUE       N FT MYERS             FL         339170000     $39,051.37
0000020466272     PIOVANO                  325 LIONEL LANE         PRT CHRLTTE            FL         339530000     $47,200.00
0000020466348     CHRISTIE               816 NW DRANE STREET       PLANT CITY             FL         335660000     $47,000.00
0000020466595     STANEK                 1408 62ND STREET NW       BRADENTON              FL         342090000     $64,400.00
0000020466603     HOBSON                  235-18 147TH DRIVE       ROSEDALE               NY         114220000     $60,000.00
0000020467106     SOUCIE                  323 SHARON STREET        PROVIDENCE             RI         029080000     $94,500.00
0000020467387     SCANLON                  3622 176TH PLACE        LANSING                IL         604380000     $57,000.00
0000020467718     VINSON               5086 DOSTIE DRIVE SOUTH     JACKSONVILL            FL         322090000     $45,900.00
0000020467890     VENTRILLO               3 WINTHROP AVENUE        METHUEN                MA         018440000     $62,000.00
0000020467916     BOGDAN                    702 GRANT AVE          WILLOW GROV            PA         190900000     $93,000.00
0000020468237     SOUZA                     1 SHORT STREET         MANSFIELD              MA         020480000     $117,500.00
0000020468427     MONIZ                   140 WALNUT STREET        E PROVIDENC            RI         029140000     $116,500.00
0000020468591     CANDEY                  2725 169TH STREET        BOTHELL                WA         980120000     $130,000.00
0000020468799     WATKINS                  18613 ORIOLE RD         FT MYERS               FL         339120000     $72,250.00
0000020468898     BOSINGER               46 MC KINLEY STREET       FRANKLIN SQ            NY         110100000     $133,000.00
0000020468948     CHIRBY                   2049 BUFORD BLVD        CLEARWATER             FL         346230000     $41,900.00
0000020469037     NILES                  2139 CANFIELD DRIVE       SPRING HILL            FL         346090000     $48,000.00
0000020469292     KIRCHNER               170 CLEARVIEW AVENUE      HAMILTON               NJ         086190000     $79,500.00
0000020469557     FLAHERTY                 15 JOHNSON DRIVE        EAST WALPOL            MA         020320000     $75,500.00
0000020469714     KERN                      8290 WHITCOMB          DETROIT                MI         482270000     $19,500.00
0000020470365     AUSTELL                 4716 JORDAN STREET       ST LOUIS               MO         631210000     $40,800.00
0000020470431     POWELL                   3729 WEST MONROE        BELLWOOD               IL         601040000     $96,000.00
0000020470449     POWELL                   5148 WEST FULTON        CHICAGO                IL         606440000     $50,400.00
0000020470886     SACCO                   694 TERRACE DRIVE        PARAMUS                NJ         076520000     $120,000.00
0000020471066     YASHAR                103 MISTY GLEN CIRCLE      STOCKBRIDGE            GA         302810000     $76,500.00
0000020471124     SEIFE               1327 SOUTHWEST 18TH AVENU    MIAMI                  FL         331450000     $82,500.00
0000020471306     CORBIN                  322 WALGROVE ROAD        BALTIMORE              MD         211360000     $94,775.00
0000020471371     MILLS                   48 GILBERT AVENUE        HAMDEN                 CT         065140000     $103,125.00
0000020471454     BARRON                    RT.19 BOX 114A         SANTA FE               NM         875050000     $104,160.00
0000020471488     MORRIS                  34 MALLORY AVENUE        GLENS FALLS            NY         128010000     $43,500.00
0000020471611     MCKEE                    4706 JUNE STREET        CHARLESTON             SC         294050000     $34,000.00
0000020471629     WIRTH                9757 WEST STUENKEL ROAD     FRANKFORT              IL         604230000     $95,000.00
0000020471736     PANTUSO              14516 116TH AVENUE NORTH    LARGO                  FL         346440000     $57,800.00
0000020471843     WEBB                    4076 COLEMAN ROAD        VENICE                 FL         342930000     $70,125.00
0000020471926     AUST                     58 HARRIS AVENUE        JOHNSTON               RI         029190000     $96,800.00
0000020472221     CUSICK                520 WHITTIER STREET NW     WASHINGTON             DC         200120000     $144,500.00
0000020472239     GOOD                  1236 S OAK PARK AVENUE     BERWYN                 IL         604020000     $142,800.00
0000020472536     VEHRS BIRD            2223 NW CASCADE AVENUE     EAST WENATC            WA         988020000     $50,625.00
0000020473005     SHIELDS             161 14TH AVENUE NORTHEAST    NAPLES                 FL         341200000     $49,000.00
0000020473195     SCHARF               18539 EAGLES ROOST DRIVE    GERMANTOWN             MD         208740000     $91,500.00
0000020473393     TAVAROZZI                255 HOXSIE AVE.         WARWICK                RI         028890000     $86,000.00
0000020473518     GALAMBOS              1909 WEST HIGH STREET      HADDON HGTS            NJ         080350000     $82,000.00
0000020473815     MOWATT                   566 SWAIN STREET        BRISTOL                PA         190070000     $53,600.00
0000020474086     GOLTZ                  524 NORTH INSTITUTE       SPRINGS                CO         809030000     $60,000.00
0000020474102     ROSS                     5006 56TH PLACE         HYATTSVILLE            MD         207810000     $85,500.00
0000020474110     DEAN                    98 FLORENCE STREET       PROVIDENCE             RI         029090000     $35,000.00
0000020474201     CESCHAN                  921 ADAMS AVENUE        PHILADELPHI            PA         191240000     $35,000.00
0000020474425     MCGHEE                    RT 6 BOX 1041          BASSETT                VA         240550000     $48,000.00
0000020474722     BROOKS                 322 EAST LIME STREET      TARPON SPRG            FL         346890000     $68,000.00
0000020474748     POLITE                2027 WEST 13TH STREET      JACKSONVILL            FL         322090000     $28,800.00
0000020474805     JACKSON                232-09 131ST AVENUE       LAURELTON              NY         114130000     $100,000.00
0000020474896     APRILE                  405 MADISON AVENUE       BRENTWOOD              NY         117170000     $94,400.00
0000020474920     SHOST                   207 LOUGHLIN ROAD        OXFORD                 CT         064830000     $35,000.00
0000020475117     WICKER               112 SHANNON CHASE COURT     FAIRBURN               GA         302130000     $86,700.00
0000020475265     GOODEN                6423 RIVERBEND CIRCLE      TAMPA                  FL         336100000     $31,200.00
0000020475364     PINCKNEY             1416 WEST LENEVAR DRIVE     CHARLESTON             SC         294070000     $54,000.00
0000020475414     CARTER                5032 GRANN LLOYD DRIVE     JACKSONVILL            FL         322090000     $53,200.00
0000020475513     MILLS                     27 LAKE DRIVE          WYANDANCH              NY         117980000     $45,500.00
0000020475547     BOWEN                  164 ELIZABETH AVENUE      WESTFIELD              MA         010850000     $100,200.00
0000020475646     SUMNER                  97-15 133RD STREET       RICHMOND HI            NY         114190000     $108,000.00
0000020475760     PURNELL                  415 GLEN AVENUE         MOORESTOWN             NJ         080570000     $153,425.00
0000020475844     PANDOLFINO             6249 REEDLAND STREET      PHILADELPHI            PA         191420000     $33,600.00
0000020475877     VALENTIN                2412 HIVELY STREET       SARASOTA               FL         342310000     $58,400.00
0000020475935     FANNING                  1020 WASHINGTON         FLORISSANT             MO         630310000     $45,300.00
0000020476628     GLASS                     28920 SR 9 NE          ARLINGTON              WA         982230000     $93,750.00
0000020476685     SMITH                   524 CLOVERDALE AVE       CINCINNATI             OH         452460000     $55,600.00
0000020476743     PRESTON                  132 TOPSIDE ROAD        MANAHAWKIN             NJ         080500000     $112,500.00
0000020476768     ROPER                   1507 W POLK STREET       CHICAGO                IL         606070000     $153,000.00
0000020476842     BOHN                     41 GILDARE DRIVE        E NORTHPORT            NY         117310000     $35,000.00
0000020476859     RAMOS                  163 STEPHENS AVENUE       BRONX                  NY         104730000     $70,000.00
0000020476883     BUNCH                   4907 GRAINARY AVE.       TAMPA                  FL         336240000     $66,000.00
0000020477139     CROSS                   9406 N LAUREL ROAD       LAUREL                 MD         207230000     $73,000.00
0000020477196     LINDSAY                 509 SUMMIT AVENUE        JENKINTOWN             PA         190460000     $96,000.00
0000020477535     FAIRCHILD              1067 E. 34TH STREET       TACOMA                 WA         984040000     $50,000.00
0000020477626     DOUGLAS                    7721 S DAMEN          CHICAGO                IL         606200000     $69,600.00
0000020477691     PINKER                162 UPPER VALLEY ROAD      CHRISTIANA             PA         175090000     $113,000.00
0000020477766     MCCRAYER               12718 ST JOHN AVENUE      CLEVELAND              OH         441110000     $50,000.00
0000020478137     RUIZ                    134 W WOODLAND DR        ROUND LAKE             IL         600730000     $53,000.00
0000020478194     FRAZER                 1194 NEWHALL STREET       FALL RIVER             MA         027210000     $63,000.00
0000020478434     MONTE                    526 17TH STREET         WEST BABYLO            NY         117040000     $109,000.00
0000020478574     OWEN                  327 BAY RIDGE PARKWAY      BROOKLYN               NY         112090000     $166,000.00
0000020478632     HANSELL                17 BEECHWOOD AVENUE       FRAZER                 PA         193550000     $120,000.00
0000020478822     ARCHAMBAULT           49 OLD PLAINFIELD PIKE     SCITUATE               RI         028250000     $80,000.00
0000020479085     MCBRIDE                284 EAST LAKE AVENUE      RAHWAY                 NJ         070650000     $78,000.00
0000020479317     MACK                  97-101 NESBIT TERRACE      IRVINGTON              NJ         071110000     $130,000.00
0000020479325     PETROELJE              0-226 FENNESSY DRIVE      GRAND RAPID            MI         495040000     $42,000.00
0000020479465     GRILLO                   268 WILEY STREET        BRENTWOOD              NY         117170000     $112,000.00
0000020479762     MURRAY                     371 WEST AVE          PAWTUCKET              RI         028600000     $73,900.00
0000020480208     CLAYTON                 1537 AMHERST LANE        KISSIMMEE              FL         347440000     $97,000.00
0000020480232     ANDERSON                 310 CREST DRIVE         BALLWIN                MO         630210000     $36,550.00
0000020480240     SMALLWOOD             115 N HILLCREST AVENUE     CLEARWATER             FL         346150000     $49,300.00
0000020480687     TROLTZSCH                 178 VAN STREET         BRENTWOOD              NY         117170000     $82,000.00
0000020480737     MALMBERG                3548 PERRY STREET        HUDSONVILLE            MI         494260000     $40,000.00
0000020480786     CAROLIN              4174 14TH LANE NORTHEAST    ST PTRSBRG             FL         337030000     $90,000.00
0000020480802     JONES                  3018 HERBERT STREET       NORFOLK                VA         235130000     $57,120.00
0000020480919     WILLIAMS                154 BEDFORD AVENUE       TEANECK                NJ         076660000     $90,000.00
0000020481404     HERNANDEZ               827 MERCADO AVENUE       ORLANDO                FL         328070000     $48,000.00
0000020481495     RICHARDS                  108 5TH AVENUE         ST PTRSBURG            FL         337060000     $121,000.00
0000020481826     HEITZMAN              6082 1ST AVENUE SOUTH      ST PTRSBURG            FL         337070000     $41,200.00
0000020482014     POE                  6641 SOUTH OAKLEY AVENUE    CHICAGO                IL         606360000     $40,000.00
0000020482238     HIGINBOTHAM              956 LEE TERRACE         PRT CHRLTTE            FL         339520000     $72,000.00
0000020482287     FOUNTAIN               1524 N LATROBE AVE.       CHICAGO                IL         606510000     $48,750.00
0000020482329     HODGE                     28 MAIN STREET         MADRID                 NM         870100000     $79,310.00
0000020482436     SYLVA                     3 FENWICK ROAD         HANOVER                NJ         079810000     $86,500.00
0000020482444     STEIRER              104 SOUTH SPRING STREET     FALLS CHURC            VA         220460000     $117,750.00
0000020482469     SANTRE                   720 S THORPE AVE        ORANGE CITY            FL         327630000     $36,000.00
0000020482576     ROMANELLI               326 CLIFTON AVENUE       SHARON HILL            PA         190790000     $48,750.00
0000020482931     KELLY                    12 SHERWOOD ROAD        SPRINGFIELD            MA         011190000     $55,000.00
0000020482956     MAZUR                   41 CAROLINE STREET       CRYSTAL LAK            IL         600140000     $118,340.00
0000020482980     MILLER                  40 SIPPEWISSETT RD       FALMOUTH               MA         025400000     $50,000.00
0000020483210     HENDRICKS                  716 C STREET          BETHALTO               IL         620100000     $15,000.00
0000020483467     REYNOLDS                50-52 TIMOTHY ROAD       EAST HARTFO            CT         061080000     $95,200.00
0000020484390     SILAVONG                 71 POWELL STREET        LOWELL                 MA         018510000     $51,900.00
0000020484424     BAKER                     3246 WILSHIRE          GRANITE CIT            IL         620400000     $73,950.00
0000020484903     QUARLES                115-39 158TH STREET       JAMAICA                NY         114340000     $100,000.00
0000020484986     MARTINE                 107-23 FERN PLACE        JAMAICA                NY         114330000     $77,500.00
0000020485231     GLICK                    130 BELDEN ROAD         BURLINGTON             CT         060130000     $114,400.00
0000020485256     SIMPSON                5310 SEAHORSE DRIVE       NEW PORT RI            FL         346520000     $29,400.00
0000020485397     WALSH                    68 HOLLIS STREET        GROTON                 MA         014500000     $128,000.00
0000020485421     FREEBERSYSER            769 LAREDO AVENUE        ST LOUIS               MO         631380000     $39,900.00
0000020485454     EDWARDS                 113 BENTWOOD LANE        PICKENS                SC         296710000     $115,000.00
0000020485553     LAPRAD                   123 QUAKER LANE         SCITUATE               RI         028570000     $92,000.00
0000020485611     REYNOLDS                 61-63 AMY DRIVE         EAST HRTFRD            CT         061080000     $86,800.00
0000020485751     BRANN                     WHARTON AVENUE         HOUSTON                DE         199540000     $62,900.00
0000020485777     SIMPSON                 3335 ROXBURY DRIVE       HOLIDAY                FL         346910000     $39,100.00
0000020485827     CARR                   11802 CARMEN AVENUE       DADE CITY              FL         335250000     $48,000.00
0000020486023     WALTON                      4015 PALM            ST LOUIS               MO         631070000     $31,815.00
0000020486155     ROYSTON                 2026 KOEHNE STREET       INDIANAPOLI            IN         462020000     $28,000.00
0000020486536     CUERDON                  3 SPRING STREET         SCHUYLERVIL            NY         128710000     $40,000.00
0000020486668     TRINDER                  501 MAPLE STREET        W HEMPSTEAD            NY         115520000     $80,000.00
0000020486700     ROCKWELL                1 WESTMINSTER ROAD       SPRAGUE                CT         063300000     $89,000.00
0000020486718     RIETZLER                8123 GAVIN STREET        NEW CARROLL            MD         210250000     $23,000.00
0000020486924     SQUIRES              6953 41ST TERRACE NORTH     ST PETERSBU            FL         337090000     $24,500.00
0000020487039     THEROS                 8916 MAYFIELD COURT       ST LOUIS               MO         631360000     $38,000.00
0000020487153     COLELLA                  24 COGER AVENUE         SADDLE BROO            NJ         076620000     $110,000.00
0000020487385     SICHTERMANN             2790 WELLS STREET        LAKE STATIO            IN         464050000     $61,500.00
0000020487500     PRYOR                14527 CHELLINGTON COURT     CHESTERFIEL            MO         630170000     $138,550.00
0000020487625     SMITH                    72 SPRUCE STREET        WEST HAVEN             CT         065160000     $84,800.00
0000020487633     WEISSFUSS               19610 YODER STREET       SOUTH BEND             IN         466140000     $54,400.00
0000020487781     NAZELROD               1549 SUWANNEE AVENUE      INTERCESSIO            FL         338480000     $25,600.00
0000020487898     YARZAB                 12650 OAK NUT STREET      HUDSON                 FL         346670000     $82,000.00
0000020488086     CHESTERTON             18 HAWTHORNE STREET       MT SINAI               NY         117660000     $86,000.00
0000020488912     LOVE                   7313 FOSTER COURT SW      ALBUQUERQUE            NM         871210000     $52,000.00
0000020489076     MURRAY                  3844 HARWICK LANE        PARK CITY              IL         600850000     $97,600.00
0000020489258     WHITEHURST             3541 POPPY CRESCENT       VIRGINIA BE            VA         234560000     $70,000.00
0000020489282     EASTERLING                 1870 BOLSON           DOWNERS GRO            IL         605160000     $202,059.13
0000020489308     MITCHELL              191 E KNIGHTSBRIDGE PL     LECANTO                FL         344610000     $97,500.00
0000020489373     STOCKLIN               4642 ROOSEVELT AVE.       PENNSAUKEN             NJ         081090000     $75,000.00
0000020489555     LAZZAROTTI               56 BRANCH STREET        MT HOLLY               NJ         080600000     $92,000.00
0000020489647     WILDERMAN               402 EAST STATE #1        O'FALLON               IL         622690000     $59,250.00
0000020489977     MCKAY                 4718 RIDGE POINT DRIVE     TAMPA                  FL         336240000     $56,000.00
0000020490231     THORNE                 3472 14TH STREET NW       WASHINGTON             DC         200100000     $105,000.00
0000020490546     DONNELLAN                 10 BECK COURT          KENDALL PAR            NJ         088240000     $152,000.00
0000020490751     BRASHEAR                5827 DETRICK ROAD        MOUNT AIRY             MD         217710000     $120,000.00
0000020490835     KURSONIS                22 ROSEWOOD DRIVE        WORCESTER              MA         016020000     $90,000.00
0000020490892     MOTT                      66 PAMELA LANE         BRENTWOOD              NY         117170000     $85,000.00
0000020490967     FOLEY                   11154 EBERT DRIVE        ST LOUIS               MO         631360000     $48,400.00
0000020491189     DUPUIS                   100 MILK STREET         FITCHBURG              MA         014200000     $73,000.00
0000020491247     SHARP                 426 CONDON TERRACE SE      WASHINGTON             DC         200200000     $91,000.00
0000020491312     HYDE                     2628 W EVERGREEN        CHICAGO                IL         606220000     $76,500.00
0000020491445     HAMMONS                194-26 113TH AVENUE       ST ALBANS              NY         114120000     $92,500.00
0000020491684     HOOKWAY                   37 UPTON PARK          ROCHESTER              NY         146070000     $102,400.00
0000020491791     TRACEY                  551 DEPTFORD AVE.        WESTVILLE G            NJ         080930000     $66,000.79
0000020491874     NESSER                  10929 COSMOS DRIVE       ST LOUIS               MO         631230000     $62,000.00
0000020492237     BALKARAN                 162-02 77TH ROAD        FLUSHING               NY         113660000     $50,000.00
0000020492336     PALMIERI               533 WHEATLAND AVENUE      BOUND BROOK            NJ         088050000     $63,000.00
0000020492633     SILVA                  12306 W TEMPLE DRIVE      MORRISON               CO         804650000     $92,000.00
0000020492708     BURK                 2102 WEST ROHMANN AVENUE    PEORIA                 IL         616040000     $40,500.00
0000020492815     SMITH                    4721 SACRAMENTO         ST LOUIS               MO         631150000     $41,600.00
0000020493045     TERRY                  2759 COLESVILLE ROAD      HARPURSVILL            NY         137870000     $75,000.00
0000020493078     NELSON                 253 SO GARDEN CIRCLE      BELLEAIR               FL         346160000     $85,000.00
0000020493235     MCCORD                   24 WALNUT STREET        TEANECK                NJ         076660000     $136,000.00
0000020493276     PROKOP                   707 CORNELL AVE         RIVERTON               NJ         080770000     $85,000.00
0000020493714     CAVEN                  177 HYDE PARK PLACE       LOWER MAKEF            PA         190670000     $140,000.00
0000020493938     HOLZWORTH               6993 ALKEN CIRCLE        NEW PORT RI            FL         346530000     $51,000.00
0000020494266     SHARPLES               3 BRIDGE WALK DRIVE       N SMITHFLD             RI         028960000     $75,000.00
0000020494324     HOOVER                3460 10TH AVENUE NORTH     ST PTRSBURG            FL         337130000     $24,700.00
0000020494605     DOUGLAS                 80 CAROLINA AVENUE       HEMPSTEAD              NY         115500000     $118,500.00
0000020494860     SCHNEIDER                 3 AUSTIN PLACE         COPIAGUE               NY         117260000     $77,500.00
0000020494878     HAWES                   5660 BERKS STREET        PHILADELPHI            PA         191310000     $50,000.00
0000020495016     BIANDO                  34 BAKER HILL ROAD       EAST BROOKF            MA         015150000     $88,800.00
0000020495834     NEWMAN                     3 TERRY LANE          WAREHAM                MA         025710000     $70,000.00
0000020495859     BERNARDEZ                284 PARK AVENUE         FREEPORT               NY         115200000     $136,000.00
0000020495974     CARVALHO                67 CHATHAM STREET        PROVIDENCE             RI         029040000     $83,000.00
0000020495990     SWABY                  1024 OAKSTONE DRIVE       FAYETTEVILL            NC         283140000     $64,600.00
0000020496097     MCKEAN                    63 NORTH ROAD          ASHFORD                CT         062780000     $48,700.00
0000020496204     RICKS               2002 NORTH MEDFORD AVENUE    INDIANAPOLI            IN         462220000     $34,000.00
0000020496352     LIVEZEY                   22 PARISH LANE         WILLINGBORO            NJ         080460000     $74,400.00
0000020496741     HIMPLER                 34 VERONA PARKWAY        LINDENHURST            NY         117570000     $68,000.00
0000020497145     SPATES                    3670 KEEL AVE          OXNARD                 CA         930350000     $96,000.00
0000020497210     THIBODEAU              3760 NE 28TH TERRACE      OCALA                  FL         344790000     $48,800.00
0000020498234     MIRANDA                 8215 SUMPTER COURT       ORLANDO                FL         328220000     $62,500.00
0000020498465     ROBERTS                  71 WILSON AVENUE        DEER PARK              NY         117290000     $57,000.00
0000020498507     GOGUEN                 87 GREENWOOD STREET       GARDNER                MA         040030000     $64,000.00
0000020498598     LINSCOTT                 3 AMHERST DRIVE         NEWARK                 DE         197110000     $145,000.00
0000020498671     FITZPATRICK            45 SCHOOL HOUSE ROAD      EAST ISLIP             NY         117300000     $112,000.00
0000020498960     BOWLING                   204 W 7TH ST.          TILTON                 IL         618330000     $16,800.00
0000020500062     ZILL                    539 SANDRA AVENUE        DAYTONA BCH            FL         321140000     $35,000.00
0000020500302     FARRINGTON              117 ALASKA STREET        STATEN ISLA            NY         103100000     $73,600.00
0000020500526     HARMON                1524 NORTH 6TH STREET      DESOTO                 MO         630200000     $36,400.00
0000020500542     STRONG                    78 MAIN STREET         AFTON                  NY         137300000     $43,000.00
0000020500674     FONAH                   979 TELLER AVENUE        BRONX                  NY         104560000     $108,750.00
0000020501029     HIGGINS                10518 N OTIS AVENUE       TAMPA                  FL         336120000     $54,000.00
0000020501060     DURANTE                104-36 211TH STREET       QUEENS VILL            NY         114290000     $57,500.00
0000020501268     BLACK                     93 ANSON DRIVE         RIVERSIDE              RI         029150000     $80,000.00
0000020501599     BAILEY                 1108 WHEELER AVENUE       BRONX                  NY         104720000     $148,400.00
0000020501854     KIRKLAND                 1332 DOMAS DRIVE        JACKSONVILL            FL         322110000     $43,350.00
0000020501961     GETTIS                    70 HOLLOW ROAD         LEVITTOWN              PA         190560000     $101,600.00
0000020502209     LARKIN                   68 LAGOON PLACE         EAST ISLIP             NY         117300000     $79,500.00
0000020502290     MULLIGAN                27 APPLEWOOD COURT       BREWSTER               NY         105090000     $191,250.00
0000020502407     DURHAM                 4640 78TH WAY NORTH       ST PTRSBURG            FL         337090000     $26,900.00
0000020502605     CARRIER             1113 NORTH MICHIGAN DRIVE    DUNEDIN                FL         346980000     $28,200.00
0000020502621     NORTON                   1923 HARBOR LANE        NAPLES                 FL         339420000     $68,000.00
0000020502688     FULLWOOD                 853 DIANE DRIVE         FERNANDINA             FL         320340000     $48,000.00
0000020502696     RODRIGUEZ                248 TYLER STREET        TRENTON                NJ         086090000     $40,000.00
0000020502712     VOIGT                  10543 GARDENWOOD RD       ORLANDO                FL         328370000     $68,500.00
0000020503322     ANTHONSEN               8030 W 84TH PLACE        JUSTICE                IL         604580000     $107,000.00
0000020503470     CARLSON                   21 JULIE DRIVE         EAST FISHKI            NY         125330000     $28,500.00
0000020503744     BECKER                 6740 SE 108TH STREET      BELLEVIEW              FL         344200000     $44,200.00
0000020504494     ANTHONY               3925 SE APOLLO STREET      LACEY                  WA         985010000     $57,200.00
0000020504551     MANDEL                   94 GROVE STREET         PEARL RIVER            NY         109650000     $134,000.00
0000020504791     SCOTT                   9725 DENNIS DRIVE        ST LOUIS               MO         631360000     $35,700.00
0000020504866     SOUZA                   128 VINCENT AVENUE       NORTH PROVI            RI         029040000     $104,000.00
0000020505038     DEROCHIE             405 NORTH MANLIUS STREET    FAYETTEVILL            NY         130660000     $69,000.00
0000020505095     VENOSKY                 1409 WEST LINCOLN        GOSHEN                 IN         465260000     $41,632.65
0000020505178     MCGUIRE                2697 HARTFORD AVENUE      JOHNSTON               RI         029190000     $94,500.00
0000020505558     SMITH                721 CAPITOL HEIGHTS BLVD    CAPITOL HEI            MD         207430000     $65,000.00
0000020505830     SPEER                 15638 BEARCREEK DRIVE      TAMPA                  FL         336240000     $77,000.00
0000020506150     BENDICION               465 RAPHAEL DRIVE        BUFFALO GRO            IL         600890000     $195,925.00
0000020506234     GREEN                   17 BIRCHWOOD ROAD        WINDHAM                NH         030870000     $92,003.73
0000020506275     BABB                 107-26 PRINCETON STREET     JAMAICA                NY         114350000     $104,000.00
0000020506572     RICE                2200 SOUTH OAKLAND STREET    ARLINGTON              VA         222060000     $104,000.00
0000020506952     PETROCCITTO              17 MANSION DRIVE        HYDE PARK              NY         125380000     $88,000.00
0000020507026     ESPINOZA                424 KENDALL AVENUE       LOS ANGELES            CA         900420000     $140,000.00
0000020507133     D'ANGELO              136 KINGSTON BOULEVARD     ISLAND PARK            NY         115580000     $120,600.00
0000020507208     ASMER                  161 CHAUNTICLEER RD       COLUMBIA               SC         292230000     $79,500.00
0000020507315     JURKIEWICZ              172-30 82ND AVENUE       JAMAICA                NY         114320000     $55,000.00
0000020507406     SIMMONS                14 BROOKVIEW STREET       DORCHESTER             MA         021240000     $76,400.00
0000020507570     CORBIN                   441 RACE STREET         CHARLESTON             SC         294030000     $28,700.00
0000020507588     CORBIN                 155 PEACHTREE STREET      CHARLESTON             SC         294030000     $86,000.00
0000020507620     GREGORY                  983 ROCK STREET         FALL RIVER             MA         027200000     $95,200.00
0000020507695     TAYLOR                  58 CLARK HILL ROAD       STAFFORD               VA         225550000     $82,600.00
0000020507919     DANSKIN               5602 N CAMPBELL STREET     VALPARAISO             IN         463830000     $52,000.00
0000020507927     CHANG                  14920 WOODRUFF ROAD       WAYZATA                MN         553910000     $151,200.00
0000020507935     RINGER                   610 11TH STREET         REDLANDS               CA         923730000     $79,500.00
0000020508040     WOLFF                   9 NICHOLAS STREET        PEMBERTON              NJ         080680000     $70,100.00
0000020508156     FREDERICK               437 LIEBERT STREET       TAOS                   NM         875710000     $95,000.00
0000020508198     CASSICK                 624 SEVENTH STREET       NIAGARA FAL            NY         143010000     $39,200.00
0000020508420     TAFT                854 51ST STREET NORTHEAST    WASHINGTON             DC         200190000     $66,300.00
0000020508594     LANDSMAN             1307 NORTH RENSSELAER CT    GRIFFITH               IN         463190000     $50,000.00
0000020508685     BOOTH                 61 FOSTER SHELDON ROAD     SOUTH KINGS            RI         028790000     $140,000.00
0000020508883     BALKCOM                   28748 HWY 46A          SORRENTO               FL         327760000     $44,100.00
0000020508941     SUROWIEC                 26 ALDEN STREET         WALLINGTON             NJ         070570000     $53,000.00
0000020509063     LUGER                 1534 POTTER BOULEVARD      BAY SHORE              NY         117060000     $100,000.00
0000020509162     ZAREMBSKY                6 SULLIVAN COURT        MARLBORO               NJ         077460000     $195,000.00
0000020509568     SZABO                        ROUTE 2             AFTON                  NY         137300000     $61,000.00
0000020509576     HO                      7359 PRAIRIE ROAD        RICHMOND               VA         232250000     $98,400.00
0000020509642     ENNIS                   1526 NUGENT DRIVE        TALLAHASSEE            FL         323010000     $56,800.00
0000020509709     MANLEY              1904 EAST IDLEWILD AVENUE    TAMPA                  FL         336100000     $26,500.00
0000020509873     HANSEN                  504 E MILL STREET        CAPAC                  MI         480140000     $49,500.00
0000020509915     MONFORTE               253 CLEMENTON AVENUE      BLACKWOOD              NJ         080120000     $76,000.00
0000020510210     TAVARES                  14 DORAN AVENUE         BRISTOL                RI         028090000     $84,100.00
0000020510491     PEEK                     417 MANOR AVENUE        MILLVILLE              NJ         083320000     $43,000.00
0000020510814     MILLER                 4101 N SHARON AMITY       CHARLOTTE              NC         282050000     $46,900.00
0000020510822     JOHNSON                  1806 36TH STREET        ORLANDO                FL         328390000     $56,000.00
0000020510889     DE PRINCE              7109 SELLERS AVENUE       UPPER DARBY            PA         190820000     $80,000.00
0000020510897     REZENDES              8349 SAND POINTE BLVD      ORLANDO                FL         328190000     $80,250.00
0000020511192     BURNS                     254 BREEZE AVE         RONKONKOMA             NY         117790000     $75,000.00
0000020511754     CHENEY                12210 SE 74TH TERRACE      BELLEVIEW              FL         344200000     $44,800.00
0000020511978     DIMICHELE                877 SABINA COURT        BEAR                   DE         197010000     $70,600.00
0000020512034     FISHER                  10225 HAZEL STREET       LARGO                  FL         346480000     $141,650.00
0000020512083     CACOPERDO              77 TIMBER POINT ROAD      GREAT RIVER            NY         117390000     $134,500.00
0000020512356     O'CONNOR               222 STRATFORD STREET      WEST ROXBUR            MA         021320000     $75,000.00
0000020512901     COOKE                 4803 MAPLECREST AVENUE     PARMA                  OH         441340000     $51,200.00
0000020513156     RESTREPO               7519 W HANNA AVENUE       TAMPA                  FL         336150000     $61,000.00
0000020513735     SIMPSON                  331 GENE AVENUE         CHARLOTTE              NC         282050000     $33,000.00
0000020513776     JOHNSON                 217 SOUTH WHITLOCK       BREMEN                 IN         465060000     $38,000.00
0000020514048     LEHMUTH                7500 STANWOOD DRIVE       ST LOUIS               MO         631210000     $34,850.00
0000020514287     HESSELBACHER            8201 CHELWYNDE AVE       PHILADELPHI            PA         191530000     $49,000.00
0000020514378     CARREON                  26 QUEENS COURT         ORANGEBURG             NY         109620000     $168,000.00
0000020514493     SCHLIPF               262 MORRISON MILL ROAD     KIRKWOOD               PA         175360000     $87,000.00
0000020514550     ZOLLO                  183 GREYLOCK PARKWAY      BELLEVILLE             NJ         071090000     $120,000.00
0000020514709     MUCCI                   125-12 20TH AVENUE       QUEENS                 NY         113560000     $69,000.00
0000020514717     BARONE                  207 GRAHAM STREET        HERKIMER               NY         113500000     $40,000.00
0000020515375     PROCHOT                 6232 5TH AVE SOUTH       ST PETERSBU            FL         337070000     $57,600.00
0000020515532     GIRARD                   151 PLAIN STREET        TAUNTON                MA         027800000     $96,000.00
0000020515557     JACKSON               212 48TH STREET NORTH      ST PTRSBURG            FL         337130000     $25,000.00
0000020515672     KATCHER                 1205 KIENAST DRIVE       FAYETTEVILL            NC         283140000     $52,000.00
0000020515680     DAVIS                    2106 TUDOR PLACE        RALEIGH                NC         276100000     $52,000.00
0000020515706     NEAL                     96 LEHIGH STREET        SPRINGFIELD            MA         011040000     $51,850.00
0000020515896     DAMAZYN                   6717 BANCROFT          ST LOUIS               MO         631090000     $70,550.00
0000020516027     SIMON                   447 ATKINS AVENUE        BROOKLYN               NY         112080000     $122,500.00
0000020516316     GAUTHIER                210 E 109TH STREET       CHICAGO                IL         606280000     $63,750.00
0000020516340     ROLLINS               233 WEST SOUTH STREET      FREDERICK C            MD         217010000     $95,200.00
0000020516415     HURLEY                 5127 W 119TH STREET       ALSIP                  IL         606580000     $149,600.00
0000020516803     NANCE                 6806 WILLOW CREEK ROAD     BOWIE                  MD         207150000     $97,600.00
0000020517496     DELLA TORRE              363 LORING ROAD         LEVITTOWN              NY         117560000     $57,000.00
0000020517587     KNOWLIN               1037 LONGFELLOW AVENUE     BRONX                  NY         104590000     $101,800.00
0000020517652     CURTIN                   30 SAVOY AVENUE         SPRINGFIELD            MA         011040000     $57,400.00
0000020517843     TURGEON                  183 OHIO AVENUE         PROVIDENCE             RI         029050000     $37,000.00
0000020517884     HEYWARD              3610 E POWHATTAN AVENUE     TAMPA                  FL         336100000     $38,000.00
0000020517926     DAVIES                 237 MCLAURIN AVENUE       SUMMERVILLE            SC         294830000     $49,125.00
0000020518189     SWIFT                  104-29 199TH STREET       HOLLIS                 NY         114120000     $85,500.00
0000020518619     BEISER                   240 WEST DELMAR         GODFREY                IL         620350000     $42,720.00
0000020518775     HARTWIG             3806 179TH PLACE NORTHEAS    ARLINGTON              WA         982230000     $100,000.00
0000020519070     GUIDICIPIETR             12 YARDLEY LANE         NESCONSET              NY         117670000     $95,000.00
0000020519088     WILSON                      7344 WAYNE           UNIVERSITY             MO         631300000     $35,000.00
0000020519419     BARTLETT                154 A GROVE STREET       WINDSOR LOC            CT         060960000     $98,400.00
0000020519880     ROBERSON                2424 S 10TH AVENUE       BROADVIEW              IL         601530000     $92,495.00
0000020520151     BERTRAM                  203 NAVAJO TRAIL        PEMBERTON              NJ         080150000     $90,000.00
0000020520169     DELATOUR              1357 EWING CHAPEL ROAD     DACULA                 GA         302110000     $80,000.00
0000020520193     COTTON                 2117 TREMONT AVENUE       ABINGTON               PA         190010000     $64,500.00
0000020520201     MILLER                150-45 FOCH BOULEVARD      JAMAICA                NY         114340000     $88,000.00
0000020520342     LOGAN                   1237 JANVIER ROAD        MONROE                 NJ         080940000     $88,000.00
0000020520482     NUTTING                   118 HAZEN ROAD         SHIRLEY                MA         014640000     $40,000.00
0000020520508     WIMES                    4607 ZION STREET        CAPITOL HEI            MD         207430000     $25,000.00
0000020520763     DENNISON              1133 ST. STEPHEN DRIVE     CAHOKIA                IL         622060000     $28,400.00
0000020521126     WESTCOAT               11096 CHEROKEE DRIVE      ST PETERSBU            FL         337080000     $64,000.00
0000020521456     DEIGNAN               185 HOPKINS HILL ROAD      COVENTRY               RI         028160000     $84,800.00
0000020521506     HARRINGTON               68 MYSTIC DRIVE         WARWICK                RI         028860000     $75,000.00
0000020521852     SPINNEY                 269 HOLLIS STREET        HOLLISTON              MA         017460000     $106,500.00
0000020521993     DAVIS               6807 RHODE ISLAND DR WEST    JACKSONVILL            FL         322090000     $39,950.00
0000020522439     CORTES                   152 LAKE AVENUE         DEER PARK              NY         117290000     $99,000.00
0000020522603     SIGNORE                 72 LONGWOOD AVENUE       PROVIDENCE             RI         029080000     $56,000.00
0000020522611     FRYBERGER                 1096 IRISH RD          BRIMFIELD              OH         442400000     $48,300.00
0000020522660     CROWLEY                 6708 - 6710 GLADES       ST LOUIS               MO         631390000     $40,950.00
0000020523080     CONNOLLY                 WEST OAK STREET         SMALLWOOD              NY         127780000     $40,000.00
0000020523346     HOUDE                   69 PRESCOTT STREET       READING                MA         018670000     $58,800.00
0000020523379     APONTE                13624 SW 40TH AVE. RD      OCALA                  FL         344730000     $73,600.00
0000020523551     HOGAN                  4400 NE 145TH AVE RD      SILVER SPRI            FL         344880000     $60,500.00
0000020524096     IACOLINO               100 S BEDFORD DRIVE       CENTRAL ISL            NY         117220000     $68,500.00
0000020524146     CLEMENTS                4034 CITRUS DRIVE        NEW PORT RI            FL         346520000     $33,000.00
0000020524336     HUGHES                631 KENNEDY STREET NE      WASHINGTON             DC         200110000     $110,500.00
0000020524443     KOVAL                     3 GOOD STREET          BILLERICA              MA         018210000     $30,000.00
0000020524633     PEREZ                    83 DABOLL STREET        PROVIDENCE             RI         029070000     $45,000.00
0000020524658     GLAUS                    10 CLEMENTON WAY        LAWRENCEVIL            NJ         086480000     $99,000.00
0000020524807     MENDONCA                62-64 FOUTH STREET       EAST PROVID            RI         029140000     $42,000.00
0000020525085     BLACK                    316 PARK AVENUE         GOSHEN                 IN         465260000     $69,000.00
0000020525184     CRANFILL                 1302 10TH STREET        HOLLY HILL             FL         321170000     $50,000.00
0000020525382     TIQUIA                8421 47TH AVENUE SOUTH     SEATTLE                WA         981180000     $63,000.00
0000020525572     BALDWIN                  91 FALMOUTH ROAD        YARDVILLE              NJ         086200000     $92,250.00
0000020525796     RABITO                  93 WILLIAM STREET        GENEVA                 NY         144560000     $40,600.00
0000020525929     FRANKLIN               738 CUMMINGS HIGHWAY      MATTAPAN               MA         021260000     $89,200.00
0000020526109     RABITO                 202 PULTENEY STREET       GENEVA                 NY         144560000     $44,100.00
0000020526307     VINSON                   5354 W CORNELIA         CHICAGO                IL         606410000     $120,000.00
0000020526513     NICHOLAS             10501 MEADOW RIDGE LANE     MITCHELLVIL            MD         207210000     $105,000.00
0000020526695     DAVIS                    458 N VAUGHN DR         SATSUMA                AL         365720000     $66,000.00
0000020526745     WILSON                  1578 NEW HOPE ROAD       SPRING HILL            FL         346060000     $49,000.00
0000020526950     PASSARELLA             70-36 NANSEN STREET       FOREST HILL            NY         113750000     $140,000.00
0000020526968     TIMMERS                  430 HIGBIE LANE         WEST ISLIP             NY         117950000     $126,000.00
0000020527040     SMITH                    217 CASTLE ROAD         BRISTOL                CT         060100000     $136,000.00
0000020527057     YENGO                    1151 DANBY ROAD         ITHACA                 NY         148500000     $120,000.00
0000020527511     JONES                    18 ALPINE DRIVE         PENFIELD               NY         145800000     $100,800.00
0000020527693     MCGUINNESS            143 CONNECTICUT AVENUE     MASSAPEQUA             NY         117580000     $63,000.00
0000020527982     RIDLEY                    902 HOME TRAIL         GASTONIA               NC         280520000     $58,500.00
0000020528410     MOSCHOURIS            700 CONNECTICUT AVENUE     ST CLOUD               FL         347690000     $76,000.00
0000020528782     GIBB                   122 PLAINWOODS ROAD       FOSTER                 RI         028250000     $145,000.00
0000020528832     SWEGLE                     309 4TH AVE           SHERRARD               IL         612810000     $40,000.00
0000020528956     ZARRIELLO                 564 EAST ROAD          TIVERTON               RI         028780000     $114,500.00
0000020529087     GARCIA                   6435 2ND STREET         CHESAPEAKE             MD         207320000     $99,680.00
0000020529194     EVANS                   7904 BON AIR ROAD        BALTIMORE              MD         212340000     $97,750.00
0000020529228     JONES-STEWAR           474 CORNWALL STREET       HARTFORD               CT         061120000     $16,500.00
0000020529855     FERREIRA                134 WARWICK AVENUE       CRANSTON               RI         029050000     $78,500.00
0000020529921     MELINO                  18 BERKELEY STREET       PROVIDENCE             RI         029080000     $75,000.00
0000020529988     LEBOEUF               5818 19TH STREET WEST      BRADENTON              FL         342070000     $62,000.00
0000020530333     ALVES                   85 OLD RIVER ROAD        LINCOLN                RI         028650000     $89,600.00
0000020530390     WEYDIG                   547 FAIRVIEW ST         RIVERSIDE              NJ         080750000     $76,000.00
0000020530432     MCNALLY                  7 DUNCAN STREET         DORCHESTER             MA         021220000     $86,250.00
0000020530473     WIBLE                   743 BALTIMORE ROAD       VALPARAISO             IN         463830000     $51,000.00
0000020530689     PARISAN               1001 WILSON MILL ROAD      OXFORD                 PA         193630000     $77,000.00
0000020530770     SANCHEZ               3646 6TH AVENUE NORTH      ST PETERSBU            FL         337130000     $47,880.00
0000020530788     AULETTA                  84 BROADVIEW RD         WOODSTOCK              NY         124980000     $156,000.00
0000020530846     MEYER                   24 STILLWELL PLACE       FREEPORT               NY         115200000     $100,300.00
0000020530879     CHAPMAN               10414 N WOODMERE ROAD      TAMPA                  FL         336170000     $40,000.00
0000020531091     KARPOWICZ              1587 OUTLOOK STREET       ORLANDO                FL         328060000     $54,000.00
0000020531182     HOLLINGDALE               531 GRANT ROAD         VENICE                 FL         342930000     $72,000.00
0000020531406     MOSCO                   20 LIBERTY STREET        NEWPORT                RI         028400000     $102,500.00
0000020531422     MELUCCI                  143 MILLARD ROAD        ATTLEBORO              MA         027600000     $35,000.00
0000020531661     HOKKANEN                  91 LOVERS LANE         PLAINFIELD             CT         063740000     $43,000.00
0000020532412     NORRIS                2224 ST FRANCIS STREET     JOLIET                 IL         604360000     $74,400.00
0000020532453     GARNER                   269 ISABELLA DR         DECATUR                IL         625210000     $38,900.00
0000020532818     WHETSTONE              4436 DETAILLE DRIVE       JACKSONVILL            FL         322090000     $32,900.00
0000020533063     FREGEOLLE                11 ALBANY STREET        NORTH PROVI            RI         029110000     $104,800.00
0000020533105     BOGOSIAN              37 INDEPENDENCE DRIVE      WOBURN                 MA         018010000     $142,000.00
0000020533345     STEWART                 4338 BOULINEAU RD        BLYTHE                 GA         308050000     $65,000.00
0000020533675     LELAND                2627 NANTICOKE STREET      DULUTH                 MN         558110000     $42,375.00
0000020533691     VAUGHAN                203 LONG BEACH ROAD       HEMPSTEAD              NY         115500000     $93,000.00
0000020533790     COGSWELL                  655 N. COCHRAN         CHARLOTTE              MI         488130000     $76,500.00
0000020533808     GAGNE                     1 SUMMIT ROAD          CUMBERLAND             RI         028640000     $89,500.00
0000020533816     SCHUKRAFT              399 FRICKS LOCK ROAD      POTTSTOWN              PA         194650000     $102,400.00
0000020534053     CONSTANZO             1331 S LOMBARD AVENUE      CICERO                 IL         606500000     $122,900.00
0000020534145     BARNES                4300 NORTH 11TH AVENUE     ST PTRSBURG            FL         347130000     $50,000.00
0000020534343     REIS                    108 OSCEOLA AVENUE       WARWICK                RI         028880000     $104,700.00
0000020535068     OLIVER                67 SAINT PETERS DRIVE      BRENTWOOD              NY         117170000     $71,200.00
0000020535217     KIRK                   12024 ALBERTA DRIVE       PHILADELPHI            PA         191540000     $63,500.00
0000020535241     KIRK                   122 WEST 22ND AVENUE      NORTH WILDW            NJ         082600000     $46,000.00
0000020535480     SEABOYER               25 HOLLYWOOD TERRACE      NORTH READI            MA         018640000     $115,000.00
0000020536215     POLYNICE                5312 HYDE PARK AVE       ORLANDO                FL         328080000     $68,000.00
0000020536686     WEAN                  1537 POWDER MILL ROAD      WYNNEWOOD              PA         190960000     $120,000.00
0000020536850     SKELLY                 27210 SHRIVER AVENUE      BONITA SPRG            FL         339230000     $64,500.00
0000020536884     KEEFER                   201 BAYVIEW AVE         CLEARWATER             FL         346190000     $30,700.00
0000020537577     RODRIGUEZ               2842 OGDEN AVENUE        BENSALEM               PA         190200000     $104,000.00
0000020537700     GEARY                     43 UTICA COURT         WARWICK                RI         028860000     $18,000.00
0000020537726     JAWORSKI               1730 ELECTRIC AVENUE      LACKAWANNA             NY         142180000     $51,800.00
0000020537783     BOWEN                  4415 BLUE BILL PASS       TALLAHASSEE            FL         323030000     $64,800.00
0000020537973     UEBLER                  1001 TYLER AVENUE        DARBY                  PA         190230000     $31,500.00
0000020538187     GILLIGAN                8620 KELSO TERRACE       GAITHERSBUR            MD         208770000     $96,000.00
0000020538310     KENNER                 4420 PORPOISE DRIVE       TAMPA                  FL         336170000     $52,000.00
0000020538435     TOOKE                  31632 119TH PLACE SE      AUBURN                 WA         980020000     $46,500.00
0000020538484     NICHOLL              25800 BELLE ALLIANCE ST.    LEESBURG               FL         347480000     $28,000.00
0000020538773     YORK                   7224 MAYFIELD DRIVE       PORT RICHEY            FL         346680000     $51,600.00
0000020538955     ROSS                     8819 SONYA ROAD         RANDALLSTOW            MD         211330000     $102,850.00
0000020538963     BELLONI               408 N RAILROAD AVENUE      STATEN ISLA            NY         103040000     $131,250.00
0000020538971     YASHAR               6475-6479 RAYMOND DRIVE     UNION CITY             GA         302910000     $34,300.00
0000020539425     PEDERSEN                808 FITZGERALD NW        ALBUQUERQUE            NM         871070000     $85,000.00
0000020539565     CUMMINGS               2718 OLD ROMNEY ROAD      LAFAYETTE              IN         479050000     $77,350.00
0000020539979     FURTADO                  16 ALMOND DRIVE         JOHNSTON               RI         029190000     $110,000.00
0000020540209     WHITE                    308 OLIVE STREET        EDWARDSVILL            IL         620250000     $63,750.00
0000020540282     COHALL                 180-182 MONROE STREET     BRIDGEPORT             CT         066050000     $120,000.00
0000020540472     RIOS                     1039 NORTH LARCH        LANSING                MI         489170000     $24,500.00
0000020540514     HOPP                    140 METCALF STREET       PROVIDENCE             RI         029090000     $64,400.00
0000020540522     MESSICK               7260 PARSONSBURG ROAD      PARSONSBURG            MD         218490000     $21,500.00
0000020540753     BERRETTA                 59 SUNDIAL LANE         BELLPORT               NY         117130000     $76,000.00
0000020540829     HOLSKE                   4 PUTNAM STREET         BLACKSTONE             MA         015040000     $113,600.00
0000020541199     CAHN                       8 LAURA LANE          KIAMESHA LA            NY         127510000     $41,250.00
0000020541462     RENO                    5035 ANDERSON ROAD       HERMANTOWN             MN         558110000     $35,000.00
0000020541496     DI MORA                 115 KELLER STREET        ROCHESTER              NY         146090000     $30,800.00
0000020542619     TASHJIAN             20 SHIPPE SCHOOL HOUSE R    FOSTER                 RI         028250000     $64,000.00
0000020542841     POMAR                    4957 ORTEGA BLVD        JACKSONVILL            FL         322100000     $153,000.00
0000020543278     ALLERS                    705 EDEN DRIVE         INVERNESS              FL         344520000     $44,800.00
0000020543369     RICE                  427 CONGDON HILL ROAD      NORTH KINGS            RI         028740000     $45,000.00
0000020543435     NEWMAN                 61 COLUMBINE AVENUE       PAWTUCKET              RI         028610000     $67,200.00
0000020543492     ALLEN                  3138 WOOD TOP DRIVE       JACKSONVILL            FL         322110000     $68,000.00
0000020543633     LIPARI                  41 BALDWIN STREET        EAST ISLIP             NY         117300000     $110,400.00
0000020543674     ANDERSEN               7183 EMILY DRIVE SW       FORT MYERS             FL         339080000     $70,000.00
0000020543690     DIAMONT              211 NORTH BOSTON AVENUE     N MASSAPEQU            NY         117580000     $88,500.00
0000020543872     DION                    1 HARTFORD STREET        SOUTH HADLE            MA         010750000     $74,800.00
0000020543971     MARTEL                 SOUTH DEERFIELD ROAD      ALLENSTOWN             NH         032750000     $81,000.00
0000020544227     FERREIRA                436 ORCHARD STREET       NEW BEDFORD            MA         027400000     $52,000.00
0000020544581     GUENTHER               82 BALD CYPRESS LANE      LEVITTOWN              PA         190540000     $80,500.00
0000020544888     SHOAF                  4621 ROBBINS AVENUE       ORLANDO                FL         328080000     $32,900.00
0000020544961     LESCAULT               10 CONTINENTAL DRIVE      SOUTH ATTLE            MA         027030000     $85,000.00
0000020545331     FRANCE                 1 WESLEY CHAPEL ROAD      RAMAPO                 NY         109010000     $142,000.00
0000020545562     EMBY                    28 THERESA AVENUE        LEOMINSTER             MA         014530000     $69,000.00
0000020546248     BELL                    7450 MARSHALL AVE        HAMMOND                IN         463230000     $41,000.00
0000020546677     EDINGER                 418 WILLOW STREET        BORDENTOWN             NJ         085050000     $74,100.00
0000020547006     BORTH                   2424 TERMINAL AVE        GRANITE CIT            IL         620400000     $39,000.00
0000020547527     MANNING                913 OLD ORCHARD LANE      TOWNSHIP OF            PA         190070000     $83,200.00
0000020547600     CHANNEL                 4537 MITCHELL ROAD       LAND O'LAKE            FL         346390000     $49,700.00
0000020547618     MCISAAC                  1 HITCHING LANE         OAK BLUFFS             MA         025570000     $104,000.00
0000020547626     LEONARD                 17 PEARSON STREET        SAUGUS                 MA         019060000     $46,600.00
0000020548046     YARBOROUGH             561 CHARLESTON ROAD       WILLINGBORO            NJ         080460000     $55,000.00
0000020548129     FUSCO                    14 PIMLICO DRIVE        COMMACK                NY         117250000     $107,000.00
0000020548145     PITT                   6971 PINEHURST DRIVE      SPRING HILL            FL         346060000     $48,000.00
0000020548178     FLOOD                  2822 BERKLEY AVENUE       LAKELAND               FL         338030000     $60,000.00
0000020548186     HILL                   146-29 229TH STREET       LAURELTON              NY         114130000     $123,000.00
0000020548194     BIANCO                   72 MAURAN STREET        CRANSTON               RI         029100000     $88,000.00
0000020548251     CABEL                   4340 S KILPATRICK        CHICAGO                IL         606320000     $85,130.75
0000020548467     PUAOKALANI             5016 SOUTH K STREET       TACOMA                 WA         984080000     $68,000.00
0000020548889     HAGE                    4370 IRIS STREET N       ST PETERSBU            FL         337140000     $44,000.00
0000020549705     EPPLER,JR.                 31 APPLE ST.          BOYERTOWN              PA         195120000     $60,000.00
0000020549820     URBAN                    95 GRANITE ROAD         CORTLANDT              NY         105660000     $140,000.00
0000020550133     WILLIAMS                 825 SUNNY PLACE         LAS VEGAS              NV         891060000     $33,000.00
0000020550232     HENDRICKSON             995 WARWICK STREET       BROOKLYN               NY         112070000     $123,000.00
0000020550539     NUGENT                61 PARADISE LAKE ROAD      MONSON                 MA         010570000     $98,000.00
0000020550984     VERBOOM                  255 TAHOE DRIVE         CHICAGO HEI            IL         604110000     $64,000.00
0000020551255     JOHNSTON               9134 E US HIGHWAY 40      TERRE HAUTE            IN         478030000     $49,300.00
0000020551461     CHAMBERS                5238 DEVRON DRIVE        JACKSONVILL            FL         322090000     $35,000.00
0000020552840     COURTNEY              121 NORTH LAKE AVENUE      ALBANY                 NY         122060000     $49,000.00
0000020553020     ABEL-TESSIER            32 CLUBHOUSE ROAD        LEBANON                CT         062490000     $53,500.00
0000020553228     WILSON                3112 30TH STREET NORTH     PETERSBURG             FL         337130000     $38,500.00
0000020553509     WAGNER                   718 E 4TH STREET        DULUTH                 MN         558050000     $27,300.00
0000020553566     ROMANO                 250 OLD MAIN STREET       SOUTH YARMO            MA         026640000     $112,500.00
0000020553780     BHARATH                  3700 35TH STREET        MT RAINIER             MD         207120000     $90,000.00
0000020553939     NICOL                     634 BAY STREET         NEPTUNE BEA            FL         322660000     $89,600.00
0000020554028     LEFCZIK                 23 N POPLAR AVENUE       MAPLE SHADE            NJ         080520000     $69,600.00
0000020554358     BRACKEN                 363 WESTPARK LANE        UPPER DARBY            PA         190180000     $55,100.00
0000020554564     PFEIL                    4010 31ST STREET        MOUNT RAINI            MD         207120000     $112,200.00
0000020554598     VAUGHN                   7016 PARK DRIVE         NEW PORT RI            FL         346520000     $80,750.00
0000020554606     ADONAY                  1422 NIEUPORT LANE       ORLANDO                FL         328050000     $33,600.00
0000020554622     ANDERSON                 1810 21ST STREET        ZION                   IL         600990000     $84,800.00
0000020554671     WALTERS              541 MINERAL SPRINGS ROAD    PELHAM                 NC         273110000     $53,074.00
0000020555108     KEITHLINE               16 W TOMSTEAD ROAD       SIMSBURY               CT         060700000     $93,000.00
0000020555827     VANINGEN              825 WEST CRESENT DRIVE     GLENOLDEN              PA         190360000     $70,500.00
0000020556056     MICHAEL                  3 COPELAND PLACE        BUFFALO                NY         142070000     $27,500.00
0000020556254     WILLIAMS              4608 EXPOSITION AVENUE     LAS VEGAS              NV         891020000     $56,300.00
0000020556338     SCOTT                  36 NO VERNON STREET       ATHENS                 NY         120150000     $77,000.00
0000020557013     BURKE                 35 EAST GARWOOD AVENUE     TWP. OF MON            NJ         080940000     $38,000.00
0000020557542     MULHOLLAND              9611 FEDDICK ROAD        BOSTON                 NY         140250000     $37,000.00
0000020558110     RANDALL                988 ST GEORGE STREET      ORLANDO                FL         328050000     $17,500.00
0000020558482     MYERS                      9016 BARODA           OVERLAND               MO         631140000     $54,000.00
0000020558573     SHARMA                  20 MCGEORY AVENUE        BRONXVILLE             NY         107080000     $175,300.00
0000020558615     CHAMBERLAIN             145 SAWYER STREET        ROCHESTER              NY         146190000     $32,500.00
0000020558763     SULLIVAN            7305 140TH STREET COURT E    PUYALLUP               WA         983730000     $120,000.00
0000020558797     KASSIS                 6477 ANDERSON AVENUE      HANOVER                MD         210760000     $95,000.00
0000020558953     TEUFEL                3901 BEAR CREEK BLVD.      WILKES BARR            PA         187020000     $112,000.00
0000020559316     DAVIS                 3207 RIVENHURST DRIVE      FAYETTEVILL            NC         283010000     $75,200.00
0000020559795     SIRACUSA                  2979 AVENUE S          BROOKLYN               NY         112290000     $129,500.00
0000020560397     REED                3085 THOMPSONS CORNER ROA    MECHANICSVI            MD         206590000     $123,000.00
0000020560421     WILLIAMS                1112 NANDINA COURT       TALLAHASSEE            FL         323080000     $72,250.00
0000020560561     BOGART                 1003 CASEYVILLE ROAD      CASEYVILLE             IL         622320000     $46,400.00
0000020560645     CARDENAS              515 WEST 140TH STREET      E CHICAGO              IN         463120000     $51,200.00
0000020560686     BLACKWELL             702 FARRAGUT STEET NW      WASHINGTON             DC         200110000     $108,000.00
0000020561460     CLAYTON                  134 CAREY PLACE         LAKELAND               FL         338030000     $32,100.00
0000020561924     MCCANN                  174 BILTMORE DRIVE       HORSEHEADS             NY         148450000     $92,000.00
0000020562021     LAFFEY                  3623 DICKENS DRIVE       HOLIDAY                FL         346910000     $26,000.00
0000020562500     SCHEIDELL              6590 49TH WAY NORTH       PINELLAS PA            FL         346650000     $36,800.00
0000020562542     GRUBB                   7110 PARISON DRIVE       NEW PORT RI            FL         346530000     $26,400.00
0000020562674     CREEGAN                  7 JOHNSON AVENUE        PORT JERVIS            NY         127710000     $30,000.00
0000020562807     NARCISSE                 146-05 227TH ST.        ROSEDALE               NY         114130000     $132,000.00
0000020563060     BEHAN                   41 PARK LANE PLACE       MASSAPEQUA             NY         117580000     $125,000.00
0000020563334     HOGAN                 202 EUCLID STREET WEST     HARTFORD               CT         061120000     $84,000.00
0000020563425     MADRIC                  102 ASHTON STREET        WILMINGTON             DE         198020000     $48,900.00
0000020563490     IANNIELLO                 39 RIVER DRIVE         JOHNSTON               RI         029190000     $119,000.00
0000020563672     MARTINEZ              4644 NORTH 76TH AVENUE     PHOENIX                AZ         850330000     $55,200.00
0000020564043     REFFNER               882 SE STREAMLET AVE.      PORT ST. LU            FL         349830000     $76,000.00
0000020564241     PALMER                  1555 MARKET STREET       LINWOOD                PA         190610000     $65,600.00
0000020564464     GOLINSKY             68 6TH AVENUE (FIFTH AVE    HUNTINGTON             NY         117430000     $62,200.00
0000020564480     KETCHEM               1330 WEST 62ND AVENUE      MERRILLVILL            IN         464100000     $57,800.00
0000020564597     MULLEN                4626 BROOKS STREET NE      WASHINGTON             DC         200190000     $45,000.00
0000020564795     PRZYBYLSKI              31103 JACANA DRIVE       WESLEY CHAP            FL         335440000     $85,500.00
0000020564886     MCCREESH               137 REMINGTON AVENUE      SELDEN                 NY         117840000     $60,000.00
0000020565016     LEIGHTON                   408 WHITMAN           LAS VEGAS              NV         891100000     $59,000.00
0000020565024     JONES                 2232 BEAR-CORBITT ROAD     BEAR                   DE         197010000     $79,250.00
0000020565602     SHELLEY                 5584 SNYDER AVENUE       MILLVILLE              NJ         083320000     $61,600.00
0000020565875     RIVERA                   67 WALES STREET         TAUNTON                MA         027800000     $57,000.00
0000020566204     MCGLINCHEY               23 LINDEN DRIVE         BLENHEIM               NJ         080120000     $81,500.00
0000020566394     GAZAWAY                  105 PARKS CIRCLE        WOODSTOCK              GA         301880000     $76,800.00
0000020566865     CRAIG                   6936 CAMELOT ROAD        JACKSONVILL            FL         322110000     $22,750.00
0000020566873     SATTERFIELD           181 SOUTH MAIN STREET      SMYRNA                 DE         199770000     $65,600.00
0000020566956     LITTLEMEYER            58700 NINE MILE ROAD      SOUTH LYON             MI         481780000     $50,400.00
0000020567418     JOHNS,SR                 888 BOUNDRY ROAD        DEPTFORD               NJ         080960000     $98,500.00
0000020567723     COVINGTON             6671 WOLF RIVER DRIVE      RIVERDALE              GA         302740000     $41,280.00
0000020567962     MCDONOUGH               8 SASSAFRASS DRIVE       SICKLERVILL            NJ         080810000     $99,200.00
0000020568051     PATEL                    1185 HERON ROAD         CHERRY HILL            NJ         080030000     $162,400.00
0000020568408     RUIZ                   965 GLENMORE AVENUE       BROOKLYN               NY         112080000     $101,500.00
0000020568853     JONES                   21 WINDEMERE DRIVE       SICKLERVILL            NJ         080810000     $103,200.00
0000020569620     WHITE                     11 WEST STREET         HOLBROOK               MA         023430000     $100,000.00
0000020569810     BRODERICK                 615 ISLE DRIVE         NEWARK                 DE         197130000     $73,200.00
0000020570024     ANELLO               2451 INDEPENDENCE AVENUE    NIAGARA FAL            NY         143010000     $50,400.00
0000020570065     BURBA                    780 KEELER ROAD         LANSDALE               PA         194460000     $104,404.00
0000020570289     CAMERON                  31 ARMORY PLACE         TEANECK                NJ         076660000     $88,743.00
0000020570826     HOUSER                   2001 POLK STREET        GARY                   IN         464070000     $49,600.00
0000020570909     MULLINS                113-06 201ST STREET       ST. ALBANS             NY         114120000     $56,105.00
0000020570958     GREGORY                 27 SAN JUAN DRIVE        BRISTOL                RI         028090000     $51,000.00
0000020571170     GORA                    2590 MAPLE AVENUE        PEEKSKILL              NY         105660000     $120,000.00
0000020571337     JOSEPH                   724 MACON PLACE         UNIONDALE              NY         115530000     $60,000.00
0000020571527     GRIER                    81 WELTON STREET        BRUNSWICK              NJ         089010000     $75,765.00
0000020571774     WRIGHT                  61 SALEM HILL ROAD       HOWELL                 NJ         077310000     $115,168.00
0000020571931     CHAPPELLE               6222 BLAIR ROAD NW       WASHINGTON             DC         200110000     $80,000.00
0000020573192     MC LAUGHLIN              15 GARDEN STREET        CUMBERLAND             RI         028640000     $47,500.00
0000020573200     KAZENMAYER               68 DEVON STREET         NORTH ARLIN            NJ         070320000     $128,319.00
0000020573259     AVILEZ               193 EAST CREEK MILL ROAD    WOODBINE               NJ         082700000     $56,969.00
0000020573903     D'ANDREA                 60-62 54TH PLACE        MASPETH                NY         113780000     $118,755.00
0000020573911     THIESS               9329 SEVEN COURTS DRIVE     BALTIMORE              MD         212360000     $106,000.00
0000020574042     JACOBSON               2115 KIMBALL STREET       BROOKLYN               NY         112340000     $168,500.00
0000020574570     PLATT                  129 CARPENTER STREET      SEEKONK                MA         027710000     $80,000.00
0000020574901     ADAMS                     25 JANE COURT          MARYLAND HE            MO         630430000     $57,076.00
0000020575056     PORZEL                 321 ST LOUIS AVENUE       FERGUSON               MO         631350000     $39,360.00
0000020575205     BESAW                    1 WALKER STREET         OTISVILLE              NY         109630000     $68,950.00
0000020575734     LEMIEUX                  43 ALDEN STREET         WHITMAN                MA         023820000     $102,000.00
0000020576443     JONES                   255 SUMMIT AVENUE        PROVIDENCE             RI         029060000     $92,000.00
0000020576955     FREEMAN                   8728 S RACINE          CHICAGO                IL         606200000     $31,250.00
0000020577185     GEGAN                  31 NORTH MAIN STREET      TRUMBAUERSV            PA         189700000     $93,500.00
0000020577730     COLLINS                  1720 WINDSOR WAY        TAMPA                  FL         336190000     $20,000.00
0000020578506     MERCER              1417 CRITTENDEN STREET NW    WASHINGTON             DC         200110000     $130,000.00
0000020580114     HAWKINS               10524 S PARNELL AVENUE     CHICAGO                IL         606280000     $32,000.00
0000020580817     PERRI                    39 SUMMER STREET        SOUTH KINGS            RI         028790000     $120,750.00
0000020581245     HARRIS               1081/2 BRIARCLIFF STREET    BELVEDERE              SC         298410000     $50,000.00
0000020581294     DUNNAM                    1717 TOMPKINS          NORMAL                 IL         617610000     $84,800.00
0000020581658     HECKER                    3 S 582 TINKER         WARRENVILLE            IL         605550000     $64,500.00
0000020581989     STEWART                 53- 55 MAIN STREET       MADRID                 NM         870100000     $76,700.00
0000020582102     STOCKGLAUSNE             13813 5TH STREET        FT MYERS               FL         339050000     $34,800.00
0000020582144     JOHNSON III            9 WASHINGTON AVENUE       TAPPAN                 NY         109830000     $123,750.00
0000020583845     BEUTNAGEL                11 BIRCH STREET         ISLIP                  NY         117510000     $65,500.00
0000020584132     BRYANT                  4268 BEN BOULEVARD       TALLAHASSE             FL         323100000     $51,800.00
0000020584348     LONG                    38 WILLARD STREET        AYER                   MA         014320000     $85,200.00
0000020584702     TANNER               410 WEST CHESTNUT STREET    CLAYTON                NJ         083120000     $48,100.00
0000020585824     JACKSON               9216 NORTH 52ND STREET     TAMPA                  FL         336170000     $54,400.00
0000020585865     BOYAJY                   46 LOCUST AVENUE        DUMONT                 NJ         076280000     $105,000.00
0000020586400     WHITNEY                   BOX 692 ROUTE 1        BISMARK                MO         636240000     $42,000.00
0000020586418     PROVENZANO,J            609 OAKWOOD DRIVE        KINGSTON               NY         124010000     $82,500.00
0000020586509     NASTACIO                 145 31ST STREET         BROOKLYN               NY         112320000     $106,000.00
0000020586749     SULLINS,JR.              12 LINWOOD DRIVE        BLOOMFIELD             CT         060020000     $70,000.00
0000020586947     APPLETON              942 FOREST LAKE DRIVE      CHESAPEAKE             VA         233200000     $129,558.00
0000020587168     BREMER                     319 LILAC DR          SUMMERVILLE            SC         294830000     $39,750.00
0000020587291     BROWN                   55 MAPLEWICK LANE        WILLINGBORO            NJ         080460000     $62,300.00
0000020587465     MCCOMBS                1333 SPRING ROAD NW       WASHINGTON             DC         200100000     $43,600.00
0000020587564     RIEDEL                46 ERLANGER BOULEVARD      NORTH BABYL            NY         117030000     $136,000.00
0000020587705     HANNON                 1361 COLUMBIA AVENUE      PLAINFIELD             NJ         070620000     $93,000.00
0000020587812     LONNING                  241 BARBARA ROAD        MIDDLETOWN             CT         064570000     $77,000.00
0000020587861     CASH                   161 EAST 26TH STREET      PATERSON               NJ         071540000     $92,000.00
0000020588083     HARVIN                 10 ATTERBURY AVENUE       TRENTON                NJ         086180000     $62,200.00
0000020588125     BEVERLY                131 CLUBHOUSE DRIVE       WILLINGBORO            NJ         080460000     $83,900.00
0000020588240     BRICE                    104 LINCOLN ROAD        HORSEHEADS             NY         148450000     $85,461.00
0000020588471     DEFENDINI,JR             64-28 60TH ROAD         MASPETH                NY         113780000     $146,300.00
0000020588596     BUTLER                     10TH STREET           NEWTONVILLE            NJ         083460000     $48,724.40
0000020588620     DELISI                    8 ROLLING ROAD         CLAYMONT               DE         197030000     $66,000.00
0000020588877     ORVOSH                 2823 JOALYCER DRIVE       ALLISON PAR            PA         151010000     $48,586.00
0000020589206     SPEAKMAN               1916 MILBROOK AVENUE      NEPTUNE                NJ         077530000     $84,370.00
0000020589420     TANNENBAUM              17 S TAYLOR STREET       BERGENFIELD            NJ         076210000     $75,001.00
0000020589495     JENKS                   112 CHURCH STREET        ABBEVILLE              SC         296200000     $33,750.00
0000020589743     MYERS                    9 ELDRIDGE LANE         RED HOOK               NY         125710000     $20,300.00
0000020589842     JUTROWSKI                 4 JANE AVENUE          BAYVILLE               NJ         087210000     $70,000.00
0000020589867     PATRICK              31 FOUR MILE BRANCH ROAD    SICKLERVILL            NJ         080810000     $80,000.00
0000020590493     HARRIS                   647 GIBSON ROAD         LEXINGTON              SC         290720000     $32,800.00
0000020590998     OLEKSIAK               16 NORTH 14TH STREET      DELHAVEN               NJ         082510000     $35,600.00
0000020591301     COLAVITO                11795 CAROL AVENUE       MANASSAS               VA         221110000     $65,000.00
0000020591483     FRANCOIS            115-44 VAN WYCK EXPRESSWA    SOUTH OZONE            NY         114200000     $102,400.00
0000020591608     KNIERIEM, JR            1912 SHIPLEY ROAD        WILMINGTON             DE         198030000     $88,000.00
0000020592069     WATSON                  12 OSCEOLA STREET        HYDE PARK              MA         021260000     $72,000.00
0000020592606     ROSSELL,JR.               4 ROSS STREET          LUMBERTON              NJ         080480000     $70,000.00
0000020592614     CONRAD                   45 FIERRO AVENUE        MATAWAN                NJ         077470000     $112,500.00
0000020593018     TKACZ                   7 S HARVARD AVENUE       VENTNOR                NJ         084060000     $142,800.00
0000020593331     LOSACKER                  3045 LA CANADA         LAS VEGAS              NV         891090000     $66,500.00
0000020593505     SACHS                   304 GLENDYN DRIVE        REISTERSTOW            MD         211360000     $91,000.00
0000020594149     MARTIN               558 NICHOLSON STREET NE     WASHINGTON             DC         200110000     $24,000.00
0000020594388     DONOGHUE              121 NORTH COLEMAN ROAD     CENTEREACH             NY         117200000     $50,000.00
0000020594826     PITT                    303 REXBURG AVENUE       FT WASHINGT            MD         207440000     $137,200.00
0000020595153     SZMYT                    22 FOREST STREET        PLAISTOW               NH         038650000     $81,300.00
0000020595948     ALLEN                    43 OSBORNE ROAD         ALBANY                 NY         122050000     $56,000.00
0000020596318     JONES                    7207 S MAPLEWOOD        CHICAGO                IL         606290000     $86,000.00
0000020596532     PALMIERI                80-82 FORD STREET        PROVIDENCE             RI         029070000     $68,000.00
0000020596698     MALONEY                  64 PETER AVENUE         STATEN ISLA            NY         103060000     $27,000.00
0000020597001     FOWLER                 143 E SEAMAN AVENUE       FREEPORT               NY         115200000     $66,000.00
0000020597589     MANN                   540 PROSPECT STREET       HUDSON                 NY         125340000     $59,000.00
0000020597688     TAYLOR                     41 RYPMA ROW          NEW WHITELA            IN         461840000     $80,000.00
0000020598991     MCNAB                     1 ROYAL AVENUE         SCHULLVILLE            NJ         083300000     $82,500.00
0000020599668     FIELDS                   470 FRONT STREET        PITTSBURG              CA         945650000     $96,000.00
0000020599999     FRANK                 6523 ST HELENA AVENUE      BALTIMORE              MD         212220000     $25,000.00
0000020602272     TRAYLOR                 2464 BARLOW AVENUE       SAN JOSE               CA         951220000     $140,000.00
0000020602405     SAMUELS RICH             5307 BONITA LANE        LOUISVILLE             KY         402130000     $34,000.00
0000020603262     LOPES                   39 KENWOOD STREET        WOONSOCKET             RI         028950000     $92,000.00
0000020603551     LAFLAMME            49 SOUTH STREET EXTENSION    BRISTOL                CT         060100000     $92,000.00
0000020604062     TARASCIO                 29 HORACE STREET        MANCHESTER             CT         060400000     $95,000.00
0000020604484     CAMPBELL               3711 22ND STREET NE       WASHINGTON             DC         200180000     $83,300.00
0000020604963     BOTELHO                2499 CHESTNUT STREET      DIGHTON                MA         027150000     $60,000.00
0000020605382     KALIAN                 27 JEFFERSON AVENUE       BLOOMFIELD             NJ         070030000     $74,000.00
0000020605911     WHITAKER               194-11 116TH AVENUE       ST ALBANS              NY         114120000     $132,000.00
0000020607024     KIMBLE                4901 RAYMOND AVENUE SE     KENTWOOD               MI         495080000     $65,000.00
0000020607198     O'MALLEY             2408B NORTH WEST STREET     FLAGSTAFF              AZ         860040000     $98,000.00
0000020607248     PEZZA                   326 NAMQUID DRIVE        WARWICK                RI         028880000     $36,000.00
0000020608501     MARTIN                   318 FIELD STREET        BROCKTON               MA         024020000     $54,200.00
0000020608766     SLIGER                    1116 KILBOURN          ELKHART                IN         465140000     $64,260.00
0000020609939     RAMIREZ                 925 MONTEREY DRIVE       AIKEN                  SC         298030000     $40,000.00
0000020610457     FORTINO                 425 DURSTON AVENUE       SYRACUSE               NY         132030000     $47,000.00
0000020610507     PROVEAUX               OLD CHARLESTON-AUGUST     DENMARK                SC         290420000     $40,000.00
0000020610556     GIBSON                4649 HILLSIDE ROAD SE      WASHINGTON             DC         200190000     $98,000.00
0000020610622     TAYLOR                 9685 SW 24TH AVENUE       OCALA                  FL         344760000     $62,000.00
0000020611091     GREEN                   117 E MAIN STREET        MIDDLETOWN             NY         109400000     $114,750.00
0000020611208     PATALANO                 108 AURORA DRIVE        WARWICK                RI         028890000     $85,000.00
0000020613261     DEAS                  186-36 MURDOCK AVENUE      ST ALBANS              NY         114120000     $70,000.00
0000020613303     ASHLEY                 12391 ALLEGHANY ROAD      SILVER CREE            NY         141360000     $64,000.00
0000020613790     FODERINGHAM          186-01 BAISLEY BOULEVARD    ST. ALBANS             NY         114120000     $35,000.00
0000020613881     KING                    7214 UDINE AVENUE        ORLANDO                FL         328190000     $30,500.00
0000020614103     WILSON                     550 HOLIDAY           HAZELWOOD              MO         630420000     $58,400.00
0000020615738     HARRIS                  3407 SHADOWLAWN ST       TAMPA                  FL         336100000     $32,000.00
0000020615951     MORGAN                 271 VICTORY HIGHWAY       COVENTRY               RI         028160000     $102,400.00
0000020615993     FAUT                 405 SW PINE RIDGE DRIVE     LEE'S SUMMI            MO         640810000     $56,800.00
0000020616447     SMITH                   5 CHANDLER STREET        NORTH PROVI            RI         029110000     $118,000.00
0000020617676     FOLWELL                 7076 KENNEDY ROAD        TRINITY                NC         273700000     $68,850.00
0000020618120     KELLOGG             1845 NORTH INDIANA STREET    GRIFFITH               IN         463190000     $31,000.00
0000020619276     VANMETER                   222 GLENWOOD          BEACH                  IL         600730000     $60,200.00
0000020619292     BEELER                  115 MILBURN AVENUE       GRENLOCH               NJ         080320000     $63,000.00
0000020619581     GUSTAFSON               1907 W RUBY STREET       PASCO                  WA         993010000     $68,000.00
0000020619839     ROSE                 1600 FEATHERWOOD STREET     SILVER SPRI            MD         209040000     $187,200.00
0000020619847     STANTON                152 OLDE HEBRON ROAD      COLCHESTER             CT         064150000     $65,000.00
0000020620159     ADKINS                  3938 VENETIAN WAY        TAMPA                  FL         336340000     $112,500.00
0000020620431     MCNULTY                151 SCHOONER AVENUE       BARNEGAT               NJ         080080000     $60,500.00
0000020621033     BARRACLOUGH             224 CHURCH STREET        PORT NORRIS            NJ         083490000     $41,700.00
0000020621249     SPURR                    61 JUG END ROAD         EGREMONT               MA         012580000     $67,300.00
0000020621421     KLOOSTER                 29 GILMORE ROAD         EWING TWP              NJ         086280000     $69,000.00
0000020621439     MURRIETTA              1135 E EMERALD DRIVE      MESA                   AZ         852030000     $52,000.00
0000020621553     BLISARD                 442 TELEGRAPH ROAD       RISING SUN             MD         219110000     $89,250.00
0000020622551     TYLISZ                   709 N ELM STREET        THREE OAKS             MI         491280000     $31,500.00
0000020623021     THIELHART               2901 PINE TREE AVE       LARGO                  FL         335400000     $45,000.00
0000020623369     RIFFEL                 1307 PEACHTREE DRIVE      VALPARAISO             IN         463830000     $93,600.00
0000020623708     BRAMBLE                 1440 TAYLOR AVENUE       BRONX                  NY         104600000     $115,000.00
0000020625117     AGOSTINHO              263-265 WILLIS AVENUE     MINEOLA                NY         115010000     $20,000.00
0000020625497     PRESS                  4719 MIDWOOD AVENUE       BALTIMORE              MD         212120000     $38,000.00
0000020625901     TATRO                    1210 MAIN STREET        WARREN                 MA         010830000     $72,800.00
0000020625919     MELANDER                 317 TOWER DRIVE         JACKSONVILL            NC         285460000     $52,000.00
0000020626461     CHARLES                  33 MANOR PARKWAY        UNIONDALE              NY         115530000     $124,800.00
0000020626594     MURDOCK                  206 HARLEM ROAD         PASADENA               MD         211220000     $111,000.00
0000020627295     WULFF                     41 ELM STREET          WESTBROOKVI            NY         127850000     $97,500.00
0000020627352     BLAKESLEE               131 SECOND STREET        KEYPORT                NJ         077350000     $55,000.00
0000020628665     EVANS                   6713 LOUISE COURT        HAMMOND                IN         463240000     $39,688.77
0000020628673     CALDWELL                 1452 ALAMO LANE         DUNEDIN                FL         346980000     $49,500.00
0000020629317     FARIAS                  284 PITMAN STREET        FALL RIVER             MA         027230000     $28,500.00
0000020630620     HUDDLESTON              4216 RACCOON LOOP        NEW PORT RI            FL         346530000     $53,550.00
0000020630679     KENEALY               11 S 147 CARPENTER ST      LEMONT                 IL         604390000     $77,000.00
0000020631032     BOYD                    2801 OAKLEY AVENUE       BALTIMORE              MD         212150000     $40,950.00
0000020631057     MOREHEAD                 1217 PINE AVENUE        SHADYSIDE              MD         207640000     $98,700.00
0000020631222     HOON                   3513 BEACH DRIVE SE       ST PETERSBU            FL         337050000     $38,000.00
0000020632519     REAKA                  209 MECKFESSEL ROAD       FAIRVIEW HE            IL         622080000     $29,000.00
0000020633194     ELLERSON               223 WEST 61ST STREET      JACKSONVILL            FL         322080000     $29,400.00
0000020633707     HOAGLIN                318 DELAWARE AVENUE       PAINTED POS            NY         148700000     $54,400.00
0000020633848     REIMERT                   OLD STATE ROAD         OLEY                   PA         195470000     $126,000.00
0000020634184     VACHON                     6 7TH AVENUE          TUPPER LAKE            NY         129860000     $58,000.00
0000020635066     JAY                     16 HEMENWAY COURT        MALDEN                 MA         021480000     $103,648.75
0000020635520     MILLER                 904 WEST 10TH STREET      NEW CASTLE             DE         197200000     $104,000.00
0000020636163     CHANDLER               3068 DIAMOND HEAD DR      CLEARWATER             FL         346210000     $100,000.00
0000020636908     WALSH                  1304 WUNDERLAND ROAD      ROSLYN                 PA         190010000     $80,000.00
0000020637229     KHADAROO                 1202 E ANNIE ST.        TAMPA                  FL         336120000     $29,600.00
0000020637906     POPOLIZIO               134 DAMASCUS ROAD        BRANFORD               CT         064050000     $105,082.00
0000020639100     RODRIGUEZ            4309 NORTH CENTRAL PARK     CHICAGO                IL         606180000     $110,000.00
0000020639282     FRISBEE              11800 APPALOOSA RUN EAST    RALEIGH                NC         276130000     $119,695.00
0000020639555     LOY                   1102 ST BENEDICT DRIVE     CAHOKIA                IL         622060000     $37,400.00
0000020639613     DUSZKIEWICZ            724 OLD ORCHARD LANE      BRISTOL                PA         190070000     $90,000.00
0000020639688     THOMSEN                  LAKE COLBY DRIVE        SARANAC LAK            NY         129830000     $45,000.00
0000020640488     CALI                    6745 VINANTA COURT       PORT RICHEY            FL         346680000     $64,800.00
0000020640876     OWEN                     410 WICKS AVENUE        NORTH BABYL            NY         117030000     $50,000.00
0000020642781     ROBISON                  61 GROVE STREET         CHESTER                NY         105730000     $132,000.00
0000020643722     REYNOLDS                  8 VILLAGE LANE         SAFETY HARB            FL         346950000     $76,800.00
0000020643847     SMITH                       RD2 BOX 22           SMYRNA                 DE         199770000     $69,600.00
0000020644845     O'CONNELL               5504 CARBINE COURT       NEW PORT RI            FL         346550000     $92,000.00
0000020645271     WARREN                  1609 KENNEDY DRIVE       MADISON                IL         620600000     $33,600.00
0000020646485     MCCONVILLE              915 NUGENT AVENUE        ISLAND                 NY         103060000     $70,000.00
0000020646766     WHITE                 2721 JOSEPHINE STREET      DENVER                 CO         802050000     $45,600.00
0000020647152     HEBEISEN                1718 ATRIUM DRIVE        SUN CITY CE            FL         335730000     $27,850.00
0000020647731     POMPEI                845 HARBOR HILLS DRIVE     SAFETY HARB            FL         346950000     $35,700.00
0000020649042     RAPPA                    22 PANESSA DRIVE        POUGHKEEPSI            NY         126030000     $89,321.00
0000020649182     MUEHLENWEG               3 BABALOS DRIVE         ALBUQUERQUE            NM         871080000     $143,650.00
0000020649315     BELANGER             228 LAKE SUPERIOR DRIVE     TUCKERTON              NJ         080870000     $57,368.00
0000020650149     ROSS                  7020 WASHINGTON STREET     LOCKPORT               NY         140940000     $65,099.00
0000020650982     PEACOCK                  112 LUCILLE AVE         FT MYERS               FL         339160000     $24,000.00
0000020651394     WANEK                   1120 FOXWOOD LANE        BALTIMORE              MD         212210000     $40,100.00
0000020651857     GALRY                   8511 AIRWAY DRIVE        PENSACOLA              FL         325140000     $33,900.00
0000020652491     ZIENNEKER               436 MORTON AVENUE        PAULSBORO              NJ         080660000     $26,000.00
0000020654489     DAVIS                     50 SWAN STREET         STATEN ISLA            NY         103010000     $94,000.00
0000020654562     MANGIO                  118 CENTER STREET        PLYMPTON               MA         023670000     $106,400.00
0000020656294     CUNHA                  1015 CENTRAL STREET       LOWELL                 MA         018520000     $75,000.00
0000020656427     HURDLE                   181 WEST STREET         HAVERSTRAW             NY         109270000     $80,000.00
0000020656484     FEATHERSTONE            1812 MARILYN DRIVE       CLEARWATER             FL         346190000     $45,500.00
0000020656633     WRIGHT                   46 PEKIN STREET         PROVIDENCE             RI         029080000     $32,500.00
0000020656765     BROWN                1632 -34 POINSETTIA AVE     FORT MYERS             FL         339010000     $39,100.00
0000020660973     CEGLOWSKI                 9 CULLEN LANE          ISLAND                 NY         119530000     $94,400.00
0000020661740     SCHMITZ                1248 FLORENCE AVENUE      GALESBURG              IL         614010000     $42,000.00
0000020662334     WOLSEY                 402 ST. ANDREWS LANE      HARLEYSVILL            PA         194380000     $124,500.00
0000020662474     THOMAS              311 BROAD ST.,P.O.BOX 254    TERRE HILL             PA         175810000     $72,000.00
0000020662847     GILDERSLEEVE            159 COPIAGUE PLACE       COAPIAGUE              NY         117260000     $45,000.00
0000020663183     CRUTCHLEY                109 HODGE STREET        EAST ALTON             IL         620240000     $40,000.00
0000020663464     COUGHLIN                2112 MALIBU DRIVE        BRANDON                FL         335110000     $64,000.00
0000020664629     MOORE                   12666 MCBRIDE ROAD       SPRING HILL            FL         346100000     $48,750.00
0000020666368     BAKER                   9347 N 89TH AVENUE       SEMINOLE               FL         346470000     $57,000.00
0000020666376     HARVEY              2314 SOUTHWEST 5TH STREET    OCALA                  FL         344740000     $35,200.00
0000020666855     MARSHALL             6210 NORTH CLARK AVENUE     TAMPA                  FL         336140000     $40,000.00
0000020668026     NIFONG              7151 FRIENDSHIP-LEDFORD R    WINSTON-SAL            NC         271070000     $79,050.00
0000020668513     BRADLEY                 3201 40TH STREET W       BRADENTON              FL         342050000     $92,000.00
0000020668968     SCURLOCK             6707 BLACK WALNUT COURT     BERKELEY               MO         631340000     $38,000.00
0000020669370     HOURDAS                  140 READ STREET         TARPON SPRI            FL         346890000     $45,600.00
0000020673398     PHILOGENE           1112 EAST GENESSEE STREET    TAMPA                  FL         336030000     $49,650.00
0000020673935     MOSHER                126 MORNINGSIDE AVENUE     YONKERS                NY         107030000     $115,000.00
0000020676516     KULKARNI              6637 CORAL COVE DRIVE      ORLANDO                FL         328180000     $72,100.00
0000020679023     LEWIS                368 DIVINE CORNERS ROAD     LOCH SHELDR            NY         127590000     $45,000.00
0000020682605     VAUGHN                   8919 DALTON LANE        SODDY DAISY            TN         373430000     $59,468.39
0000022197826     STEVENS                18259 CABRILLO COURT      FOUNTAIN VA            CA         92708         $35,000.00
0000022198345     ALLEN                    1-A 40TH STREET         GULFPORT               MS         39507         $59,500.00
0000022198378     ALLEN                    1-A 40TH STREET         GULFPORT               MS         39507         $25,000.00
0000032031163     JORDAN               1625 SOUTH WILTON STREET    PHILADELPHI            PA         19143         $25,500.00
0000032050692     CALIXTO                  352 LEEWARD ROAD        STAFFORD TO            NJ         08050         $110,000.00
0000070415336     BRANHAM                322 EASTOVER CIRCLE       SUMMERVILLE            SC         29483         $90,400.00
0000070417118     SMUTNA                   9909 SHADY LANE         BROOKLYN               OH         44144         $28,000.00
0000070423330     CARVER                1134 STEEPLECHASE LANE     CUPERTINO              CA         95014         $44,000.00
0000070440532     MUSSER                2360 CONLEY BOULEVARD      FOUNTAIN               CO         80817         $96,000.00
0000070440631     PATZ                    2248 HI VUE DRIVE        AKRON                  OH         44312         $100,000.00
0000070452073     ADAIR                 3310 STATE STREET ROAD     BAY CITY               MI         48706         $108,000.00
0000070453238     WAGNER                  110 IROQUOIS DRIVE       PITTSBURGH             PA         15228         $116,000.00
0000070453345     JACKSON               2600 CATHERINE STREET      HARRISBURG             PA         17109         $88,000.00
0000070458674     LEUSZLER                646 BERNARD DRIVE        BUFFALO GRO            IL         60089         $144,000.00
0000070460530     BURNETT                   4723 SE 100TH          PORTLAND               OR         97266         $84,000.00
0000070461561     SAMSEL                 3630 PERTHSHIRE LANE      COLONIAL HE            VA         23834         $96,000.00
0000070467261     LOCKHART              20219 NORTHWEST SQUARE     CUPERTINO              CA         95014         $202,500.00
0000070478086     GAZAREK                     9029 DALE            REDFORD                MI         48239         $97,600.00
0000070509443     ALBENCE                 415 GEDDES STREET        WILMINGTON             DE         19805         $73,800.00
0000070512926     MAPP                   2535 MCKINNEY STREET      BURLINGTON             NC         27215         $41,500.00
0000070514419     BOCINEC                401 S. CHURCH AVENUE      BEACH CITY             OH         44608         $77,400.00
0000070519350     KURKIMILIS               16 DUNKIRK COURT        EAGLEVILLE             PA         19403         $178,500.00
0000070520457     GANTT                  1006 GRANDVIEW LANE       WEST COLUMB            SC         29172         $49,500.00
0000070520507     BORTIS                 18709 SOUTHEAST 18TH      VANCOUVER              WA         98683         $155,000.00
0000070522925     ERBSKORN  JR            6530 SLEIGHT ROAD        BATH                   MI         48808         $83,700.00
0000070524020     PETRUCCI                 7404 COMO DRIVE         NEW PORT RI            FL         34655         $15,000.00
0000070564216     ADERMAN                 2644 MEADE STREET        DENVER                 CO         80211         $30,150.00
0000070566161     BARNES                21321 BIRDHOLLOW DRIVE     TRABUCO CAN            CA         92679         $50,000.00
0000070568704     JOHNSON                 2602 182ND STREET        REDONDO BEA            CA         90278         $107,300.00
0000070608245     CARRERA                   5050 SW 113 CT         MIAMI                  FL         33165         $73,000.00
0000070610340     GIROUX                  9 HILLCREST STREET       STURBRIDGE             MA         01566         $44,800.00
0000070636865     RUOCCO                   82 JUMEL STREET         STATEN ISLA            NY         10308         $23,300.00
0000070641881     RADTKE                    597 CASTLE DR          PARADISE               CA         95969         $69,550.00
0000070651039     SACHS                   28425 296TH AVE SE       RAVENSDALE             WA         98051         $25,000.00
0000070691746     COVIN                 313 NORTH 14TH STREET      JEANNETTE              PA         15644         $59,000.00
0000070707781     JAMES               2799 STATE STREET NORTHWE    UNIONTOWN              OH         44685         $32,800.00
0000070746417     KRUSE REYNOL            8229 NE 115TH WAY        KIRKLAND               WA         98034         $222,000.00
0000070758073     BERGEN                    25601 EL OESTE         LAGUNA NIGU            CA         92677         $65,500.00
0000070788682     RAYNOR                 6521 BARNACLE STREET      BOULDER                CO         80301         $19,500.00
0000070788955     RAYNOR                 6521 BARNACLE STREET      BOULDER                CO         80301         $220,500.00
0000070789482     BUCHHOLZ                1569 CEDAR STREET        CANON CITY             CO         81212         $121,550.00
0000070791595     HOBBS                    815 JACK STREET         BALTIMORE              MD         21225         $36,000.00
0000070796628     YANCY                  551 NW 34TH TERRACE       FORT LAUDER            FL         33311         $50,000.00
0000070805049     HOOD                      72 FIELD ROAD          FALMOUTH               ME         04105         $38,000.00
0000070815394     FOWLKS                   7011 LEYTE DRIVE        OXON HILL              MD         20745         $30,000.00
0000070819917     NANNERY                 114 NEPTUNE AVENUE       MASTIC                 NY         11950         $75,000.00
0000070821186     LONDON                 31 EAST ARELLEM ROAD      UNION                  WA         98592         $120,800.00
0000070821194     DEAN                     2900 NW 5 COURT         FORT LAUDER            FL         33311         $62,000.00
0000070821780     HARVEY                  607 RUDOLPH STREET       GOLDSBORO              NC         27530         $43,200.00
0000070821855     HARVEY                  607 RUDOLPH STREET       GOLDSBORO              NC         27530         $10,800.00
0000070824768     KNORR                 1147 COTTONWOOD AVENUE     CRAIG                  CO         81625         $92,650.00
0000070827100     HARMON                903 SOUTH 13TH STREET      FORT PIERCE            FL         34950         $49,300.00
0000070828603     MANEY                    43 LIBBY AVENUE         READING                MA         01867         $28,000.00
0000070829932     MOONEY                248 SUMMERWINDS DRIVE      CARY                   NC         27511         $204,100.00
0000070837158     SUTPHEN                 144 WOODLAND DRIVE       FAIR HAVEN             NJ         07704         $386,750.00
0000070840483     CRAVEN                  59 BENT TREE DRIVE       CLINTON                SC         29325         $52,000.00
0000070840822     CRAVEN                  59 BENT TREE DRIVE       CLINTON                SC         29325         $28,000.00
0000070842000     ROBBINS                  40 FIRST STREET         RUMSON                 NJ         07760         $69,018.00
0000070842893     HAWKINS               4808 PINEY GROVE ROAD      REISTERSTOW            MD         21136         $59,250.00
0000070844477     MILLER                   31 SPENCER DRIVE        PLYMOUTH               MA         02360         $100,800.00
0000070847033     CUPPLES                 3126 ANDREW AVENUE       LANSING                MI         48906         $53,500.00
0000070848361     ARNETT                 222 LORENZ ROAD KPN       LAKEBAY                WA         98349         $45,000.00
0000070849757     SHERRY                3097 RIDGECREST DRIVE      SOUTHLAKE              TX         76092         $216,665.00
0000070850656     ALLEY                     HC 52 BOX 433          COOS BAY               OR         97420         $70,000.00
0000070851464     HATCH                   8854 NANDINA COURT       ESCONDIDO              CA         92026         $207,450.00
0000070851811     SMITH                6220 NORTH POST OAK ROAD    OKLAHOMA CI            OK         73015         $12,200.00
0000070854401     SUMMERS                  2936 EBRIGHT AVE        CHESTER                PA         19013         $56,950.00
0000070855507     GRICE                  765 E CENTRAL AVENUE      EDGEWATER              MD         21037         $259,250.00
0000070855663     TILTON              5447 MORAVIAN HEIGHTS LAN    CLEMMONS               NC         27012         $98,100.00
0000070856695     COOPER                  1118 NAVAHO TRAIL        WILMINGTON             NC         28409         $76,500.00
0000070857461     PARRISH                   250 RIDGE PIKE         LAFAYETTE H            PA         19444         $15,550.00
0000070858022     GINDER                 4143 WEST 200 NORTH       ANDERSON               IN         46011         $50,000.00
0000070858741     OLIVE                 2506 BONNIE BRAE ROAD      DURHAM                 NC         27703         $82,500.00
0000070858766     EDMONDS                  5939 BAKER COURT        FORT MYERS             FL         33919         $20,000.00
0000070861570     KALINOGLU                 26 SHAW DRIVE          NORTH MERRI            NY         11566         $40,000.00
0000070862198     BELLISARIO               1001 TULIP DRIVE        HARRISON CI            PA         15636         $60,000.00
0000070862297     WALLACE              1765 OGBURN CHAPEL ROAD     CLARKSVILLE            TN         37042         $124,950.00
0000070862586     GILMAN                  6001 REACH STREET        PHILADELPHI            PA         19111         $44,000.00
0000070862883     MEREDITH               170 WOODLAND AVENUE       MORRISTOWN             NJ         07960         $284,000.00
0000070862891     MEREDITH               170 WOODLAND AVENUE       MORRISTOWN             NJ         07960         $71,000.00
0000070863006     FOOTE                  5406 STATE ROUTE 39       CASTILE                NY         14427         $56,800.00
0000070863600     STEWART                    36 CARY ROAD          RIVERSIDE              CT         06878         $175,000.00
0000070863634     NATHAN                   23 EDGEWOOD ROAD        CORTLANDT M            NY         10567         $126,000.00
0000070864145     CHEN                    20470 VIA INFANTA        YORBA LINDA            CA         92887         $75,000.00
0000070864350     BROWN                     212 BYRD LANE          FLORENCE               SC         29506         $65,250.00
0000070864574     BISHOP               509 EAST SOUTHERN AVENUE    SPRINGFIELD            OH         45505         $31,200.00
0000070864616     BISHOP               509 EAST SOUTHERN AVENUE    SPRINGFIELD            OH         45505          $7,800.00
0000070864996     BALLENGER           3350 S WINDING TRAIL DRIV    COLUMBIA               MO         65201         $13,000.00
0000070865043     GALLEGOS                 5235 DIXON ROAD         OCEANSIDE              CA         92056         $20,000.00
0000070865068     RANGEL               5812 IRVING BOULEVARD NW    ALBUQUERQUE            NM         87114         $49,600.00
0000070865233     HANSEN               26002 CHARING CROSS ROAD    SANTA CLARI            CA         91355         $67,500.00
0000070865571     JOHNSON                 1612 CORTEZ DRIVE        MOBILE                 AL         36609         $37,000.00
0000070866215     CAHN                   116 MAPLEWOOD AVENUE      MAPLEWOOD              NJ         07040         $42,800.00
0000070866413     DALTON               4161 NW 26ST UNIT 2-212     LAUDERHILL             FL         33313         $20,000.00
0000070866579     EMMANUEL DAL            4161 NW 26 STREET        LAUDERHILL             FL         33313          $3,750.00
0000070866603     BANVILLE                 16 SHARPS DRIVE         PLYMOUTH               MA         02360         $20,000.00
0000070866686     SHEEHAN                 41 EASTERN PARKWAY       BROOKLYN               NY         11238         $100,000.00
0000070866827     GARRISON              5079 PHEASANT RUN LANE     MEMPHIS                TN         38141         $15,000.00
0000070867171     BRYANT                   5635 SAGRA ROAD         BALTIMORE C            MD         21236         $72,590.00
0000070868120     ANDRESS                  1210 LENG STREET        BAY CITY               MI         48706         $67,500.00
0000070868534     MCKEE                   230 SW 8TH STREET        CANBY                  OR         97013         $120,000.00
0000070869870     BLASER                     188 BAY ROAD          EASTON                 MA         02356         $20,000.00
0000070871025     MACIK                  119 WEST 15TH STREET      LINDEN                 NJ         07036         $50,000.00
0000070871116     OPAL                   51 CIRCLE VIEW DRIVE      HAMPDEN                MA         01036         $13,500.00
0000070871249     HICKOK               102 PICKETTS RIDGE ROAD     REDDING                CT         06896         $77,469.00
0000070871397     GORDON                     569 N 675 W           FARMLAND               IN         47340          $4,500.00
0000070871777     COFIELD             69 WEST WASHINGTON STREET    NEWNAN                 GA         30263         $38,000.00
0000070872080     TAYLOR              4809 LITTLE MOUNTAIN ROAD    GASTONIA               NC         28056         $70,000.00
0000070872445     SCHOEPFLIN                10 CREST ROAD          NEWBURGH               NY         12550         $30,000.00
0000070872957     GRIFFIN                   1138 HOOD LOOP         PEMBROKE               GA         31321         $60,000.00
0000070872965     BAIR                   2421 BALTIMORE PIKE       HANOVER                PA         17331         $61,000.00
0000070873005     LUBOW                   852 BONITA AVENUE        PLEASANTON             CA         94566         $25,000.00
0000070873518     OKORONKWO            162-21 POWELLS COVE BLVD    FLUSHING               NY         11357         $87,500.00
0000070873625     SOOK                   1084 ASHLAND AVENUE       GLENOLDEN              PA         19036         $36,100.00
0000070874573     FLEMING                 312 PARTRIDGE ROAD       MOUNTAINSID            NJ         07092         $85,000.00
0000070874615     BORGES                76 78 AUGUSTUS STREET      FALL RIVER             MA         02721         $38,000.00
0000070874839     FLEMING                 312 PARTRIDGE ROAD       MOUNTAINSID            NJ         07092         $340,000.00
0000070875257     RICHARD                 96 LIBERTY STREET        CROSS HILL             SC         29332         $27,300.00
0000070875364     RICHARD                 96 LIBERTY STREET        CROSS HILL             SC         29332         $50,700.00
0000070875653     FISCHER                486 CRESTVIEW DRIVE       TWIN FALLS             ID         83301         $55,000.00
0000070875877     GATCHALIAN             28838 TUCKER STREET       HAYWARD                CA         94544         $255,850.00
0000070875943     PARK                   13112 HUTCHINSON WAY      SILVER SPRI            MD         20906         $65,000.00
0000070876024     GATCHALIAN             28838 TUCKER STREET       HAYWARD                CA         94544         $63,965.00
0000070876248     KING                     336 SEXTON ROAD         WIND GAP               PA         18091         $41,000.00
0000070876412     DRONENBURG             8892 BLADEGREEN LANE      COLUMBIA               MD         21045         $25,000.00
0000070876867     HUGHEY                   37 DANVERS LANE         NEW CANAAN             CT         06840         $100,000.00
0000070876909     BELVEAL             11161 SOUTHEAST WOOD AVEN    MILWAUKIE              OR         97222         $140,000.00
0000070876958     VAN RAALTE             1150 MICHAEL AVENUE       CONCORD                NC         28025         $30,500.00
0000070877311     BELVEAL             11161 SOUTHEAST WOOD AVEN    MILWAUKIE              OR         97222         $35,000.00
0000070877386     BARBERA              306B ANGLERS DRIVE NORTH    MARATHON               FL         33050         $126,000.00
0000070877451     EDWARDS JACO             4601 15TH AVENUE        PHENIX CITY            AL         36867         $26,000.00
0000070877469     FARROW                   9301 NE 2 AVENUE        MIAMI                  FL         33138         $235,900.00
0000070877626     GIBBONS                 2521 MARLING DRIVE       COLUMBIA               SC         29204         $67,500.00
0000070877998     WEISS                 609 SOUTH FREEMONT AVE     BALTIMORE              MD         21230         $78,750.00
0000070878053     JOHNSON                 4916 FABLE STREET        CAPITOL HEI            MD         20743         $72,000.00
0000070878590     BRAMBANI                18 STANDISH COURT        TENAFLY                NJ         07670         $29,450.00
0000070878608     KENT                      23 WARNER ROAD         EAST HADDAM            CT         06423         $40,000.00
0000070878640     BRACE                   5608 WESTGATE ROAD       LANHAM                 MD         20706         $24,400.00
0000070878673     SHARKEY                20 COPPER BEACH ROAD      SAINT JAMES            NY         11780         $50,000.00
0000070878707     VAN WAMBEKE              155 WEST 15TH ST        NEW YORK               NY         10011         $250,000.00
0000070878756     GIRARD                 1349 HIBISCUS STREET      COLUMBIA               SC         29205         $30,000.00
0000070878830     MCMANN                806 WEST CLARK STREET      ATLANTA                IL         61723         $55,250.00
0000070878947     SMITH                    314 N ALADDIN DR        ANAHEIM                CA         92801         $124,000.00
0000070879150     JENNINGS             1304 NORTH JAMES STREET     GOLDSBORO              NC         27530         $32,000.00
0000070879358     HANSON                3200 FAIRMOUNT AVENUE      VANCOUVER              WA         98661         $112,000.00
0000070879408     HANSON                3200 FAIRMOUNT AVENUE      VANCOUVER              WA         98661         $28,000.00
0000070879440     BOWMAN                   256 CHANDRA WAY         LATHROP                CA         95330         $20,000.00
0000070879721     WITHERS                30259 ROSSLYN AVENUE      GARDEN CITY            MI         48135         $149,100.00
0000070880141     CRAFT                     7 SHORE DRIVE          FORESTDALE             MA         02644         $108,000.00
0000070880281     JENNINGS             1304 NORTH JAMES STREET     GOLDSBORO              NC         27530          $8,000.00
0000070880349     HERNANDEZ            408 CRITTENDEN STREET NW    WASHINGTON             DC         20011         $110,075.00
0000070880356     PICCOLO                 60 WINSTON STREET        CRANSTON               RI         02910         $21,300.00
0000070880729     KASZUBA                  1194 BEACH LANE         MANAHAWKIN             NJ         08050         $82,200.00
0000070881214     MATHEWS                  59 CEDAR STREET         PASSAIC                NJ         07055         $86,700.00
0000070881370     DICKERSON             3321 WEST CATON AVENUE     BALTIMORE              MD         21229         $70,550.00
0000070881651     BOLIVAR               11079 CLEVELAND AVENUE     RIVERSIDE              CA         92503         $81,000.00
0000070881743     CARLSON                771 KINGSWOOD STREET      SAN DIEGO              CA         92114         $48,000.00
0000070881826     MALL                    4821 BADGER AVENUE       WEST PALM B            FL         33417         $30,000.00
0000070881933     MULLIGAN               26580 CUMBERLAND RD       TEHACHAPI              CA         93561         $94,000.00
0000070882089     HAYNES                  3667 15 MILE ROAD        THE DALLES             OR         97058         $112,560.00
0000070882097     KANE                      740 LEWIS LANE         AMBLER                 PA         19002         $290,000.00
0000070882105     PICASSO               208 SHANNONBROOK DRIVE     NEWTON                 NC         28658         $60,000.00
0000070882139     HAYNES                  3667 15 MILE ROAD        THE DALLES             OR         97058         $28,140.00
0000070882154     ZOLLER                  10714 MAPLE STREET       MANTUA                 OH         44255         $66,000.00
0000070882303     DRESCHER                 165 S CALLE DIAZ        ANAHEIM                CA         92807         $256,000.00
0000070882345     ZOLLER                  10720 MAPLE STREET       MANTUA                 OH         44255         $70,000.00
0000070882840     ROCKWELL              628 BURNT CREEK DRIVE      LILBURN                GA         30047         $19,400.00
0000070882857     MCCOY                 10317 FANNY BROWN ROAD     RALEIGH                NC         27603         $104,400.00
0000070883020     COULTER                 5769 LORING DRIVE        MILTON                 FL         32583         $15,000.00
0000070883160     HINKIN                  8354 THERESA ROAD        BOYNTON BEA            FL         33437         $26,000.00
0000070883426     TRONCALE                15051 DOGWOOD LANE       CHINO HILLS            CA         91709         $10,000.00
0000070883640     CATUTO                25 GEORGE ARDEN AVENUE     WARWICK                RI         02886         $37,500.00
0000070883889     CHIAMULERA             9410 S SHERMAN ROAD       BLANCHARD              MI         49310         $65,610.00
0000070883897     DURAN                     271 HIGHWAY 74         SAN JUAN PU            NM         87566         $218,196.00
0000070884002     MURPHY                   206 BAKER DRIVE         MOUNTAIN HO            ID         83647         $59,600.00
0000070884077     FREDERICK              2463 LANCELOT DRIVE       TALLAHASSEE            FL         32308         $33,000.00
0000070884176     MURPHY                   206 BAKER DRIVE         MOUNTAIN HO            ID         83647         $14,900.00
0000070884291     SHILKA                   3931 GORDON ROAD        BIG PINE KE            FL         33043         $120,000.00
0000070884333     HENDRICKS                709 BUFFALO ROAD        LEWISBURG              PA         17837         $30,940.00
0000070884549     NAYMIK                 101 EAGLE NEST COURT      LANCASTER              PA         17601         $106,320.00
0000070884796     HINOJOSA               11701 TRIPOLI AVENUE      LOS ANGELES            CA         91342         $51,000.00
0000070884804     OSUGI               1635 PUERTO VALLARTA DRIV    SAN JOSE               CA         95120         $10,000.00
0000070884812     NAYMIK                 101 EAGLE NEST COURT      LANCASTER              PA         17601         $26,580.00
0000070885058     MIELCHEN            1015 KNOX ROAD 2030 NORTH    GALESBURG              IL         61401         $121,600.00
0000070885082     LIEBECK                 8500 ENOCHS DRIVE        LORTON                 VA         22079         $128,800.00
0000070885108     LIEBECK                 8500 ENOCHS DRIVE        LORTON                 VA         22079         $32,200.00
0000070885132     WILD                  13393 KNOLLWOOD DRIVE      CORONA                 CA         91719         $126,350.00
0000070885298     PACIOCCO               3518 SHELMIRE AVENUE      PHILADELPHI            PA         19136         $15,000.00
0000070885413     FISH THERIOT             65 MELROSE DRIVE        DESTREHAN              LA         70047         $121,200.00
0000070885470     MANTHEI                 3420 STOCK ROAD SW       MONROE                 GA         30656         $40,000.00
0000070885504     FISH THERIOT             65 MELROSE DRIVE        DESTREHAN              LA         70047         $30,300.00
0000070885595     YAFFAR                11501 SW 90TH TERRACE      MIAMI                  FL         33176         $69,000.00
0000070885637     KULIKOWSKI             516 BROOKS BOULEVARD      MANVILLE               NJ         08835         $35,800.00
0000070885769     O CONNOR                27671 TARYN DRIVE        SAUGUS                 CA         91350         $60,000.00
0000070886205     BLAY                      16 PRINCE LANE         DOVER                  DE         19901         $132,000.00
0000070886270     BEARD                  3796 WEST FIR AVENUE      FRESNO                 CA         93711         $83,000.00
0000070886288     BLAY                      16 PRINCE LANE         DOVER                  DE         19901         $33,000.00
0000070886460     JONES                    5307 ROSSIE ROAD        NEW BERN               NC         28562         $102,000.00
0000070886668     JONES                    5307 ROSSIE ROAD        NEW BERN               NC         28562         $25,500.00
0000070886833     HORTON                   318 ANTIOCH ROAD        SANTEE                 SC         29142         $25,000.00
0000070887062     HOPKINS              31515 CALLE LA PURISIMA     SAN JUAN CA            CA         92675         $72,100.00
0000070887435     RUEF                   4625 181ST PLACE SW       LYNNWOOD               WA         98037         $148,000.00
0000070887468     SISCO                   35 MILLBURN DRIVE        LAKE HOPATC            NJ         07849         $25,000.00
0000070887476     GISONDI                 3618 KINGSTON WAY        BENSALEM               PA         19020         $131,750.00
0000070887500     HALL                  2805 OXON PARK STREET      TEMPLE HILL            MD         20748         $90,100.00
0000070887542     TURNER                   902 BRANDON ROAD        DURHAM                 NC         27713         $146,700.00
0000070887567     GISONDI                 3618 KINGSTON WAY        BENSALEM               PA         19020         $16,000.00
0000070887674     KELLOGG                  7 MEADOWS AVENUE        CANTON                 MA         02021         $11,000.00
0000070887815     ROBINSON             3510 DAVIS ROBINSON LANE    JOHNSONVILL            SC         29555         $36,900.00
0000070887906     REITANO             8199 TERRACE GARDEN DR N1    ST PETERSBU            FL         33709         $42,200.00
0000070888169     KURMAN                   331 SILAS COURT         SPRING HILL            FL         34609         $127,515.00
0000070888243     HUNTER                  5203 NEWTON STREET       BLADENSBURG            MD         20710         $30,400.00
0000070888532     ZONCA                  10705 BEXHILL CIRCLE      RALEIGH                NC         27606         $20,000.00
0000070888664     WILLIAMS                924 ESTRADA COURT        SALINAS                CA         93907         $20,000.00
0000070888789     MOUZON                   301 LIMIT STREET        DARLINGTON             SC         29532         $38,000.00
0000070889084     BRYANT                   15 MARION AVENUE        MOUNT VERNO            NY         10552         $37,000.00
0000070889274     SPEDDEN                 296 LONG HILL ROAD       BOLTON                 MA         01740         $75,000.00
0000070889431     KELLEY               2484 JIMMY TAYLOR DRIVE     PERRIS                 CA         92570         $47,500.00
0000070889449     CHRISTIAN               1255 S EATON COURT       LAKEWOOD               CO         80232         $130,500.00
0000070889795     JOHNSTONE             1043 VISTA MADERA LANE     EL CAJON               CA         92019         $25,000.00
0000070889845     RUSSELL                625 SOUTH ALTON WAY       DENVER                 CO         80231          $2,663.00
0000070890108     SMITH                     151 THE PRADO          ATLANTA                GA         30309         $120,000.00
0000070890231     MCGRADY                498 CEDAR CREEK ROAD      SYLACAUGA              AL         35150         $104,500.00
0000070890413     SEIBERT             15252 EAST HAMPDEN CIRCLE    AURORA                 CO         80014         $43,000.00
0000070890546     NUNES                    251 BRAZIL COURT        OAKLEY                 CA         94561         $24,000.00
0000070890595     CARLSON              84 FIELDSTONE BOULEVARD     WAPPINGERS             NY         12590         $19,000.00
0000070890710     CURREATHERS            15756 BENTLER STREET      DETROIT                MI         48223         $40,500.00
0000070890850     RICHER                   431 33RD STREET         WEST PALM B            FL         33407         $19,600.00
0000070890868     ROGERS                  37 FOX GLEN CIRCLE       BRANDON                MS         39042         $48,500.00
0000070890975     NESBITT               210 WEST BEAVER STREET     ZELIENOPLE             PA         16063         $30,000.00
0000070890983     THECKA                   6 BRADLEE COURT         HYDE PARK              MA         02136         $141,300.00
0000070891023     SCHLICK                 11 JERALDS AVENUE        WALLINGFORD            CT         06492         $52,000.00
0000070891171     COBB                     2 CHANCEY COURT         ALISO VIEJO            CA         92656         $16,000.00
0000070891486     WEIXELDORFER        6609 SOUTH BURCHMAN AVENU    TUCSON                 AZ         85706         $54,400.00
0000070891700     MCBETH                   5090 VICTORY RD         COLORADO SP            CO         80911         $87,200.00
0000070891882     GILL                     204 GILIAND ROAD        PICKENS                SC         29671         $49,600.00
0000070891940     TIGHE                  18 FREDERICK STREET       GOWANDA                NY         14070         $50,400.00
0000070891981     TIGHE                  18 FREDERICK STREET       GOWANDA                NY         14070         $12,600.00
0000070891999     BEST                     102 LINDEN ROAD         LEWISBURG              PA         17837         $80,100.00
0000070892047     CLARK               15844 BERLIN STATION ROAD    BERLIN TOWN            OH         44401         $89,250.00
0000070892112     IRWIN                   317 KALORAMA ROAD        SYKESVILLE             MD         21784         $233,750.00
0000070892344     BERGLUND               744 TEABERRY STREET       ENCINITAS              CA         92024         $18,700.00
0000070892369     FRANKLIN            23671 WEST SILVERHAWK PLA    VALENCIA               CA         91354         $37,000.00
0000070892385     HICKS                  11244 SE 267TH PLACE      KENT                   WA         98031         $148,400.00
0000070892526     HICKS                  11244 SE 267TH PLACE      KENT                   WA         98031         $37,100.00
0000070892591     GRANDY                  430 OLD DAIRY ROAD       TRUMBULL               CT         06611         $48,000.00
0000070892708     MACDONALD                 9 CAPTAINS WAY         LAKEVILLE              MA         02347         $19,600.00
0000070892765     CLARK                 2727 HAZELWOOD AVENUE      STOCKTON               CA         95207         $15,000.00
0000070892922     COLON                   1193 FLEXON AVENUE       MONROE                 NJ         08094         $76,500.00
0000070892948     JAMES                    4377 ASPEN DRIVE        ALLEGAN                MI         49010         $17,000.00
0000070893615     MILLER                  657 DELLVILLE ROAD       DUNCANNON              PA         17020         $69,300.00
0000070894142     VALDES                   123 HARBOR DRIVE        STAMFORD               CT         06902         $150,000.00
0000070894324     SCHIRMER                10216 KAYVEE ROAD        RICHMOND               VA         23236         $15,000.00
0000070894845     CORTESE                  96 GREEVES ROAD         NEW HAMPTON            NY         10958         $157,000.00
0000070894993     MARTIN                   2348 S ALPINE ST        CORNELIUS              OR         97113         $105,900.00
0000070895123     OTERO               121 LEXINGTON AVENUE UNIT    NEW HAVEN              CT         06513         $15,000.00
0000070895255     PUGH                     263 EAST DELAVAN        BUFFALO                NY         14208         $43,300.00
0000070895347     DAVILA               18 NORTH LAKESHORE DRIVE    BROOKFIELD             CT         06804         $131,000.00
0000070895586     ROBERTSON            12040 FORBES GLEN DRIVE     HERNDON                VA         20170         $130,000.00
0000070895693     GRESHAM               5707 SPRINGCREEK ROAD      GROVETOWN              GA         30813         $118,400.00
0000070895719     MARTIN               2348 SOUTH ALPINE STREET    CORNELIUS              OR         97113         $26,400.00
0000070895735     GRESHAM               5707 SPRINGCREEK ROAD      GROVETOWN              GA         30813         $29,600.00
0000070895743     ULLOA                  9840 SW 160TH STREET      MIAMI                  FL         33157         $117,000.00
0000070896063     WILLIAMS                8435 CORDIAL ROAD        EL CAJON               CA         92021         $52,000.00
0000070896154     COSEY                  5032 POST ROAD PASS       STONE MOUNT            GA         30088         $23,500.00
0000070896188     SNYDER                 2126 KENTWOOD DRIVE       LANCASTER              PA         17601         $81,200.00
0000070896279     NGUYEN              1225 24TH AVENUE NORTHEAS    HICKORY                NC         28601         $93,200.00
0000070896543     LAUGHLIN                   1011 ROAD D           REDWOOD VAL            CA         95470         $37,000.00
0000070896550     LUCE                      37 PLAINS ROAD         MENDON                 NY         14506         $26,000.00
0000070896576     DUBEY                 246 WESTWOODS TERRACE      BRISTOL                CT         06010         $25,000.00
0000070896642     BROWN                  1931 HAZELWOOD DRIVE      CHARLESTON             SC         29407         $37,350.00
0000070896808     YOST                  136 BRIDGE VALLEY ROAD     PEQUEA                 PA         17565         $25,700.00
0000070896907     LIN                    2076 BOLTON ROAD NW       ATLANTA                GA         30318         $56,000.00
0000070897012     COLSTON                   2906 KATY LANE         MARIETTA               GA         30064         $20,000.00
0000070897046     THORNHILL             2733 STONEWALL STATION     SAINT CHARLES          MO         63303         $132,000.00
0000070897111     THORNHILL             2733 STONEWALL STATION     SAINT CHARL            MO         63303         $33,000.00
0000070897152     THORNHILL               9121 HAROLD DRIVE        BERKELEY               MO         63134         $44,400.00
0000070897210     JAQUISH                   107 3RD STREET         RIVERSIDE              WA         98849         $35,000.00
0000070897343     BEECHWOOD              3055 WOODVIEW COURT       COLORADO SP            CO         80918         $50,000.00
0000070897566     MOJICA                14424 SW 106TH TERRACE     MIAMI                  FL         33186         $53,000.00
0000070897764     ZIPPRER                 2117 DUNBARTON WAY       LAKELAND               FL         33813         $21,000.00
0000070897848     ROCHA                13217 9TH AVE COURT EAST    TACOMA                 WA         98445         $112,000.00
0000070897970     ROCHA                13217 9TH AVENUE COURT E    TACOMA                 WA         98445         $28,000.00
0000070898085     BRAR                    3633 W 132ND PLACE       HAWTHORNE              CA         90250         $168,000.00
0000070898093     GRAHAM               500 SOUTH BETHEA STREET     MARION                 SC         29571         $45,800.00
0000070898358     GARDNER                  19 CHURCH STREET        HOPKINTON              RI         02804         $48,500.00
0000070898630     NAGEL                   50 27 212TH STREET       OAKLAND GAR            NY         11364         $30,000.00
0000070898713     NEIL                 405 PENNSYLVANIA AVENUE     OZONA                  FL         34660         $85,500.00
0000070898861     MORRISON                  70 MARKEL ROAD         FRAZER                 PA         19355         $27,500.00
0000070898895     DOETZEL                13115 HERRON STREET       SYLMAR                 CA         91342         $20,000.00
0000070898945     CASON                  2132 CARQUINEZ PLACE      PITTSBURG              CA         94565         $128,000.00
0000070899232     MITCHELL                1901 YVETTE COURT        FOREST HILL            MD         21050         $89,050.00
0000070899299     SANFORD                  3643 MEADOW LANE        CHALFONT               PA         18914         $29,000.00
0000070899406     KAPRIELIAN             428 MT AUBURN STREET      WATERTOWN              MA         02172         $138,000.00
0000070899414     GUEMPEL                 2226 CALLE RISCOSO       THOUSAND OA            CA         91362         $20,000.00
0000070899463     KESTNER                   RR 1 BOX 230A          STAHLSTOWN             PA         15687         $103,000.00
0000070899521     RICE                   4303 SE 30TH AVENUE       PORTLAND               OR         97202         $116,800.00
0000070899562     THOMAS                5630 WOOD DUCK CIRCLE      WILMINGTON             NC         28409         $128,070.00
0000070899711     RICE                   4303 SE 30TH AVENUE       PORTLAND               OR         97202         $29,200.00
0000070899729     SACKNOFF                  8 MILLS STREET         WESTPORT               CT         06880         $75,000.00
0000070899760     KUNARD                  2930 136TH AVENUE        HOPKINS                MI         49328         $67,500.00
0000070899794     DIGH                  7087 COVE CREEK DRIVE      SHERRILLS F            NC         28673         $55,000.00
0000070899885     MATIER                  2104 DREXEL COURT        GREENSBORO             NC         27405         $37,100.00
0000070900030     MURPHY                  7228 CALIDRIS LANE       CARLSBAD               CA         92009         $100,000.00
0000070900113     SHERIDAN              4360 MORNINGSIDE DRIVE     WINSTON SAL            NC         27106         $40,000.00
0000070900402     HODGE                  438 OLD CONWAY ROAD       MARION                 SC         29571         $40,000.00
0000070900451     E SHOEMAKER            475 MCDOWELL AVENUE       HAGERSTOWN             MD         21740         $71,100.00
0000070900709     PERKINS                  103 YUCCA AVENUE        FLORENCE               CO         81226         $25,000.00
0000070900733     GOODE                 7175 EVERGLADES AVENUE     SAN DIEGO              CA         92119         $240,300.00
0000070900915     FURMAN                    1 ANAWAN COURT         NORTH ATTLE            MA         02760         $18,500.00
0000070900931     METZ                 244 SOUTH LINCOLN AVENUE    GREENSBURG             PA         15601         $41,400.00
0000070900949     MOSSBERG            2801 195TH AVENUE NORTHEA    NEW LONDON             MN         56273         $37,600.00
0000070901152     HOHL                    20 CAROLINE PLACE        GREENWICH              CT         06831         $180,000.00
0000070901160     MCCRACKEN               2190 COUNTRY DR S        SALEM                  OR         97302         $35,000.00
0000070901178     CARRIE               180 CARRIAGE HILL CIRCLE    MANTUA                 NJ         08051         $35,000.00
0000070901244     DIK                 1159 SOUTH HIGHLAND DRIVE    MONTEREY PA            CA         91754         $30,000.00
0000070901277     BALL                     7778 TONJA COURT        BYRON CENTE            MI         49315         $256,000.00
0000070901319     MCLAURIN               1541 LARKWOOD DRIVE       CANTON                 GA         30114         $45,000.00
0000070901368     PHINNEY                 2847 SHIRLEY DRIVE       THOUSAND OA            CA         91320         $71,600.00
0000070901376     WOODS               4717 4719 WEST 17TH STREE    LOS ANGELES            CA         90019         $55,000.00
0000070901418     VALDES                    51 FOREST AVE          GREENWICH              CT         06870         $150,000.00
0000070901434     KOZLOWSKI              179 HENRY LAW AVENUE      DOVER                  NH         03820         $28,000.00
0000070901475     MARRONE                63 PARKWAY DR SOUTH       ORANGEBURG             NY         10962         $23,500.00
0000070901566     ELLIBEE                  26 SKYVIEW DRIVE        EDGEWOOD               NM         87015         $25,000.00
0000070901574     CHAMBERLAIN            4134 MAGNOLIA DRIVE       MOUNT JOY              PA         17552         $100,800.00
0000070901582     LANG                     141 OTIS STREET         WESTFIELD              MA         01085         $27,900.00
0000070901616     CHAMBERLAIN            4134 MAGNOLIA DRIVE       MOUNT JOY              PA         17552         $25,200.00
0000070901657     HAYDON                  6915 OAKLAWN DRIVE       SACHSE                 TX         75048         $102,000.00
0000070901699     TOPPING              116 NORTH SEA MECOX ROAD    SOUTH HAMPT            NY         11968         $30,000.00
0000070901731     DUFFY                    85 ELLIS STREET         FITCHBURG              MA         01420         $31,300.00
0000070901822     PATRICK                   706 SWAN LANE          DESTIN                 FL         32541          $9,000.00
0000070902242     SCHULTZ               3109 EAGLE CREEK DRIVE     BLOOMINGTON            IL         61704         $155,600.00
0000070902259     SCHULTZ               3109 EAGLE CREEK DRIVE     BLOOMINGTON            IL         61704         $38,900.00
0000070902267     WILLIAMS                140 REGENCY DRIVE        UNIONTOWN              PA         15401         $185,600.00
0000070902366     CUNNINGHAM              1541 CALAIS DRIVE        MIAMI BEACH            FL         33141         $53,000.00
0000070902515     EDWARDS                  1113 PINE TRAIL         CLAYTON                NC         27540         $20,000.00
0000070902671     ZYSKIND               447 NORTH JUNE STREET      LOS ANGELES            CA         90004         $200,000.00
0000070902762     RILEY                  116 WHISPERWOOD LANE      MADISON                AL         35758         $12,000.00
0000070902820     WARD                    11241 POWELL ROAD        GEORGETOWN             SC         29440         $32,000.00
0000070902861     NORRIS              342 OLD FARRIS BRIDGE ROA    GREENVILLE             SC         29611         $68,000.00
0000070902911     GAUMOND                 706 AVOCADO AVENUE       CORONA DEL             CA         92625         $25,000.00
0000070903216     PRICE                  9919 BEN PRICE ROAD       WAXHAW                 NC         28173         $40,000.00
0000070903471     GUSTAFSON                15 HEWITT STREET        WARWICK                RI         02886         $41,400.00
0000070903497     AUSTIN               9851 KINGS CANYON DRIVE     HUNTINGTON             CA         92646         $50,000.00
0000070903547     CAMINO               1006 SWEET CHERRY COURT     WILMINGTON             DE         19809         $153,335.00
0000070903562     DEMORY                    104 BEACH ROAD         GRAFTON                VA         23692         $140,000.00
0000070903968     DWELLE                15400 TRASK RIVER ROAD     TILLAMOOK              OR         97141         $65,500.00
0000070904115     MCCOY                  195 WEST SHORE TRAIL      SPARTA                 NJ         07871         $56,000.00
0000070904131     DAVIS                  3901 ALMERIA AVENUE       SEBRING                FL         33872         $54,500.00
0000070904362     GRAY                1029 TWENTY FIVE MILE ROA    AWENDAW                SC         29429         $62,900.00
0000070904677     JIMENEZ               4603 BONNIE BRAE LOOP      CHEYENNE               WY         82009         $28,000.00
0000070904784     LIGHTFORD             1122 LEADENHALL STREET     BALTIMORE              MD         21230         $25,000.00
0000070904818     RISKO                  108 ILLINOIS STREET       WORCESTER              MA         01610         $50,000.00
0000070904891     LOWE                     8204 HOLLY KNOLL        CHARLESTON             SC         29420         $60,000.00
0000070905013     VINES               215 RHODE ISLAND AVENUE N    WASHINGTON             DC         20002         $54,000.00
0000070905377     DRAKE                  1299 N RELYEA AVENUE      CHARLESTON             SC         29412         $88,800.00
0000070905633     CROWELL              45 LITTLE TURNPIKE ROAD     SHIRLEY                MA         01464         $29,000.00
0000070905708     HAGELBERG                 9 VALLEY ROAD          STANHOPE               NJ         07874         $116,900.00
0000070905997     DANIELS                  5124 ALTRIM ROAD        DAYTON                 OH         45418         $45,600.00
0000070906110     LONDON                 31 EAST ARELLEM ROAD      UNION                  WA         98592         $30,200.00
0000070906144     BEADLE                 533 LAFEYETTE AVENUE      COLLINGDALE            PA         19023         $56,400.00
0000070906201     CULLER                  17 HILLANDALE ROAD       DANBURY                CT         06811         $37,000.00
0000070906268     MOSELEY                131 QUINCY PLACE NE       WASHINGTON             DC         20002         $91,500.00
0000070906284     SULLIVAN                1651 MUSSULA ROAD        BALTIMORE              MD         21286         $43,000.00
0000070906326     MCKENZIE               3404 BEACHNUT DRIVE       MULLINS                SC         29574         $31,000.00
0000070906391     SALSBURY               330 PADDINGTON ROAD       BALTIMORE              MD         21212         $15,000.00
0000070906433     SALTERN                  1261 SHADY LANE         MOUNT BETHE            PA         18343         $53,900.00
0000070906474     OWENS                 3859 ST BARNABAS ROAD      SUITLAND               MD         20746         $19,630.00
0000070906664     SPENCE              7337 SHARBETH DRIVE SOUTH    JACKSONVILL            FL         32210         $18,500.00
0000070906748     GRAEF                  215 RAILROAD AVENUE       WOODACRE               CA         94973         $41,500.00
0000070906789     DE WITT                 1206 INFINITY ROAD       DURHAM                 NC         27712         $40,000.00
0000070906946     BRZENSKI                  8 GORDON PLACE         SCRANTON               PA         18510         $19,300.00
0000070906979     STUTTS              2407 BURNINGTREE DRIVE SE    DECATUR                AL         35603         $130,000.00
0000070907050     WELCH                      31 ST CROIX           LAGUNA NIGU            CA         92677         $242,400.00
0000070907084     BUMGARDNER              3101 CARSON STREET       BELMONT                NC         28012         $17,000.00
0000070907092     COMPTON              1841 SE LEWELLYN AVENUE     TROUTDALE              OR         97060         $35,000.00
0000070907159     KENNEDY                  100 VILLAGE AVE         DEDHAM                 MA         02026         $300,000.00
0000070907209     MITCHEM                   3 SETFAIR LANE         GREENVILLE             SC         29615         $86,255.00
0000070907233     HAYATGHAIB             5975 CHESBRO AVENUE       SAN JOSE               CA         95123         $135,000.00
0000070907266     MITCHEM                   3 SETFAIR LANE         GREENVILLE             SC         29615         $19,905.00
0000070907308     HOFFMAN                 332 WALGROVE ROAD        REISTERSTOW            MD         21136         $90,100.00
0000070907316     PRIETO                 2720 SW 64TH TERRACE      MIRAMAR                FL         33023         $98,400.00
0000070907720     SKLARCIK                 13818 NICE LANE         ODESSA                 FL         33556         $11,000.00
0000070907811     RANDOLPH             2170 WEST ONTARIO STREET    SANDPOINT              ID         83864         $135,500.00
0000070907902     BRYSON                7382 WEST CANDIS DRIVE     MAGNA                  UT         84044         $29,000.00
0000070908124     JONES                    3501 ESSEX ROAD         BALTIMORE              MD         21207         $91,750.00
0000070908132     STRINGER               12706 SIGNET AVENUE       CLEVELAND              OH         44120         $47,000.00
0000070908165     PHILLIPS                  7 PENNY STREET         BINGHAMTON             NY         13901         $254,400.00
0000070908231     GRILLO                    510 BIRCH WAY          NEW KENSING            PA         15068         $32,600.00
0000070908249     SCHOR                    6379 KELLY ROAD         FLUSHING               MI         48433         $68,700.00
0000070908298     GRAFF                   1003 BURTON AVENUE       WATERLOO               IA         50703         $33,384.00
0000070908348     FULLER                   13300 LONG VIEW         DETROIT                MI         48213         $52,000.00
0000070908355     ARNDT                3868 EAST HAMMOND AVENUE    CUDAHY                 WI         53110         $104,000.00
0000070908397     FULLER                    13300 LONGVIEW         DETROIT                MI         48213         $13,000.00
0000070908413     SEAMON                    56 LAUREL ROAD         WINDSOR LOC            CT         06096         $88,000.00
0000070908454     SEAMON                    56 LAUREL ROAD         WINDSOR LOC            CT         06096         $22,000.00
0000070908462     DIAZ                     3 MOCCASIN TRAIL        TRABUCO CAN            CA         92679         $34,000.00
0000070908538     ORTIZ                    ROUTE 5 BOX 346         SANTE FE               NM         87501         $75,000.00
0000070908553     EDWARDS                        RT 7              PALMYRA                VA         22963         $36,000.00
0000070908629     SPRINGER              517 FOND DU LAC DRIVE      STONE MOUNT            GA         30083         $103,200.00
0000070908785     PIERCE                  3690 HILLARY COURT       SANTA ROSA             CA         95403         $41,000.00
0000070908850     JAMES                 1006 WOLF CREEK ROAD S     PELL CITY              AL         35125         $123,250.00
0000070908868     THOMAS              3761 CHESTNUT RIDGE CIRCL    BIRMINGHAM             AL         35216         $137,700.00
0000070909023     JOHNSON              4013 JEFFERSON WOODS DR     POWHATAN               VA         23139         $14,657.00
0000070909122     COX                        RR2 BOX 705           MILTON                 DE         19968         $28,000.00
0000070909197     SCHMIDT                984 CONEFLOWER COURT      EAGAN                  MN         55123         $39,000.00
0000070909502     JUSTIN                   1347 5TH AVENUE         LOS ANGELES            CA         90019         $300,000.00
0000070909577     TASCHE               1102 BELLOW FALLS DRIVE     O FALLON               MO         63366         $38,000.00
0000070909619     EDWARDS                9533 WHITEHURST ROAD      OWINGS MILL            MD         21117         $224,950.00
0000070909866     JARVIS                 4221 KIMSTEAD DRIVE       QUINCY                 IL         62301         $66,300.00
0000070910096     CAMPAU                 17731 CHESTER STREET      DETROIT                MI         48224         $53,000.00
0000070910104     JACOBSON               314 WEST MAPLE STEET      STURGEON BA            WI         54235         $67,575.00
0000070910351     TURNER                 8424 25TH AVENUE SW       SEATTLE                WA         98106         $82,000.00
0000070910401     LEAL                   3857 KENMORE AVENUE       BALDWIN PAR            CA         91706         $80,000.00
0000070910419     TURNER                 8424 25TH AVENUE SW       SEATTLE                WA         98106          $4,800.00
0000070910500     MOGGADAM                  84 LAS FLORES          ALISO VIEJO            CA         92656         $25,000.00
0000070910591     RATZ                7743 PADDINGTON LANE WEST    INDIANAPOLI            IN         46268         $108,000.00
0000070910609     LEHMAN               18272 CORAL ISLES DRIVE     BOCA RATON             FL         33498         $123,200.00
0000070910625     HORNER                     BOX 324 LANE          CENTRE HALL            PA         16828         $38,000.00
0000070910674     MOORE                   4206 OAKHILL DRIVE       TERRY                  MS         39170         $38,500.00
0000070910708     BASS                  1910 N RIVERDALE ROAD      AVON PARK              FL         33825         $60,000.00
0000070910823     BOERS                   436 DAYTON STREET        AKRON                  OH         44310         $53,760.00
0000070910880     CORS                     3 COFFMAN CIRCLE        HAMPTON                VA         23669         $97,200.00
0000070910922     MULLEN                  1375 LUPINE COURT        CONCORD                CA         94521         $20,000.00
0000070910930     COLEMAN                55 WEST SIXTH STREET      OSWEGO                 NY         13126         $31,800.00
0000070911102     BALDWIN                 34 DILLINGHAM WAY        HANOVER                MA         02339         $179,000.00
0000070911532     SIGNORELLO               9 OLYMPIA CIRCLE        NASHUA                 NH         03062         $108,000.00
0000070911664     SIGNORELLO               9 OLYMPIA CIRCLE        NASHUA                 NH         03062         $27,000.00
0000070911698     HALL                    175 LACEY OAK LANE       LOGANVILLE             GA         30052         $33,000.00
0000070911714     ROMAN                    15 BENSON STREET        WORCESTER              MA         01604         $15,000.00
0000070911896     MAXX                   2800 HIGHVIEW AVENUE      ALTADENA               CA         91001         $225,000.00
0000070911946     JOHNSON             6224 GRAND CYPRESS CIRCLE    LAKE WORTH             FL         33463         $170,000.00
0000070911987     RIGLEY                3375 E LITCHFIELD ROAD     JONESVILLE             MI         49250         $86,400.00
0000070912225     MILLER                6352 GREEN OAKS CIRCLE     BRADENTON              FL         34203         $25,000.00
0000070912266     EMMONS                 190 GREENPOND FARMS       GRAY COURT             SC         29645         $60,300.00
0000070912357     HOWARD                  5149 SW 26TH DRIVE       PORTLAND               OR         97201         $121,600.00
0000070912423     ZEINEDDINE            11953 ASPEN VIEW COURT     SAN DIEGO              CA         92128         $292,000.00
0000070912498     SYPOLT                  4641 EAST C STREET       TACOMA                 WA         98404         $78,750.00
0000070912514     ST GEORGE               10 GLENVIEW AVENUE       SOUTHBRIDGE            MA         01550         $57,100.00
0000070912589     DE LAPPE               11228 SE 325TH COURT      AUBURN                 WA         98092         $160,400.00
0000070912597     ZEINEDDINE            11953 ASPEN VIEW COURT     SAN DIEGO              CA         92128         $73,000.00
0000070912605     DE LAPPE               11228 SE 325TH COURT      AUBURN                 WA         98092         $40,100.00
0000070912662     GANCHEV              10215 CHRYSANTHEMUM LANE    LOS ANGELES            CA         90077         $150,000.00
0000070912746     FETTERS                2460 DEERCREEK BLVD       DEERFIELD B            FL         33442         $42,000.00
0000070912753     HORNER                 200 LONG SWAMP ROAD       NEW EGYPT              NJ         08533         $16,000.00
0000070912761     LAHEY                   23245 LINNE DRIVE        CLINTON TOW            MI         48035         $94,300.00
0000070912779     MCCOWAN             470 WEST WASHINGTON AVENU    MYERSTOWN              PA         17067         $94,500.00
0000070912829     HARRIS                   24 ALFRED COURT         GLASSBORO              NJ         08028         $28,000.00
0000070912845     FRANCO                  1360 S OCEAN BLVD        POMPANO BEA            FL         33062         $116,250.00
0000070912860     FRANCO                1360 S OCEAN BLVD 607      POMPANO BEA            FL         33062         $23,250.00
0000070912878     SCHRENK                 905 ACADIA AVENUE        LAFAYETTE              CO         80026         $31,000.00
0000070912985     ELBURN               5607 CHRISTIE AVENUE SE     KENTWOOD               MI         49508         $110,250.00
0000070912993     ZAVADIL                 5815 MORGAN PLACE        STOCKTON               CA         95219         $10,000.00
0000070913116     CARLSON                  67733 LAKE TRAIL        LAKEVILLE              IN         46536         $70,000.00
0000070913140     THOMPSON                22926 126TH PL SE        KENT                   WA         98031         $100,000.00
0000070913249     FLAMAND                  241 PAINE STREET        BELLINGHAM             MA         02019         $133,450.00
0000070913298     GIBBS                  6453 WEST 83RD PLACE      ARVADA                 CO         80003         $42,000.00
0000070913306     USUAL                 2992 NOMINI HALL ROAD      HAGUE                  VA         22469         $50,000.00
0000070913454     FOSTER              1899 SOUTH FLETCHER AVENU    FERNANDINA             FL         32034         $106,760.00
0000070913504     SMURTHWAITE              1571 PORK STREET        SKANEATELES            NY         13152         $19,000.00
0000070913538     JONES                723 WEST NARROWAY STREET    BENTON                 AR         72015         $101,150.00
0000070913553     RICE                     5022 JENNY LANE         PENSACOLA              FL         32507         $20,000.00
0000070913603     GADLIN                 2224 NW 170 TERRACE       MIAMI                  FL         33056         $72,000.00
0000070913710     GESSLER                   2710 YALE LANE         BOYNTON BEA            FL         33426         $55,800.00
0000070913744     ROSSO                  48 MAXSON HILL ROAD       ASHAWAY                RI         02804         $148,000.00
0000070913801     FULLER                   1025 15TH ST NE         SALEM                  OR         97301         $74,350.00
0000070913868     BISHOP                  104 SYCAMORE DRIVE       GREENVILLE             SC         29607         $40,000.00
0000070913926     KUPKE                 109 WESTMINSTER DRIVE      KEY LARGO              FL         33037         $148,000.00
0000070914213     CHANDLER              2128 COUNTY ROAD #115      SECTION                AL         35771         $56,100.00
0000070914296     JACKSON                4709 SARGENT ROAD NE      WASHINGTON             DC         20017         $80,000.00
0000070914460     KAYLER                 11211 SE MATHER ROAD      CLACKAMAS              OR         97015         $120,000.00
0000070914528     VALDES                  5801 SW 95TH COURT       MIAMI                  FL         33173         $136,800.00
0000070914585     PAOLINI               50 CRAWLEY FALLS ROAD      EXETER                 NH         03833         $108,000.00
0000070914791     BROWN                    309 OSLIN DRIVE         TUSKEGEE               AL         36083         $33,600.00
0000070914809     MICHAELS                   480 SULLIVAN          BRAIDWOOD              IL         60408         $70,000.00
0000070914874     LEWIS                 18153 S BOGYNSKI ROAD      OREGON CITY            OR         97045         $55,000.00
0000070915020     DUSSIA                   2310 38TH STREET        ALLEGAN                MI         49010         $72,000.00
0000070915095     QUAST                  1326 DUNMORE CIRCLE       CLEARWATER             MN         55320         $55,000.00
0000070915228     FUIT                855 PINE FOREST TRAIL WES    PORT ORANGE            FL         32127         $55,450.00
0000070915525     PHILLIPS                 29041 BONARR AVE        WINSTON SAL            NC         27105         $48,000.00
0000070915616     FULLER               4182 HARRIS SPRINGS ROAD    CROSS HILL             SC         29332         $65,000.00
0000070915657     RODRIQUEZ               50 S WATER STREET        LANCASTER              PA         17603         $35,700.00
0000070915749     HAMILTON            3921 SOUTHWEST 106TH TERR    DAVIE                  FL         33328         $36,000.00
0000070915764     WILLIAMS               713 715 REID STREET       MONTGOMERY             AL         36105         $20,000.00
0000070915772     JOHNSON                 903 BEECHER STREET       LOUISVILLE             KY         40215         $27,000.00
0000070915798     WILSON                 334 FARM HOUSE LOOP       LEXINGTON              SC         29072         $98,808.00
0000070915863     PRZYBYLSKI             260 LYNNFIELD STREET      PEABODY                MA         01960         $69,500.00
0000070915897     WILSON                 7124 LIPSCOMB DRIVE       WILMINGTON             NC         28412         $188,800.00
0000070915905     AMADOR                  4726 COLLIS AVENUE       LOS ANGELES            CA         90032         $30,000.00
0000070915921     WHELCHEL                2807 GINGER COURT        SACRAMENTO             CA         95826         $140,400.00
0000070916010     MIELCHEN            1015 KNOW ROAD 2030 NORTH    GALESBURG              IL         61401         $15,200.00
0000070916077     DI FALCO              145 BRUSH NECK AVENUE      WARWICK                RI         02886         $72,000.00
0000070916234     LOW                   19355 SW 197TH AVENUE      MIAMI                  FL         33187         $245,000.00
0000070916275     STEPHENSON             665 FERNBROOKS DRIVE      DECATUR                GA         30031         $91,000.00
0000070916408     SCHELLINGER             6108 CHELTON DRIVE       OAKLAND                CA         94611         $97,450.00
0000070916630     GUYMON                5128 SE TOLMAN STREET      PORTLAND               OR         97206         $68,250.00
0000070916846     MC WHORTER              961 ORIOLE AVENUE        MIAMI SPRIN            FL         33166         $128,700.00
0000070916911     DELL                     349 DELAWARE RD         BLAIRSTOWN             NJ         07825         $148,750.00
0000070916986     MAXWELL             3160 MOUNTAIN BROOK TRAIL    WINSTON SAL            NC         27105         $48,500.00
0000070917000     GLASGOW                6102 IVAWOOD AVENUE       BARTLETT               TN         38134         $122,850.00
0000070917034     SMITH                   1001 ASTON CIRCLE        BURNSVILLE             MN         55337         $16,947.00
0000070917042     ROSSO                  48 MAXSON HILL ROAD       ASHAWAY                RI         02804         $37,000.00
0000070917067     ELLIOTT                 26112 PASEO MINERO       SAN JUAN CA            CA         92675         $127,500.00
0000070917265     WILLIAMS                7604 NORMANDY ROAD       HYATTSVILLE            MD         20785         $70,000.00
0000070917307     WARNER                   13 RONDACK ROAD         MIDDLETOWN             NY         10941         $126,000.00
0000070917323     ALMADA                3129 NORTH DORA STREET     FRANKLIN PA            IL         60131         $41,400.00
0000070917349     FEELEY                    12 CASEY LANE          COVENTRY               RI         02816         $126,160.00
0000070917448     ADDERLEY                 526 NW 10 AVENUE        BOYNTON BEA            FL         33435         $44,000.00
0000070917471     ENCINAS                 12003 GARD AVENUE        NORWALK                CA         90650         $132,000.00
0000070917588     FAULK                 5527 TENNESSEE AVENUE      SAINT LOUIS            MO         63111         $83,300.00
0000070917612     FEELEY                    12 CASEY LANE          COVENTRY               RI         02816         $31,540.00
0000070917869     MCCANE                  6310 SKYLINE COURT       SPRING HILL            FL         34606         $11,140.00
0000070917976     JETMAR                 122 SPRINGCREEK LANE      WILMINGTON             NC         28411         $140,000.00
0000070918016     PALANZA                   5 MARSHALL ST          PIEDMONT               SC         29673         $36,800.00
0000070918024     MIENCIER              3721 DILLINGHAM AVENUE     MODESTO                CA         95357         $19,100.00
0000070918057     JOHNSON                  2824 42ND AVENUE        TUSCALOOSA             AL         35401         $15,000.00
0000070918578     MANOVICH                64 BLACK TWIG ROAD       LINDEN                 VA         22642         $120,600.00
0000070918776     WHEELER                706 DRIFTWOOD DRIVE       EUGENE                 OR         97402         $102,400.00
0000070918784     WHEELER                706 DRIFTWOOD DRIVE       EUGENE                 OR         97402         $25,600.00
0000070918792     GRIFFIN                2313 BENNETT AVENUE       COLORADO SP            CO         80909         $108,800.00
0000070918826     GRIFFIN                2313 BENNETT AVENUE       COLORADO SP            CO         80909         $27,200.00
0000070918883     UNDERWOOD            12259 BUCKINGHAM AVENUE     BATON ROUGE            LA         70815         $98,400.00
0000070918917     UNDERWOOD            12259 BUCKINGHAM AVENUE     BATON ROUGE            LA         70815         $12,300.00
0000070919113     JOHNSON                  3517 LEIGH LANE         FLORENCE               SC         29505         $52,500.00
0000070919477     BARE                       1555 S 725 W          YORKTOWN               IN         47396         $75,000.00
0000070919667     VELAZQUEZ              5701 PINEWOOD AVENUE      WEST PALM B            FL         33407         $68,850.00
0000070920111     JACKSON             1009 BELVEDERE CIRCLE EAS    MOBILE                 AL         36606         $86,400.00
0000070920129     DUNSTAN                   633 RHINE LANE         COSTA MESA             CA         92626         $45,500.00
0000070920137     URCAN                    5 HILLSIDE LANE         WALLINGFORD            CT         06492         $78,200.00
0000070920228     ANDRADE             3224 NE HAPPY HOLLOW ROAD    TOPEKA                 KS         66617         $22,077.00
0000070920525     BERGSTEIN           510 530 DUBOIS AVENUE 10C    VALLEY STRE            NY         11581         $78,000.00
0000070920715     WALKER                 5306 1ST AVENUE EAST      TUSCALOOSA             AL         35401         $29,400.00
0000070920855     WOOD                 1040 CYPRESS CHAPEL ROAD    SUFFOLK                VA         23434         $15,000.00
0000070921002     SHEETZ                  132 LIBERTY AVENUE       CARLISLE               PA         17013         $63,750.00
0000070921028     FIRMANI                362 LAKE CREST COURT      WESTON                 FL         33326         $185,400.00
0000070921044     GALLAGHER             8330 BUCKEYE GLEN LANE     HUMBLE                 TX         77338         $56,015.00
0000070921168     WORTHAM                 381 5TH STREET S W       NAPLES                 FL         34117         $17,000.00
0000070921200     ARTURA                  BOX 11 19TH STREET       WADING RIVE            NY         11792         $40,000.00
0000070921358     RIVERA                 9001 S W 94TH STREET      MIAMI                  FL         33176         $34,400.00
0000070921499     KAUFFMAN                5757 SW 89TH LANE        COOPER CITY            FL         33328         $100,000.00
0000070921523     BRUNDIDGE             2332 NORTH TAYLOR ROAD     CLEVELAND H            OH         44112         $79,000.00
0000070921531     EGGETT                1949 TOURNAMENT DRIVE      APOPKA                 FL         32712         $25,650.00
0000070921564     COLLEY                  3995 MONROE AVENUE       HAMBURG                NY         14075         $111,000.00
0000070921689     ORNE                      204 LINCOLN ST         FITCHBURG              MA         01420         $11,500.00
0000070921713     DOYLE                  4331 SW 147TH PLACE       MIAMI                  FL         33185         $104,000.00
0000070921721     SHEPHERD              1236 W ALLEGAN STREET      LANSING                MI         48915         $34,000.00
0000070921788     OTU                  11 CHRISTINA WOODS COURT    NEWARK                 DE         19702         $30,000.00
0000070921853     KURTZ                  1028 34TH AVENUE NW       SALEM                  OR         97304         $58,000.00
0000070921887     SHIN                 18546 CHERRY LAUREL LANE    GAITHERSBUR            MD         20879         $40,000.00
0000070921911     WILKINSON              4560 45TH STREET NE       TACOMA                 WA         98422         $45,000.00
0000070921945     RODRIGUEZ              3455 WEST 2ND AVENUE      HIALEAH                FL         33012         $85,000.00
0000070922174     ROBINSON                 21 LINDEN STREET        NORWALK                CT         06851         $113,000.00
0000070922588     KARP                    26901 POPPY PLACE        MISSION VIE            CA         92692         $27,300.00
0000070922760     D ERCOLE                193 ELBERT STREET        RAMSEY                 NJ         07446         $130,000.00
0000070922851     WILSON                 722 BEACHVIEW AVENUE      UNION BEACH            NJ         07735         $45,000.00
0000070922893     NOE                       5 JARVIS ROAD          MARS HILL              NC         28754         $13,500.00
0000070922943     TEER                     6510 HIGHWAY 49         COLUMBIANA             AL         35051         $63,700.00
0000070922976     SIMMS                 6607 PEPPERIDGE DRIVE      SAINT LOUIS            MO         63134         $72,450.00
0000070923172     SINGLETARY              2405 THERESA DRIVE       DURHAM                 NC         27707         $11,000.00
0000070923198     PERKINS                5915 WHITESTONE LANE      SUWANEE                GA         30174         $286,000.00
0000070923255     HIDALGO               1471 JERUSALEM AVENUE      NORTH MERRI            NY         11566         $30,000.00
0000070923446     HINCH                    5202 AIREYS ROAD        CAMBRIDGE              MD         21613         $39,000.00
0000070923511     BROWNE                10361 WINDSTREAM DRIVE     COLUMBIA               MD         21044         $30,000.00
0000070923644     PARSON               2267 NORTH ELMIRA STREET    AURORA                 CO         80010         $103,500.00
0000070923701     FAIRCHILD              6520 CABERNET DRIVE       HOLLISTER              CA         95023         $45,000.00
0000070923743     O'HARA                   774 AMWELL ROAD         HILLSBOROUG            NJ         08853         $60,000.00
0000070923750     WADDELL                3367 MOORLAND AVENUE      SANTA ROSA             CA         95403         $158,400.00
0000070923784     SPIKES                      1239 DEANE           FAYETTEVILL            AR         72703         $50,400.00
0000070923800     BHAKTA                   1389 MIDVALE AVE        LOS ANGELES            CA         90024         $112,125.00
0000070923818     KEATING             4700 MASSACHUSETTES AVENU    WASHINGTON             DC         20016         $68,100.00
0000070924089     MCCURDY                 332 5TH STREET SE        HICKORY                NC         28602         $21,800.00
0000070924121     PICCILLO                29 PENINSULA ROAD        MILLINGTON             NJ         07946         $122,300.00
0000070924147     ALLISON                  8E SABATTUS ROAD        LOVELL                 ME         04016         $12,500.00
0000070924162     MARCH                  3307 GREENWOOD LANE       ST CHARLES             IL         60175         $45,000.00
0000070924444     REID                 4623 WEST TILLER AVENUE     ORANGE                 CA         92868         $22,500.00
0000070924469     COOKE                  9827 CRANLEIGH DRIVE      GRANITE BAY            CA         95746         $60,000.00
0000070924550     PENNIMAN                111 BURRAGE STREET       LUNENBURG              MA         01462         $167,900.00
0000070924634     JACKSON               1828 NORTH 20TH STREET     GRAND JUNCT            CO         81501         $20,000.00
0000070924659     LEWIS                   14 TRIMBLE STREET        GARNERVILLE            NY         10923         $156,000.00
0000070924667     JONES                  910 BALTIMORE STREET      MOBILE                 AL         36605         $22,400.00
0000070924956     BAKER               11005 CARMEL CROSSING ROA    CHARLOTTE              NC         28226          $7,500.00
0000070925078     ALLEN                 11446 SOUTH VINCENNES      CHICAGO                IL         60643          $8,300.00
0000070925094     FIRMANI                362 LAKE CREST COURT      WESTON                 FL         33326         $46,350.00
0000070925292     STEELE                 816 THORNDALE STREET      INDIANAPOLI            IN         46214         $32,000.00
0000070925755     SCHEFFLER             1 N 120 TAMARACK DRIVE     WINFIELD               IL         60190         $50,500.00
0000070925870     WESTERMAN             31 RIVERVIEW BOULEVARD     METHUEN                MA         01844         $34,000.00
0000070925938     DEGASPERIS            2226 WALTHAM PLACE SW      CANTON                 OH         44706         $16,500.00
0000070925979     LAW                 LOT 46 EST SILVERHAWK PLA    VALENCIA               CA         91354         $34,700.00
0000070926092     MOOSE                   1079 GRAHAM STREET       CLAREMONT              NC         28610         $114,750.00
0000070926159     PFEFFER               3051 ARBOR GLEN COURT      CORONA                 CA         91719         $25,000.00
0000070926209     FENWICK                1608 PACIFIC AVENUE       CAPITOL HEI            MD         20743         $73,100.00
0000070926225     BARNES                  76 NW 97TH STREET        MIAMI SHORE            FL         33150         $148,500.00
0000070926282     BARNES                  76 NW 97TH STREET        MIAMI SHORE            FL         33150         $16,500.00
0000070926332     SCHMID                  3412 NEWPORT DRIVE       CHESAPEAKE             VA         23321         $14,300.00
0000070926373     GUZA                     1809 POLK DRIVE         HUNTSVILLE             AL         35801         $15,000.00
0000070926407     COOPER                  128 CHARMWOOD LANE       WINCHESTER             VA         22602         $100,000.00
0000070926449     CASH                   205 EAST APOLLO ROAD      GARLAND                TX         75040         $101,700.00
0000070926647     CHADWICK                  RR1 BOX 1288A          STROUDSBURG            PA         18360         $115,200.00
0000070926670     COPPOLA                  435 EVERS STREET        BRIDGEPORT             CT         06610         $68,800.00
0000070926738     HARN                   1450 100TH STREET SW      BYRON CENTE            MI         49315         $159,000.00
0000070926829     MOMPOINT                796 MAYAPPLE COURT       BIRMINGHAM             AL         35244         $50,000.00
0000070927108     GRAYSON                  1564 ACORN COURT        LOMBARD                IL         60148         $153,000.00
0000070927124     SCHILL                   705 ARTIC AVENUE        CAPE MAY               NJ         08204         $55,000.00
0000070927207     PAGE                     14004 NORTH POLK        ALEXANDER              AR         72002         $100,800.00
0000070927223     PAGE                     14004 NORTH POLK        ALEXANDER              AR         72002         $12,600.00
0000070927231     CAREY                    281 LAMPMAN ROAD        BROADALBIN             NY         12025         $50,600.00
0000070927256     BREWER              11812 KINGSWOOD BOULEVARD    FREDERICKSB            VA         22408         $30,000.00
0000070927272     BARRON                    11009 AVENUE D         CHICAGO                IL         60617          $8,350.00
0000070927298     FRENCH                    721 IVA COURT          EIGHT MILE             AL         36613         $22,400.00
0000070927322     HEARN                 6535 23RD STREET NORTH     OAKDALE                MN         55128         $113,200.00
0000070927413     MORENO                14553 FARMCREST PLACE      SILVER SPRI            MD         20905         $100,000.00
0000070927421     WEISS                 110 CHIMNEY WALK COURT     LAWRENCEVIL            GA         30024         $10,000.00
0000070927462     STARK                 1405 MARION GREEN ROAD     FLORENCE               SC         29506         $29,500.00
0000070927470     DANIELS                 2830 NW 174 STREET       OPA LOCKA              FL         33056         $65,250.00
0000070927496     EDMUNDSON              98068 RIVENDELL LANE      BROOKINGS              OR         97415         $40,000.00
0000070927512     GOLDEN                   121 HART STREET         LANTANA                FL         33462         $45,000.00
0000070927546     BILBIE                  4224 ARNOLD AVENUE       LOWER BURRE            PA         15068         $58,300.00
0000070927561     OEHLERKING          6630 EAST SWEETWATER AVEN    SCOTTSDALE             AZ         85254         $15,500.00
0000070927587     SCHMIDT                 113 NE 11TH STREET       DELRAY BEAC            FL         33444         $20,000.00
0000070927603     DOSCH                  23090 FOXTAIL DRIVE       YORBA LINDA            CA         92887         $50,000.00
0000070927611     SWANSON               1000 E ANDERSON STREET     ORLANDO                FL         32801         $36,500.00
0000070927637     REMARK                 3470 23RD AVENUE SW       NAPLES                 FL         34117         $204,000.00
0000070927652     HOMON                    201 PEARL STREET        WINCHENDON             MA         01475         $15,000.00
0000070927686     STOUDT                   640 TAYLOR ROAD         DOWNINGTOWN            PA         19335         $157,500.00
0000070927736     FRAZIER                111 FAIRFIELD STREET      ENGLEWOOD              NJ         07631         $129,350.00
0000070927884     SOTO                     158 HENRY STREET        MARION                 AR         72364         $13,800.00
0000070928064     MITCHELL             452 COYOTE CREEK CIRCLE     SAN JOSE               CA         95116          $8,400.00
0000070928080     MADDEN                   210 LOUIS DRIVE         HOUMA                  LA         70364         $128,000.00
0000070928098     CRABTREE              4420 FERN CREEK DRIVE      JACKSONVILL            FL         32277         $22,000.00
0000070928106     MADDEN                   210 LOUIS DRIVE         HOUMA                  LA         70364         $32,000.00
0000070928163     WYCHULIS                526 MERCER STREET        GRAND PRAIR            TX         75052         $118,800.00
0000070928197     PLIEGO                  64 STEPHAN STREET        KINGSTON               NY         12401         $70,400.00
0000070928221     PLIEGO                  64 STEPHAN STREET        KINGSTON               NY         12401         $17,600.00
0000070928254     KAAWA                    3524 ROSE AVENUE        LONG BEACH             CA         90807         $72,000.00
0000070928320     DESIMONE            213 BEDFORD FOREST AVENUE    ANDERSON               SC         29625         $68,400.00
0000070928353     BROWN                 680 TULPEHOCKEN STREET     READING                PA         19601         $38,250.00
0000070928379     DIGREGORIO          7616 EAST LOCKMONT CIRCLE    ANAHEIM                CA         92808         $50,000.00
0000070928544     BAKER                 3237 SLEEPY HILL ROAD      LAKELAND               FL         33809         $52,500.00
0000070928601     CEBALLOS              1420 S BAYSHORE DRIVE      MIAMI                  FL         33131         $20,000.00
0000070928692     SKIPWORTH             606 SOUTH CAVE STREET      TUSCUMBIA              AL         35674         $14,000.00
0000070928833     HEDGES                42 SPORT HILL PARKWAY      EASTON                 CT         06612         $45,000.00
0000070928841     SHELTON                 418 CHERRY STREET        MOUNT AIRY             NC         27030         $114,750.00
0000070928890     BLANCHARD                 18 SAVERY LANE         PLYMOUTH               MA         02360         $63,000.00
0000070929088     DELLA                9330 FORT SMALLWOOD ROAD    PASADENA               MD         21122         $130,500.00
0000070929096     SCHOFIELD                  RR2 BOX 232           FAIRMONT               MN         56031         $41,000.00
0000070929153     HAVILAND               4837 BROAD OAK DRIVE      SAINT LOUIS            MO         63128          $7,000.00
0000070929187     ALLEN                      521 TALL TOP          TALLAHASSEE            FL         32310         $68,000.00
0000070929328     MCSWAIN                376 NORTH FORK PLACE      LAKELAND               FL         33805          $7,500.00
0000070929344     STAUDY                  2808 DENNIS COURT        VALLEY SPRI            CA         95252         $16,500.00
0000070929385     WOOD                     829 DOUGHTY AVE         FRANKLIN SQ            NY         11010         $195,000.00
0000070929435     STUDEVAN                 1029 BELL AVENUE        YEADON                 PA         19050         $80,100.00
0000070929468     JORDAN                2642 SOUTH XANADU WAY      AURORA                 CO         80014         $28,000.00
0000070929484     MALONEY              2224 WEST HEROLD AVENUE     WEST PEORIA            IL         61604         $56,250.00
0000070929559     ROE                      3 PONTALBA DRIVE        LITTLE ROCK            AR         72211         $40,000.00
0000070929930     HUTCHINS             18714 NW NELSCOTT STREET    PORTLAND               OR         97229         $116,600.00
0000070930078     SISTRUNK                 2900 PLAZA DRIVE        FORESTVILLE            MD         20747         $30,430.00
0000070930110     HOBBS                    2612 NORTH WOODS        SHERMAN                TX         75092         $71,100.00
0000070930151     KARALLES                 1526 KINGS ROAD         HICKORY                NC         28602          $9,200.00
0000070930169     BREIDELL               10891 TEMPLE AVENUE       SEMINOLE               FL         33772          $8,500.00
0000070930417     KUTZLER                 1817 GILEAD AVENUE       ZION                   IL         60099         $25,000.00
0000070930573     MORRISON                420 TEMPLE STREET        WHITMAN                MA         02382         $88,000.00
0000070930615     RYAN                    8541 SW 181 STREET       MIAMI                  FL         33157         $30,000.00
0000070930763     CALLISON                 52 WOODWARD ROAD        WILMINGTON             DE         19808         $21,000.00
0000070930797     CHASE                   6528 IRONBARK LANE       LAS VEGAS              NV         89107         $13,500.00
0000070930896     PHILLIPS                  6 LANFORD ROAD         NEW CASTLE             DE         19720         $17,700.00
0000070930987     PENKALA                    15 ROWAN ST           PROVIDENCE             RI         02908         $10,000.00
0000070930995     SANBORN                  323 GILPIN ROAD         ORLAND                 ME         04472         $115,150.00
0000070931035     TAYLOR                   5 ORIOLE STREET         GREENVILLE             SC         29609         $80,000.00
0000070931068     CRARY                    258 MAGEE AVENUE        ROCHESTER              NY         14613         $25,000.00
0000070931100     SUAREZ                  5431 SW 98TH COURT       MIAMI                  FL         33165         $16,000.00
0000070931183     WASHINGTON                2035 1ST ST NW         WASHINGTON             DC         20001         $70,500.00
0000070931274     MCCORMICK            4888 SOUTHERN OAKS DRIVE    HILLSBORO              MO         63050         $30,000.00
0000070931290     LEVASSEUR              1421 SEA RIDGE DRIVE      NEWPORT BEA            CA         92660         $123,000.00
0000070931399     THEMISTOCLEO            23339 DALBEY DRIVE       SANTA CLARI            CA         91355         $360,000.00
0000070931407     RODRIGUEZ                406 CORTEZ PLACE        SANTA FE               NM         87501         $20,000.00
0000070931415     HONEYCUTT                904 BROOK STREET        BELMONT                NC         28012         $15,000.00
0000070931431     DAUGHERTY              2111 OVERLAND DRIVE       LIBERTY                MO         64068         $25,000.00
0000070931449     SIMMONS                869 DONCASTER DRIVE       PAULSBORO              NJ         08066         $19,750.00
0000070931811     WILKINSON            307 WEST LANVALE STREET     BALTIMORE              MD         21217         $66,000.00
0000070931951     DALTON                5785 ANDOVER BOULEVARD     GARFIELD HE            OH         44125         $40,000.00
0000070931977     BOOKER                  6287 CULVER DRIVE        MORROW                 GA         30260         $57,600.00
0000070932017     ALLARD                32009 199TH AVENUE SE      KENT                   WA         98042         $204,000.00
0000070932058     DI MATTEO              1829 WEST 4TH STREET      WILMINGTON             DE         19805         $42,200.00
0000070932108     HOLLOWELL                 6 LAURIE LANE          WALLINGFORD            PA         19086         $22,300.00
0000070932207     HOESL                   107 SUMMERS STREET       OYSTER BAY             NY         11771         $144,700.00
0000070932231     ROBINSON              21 SOUTH HIGHLAND ROAD     TRURO                  MA         02666         $154,000.00
0000070932298     FREEMAN               6501 FLORAL PARK ROAD      BRANDYWINE             MD         20613         $33,000.00
0000070932306     FREEMAN               6501 FLORAL PARK ROAD      BRANDYWINE             MD         20613         $132,000.00
0000070932355     BLAKE                 4811 GREEN CREST ROAD      BALTIMORE              MD         21206         $47,000.00
0000070932371     BUSH                  469 WELLINGTON STREET      MOBILE                 AL         36617         $44,625.00
0000070932413     MADRID              1256 EAST PALO VERDE STRE    GILBERT                AZ         85296         $63,000.00
0000070932629     SOUTH                  809 CAMBRIDGE DRIVE       WINFIELD               AL         35594         $157,500.00
0000070932801     FLOWERS                5613 HIGHGATE DRIVE       BALTIMORE              MD         21215         $60,750.00
0000070932900     BAILEY                   1921 BOAS STREET        HARRISBURG             PA         17103         $45,000.00
0000070932942     MCNABB              9212 SOUTH SMOKETREE LANE    VILLA PARK             CA         92861         $117,000.00
0000070933031     HELMUTH                 19 INDIAN RUN ROAD       BELLINGHAM             MA         02019         $36,000.00
0000070933163     THOMAS                14317 HARRISON STREET      LIVONIA                MI         48154         $105,200.00
0000070933221     THOMAS                14317 HARRISON STREET      LIVONIA                MI         48154         $13,000.00
0000070933262     MUNTZ                  133 PLEASANTON DRIVE      DOVER                  DE         19901         $220,000.00
0000070933288     JACOBSON              1775 SUMMITT AVENUE NW     SALEM                  OR         97304         $56,400.00
0000070933304     EDGERTON                1740 CONGAREE ROAD       HOPKINS                SC         29061         $70,200.00
0000070933312     MUNTZ                  133 PLEASANTON DRIVE      DOVER                  DE         19901         $55,000.00
0000070933403     RUSSELL                  941 SALZEDO AVE         SAINT AUGUS            FL         32086         $17,000.00
0000070933494     GRIFFIN               1015 OLD DIXIE HIGHWAY     CALLAHAN               FL         32011         $36,000.00
0000070933569     ALLRED                    11172 KAY LANE         HANFORD                CA         93230         $102,400.00
0000070933577     STRANGE               220 WEST COOVER STREET     MECHANICSBU            PA         17055         $43,920.00
0000070933650     MERRILL                 1907 HERRING PLACE       FLORENCE               SC         29506         $60,000.00
0000070933957     BOLOGNA                 1174 OAK VIEW WAY        ESCONDIDO              CA         92029         $62,000.00
0000070934112     ALEXIS                20818 124TH AVENUE SE      KENT                   WA         98042         $34,750.00
0000070934591     NANEZ                   1873 SCHOEN STREET       BALDWIN                NY         11510         $45,000.00
0000070934609     STRANGE               220 WEST COOVER STREET     MECHANICSBU            PA         17055         $10,980.00
0000070934690     VAN DYKE                 4113 34TH AVENUE        MOLINE                 IL         61265         $72,750.00
0000070934716     LINDELL                 4324 GUAVA AVENUE        SEAL BEACH             CA         90740         $95,200.00
0000070934864     MCCARTNEY                5 ABBINGTON LANE        WASHINGTON             NJ         08080          $9,550.00
0000070935028     STATON                  925 NW DALE AVENUE       PORTLAND               OR         97229         $15,000.00
0000070935101     WARD                     105 GORDON COURT        SUMMERVILLE            SC         29483         $68,500.00
0000070935309     COLWICK               18342 E HILLCREST AVE      VILLA PARK             CA         92861         $92,250.00
0000070935366     RICKETTS                800 NW 6TH AVENUE        POMPANO BEA            FL         33060         $43,000.00
0000070935507     WHELAN                   118 HARVIN ROAD         UPPER DARBY            PA         19082         $63,000.00
0000070935564     PASSINAULT          17963 NORTH SHORE ESTATES    SPRING LAKE            MI         49456         $81,500.00
0000070935580     PORTER                  2600 EBRIGHT ROAD        WILMINGTON             DE         19810         $112,400.00
0000070935689     TRAYNHAM LOG            1003 COWFORD ROAD        HALIFAX                VA         24558         $48,000.00
0000070935754     PEARSON                2320 EGGLESTON ROAD       ROCKFORD               IL         61108         $61,600.00
0000070935762     PEABODY                  62 BRITTANY ROAD        SPRINGFIELD            MA         01151         $68,000.00
0000070935853     EPPS                    57 BRISA DEL LAGO        RANCHO SANT            CA         92688         $47,000.00
0000070935895     DUNCAN                  528 MORELEY AVENUE       AKRON                  OH         44320         $115,700.00
0000070935960     CASIELLO                2104 CRESCENT OAK        IRVINE                 CA         92618         $144,750.00
0000070936018     ROULHAC                 405 JERSEY STREET        BUFFALO                NY         14213         $37,000.00
0000070936141     INGRAM                8268 CONSTANTINE DRIVE     HUNTINGTON             CA         92646         $16,000.00
0000070936166     CASAMASSA                  26 GAIL ROAD          MORRIS PLAI            NJ         07950         $60,000.00
0000070936232     MICHAEL                424 102ND AVENUE NE       BELLEVUE               WA         98004         $133,200.00
0000070936240     MICHAEL                424 102ND AVENUE NE       BELLEVUE               WA         98004         $16,650.00
0000070936596     LABARGE             5209 EAST BRIARWOOD AVENU    LITTLETON              CO         80122         $148,800.00
0000070936646     SIMPSON               517 WASHINGTON STREET      CLARENDON              AR         72029         $37,800.00
0000070936687     FAZZIO                  57 40 64TH STREET        MASPETH                NY         11378         $40,000.00
0000070936703     HENSLEY                 640 EDWARDS AVENUE       LIBERAL                KS         67901         $116,800.00
0000070936737     KELLY                  930 NORTH 10TH EAST       MOUNTAIN HO            ID         83647         $70,550.00
0000070936984     KNARR                  3084 BROOKSTONE ROAD      FESTUS                 MO         63028         $162,000.00
0000070937016     THOMAS                 648 KNOLLWOOD DRIVE       CARY                   IL         60013         $45,000.00
0000070937040     SIMONS                    704 BARR ROAD          LEXINGTON              SC         29072         $57,600.00
0000070937099     FLOERCHINGER         18281 BERTA CANYON ROAD     SALINAS                CA         93907         $50,000.00
0000070937123     MATAS                 3424 PARK STREET NORTH     SAINT PETER            FL         33710         $10,000.00
0000070937131     TIPTON              3466 SOUTH GRANADA AVENUE    SPRING VALL            CA         91977         $38,000.00
0000070937149     MACKEY                  309 MONTROSE DRIVE       MCDONOUGH              GA         30253         $11,000.00
0000070937230     LEACH                   2624 REDWOOD LANE        LINN VALLEY            KS         66040         $70,000.00
0000070937404     WADE                  5141 33RD STREET NORTH     ARLINGTON              VA         22207         $25,000.00
0000070937420     GILMORE                  1205 DRUM AVENUE        CAPITOL HEI            MD         20743         $97,750.00
0000070937438     RUFF                    262 LEICESTER HWY        ASHEVILLE              NC         28806         $14,200.00
0000070937453     HILL                     248 SCOTT STREET        ATLANTA                GA         30314         $17,100.00
0000070937560     HOPKINS                  75 MICHAEL DRIVE        CRANSTON               RI         02910         $115,200.00
0000070937578     GRIFFIN                   19 HAVEN DRIVE         SAVANNAH               GA         31406         $27,850.00
0000070937586     SIERRA FRANC           428 SPRINGHOUSE ROAD      KING OF PRU            PA         19406         $94,300.00
0000070937602     RICE                     938 12TH STREET         SANTA MONIC            CA         90403         $90,250.00
0000070937636     COATES                  8710 KELSO TERRACE       GAITHERSBUR            MD         20877         $20,000.00
0000070937651     LAREDO                   1602 SOUTH ADAMS        TUCUMCARI              NM         88401         $20,000.00
0000070937743     BLACK                  5327 WHITNEY STREET       JACKSONVILL            FL         32277         $60,000.00
0000070937883     JARRETT                3216 ROCKINGHAM ROAD      HIGH POINT             NC         27265         $72,400.00
0000070937933     VAIL                   13700 SPRING STREET       BURTON VILL            OH         44021         $47,838.00
0000070937974     CHRISTENSEN            3868 HACKETT AVENUE       LONG BEACH             CA         90808         $41,000.00
0000070938022     RODRIGUEZ                1006 RIVERTON RD        RIVERTON               NJ         08077         $171,000.00
0000070938089     LIEROP                1931 RHODODENDRON WAY      BELLINGHAM             WA         98226         $161,600.00
0000070938147     BENTON                     29 SUNFLOWER          IRVINE                 CA         92714         $30,000.00
0000070938162     KNOBLOCK               2125 MONOSTORY COURT      PITTSBURG              CA         94565         $25,000.00
0000070938220     SCHEKALL                635 MALARIN AVENUE       SANTA CLARA            CA         95050         $75,000.00
0000070938279     BREZDEN                 17661 FALKIRK LANE       HUNTINGTON             CA         92649         $155,100.00
0000070938287     GRAY                  5515 202ND STREET CT E     SPANAWAY               WA         98387         $20,400.00
0000070938295     GRAY                  5515 202ND STREET CT E     SPANAWAY               WA         98387         $81,600.00
0000070938337     GAVINA                   150 LAUREL ROAD         NEW CITY               NY         10956         $204,000.00
0000070938345     JARRETT                3216 ROCKINGHAM ROAD      HIGH POINT             NC         27265         $13,575.00
0000070938386     LEE                   7020 BARRINGTON COURT      WOODRIDGE              IL         60517         $29,600.00
0000070938394     BYRD                      2017 E PRAIRIE         SAINT LOUIS            MO         63107         $24,500.00
0000070938683     MC GEE               19050 VISTA DE MONTANAS     MURRIETA               CA         92562         $400,000.00
0000070938733     SMITH               211 WEST OAK DRIVE EXTENT    HONEA PATH             SC         29654         $56,950.00
0000070938774     JORDAN                   89 FLEMING ROAD         VINCENT                AL         35178         $104,500.00
0000070938956     WILKS                  3104 MULBERRY AVENUE      MOUNT VERNO            IL         62864         $67,600.00
0000070939004     WILKS                  3104 MULBERRY AVENUE      MOUNT VERNO            IL         62864         $16,900.00
0000070939046     KISER                 160 EAST EIGHTH STREET     CHULUOTA               FL         32766         $18,000.00
0000070939269     FORD                5920 ALEXANDRIA JACKSONVI    JACKSONVILL            AL         36265         $47,700.00
0000070939426     GENTRY                   141 EDMONDS ROAD        BATTLE CREE            MI         49017         $66,600.00
0000070939491     STEPHENS              12916 DAYBREAK CIRCLE      NEWPORT NEW            VA         23602         $47,250.00
0000070939673     FITZGERALD                 726 I AVENUE          CORONADO               CA         92118         $112,350.00
0000070939772     TOWNSEND                920 SOUTH M STREET       TACOMA                 WA         98405         $68,000.00
0000070939822     WOOD                  6345 CAMINITO MARCIAL      SAN DIEGO              CA         92111         $25,600.00
0000070939939     CAMPBELL              875 OLD MOUNTAIN ROAD      STATESVILLE            NC         28677         $54,400.00
0000070940192     CAMPBELL              875 OLD MOUNTAIN RAOD      STATESVILLE            NC         28677         $13,600.00
0000070940226     SHAKIR                    4901 SALIMA ST         CLINTON                MD         20735         $36,550.00
0000070940259     CHRISTOPHER             692 DEERTRAIL ROAD       EUGENE                 OR         97405         $44,000.00
0000070940275     HESTER                   39 BOSWELL ROAD         TRAVELERS R            SC         29690         $85,600.00
0000070940309     HESTER                   39 BOSWELL ROAD         TRAVELERS R            SC         29690         $21,400.00
0000070940416     NEWMAN              4504 WEST RAVENWOOD DRIVE    CHATTANOOGA            TN         37414         $17,000.00
0000070940507     PETERMAN                 1148 BODINE ROAD        CHESTER SPR            PA         19425         $189,000.00
0000070940549     FOX                     4330 BLOSSOM LANE        PRINCE FRED            MD         20678         $80,750.00
0000070940713     KELLER                 215 WOODLAWN AVENUE       BLUE RIDGE             VA         24064         $31,500.00
0000070940945     PASCH                     12 FARATOL RD          MARSHALLS C            PA         18335         $24,000.00
0000070940994     SEGRAVES                   38 MARBELLA           SAN CLEMENT            CA         92673         $89,250.00
0000070941018     LEWIS                   6261 E 25TH STREET       INDIANAPOLI            IN         46219         $54,000.00
0000070941075     MEREDITH              230 EAST FOREST DRIVE      ISLAND LAKE            IL         60042         $25,000.00
0000070941141     FREEMAN                12448 HARCOURT DRIVE      RALEIGH                NC         27613         $15,000.00
0000070941356     WOOD                    116 ELMORA AVENUE        GOOSE CREEK            SC         29445         $59,400.00
0000070941372     SCHROEDER               9690 NW 21ST MANOR       SUNRISE                FL         33322         $40,000.00
0000070941547     TISDALE                 210 22ND AVENUE NW       BIRMINGHAM             AL         35215         $15,000.00
0000070941570     TUKEY                  1311 N 65TH TERRACE       HOLLYWOOD              FL         33024         $18,000.00
0000070941679     MCGOWAN                   5641 S HONORE          CHICAGO                IL         60636         $46,150.00
0000070941752     LIEBERMAN               7568 CHESTER COURT       BOCA RATON             FL         33433         $191,250.00
0000070941802     SANCHEZ               8881 FONTAINBLEAU BLVD     MIAMI                  FL         33172         $56,000.00
0000070941877     SEBASTIAN                112 WOOD STREET         WEST NEWTON            PA         15089         $21,000.00
0000070941943     ANDRAKIN             951 NORTH REGATTA DRIVE     VALLEJO                CA         94591         $40,000.00
0000070941968     SVEEN                  5074 SANDPIPER LANE       GUADALUPE              CA         93434         $23,200.00
0000070941992     WEBB                   2648 E 124TH STREET       CLEVELAND              OH         44120         $13,750.00
0000070942024     TAYLOR                16701 MCKEEVER STREET      LOS ANGELES            CA         91344         $33,000.00
0000070942115     WINKELMAN                1423 LLOYD DRIVE        WESTMINSTER            MD         21158         $97,527.00
0000070942164     HOLT                  2313 GREEN RIVER DRIVE     CHULA VISTA            CA         91915         $117,000.00
0000070942172     MILLER                 1401 HARRIETT COURT       CAMPBELL               CA         95008         $50,000.00
0000070942263     ATWOOD                  23 PURCHASE STREET       CARVER                 MA         02330         $76,000.00
0000070942271     SANTOS                  2401 GARRETT ROAD        DREXEL HILL            PA         19026         $114,750.00
0000070942446     COBB                  1002 WASHINGTON AVENUE     NITRO                  WV         25143         $54,900.00
0000070942651     LIBIANO                  9226 PACE AVENUE        LOS ANGELES            CA         90002         $96,000.00
0000070942917     NEUBAUM                  10320 M 66 SOUTH        NASHVILLE              MI         49073         $71,200.00
0000070943048     SHARPE              11521 COUNTRY SOUND COURT    BOCA RATON             FL         33428         $114,000.00
0000070943105     LUTTRELL               3300 LAKEVIEW DRIVE       LOUISVILLE             KY         40229         $80,000.00
0000070943345     LUTTRELL               3300 LAKEVIEW DRIVE       LOUISVILLE             KY         40229         $20,000.00
0000070943352     ISTRATE             1556 TURNBULL CANYON ROAD    HACIENDA HE            CA         91745         $50,000.00
0000070943378     BOUTDARA                1524 NEPTUNE DRIVE       LAKELAND               FL         33801         $57,150.00
0000070943451     MILNER                  414 QUARRY AVENUE        CAPITOL HEI            MD         20743         $110,400.00
0000070943485     ROBELLO                148 NW MERLE DRRIVE       HILLSBORO              OR         97124         $86,400.00
0000070943535     TALBOTT                 3850 QUARRY AVENUE       BALTIMORE              MD         21211         $41,600.00
0000070943592     MORSE                 9835 RIVERSIDE AVENUE      CORAL SPRIN            FL         33071         $62,900.00
0000070943659     MC CARTHY            46 JEFFERSON SHORES ROAD    WAREHAM                MA         02532         $26,500.00
0000070943683     SASSCER                  217 ATLANTA ROAD        PASADENA               MD         21122         $88,000.00
0000070943733     JENKINS                  3426 GLENN DRIVE        SUITLAND               MD         20746         $70,100.00
0000070943741     ROBELLO                 148 NW MERLE DRIVE       HILLSBORO              OR         97124         $21,600.00
0000070943873     PACE                   205 SW 27TH TERRACE       DELRAY BEAC            FL         33445         $104,000.00
0000070944004     SKJOLD                 1705 SE 50TH AVENUE       PORTLAND               OR         97215         $96,250.00
0000070944061     MERINO                 5308 ANNAPOLIS ROAD       BLADENSBURG            MD         20710         $129,600.00
0000070944137     CHAVEZ                 1580 HASTINGS DRIVE       MANTECA                CA         95336         $158,356.00
0000070944251     ALLRED                  3303 JOANNE AVENUE       SAN JOSE               CA         95127         $216,000.00
0000070944301     ALLRED                  3303 JOANNE AVENUE       SAN JOSE               CA         95127         $54,000.00
0000070944350     ANGEL                   10219 23RD AVE NE        SEATTLE                WA         98125         $35,000.00
0000070944400     NUTT                   11255 ELVESSA STREET      OAKLAND                CA         94605         $28,000.00
0000070944749     JOHNESSEE             105 WEST WATER STREET      LITCHFIELD             IL         62056         $48,800.00
0000070944780     HALL                   3121 NW 196TH STREET      MIAMI                  FL         33056         $45,000.00
0000070944806     JOHNESSEE             105 WEST WATER STREET      LITCHFIELD             IL         62056         $12,200.00
0000070944897     CALDwELL                301 W 27TH STREET        RIVIERA BEA            FL         33404         $16,500.00
0000070944913     SALMON                    1721 NW 187 ST         MIAMI                  FL         33056         $20,000.00
0000070944921     FREEMAN               7689 LONGS PEAK DRIVE      RIVERSIDE              CA         92509         $24,400.00
0000070944939     LAMBERT JR               7110 MACBETH WAY        ELDERSBURG             MD         21784         $21,000.00
0000070944962     VINCENT               1105 WEST 23RD STREET      RIVIERA BEA            FL         33404         $70,000.00
0000070945050     BROWN                   2367 SIRIUS STREET       THOUSAND OA            CA         91360         $65,000.00
0000070945266     GODIN                1209 CARTERS CREEK PIKE     COLUMBIA               TN         38401          $8,700.00
0000070945340     SLADE                    23 ORCHARD DRIVE        OLD BRIDGE             NJ         08857         $23,000.00
0000070945597     BROWN                   5400 E 27TH STREET       LONG BEACH             CA         90815         $94,400.00
0000070945605     MACRI                  10717 24TH DRIVE SE       EVERETT                WA         98208         $58,500.00
0000070945696     SALAJCIK               3269 3273 W 58TH ST       CLEVELAND              OH         44102         $63,000.00
0000070945761     BROCK                    22 ROBERTS ROAD         NEWNAN                 GA         30263         $45,000.00
0000070945779     JOHNSON                  16 VOLUSIA DRIVE        DEBARY                 FL         32713         $32,000.00
0000070945837     ANDERSON            7822 SOUTH BURNHAM AVENUE    CHICAGO                IL         60649         $11,500.00
0000070945928     LASCAIBAR               8551 SW 16 TERRACE       MIAMI                  FL         33155         $109,650.00
0000070945944     DORR                  2615 SILVERDALE COURT      SILVER SPRI            MD         20906         $40,000.00
0000070945977     STEIN                   4412 SAYBROOK LANE       HARRISBURG             PA         17110         $23,300.00
0000070946215     CABLE                468 STONEY GARDENS COURT    HENDERSONVI            NC         28791         $22,000.00
0000070946280     HILL                   1800 SW 57TH AVENUE       HOLLYWOOD              FL         33023         $11,550.00
0000070946439     SCHOOLCRAFT            5369 GOLD HILLS DRIVE     HAYWARD                CA         94552         $75,000.00
0000070946538     LUTH                   144 GREENWOOD DRIVE       DAPHNE                 AL         36526         $92,250.00
0000070946793     ROBINSON                   R1 BOX 116 A          BOWLING GRE            IN         47833         $20,000.00
0000070946884     POPE                   9800 BRIDLEWOOD ROAD      PENSACOLA              FL         32526         $30,000.00
0000070946934     COURTNEY                 902 CUTLER COURT        WALDORF                MD         20602         $71,500.00
0000070946975     BELL                     914 HALL STREET         STUART                 FL         34994         $10,000.00
0000070947007     ARCHER               188 RIVER PARK BOULEVARD    MUNROE FALL            OH         44262         $50,000.00
0000070947056     HUNSANGER                25552 ARAGON WAY        YORBA LINDA            CA         92887         $20,000.00
0000070947072     RADCLIFFE            1359 EAST THATCHER ROAD     QUAKERTOWN             PA         18951         $135,000.00
0000070947254     EMMER                      4 MILLER CT           BURNT HILLS            NY         12020         $40,000.00
0000070947353     AVILA                11070 MODEL CIRCLE EAST     BOCA RATON             FL         33428         $85,500.00
0000070947700     KOPONEN                 6423 89TH ST CT E        PUYALLUP               WA         98371         $118,000.00
0000070947866     HENRICH              3914 YERBA BUENA AVENUE     SAN JOSE               CA         95121         $50,400.00
0000070947932     HENNINGTON            2041-2043 1/2 C STREET     SAN DIEGO              CA         92102         $25,000.00
0000070948013     CORAL                    5040 WEST CULLOM        CHICAGO                IL         60641         $218,700.00
0000070948021     LAURIN                21519 JEFFERSON STREET     FARMINGTON             MI         48336         $76,000.00
0000070948039     CUNNINGHAM               517 HEIGHTS ROAD        RIDGEWOOD              NJ         07450         $100,000.00
0000070948062     LAURIN                21519 JEFFERSON STREET     FARMINGTON             MI         48336         $10,135.00
0000070948070     REED                 14043 WEST 113TH STREET     OLATHE                 KS         66215         $80,000.00
0000070948104     KREMM                 3444 YELLOWSTONE DRIVE     ANN ARBOR              MI         48105         $140,800.00
0000070948120     KREMM                 3444 YELLOWSTONE DRIVE     ANN ARBOR              MI         48105         $35,200.00
0000070948427     STAUFFER                3079 SUNRISE LAKE        MILFORD                PA         18337          $9,742.00
0000070948492     DE HAAN              7323 EASTERN AVENUE S.E.    Grand Rapids           MI         49508         $100,000.00
0000070948682     RAY                   143 CLIFF NELSON ROAD      KINGSTON               GA         30145         $21,900.00
0000070948716     DUNCOMBE                 1338 13TH STREET        WEST PALM B            FL         33404         $64,800.00
0000070948799     NELSON                   708 NW 6TH DRIVE        BOCA RATON             FL         33486         $186,500.00
0000070948849     FERRARO                  50 BROWN STREET         LEWISBURG              PA         17837         $94,400.00
0000070948856     SMITH                  6621 NW 47TH STREET       CORAL SPRIN            FL         33067         $162,000.00
0000070949078     WOOLCOTT              685 WARRINGTON AVENUE      EUGENE                 OR         97404         $120,700.00
0000070949193     HOEHN               3308 EL DORADO ROYALE DRI    CAMERON PAR            CA         95682         $51,000.00
0000070949201     HOEHN               3308 EL DORADO ROYALE DRI    CAMERON PAR            CA         95682         $204,000.00
0000070949425     DITTESS                   424 SHIRES WAY         MCKEE CITY             NJ         08232         $81,500.00
0000070949565     CORDY                    516 BELMAR DRIVE        BIRMINGHAM             AL         35215         $68,400.00
0000070949581     NINNEMAN                 434 MELANIE LANE        RIPON                  WI         54971         $28,500.00
0000070949672     BOLING                   19 AILEEN DRIVE         MADISON                CT         06443         $27,700.00
0000070949722     JULEWITZ                  1 KENMARE ROAD         NASHUA                 NH         03062         $25,000.00
0000070949961     MARLOW                  2321 W 10TH STREET       MUNCIE                 IN         47302         $27,500.00
0000070950076     BUTLER                  5326 HOLLY STREET        INDIAN HEAD            MD         20640         $40,000.00
0000070950100     MAYFIELD                 259 LAKE DRIVE 6        LEXINGTON              NC         27292         $71,400.00
0000070950118     BISHOP                 858 VAN NUYS STREET       SAN DIEGO              CA         92109         $66,000.00
0000070950142     CLARK                  2403 KEATING STREET       TEMPLE HILL            MD         20748         $97,200.00
0000070950225     MANLEY                 838 EAST 11TH STREET      LOCKPORT               IL         60441         $82,400.00
0000070950704     PHILLIPS                  7 PENNY STREET         BINGHAMTON             NY         13901         $63,600.00
0000070950746     SALTER                 3236 TRAILS END LANE      NASHVILLE              TN         37214         $100,000.00
0000070950803     KARSMISKI              3660 STATE ROUTE 603      MONROE TOWN            OH         44864         $152,000.00
0000070950944     KARSMISKI              3660 STATE ROUTE 603      MONROE TOWN            OH         44864         $25,000.00
0000070950951     ALVARADO              1404 SOMERSET DRIVE NW     ALBUQUERQUE            NM         87120         $20,000.00
0000070951058     HALL                  6304 POINTE WEST BLVD      BRADENTON              FL         34209         $10,288.00
0000070951066     WARE                   2511 VANDALIA STREET      JOPLIN                 MO         64801          $7,500.00
0000070951348     PROPHET                 681 SNOWBIRD COURT       BIG BEAR LA            CA         92315         $60,000.00
0000070951488     DEAN                  3164 WESTOVER DRIVE SE     WASHINGTON             DC         20020         $25,000.00
0000070951520     SANCHEZ               8881 FONTAINBLEAU BLVD     MIAMI                  FL         33172         $10,500.00
0000070951629     PHILLIPS              3051 MCMURRAY DRIVE SW     ATLANTA                GA         30311         $40,000.00
0000070951868     SULLIVAN                178 ANTHONY STREET       MANCHESTER             NH         03103         $85,500.00
0000070951934     RAY                    7865 HAWTHORN DRIVE       LIVERPOOL              NY         13090         $11,000.00
0000070952122     WARREN                6361 37TH AVENUE NORTH     ST PETERSBU            FL         33710         $64,800.00
0000070952171     MAROTTA                  6512 PEMBA DRIVE        SAN JOSE               CA         95119         $25,200.00
0000070952247     KAMERANCE                  RR 4 BOX 664          MARION                 SC         29571         $32,300.00
0000070952288     REDD                     38 KENTUCKY WAY         FREEHOLD               NJ         07728         $40,000.00
0000070952379     RIKER                  107 WOODCREST DRIVE       MORRISTOWN             NJ         07961         $65,000.00
0000070952403     LEFF                     2561 LAKE DRIVE         ALLEGAN                MI         49010         $96,000.00
0000070952445     HEYMANN                  116 HAMPTON ROAD        SHARON                 MA         02067         $60,000.00
0000070952742     KNIGHT                 1327 CHIQUOLA AVENUE      HONEA PATH             SC         29654         $24,800.00
0000070952783     PUMA                     33 MEDDAUGH ROAD        PLEASANT VA            NY         12569         $20,000.00
0000070952809     MILLER                   409 BEACH STREET        FENTON                 MI         48430         $39,000.00
0000070952973     WOLCOTT                23 ST HELENA STREET       PERRY                  NY         14530         $32,000.00
0000070952999     HARGROVE                814 BETHUNE DRIVE        ORLANDO                FL         32805         $10,000.00
0000070953054     PEARSON                   1767 LIND LANE         GURNEE                 IL         60031         $30,000.00
0000070953062     LABOSSIERE               266 MAIN STREET         MILLVILLE              MA         01529         $43,000.00
0000070953088     WRIGHT                   303 OXFORD ROAD         OXFORD                 MD         21654         $105,600.00
0000070953096     STEWARD              1905 GRAYSON OAKS COURT     LAWRENCEVIL            GA         30045         $119,600.00
0000070953104     WOLCOTT                64 ST HELENA STREET       PERRY                  NY         14530         $40,000.00
0000070953179     STEPHENS              1231 BUNKER HILL COURT     WHEATON                IL         60187         $27,000.00
0000070953187     BRINKMAN               10500 LEXINGTON LANE      FRANKFORT              IL         60423         $67,000.00
0000070953229     MURPHY                  300 WILSON AVENUE        SATELLITE B            FL         32937         $82,000.00
0000070953369     STEENBUCK             5300 BOX TURTLE COURT      WOODBRIDGE             VA         22193         $25,700.00
0000070953401     CASAZZA                 7 BONIFACIO DRIVE        MIDDLETOWN             NJ         07748         $50,000.00
0000070953443     TRAYNHAM LOG            1003 COWFORD ROAD        HALIFAX                VA         24558         $12,000.00
0000070953484     GRAVES                27828 EAST 15TH STREET     HAYWARD                CA         94544         $77,850.00
0000070953500     WELLS                  3119 COURTSIDE ROAD       MITCHELLVIL            MD         20721         $34,900.00
0000070953559     LOVSTAD                  34 SILVA STREET         CARVER                 MA         02330         $112,500.00
0000070953575     MARTIN                   1536 VILLAGE WAY        ORANGE PARK            FL         32073         $40,000.00
0000070953625     DEWITT                4062 PRE EMPTION ROAD      HIMROD                 NY         14842         $109,800.00
0000070953658     WISNIEWSKI               1810 BLOOM ROAD         WESTMINSTER            MD         21157         $24,000.00
0000070953690     COLLINS                  39 COLUMBIA ROAD        WATERVILLE             ME         04901         $64,000.00
0000070953724     COLLINS                  39 COLUMBIA ROAD        WATERVILLE             ME         04901         $16,000.00
0000070953740     BELYEA                  20802 MISSION LANE       HUNTINGTON             CA         92646         $246,000.00
0000070953765     PETERSON                   210 OAK COVE          SOMONAUK               IL         60552         $243,750.00
0000070953815     WHEELHOUSE            10131 SE LIEBE STREET      PORTLAND               OR         97266         $107,960.00
0000070954169     FAUCETTE               25421 MAXIMUS STREET      MISSION VIE            CA         92692         $280,350.00
0000070954367     BRUSCO                    RD #4 BOX 253          GREENSBURG             PA         15601         $91,000.00
0000070954557     STEVERSON            2729 MEMORIAL DRIVE EXT     CLARKSVILLE            TN         37043         $20,000.00
0000070954573     HILL                11105 RHODE ISLAND AVENUE    BLOOMINGTON            MN         55438         $45,000.00
0000070954649     FIX                       1 CALLE FRONTE         CAMARILLO              CA         93012         $40,000.00
0000070954664     WARNER                  4039 FAIRVIEW ROAD       GREENWOOD              IN         46142         $95,000.00
0000070954680     KERNS                    1201 DOVER ROAD         BLOOMINGTON            IL         61704         $22,000.00
0000070954714     PETTIS                   119 123 ARIZONA         DETROIT                MI         48203         $24,800.00
0000070954862     GREEN                 1400 MONTEZUMA AVENUE      DOTHAN                 AL         36303         $31,100.00
0000070954953     WILSON                 7124 LIPSCOMB DRIVE       WILMINGTON             NC         28412         $47,200.00
0000070955133     PATEL                   1922 IRONWOOD LANE       BENSALEM TW            PA         19020         $22,300.00
0000070955257     JORDAN               1405 DELAFIELD PLACE NW     WASHINGTON             DC         20011         $32,000.00
0000070955323     ENCARNACION          5680 32ND TERRACE NORTH     SAINT PETER            FL         33710         $19,900.00
0000070955331     MEFFORD                   723 W HARVARD          MUNCIE                 IN         47304         $25,000.00
0000070955372     MULVIHILL             22 FITZWATERTOWN ROAD      WILLOWGROVE            PA         19090         $79,900.00
0000070955588     GAVRILLES                38 PHILIP STREET        MEDFIELD               MA         02052         $192,950.00
0000070955646     ANDREANO              1964 LAS PALOMAS DRIVE     LA HABRA HE            CA         90631         $63,750.00
0000070955679     STRAUB                  29701 BADEN PLACE        MALIBU                 CA         90265         $185,000.00
0000070955745     FAKHRI                   12834 9TH AVE SW        BURIEN                 WA         98146         $128,700.00
0000070955836     LEGONS              1297 WHISPERING PINE DRIV    RIDGE SPRIN            SC         29129         $47,250.00
0000070955844     HARDEE                    R 2 BOX 317 A          GREENVILLE             NC         27858         $20,000.00
0000070955877     WHITE                319 KING CHARLES CIRCLE     SUMMERVILLE            SC         29485         $165,000.00
0000070955901     LAZARCZYK            5327 SOUTH DORCHESTER 3     CHICAGO                IL         60615         $26,000.00
0000070955919     MC CRACKEN              102 VAN KIRK ROAD        MONACA                 PA         15061         $64,800.00
0000070956081     RILEY                    82 GLASGOW ROAD         WILLIAMSTOW            NJ         08094         $42,000.00
0000070956156     WHITE                    304 DEBBIE DRIVE        STATESBORO             GA         30458         $10,000.00
0000070956180     BOVEE                 3600 PICCADILLY COURT      MODESTO                CA         95356         $15,000.00
0000070956685     BUTERA              17813 FIELDBROOK CIRCLE W    BOCA RATON             FL         33496         $67,000.00
0000070956743     GARDNER                 2313 MAPLE STREET        EVERETT                WA         98201         $92,300.00
0000070956875     WILLIAMS BAR             103 FIFERS LANE         BOXBOROUGH             MA         01719         $29,350.00
0000070956891     KOCOT                 622 LOMA VERDE AVENUE      PALO ALTO              CA         94306         $43,500.00
0000070956909     LANE                        927 AUSTIN           KALAMAZOO              MI         49008         $60,000.00
0000070956958     LANE                        937 AUSTIN           KALAMAZOO              MI         49008         $59,200.00
0000070957055     ANDERSON               1821 TENNYSON COURT       GREENSBORO             NC         27410         $212,500.00
0000070957147     HAGADORN                 214 SW 3RD COURT        BOYNTON BEA            FL         33435         $16,000.00
0000070957279     BROWN                   5530 BLOCH STREET        SAN DIEGO              CA         92122         $328,000.00
0000070957337     BROWN                   5530 BLOCH STREET        SAN DIEGO              CA         92122         $82,000.00
0000070957345     GARDNER                 2313 MAPLE STREET        EVERETT                WA         98201         $23,050.00
0000070957428     BEERS                      15 COLT ROAD          FRANKLIN               MA         02038         $46,000.00
0000070957493     IVERSON                29711 67TH AVE SOUTH      ROY                    WA         98580         $135,000.00
0000070957543     SCOTT                     252 HAZEL ROAD         PITTSBURGH             PA         15235         $58,000.00
0000070957576     DEPEW                   4 BUCKINGHAM DRIVE       ORMOND BEAC            FL         32176         $116,100.00
0000070957592     VEVERKA                 50 FAIRVIEW AVENUE       WADSWORTH              OH         44281         $12,000.00
0000070957618     BUCKMON                 548 14TH STREET SE       WASHINGTON             DC         20003         $37,000.00
0000070957642     MANCARUSO                7508 MASON COURT        MIDDLETOWN             MD         21769         $29,500.00
0000070957675     RUCKER               4800 DRAKES BRANCH ROAD     NASHVILLE              TN         37218         $93,000.00
0000070957709     JOSEPH                5618 STREAMSIDE DRIVE      INDIANAPOLI            IN         46278         $20,800.00
0000070957741     BOGAN                15500 SOUTH PARK AVENUE     SOUTH HOLLA            IL         60473         $105,400.00
0000070957790     QUICK                    2349 29TH STREET        MOLINE                 IL         61265         $45,000.00
0000070957923     MCINTOSH                 21 TUCKER STREET        MILTON                 MA         02186         $10,000.00
0000070957980     SPETH                   2003 PERRY AVENUE        WILMINGTON             NC         28403         $26,000.00
0000070958111     ESCOFFERY               467 SIMONS AVENUE        HACKENSACK             NJ         07601         $179,100.00
0000070958145     SEITZ                 423 INDIAN CREST DRIVE     HARLEYSVILL            PA         19438         $93,500.00
0000070958244     REGO                      276 EAST ROAD          HAMPSTEAD              NH         03841         $25,000.00
0000070958327     ESCOBEDO              18345 SAN JOSE STREET      FOUNTAIN VA            CA         92708         $35,000.00
0000070958350     DORVAL               75 GREAT REPUBLIC AVENUE    WEYMOUTH               MA         02190         $11,000.00
0000070958509     FUNDERBURK          18410 MOUNTAIN MEADOWS DR    VICTORVILLE            CA         92392         $34,000.00
0000070958517     BARATTA                  1771 LERNER LANE        SANTA ANA              CA         92705         $96,750.00
0000070958558     SMITH                    1741 NW 88TH WAY        CORAL SPRIN            FL         33071         $165,600.00
0000070958582     MUHAMMAD            610 ROCK CREEK CHURCH ROA    WASHINGTON             DC         20010         $119,850.00
0000070958632     HOFFMASTER             214 SOUTH 6TH STREET      MOUNT HOREB            WI         53572         $113,050.00
0000070958640     WILKES                  2513 OSWEGO AVENUE       BALTIMORE              MD         21215         $35,000.00
0000070958806     QUATTLANDER             96 ST MARYS STREET       YONKERS                NY         10701         $34,900.00
0000070958848     MASTRONARDI            814 NAUGATUCK AVENUE      MILFORD                CT         06460         $141,800.00
0000070959366     WILLARD                1129 MIDLAND AVENUE       BARBERTON              OH         44203         $103,500.00
0000070959416     BALDWIN              6240 CLYDE PARK AVENUE S    GRAND RAPID            MI         49509         $79,650.00
0000070959440     MALEC                 3233 AL WILHELMI DRIVE     JOLIET                 IL         60435         $11,000.00
0000070959598     CHRISTIAN               116 WINDWARD DRIVE       MOUNT JULIE            TN         37121         $93,500.00
0000070959705     HOLLINGSWORT          2101 HARVARD BOULEVARD     DAYTON                 OH         45406         $82,000.00
0000070959713     SHEETS               512 SOUTH HAMPTON STREET    ANAHEIM                CA         92804         $15,000.00
0000070959739     CURTSINGER              703 CLINTON STREET       LINCOLN                IL         62656         $31,200.00
0000070959747     PHILLIPS               2904 BON AIR AVENUE       WINSTON SAL            NC         27105         $12,000.00
0000070959804     LEWIS                     6261 NW 41 WAY         COCONUT CRE            FL         33073         $53,400.00
0000070959887     LUNSFORD                945 BRIGHTON ROAD        COLUMBUS               GA         31906         $45,600.00
0000070959978     AYERS                 13 LAS ALFORJAS STREET     RNCHO SNTA             CA         92688         $60,000.00
0000070960000     KARALES                21 CAINS HILL DRIVE       EAST TAUNTON           MA         02718         $131,200.00
0000070960075     FRIERSON                19300 MARVIN ROAD        CLEVELAND              OH         44128         $75,200.00
0000070960125     ASCENZI                  75 WINFIELD ROAD        JOHNSTON               RI         02919         $58,200.00
0000070960232     BOYD                      1105 SWAN LANE         COLUMBIA               SC         29203         $46,000.00
0000070960265     LUNSFORD                945 BRIGHTON ROAD        COLUMBUS               GA         31906         $11,400.00
0000070960307     DIXON                   3394 PALMER DRIVE        ROCKY RIVER            OH         44116         $198,000.00
0000070960323     FRIERSON                19300 MARVIN ROAD        CLEVELAND              OH         44128         $18,800.00
0000070960349     SMITH                14036 80TH AVENUE NORTH     SEMINOLE               FL         34646         $45,350.00
0000070960471     YARBROUGH           8951 SOUTH CREIGER AVENUE    CHICAGO                IL         60617         $100,000.00
0000070960596     DAVARPANAH               1868 VAIL AVENUE        UPLAND                 CA         91784         $62,100.00
0000070960687     JOHNSON              140 SOUTH BAYBERRY COURT    ANAHEIM                CA         92807         $54,000.00
0000070960711     WEST                   4146 ROCHESTER ROAD       SAN DIEGO              CA         92116         $61,500.00
0000070960901     LAMONTAGNE                86 CUFF AVENUE         SPRINGFIELD            MA         01104         $47,700.00
0000070960984     RAVELLI                18855 SW 95TH AVENUE      MIAMI                  FL         33157         $117,000.00
0000070961156     LEE                   1745 BUCHANAN HIGHWAY      DALLAS                 GA         30132         $88,000.00
0000070961164     MEHOK                  2334 SUNNYDALE DRIVE      WOODRIDGE              IL         60517         $25,000.00
0000070961297     MILTON                 2402 WEST 2ND STREET      GULF SHORES            AL         36542         $83,700.00
0000070961305     MIFFLIN                822 NORTH 1ST STREET      ROCHELLE               IL         61068         $10,000.00
0000070961313     CARVER                 10680 ASHFORD CIRCLE      WALDORF                MD         20603         $25,000.00
0000070961370     MCCALISTER               773 RAVENS RIDGE        BOONE                  NC         28607         $35,400.00
0000070961842     DION                   512 COOLIDGE AVENUE       MANCHESTER             NH         03102         $45,000.00
0000070961867     AMDOR                     5519 FURMAN NW         ALBUQUERQUE            NM         87114         $67,500.00
0000070962006     MCLAREN                 720 ATHENS STREET        DUNEDIN                FL         34698         $10,000.00
0000070962030     LEE                     61 MILLWOOD DRIVE        MIDDLETOWN             DE         19709         $184,500.00
0000070962048     QUARELLS                 528 AMBER STREET        PENSACOLA              FL         32503          $8,000.00
0000070962113     RUTLEDGE              729 WESTCHESTER DRIVE      BESSEMER               AL         35022         $65,000.00
0000070962212     BAKER                   1460 6TH STREET NW       SALEM                  OR         97304         $19,000.00
0000070962303     MAND                    2960 SUMMER DRIVE        WESTMINSTER            MD         21157         $40,000.00
0000070962311     SCHILLER              330 BOLT MOUNTAIN ROAD     GRANTS PASS            OR         97527         $68,000.00
0000070962477     GOODE                     913 11TH ST NE         WASHINGTON             DC         20002         $100,350.00
0000070962527     ROBERTS                 2831 AVENUE H EAST       RIVIERA BEA            FL         33404         $55,000.00
0000070962642     BURNEY                1603 OAK FOREST DRIVE      HILLSBOROUG            NC         27278         $17,000.00
0000070962683     COX                      427 ESSEX AVENUE        GLOUCESTER             MA         01930         $30,000.00
0000070962782     EXCLUSA                 9158 NW 44TH COURT       SUNRISE                FL         33351         $72,000.00
0000070962790     ANTONELLI               22 EAST GATE ROAD        MASSAPEQUA             NY         11762         $31,600.00
0000070962824     HUTCHINSON              26 NOTTINGHAM WAY        EASTAMPTON             NJ         08060         $19,900.00
0000070962840     EXCLUSA                 9158 NW 44TH COURT       SUNRISE                FL         33351         $18,000.00
0000070962931     GAUTHIER                364 ACABONAC ROAD        EAST HAMPTO            NY         11937         $100,000.00
0000070963079     KOHL                3320 SOUTH DENISON AVENUE    LOS ANGELES            CA         90731         $58,000.00
0000070963103     PRITCHETT              13730 SE 258TH PLACE      KENT                   WA         98042         $19,000.00
0000070963129     HART                   2230 NW 196TH STREET      MIAMI                  FL         33056         $27,600.00
0000070963368     BAYLEY              6119 SOUTHEAST 28TH STREE    MERCER ISLA            WA         98040         $324,000.00
0000070963434     BETTCHER                3434 HICKMAN ROAD        EDEN                   NY         14057         $148,000.00
0000070963517     BETTCHER                3434 HICKMAN ROAD        EDEN                   NY         14057         $37,000.00
0000070963673     WARD                 690 EAST MISSION STREET     SAN JOSE               CA         95112         $75,000.00
0000070963715     NEWTON                  3746 LEWIS AVENUE        LONG BEACH             CA         90807         $31,000.00
0000070963764     SMITH                  15619 SW 61 TERRACE       MIAMI                  FL         33193         $11,400.00
0000070963772     DU                     75 18 UTOPIA PARKWAY      FLUSHING               NY         11366         $87,000.00
0000070964028     RICKMAN                 167 WIDGEON DRIVE        NEWPORT                VT         05855         $25,000.00
0000070964036     HOFFMAN                 267 WEATHERLY WAY        VACAVILLE              CA         95687         $15,000.00
0000070964093     PYLES                    6703 PINE AVENUE        BALTIMORE C            MD         21222         $68,000.00
0000070964101     MOHAMMED               2435 SYCAMORE AVENUE      RONKONKOMA             NY         11779         $50,000.00
0000070964143     LARGIN                1055 COTTINGHAM DRIVE      MOUNT PLEAS            SC         29464         $59,900.00
0000070964234     LYONS                  3060 SOUNDING DRIVE       EDGEWOOD               MD         21040         $16,000.00
0000070964325     VAN LOFFELT           6100 FOREST HILL BLVD      WEST PALM B            FL         33415         $22,500.00
0000070964358     SCHAEFER                1541 TEMPLE DRIVE        MAPLE GLEN             PA         19002         $15,000.00
0000070964390     ELLER                   221 GRICLAR STREET       HIGH POINT             NC         27262         $50,400.00
0000070964424     WILL                   2361 COLINGTON ROAD       KILL DEVIL             NC         27948         $20,000.00
0000070964465     DAWKINS                  45 CHERRY AVENUE        WEST SAYVIL            NY         11796         $138,750.00
0000070964549     ALVARADO                9 DAVIDSON STREET        CLIFTON                NJ         07011         $135,000.00
0000070964630     TICE                     94 LOBLOLLY LANE        BEAR                   DE         19701         $45,000.00
0000070964697     MORRISSEY               381 SAGAMORE ROAD        RYE                    NH         03870         $28,500.00
0000070964739     PLOTNICK              12 EAST ELIZABETH LANE     RICHBORO               PA         18954         $54,000.00
0000070964853     SHEFFEY                   705 ELVIA WAY          PITTSBURGH             PA         15221         $20,000.00
0000070965116     NIELANDER               7600 MAPLE AVENUE        PITTSVILLE             MD         21850         $20,000.00
0000070965173     PERRY                  5540 OLD MYRTLE ROAD      SUFFOLK                VA         23434         $15,000.00
0000070965355     DESANTIS                  41 WINESAP RD          STAMFORD               CT         06903         $42,000.00
0000070965793     KRALIK                 501 SCHOOLHOUSE ROAD      NAZARETH               PA         18064         $35,300.00
0000070965918     PHARMER                 27600 DOLLAR ROAD        DESERT HOT             CA         92241         $52,000.00
0000070966098     LAROSE                   126 MT GROVE ST         LOWELL                 MA         01854         $171,200.00
0000070966114     LAROSE                126 MOUNT GROVE STREET     LOWELL                 MA         01854         $42,800.00
0000070966254     LOUGEE                2546 11TH AVENUE WEST      SEATTLE                WA         98119         $50,000.00
0000070966296     GREGORY                    2604 COURT R          BIRMINGHAM             AL         35218         $60,750.00
0000070966635     ARRINGTON             1617 CULLOWHEE CIRCLE      MOUNT PLEAS            SC         29464         $58,000.00
0000070966643     TURVILL             207 MAID O THE MIST DRIVE    FERN PARK              FL         32730         $12,000.00
0000070966718     STEIGER                  4800 NW 91ST WAY        CORAL SPRIN            FL         33067         $41,000.00
0000070966809     DUNNING               1530 NEWTON STREET NE      WASHINGTON             DC         20017         $170,000.00
0000070966866     WEIGLEIN                1178 E 9TH STREET        CHICO                  CA         95928         $70,000.00
0000070967039     WEIGLEIN                1178 E 9TH STREET        CHICO                  CA         95928         $17,500.00
0000070967237     MULLER                 28186 ANGELICA PLACE      VALENCIA               CA         91354         $32,000.00
0000070967377     CAREY                  722 VALLEY VISTA DR       CAMARILLO              CA         93010         $76,650.00
0000070967393     HASLEM                11801 COLUMBINE STREET     THORNTON               CO         80233         $148,750.00
0000070967534     LEGGETT                 44189 HARMONY LANE       BELLEVILLE             MI         48111         $20,000.00
0000070967583     LANDRETH               108 WOODSTREAM LANE       EASLEY                 SC         29640         $63,200.00
0000070967609     LANDRETH               108 WOODSTREAM LANE       EASLEY                 SC         29640         $15,800.00
0000070967666     RABAIOTTI              3 GREEN VALLEY DRIVE      JOHNSTON               RI         02919         $127,500.00
0000070967732     PHILLIPS               5493 NEW MILLS ROAD       SAN DIEGO              CA         92115         $50,000.00
0000070967773     HUTCHISON              5524 COLBATH AVENUE       SHERMAN OAK            CA         91401         $31,500.00
0000070967815     WATKINS               166 NORTH POLLASKY AVE     CLOVIS                 CA         93612         $51,350.00
0000070967930     MORIARTY            24230 CLEAR CREEK ROAD NW    POULSBO                WA         98370         $20,000.00
0000070967971     VAN EMBURGH             60 MANHASSET TRAIL       MEDFORD LAK            NJ         08055         $56,800.00
0000070967989     JAMUAR                   182 LAWTON DRIVE        MILPITAS               CA         95035         $100,000.00
0000070968037     WILSON                   219 V STREET NE         WASHINGTON             DC         20002         $104,000.00
0000070968060     ATHENS                1552 WEST OAKMONT ROAD     HOFFMAN EST            IL         60194         $22,000.00
0000070968136     SPRINGER                5115 CLOUD AVENUE        LA CRESCENT            CA         91214         $68,500.00
0000070968201     JECZEN                 6502 LATHERS STREET       GARDEN CITY            MI         48135         $15,000.00
0000070968318     HAUPTLI             310 NORTH NATIONAL STREET    MEDARYVILLE            IN         47957         $12,500.00
0000070968441     FLORES                  1300 JUNEWOOD WAY        OXNARD                 CA         93030         $45,000.00
0000070968490     RUSSELL LANN          2119 N PROSPECT STREET     TACOMA                 WA         98406         $261,000.00
0000070968524     SMITH                    19 HALCYON LANE         ALISO VIEJO            CA         92656         $250,750.00
0000070968557     MILLER                4919 OLD AUGUSTA ROAD      GREENVILLE             SC         29605         $48,750.00
0000070968771     CUNNINGHAM             611 BROOKSDALE DRIVE      TUSCALOOSA             AL         35405         $58,000.00
0000070968821     SCHENDEL              7209 ARENOSO PLACE NW      ALBUQUERQUE            NM         87120         $12,000.00
0000070968995     GOLRICK                11 WEST MAIN STREET       MONTAGUE               MA         01349         $69,000.00
0000070969183     MICHAEL                1632 WYNDCLIFF DRIVE      WELLINGTON             FL         33414         $110,800.00
0000070969415     CROCKETT               17113 20TH AVENUE E       SPANAWAY               WA         98387         $112,000.00
0000070969464     VAUGHN                 20042 HARDWOOD ROAD       SPRINGDALE             AR         72764         $88,000.00
0000070969498     MICHAEL                1632 WYNDCLIFF DRIVE      WELLINGTON             FL         33414         $27,700.00
0000070969761     GADANI                   32 JONES AVENUE         FEURA BUSH             NY         12067         $70,600.00
0000070970405     COLE                      RR 2 BOX 1981          CENTREVILLE            AL         35042         $44,800.00
0000070970421     RUTLEDGE            4252 AUSTIN TRAPHILL ROAD    ELKIN                  NC         28621         $59,300.00
0000070970454     MCCRARY                  5 FOWLER STREET         HAGAMAN                NY         12086         $58,450.00
0000070970918     MEDEIROS                 1 GARLAND DRIVE         PELHAM                 NH         03076         $96,000.00
0000070970934     CZARSKI                224 S BOULDIN STREET      BALTIMORE              MD         21224         $22,000.00
0000070970959     GOMEZ                  18000 NW 78TH COURT       MIAMI                  FL         33015         $23,000.00
0000070970983     GUY                      194 SIERRA COURT        MORGAN HILL            CA         95037         $200,000.00
0000070970991     CHAMBLISS              4300 SW 100 TERRACE       DAVIE                  FL         33328         $43,000.00
0000070971007     ELSTON                   18844 SUNBRIGHT         LATHRUP VIL            MI         48076         $64,000.00
0000070971056     KELLY                 473 SPRINGDALE CIRCLE      PALM SPRING            FL         33461         $11,700.00
0000070971148     SHORT                  22 GREENWOOD AVENUE       LANE                   IL         61750         $70,000.00
0000070971155     WALLACE                  2 RIVERCHASE OFF        SYLVA                  NC         28779         $12,000.00
0000070971213     SASDELLI                 316 FRANKLIN ST         NEWFIELD               NJ         08344         $16,000.00
0000070971296     MC CULLOUGH            350 UPPER BOULEVARD       RIDGEWOOD              NJ         07450         $36,700.00
0000070971338     KELLY                 473 SPRINGDALE CIRCLE      PALM SPRING            FL         33461         $46,800.00
0000070971411     BLUBAUGH             1010 BRINKER DRIVE #202     HAGERSTOWN             MD         21740         $51,000.00
0000070971494     LOZITO                  801 S FEDERAL HWY        POMPANO BEA            FL         33062         $65,250.00
0000070971841     LUDWIGSON                62 30 59TH DRIVE        MASPETH                NY         11378         $15,000.00
0000070971858     CLAUDIO                  219 LYMAN PLACE         WEST PALM B            FL         33409         $86,000.00
0000070971866     STUCKER                   550 EMILY LANE         PIEDMONT               SC         29673         $32,000.00
0000070972005     TASSILLO                 28 CARUTH AVENUE        ELMWOOD PAR            NJ         07407         $90,000.00
0000070972070     CONTE                    2497 QUAIL COURT        AURORA                 IL         60504         $39,900.00
0000070972369     BIANCA                 348 HIGHLAND AVENUE       WATERBURY              CT         06708         $28,100.00
0000070972435     HAWKINS                  13 FERNCLIFF WAY        GOOSE CREEK            SC         29445         $35,250.00
0000070972443     PARKS                   303 MARTIN AVENUE        LEBANON                TN         37087         $12,500.00
0000070972724     NICKERSON            4215 MOUNT RAINIER COURT    GREELEY                CO         80634         $19,600.00
0000070972831     NICKERSON            4215 MOUNT RAINER COURT     GREELEY                CO         80634         $78,400.00
0000070973151     COCHRAN                  510 CLIFTON ROAD        BETHEL PARK            PA         15102         $65,600.00
0000070973276     DITMER                  320 CUSTER STREET        WOLF POINT             MT         59201         $16,000.00
0000070973292     TRIPLETT TRU            1 PINE TOPS DRIVE        ASHEVILLE              NC         28804         $27,500.00
0000070973326     ALFALLAH                9565 CHEROKEE LANE       BEVERLY HIL            CA         90210         $225,000.00
0000070973672     MORITZ                1515 E CHESTNUT AVENUE     ORANGE                 CA         92867         $30,000.00
0000070973698     KUTA                   7833 FORT RUBY PLACE      LAS VEGAS              NV         89128         $18,500.00
0000070973995     DAMON               2781 BENEDICT CANYON DRIV    LOS ANGELES            CA         90210         $400,000.00
0000070974548     SPEAR                33584 NE OLD PARRETT MTN    NEWBERG                OR         97132         $151,000.00
0000070974662     DOBSCH                 4614 WIZARD WAY ROAD      WASHINGTON             MO         63090         $56,000.00
0000070974894     SHELTON             9124 ROBINSON CHURCH ROAD    CHARLOTTE              NC         28215         $30,000.00
0000070975057     BRADNEY                 218 SUMMER AVENUE        HORSHAM                PA         19044         $63,500.00
0000070975107     FREED                   371 RELIANCE ROAD        TELFORD                PA         18969         $27,250.00
0000070975131     HANSEN                     87 LAUREL ST          STRATFORD              CT         06497         $209,500.00
0000070975164     KINGDOM                 230 WEST 25 STREET       RIVIERA BEA            FL         33404         $48,700.00
0000070975222     ELLER                   221 GRICLAR STREET       HIGH POINT             NC         27262         $12,600.00
0000070975511     BLACK                   6850 SW 21 STREET        MIRAMAR                FL         33023         $80,750.00
0000070975636     MOHAN                  263 MORRISON AVENUE       CUYAHOGA FA            OH         44221         $86,000.00
0000070975693     POULTER                 313 SUMMIT AVENUE        BOSTON                 MA         02135         $81,000.00
0000070975743     CHURCH                4830 SCHOOLVIEW DRIVE      KERNERSVILL            NC         27284         $18,000.00
0000070975826     MORECRAFT              2112 PEACH TREE LANE      ALGONQUIN              IL         60102         $10,600.00
0000070975933     COHEN                    1058 SOMERA ROAD        LOS ANGELES            CA         90077         $152,000.00
0000070976311     KRAJENTA              404 E FREDERICK STREET     ARLINGTON H            IL         60004         $30,000.00
0000070976444     ENG                     244 FLORAL PARKWAY       FLORAL PARK            NY         11001         $40,000.00
0000070976501     BRAWNER                9047 CALLE DEL VERDE      SANTEE                 CA         92071         $31,700.00
0000070976568     RICHARDS                810 CHESTER STREET       COLUMBIA               SC         29210         $15,000.00
0000070976576     SIDELLA                5112 HOLLYWOOD BVLD       HOLLYWOOD              FL         33021         $25,000.00
0000070976592     MAZZATENTA                9 MCNEIL COURT         GLEN BURNIE            MD         21061         $34,500.00
0000070976873     MELERO                  2889 WINDWOOD WAY        EL CAJON               CA         92019         $14,000.00
0000070977053     ROSSI                 2703 W NICKLAUS DRIVE      PAYSON                 AZ         85541         $20,000.00
0000070977095     DOZIER                 3001 ST PETER STREET      DOTHAN                 AL         36303         $42,500.00
0000070977137     SHIPOSKI              894 E CEDARVILLE ROAD      POTTSTOWN              PA         19465         $19,200.00
0000070977467     MARTIN                 2528 INNISFREE DRIVE      BAKERSFIELD            CA         93309         $16,000.00
0000070977616     EDGE                    250 CLAYTON TRAIL        CANTON                 GA         30114         $31,000.00
0000070977855     DAY                     115 CENTER AVENUE        LINWOOD                MI         48634         $57,000.00
0000070977897     WILL                  7401 BALDWIN COUNTY 32     FAIRHOPE               AL         36532         $235,000.00
0000070978135     PHILLIPS              2300 WOODLAND TERRACE      TUSCALOOSA             AL         35404         $108,000.00
0000070978309     GIOCONDO                502 HURST ROAD N E       PALM BAY               FL         32907         $21,000.00
0000070978358     LOCKE                   2016 N AULT DRIVE        MUNCIE                 IN         47303         $41,650.00
0000070978440     DESJARDINS             8365 SW 45TH STREET       MIAMI                  FL         33155         $100,000.00
0000070978515     THOMAS                   320 NW 33 AVENUE        FORT LAUDER            FL         33311         $70,400.00
0000070978564     SETTERLAND               13948 DAWSON ST         GARDEN GROV            CA         92843         $20,600.00
0000070978614     LUCZAK                   58 BIRCH STREET         PORT WASHIN            NY         11050         $30,000.00
0000070978739     DRAKE                  5520 HIGHLAND TRACE       WINSTON SAL            NC         27105         $15,000.00
0000070978812     RUSSELL                295 BLACK WOLF DRIVE      COLLIERVILL            TN         38017         $31,200.00
0000070979299     NIXON                  6609 TALL OAK DRIVE       TEMPLE HILL            MD         20748         $10,500.00
0000070979638     RIBECK                     6 FIFTH AVE           HAVERHILL              MA         01830         $69,200.00
0000070979679     RIBECK                     6 FIFTH AVE           HAVERHILL              MA         01830         $17,300.00
0000070979992     GARCIA                   806 DUKE STREET         ALEXANDRIA             VA         22314         $70,000.00
0000070980388     QUATSE                    RD 2 BOX 383B          JEANNETTE              PA         15644         $34,900.00
0000070980529     BENTLEY                 983 MAUMEE AVENUE        MANSFIELD              OH         44906         $81,000.00
0000070980743     BEST                    455 EL CAMINO WAY        GRANTS PASS            OR         97526         $150,000.00
0000070980933     GROVES                1611 ESPLANADE AVENUE      DAVENPORT              IA         52803         $38,400.00
0000070980941     ELLIOTT                 181 GRANVILLE AVE        LOS ANGELES            CA         90049         $201,200.00
0000070981097     LIVINGSTON           12131 OLD COURNTRY ROAD     WELLINGTON             FL         33414         $22,500.00
0000070981154     LABRANCHE              1150 NE 143RD STREET      NORTH MIAMI            FL         33161         $76,000.00
0000070981469     TUCKER               1506 S LINDENWOOD STREET    PHILADELPHI            PA         19143         $24,000.00
0000070981477     MCNAUGHTON             33 MORNINGSIDE DRIVE      LAKEWOOD               CO         80215         $72,000.00
0000070981592     CIMAGLIA                  1403 JUNE LANE         LOMBARD                IL         60148         $13,000.00
0000070982046     ENGLISH                  32 EUCLID AVENUE        RIDGEFIELD             NJ         07660         $26,000.00
0000070982079     PAOUR                 17204 EASTWOOD AVENUE      TORRANCE               CA         90504         $16,000.00
0000070982228     PENNELL                  6 HAMMOND DRIVE         GANSEVOORT             NY         12831         $79,300.00
0000070982335     OVERBY                    422 CEDAR LANE         CRITZ                  VA         24082         $30,000.00
0000070982384     SKOKAN                 3 WHISPER HILL ROAD       NISSEQUOGUE            NY         11780         $120,000.00
0000070982467     ANDRISKO                  220 RIDGE ROAD         MONONGAHELA            PA         15063         $55,000.00
0000070982681     WYATT                1050 SOUTH SUNSET AVENUE    BARTOW                 FL         33830         $53,000.00
0000070982707     WINDLE                      10 F ST SW           MIAMI                  OK         74354         $70,000.00
0000070982731     CHOATE                3612 WILLOWBROOK DRIVE     FORT WORTH             TX         76133         $76,800.00
0000070982764     WILSON                   4874 YUMA AVENUE        LAS VEGAS              NV         89110         $20,000.00
0000070982814     KALAMAR                 246 WILD CAT ROAD        FRANKLIN               NJ         07416         $107,250.00
0000070982962     CHASE BOBBIT           1319 LANVALE STREET       BALTIMORE              MD         21217         $39,200.00
0000070983218     HERMANSON             28238 NE 146TH STREET      DUVALL                 WA         98019         $225,600.00
0000070983242     DE LA CRUZ             2122 PHILLIPS DRIVE       GLENVIEW               IL         60025         $60,000.00
0000070983259     DANVER                208 RAMBLEWOOD PARKWAY     MOUNT LAURE            NJ         08054         $36,000.00
0000070983275     HICKMAN               1549 WEST 146TH STREET     GARDENA                CA         90247         $99,450.00
0000070983317     DAVIS                   20 HILLSIDE DRIVE        THIELLS                NY         10984         $49,000.00
0000070983473     FOX                    1414 ELMTREE STREET       BALTIMORE              MD         21226         $94,350.00
0000070983481     CIELO                  600 SANTURCE AVENUE       CORAL GABLE            FL         33146         $58,000.00
0000070983564     RUSSELL                8616 LYNBROOK DRIVE       BETHESDA               MD         20814         $32,000.00
0000070983721     BROOKS                6708 AUTUMN OAK COURT      MOBILE                 AL         36695         $14,200.00
0000070983762     RICE                      2517 FLAMINGO          COLUMBIA               SC         29204         $25,700.00
0000070983846     STRUBLE                 1390 ANCHOR STREET       PHILADELPHI            PA         19124         $42,500.00
0000070983945     GERMAIN                   250 EARLY LANE         CRESCENT CITY          CA         95531         $20,000.00
0000070983960     WELCH               6534 RIPPLING BROOK DRIVE    SALEM                  OR         97301         $35,000.00
0000070984281     MYRICK                591 CENTER HILL AVENUE     ATLANTA                GA         30318         $56,100.00
0000070984356     SMITH                   52250 LECHNER LANE       LA PINE                OR         97739         $13,500.00
0000070984422     HAYES                    26305 AUGUSTA DR        LAKE ARROWH            CA         92352         $55,000.00
0000070984521     MURPHY                  5214 BELLEVUE ROAD       FOREST                 VA         24551         $30,000.00
0000070984588     HARRIS               5164 SOUTHINGTON AVENUE     MEMPHIS                TN         38118          $8,500.00
0000070984737     TURNER                 161 HIGHLAND STREET       BROCKTON               MA         02401         $114,000.00
0000070984992     YARBROUGH                3511 WELCH COURT        SACRAMENTO             CA         95821         $124,500.00
0000070985056     VELEZ                   1284 TRAPELO ROAD        WALTHAM                MA         02154         $45,200.00
0000070985197     JOHNSON                 2901 GRANT STREET        MOBILE                 AL         36606         $11,500.00
0000070985254     STAMNES                 465 RIDGEWOOD ROAD       MAPLEWOOD              NJ         07040         $152,000.00
0000070985262     DEMLAK                 505 RAMSDELL AVENUE       ALTAMONTE S            FL         32714         $45,475.00
0000070985338     FODRINI                 2370 SNOWMASS LANE       ROCKLIN                CA         95677         $41,200.00
0000070985460     CAVALIERI              173 PLEASANT STREET       FRANKLIN               MA         02038         $93,000.00
0000070985528     STAGGS               315 SPRING MEADOWS DRIVE    BALLWIN                MO         63011         $80,500.00
0000070985627     TAYLOR                  7080 KENYON AVENUE       HESPERIA               CA         92345         $25,900.00
0000070985759     GRISAMORE              12224 N 85TH STREET       SCOTTSDALE             AZ         85260         $70,000.00
0000070985767     HOVANEC                 108 GARDEN STREET        ARROYO GRAN            CA         93420         $25,000.00
0000070985775     CONKLIN                6543 JUNALUSKA DRIVE      RICHMOND               VA         23225         $21,350.00
0000070985866     ROSHELL                 209 45TH COURT NE        TUSCALOOSA             AL         35404         $68,000.00
0000070986203     A  HOBBY                356 JASMINE DRIVE        LOCUST GROV            GA         30248         $77,520.00
0000070986237     DAGUE                20577 NORTH COUNTY ROAD     OAKLAND                IL         61943         $69,700.00
0000070986492     GLENN                    390 MANITOU ROAD        HILTON                 NY         14468         $93,750.00
0000070986534     JOHNSTON            325 SOUTH EAST 11TH STREE    GRAND PRAIR            TX         75051         $26,250.00
0000070986575     CHAVEZ                5909 CHIMAYO DRIVE NW      ALBUQUERQUE            NM         87120         $87,760.00
0000070986807     BOYD                    2739 FRISCO AVENUE       MEMPHIS                TN         38114         $34,800.00
0000070986849     HARRIS                     6493 BAY RD           MOBILE                 AL         36605         $31,650.00
0000070986864     FUNDERBURK             7804 RENAISSANCE CT       CHARLOTTE              NC         28226         $23,000.00
0000070986906     LEGGE                  4624 SILVERCREST WAY      ANTIOCH                CA         94509         $16,000.00
0000070987052     WOODS               35 NORTH SHEFFIELD street    HAMDEN                 CT         06517         $66,000.00
0000070987169     GELDMACHER               10N890 YORK LANE        ELGIN                  IL         60123         $127,500.00
0000070987417     OLIVER                 118 BRIARWOOD DRIVE       WARNER ROBI            GA         31093         $20,000.00
0000070987458     PRINCE                7817 REDWOOD TREE ROAD     SEVERN                 MD         21144         $81,000.00
0000070987524     WOODWARD                  32 GOSHEN WAY          MIDDLEBORO             MA         02346         $134,000.00
0000070987565     KEINAT                934 CENTURY OAKS DRIVE     WINDER                 GA         30680         $14,700.00
0000070987581     MERINO                 3562 14TH STREET NW       WASHINGTON             DC         20010         $50,000.00
0000070987615     POGUE                  4741 VERMONT AVENUE       BIRMINGHAM             AL         35210         $86,040.00
0000070987664     WHITTED                5605 SILK TREE DRIVE      RIVERDALE              MD         20737         $202,500.00
0000070987755     GOMEZ                  2724 E 127TH STREET       CHICAGO                IL         60633         $15,800.00
0000070987789     BARTLEY                   4310 ARTHUR RD         MARTINEZ               CA         94553         $25,000.00
0000070987953     KORTE                17271 SOUTH POTTER ROAD     OREGON CITY            OR         97045         $100,000.00
0000070987961     SAMUEL              20620 SOUTH CHATEAU FRESN    RIVERDALE              CA         93656         $57,600.00
0000070988506     PETRILLO                  35 ADAMS DRIVE         WHIPPANY               NJ         07981         $30,000.00
0000070988589     SMITH                    501 SW 6 STREET         DELRAY BEAC            FL         33444         $40,000.00
0000070988597     LEIBA                 4411 POINSETTIA AVENUE     WEST PALM B            FL         33407         $90,000.00
0000070988613     COLLIS                   1630 NE 1 AVENUE        POMPANO BEA            FL         33060         $40,000.00
0000070988712     KURTZAHN               4300 TRENTON LN #216      PLYMOUTH               MN         55442          $6,000.00
0000070988837     WATSON               18509 ROLLINGSIDE DRIVE     COLONIAL HE            VA         23834         $25,000.00
0000070988928     WEST                   12 WHITE SPRUCE LANE      FALLS TOWNS            PA         19054         $29,500.00
0000070989025     CHILDS                524 BLACK DIAMOND ROAD     SMYRNA                 DE         19977         $26,000.00
0000070989041     FLORES                 124 EAST 111TH PLACE      LOS ANGELES            CA         90061         $21,000.00
0000070989405     EDMONDSON              436 SILVERADO CIRCLE      MEDFORD                OR         97504         $36,000.00
0000070989504     JIMENEZ                  57 FOREST STREET        RUTLAND                VT         05701         $66,400.00
0000070989652     MOTZKUS                  299 DIANE COURT         MANTECA                CA         95336         $18,000.00
0000070989694     GARRICK                   107 WARE LANE          EASLEY                 SC         29641         $15,000.00
0000070989702     GARRICK                   107 WARE LANE          EASLEY                 SC         29641         $60,000.00
0000070989801     OXLEY                   2018 VERONA COURT        OAKLEY                 CA         94561         $17,000.00
0000070990031     TATEISHI                21309 ANZA AVENUE        TORRANCE               CA         90503         $30,000.00
0000070990064     FIGUR                  8050 TEICHMAN COURT       SALINAS                CA         93907         $64,400.00
0000070990262     WALDEN                  4837 HIGHLANDS WAY       ANTIOCH                CA         94509         $25,000.00
0000070990452     ESTES                 911 VALLEY VIEW CIRCLE     PALM HARBOR            FL         34684         $25,000.00
0000070991120     JONES                   809 SW 11 TERRACE        DELRAY BEAC            FL         33444         $66,000.00
0000070991450     COOPER                   4137 ADAMS ROAD         PACE                   FL         32571         $12,900.00
0000070991716     RICCI                    33828 NE 60TH ST        CARNATION              WA         98014         $145,000.00
0000070991963     MONTOYA             732 WESTERN HILLS DRIVE S    RIO RANCHO             NM         87124         $86,875.00
0000070992029     BROUETTE               13119 WEST END LANE       CRESTWOOD              IL         60445         $109,500.00
0000070992094     MITCHELL                2117 CORNELL DRIVE       MOBILE                 AL         36618         $51,000.00
0000070992177     CUROTTO                  318 44TH AVENUE         SAINT PETER            FL         33706         $21,000.00
0000070992219     PITTS                 15106 LEXINGTON AVENUE     HARVEY                 IL         60426         $48,000.00
0000070992250     PITTS                 15106 LEXINGTON AVENUE     HARVEY                 IL         60426         $12,000.00
0000070992508     CAPOCCIAMA              1435 JANCY STREET        PITTSBURGH             PA         15206         $28,950.00
0000070992540     SCHWARZ                 2214 CANALDA DRIVE       LA CANADA              CA         91011         $100,000.00
0000070992995     BEYL                 14010 COLUMBUS MANN ROAD    MEMPHIS                IN         47143         $12,800.00
0000070993423     JOHNSON                1116 STARMOUNT DRIVE      WEST COLUMB            SC         29172         $61,200.00
0000070993464     JOHNSON                1116 STARMOUNT DRIVE      WEST COLUMB            SC         29172         $15,300.00
0000070993613     SMITH                   1106 CRABTREE ROAD       TUSCALOOSA             AL         35405         $35,000.00
0000070993704     TONEY                11101 TICONDEROGA DRIVE     LOS ALAMITO            CA         90720         $21,000.00
0000070993993     GLOVER                  4204 PALAMINO ROAD       KEARNEY                NE         68847         $99,200.00
0000070994108     JOHNSON                 708 HAYCREEK ROAD        BIRDSBORO              PA         19508         $17,000.00
0000070994249     LESTER                     1613 MILLARD          ROYAL OAK              MI         48073         $35,000.00
0000070994363     FRAINI                   38 ELMWOOD ROAD         NEEDHAM                MA         02492         $125,000.00
0000070994397     SHORT                    76 AIRPORT ROAD         GEORGETOWN             DE         19947         $105,000.00
0000070994454     DIXON                  215 12TH AVENUE WEST      BRADENTON              FL         34205         $35,700.00
0000070994496     DIXON                  221 12TH AVENUE WEST      BRADENTON              FL         34205         $34,300.00
0000070994603     BURNS                 2049 GREENFIELD DRIVE      RICHMOND               VA         23235         $20,000.00
0000070994637     KEENAN                     76 BROADWAY           LATHAM                 NY         12110         $74,000.00
0000070994868     BENADO                  1 SANDALWOOD ROAD        WARREN                 NJ         07059         $55,000.00
0000070995337     BORG                   37 MARSHMALLOW DRIVE      COMMACK                NY         11725         $249,000.00
0000070995402     ANTIPPAS                 2 SILVA TERRACE         OXFORD                 CT         06478         $27,200.00
0000070995683     NORSIC                 30621 CRESCENT DRIVE      WILLOWICK              OH         44095         $16,000.00
0000070996152     RUZ                   42 BAYSHORE BOULEVARD      GOOSE CREEK            SC         29445         $23,000.00
0000070996483     ROWETT                    3 BULMER DRIVE         OGDENSBURG             NJ         07439         $24,000.00
0000070996657     MARSHALL               4807 WOODLAWN DRIVE       HYATTSVILLE            MD         20784         $125,800.00
0000070997184     STACKHOUSE               7709 BENDER ROAD        LANDOVER               MD         20785         $65,025.00
0000070997291     THOMPSON                 8006 VALRIE LANE        RIVERVIEW              FL         33569         $30,000.00
0000070997523     BROSSARD                 956 54TH STREET         COLUMBUS               GA         31904         $20,800.00
0000070997531     BROSSARD                 956 54TH STREET         COLUMBUS               GA         31904         $83,200.00
0000070997648     OSWALD                   55 SUN PARK LANE        HUNTINGTOWN            MD         20639         $32,000.00
0000070998232     EKKER                    3700 SE 183RD CT        VANCOUVER              WA         98683         $18,750.00
0000070998919     GODFREY               146 GREEN HILL STREET      JASPER                 GA         30143         $24,100.00
0000070998950     MULDROW                 3201 HOLLYKNOLL CT       ABINGDON               MD         21009         $31,000.00
0000070999875     MIKELS                33622 DANA VISTA DRIVE     DANA POINT             CA         92629         $18,500.00
0000071000285     FERRELL                  322 SW 10 COURT         DEERFIELD B            FL         33441         $26,000.00
0000071000574     HOWARD                    5500 TERRACE Q         BIRMINGHAM             AL         35208         $39,000.00
0000071000921     BOSTON                14 MOUNT GROVE STREET      LOWELL                 MA         01854         $72,000.00
0000071001226     ROBERSON             1530 NORTH MASSARO LANE     SAN BERNARD            CA         92411         $39,150.00
0000071001580     HUGHES                15015 OLD LOCK 9 ROAD      FOSTERS                AL         35463         $128,000.00
0000071001978     CAMBRE                12120 SW 110TH STREET      MIAMI                  FL         33186         $50,000.00
0000071002265     MAGGI                  262 IDLEWILD AVENUE       MUNDELEIN              IL         60060         $198,750.00
0000071002703     TOMAK                  8839 STATE ROUTE 415      CAMPBELL               NY         14821         $87,500.00
0000071003115     BENFORD              1517 SOUTH MEEKER AVENUE    MUNCIE                 IN         47302         $52,000.00
0000071003537     GATES KING              4635 LAKEVIEW BLVD       LAKE OSWEGO            OR         97035         $140,000.00
0000071003768     MAY                   3488 CYRUS CREEK ROAD      BARBOURSVIL            WV         25504         $35,000.00
0000071004584     HADFIELD                 321 RED FOX ROAD        MYRTLE BEAC            SC         29579         $67,000.00
0000071004592     WARNER                 490 WEST MAIN STREET      VERMONTVILL            MI         49096         $69,600.00
0000071004634     WARNER                 490 WEST MAIN STREET      VERMONTVILL            MI         49096         $17,400.00
0000071005151     INTINTOLI                61 FOREST DRIVE         BEDFORD                NH         03110         $126,000.00
0000071006001     IVORY               856 SOUTH WASHINGTON AVEN    MOBILE                 AL         36603         $39,000.00
0000071006266     FLEMING                  4615 BASS DRIVE         TUSCALOOSA             AL         35401         $83,200.00
0000071006506     CLAY                  1001 WEST 123RD STREET     CALUMET PAR            IL         60827         $61,000.00
0000071007066     VERCHER                 614 SULLIVAN LANE        UNIVERSITY             IL         60466         $76,800.00
0000071007280     KOVAL                 3887 FREDERICK STREET      PITTSBURGH             PA         15227         $67,925.00
0000071008304     FARRIS                14424 HIGHWAY 11 NORTH     COTTONDALE             AL         35453         $104,000.00
0000080000151     BARESCIANO               207 SALINA ROAD         SEWELL                 NJ         08080         $40,000.00
0000080000169     TAYLOR                 845 HUNTINGTON ROAD       FORT LAWN              SC         29714         $95,600.00
0000080000409     KELLY                   5500 ROTTAMORE RD        VERNON CENT            NY         13477         $48,510.00
0000080000581     DARING                 656 EAST 28TH STREET      PATERSON               NJ         07514         $90,950.00
0000080001548     GUMBS JONES             7114 FRESNO STREET       CAPITOL HEI            MD         20743         $84,000.00
0000080001860     CRONK                     70 FOREST AVE          PRINCETON              NJ         08540         $70,000.00
0000080001886     JOHNSON                1332 ASHLAND STREET       GREENSBURG             PA         15601         $58,800.00
0000080001894     HOBBS                  11729 SINEPUXENT RD       BERLIN                 MD         21811         $74,000.00
0000080001936     PEREZ                     3258 S HAMLIN          CHICAGO                IL         60623         $120,000.00
0000080002041     GLOVER                  2833 MAYFLOWER RD        CHARLOTTE              NC         28208         $40,950.00
0000080002165     STERLING                 205 BEVERLY WAY         NEPTUNE                NJ         07753         $122,000.00
0000080003072     JOHNSON                  602 CEDAR STREET        ASHLAND                NE         68003         $72,800.00
0000080003809     CREE                   1674 TRADEWINDS AVE       GALESBURG              IL         61401         $41,300.00
0000080004369     CONNERS                631 PARKSIDE AVENUE       BUFFALO                NY         14216         $33,600.00
0000080004971     WILLIAMS               1724 STRAWBERRY ROAD      MOHEGAN LAK            NY         10547         $199,750.00
0000080005036     GOSINE                    5702 29TH AVE          HYATTSVILLE            MD         20782         $92,250.00
0000080006158     WESTBROOK               3809 BALBOA PLACE        WESTERVILLE            OH         43081         $91,500.00
0000080006430     SAVOY                    1252 CREEK DRIVE        ANNAPOLIS              MD         21403         $92,800.00
0000080006455     ELA                      388 MARTOM ROAD         WYCKOFF                NJ         07481         $207,000.00
0000080008030     SCHUMAN                64 TENNESSEE AVENUE       HEMPSTEAD              NY         11550         $136,000.00
0000080008436     WYCOFF                321 BREEZY ACRES DRIVE     VERNON                 VT         05345         $105,000.00
0000080008709     BAI                    2 ELSMERE BOULEVARD       WILMINGTON             DE         19805         $54,000.00
0000080009194     SANTOS                    1 LIBERTY ROAD         BRIDGEWATER            MA         02324         $64,000.00
0000080009236     RADICIONI                4249 CREEK ROAD         COLLEGEVILL            PA         19426         $123,500.00
0000080009731     MACKESY                  8912 MARLEE ROAD        JACKSONVILL            FL         32222         $104,000.00
0000080009855     ELLIS                   108 WILDWOOD DRIVE       SMYRNA                 TN         37167         $104,975.00
0000080010184     VANAUSDAL                  833 N 2400 W          PROVO                  UT         84601         $26,500.00
0000080010200     MC NUTT              10025 SLEEPY HOLLOW LANE    PORT RICHEY            FL         34668         $44,200.00
0000080010291     BURKE                   4129 FOXRIDGE BLVD       ZEPHYRHILLS            FL         33543         $83,000.00
0000080010853     AFRATES                1235 WEST 7TH STREET      LORAIN                 OH         44052         $67,200.00
0000080012396     PATTEN                  4420 EVANS AVENUE        SPRINGFIELD            OH         45504         $171,000.00
0000080013022     BRANDON                 821 DUNHILL DRIVE        VIRGINIA BE            VA         23464         $97,000.00
0000080014756     HAMMONS               1714 E LAWRENCE AVENUE     INDIANAPOLI            IN         46227         $66,400.00
0000080015084     MORRIS                   619 VENUS AVENUE        SANTA PAULA            CA         93060         $85,000.00
0000080015092     CONNERLEY              3101 LA COSTA AVENUE      CARLSBAD               CA         92009         $75,000.00
0000080015308     CAPPELLI               5977 CAVANAUGH ROAD       MARCY                  NY         13403         $59,900.00
0000080015381     SHIEKH                   6400 LONGFELLOW         SYLVANIA               OH         43560         $65,000.00
0000080016173     RYAN                   10305 S LONG AVENUE       OAK LAWN               IL         60453         $129,600.00
0000080016488     FAHRION                   752A AVENUE E          BAYONNE                NJ         07002         $100,000.00
0000080016512     MCGRATH                49 GRANVILLE AVENUE       WORCESTER              MA         01606         $66,682.00
0000080016975     CROWLEY                 771 LYNWOOD AVENUE       PITTSBURGH             PA         15215         $101,000.00
0000080017619     DELVA                  47 FAIRMOUNT TERRACE      WEST ORANGE            NJ         07052         $174,150.00
0000080018435     GILMORE                  15 TAYLOR STREET        PEMBROKE               MA         02359         $43,750.00
0000080019235     GENTRY                   2 LAKEWOOD ROAD         WEYMOUTH               MA         02190         $65,000.00
0000080019946     CALDWELL               6462 MATTHEWS STREET      PHILADELPHI            PA         19119         $65,450.00
0000080020522     PLIS                     433 W 4TH STREET        WEST WYOMIN            PA         18644         $100,000.00
0000080021124     MINGUS                  122 CANTON STREET        MALVERN                OH         44644         $42,840.00
0000080021546     GIFT                  849 SCHUYLKILL AVENUE      READING                PA         19601         $18,750.00
0000080021819     POLZ                 8527 CENTRAL PARK AVENUE    SKOKIE                 IL         60076         $142,600.00
0000080022346     WILSON                117 GARDENCOVE CIRCLE      HUNTSVILLE             AL         35810         $18,135.00
0000080022478     STOCKS                 8106 ALLENDALE DRIVE      HYATTSVILLE            MD         20785         $81,000.00
0000080023633     JACKSON              1391 BRONX RIVER AVEUNE     BRONX                  NY         10472         $28,500.00
0000080024797     BELL                  3130 W BUENA VISTA DR      MARGATE                FL         33063         $36,250.00
0000080024995     HUDSON                2373 RADER RIDGE ROAD      ANTIOCH                TN         37013         $180,000.00
0000080025612     OAKLEY                  152 THROOP STREET        NORTH BABYL            NY         11703         $116,000.00
0000080026867     AYERS                  50 RIVER COVE COURT       BASALT                 CO         81621         $104,397.00
0000080027113     PICKELL                  5480 WHITE ROAD         CEMENT CITY            MI         49233         $84,500.00
0000080027154     DAVIS                     3111 SCOTTWOOD         TOLEDO                 OH         43610         $47,000.00
0000080027451     POLLARD                   3302 HILLCREST         ORANGE                 TX         77630         $89,865.00
0000080028210     CARDARELLI             40 FAIRFIELD STREET       REVERE                 MA         02151         $92,700.00
0000080028269     BOULAY                   250 WALNUT DRIVE        SAINT CHARL            IL         60174         $22,000.00
0000080028731     LANGDON                2212 PORT NORTH WEST      WINTER HAVE            FL         33880         $48,000.00
0000080029036     DICANIO                  12239 BRADT ROAD        CATO                   NY         13033         $67,500.00
0000080029069     LEVEILLE                543 THOMPSON ROAD        THOMPSON               CT         06277         $60,000.00
0000080029093     BRUESTLE               3901 THALIA TRACE CT      VIRGINIA BE            VA         23452         $54,400.00
0000080029127     BRUESTLE               115 THALIA TRACE DR       VIRGINIA BE            VA         23452         $50,400.00
0000080030935     VOLLMER                  1612 CARTER BLVD        OMAHA                  NE         68110         $21,000.00
0000080031404     SURGUY                  347 GROVETHORN RD        BALTIMORE              MD         21220         $35,000.00
0000080033640     FOSTER                12071 TUNSTALL STREET      GARDEN GROV            CA         92845         $40,000.00
0000080033665     KUNA                      6960 LENA AVE          WEST HILLS             CA         91307         $198,000.00
0000080033814     JAFFE                     4 JACATA ROAD          MARLBORO               NJ         07746         $120,000.00
0000080034226     BURZAIR              142 NORTH SWEDESFORD RD     AMBLER                 PA         19002         $35,000.00
0000080035009     KASHEM                     624 44TH ST           BROOKLYN               NY         11220         $174,250.00
0000080035314     TAHIRI                   2 VAN DAN PLACE         WALDWICK               NJ         07463         $124,000.00
0000080035611     FOSTER                  1099 N CHEYENNE ST       ORANGE                 CA         92869         $125,000.00
0000080036064     WAFER                    12247 S HARVARD         CHICAGO                IL         60628         $90,000.00
0000080036189     PAUL                     5309 ATTA VISTA         SHREVEPORT             LA         71109         $20,000.00
0000080036205     EVANGELISTA              1122 BRIAN COURT        YARDLEY                PA         19067         $100,294.00
0000080036312     DOwNS                   100 BERWYN STREET        MILFORD                CT         06460         $39,300.00
0000080038094     ROSA                 2369 NORTH FIRELANE ROAD    SOUTHAMPTON            NJ         08088         $25,500.00
0000080039159     DALESANDRO               120 LINDA AVENUE        DELRAN                 NJ         08075         $38,747.00
0000080039399     MUTHART                 2503 ANTOINE COURT       STOCKTON               CA         95209         $112,800.00
0000080040546     LACY                   3220 HONEYWOOD DRIVE      JACKSONVILL            FL         32277         $82,800.00
0000080040843     MASON                  3 N BENTALOV STREET       BALTIMORE              MD         21223         $21,000.00
0000080041239     VIEIRA TRANT            10 SINCLAIR STREET       BILLERICA              MA         01821         $20,000.00
0000080041767     BOERSMA                   117 NASHUA RD          PEPPERELL              MA         01463         $195,500.00
0000080041866     GHANI                 742 EAST 228TH STREET      BRONX                  NY         10466         $202,500.00
0000080041908     CARLEE                   248 HOPE CIRCLE         FLORENCE               MS         39073         $15,100.00
0000080042260     DAVIS                   2866 WARREN STREET       EUGENE                 OR         97405         $30,000.00
0000080042286     RALPHS                   15021 SABER LANE        HUNTINGTON             CA         92647         $12,600.00
0000080042294     VAUGHT                 24442 CARACAS STREET      DANA POINT             CA         92629         $17,250.00
0000080042393     O CONNELL                  21691 LINAR           MISSION VIE            CA         92692         $70,000.00
0000080042542     JOHNSON                  330 AYRES DRIVE         HARRIMAN               TN         37748         $56,000.00
0000080042757     JOHNSON                  330 AYRES DRIVE         HARRIMAN               TN         37748         $10,500.00
0000080042963     PHILLIPS                11926 MATTHEWS HWY       CLINTON                MI         49236         $123,750.00
0000080043029     LIEBERMAN                 19 DURAND ROAD         HUNTINGDON             PA         19006         $18,900.00
0000080043128     WEY                    1102 EAGLEHURST ROAD      DOVER                  NJ         08753         $103,500.00
0000080043235     DUNK                   29 WILLOW BROOK ROAD      FREEHOLD               NJ         07728         $212,000.00
0000080043334     TOOMEY                  2833 FREDERICK AVE       BALTIMORE              MD         21223         $45,600.00
0000080043847     ELLIOTT               5742 HILTON RIDGE ROAD     LITHONIA               GA         30058         $82,450.00
0000080043896     WOMACK                 1320 24TH AVE NORTH       BIRMINGHAM             AL         35244         $37,600.00
0000080043953     WILLS                    4810 GLEN OAK DR        HYATTSVILLE            MD         20784         $25,000.00
0000080044233     JOHNSON                 LOT C CANINE DRIVE       CONWAY                 SC         29526         $76,770.00
0000080044860     D'Agostino            4701 FLAT SHOALS VILLA     UNION CITY             GA         30291         $41,250.00
0000080044993     MARTINEZ                  2242 N KENNETH         CHICAGO                IL         60639         $147,000.00
0000080045933     LEGASPI                   91 ATLANTIC ST         METUCHEN               NJ         08840         $139,000.00
0000080045958     PECINA                  158 VICTORIS DRIVE       CLARK                  NJ         07066         $24,750.00
0000080045974     CARROLL                21 WASHINGTON STREET      SHIRLEY                MA         01464         $130,000.00
0000080046055     MANOS                   764 TUCKAHOE ROAD        VINELAND               NJ         08360         $13,000.00
0000080046063     LETTS                     4811 E 36TH ST         INDIANAPOLI            IN         46218         $52,000.00
0000080046154     KATZ                     664 ITHACA PLACE        EAST WINDSO            NJ         08520         $75,000.00
0000080046352     CARUSO                    433 MARION AVE         NEW MILFORD            NJ         07646         $74,900.00
0000080046378     PAJULA                   11019 HOLLY ROAD        RIDGELY                MD         21660         $50,000.00
0000080046394     ROBERTS                 1194 CHASTAIN ROAD       LIBERTY                SC         29657         $19,600.00
0000080046436     DAVIS                 57 NORTH FELTON STREET     PHILADELPHI            PA         19139         $36,000.00
0000080046451     HILFERTY              310 GLACIER HILL ROAD      EASTHAM                MA         02642         $124,000.00
0000080046717     TOOMEY                  2833 FREDERICK AVE       BALTIMORE              MD         21223         $11,400.00
0000080046840     MYERS                    5805 SHERIFF RD         CAPITOL HEI            MD         20743         $69,100.00
0000080047228     TODD                   1054 RIVERSIDE ROAD       AVON                   MS         38723         $29,700.00
0000080047319     GRANEY                   806 808 SALEM ST        MALDEN                 MA         02148         $224,000.00
0000080047392     MACFARLAND                   641 66RD            HANNIBAL               NY         13074         $52,500.00
0000080047400     THOMPSON                   6437 EMMETT           YALE                   MI         48097         $140,250.00
0000080047731     HARRIS                708 RANDOLPH STREET NW     WASHINGTON             DC         20011         $52,000.00
0000080047814     CORREIA                  95 CENTER STREET        CARVER                 MA         02330         $114,000.00
0000080047954     CARLSON                   310 EDWARD ST          SYCAMORE               IL         60178         $27,000.00
0000080048689     SAMET                     1603 AVENUE K          BROOKLYN               NY         11230         $106,000.00
0000080048739     KOZLOWSKI               907 S STATE STREET       YORKVILLE              IL         60560         $102,000.00
0000080049778     BARKAND                 331 MCGRADY HOLLOW       CLEARFIELD             PA         16002         $50,000.00
0000080049786     FARRELL                7207 CHARLES STREET       PHILADELPHI            PA         19135         $66,600.00
0000080050164     SCHOLL                   1424 MAIN STREET        BATH                   PA         18014         $46,000.00
0000080050297     GREEN                  3115 FOXHALL ROAD NW      WASHINGTON             DC         20016         $245,000.00
0000080050313     HOOKS                 950 SUGAR MAPLE STREET     HAMPSTEAD              MD         21074         $26,000.00
0000080050321     LADUKE                 1406 LONG CREEK WAY       ROSEVILLE              CA         95747         $34,152.00
0000080050529     GRACE                  3420 CENTRAL AVENUE       HUNTINGDON             PA         19006         $211,500.00
0000080050677     BAJOMO                   95 GLENWOOD AVE         NEW LONDON             CT         06320         $213,350.00
0000080050834     JASSO                      324 BANK AVE          HAMILTON               OH         45015         $68,000.00
0000080050891     PRADO                  10260 S KENDALE BLVD      MIAMI                  FL         33176         $185,400.00
0000080051113     CHRISTENSEN         4862 WEST WOOD RANCH DRIV    SOUTH JORDA            UT         84095         $137,900.00
0000080051519     BRUCKER                 1802 OTTAWA DRIVE        TOLEDO                 OH         43610         $22,400.00
0000080051766     DARROW                  1 MENEMSHA INN RD        CHILMARK               MA         02535         $400,000.00
0000080052061     ESCHER                  42 GOVERNORS LANE        PRINCETON              NJ         08540         $250,000.00
0000080053325     DUFFY                  1788 S OLYMPIAN WAY       ATLANTA                GA         30310         $90,000.00
0000080053895     GENSIAK                846 NORTH VALLEY AVE      OLYPHANT               PA         18447         $45,600.00
0000080054497     KUEHNLE               258 HORNBLOWER AVENUE      BELLEVILLE             NJ         07109         $90,000.00
0000080054505     HILL                 4445 NORTH GRATZ STREET     PHILADELPHI            PA         19140         $29,600.00
0000080054851     OWEN                  3727 UNIVERSITY DRIVE      COLLEGEDALE            TN         37315         $56,250.00
0000080055122     BROWN                   530 FAIRVIEW COVE        JACKSON                MS         39212         $67,300.00
0000080055288     NOBLE                 2022 WEST WAGONER ROAD     PHOENIX                AZ         85203         $78,750.00
0000080055619     SULLIVAN                  6103 PHELPS ST         GLEN ALLEN             VA         23060         $81,000.00
0000080055791     DIXON                    63 65 ADMIRAL ST        NEW HAVEN              CT         06511         $80,000.00
0000080056633     NIXON                1012 C STREET NORTH EAST    WASHINGTON             DC         20002         $192,000.00
0000080058183     MATTHEWS                2125 W 85TH STREET       CLEVELAND              OH         44102         $66,800.00
0000080058431     FIERRO                    2553 W AUGUSTA         CHICAGO                IL         60622         $75,000.00
0000080058605     JOHNSON                  1324 HALIDON WAY        FOLSOM                 CA         95630         $39,500.00
0000080058647     CAMBRIC                 4851 NW 16TH COURT       LAUDERHILL             FL         33313         $97,750.00
0000080058803     MORRISSEY              1507 N 211TH STREET       ELKHORN                NE         68022         $167,400.00
0000080058811     RUBNER                   5110 BOUNTY LOOP        FREELAND               WA         98249         $114,750.00
0000080058894     MERCADO                  460 S 2ND AVENUE        DES PLAINES            IL         60016         $151,300.00
0000080059058     LOWERY                 4614 CHATFORD AVENUE      BALTIMORE              MD         21206         $80,100.00
0000080059397     WHITE                  33961 NAUTICUS ISLE       LAGUNA NIGU            CA         92629         $74,000.00
0000080059686     RESTER                 5045 MEADOWLARK LANE      NEW PORT RI            FL         34653         $52,700.00
0000080059744     FARRO                   449 CONCORD STREET       ROCKLAND               MA         02370         $132,200.00
0000080059751     ELLAZAR                644 ORANGEWOOD DRIVE      VIRGINIA BE            VA         23456         $13,000.00
0000080060148     MC COY                8625 SOUTH 7TH AVENUE      INGLEWOOD              CA         90305         $30,000.00
0000080060577     ZIRPOLI              16 NORTH BONSALL AVENUE     GLENOLDEN              PA         19036         $53,000.00
0000080060999     HARRIS               4234 SOUTHERN AVENUE SE     WASHINGTON             DC         20019         $55,200.00
0000080061096     NASH                    2281 SE BARREN ST        PORT SAINT             FL         34952         $42,250.00
0000080061443     SAREL                    7205 NW 4 PLACE         MARGATE                FL         33063         $22,800.00
0000080061682     BOWERS                4112 SQUAW POINT ROAD      STARKEY                NY         14837         $93,500.00
0000080061708     METZGER                   117 W BROADWAY         MAPLE SHADE            NJ         08052         $20,000.00
0000080062615     PACE                    10553 SOUTH NORMAL       CHICAGO                IL         60628         $75,200.00
0000080063332     CULLY                     64 3RD STREET          BOLTON                 NC         28423         $30,500.00
0000080065014     KETLER                   1 W COOKE AVENUE        GLENOLDEN              PA         19036         $67,425.00
0000080065196     BERTRAND              1268 BUCKINGHAM CIRCLE     FRANKLIN               TN         37064         $183,600.00
0000080065576     MEADE                   6231 GLACIER DRIVE       WESTMINSTER            CA         92683         $38,000.00
0000080065733     CARTER                    126 EDGEWATER          SHILOH                 NC         27974         $79,000.00
0000080065808     WAGNER                   112 FORGE DRIVE         AV0N                   CT         06001         $165,000.00
0000080065972     LABAHN                  47 EVERGREEN COURT       STREAMWOOD             IL         60103         $127,500.00
0000080066160     BELL                    35 WOODLAKE DRIVE        MIDDLETOWN             NY         10940         $94,900.00
0000080066988     ALLEN                   4011 PINKNEY ROAD        BALTIMORE              MD         21215         $56,000.00
0000080067911     CHINTALAN               2033 CLONMELL ROAD       HARLEYSVILL            PA         19438         $49,000.00
0000080067978     ARNOLD                      711 MAVES            BATAVIA                IL         60510         $195,750.00
0000080068067     ABEL                      116 BETH DRIVE         PHILADELPHI            PA         19115         $53,000.00
0000080068182     MIXER                 1443 JEFFERSON STREET      ALBANY                 OR         97321         $55,000.00
0000080068224     SALADINO                2928 RIDGELOCK CT        ATLANTA                GA         30360         $35,075.00
0000080068232     JONES                 1242 GIRARD STREET NE      WASHINGTON             DC         20017         $25,000.00
0000080068620     WILLIAMS                  628 5TH ST NE          WASHINGTON             DC         20002         $40,000.00
0000080068661     MOBLEY                     RT 1 BOX 71           SHORTERVILL            AL         36373         $91,800.00
0000080068935     SAYRE                 11100 KEMPSFORD DRIVE      CHARLOTTE              NC         28262         $101,600.00
0000080069123     ARMER                 213 TOM ROGERS CIRCLE      GREENFIELD             CA         93927         $68,000.00
0000080069164     ROLAND                1810 MEADOWBROOK COURT     SYCAMORE               IL         60178         $14,000.00
0000080069198     HARROLD                219 N PERSHING DRIVE      MUNCIE                 IN         47305         $63,750.00
0000080069248     BENZING                 28 PROSPECT DRIVE        BROOKFIELD             CT         06804         $45,750.00
0000080069412     HUBKA               5459 CHESHIRE MEADOWS WAY    FAIRFAX                VA         22032         $127,500.00
0000080069537     CULVER                507 WEST NEWTON STREET     DOTHAN                 AL         36303         $42,300.00
0000080069834     SHEPARD                15415 SHAWNEE TRAIL       MATTHEWS               NC         28105         $86,400.00
0000080069909     NEWMAN                446 NORTH 62ND STREET      PHILADELPHI            PA         19151         $42,500.00
0000080069990     OSBORNE                   498 ERMA DRIVE         SOMONAUK               IL         60552         $27,000.00
0000080070071     SHEPARD                15415 SHAWNEE TRAIL       MATTHEWS               NC         28105         $21,600.00
0000080070287     TOWNES               2827 JOHN ROE SMITH AVE     MEDFORD                NY         11763         $42,000.00
0000080070584     WREN                   25211 TERRENO DRIVE       MISSION VIE            CA         92691         $36,300.00
0000080070774     BENTLEY                  554 COLTON ROAD         COLUMBUS               OH         43227         $67,500.00
0000080070790     SMITH                   327 PINETREE ROAD        TOWNSEND               DE         19734         $72,000.00
0000080071202     RUSSELL                    RT 1 BOX 42           WALTERS                OK         73572         $58,800.00
0000080071244     PACHECO                  1501 SW 122 AVE         MIAMI                  FL         33184         $17,200.00
0000080071327     DOUGHERTY             18 WEST FOURTH AVENUE      WEST DEPTFO            NJ         08051         $60,500.00
0000080072630     MCGRATH                24 NESTLENOOK DRIVE       MIDDLEBOROU            MA         02346         $183,700.00
0000080072671     HAIR                457 W ENFIELD CENTER ROAD    ITHACA                 NY         14850         $56,000.00
0000080072820     NOBLE                  4065 KIRKWOOD STREET      BEAR                   DE         19701         $190,000.00
0000080072903     ROBERTS                 602 MILLVIEW DRIVE       BATAVIA                IL         60510         $25,000.00
0000080072960     HENDERSON                  19428 STOUT           DETROIT                MI         48219         $50,000.00
0000080072986     MIDGET                  3708 CHATHAM ROAD        BALTIMORE              MD         21215         $91,800.00
0000080073059     WOODUS                  5 WINDERMERE COURT       OWINGS MILL            MD         21117         $43,000.00
0000080073125     ROTHBERG              5366 NORTH SPRINGS WAY     CORAL SPRIN            FL         33076         $200,000.00
0000080073224     WINERFELDT              1054 RICHTON PLACE       RICHTON PAR            IL         60471         $73,800.00
0000080073679     WHITE                   420 PAULINE AVENUE       GADSDEN                AL         35905         $48,950.00
0000080073695     KNIBBS              486 W WILKES BARRE STREET    EASTON                 PA         18042         $10,000.00
0000080073844     RICHARDS              317 NORTH BROAD STREET     PEEKSKILL              NY         10566         $84,000.00
0000080073984     SWEARER                  1082 WESTERN RD         PHOENIXVILL            PA         19460         $32,800.00
0000080074123     PORTER                    694 RYE STREET         SOUTH WINDS            CT         06074         $106,500.00
0000080074149     DAVIS                   419 E 44TH STREET        CHICAGO                IL         60653         $110,000.00
0000080074180     SOTO                    3260 PELHAM PLACE        CAMDEN                 NJ         08105         $10,000.00
0000080074206     LOCKEL                1625 HECKSCHER AVENUE      BAY SHORE              NY         11707         $126,100.00
0000080074339     HENNELLY              309 NORTH CENTRAL BVD      BROOMALL               PA         19008         $115,500.00
0000080074396     FIORE                    104 KING STREET         GROVELAND              MA         01843         $400,000.00
0000080074412     FIORE                    104 KING STREET         GROVELAND              MA         01834         $130,000.00
0000080074453     DESNOYERS               222 RIVERNECK ROAD       CHELMSFORD             MA         01824         $25,000.00
0000080074560     TEEL                    1860 SETTINDOWN DR       ROSWELL                GA         30075         $58,500.00
0000080074610     SEVERAID                 5628 DARBY ROAD         ROCKLIN                CA         95765         $62,000.00
0000080074784     AUSTIN                    1320 SOUTH DR          MOBILE                 AL         36605         $35,000.00
0000080075328     COSTEA GEIER             27452 WEDDEL ST         BROWNSTOWN             MI         48183         $38,100.00
0000080075351     WOOD                   3956 STATE ROUTE 378      WILLOW WOOD            OH         45696         $68,000.00
0000080075658     NASH                   2281 SE BARON STREET      PORT SAINT             FL         34952          $9,500.00
0000080075674     JOHNSON                 ROUTE 1 BOX 255 K        LINCOLN                DE         19960         $12,600.00
0000080075849     NADRASIK                    947 CUSTER           TOLEDO                 OH         43612         $44,460.00
0000080075922     CONTE                  84 LAURELWOOD COURT       ROCKAWAY BO            NJ         07866         $161,500.00
0000080075963     OTERO COLON           6400 SPRINGBROOK LANE      CLINTON                MD         20735         $54,000.00
0000080076003     LUNN                    329 E 28TH STREET        BALTIMORE              MD         21218         $59,000.00
0000080076094     SCHERTLE              1214 HORSE POINT ROAD      FISHING CRE            MD         21634         $400,000.00
0000080076144     SHELTON               2003 NORTH EMERSON AVE     INDIANAPOLI            IN         46218         $68,800.00
0000080076177     HERRMANN                   38 SANTA FE           RANCHO SANT            CA         92688         $38,000.00
0000080076383     WRIGHT                     508 WYETH ST          BALTIMORE              MD         21230         $55,800.00
0000080076474     COLWELL                   HC 62 BOX 144A         GREAT CACAP            WV         25422         $52,800.00
0000080076573     JONES                 1310 NW 132ND TERRACE      MIAMI                  FL         33167         $96,000.00
0000080076649     NADRASIK                 4221 VERMAAS AVE        TOLEDO                 OH         43612         $29,000.00
0000080076664     BOONE                 1807 CANDLELIGHT DRIVE     CHESAPEAKE             VA         23325         $66,600.00
0000080076672     BOWERS                  8 HALLMARK GARDENS       BURLINGTON             MA         01803         $67,200.00
0000080076862     COOPER                9021 GLEN EAGLE DRIVE      TALLAHASSEE            FL         32312         $221,600.00
0000080076870     SOLOMITA               523 8TH STREET SOUTH      LAKE WALES             FL         33853         $43,200.00
0000080076888     BYRD                 2535 PENNSYLVANIA AVENUE    BALTIMORE              MD         21217         $20,000.00
0000080076912     MARINE                  107 ANDREWS STREET       HURLOCK                MD         21643         $54,000.00
0000080077514     HRYNKO                  2443 CRIMSON DRIVE       WESTLAKE               OH         44145         $93,500.00
0000080077696     CARMEN                  3619 SUMMERFORD DR       MARIETTA               GA         30062         $47,000.00
0000080078215     GULLATTE              3505 CLEARBROOK DRIVE      FORT WORTH             TX         76123         $101,250.00
0000080078371     POTTS                     102 IVEY DRIVE         HENDERSONVI            TN         37015         $85,850.00
0000080078462     JONES                   25864 RICKEY DRIVE       HOLLYWOOD              MD         20636         $25,000.00
0000080078488     BRECKENRIDGE            6907 REDWOOD FALLS       PASADENA               TX         77505         $82,500.00
0000080078629     SCHER                     14500 RICE RD          CAMDEN                 MI         49232         $15,600.00
0000080078678     ADAMS                   532 COMPANY STREET       ADRIAN                 MI         49221         $79,900.00
0000080078710     DAVIS                    4209 BELVIEU AVE        BALTIMORE              MD         21215         $36,000.00
0000080078777     HERREN                 645 S JACKSON STREET      AURORA                 IL         60505         $94,000.00
0000080078934     BAYLESS                 1334 MANTEL STREET       BALTIMORE              MD         21234         $80,750.00
0000080078959     WALEWSKI                 340 BAGLEY ROAD         SOUTHBURY              CT         06488         $48,000.00
0000080079080     WILDE                  3282 WOODWARD STREET      OCEANSIDE              NY         11572         $160,000.00
0000080079403     DUHON                    108 KENT CIRCLE         LAFAYETTE              LA         70508         $184,500.00
0000080079635     TAYLOR                235 NORTH 40TH STREET      CAMDEN                 NJ         08110         $42,000.00
0000080079940     OVERTON             1050 DUNNAVANT VALLEY ROA    BIRMINGHAM             AL         35242         $16,100.00
0000080080039     SMITH                     1804 IVY LANE          AURORA                 IL         60506         $18,000.00
0000080080047     JOHNISEE               171 GROVE LANE SOUTH      HENDERSONVI            TN         37075         $163,900.00
0000080080054     JOHNISEE               171 GROVE LANE SOUTH      HENDERSONVI            TN         37075         $40,980.00
0000080080161     HARDINGE              2110 BOSTON POST ROAD      DARIEN                 CT         06820         $237,000.00
0000080080658     ARTERBURN                221 LAKE STREET         COUNCIL BLU            IA         51503         $46,700.00
0000080080690     BRAND                    3438 MARTIN AVE         OMAHA                  NE         68112         $40,000.00
0000080080906     ROBERTSON                14 EDISON STREET        BAYVILLE               NJ         08721         $92,000.00
0000080081060     BUNTING              2908 CRYSTAL PALACE LANE    PASADENA               MD         21122         $27,000.00
0000080081250     ATKINS                   1213 JEWELL AVE         PORTSMOUTH             VA         23701         $50,000.00
0000080081565     FOERSTER                 5800 BERKFORD DR        HOLIDAY                FL         34690         $62,400.00
0000080081573     LIVENGOOD               2211 STILLWELL ST        LAFAYETTE              IN         47904         $39,200.00
0000080081607     KENNEDY                  22 HAMILTON ROAD        MARLTON                NJ         08053         $45,500.00
0000080081631     RICHARDSON           833 NORTH KENWOOD AVENUE    BALTIMORE              MD         21205         $53,100.00
0000080081698     FITZPATRICK              345 SACHEM DRIVE        LUSBY                  MD         20657         $76,680.00
0000080081805     MASEK                   7748 GREENLEAF DR        LAVISTA                NE         68128         $83,300.00
0000080081847     DUKES                    32532 CARMEL WAY        UNION CITY             CA         94587         $374,400.00
0000080081979     CAMPBELL                4102 FORDLEIGH RD        BALTIMORE              MD         21215         $106,250.00
0000080081987     BRENNAN                 561 WATER LILY DR        VENICE                 FL         34293         $39,750.00
0000080082472     GILBERT                 315 W 28TH STREET        WILMINGTON             DE         19802         $13,000.00
0000080082910     POINDEXTER                540 RADMERE RD         CHESHIRE               CT         06410         $56,500.00
0000080083058     SOARES                      17 MOSAIC            ALISO VIEJO            CA         92656         $23,985.00
0000080083074     COUSIN                   2715 CYLBURN AVE        BALTIMORE              MD         21215         $108,000.00
0000080083215     HAYTON                 2748 NE 9TH TERRACE       HILLSBORO              OR         97124         $189,000.00
0000080083223     FENWICK               12012 BRANDYWINE ROAD      CLINTON                MD         20735         $156,500.00
0000080083256     DUGGAN               1452 NORTH MAPLE STREET     BURBANK                CA         91505         $28,000.00
0000080083553     HOGAN                  3204 ROSEGATE COURT       VIRGINIA BE            VA         23452         $10,000.00
0000080083611     ROGERS                  17640 FRAZIER ROAD       SANDWICH               IL         60548         $38,500.00
0000080083645     ENGEL                    291 HOPE STREET         STAMFORD               CT         06906         $117,000.00
0000080084304     CARTER                   1215 PAYTON AVE         DES MOINES             IA         50315         $19,000.00
0000080084338     TROTTER                  5 JAMESON PLACE         MOUNT OLIVE            NJ         07836         $25,000.00
0000080085350     LACAVA                  14 OLD CLOVE ROAD        CONGERS                NY         10920         $65,000.00
0000080085459     HILTON                  2518 IRVING STREET       DENVER                 CO         80211         $154,000.00
0000080085558     TAYLOR                 441 SOUTH STREET NW       WASHINGTON             DC         20001         $85,500.00
0000080085574     KALNOSKE                5736 BRADLEY BLVD        BETHESDA               MD         20814         $270,000.00
0000080085780     WYATT                    1907 DANIA DRIVE        FORT WASHIN            MD         20744         $24,500.00
0000080085814     MACATEE                  15695 W 67TH PL         ARVADA                 CO         80007         $430,000.00
0000080085889     RICHEY               24380 AVENIDA DE MARCIA     YORBA LINDA            CA         92887         $384,000.00
0000080085905     O'Neal FKA Hoyt         1023 MANIGAULT ST        ATLANTA                GA         30318         $35,500.00
0000080085913     RICHEY               24380 AVENIDA DE MARCIA     YORBA LINDA            CA         92887         $96,000.00
0000080086796     BOLAND                344 WESTMINISTER ROAD      BROOKLYN               NY         11218         $58,350.00
0000080087091     BREWER                   34 LOVE RUN ROAD        COLORA                 MD         21917         $124,000.00
0000080087174     HEALY LIMING           17327 ALHAVEN DRIVE       SPRING                 TX         77388         $102,800.00
0000080087414     BREEER                   34 LOVE RUN ROAD        COLORA                 MD         21917         $29,200.00
0000080087471     PITTMAN                   84 EASTFORD RD         EASTFORD               CT         06242         $106,400.00
0000080087711     GARRISON                 ROUTE 5 BOX 333C        HEDGESVILLE            WV         25427         $99,000.00
0000080087729     HAMMEN               804 SOUTH GRUNDY STREET     BALTIMORE              MD         21224         $76,500.00
0000080087778     KIMPEL                   173 SHILOH ACRES        CHARLES TOW            WV         25414         $119,700.00
0000080087786     THOMAS                   6956 TYNE COURT         DUBLIN                 CA         94568         $36,000.00
0000080087794     CLAYTON                   2008 MILKY WAY         CERES                  CA         95307         $88,500.00
0000080087844     PARKER                   8778 QUAIL DRIVE        BELVIDERE              IL         61008         $52,900.00
0000080087869     JONES                     ROUTE 2 BOX 71         BATTLEBORO             NC         27809         $81,900.00
0000080088289     VAN NUYSENBU             121 MADISON AVE         ARLINGTON              MA         02174         $24,000.00
0000080088339     HINES                 18340 MEDITERRIAN BLVD     MIAMI                  FL         33015         $39,000.00
0000080088594     SEITZ                    240 NORTH LINDEN        CORTEZ                 CO         81321         $102,000.00
0000080088636     RICHIER                 2139 TEMPLAR DRIVE       NAPERVILLE             IL         60565         $141,100.00
0000080088677     MELISH                    8 CHERYL DRIVE         FOXBORO                MA         02035         $90,500.00
0000080088727     SOBHANI             1407 WOODBRIDGE COMMONS W    WOODBRIDGE             NJ         07095         $69,000.00
0000080089451     CALVERT                  107 SHIRLEY ROAD        HODGES                 SC         29653         $24,000.00
0000080089568     BUTLER                   391 GREGORY ROAD        AIKEN                  SC         29801         $132,000.00
0000080089956     DICKSON             15113 SOUTH 313TH EAST AV    COWETA                 OK         74429         $48,000.00
0000080090921     DEBUSSCHERE               10 CURREY AVE          SAUSALITO              CA         94965         $200,000.00
0000080091036     HANEWICZ                  15 EMMA STREET         SEYMOUR                CT         06483         $28,000.00
0000080091044     FITZPATRTICK         3001 S W VITTORIO STREET    PORT ST LUC            FL         34953         $76,680.00
0000080091721     LEE                   5822 MARY HURST DRIVE      HYATTSVILLE            MD         20782         $20,000.00
0000080091861     GREEN                   3835 EAST K STREET       TACOMA                 WA         98404         $61,200.00
0000080091895     BASSETT                  185 LEE ROAD 226        SMITHS                 AL         36877         $45,000.00
0000080092067     AMADOR                  123 WOODLAND ROAD        NEW PROVIDE            NJ         07974         $59,000.00
0000080092158     WOOD                     714 LILLY AVENUE        HAYWARD                CA         94544         $21,000.00
0000080092505     TOWNSEND                 117 DEWITT STRET        NEW HAVEN              CT         06519         $79,000.00
0000080092554     JACKSON                3327 LYNDALE AVENUE       BALTIMORE              MD         21213         $56,000.00
0000080092570     JOHNSON               7426 QUAKER NECK ROAD      CHESTERTOWN            MD         21620         $30,250.00
0000080092653     SCOTT                6109 QUEENS CHAPEL ROAD     HYATTSVILLE            MD         20782         $61,000.00
0000080092760     HEDDLESON             709 CUMBERLAND STREET      CALDWELL               OH         43724         $48,000.00
0000080092851     MEADOR                628 S STREEPER STREET      BALTIMORE              MD         21224         $73,600.00
0000080093024     HARRIS                    15 HARRIS LANE         SHIPMAN                VA         22971         $33,000.00
0000080093065     MOORE                  322 CRESTWOOD DRIVE       EDGEWOOD               MD         21040         $65,000.00
0000080093081     LAWRENCE                  6423 K STREET          CAPITOL HEI            MD         20743         $85,850.00
0000080093099     HEFFNER               41 EAST JONATHAN COURT     KENNETT SQU            PA         19348         $106,250.00
0000080093115     ORTIZ                    308 S EUCLID ST         SAINT LOUIS            MI         48880         $27,750.00
0000080093172     REINFELD                 24 CANVASBACK RD        ENGLISHTOWN            NJ         07726         $63,000.00
0000080093289     TAYLOR                   2374 EDGEWOOD DR        PORTSMOUTH             OH         45662         $15,000.00
0000080093511     SMITH                   717 CROSS CREEK TR       PELHAM                 AL         35124         $14,000.00
0000080093537     DEAN                  10021 COTTON FARM ROAD     FAIRFAX                VA         22032         $172,000.00
0000080093925     VACA                     6136 S RICHMOND         CHICAGO                IL         60629         $102,400.00
0000080094014     JONES                   1902 WINFORD ROAD        BALTIMORE              MD         21239         $79,200.00
0000080094030     GRIFFITH               194 PARKINSON AVENUE      TRENTON                NJ         08610         $15,000.00
0000080094097     COOK                    4431 S 62ND AVENUE       OMAHA                  NE         68117         $50,150.00
0000080094428     SYKES                 1269 GREEN CEDAR LANE      VIRGINIA BE            VA         23456         $49,500.00
0000080094543     FUNDERBURK               10708 TRAFTON DR        UPPER MARLB            MD         20774         $155,700.00
0000080094766     ALDRED               141 NORTH FOURTH STREET     OXFORD                 PA         19363         $79,000.00
0000080095102     WEBB                   162 STONESTHROW ROAD      STONEVILLE             NC         27048         $61,527.00
0000080095128     CANTRELL                3365 ARDLEY RD SW        ATLANTA                GA         30311         $31,200.00
0000080096225     HEDGER                   146 LAKE STREET         WASHINGTON             IL         61571         $70,200.00
0000080096605     HARRIS                  1217 LINNE AVENUE        JOLIET                 IL         60433         $80,500.00
0000080096621     COMITZ                2459 BERRYHILL STREET      HARRISBURG             PA         17104         $49,500.00
0000080096738     KIRST                 226 WEST LOCUST STREET     LEBANON                PA         17042         $93,200.00
0000080096886     SAVAGE                    61 JONES ROAD          WALLINGFORD            CT         06492         $96,500.00
0000080097892     IZGANICS                 22 ELMWOOD DRIVE        VINCENTOWN             NJ         08088         $30,000.00
0000080097918     DELANEY                428 WEST HILLS ROAD       MELVILLE               NY         11747         $112,000.00
0000080097926     SMITH                    4438 FENOR ROAD         BALTIMORE              MD         21227         $70,550.00
0000080097934     BUSH                   44075 KENNEDY COURT       MECHANICSVI            MD         20659         $96,800.00
0000080097959     BENS                   119 MOCKINGBIRD LANE      BRENTWOOD              NY         11717         $16,300.00
0000080097975     YOUNG                  3622 WALDWICK CIRCLE      EL DORADO H            CA         95762         $30,000.00
0000080097991     BUSH                   40775 KENNEDY COURT       MECHANICSVI            MD         20659         $24,200.00
0000080098148     SALKOWSKI               185 BAYBERRY DRIVE       LIMERICK               PA         19468         $25,450.00
0000080098221     FINK                     11171 HALL ROAD         WHITMORE LA            MI         48189         $71,000.00
0000080098270     SPENCER                    39 MURIEL DR          MANAHAWKIN             NJ         08050         $57,500.00
0000080098940     JARVIS                 235 CHESTNUT STREET       WINNSBORO              SC         29180         $10,000.00
0000080099112     MCGINN                1140 BROOKDALE AVENUE      BAYSHORE               NY         11706         $35,000.00
0000080099633     BLACK                 283 SOUTH COLES AVENUE     MAPLE SHADE            NJ         08052         $25,000.00
0000080099781     DAVIS                  2324 PARKRIDGE DRIVE      GROVE CITY             OH         43123         $80,100.00
0000080099799     JOCIUS                 2221 SUPERIOR STREET      RACINE                 WI         53402         $94,350.00
0000080099906     SEAY                    141 GRIMES ROAD NE       MILLEDGEVIL            GA         31061         $97,750.00
0000080099914     VILLYARD                 205 WALTON ROAD         NEWNAN                 GA         30263         $16,200.00
0000080099922     WESCOTT               453 LITTLE LONES ROAD      HUNTSVILLE             AL         35811         $29,000.00
0000080100050     THOMAS                4910 GREEN CREST ROAD      BALTIMORE              MD         21206         $54,400.00
0000080100134     KIRST                  226 W LOCUST STREET       LEBANON                PA         17042         $23,300.00
0000080100167     BARNES                  1315 ALLISON ST NW       WASHINGTON             DC         20011         $113,600.00
0000080100423      BASHAM                  1432 NORTH PARK         SHAWNEE                OK         74801         $51,850.00
0000080100522     SMITH                     222 WARREN ST          BEVERLY                NJ         08010         $74,900.00
0000080100894     JOHNSON                3902 DOLFIELD AVENUE      BALTIMORE              MD         21215         $67,150.00
0000080100944     CRUICKSHANK              1128 MAINSAIL DR        TARPON SPRI            FL         34689         $123,300.00
0000080101074     MEREDITH                  1710 LAKE AVE          GOTHENBURG             NE         69138         $50,000.00
0000080101108     SANDERS                345 PLYMOUTH STREET       CAMBRIA                CA         93428         $70,000.00
0000080101124     SCINTO                 2641 MADISON AVENUE       BRIDGEPORT             CT         06606         $33,300.00
0000080101140     HOLMES                    29 HOME STREET         SOMERSET               NJ         08873         $66,000.00
0000080101173     WHITE                    20 BEECH STREET         NORTH CHELM            MA         01863         $39,000.00
0000080101249     HURST                    1606 ELMWOOD ST         CLEARWATER             FL         33755         $138,600.00
0000080101421     SORENSEN               1319 E DUNSLOW LANE       LOCKPORT               IL         60441         $105,000.00
0000080101462     LUNNEY                    804 BARON ROAD         ORLANDO                FL         32828         $10,340.00
0000080101504     PATTISON             615 DURANGO CIRCLE SOUTH    IRVING                 TX         75062         $242,910.00
0000080101520     NALLS                  9904 HOLMHURST ROAD       BETHESDA               MD         20817         $48,900.00
0000080101561     DOXZEN                  3506 KEENE AVENUE        BALTIMORE              MD         21214         $23,400.00
0000080101637     CARLTON                  3000 LAGAR LANE         WILMINGTON             NC         28405         $39,165.00
0000080101645     CASPER                2425 EUCALYPTUS AVENUE     LONG BEACH             CA         90806         $37,000.00
0000080101652     MOSS                    3700 PARKWAY DRIVE       MELBOURNE              FL         32934         $28,200.00
0000080101660     BATY                  541 SPRING CLUB DRIVE      ALTAMONTE S            FL         32714         $41,000.00
0000080101843     RUF                      513 MICHAEL AVE         WENTZVILLE             MO         63385         $61,000.00
0000080101959     RODRIGUEZ                3431 WEST BEACH         CHICAGO                IL         60651         $89,300.00
0000080101983     PLOURDE                 1450 16TH COURT SW       VERO BEACH             FL         32962         $10,200.00
0000080102049     ALLEN                     6 MAPLE STREET         PANA                   IL         62557         $30,000.00
0000080102981     BEHAN                   20 MULBERRY COURT        NEWINGTON              CT         06111         $55,800.00
0000080103047     KHADER                    4431 N ALBANY          CHICAGO                IL         60625         $107,500.00
0000080103161     ORDONEZ                 2485 11TH COURT SW       VERO BEACH             FL         32962         $21,300.00
0000080103252     MERCER               5523 TINKERS CREEK PLACE    CLINTON                MD         20735         $42,600.00
0000080103328     PICA                    2111 CRYSTAL DRIVE       FORT MYERS             FL         33907         $36,000.00
0000080106677     DEAN                    250 WOLF DEN ROAD        BROOKLYN               CT         06234         $51,000.00
0000080106719     DIGENOVA                  8 ASTOR AVENUE         BERLIN                 NJ         08009         $65,600.00
0000080106859     RENSHAW                 2030 ORMOND AVENUE       COLUMBUS               OH         43224         $52,000.00
0000080106966     STRAUB                 928 EAST JUNE CIRCLE      MESA                   AZ         85203         $80,500.00
0000080107204     KEHLBECK                 86 MADISON COURT        TINTON FALL            NJ         07712         $20,100.00
0000080107287     GRIFFIN                  274 BLACKROCK RD        YULEE                  FL         32097         $89,000.00
0000080107311     RIZZO                     40 STEVEN AVE          HAMILTON               NJ         08690         $84,000.00
0000080107501     TAYLOR                  3240 WAYNE AVENUE        GRANITE CIT            IL         62040         $59,400.00
0000080107527     SARMIENTO               3090 CRESTLINE DR        CORONA                 CA         91719         $45,000.00
0000080108707     CHURCH              323 NORTH WASHINGTON STRE    PRAIRIE CIT            OR         97869         $40,000.00
0000080108749     MURFREE                 3471 FLANNERY LANE       BALTIMORE              MD         21207         $40,000.00
0000080108756     AUTRY                    406 WEST FRANCIS        TAMPA                  FL         33602         $52,000.00
0000080108996     CARTIN                  4834 ASHBURY LANE        VIRGINIA BE            VA         23462         $34,000.00
0000080109028     BOSWELL                 97 WEST 300 SOUTH        REDMOND                UT         84652         $52,800.00
0000080109036     BOSWELL                 97 WEST 300 SOUTH        REDMOND                UT         84652         $13,200.00
0000080109085     SMITH                    199 POND STREET         RANDOLPH               MA         02368         $32,000.00
0000080109390     REAMS                   2840 DIVERSA DRIVE       ONTARIO                CA         91761         $118,000.00
0000080109911     ERWIN                    1314 CO RD 1451         MOOREVILLE             MS         38857         $46,260.00
0000080109945     MC GRAW              125 NORTH WILLOW STREET     ONEIDA                 NY         13421         $55,900.00
0000080110141     ROWELL               1621 LEROY STEVENS ROAD     MOBILE                 AL         36695         $65,700.00
0000080110265     FOUTCH                 870 JIMMY FISK ROAD       HAZEL GREEN            AL         35750         $58,500.00
0000080110281     STEwART                 2021 TALUCAH ROAD        VALHERMOSO             AL         35775         $32,000.00
0000080110299     SMITH                  616 CRESTVIEW DRIVE       GADSDEN                AL         35903         $37,440.00
0000080110364     NELSON                1515 MEADOWVIEW DRIVE      POTTSGROVE             PA         19464         $48,000.00
0000080110588     LOTITO                1617 WEST THIRD STREET     BROOKLYN               NY         11223         $150,000.00
0000080111271     WIGNESS                  5531 HICKORY ST         OMAHA                  NE         68106         $105,300.00
0000080111495     KELLY                     19 DOLLY LANE          OAK BLUFFS             MA         02557         $130,000.00
0000080111545     CASTANEDA              810 CLIFFVIEW DRIVE       RENO                   NV         89523         $24,300.00
0000080111719     KAJA                    52 21 74TH STREET        ELMHURST               NY         11373         $47,000.00
0000080111776     CHAUVETTE             147 HITCHING POST LANE     BEDFORD                NH         03110         $50,000.00
0000080111826     DORVILMAR               91 ROCKDALE STREET       MATTAPAN               MA         02126         $77,000.00
0000080111842     JONES               1033 MOUNT PLEASANT AVENU    PHILADELPHI            PA         19150         $112,500.00
0000080112204     BETANCOURT              1550 MIMOSA STREET       HOLLISTER              CA         95023         $265,600.00
0000080112386     MCCLURE                   129 WATSON WAY         COLUMBIA               SC         29229         $10,000.00
0000080112410     COFFEY                   848 24TH STREET         BUENA VISTA            VA         24416         $166,400.00
0000080112428      INGRAM               4408 FREDERICK AVENUE      BALTIMORE              MD         21229         $67,500.00
0000080112444     COFFEY                   848 24TH STREET         BUENA VISTA            VA         24416         $41,600.00
0000080112527     MCCUE                    272 CINDY STREET        OLD BRIDGE             NJ         07065         $161,250.00
0000080112626     TAORMINA               21 FREDERICK STREET       WINSLOW TWP            NJ         08081         $38,000.00
0000080112667     BATISTE                 5918 N 35TH STREET       OMAHA                  NE         68111         $53,100.00
0000080112675     ALSTON                  655 COOPER STREET        WOODBURY               NJ         08096         $106,250.00
0000080112766     KOSTRUB                   2815 KIOWA AVE         ORANGE PARK            FL         32065         $60,800.00
0000080112782     SORBELLO              14 CONNECTICUT AVENUE      CHERRY HILL            NJ         08002         $10,450.00
0000080112915     BLACK                    47 STRATON COURT        SAYREVILLE             NJ         08859         $42,100.00
0000080113038     SARNO                   30 EVERGREEN DRIVE       HIGHTSTOWN             NJ         08520         $111,200.00
0000080113103     MARQUEZ                  1085 WEST STREET        HOLLISTER              CA         95023         $182,000.00
0000080113111     VALENTE                 835 VIOLET STREET        TALLAHASSEE            FL         32308         $22,000.00
0000080113152     CAMPBELL                1502 AMHERST ROAD        HYATTSVILLE            MD         20783         $95,200.00
0000080113277     DICKINSON              3276 WILDWOOD DRIVE       MARIETTA               GA         30060         $94,500.00
0000080113319     MCCLARITY               104 S AUSTIN BLVD        OAK PARK               IL         60304         $68,000.00
0000080113327     SICARD                 98 SOUTH LORING ROAD      LOWELL                 MA         01845         $90,000.00
0000080113335     GLOVER                      610 S MAIN           SANDWICH               IL         60548         $89,250.00
0000080113442     DECKER                2601 STONYBROOK DRIVE      PLAINFIELD             IL         60544         $20,000.00
0000080113640     SOYSTER                646 COTTONVILLE LANE      MURFREESBOR            TN         37128         $103,000.00
0000080113673     TERRY                68 CLEMONS HEIGHTS ROAD     MCMINNVILLE            TN         37110         $30,400.00
0000080114150     BASHAM                   25 ROBIN CIRCLE         STOCKBRIDGE            GA         30281         $93,500.00
0000080114416     MESUDA                 44 NETHERWOOD PLAZA       PLEASANT VA            NY         12578         $104,000.00
0000080114507     MUELLER                  223 MONTEREY WAY        DOUGLAS                WY         82633         $42,500.00
0000080114978     BROWN                 634 EAST 226TH STREET      BRONX                  NY         10466         $24,000.00
0000080114986     BIZZOTTO                70 BROOKDALE ROAD        SEYMOUR                CT         06483         $106,600.00
0000080115058     JACKSON BARL              249 SW 4TH CT          HOMESTEAD              FL         33030         $48,000.00
0000080115082     TREMBLAY                  40 ARNOLD ROAD         FISKDALE               MA         01518         $135,900.00
0000080115090     METZ                   LOT 65 WINDGATE FARM      SPRING CITY            PA         19475         $151,980.00
0000080115108     ZALEWSKI                  15 NELSON AVE          BLUE POINT             NY         11715         $119,000.00
0000080115165     KURTZ                    4043 EULA CIRCLE        DORAVILLE              GA         30360         $58,050.00
0000080115173     MARTINEZ            7524 EAST DEWBERRY CIRCLE    MESA                   AZ         85208         $72,900.00
0000080115231     RIVERA                 2778 BOUNBRIDGE AVE       BRONX                  NY         10458         $85,000.00
0000080115249     HELMY                  12553 EL COMENO REAL      SAN DIEGO              CA         92130         $74,000.00
0000080115264     GIRALDO               317 SE OAK TRACK DRIVE     OCALA                  FL         34472         $52,700.00
0000080115280     HARRIS                     1601 WELK ST          PORTSMOUTH             VA         23701         $44,800.00
0000080115298     MORAN               RR2 BOX 406 WEST WARREN R    ROME                   PA         18837         $63,750.00
0000080115330     COHEN                   8517 213TH STREET        QUEENS VILL            NY         11427         $120,000.00
0000080115413     WALLS                     799 ELAINE RD          COLUMBUS               OH         43213         $69,300.00
0000080115454     GOGLIO                14920 WINDMILL TERRACE     SILVER SPRI            MD         20905         $88,900.00
0000080115561     MARSH                   1040 GEERS AVENUE        COLUMBUS               OH         43206         $58,650.00
0000080115850     RICHARDS                2551 WEST ST PAUL        CHICAGO                IL         60647         $145,000.00
0000080116148     HARDEN                   5308 DOGWOOD RD         BALTIMORE              MD         21207         $80,500.00
0000080116163     MOORE                  9294 PHILLIP AVENUE       NORFOLK                VA         23503         $51,000.00
0000080116189     GREAR                   3431 HOUSE STREET        ROCKFORD               MI         49341         $123,250.00
0000080116197     SMITH                   51 PROSPECT AVENUE       IRVINGTON              NJ         07111         $82,000.00
0000080116437     LEE                 13310 SOUTH CLEARWATER DR    LA MIRADA              CA         90638         $72,000.00
0000080116494     BATCHELOR                 8622 S CULUMET         CHICAGO                IL         60619         $57,700.00
0000080116536     LEE AUSTIN            4117 MILLERSVILLE ROAD     INDIANAPOLI            IN         46205         $64,350.00
0000080116569     KELLER                    2957 MAPLE CT          PALM HARBOR            FL         34683         $20,900.00
0000080116577     GIRIMONTE                 10 GINA COURT          PATCHOGUE              NY         11772         $110,000.00
0000080116601     BILLINGS                 38 OREGON AVENUE        HAMILTON               NJ         08650         $76,500.00
0000080116759     W                         642 W SOUTH ST         UPLAND                 IN         46989         $86,850.00
0000080116775     STUTTLE                615 WEST 5TH STREET       MARION                 IN         46953         $34,626.00
0000080116965     MAYS                  7931 TOWER COURT ROAD      SEVERN                 MD         21144         $143,100.00
0000080116981     SEUBERT              8007 SOUTH DOVER STREET     LITTLETON              CO         80128         $153,750.00
0000080117153     KAHN                     45 WINDING ROAD         MADISON                CT         06443         $33,250.00
0000080117179     NIGRO                   264 MONCRIEF ROAD        ROCKLAND               MA         02370         $30,000.00
0000080117229     FARRELL                    2 HEALD ROAD          BRIGANTINE             NJ         08203         $33,900.00
0000080117245     SPARTA                   125 MAIN STREET         SPARTA                 NJ         07871         $102,000.00
0000080117294     ARCHIERE                27 BALL POND ROAD        DANBURY                CT         06811         $21,500.00
0000080117302     PETRAS                   9532 DUBARRY AVE        LANHAM SEAB            MD         20706         $23,000.00
0000080117328     WYLIE                 8351 MENTORWOOD DRIVE      MENTOR                 OH         44060         $99,000.00
0000080117351     PARKER                  325 ACADEMY STREET       RURAL HALL             NC         27045         $40,000.00
0000080117468     BEAN                    430 BRIDGE STREET        COLLEGEVILL            PA         19426         $64,000.00
0000080117575     SNOUFFER                    15 ROSS ST           BRIDGEPORT             OH         43912         $53,125.00
0000080117609     ZUBROWSKI                 98 EASTWOOD RD         TORRINGTON             CT         06790         $27,000.00
0000080117633     WADE                     714 GILLETTE AVE        AURORA                 IL         60506         $72,000.00
0000080117666     HILL                      20275 FAIRPORT         DETROIT                MI         48205         $42,000.00
0000080117757     WEATHERBEE               448 MAIN STREET         CONNEAUT               OH         44030         $71,200.00
0000080117765     ROSEMOND                4931 WINDMILL LANE       ELLENWOOD              GA         30294         $79,200.00
0000080117997     PIERCE                 3702 HENNEPIN DRIVE       JOLIET                 IL         60431         $130,900.00
0000080118029     NAIL                    2810 MICMAC DRIVE        BIRMINGHAM             AL         35215         $59,500.00
0000080118169     CARVEN               176 CLAPBOARDTREE STREET    WESTWOOD               MA         02090         $60,000.00
0000080118250     RHYMER                1045 MELVIN HILL ROAD      CAMPOBELLO             SC         29322         $104,000.00
0000080118318     STACK                    331 SYLVAN LANE         WESTBURY               NY         11590         $20,340.00
0000080118326     SNYDER               112 NORTH JEROME PARKWAY    GLEN BURNIE            MD         21061         $58,000.00
0000080118417     MCKENDRICK              2325 ELLSWORTH ST        PHILADELPHI            PA         19146         $31,200.00
0000080118466     ROBINSON                808 S 15TH AVENUE        MAYWOOD                IL         60153         $93,600.00
0000080118888     VAUGHN                705 47TH AVENUE NORTH      MYRTLE BEAC            SC         29577         $95,200.00
0000080119076     YOUSEF                 8755 BRUCEWOOD LANE       KNOXVILLE              TN         37919         $98,400.00
0000080119217     JOHNSON                  706 NW 8TH COURT        FLORIDA CIT            FL         33034         $56,000.00
0000080119555     GRANT                  1517 OLIVESBURG ROAD      MANSFIELD              OH         44905         $140,000.00
0000080119605     MEDLIN                11307 LUCASVILLE ROAD      MANASSAS               VA         20112         $98,100.00
0000080120199     AHRMAN                 204 DIVISION STREET       ERLANGER               KY         41018         $22,000.00
0000080120207     PAYTON                    1076 LENOX AVE         MANSFIELD              OH         44906         $44,100.00
0000080120264     OLSON                  11031 WHITE STAG DR       CHARLOTTE              NC         28269         $16,500.00
0000080120389     MCCANN               1437 WEST CONGRESS LANE     FORD HEIGHT            IL         60411         $41,600.00
0000080120470     HOOF                  8006 W GERTRUDE DRIVE      MILWAUKEE              WI         53218         $62,500.00
0000080120512     GRIFFIN                    1 LANES END           WESTFORD               MA         01886         $43,000.00
0000080120520     VASLOWSKI              612 EAST 12TH AVENUE      HOMESTEAD              PA         15120         $31,756.00
0000080120546     JOHNSON                 1504 PARK ROAD NW        WASHINGTON             DC         20010         $99,000.00
0000080120611     SCHULTZ                  501 LESLIE DRIVE        HALLANDALE             FL         33009         $30,000.00
0000080120660     PATTERSON               9109 TAYLOR STREET       UPPER MARLB            MD         20774         $25,600.00
0000080120686     CHASE                  4008 LEXINGTON COURT      LARGO                  FL         33771         $13,000.00
0000080120710     KING                   1824 CHILTON STREET       BALTIMORE              MD         21218         $40,000.00
0000080120744     LEE                        454 MCLEE RD          LEXINGTON              SC         29073         $17,600.00
0000080120843     CRABTREE                 513 GENA AVENUE         ALBERTVILLE            AL         35950         $63,450.00
0000080120876     MYERS                 7104 COLUMBIA PARK RD      LANDOVER               MD         20785         $123,250.00
0000080121254     LEBLANC                193 WOODLAND AVENUE       GARDNER                MA         01440         $64,000.00
0000080121387     GRAY                1254 COLUMBIA ROAD NORTHW    WASHINGTON             DC         20009         $17,000.00
0000080121668     ROBBERTS             1232 EAST WALNUT STREET     LANCASTER              OH         43130         $73,100.00
0000080121718     CEBALLOS                  14 PACKARD ST          BAYONNE                NJ         07002         $190,800.00
0000080121726     RICHARDSON               2936 E 117TH ST         CLEVELAND              OH         44120         $71,200.00
0000080121817     APODACA               91927 GREEN HILL ROAD      JUNCTION CI            OR         97448         $90,000.00
0000080121874     LOPEZ                   413 CAMP HILL LANE       JONESBORO              GA         30236         $102,400.00
0000080122088     SAMSON                   230 14 87TH AVE         JAMAICA                NY         11427         $127,000.00
0000080122278     ADDIS                    412 S WALNUT ST         SENECA                 SC         29678         $10,120.00
0000080122310     EVANGELISTA            586 EAST ERIE STREET      PAINESVILLE            OH         44039         $80,750.00
0000080122674     REILLY                   125 HIGH STREET         ELKINS                 WV         26241         $14,700.00
0000080122682     LAYBOOURNE              5905 N 12TH STREET       PHILADELPHI            PA         19141         $16,250.00
0000080122757     BOND                    1237 N 11TH STREET       OSAGE CITY             KS         66523         $65,450.00
0000080122898     LOVE                     291 LITAKER LANE        CONCORD                NC         28025         $64,800.00
0000080122922     MAYO                     517 BYSWICK LANE        RICHMOND               VA         23225         $52,200.00
0000080122955     MILLER                  101 NORTHFIELD DR        MIDDLE POIN            OH         45863         $82,450.00
0000080122963     NELSON                  14 CHURCHILL DRIVE       ELVERSON               PA         19520         $38,151.00
0000080122989     PIETRZYK                  11074 PINEWOOD         JEROME                 MI         49249         $40,600.00
0000080122997     PIETRZYK                  11074 PINEWOOD         JEROME                 MI         49249         $162,400.00
0000080123102     KAESER                  2555 WARSAW AVENUE       CINCINNATI             OH         45205         $10,600.00
0000080123136     HIGDON                  2411 GRANGER ROAD        FAIRDALE               KY         40118         $15,001.00
0000080123144     HIGDON                  2411 GRANGER ROAD        FAIRDALE               KY         40118         $44,999.00
0000080123151     COOPER                     318 WELLS CT          HAMPTON                VA         23666         $40,800.00
0000080123169     ARMSTRONG             470 S STATE HIGHWAY 7      NORTH VERNO            IN         47265         $13,300.00
0000080123177     BLACKBURN               514 PAINTER AVENUE       NATRONA HEI            PA         15065         $15,200.00
0000080123276     MERRITT                 226 WILLAMONT ROAD       TOLEDO                 OH         43612         $85,500.00
0000080123524     BLAKE                    3189 ROESCH BLVD        FAIRFIELD              OH         45014         $63,750.00
0000080126386     FITZGERALD                125 FOX STREET         COAL CITY              IL         60416         $84,150.00
0000080126444     POMEROY                4004 ORCHARD AVENUE       BALTIMORE              MD         21225         $19,500.00
0000080126964     SLACK                      328 SURF AVE          BEACHWOOD              NJ         08722         $76,500.00
0000080127087     WODZINSKI                18 LAURA STREET         LITTLETON              MA         01460         $60,000.00
0000080127129     SHEFFER                 249 BERNICK DRIVE        LANGHORNE              PA         19047         $143,200.00
0000080127228     RIVAS                    519 BEVERLEY DR         MAGNOLIA               NJ         08049         $45,000.00
0000080127343     MCKAMEY               30650 CHAPPELEAR DRIVE     CHARLOTTE H            MD         20622         $44,000.00
0000080127368     JONES                    2139 HOLLINS ST         BALTIMORE              MD         21223         $46,800.00
0000080127426     HORNE                    8731 HIGHWAY 188        IRVINGTON              AL         36544         $55,250.00
0000080127566     BIGGS                 732 EAST 222ND STREET      BRONX                  NY         10467         $195,000.00
0000080127582     HANCOCK                  339 11TH STREET         BROOKLYN               NY         11215         $229,500.00
0000080133424     MIDDLETON             3011 BLUE STAR AVENUE      PENSACOLA              FL         32514         $56,100.00
0000080133432     MCCLOUD                A1808 GEMINI CIRCLE       CONWAY                 SC         29527         $55,800.00
0000080133440     TYLER                   86 88 SALISBURYAVE       BUFFALO                NY         14219         $14,800.00
0000080133457     MAZZULLA                2247 SUNNYSIDE AVE       WESTCHESTER            IL         60154         $18,100.00
0000080133481     MAYES                   5323 LUDLOW STREET       PHILADELPHI            PA         19139         $29,750.00
0000080133549     HALL                      300 ROCK CREEK         STOCKBRIDGE            GA         30281         $19,000.00
0000080133556     VANCE                 146 WEST TURNER STREET     SUMMERVILLE            SC         29483         $99,000.00
0000080133564     THOMAS                   303 WAYNE STREET        CORRY                  PA         16407         $27,000.00
0000080133580     CASTLE                14720 NW 145TH AVENUE      ALACHUA                FL         32615         $80,500.00
0000080133630     NIX                  301 EAST CHESTNUT STREET    CHATHAM                IL         62629         $96,000.00
0000080133655     ALDINGER                  34 HYLAND ROAD         DEPEW                  NY         14043         $44,500.00
0000080133663     PAGAN                   365 JACKSON AVENUE       SCOTCH PLAI            NJ         07076         $19,100.00
0000080133689     GOAD                   6130 DIAMOND STREET       PALMDALE               CA         93552         $23,300.00
0000080133705     HARRIS                   202 WHITE STREET        THOMASVILLE            NC         27360         $24,300.00
0000080133721     CASSON                 2240 MIAMI TRAILWEST      LAFFAYETTE             IN         47906         $111,550.00
0000080133739     BUTLER                   79 CIRCUIT ROAD         BELLPORT               NY         11713         $118,000.00
0000080133754     BOYER                  223 37 112TH AVENUE       QUEENS VILL            NY         11429         $30,000.00
0000080133762     NELSON                  45 FRANKLIN AVENUE       PEQUANNOCK             NJ         07444         $32,500.00
0000080133788     RHODES                   23237 TARA COURT        CARROLLTON             VA         23314         $12,300.00
0000080133796     PETERS                   319 KING STREET         CHAPPAQUA              NY         10514         $232,500.00
0000080133804     GRIER                    707 DEDMON DRIVE        CHARLOTTE              NC         28216         $48,700.00
0000080133812     DAVIS                    9066 FRICKE ROAD        BAY SAINT L            MS         39520         $54,000.00
0000080133820     PHILIPPE                1359 GREENE AVENUE       BROOKLYN               NY         11237         $216,000.00
0000080133846     FLORAVANTI             22 CAYADUTTA STREET       JOHNSTOWN              NY         12095         $33,800.00
0000080133853     QUINLAN                615 8TH AVENUE SOUTH      SURF SIDE B            SC         29575         $62,000.00
0000080133879     MEADE                         RD 670             RAVEN                  VA         24639         $31,800.00
0000080133895     BRUNNER              1313 OLD BETHLEHEM PIKE     SELLERSVILL            PA         18960         $36,600.00
0000080133903     GIBBINS                  65 BRIGHAM ROAD         GREENFIELD             NY         12833         $103,000.00
0000080133911     DAY SHEWMAKE           6420 QUAILWOOD DRIVE      FLOYDS KNOB            IN         47119         $28,000.00
0000080133960     HARVILLE               8821 SOUTH 100 EAST       HAMLET                 IN         46532         $72,500.00
0000080133986     JOHNSON             1755 LAURELWOOD DRIVE SOU    ATLANTA                GA         30311         $64,500.00
0000080133994     MASSIE                   8445 SHADY GROVE        MECHANICSVI            VA         23116         $73,500.00
0000080134141     STRAHAN                  210 LANCASTER DR        TEWKSBURY              MA         01876         $24,000.00
0000080134216     GELINEAU                73 NEW YORK STREET       LOWELL                 MA         01854         $28,000.00
0000080134232     WALSH                   97 PLEASANT STREET       RANDOLPH               MA         02368         $102,000.00
0000080134331     MAGUIRE                413 DELPHINE STREET       PHILADELPHI            PA         19120         $45,000.00
0000080134463     ETHRIDGE             537 539 6TH AVENUE SOUTH    JACKSONVILL            FL         32250         $99,000.00
0000080134620     ADAMS                   5 THADS HILL ROAD        BETHLEHEM              NJ         08827         $315,000.00
0000080134653     TAYLOR                  12843 CEASAR LANE        VICTORVILLE            CA         92392         $25,349.00
0000080134687     TAYLOR                  12843 CAESAR LANE        VICTORVILLE            CA         92392         $135,192.00
0000080134760     TORRES                  22585 PRIEST ROAD        ELMENDORF              TX         78112         $82,000.00
0000080134984     ORTIZ                      21762 SALADO          MISSION VIE            CA         92691         $220,000.00
0000080135056     DAY                    2540 CHERRYWOOD LANE      TITUSVILLE             FL         32780         $83,200.00
0000080135155     HILL                    211 WASHINGTON AVE       ROOSEVELT              NY         11575         $44,000.00
0000080135320     LUTHER                   3332 GWIN STREET        PORTSMOUTH             VA         23704         $38,400.00
0000080135338     WOLFE                  706 SOUTH SECOND ST       STEELTON               PA         17113         $48,875.00
0000080135411     BROWN                     6519 JOPLIN ST         CAPITOL HEI            MD         20743         $107,100.00
0000080135452     BOTT                    801 JOHNSTOWN ROAD       CHESAPEAKE             VA         23322         $108,000.00
0000080135460     GERIAN                  5522 ELIZABETH AVE       NORFOLK                VA         23502         $137,700.00
0000080135486     VAN TASSELL              108 DAVIS COURT         ROSEVILLE              CA         95678         $53,000.00
0000080135627     NETTAR                    1063 MICRO CT          SAN JOSE               CA         95120         $115,900.00
0000080135635     WILLIAMS                 255 RIVERBEND DR        FRANKLIN               TN         37064         $139,950.00
0000080135676     KNOX                      14 ARNOLD LANE         NORWALK                CT         06853         $65,000.00
0000080135692     TON                        24 NEBRASKA           IRVINE                 CA         92606         $44,250.00
0000080135734     MILEY                  1864 HOLLAND AVENUE       BRONX                  NY         10462         $24,500.00
0000080137433     JONES                  5126 NORVELLA AVENUE      NORFOLK                VA         23513         $14,000.00
0000080137748     PRITCHARD                1621 PENNY DRIVE        ELIZABETH C            NC         27909         $56,100.00
0000080137771     CAREY                  1817 ALEMEDA AVENUE       BIRMINGHAM             AL         35211         $47,700.00
0000080137789     THOMAS AMOS          24581 SOUTHHAMPTON COURT    LAGUNA HILL            CA         92653         $49,500.00
0000080137839     SANCHEZ                  4 ELM TREE PLACE        STAMFORD               CT         06906         $110,000.00
0000080137961     GREEN                  5521 BARTHOLOW ROAD       ELDERSBURG             MD         21784         $32,500.00
0000080138175     BRITTON                  2119 PLUM STREET        TERRE HAUTE            IN         47804         $27,000.00
0000080138217     REID                 5802 TOWNSHIP LINE ROAD     PIPERSVILLE            PA         18947         $283,500.00
0000080138324     BRUTON                  222 GUTHRIE AVENUE       ALEXANDRIA             VA         22305         $104,000.00
0000080139132     ROGERS                    BOX 2154 RR 2          STROUDSBURG            PA         18360         $126,650.00
0000080139793     FLYNN                    111 PINE STREET         MEDFIELD               MA         02052         $100,000.00
0000080139991     BUXBAUM                    1627 44TH ST          BROOKLYN               NY         11204         $55,000.00
0000080140106     BAER                    116 WILSON BLVD SW       GLEN BURNIE            MD         21061         $50,000.00
0000080140353     MARKHAM                 9604 TWIGG HUPP RD       SUNBURY                OH         43074         $114,300.00
0000080140403     CHAMPION                1225 MENTOR AVENUE       CAPITOL HEI            MD         20743         $96,900.00
0000080140551     HODGKIN               2052 COLLINSWOOD DRIVE     SNELLVILLE             GA         30079         $114,750.00
0000080140601     BUTLER                1429 PEBBLE CREEK ROAD     MARIETTA               GA         30067         $378,250.00
0000080140726     DOE                       642 NW 14 WAY          FORT LAUDER            FL         33311         $66,500.00
0000080141161     WHITTINGTON           115 THREE RIVERS DRIVE     BRIDGEWATER            MA         02324         $30,000.00
0000080141179     CLARK                  5964 STADIUM STREET       SAN DIEGO              CA         92122         $272,000.00
0000080141237     PARKER               1360 ROAD RUNNER TERRACE    SUNNYVALE              CA         94087         $65,000.00
0000080141377     DROUIN YATES         82 RUNNELLS BRIDGE ROAD     HOLLIS                 NH         03049         $83,200.00
0000080141435     JOHNSON                15 INDIAN VALLEY WAY      RYDAL                  GA         30171         $101,600.00
0000080141450     BAILEY                   5705 LASSIES WAY        WESLEY CHAP            FL         33544         $112,880.00
0000080141617     JOHNSON                15 INDIAN VALLEY WAY      RYDAL                  GA         30171         $16,100.00
0000080141773     ELLIS                     40 WINN STREET         BURLINGTON             MA         01803         $167,500.00
0000080141948     LUCK                  9706 FAWN BROOK DRIVE      JACKSONVILL            FL         32256         $24,000.00
0000080142185     HADDON                1812 WEST 172ND STREET     EAST HAZEL             IL         60429         $85,000.00
0000080142300     CHERUKURI            12310 DANIELLE CHRISTINA    CHARLOTTE              NC         28216         $310,250.00
0000080142342     BAKER               8948 W HEATHER BRAE DRIVE    PHOENIX                AZ         85037         $60,750.00
0000080142581     RASMUSSEN              1022 WINDY HILL ROAD      NORRISTOWN             PA         19403         $49,000.00
0000080142748     RUBENSTEIN               17 SCHOOL STREET        ESSEX                  MA         01929         $45,000.00
0000080142961     BLUM                    112 NORTH 36TH AVE       LONGPORT               NJ         08403         $175,000.00
0000080142995     HALL                    3901 ANNELLEN ROAD       BALTIMORE              MD         21215         $48,000.00
0000080143050     PATRIE                 1097 RACEBROOK ROAD       WOODBRIDGE             CT         06525         $100,000.00
0000080143134     WENDT                  2411 WEST DANBY ROAD      DANBY                  NY         14850         $62,100.00
0000080143217     SALVANT                   13074 NW 13 ST         PEMBROKE PI            FL         33028         $229,850.00
0000080143498     GONZALEZ              26545 SW 139TH AVENUE      MIAMI                  FL         33032         $63,750.00
0000080143522     FOWLER                 345 EAST PARK AVENUE      LONG BEACH             NY         11561         $228,000.00
0000080143555     HANDY                   13813 POWERS ROAD        POWAY                  CA         92064         $159,800.00
0000080143563     DAVIS                    9703 NW 62 LANE         GAINESVILLE            FL         32653         $70,000.00
0000080143704     ANDERSON               2436 ELLISON AVENUE       OMAHA                  NE         68111         $27,000.00
0000080143803     HAIRSTON                 500 71ST STREET         SEAT PLEASA            MD         20743         $93,750.00
0000080144249     MC LAREY                5 FRESH BROOK WAYE       MARSHFIELD             MA         02050         $102,000.00
0000080144330     FREEMAN              1264 HOLBROOK TERRACE NE    WASHINGTON             DC         20002         $30,500.00
0000080144421     ARMSTRONG              244 BLACK CREEK ROAD      TARRANT                AL         35217         $47,500.00
0000080144538     MARTINEZ                13238 SW 86 STREET       MIAMI                  FL         33183         $24,800.00
0000080144561     WAUGH                 2900 CARLTON AVENUE NE     WASHINGTON             DC         20018         $149,600.00
0000080144660     BUSH                   39420 SUNNYSIDE ROAD      CLEMENTS               MD         20624         $40,000.00
0000080144710     LANIER                9014 SPRING ACRES ROAD     CLINTON                MD         20735         $45,000.00
0000080144769     MCDONALD                 604 CLARK TRAIL         DACULA                 GA         30019         $110,500.00
0000080144975     MAKI                 1686 PLEASANT HILL ROAD     PLEASANT HI            CA         94523         $52,000.00
0000080145121     OWENS                    510 OCEAN AVENUE        SEAL BEACH             CA         90740         $150,000.00
0000080145170     WEEKS                  12795 STATE ROUTE 68      MT ORAB                OH         45106         $78,200.00
0000080145295     MOODY                     1509 S 58TH CT         CHICAGO                IL         60804         $93,750.00
0000080145402     HOLDER                     382A 6TH AVE          BROOKLYN               NY         11206         $368,000.00
0000080145485     GURLEY                   4300 ANSON DRIVE        JACKSONVILL            FL         32246         $45,750.00
0000080145493     SANDERS                9515 LARCHWOOD DRIVE      DALLAS                 TX         75238         $99,000.00
0000080145659     MITCHELL                  270 ANNE DRIVE         NEWPORT NEW            VA         23601         $20,000.00
0000080145709     HAYES                    4 DELLWOOD ROAD         WORCESTER              MA         01602         $35,500.00
0000080145717     TULLIS                 811 JENNINGS AVENUE       SALEM                  OH         44460         $29,800.00
0000080145725     WELCER                   724 CHAIN STREET        NORRISTOWN             PA         19401         $72,900.00
0000080145766     MILLER                   144 MAINE STREET        KENNEBUNKPO            ME         04046         $190,000.00
0000080146004     BLIGE                    57 DONALD DRIVE         NEW ROCHELL            NY         10804         $353,250.00
0000080146533     STROCHINE               1401 LONGFELLOW DR       TEMPERANCE             MI         48182         $113,900.00
0000080146756     SMITH                 2510 3RD AVENUE SOUTH      ST PETERBUR            FL         33712         $28,000.00
0000080147150     FRIEMANN               536 STONY HILL ROAD       YARDLEY                PA         19067         $170,100.00
0000080147283     PINCKNEY               265 ST JULIAN DRIVE       CROSS                  SC         29436         $35,000.00
0000080147291     MC NALLY                 2455 DENNIS ROAD        WHEATFIELD             MI         48895         $16,000.00
0000080147317     ROBERTS                  632 WOODSIDE AVE        VERMILION              OH         44089         $87,750.00
0000080147333     GRAY                    5235 BALTIMORE AVE       PHILADELPHI            PA         19143         $61,500.00
0000080147358     WESTMORELAND           9905 LORALINDA DRIVE      CINCINNATI             OH         45251         $73,600.00
0000080147374     HECKATHORN             1822 TREMONT AVE SW       MASSILLON              OH         44646         $36,375.00
0000080147457     STEIN                 2249 SOUTH 11TH STREET     ALLENTOWN              PA         18103         $100,000.00
0000080147473     TROVATO                 6107 CARPENTER AVE       CLEVELAND              OH         44127         $56,000.00
0000080147515     SYMONDS                  15 SENECA STREET        CRANSTON               RI         02920         $19,700.00
0000080147531     NAPOLITANO                3042 N OLCOTT          CHICAGO                IL         60707         $43,500.00
0000080147564     RAYMOND                  4185 JONES ROAD         NORTH BRANC            MI         48461         $113,800.00
0000080147572     GANG                     1180 JUNEAU AVE         AKRON                  OH         44320         $76,500.00
0000080147606     RAYPOLE                  1710 MASSIE ROAD        BAINBRIDGE             OH         45612         $33,000.00
0000080147671     HANNAWAY              14304 BLUE GRANITE RD      PINEVILLE              NC         28134         $33,600.00
0000080147689     ATTINGER                  2898 GLADY RD          BLANCHESTER            OH         45107         $75,000.00
0000080147713     TESTERMAN               628 SHERMAN STREET       GENEVA                 OH         44041         $54,000.00
0000080147721     GROZIER                  2615 FILLMORE ST        HOLLYWOOD              FL         33024         $87,300.00
0000080147796     BROWN                    6 SUNSET CIRCLE         LONGMONT               CO         80501         $23,700.00
0000080147804     STURGILL                2549 PAYSUER LANE        CHERRYVILLE            NC         28021         $89,280.00
0000080147820     BARNES                  935 CLOVIS AVENUE        CAPITOL HEI            MD         20743         $33,000.00
0000080147838     TESTERMAN               628 SHERMAN STREET       GENEVA                 OH         44041         $18,000.00
0000080147861     COPE                     310 EAST MAIN ST        BAINBRIDGE             IN         46105         $45,700.00
0000080147903     BUTLER                 710 EDGEWOOD STREET       BALTIMORE              MD         21229         $55,250.00
0000080147945     BURKHOLDER            499 PLEASANT VALLEY RD     DENVER                 PA         17517         $21,400.00
0000080148034     CAMPBELL                415 LECATO AVENUE        THOROFARE              NJ         08086         $64,800.00
0000080148190     CABRAL                   64 BLOODGOOD ST         DARLINGTON             RI         02861         $24,600.00
0000080148232     CRUZ                   860 NW 116TH AVENUE       PLANTATION             FL         33325         $36,500.00
0000080148588     PARKER                  1805 NORTH 59TH ST       PHILADELPHI            PA         19151         $11,500.00
0000080148687     BASS                    1600 OLD BARN ROAD       ROCKY MOUNT            NC         27804         $22,875.00
0000080148729     WHITELEY              4009 ARBORCREST DRIVE      INDIANAPOLI            IN         46226         $10,500.00
0000080148844     HAWKINS              18365 EAST MANSFIELD AVE    AURORA                 CO         80013         $35,300.00
0000080148885     REESE                  60 COUNTRYSIDE DRIVE      EVANSVILLE             WI         53536         $78,400.00
0000080149057     KNIGHT                    7906 OAK COURT         MURRAYVILLE            GA         30564         $200,000.00
0000080149099     CORCORAN                   4 APOLLO WAY          FLANDERS               NJ         07836         $24,500.00
0000080149131     BELVA                    140 BEAVER CREEK        BOLINGBROOK            IL         60490         $121,800.00
0000080149198     MILLS                    1934 FAIRFAX RD         TOLEDO                 OH         43613         $65,520.00
0000080149206     LOKER                    601 AUSTRIAN WAY        PLAINFIELD             IN         46168         $34,600.00
0000080149255     LOKER                    601 AUSTRIAN WAY        PLAINFIELD             IN         46168         $138,400.00
0000080149305     MARRON                    5155 W MEDILL          CHICAGO                IL         60639         $137,700.00
0000080149362     HAKE                    301 WILLARD AVENUE       LINCOLN                IL         62652         $60,350.00
0000080149404     HALE                 2303 SE KIBBLING AVENUE     TROUTDALE              OR         97060         $38,000.00
0000080149438     ULLENBRAUCK             7421 N KOSTNER AVE       SKOKIE                 IL         60076         $181,000.00
0000080149701     BLOUNT                 1612 ROUMFORT STREET      PHILADELPHI            PA         19150         $57,800.00
0000080149743     AMEYE                   159 BAYBERRY DRIVE       LIMERICK               PA         19468         $15,450.00
0000080149891     CRUMMER                  9903 CONE COURT         UPPER MARLB            MD         20772         $129,600.00
0000080149966     COSGROVE                407 EAST MILL ROAD       MAPLE SHADE            NJ         08052         $95,400.00
0000080149982     WEIS                    46 DUSINBERRE ROAD       GARDINER               NY         12525         $142,200.00
0000080150196     HEADLEY                 144 DELAFIELD LANE       NEWBURGH               NY         12550         $106,320.00
0000080150444     KUHN                5520 NORTH ENTRADA QUINCE    TUCSON                 AZ         85718         $50,000.00
0000080150485     RYLAND                 211 ASCOTT PLACE NE       WASHINGTON             DC         20002         $110,500.00
0000080150535     MAYO                       194 BURNS DR          WESTERVILLE            OH         43081         $102,000.00
0000080150766     SMITH                 1617 COUNTY ROAD 2277      QUINLAND               TX         75474         $101,600.00
0000080150824     STARK                 203 E SOMONAUK STREET      YORKVILLE              IL         60560         $110,000.00
0000080150857     ARRAZCAETA            2940 S W 114TH AVENUE      MIAMI                  FL         33165         $63,000.00
0000080150907     FINCH                   68 WHIPPOORWILL DR       DECATUR                IL         62526         $39,950.00
0000080151129     CAMELIO                  36 OAKCREST ROAD        NEEDHAM                MA         02192         $60,500.00
0000080151319     AYO                    15 CLOVER HILL DRIVE      STAFFORD               VA         22554         $48,000.00
0000080151384     CONAWAY                10229 PARKWOOD COURT      KENSINGTON             MD         20895         $42,000.00
0000080151418     BRASWELL                540 EAST BROADWAY        EMINENCE               KY         40019         $15,001.00
0000080151665     DAVIS                  1 CHESTER MILL COURT      SILVER SPRI            MD         20906         $26,500.00
0000080151806     HILL                   103 INVERNESS DRIVE       MOORESTOWN             NJ         08057         $304,000.00
0000080151848     COALE                   5041 COUNTY ROAD 1       SWANTON                OH         43558         $164,000.00
0000080151871     BLANKENSHIP           1062 SAN ANGELO DRIVE      LUSBY                  MD         20657         $33,000.00
0000080151962     HOFFMAN                   34 BALAZS ROAD         WILLINGTON             CT         06279         $174,000.00
0000080155815     LORICK                4912 PEMBRIDGE AVENUE      BALTIMORE              MD         21215         $47,600.00
0000080155823     ZESIGER                9073 SOUTH JUDD LANE      WEST JORDAN            UT         84088         $74,000.00
0000080156011     RAYNOR                   1938 BASIL LANE         FINT                   MI         48504         $37,000.00
0000080156029     RICHARDSON              256 LOVE RUN ROAD        COLORA                 MD         21917         $72,000.00
0000080156037     ELLIOTT              313 1 4 ALTAMONT AVENUE     MANSFIELD              OH         44902         $44,000.00
0000080156052     KOSCIELECKI               19 TRACY RAOD          CANTERBURY             CT         06331         $46,000.00
0000080156060     RAYNOR                   1918 BASIL LANE         FLINT                  MI         48504         $28,000.00
0000080156078     ABRAMS                 4322 W JACKSON BLVD       CHICAGO                IL         60624         $74,000.00
0000080156086     WAITE                 2211 E MEYER BOULEVARD     KANSAS CITY            MO         64132         $59,200.00
0000080156094     KIRBY                   28 MIACOMET AVENUE       NANTUCKET              MA         02554         $115,000.00
0000080156102     RICHARDSON                816 HASKINS DR         SUFFOLK                VA         23434         $92,000.00
0000080156110     RODDY                     230 RODDY LANE         HARRIMAN               TN         37748         $70,200.00
0000080156128     FERNANDEZ                17 HOLLY STREET         LAWRENCE               MA         01841         $17,900.00
0000080156136     HALL                   165 OAK VALLEY DRIVE      OXFORD                 GA         30054         $57,800.00
0000080156144     KRESS                  51 LAKE SHORE DRIVE       EAST HADDAM            CT         06423         $47,750.00
0000080156151     GAGNE                  143 MILLVILLE STREET      SALEM                  NH         03079         $88,500.00
0000080156169     ALBER                    64 MOHAVE TRAIL         MEDFORD LAK            NJ         08055         $30,000.00
0000080156177     WATERS                    507 S 22ND ST          FORT PIERCE            FL         34950         $31,500.00
0000080156185     SMERDON                132 NORTH RIVER ROAD      LEE                    NH         03824         $55,000.00
0000080156193     GIROUARD                 29 SHADY AVENUE         WESTMINSTER            MA         01473         $146,300.00
0000080156201     TUCKER               1131 BUBBLING WELL ROAD     MADISON                TN         37115         $64,000.00
0000080156219     CARVALHO DIT            161 WILLIS AVENUE        HAWTHORNE              NY         10594         $50,000.00
0000080156227     MARLOW TABER         684 UNDERWOOD FARM ROAD     CLEVELAND              GA         30528         $52,000.00
0000080156243     GRUBBS                 1880 ALLGEIER COURT       LOUISVILLE             KY         40213         $25,100.00
0000080156250     BROWN WEST               812 UPLAND DRIVE        SALISBURY              MD         21801         $130,500.00
0000080156268     CREWS                      RT 1 BOX 685          BRYCEVILLE             FL         32009         $48,750.00
0000080156276     JACINAVICIUS             264 E BAILY ROAD        NAPERVILLE             IL         60565         $24,441.00
0000080156359     LUCKETT                1315 N LOREL AVENUE       CHICAGO                IL         60651         $112,500.00
0000080156375     WITHAM                      11 VINE ST           SPRINGFIELD            VT         05156         $49,600.00
0000080156391     STEPHENSON             405 SASSAFRASS DRIVE      VALPARAISO             IN         46383         $17,600.00
0000080156755     DESMOND                  106 PARSONS ROAD        PORTLAND               ME         04103         $159,000.00
0000080156805     WYNN                  8620 WHITE TOWER ROAD      HASTINGS               FL         32145         $19,310.00
0000080156839     MATTHEwS              380 FAIRWAY WALK DRIVE     LAWRENCEVIL            GA         30043         $173,400.00
0000080156920     DAVIS                  3224 LAGRANGE STREET      TOLEDO                 OH         43607         $56,950.00
0000080156946     SMITH                      12835 LENORE          REDFORD TOW            MI         48239         $97,750.00
0000080156953     MCCARY                   19331 HAWTHORNE         DETROIT                MI         48203         $31,000.00
0000080156979     GARCIA                 307 SCRIBNER STREET       JOLIET                 IL         60432         $73,000.00
0000080157084     WALLACE                 636 W STATE ROAD 8       HEBRON                 IN         46341         $64,000.00
0000080157092     MITCHELL                  1508 ORA DRIVE         PENSACOLA              FL         32506         $58,500.00
0000080157167     TIGHE KRAMER        107 S SCOTCH PLAINS AVENU    WESTFIELD              NJ         07090         $157,500.00
0000080157241     WITHERSPOON            2712 W MOSHER STREET      BALTIMORE              MD         21216         $54,000.00
0000080157266     VENABLE                 600 S NANSEMOND ST       RICHMOND               VA         23221         $26,300.00
0000080157530     MOORE                     20 LAS FIERAS          RANCHO SANT            CA         92688         $75,000.00
0000080157720     DANGERFIELD         612 SHERRINGFIELD TERRACE    CHESAPEAKE             VA         23322         $105,000.00
0000080157738     LEE                        10692 MEUSE           DETROIT                MI         48224         $56,000.00
0000080157753     BUCH                  822 SOUTH RIVER AVENUE     SUNBURY                PA         17801         $36,000.00
0000080157761     WILLIAMS                401 HOWARD STREET        MT PLEASANT            PA         15666         $35,000.00
0000080157779     ANDERSON                 1911 NORWOOD WAY        ANDERSON               IN         46011         $39,000.00
0000080157787     CLACK                    390 NORA AVENUE         MERRITT ISL            FL         32952         $77,000.00
0000080157795     RHODES                151 NORTH MAIN STREET      MANHEIM                PA         17545         $59,000.00
0000080157811     SMITH                  150 NORTH 2ND STREET      READING                PA         19601         $24,000.00
0000080157829     LANG                    2743 TOLEDO AVENUE       ST LOUIS PA            MN         55416         $144,000.00
0000080157837     ROBISHAW                 35 BEACH STREET         PLYMOUTH               MA         02360         $99,200.00
0000080157845     DOLL                  6318 3RD AVENUE SOUTH      ST PETERSBU            FL         33707         $55,800.00
0000080157852     BLACK                 601 S SYCAMORE STREET      VILLA GROVE            IL         61956         $46,000.00
0000080157878     KATZ                   13 1/2 CEDAR STREET       CAMBRIDGE              MA         02140         $198,000.00
0000080157894     SANDLIN                  202 MAIN STREET         MELLOT                 IN         47958         $50,000.00
0000080157936     NAUMBURG                 3632 METER DRIVE        FT WAYNE               IN         46806         $57,600.00
0000080157944     HOWELL                  717 MARTIN STREET        CLEARFIELD             PA         16830         $36,000.00
0000080157951     DAVIDSON              6349 COVE CREEK DRIVE      CHARLOTTE              NC         28215         $70,500.00
0000080157969     JOHNSON                 267 ZERALDA STREET       PHILADELPHI            PA         19144         $44,400.00
0000080157977     GOODIN               428 NORTH CHESTER AVENUE    INDIANAPOLI            IN         46201         $34,000.00
0000080157985     MCWAYNE                  24571 CRANE LANE        WATERTOWN              NY         13601         $69,600.00
0000080157993     SCIABA                     6 PARK LANE           WAYLAND                MA         01778         $223,200.00
0000080158009     PAPE                37110 EAST LAKELAND DRIVE    MECHANICSVI            MD         20659         $89,000.00
0000080158025     CARTER                 1600 WINTERFIELD RD       MIDLOTHIAN             VA         23113         $46,500.00
0000080158033     HUNTER                 10842 SW 66TH COURT       OCALA                  FL         34470         $72,600.00
0000080158041     HANLEY                 3447 BROOKVIEW ROAD       PHILADELPHI            PA         19154         $65,000.00
0000080158058     MITCHELL             1309 EAST CARDEZA STREET    PHILADELPHI            PA         19119         $83,200.00
0000080158074     COTTONGIM             11836 MORTENVIEW DRIVE     TAYLOR                 MI         48180         $20,000.00
0000080158082     WHITE                   171 RICHARD STREET       BRUSLY                 LA         70719         $96,000.00
0000080158090     HESS                       RD 8 BOX 107          DANVILLE               PA         17821         $27,779.00
0000080158108     CLARK                   7115 EAST CAPRICE        BATON ROUGE            LA         70811         $55,000.00
0000080158116     O CONNOR               522 CAINS MILL ROAD       BUENA VISTA            NJ         08094         $62,250.00
0000080158124     SOLOMON                   61 ROSEN ROAD          BRAINTREE              MA         02343         $84,500.00
0000080158132     ARNDT                    745 HEX HIGHWAY         HAMBURG                PA         19526         $65,000.00
0000080158140     MELVIN                  679 WESTERN AVENUE       CANONSBURG             PA         15317         $27,500.00
0000080158157     WISE                    615 WILLARD AVENUE       ATLANTA                GA         30310         $140,000.00
0000080158165     ANDREWS               184 WEST LURAY STREET      PHILADELPHI            PA         19140         $31,000.00
0000080158173     AKAY                   14 PINE GROVE AVENUE      LINCOLN                RI         02865         $99,000.00
0000080158199     HAUPTMAN                   RR 1 BOX 18A          BENNINGTON             NE         68007         $167,000.00
0000080158215     MCCRYSTAL               148 MEADOWBROOK DR       UPPER DARBY            PA         19082         $39,600.00
0000080158223     BOGDANSKI                206 RACE STREET         MILLINGTON             IL         60537         $72,000.00
0000080158231     TWYMAN                   5527 CHEW AVENUE        PHILADELPHI            PA         19138         $42,500.00
0000080158264     PACE                158 SOUTH OAK LANDING DRI    DOUGLASVILL            GA         30134         $89,250.00
0000080158322     HAUGHTON               120 42 218TH STREET       CAMBRIA HEI            NY         11411         $44,000.00
0000080158454     LOWER               11331 SOUTH 105TH EAST AV    BIXBY                  OK         74008         $105,165.00
0000080158496     STRICKLAND             5158 MARLENE AVENUE       JACKSONVILL            FL         32210         $65,450.00
0000080158603     NADEAU                 10505 BEAR CREEK DR       HAGERSTOWN             MD         21740         $24,000.00
0000080158744     COTTLE                  1507 PARMELE DRIVE       WILMINGTON             NC         28401         $97,325.00
0000080158785     FIORIGLIO            53 SOUTH JACKSON AVENUE     ATLANTIC CI            NJ         08401         $32,000.00
0000080159122     LUNDRIGAN              24 WELLINGTON STREET      BRAINTREE              MA         02184         $100,000.00
0000080159148     SCOTT                     3590 IRWIN WAY         COLUMBUS               GA         31906         $24,000.00
0000080159304     BRIA                   55 OLD ANSONIA ROAD       SEYMOUR                CT         06483         $30,765.00
0000080159510     O'Donnell              960 KATHLEEN STREET       LEBANON                PA         17046         $91,375.00
0000080160096     GROVE                    15 INGLESIDE AVE        BALTIMORE              MD         21228         $42,000.00
0000080160427     COX                     140 QUINCY AVENUE        QUINCY                 MA         02169         $70,000.00
0000080160492     VENTO                    6800 SW 73 COURT        MIAMI                  FL         33143         $182,750.00
0000080160500     LEWIS                   1717 DERRY STREET        HARRISBURG             PA         17104         $26,000.00
0000080160526     BARRETT                   143 ELMLAWN RD         BRAINTREE              MA         02184         $23,600.00
0000080160567     NELLIS               1020 VANDERBURGH AVENUE     EVANSVILLE             IN         47711         $30,000.00
0000080160625     COLEMAN                  401 FLINT STREET        MOBILE                 AL         36604         $47,700.00
0000080160682     MOORE                 2335 DOVER CENTER ROAD     WESTLAKE               OH         44145         $174,000.00
0000080161391     MAJORS                   4286 ALLGOOD WAY        STONE MOUNT            GA         30083         $109,800.00
0000080161441     GORDON                      526 8TH ST           WILMETTE               IL         60091         $425,600.00
0000080161482     GORDON                      526 8TH ST           WILMETTE               IL         60091         $91,750.00
0000080161631     ROBERTS                2861 MITCHELL DRIVE       DECATUR                GA         30032         $63,000.00
0000080161698     LYNCH                    615 ETHEL STREET        WINTERVILLE            NC         28590         $63,750.00
0000080161862     HARLEY                2021 WANAMAKER STREET      PHILADELPHI            PA         19131         $17,400.00
0000080161912     LAW                     429 E CANAL STREET       NEWCOMERSTO            OH         43832         $47,000.00
0000080161961     LAW                  10318 STATE ROUTE 36 SW     PORT WASHIN            OH         43837         $148,500.00
0000080161987     SIMARD              7703 NORTH WEST 179TH STR    ALACHUA                FL         32615         $23,500.00
0000080162035     AKWEI                   125 JACKSON DRIVE        CRESSKILL              NJ         07626         $210,500.00
0000080162050     RAMEY                   405 INDIAN OAKS DR       ANNISTON               AL         36206         $74,000.00
0000080162076     SHULER                 528 DURBIN FARMS RD       GRAY COURT             SC         29645         $71,200.00
0000080162092     HINCKLEY                  29 MAIDEN LANE         DURHAM                 CT         06422         $144,500.00
0000080162100     MURPHY                9425 TOM COSTINE ROAD      LAKELAND               FL         33809         $33,600.00
0000080162118     BINGHAM                 5902 LONGFELLOW ST       RIVERDALE              MD         20737         $89,250.00
0000080162126     TATE                    7625 SOUTH DREXEL        CHICAGO                IL         60619         $67,150.00
0000080162134     COHENS                3901 10TH AVENUE SOUTH     ST PETERSBU            FL         33711         $55,250.00
0000080162142     DILLARD                195 TRAILVIEW DRIVE       CLEVELAND              TN         37323         $38,900.00
0000080162159     FARMER                 153 WEST HAVEN DRIVE      MADISON HEI            VA         24572         $92,000.00
0000080162167     SOPER                  131 CHANTILLY STREET      LEXINGTON              KY         40504         $61,625.00
0000080162191     EDWARDS                6699 22ND WAY SOUTH       ST PETERSBU            FL         33712         $72,250.00
0000080162209     HENSLEY                 470 WESLEYAN DRIVE       CLEVELAND              TN         37311         $49,000.00
0000080162225     WEBB                    4118 GARNET DRIVE        KNOXVILLE              TN         37919         $54,400.00
0000080162233     PAPASTAVROU            2941 WATERFORD ROAD       WINSTON SAL            NC         27106         $94,100.00
0000080162241     SCOTT                   29 HOWLAND STREET        DORCHESTER             MA         02121         $25,000.00
0000080162258     CORRAL VILLA            717 THORNWOOD BLVD       ELYRIA                 OH         44035         $85,900.00
0000080162274     BONDS                    12254 S ABERDEEN        CHICAGO                IL         60643         $64,000.00
0000080162282     MASON                  1427 MARLOWE AVENUE       INDIANAPOLI            IN         46201         $52,000.00
0000080162290     KEYES                 12701 GRIFFING AVENUE      CLEVELAND              OH         44120         $51,500.00
0000080162308     MEDINA                      9049 CLAY            MONTVILLE T            OH         44064         $131,750.00
0000080162316     BROWN                  97 WEST NORWALK ROAD      NORWALK                CT         06850         $25,000.00
0000080162340     JONES                    1311 PINE DRIVE         EDMOND                 OK         73034         $99,200.00
0000080162365     CARTER              1144 CONGAREE CHURCH ROAD    GADSDEN                SC         29052         $52,800.00
0000080162373     ALEXANDER                4394 MAPLE DRIVE        LORAIN                 OH         44055         $43,900.00
0000080162399     WILLIAMS              2114 HAMMER HILL ROAD      ATHENS                 TN         37303         $62,475.00
0000080162431     LOWE                    27 BLALOCK STREET        ASHEVILLE              NC         28803         $54,900.00
0000080162464     SANCHEZ                 6121 SW 41 STREET        MIRAMAR                FL         33023         $52,000.00
0000080162480     ZUBRICK                 16140 CLAY STREET        HEBRON                 IN         46341         $107,900.00
0000080162720     REBENACK              14112 HIGHLAND STREET      CEDAR LAKE             IN         46303         $77,850.00
0000080162738     KATZ                    75 EAST ROCKS ROAD       NORWALK                CT         06851         $84,015.00
0000080162779     FRANKLIN              722 NARRAGANSET AVENUE     EAST PATCHO            NY         11772         $67,500.00
0000080162860     HEINTZ                  4971 WINDGATE ROAD       LIVERPOOL              NY         13088         $50,000.00
0000080163397     FORBES                  126 LONE OAK DRIVE       NEW MILFORD            CT         06776         $28,600.00
0000080163603     BATTLE                 4453 SWEET FLAG LOOP      SOUTHAVEN              MS         38671         $148,000.00
0000080163611     ALTMAN                 7737 BARCLAY AVENUE       N CHARLEST             SC         29418         $50,400.00
0000080163629     FENTON                  712 CONNALY DRIVE        HOPE MILLS             NC         28348         $108,000.00
0000080163637     FENTON                  712 CONNALY DRIVE        HOPE MILLS             NC         28348         $27,000.00
0000080163652     HACKWORTH               113 EAST K STREET        NEWTON                 NC         28658         $97,200.00
0000080163660     FISHER               563 NORTH CENTER STREET     SPARTANBURG            SC         29301         $49,300.00
0000080163710     JOHNSON                 68 CHRISTIAN DRIVE       SCOTTSVILLE            KY         42164         $62,100.00
0000080163736     HACKWORTH               113 EAST K STREET        NEWTON                 NC         28658         $24,300.00
0000080163744     THOMPSON              5115 NORTHFOREST DRIVE     MCLEANSVILL            NC         27301         $177,600.00
0000080163751     ANDERSON                2915 7TH STREET NE       WASHINGTON             DC         20017         $109,800.00
0000080163777     STEVENS                 619 AINTREE DRIVE        CHARLOTTE              NC         28215         $76,000.00
0000080163785     SHOATS                 821 WILLIAMS STREET       GASTONIA               NC         28052         $56,700.00
0000080163793     MASON WILLIA            3460 SHELBY DRIVE        MEMPHIS                TN         38118         $93,500.00
0000080163801     SMITH                     261 CODY ROAD          SENECA                 SC         29678         $31,710.00
0000080163819     HOLLARS                6125 WATERFALL ROAD       LENOIR                 NC         28645          $7,600.00
0000080163827     HOLLARS                6125 WATERFALL ROAD       LENOIR                 NC         28645         $30,400.00
0000080163835     JONES                 1311 KEARNEY STREET NE     WASHINGTON             DC         20017         $138,600.00
0000080163843     DENMARK                 2530 LINCOLN LANE        INDIANAPOLI            IN         46228         $82,400.00
0000080163868     EDWARDS              4522 SOUTH RHETT AVENUE     CHARLESTON             SC         29406         $60,030.00
0000080163876     MCCOY                   8502 OXFORD DRIVE        KNOXVILLE              TN         37922         $32,400.00
0000080163884     MCCOY                   8502 OXFORD DRIVE        KNOXVILLE              TN         37922         $129,600.00
0000080163900     SULLIVAN             4399 HUNTERS GLEN STR WT    MEMPHIS                TN         38128         $82,800.00
0000080163918     GETTIS                  316 E POCKET ROAD        FLORENCE               SC         29506         $72,000.00
0000080163926     GETTIS                  316 E POCKET ROAD        FLORENCE               SC         29506         $18,000.00
0000080163934     THOMPSON              5115 NORTHFOREST DRIVE     MCLEANSVILL            NC         27301         $30,900.00
0000080163942     HUNT                    1033 RICHMOND ROAD       ROCKINGHAM             NC         28379         $68,850.00
0000080163991     STEWARD                  4852 ORTIE DRIVE        MEMPHIS                TN         38109         $41,600.00
0000080164031     NEWTON                3503 BRISTLECONE DRIVE     FAYETTEVILL            NC         28311         $112,000.00
0000080164049     OWENS                     141 LACEY LANE         SPARTANBURG            SC         29374         $99,000.00
0000080164056     ATKINS                  4307 MANTLE COURT        CHARLOTTE              NC         28205         $59,000.00
0000080164064     BRIM                     6009 HOLTON LANE        TEMPLE HILL            MD         20748         $114,320.00
0000080164072     MARTIN                 531 PLAINVILLE DR SW      ATLANTA                GA         30331         $64,000.00
0000080164080     MCLELLAN                 1857 JORDAN ROAD        DILLON                 SC         29536         $49,500.00
0000080164106     CANNON                 221 JACKSONIAN DRIVE      HERMITAGE              TN         37076         $61,600.00
0000080164122      ROBERTSON                533 WRIGHT RD          KERNERSVILL            NC         27284         $45,200.00
0000080164130     WILLIAMS               1902 KILLARNEY PLACE      CHARLOTTE              NC         28262         $108,000.00
0000080164247     HYDER                   4975 EDMONSON PIKE       NASHVILLE              TN         37211         $90,100.00
0000080164320     VELAZQUEZ                 3229 W DICKENS         CHICAGO                IL         60647         $124,000.00
0000080164395     BRACKEN                 4 4A ROPES STREET        SALEM                  MA         01970         $186,300.00
0000080164502     CALLUM                  2808 HILLDALE AVE        BALTIMORE              MD         21215         $36,750.00
0000080164544     ALLEN                    321 FRONT STREET        MILTON                 DE         19968         $84,000.00
0000080164619     ALLEN                    321 FRONT STREET        MILTON                 DE         19968         $21,000.00
0000080164874     GROARKE               436 E MARSHALL STREET      NORRISTOWN             PA         19401         $10,800.00
0000080164999     GROCE                  2649 GLADLANE DRIVE       MONTGOMERY             AL         36111         $13,000.00
0000080165095     MILLER                   641 WYNGATE LANE        BUFFALO GRO            IL         60089         $163,000.00
0000080165137     ARIAS                   251 NW 108 TERRACE       MIAMI                  FL         33168         $70,550.00
0000080165160     COOK                     54 CLEVELAND AVE        MT EPHRAIM             NJ         08059         $54,400.00
0000080165269     VILMER                  14239 VINELAND RD        DESOTO                 MO         63020         $19,500.00
0000080165285     STYLES                8218 STREAMWOOD DRIVE      PIKESVILLE             MD         21208         $27,400.00
0000080165350     WITHERS                  1854 OAKLANE RD         FLOSSMOOR              IL         60422         $202,500.00
0000080165574     BRIDGENS             3710 WEST FRANCIS AVENUE    SPOKANE                WA         99205         $48,750.00
0000080165582     PATRICK                812 JACOBS LOOP ROAD      BOLTON                 NC         28423         $48,750.00
0000080165632     LAWSON                  11459 RIDGELY ROAD       QUEEN ANNE             MD         21657         $65,250.00
0000080165657     SMITH                     1348 REVA LANE         SANDWICH               IL         60548         $19,845.00
0000080165756     HANSEN                   12724 CRYER AVE         OMAHA                  NE         68144         $49,000.00
0000080166200     TUBBS                  155 RAVENWOOD CIRCLE      DICKSON                TN         37055         $76,000.00
0000080166218     GODSEY               11238 GREAT BRANCH DRIVE    CHESTER                VA         23831         $58,400.00
0000080166515     SHREWSBURY            2195 WEST 15TH STREET      CLEVELAND              OH         44113         $54,400.00
0000080166820     BLINCOE                 8944 103RD STREET        JACKSONVILL            FL         32210         $73,600.00
0000080166929     ALEXANDER               9501 HOBART STREET       UPPER MARLB            MD         20772         $184,500.00
0000080166978     BRITT                  3217 CHEROKEE DRIVE       MORRISTOWN             TN         37814         $91,800.00
0000080166994     GRIFFIN                  1905 RUCKER ROAD        SHELBY                 NC         28152         $103,920.00
0000080167018     BYAS                  3612 HIGHLAND TERRACE      CHATTANOOGA            TN         37415         $73,950.00
0000080167042     CARTER                1318 WOODBOURNE AVENUE     BALTIMORE              MD         21239         $72,000.00
0000080167067     LEWIS                   736 ASHLAND AVENUE       OWENSBORO              KY         42301         $60,300.00
0000080167083     RAPIER                285 OLD POWERLINE ROAD     CLEVELAND              TN         37323         $101,700.00
0000080167141     PULS                      850 HORN LANE          EUGENE                 OR         97404         $96,000.00
0000080167158     PULS                      850 HORN LANE          EUGENE                 OR         97404         $24,000.00
0000080167190     PERU                      13 EAST ELWOOD         PHOENIX                AZ         85040         $45,000.00
0000080167851     GLENN                   4909 SHIHMEN DRIVE       ANTIOCH                TN         37013         $71,430.00
0000080167877     ANDERSON                   11 CLEAR WAY          OCALA                  FL         34472         $56,500.00
0000080167893     ELLIOTT                3419 UNDERWOOD ROAD       CONYERS                GA         30013         $100,800.00
0000080168263     CHAVEZ                  210 COMMONS STREET       BELMONT                MA         02178         $450,000.00
0000080168289     LAWRY                   18030 ROBERTS ROAD       RIVERSIDE              CA         92508         $65,000.00
0000080168602     BUCK                    3029 ALTURA AVENUE       LOS ANGELES            CA         91214         $239,400.00
0000080168701     RAYMOND               25 TEAKWOOD DRIVE WEST     COVENTRY               RI         02816         $50,000.00
0000080168776     THOMPSON               17004 E TENNESSEE DR      AURORA                 CO         80017         $30,150.00
0000080168826     GRIMES                 84 NE FAILING STREET      PORTLAND               OR         97212         $97,500.00
0000080168859     OYERVIDES                2180 MEGAN DRIVE        OAKLEY                 CA         94561         $23,250.00
0000080168867     VOELLER              5278 24TH TERRACE NORTH     ST PETERSBU            FL         33710         $10,000.00
0000080170673     CONTEH                  10 HYACINTH COURT        GAITHERSBUR            MD         20878         $20,000.00
0000080170814     SALWIERZ                 237 HINMAN LANE         SOUTHBURY              CT         06488         $30,000.00
0000080170822     PLUNKARD                   2272 MAIN ST          CAVENDISH              VT         05142         $69,000.00
0000080170947     WALKER                  1707 WESSEL DRIVE        WORTHINGTON            OH         43235         $144,000.00
0000080171101     GONZALES              12001 LORALEEN STREET      GARDEN GROV            CA         92841         $98,000.00
0000080171218     ONATOLU                1853 KINGSTON CIRCLE      PAPILLION              NE         68046         $31,500.00
0000080171317     FISHER EMMON            183 OLD POST ROAD        ABERDEEN               MD         21001         $64,000.00
0000080171440     BOBNICK                 2603 N VANBUREN ST       WILMINGTON             DE         19802         $16,000.00
0000080171515     PALMER                 4687 STATE ROUTE 414      BEAVER DAMS            NY         14812         $57,800.00
0000080171630     ROUSSE                    472 W RIVER RD         KAWKAWLIN              MI         48631         $67,500.00
0000080171671     DIEAS               10730 CLYDESDALE DRIVE EA    JACKSONVILL            FL         32257         $78,200.00
0000080171747     BASFORD                  4138 ETNA STREET        WHITEHALL              OH         43213         $87,000.00
0000080171838     MCDANIELS               1905 GAULT STREET        COLUMBUS               OH         43205         $58,500.00
0000080171846     JIMENEZ               38 40 ARLINGTON STREET     HARTFORD               CT         06106         $75,000.00
0000080171861     CRISTELLI                 32 ALBA PLACE          PARSIPPANY             NJ         07054         $120,000.00
0000080171895     WILLIAMS                1815 RANKIN STREET       CHATTANOOGA            TN         37421         $38,000.00
0000080171960     DECESARE                6 CLAREMONT DRIVE        CHALFONT               PA         18914         $80,000.00
0000080171986     RAMSDEN                  41 LINCOLN PLACE        EAST RUTHER            NJ         07073         $30,000.00
0000080172000     BROWN                   1843 N 72ND STREET       PHILADELPHI            PA         19151         $15,300.00
0000080172018     RICHARDSON               582 BROAD STREET        BLOOMFIELD             NJ         07003         $36,000.00
0000080172034     FOXWELL                   402 MASTER DR          BLACKWOOD              NJ         08012         $86,700.00
0000080172075     SCHMEER                21 NORTH 23RD STREET      MOUNT PENN             PA         19606         $50,915.00
0000080172083     WARTZENLUFT            407 GREENWICH STREET      WYOMISSING             PA         19610         $56,100.00
0000080172117     SEALS                   437 ROBERTS STREET       CHATTANOOGA            TN         37404         $47,600.00
0000080172125     JOURDAIN                2371 CORINNA COURT       STATE COLLE            PA         16803         $50,000.00
0000080172133     WARREN               RR3 9 MALLARD COVE ROAD     LONG VALLEY            NJ         07853         $36,100.00
0000080172166     STEWART                1208 RADSTOCK DRIVE       LIBRARY                PA         15129         $24,900.00
0000080172174     BOCCARDI            53 STILLWELLS CORNER ROAD    FREEHOLD               NJ         07728         $27,800.00
0000080172190     TURNER                  1110 KERLIN STREET       CHESTER                PA         19013         $59,500.00
0000080172216     SEALS                   437 ROBERTS STREET       CHATTANOOGA            TN         37404         $11,900.00
0000080172224     DELATE                   31 MEDBURY ROAD         WALLINGFORD            PA         19086         $39,000.00
0000080172232     JONES                 227 EAST MEYER AVENUE      NEW CASTLE             PA         16105         $23,300.00
0000080172257     CHURCH                    19 CHESTNUT ST         BELLE VERNO            PA         15012         $16,400.00
0000080172331     WILLIAMS                  904 FIRST AVE          CORAOPOLIS             PA         15108         $27,500.00
0000080172356     BENNETT                 674 DEE HENDRIX RD       HUEYTOWN               AL         35023         $15,900.00
0000080172372     MARX                    619 EAST VAIL ROAD       LANDING                NJ         07850         $62,100.00
0000080172398     LIND                    385 HOPEWELL DRIVE       POWELL                 OH         43065         $73,500.00
0000080172612     BUCKLEY                 90 WILDWOOD CIRCLE       NAUGATUCK              CT         06770         $126,000.00
0000080172745     FOLSTON               33273 CALLE LANGARICA      TEMECULA               CA         92592         $35,000.00
0000080172752     SANCHEZ                    401 MOORE ST          BLOOMFIELD             NM         87413          $8,500.00
0000080172760     BELL                  3722 JEFFERSON AVENUE      CLEARLAKE              CA         95422         $28,600.00
0000080172794     GARRISON                 3047 STRAND ROAD        ROCKLIN                CA         95765         $47,400.00
0000080172877     OSBURN                 5018 SW 170TH STREET      ARCHER                 FL         32618         $27,000.00
0000080172984     SINGLETON                1711 E 174TH ST         BRONX                  NY         10472         $150,000.00
0000080173289     JACOBS              10806 SOUTH SANGAMON STRE    CHICAGO                IL         60643         $91,800.00
0000080173339     MOORE                    755 MCKEWIN AVE         BALTIMORE              MD         21218         $10,000.00
0000080173651     CAMPBELL               612 VIEW RIDGE DRIVE      PACIFICA               CA         94044         $82,500.00
0000080175086     DICKEY                1203 VICTORY STREET SW     CLEVELAND              TN         37311         $46,800.00
0000080175458     TAYLOR                1250 NORTH 18TH STREET     PHILADELPHI            PA         19121         $36,000.00
0000080175490     THORNTON               1574 ROOSEVELT DRIVE      DARBY                  PA         19079         $40,000.00
0000080175557     WRIGHT                   2022 HONORE AVE         NORTH CHICA            IL         60064         $81,600.00
0000080175607     L ITALIEN               6 PEACH TREE LANE        DANVERS                MA         01923         $85,000.00
0000080175821     BOBBISH                    1361 C ROAD           SUTHERLAND             TX         78161         $111,775.00
0000080175904     GEFFRARD             17 GREENWOOD HILL STREET    STAMFORD               CT         06902         $255,000.00
0000080175938     ABRAHAMSON                2223 TALLAC ST         SACRAMENTO             CA         95821         $34,000.00
0000080175995     MERCADANTE               29 SURREY DRIVE         CHURCHVILLE            PA         18966         $48,400.00
0000080176134     RAMIREZ               7212 SANDERLING COURT      CARLSBAD               CA         92009         $149,900.00
0000080176183     MARCUM                  608 GLENDORA ROAD        COLUMBUS               OH         43207         $30,800.00
0000080176191     VARA                   266 EDGEWOOD AVENUE       MILL VALLEY            CA         94941         $300,000.00
0000080176894     HOFFMAN                  28 ALLEGHENY AVE        TOWSON                 MD         21204         $33,750.00
0000080176902     HARRINGTON               1724 CHURCH LANE        PHILADELPHI            PA         19141         $55,250.00
0000080177009     AZU                     225 W MANOR DRIVE        CHESTERFIEL            MO         63017         $296,000.00
0000080177132     HARRIGAN                124 SONORA AVENUE        WOODBRIDGE             NJ         08830         $110,250.00
0000080177140     MALONE BRANH            266 HOLLYWOOD BLVD       GALLATIN               TN         37066         $40,000.00
0000080177314     KALEINA                   ROAD 3 BOX 469         LATROBE                PA         15650         $60,000.00
0000080177371     PYLE                    4203 HARRIS PLACE        WILMINGTON             DE         19808         $100,000.00
0000080177397     PYLE                    4203 HARRIS PLACE        WILMINGTON             DE         19808         $25,000.00
0000080177413     JOHNSON                5003 11TH STREET NE       WASHINGTON             DC         20017         $81,000.00
0000080177447     FRANTESL               2530 CHESHIRE DRIVE       AURORA                 IL         60504         $46,500.00
0000080177488     PERVINE              3701 03 BOULEVARD PLACE     INDIANAPOLI            IN         46208         $42,800.00
0000080177603     MERCADO                  2040 6TH STREET         NORCO                  CA         91760         $25,000.00
0000080178288     SHEILDS                2544 COUNTY ROAD 15       MARENGO                OH         43334         $187,500.00
0000080178304     BURCHETT                  2920 HEY ROAD          RICHMOND               VA         23223         $66,600.00
0000080178429     FULLER                  21025 RAWHIDE ROAD       ELKHORN                NE         68022         $69,000.00
0000080178619     STRAYHORN               205 STRAYHORN LANE       TRENTON                NC         28585         $35,700.00
0000080178635     COLLINS                84 RIDGE CIRCLE ROAD      HENDERSON              NC         27536         $59,075.00
0000080178650     JONES                 6232 OLD LEESBURG ROAD     HOPKINS                SC         29061         $53,550.00
0000080178676     MCCLERKLIN              308 FERNCLIFFE RD        ELGIN                  SC         29045         $55,840.00
0000080178700     BOWDEN                 550 R L NORRIS ROAD       LINWOOD                NC         27299         $62,900.00
0000080178726     LOOMIS                 3585 RICHARDSON ROAD      INDEPENDENC            KY         41051         $43,200.00
0000080178742     GARRICK                1544 MINERVAVILLE RD      HOPKINS                SC         29061         $63,000.00
0000080178783     HARRIS              4704 A US HIGHWAY 80 WEST    SALEM                  AL         36874         $52,200.00
0000080178825     DAwES               5606 TABBS CREEK CHURCH R    OXFORD                 NC         27565         $58,000.00
0000080178932     BELTON                  678 LANGFORD ROAD        BLYTHEWOOD             SC         29016         $56,800.00
0000080178940     PRUITT                 1007 CHALMERS STREET      MARTINSVILL            VA         24112         $16,000.00
0000080178973     GORDON                 33830 PICCIOLA DRIVE      FRUITLAND P            FL         34731         $153,000.00
0000080179021     HOWARD                     RT 1 BOX 570          STOCKTON               GA         31649         $54,000.00
0000080179328     RICKMAN                  111 COUNTY ROAD         WAYNESVILLE            NC         28786         $73,000.00
0000080179393     DOMBROWSKI               26 FIRST STREET         WORCESTER              MA         01602         $88,250.00
0000080179468     COTE                    305 E NORTH STREET       COLFAX                 IL         61728         $60,350.00
0000080179518     MATEO                   2579 ALEMANY BLVD        SAN FRANCIS            CA         94112         $46,500.00
0000080179633     GRIFFIN                94 96 WINSLOW STREET      EVERETT                MA         02149         $49,250.00
0000080179690     KEETON                 392 RADIANT CITY RD       NAUVOO                 AL         35578         $62,550.00
0000080179708     SMITH WRIGHT           3400 PUMPHREY DRIVE       SILVER SPRI            MD         20910         $23,000.00
0000080179849     HICKMAN                148 CLOVERDALE DRIVE      TALLADEGA              AL         35150         $64,600.00
0000080179955     RATONEL                   1515 L AVENUE          NATIONAL CI            CA         91950         $60,000.00
0000080179963     WILLIAMS              2153 KENSINGTON STREET     HARRISBURG             PA         17104         $40,000.00
0000080180110     LAVALLE                 572 WESTFIELD LANE       VADNAIS HEI            MN         55127         $121,500.00
0000080180219     ULSHAFER                  12 MARC DRIVE          SOUTH BRUNS            NJ         08810         $123,000.00
0000080180326     REED                     8114 91ST AVENUE        JAMAICA                NY         11421         $60,000.00
0000080180367     SENIOR                1034 WASHINGTON AVENUE     WOODSTOCK              GA         30188         $17,600.00
0000080180466     TERRY                    8103 CAROL DRIVE        EAST ST LOU            IL         62203         $39,500.00
0000080180482     SOTO                  13215 MEADOW LARK LANE     ORLANDO                FL         32828         $41,200.00
0000080180490     COOK                     29138 BORG DRIVE        AGOURA HILL            CA         91301         $240,000.00
0000080180516     COOK                    29138 BORGE DRIVE        AGOURA HILL            CA         91301         $60,000.00
0000080180565     CAUSEY                  1824 GILBERT ROAD        CONWAY                 SC         29526         $93,600.00
0000080180623     MAYNOR                 995 COUNTY ROAD 109       SCOTTSBORO             AL         35768         $61,200.00
0000080180714     REYES                     1838 N MOZART          CHICAGO                IL         60647         $40,000.00
0000080180748     MONTELL                  728 MARSH AVENUE        FT MYERS               FL         33905         $15,200.00
0000080180755     VALERIO                  4424 CHATWIN AVE        LAKEWOOD               CA         90712         $180,000.00
0000080180763     SRIVASTVA                8039 SWISS LAND         HOUSTON                TX         77075         $72,000.00
0000080180789     MARTIN                 2147 MCKINLEY STREET      CLEARWATER             FL         33765         $70,500.00
0000080180813     RYALS                   139 APOLLO CIRCLE        ARCHDALE               NC         27263         $96,450.00
0000080180821     VARGAS                 9865 SW 51ST TERRACE      MIAMI                  FL         33165         $130,500.00
0000080180839     ALDRED                  1197 STATE RD 13N        ANDERSON               IN         46011         $59,500.00
0000080180847     PITRE                    2349 SHIRLEY ST         PORT ARTHUR            TX         77702         $48,750.00
0000080180854     SUMMERS                 8902 SLAYTON DRIVE       AUSTIN                 TX         78753         $59,200.00
0000080180862     STARLING                   RT 6 BOX 70           STARKE                 FL         32091         $69,600.00
0000080181159     KAUFMAN                 4965 HAVANA DRIVE        PITTSBURGH             PA         15239         $73,950.00
0000080181209     THOMPSON              2535 LAFAYETTE STREET      DENVER                 CO         80205         $72,000.00
0000080181241     WEINGART                10509 MAIN STREET        NEW MIDDLET            OH         44442         $21,500.00
0000080181548     DAVIS                 607 SOUTH CLYDE AVENUE     KISSIMMEE              FL         34741         $76,050.00
0000080181589     BURDETTE                1357 MONACO DRIVE        SEVERN                 MD         21144         $88,400.00
0000080181605     BURDETTE                1357 MONACO DRIVE        SEVERN                 MD         21144         $19,200.00
0000080181712     KING                    8941 S YATES BLVD        CHICAGO                IL         60617         $58,000.00
0000080181753     KELLEY                    72 GLEN AVENUE         PORT CHESTE            NY         10573         $225,200.00
0000080181829     HACKNEY               RT 1 BOX 178 1 FM2149      MAUD                   TX         75567         $57,600.00
0000080181837     LOW                     4 STONEHEDGE DRIVE       HARDYSTON              NJ         07460         $55,200.00
0000080182116     WILLIAMS                  946 LYNN DRIVE         GALLATIN               TN         37066         $68,500.00
0000080182132     MENIGHAN              212 NORTHAMPTON DRIVE      WILLINGBORO            NJ         08046         $82,500.00
0000080182520     FORRESTER               1040 6TH STREET NE       WASHINGTON             DC         20002         $56,000.00
0000080182595     NOF                      4402 CINDY LANE         LYNN HAVEN             FL         32444         $90,500.00
0000080182801     SCOTT                 1024 COPPER PARK LANE      MODESTO                CA         95355         $59,000.00
0000080182819     AKIONA                    889 AKIU PLACE         KAILUA                 HI         96734         $45,000.00
0000080183031     PULLEN                   721 COON BOX RD         CENTERVILLE            MD         21617         $14,980.00
0000080183064     ILODIGWE               1203 LAKEWOOD DRIVE       WILMINGTON             DE         19803         $125,800.00
0000080183114     MARSH                    10148 SOUTH LOWE        CHICAGO                IL         60628         $90,000.00
0000080183122     GOMSI                    140 DREXEL ROAD         ARDMORE                PA         19003         $23,000.00
0000080183395     SHERIDAN                 20 WARREN AVENUE        RANDOLPH               MA         02368         $20,500.00
0000080183445     ROBERTS             9300 CLOVER DRIVE SOUTHEA    OLYMPIA                WA         98513         $99,000.00
0000080183452     DELLINGER                 148 LOCH PARK          BEAR LAKE              MI         49646         $48,000.00
0000080183551     KLACSMANN             4018 HAZEL GODWIN ROAD     JAY                    FL         32565         $35,200.00
0000080183569     MAY                     16309 W GARRETT RD       GLASFORD               IL         61533         $137,950.00
0000080183577     LANDI                  7400 SW 173RD STREET      MIAMI                  FL         33157         $42,650.00
0000080183585     ALLEN                   1342 NORTH 9TH ST        GRIFFIN                GA         30223         $59,500.00
0000080183593     HOLMES                     23260 GENEVA          OAK PARK               MI         48237         $81,000.00
0000080183601     GRIBKOFF               2219 GARFIELD STREET      HOLLYWOOD              FL         33020         $33,900.00
0000080183619     GILLANS                1902 EAST 64 STREET       SAVANNAH               GA         31404         $14,000.00
0000080183627     MONDRAGON             3540 WEST OHIO AVENUE      DENVER                 CO         80219         $62,400.00
0000080183635     FREDRICK                8321 NW 37TH PLACE       SUNRISE                FL         33351         $18,750.00
0000080183643     DOWLING              1778 ALVARADO TERRACE SW    ATLANTA                GA         30310         $42,000.00
0000080183650     CRESPO                  9993 SW 3RD STREET       MIAMI                  FL         33174         $124,950.00
0000080183668     COOK                  1281 EAST 119TH PLACE      DENVER                 CO         80233         $104,500.00
0000080183676     CENTENO                10210 SW 6TH STREET       MIAMI                  FL         33174         $63,100.00
0000080183692     BROWN                   10925 SW 142 LANE        MIAMI                  FL         33176         $80,000.00
0000080183700     BLANKENSHIP             81 S HARLAN STREET       LAKEWOOD               CO         80226         $98,600.00
0000080183718     BENSON                 3692 FIELDLARK DRIVE      MEMPHIS                TN         38109         $46,800.00
0000080183726     BATTEN                  910 N 91 MINE ROAD       BARTOW                 FL         33830         $98,600.00
0000080183734     BARNETT                2430 NW 30TH TERRACE      FT LAUDERDA            FL         33311         $60,000.00
0000080183759     ALVAREZ                 720 NE 6TH STREET        HIALEAH                FL         33010         $92,000.00
0000080183767     MUNNERLYN                 6930 NW CR 25A         OCALA                  FL         34475         $41,600.00
0000080183775     MC GAHEE                2230 N 46TH AVENUE       HOLLYWOOD              FL         33021         $134,100.00
0000080183783     ALVAREZ                 7251 SW 63RD COURT       SOUTH MIAMI            FL         33143         $33,000.00
0000080183791     RUFF                     521 N ELM STREET        MT PROSPEC             IL         60056         $60,000.00
0000080183809     BOREN                   150 NORTH 400 EAST       VERNAL                 UT         84078         $38,000.00
0000080183817     THORNTON               20954 STAHELIN ROAD       SOUTHFIELD             MI         48075         $83,000.00
0000080183825     DERRICK                 307 YOAKUM PARKWAY       ALEXANDRIA             VA         22304         $88,000.00
0000080183833     REYES                  1621 SW 11TH STREET       MIAMI                  FL         33135         $25,350.00
0000080183841     KOHLER                1070 KATHERINE STREET      GALLATIN               TN         37066         $88,650.00
0000080183858     GOLDBOURNE              13261 SW 52 STREET       MIRAMAR                FL         33027         $139,450.00
0000080183866     WASHINGTON              3757 NW 204 STREET       MIAMI                  FL         33055         $81,600.00
0000080183874     OVERFIELD             2411 HADDINGTON COURT      ORANGE PARK            FL         32065         $22,500.00
0000080183890     NELSON                19562 E LINVALE AVENUE     AURORA                 CO         80013         $15,000.00
0000080183924     ENCALADA                256 APACHE STREET        MIAMI SPRIN            FL         33166         $21,000.00
0000080183932     TURNER                      182 FISHER           PONTIAC                MI         48341         $25,000.00
0000080183940     HENDRIX                  620 SOUTH AVE A         PORTALES               NM         88130         $27,900.00
0000080183957     SALADRIGAS              1001 SW 87TH COURT       MIAMI                  FL         33174         $175,500.00
0000080183965     SALCINES               8675 SW 64TH STREET       MIAMI                  FL         33143         $35,200.00
0000080183973     RICHARDS              1031 BARROWS MILL ROAD     MARTINSVILL            VA         24112         $64,800.00
0000080183981     TRAN                   112 LOST LAKE DRIVE       VILLA RICA             GA         30180         $101,600.00
0000080183999     DODD                    316 GREYMON DRIVE        WEST PALM B            FL         33405         $132,450.00
0000080184005     PEQUIGNOT                 88 CREEK ROAD          EAST BERLIN            PA         17316         $105,000.00
0000080184021     TRAN                      2614 MOORE ST          BELLINGHAM             WA         98226         $16,800.00
0000080184039     MORALES                 1008 NE 16TH PLACE       FT LAUDERDA            FL         33305         $97,200.00
0000080184047     VIDAL                   7320 SW 140 AVENUE       MIAMI                  FL         33183         $124,000.00
0000080184054     CRAWFORD              7137 S LANGLEY AVENUE      CHICAGO                IL         60619         $72,000.00
0000080184062     ROCA                     19491 SW 121 AVE        MIAMI                  FL         33177         $22,200.00
0000080184070     ROLLINS                 520 SW 8TH TERRACE       CAPE CORAL             FL         33991         $96,900.00
0000080184088     BURNEY                    RT 2 BOX 161A          JEFFERSONVI            GA         31044         $26,000.00
0000080184096     HERRERA               12725 SW 32ND TERRACE      MIAMI                  FL         33175         $38,500.00
0000080184104     EDENS                  14409 MCDANIEL ROAD       FAYETTEVILL            AR         72701         $25,000.00
0000080184112     STANALAND              1034 PINEVIEW PLACE       LAKELAND               FL         33801         $45,850.00
0000080184138     WARD                     220 BERRY STREET        PARK FORRES            IL         60466         $84,600.00
0000080184146     CASTELLANOS              6323 SW 138 PATH        MIAMI                  FL         33183         $20,350.00
0000080184153     LARSEN                  1941 PASADENA BLVD       LAS VEGAS              NV         89115         $17,850.00
0000080184161     BILODEAU                4056 NW 6TH STREET       DEERFIELD B            FL         33442         $33,800.00
0000080184179     BURSTON                2105 E DIANA STREET       TAMPA                  FL         33610         $14,400.00
0000080184187     RUIZ                   7790 NW 38TH STREET       HOLLYWOOD              FL         33024         $86,400.00
0000080184195     GILLIARD                1237 MARVIN AVENUE       CHARLESTON             SC         29407         $107,950.00
0000080184203     BURSTON                2105 E DIANA STREET       TAMPA                  FL         33610         $57,600.00
0000080184211     CHANDLER             136 CAPTAIN JAMES STREET    CRAWFORDVIL            FL         32327         $51,400.00
0000080184229     CZINKOTA                 7260 SW 44 COURT        DAVIE                  FL         33314         $92,000.00
0000080184237     CZINKOTA                 7260 SW 44 COURT        DAVIE                  FL         33314         $23,000.00
0000080184245     BILODEAU                 4056 NW 6 STREET        DEERFIELD B            FL         33442         $135,200.00
0000080184260     WEBB                    3405 AVOCADO DRIVE       LARGO                  FL         33770         $16,400.00
0000080184328     RENDON                 13203 SW 9TH TERRACE      MIAMI                  FL         33184         $20,100.00
0000080184336     MYERS                  2005 OAK HILL DRIVE       SPRINGDALE             AR         72762         $128,000.00
0000080184385     STRAND                   421 Bellair Rd.         FORT MYERS             FL         33905          $7,882.00
0000080184393     HUMPHREY               3104 NORTH 2400 EAST      LAYTON                 UT         84040         $172,000.00
0000080184427     ALOISIO             7062 WEST DIVERSEY AVENUE    CHICAGO                IL         60707         $156,000.00
0000080184641     WILLIAMS              17927 RAVISLOE TERRACE     COUNTRY CLU            IL         60478         $102,500.00
0000080184674     LINDSEY              3545 CEDAR SPRINGS ROAD     JACKSONVILL            AL         36265         $136,000.00
0000080184732     RANSOME               3914 REISTERSTOWN ROAD     BALTIMORE              MD         21215         $44,000.00
0000080186562     MILLER                  912 THE CURTILAGE        LEXINGTON              KY         40502         $400,000.00
0000080186570     SCHROEDER            9462 TRENTON LANE NORTH     MAPLE GROVE            MN         55369         $92,000.00
0000080186612     MILLER                  912 THE CURTILAGE        LEXINGTON              KY         40502         $88,750.00
0000080186653     WOODHAM                  3202 DENA DRIVE         DOTHAN                 AL         36303         $41,280.00
0000080186661     OLDENBURG            931 NORTH GRIFFIN STREET    BISMARCK               ND         58501         $95,000.00
0000080186695     TUGGLE                2418 22ND AVENUE NORTH     COLUMBUS               MS         39701         $20,000.00
0000080186703     MCKNIGHT            3331 HERITAGE SQUARE LANE    LAS VEGAS              NV         89121         $76,000.00
0000080186729     JOHNSON                    RR1 BOX 179           WARROAD                MN         56763         $59,500.00
0000080186778     BRUNETTI               51 GREENWOOD AVENUE       GREENWOOD L            NY         10925         $23,950.00
0000080186794     MORRIS               14607 MOUNT CALVERT ROAD    UPPER MARLB            MD         20772         $70,000.00
0000080186984     KNAPP                  1062 CLIFTON AVENUE       AKRON                  OH         44310         $16,000.00
0000080187040     TANNER                 2150 WEST 5125 SOUTH      ROY                    UT         84067         $115,200.00
0000080187800     ARIGO                   227 BERKSHIRE ROAD       SOUTHBURY              CT         06488         $105,800.00
0000080187925     SEXTON                 7152 COON HILL ROAD       MUNITH                 MI         49259         $18,350.00
0000080187941     JEFFERIES                 405 BARBARA ST         SPARTANBURG            SC         29306         $70,550.00
0000080188808     SMITH                  18 WEST 45TH STREET       BAYONNE                NJ         07002         $51,250.00
0000080188824     IVERSEN             10 OLD ROARING BROOK ROAD    MOUNT KISCO            NY         10549         $55,000.00
0000080188832     WILLIAMS                  6619 FOX ROAD          MARCY                  NY         13403         $17,000.00
0000080188865     CLOSS                    10 SEWELL PLACE         WALTON                 NY         13856         $45,000.00
0000080188915     JOHNSON                   1036 6TH ST NE         WASHINGTON             DC         20002         $45,750.00
0000080188949     SCHROTH                   5 GRISWOLD AVE         BRISTOL                RI         02809         $179,250.00
0000080188980     CAVALIERE                 56 DORA AVENUE         WALDWICK               NJ         07463         $107,100.00
0000080188998     LA CHAPELLE            327 HIGHLAND AVENUE       NORWALK                CT         06854         $11,700.00
0000080189004     SCOTT                 124 MEADOW HILLS DRIVE     ANDERSON               SC         29624         $66,725.00
0000080189020     COPPOLA                    19 CANNON ST          NORWALK                CT         06851         $46,000.00
0000080189046     LOYAL                  1702 CHILTON STREET       BALTIMORE              MD         21218         $56,700.00
0000080189053     NOE                       507 E CHESTNUT         GILLESPIE              IL         62033         $36,900.00
0000080189103     BRUM                    3341 REDWING PLACE       FREMONT                CA         94555         $87,950.00
0000080189111     MCIVER                  211 WHITEHALL WAY        CARY                   NC         27511         $19,800.00
0000080189145     CALEBAUGH                336 DUBOISE ROAD        ANNAPOLIS              MD         21401         $191,750.00
0000080189202     BRADLEY                48 HILLCREST AVENUE       FRANKLIN TW            NJ         08873         $47,700.00
0000080189269     RAINE                    27 MOSHER STREET        SOUTH DARTM            MA         02748         $200,000.00
0000080189319     JO                         94 MIRA MESA          RANCHO SANT            CA         92688         $16,550.00
0000080189335     MEEKS                   1470 VINEYARD ROAD       GRIFFIN                GA         30223         $112,500.00
0000080189350     PUSATERI                  7 KENZ TERRACE         WEST ORANGE            NJ         07052         $12,000.00
0000080189384     SCHOPPE                 82 B STEEPLECHASE        EDGEWOOD               NM         87015         $23,500.00
0000080189483     REID                     135 DOUGLAS LANE        DUNCAN                 SC         29334         $69,300.00
0000080189541     RIDDICK             5959 NORTH HAMPTON BOULEV    VIRGINIA BE            VA         23455         $20,250.00
0000080190069     ROOFE                      3350 IVY WAY          MIRAMAR                FL         33025         $87,750.00
0000080190309     NAYLOR                   85 N MAIN STREET        PENNINGTON             NJ         08534         $141,500.00
0000080190606     CAFFEY                1932 GALLOWS HILL ROAD     KINTNERSVIL            PA         18930         $75,000.00
0000080190804     AVRUCH               1532 FALLING STAR AVENUE    THOUSAND OA            CA         91362         $350,000.00
0000080190853     CLARK                   6881 N 19TH STREET       PHILADELPHI            PA         19126         $63,000.00
0000080190887     RIVERA                 10005 NW 9TH STREET       MIAMI                  FL         33172         $60,750.00
0000080190903     ALVAREZ                 720 NE 6TH STREET        HIALEAH                FL         33010         $23,000.00
0000080190929     BROWN                    3948 15TH STREET        BOULDER                CO         80304         $135,000.00
0000080190937     D AMICO               1075 WEST LEGION COURT     HERNANDO               FL         34442         $119,000.00
0000080190945     DESIMONE              9904 EAST REGENCY ROW      INVERNESS              FL         34452         $119,850.00
0000080190952     DOUGLAS                   28 WEDGE COURT         RED FEATHER            CO         80545         $89,550.00
0000080190960     LEUZZI                  1208 SE 19TH LANE        CAPE CORAL             FL         33904         $64,000.00
0000080190978     LLINAS                 18828 NW 80TH COURT       MIAMI                  FL         33015         $15,000.00
0000080190986     LOONEY                   10260 BYRON ROAD        COHOCTAH TO            MI         48843         $110,500.00
0000080190994     MACINA                 9456 SW 77 AVENUE T4      MIAMI                  FL         33156         $74,000.00
0000080191000     RABENBERG            5312 JEFFERY COURT NORTH    KEIZER                 OR         97303         $131,200.00
0000080191018     BOUDREAUX             316 RIVER RIDGE DRIVE      BOUTTE                 LA         70039         $88,800.00
0000080191026     QUINAY               2633 NORTH MEADE AVENUE     CHICAGO                IL         60639         $35,000.00
0000080191034     PETTIS              723 SOUTH MISSISSIPPI STR    LITTLE ROCK            AR         72205         $78,750.00
0000080191042     ROYBAL                 29987 E 131ST AVENUE      COMMERCE CI            CO         80022         $30,450.00
0000080191059     HUTSON                  215 FOUNDERS BLVD        LEXINGTON              SC         29073         $69,700.00
0000080191067     HUNTER                  825 WINSTON DRIVE        ANDERSON               SC         29621         $47,200.00
0000080191075     SLONAKER              22394 TENNYSON AVENUE      PORT CHARLO            FL         33954         $27,700.00
0000080191083     RUSSELL                  277 HIGH STREET         SPARTANBURG            SC         29301         $13,900.00
0000080191091     RIVERA                 9057 SW 147TH COURT       MIAMI                  FL         33196         $103,500.00
0000080191109     POULTER                 73 LONG LOTS ROAD        WESTPORT               CT         06880         $150,000.00
0000080191117     REID                204 FOX SQUIRREL RIDGE RD    PICKENS                SC         29671         $50,400.00
0000080191125     REID                   204 FOX SQUIRREL RD       PICKENS                SC         29671         $12,600.00
0000080191133     GOULD                    5S035 KARNS ROAD        NAPERVILLE             IL         60563         $39,850.00
0000080191141     LUCERO              1280 SOUTH SHOSHONE STREE    DENVER                 CO         80223         $30,500.00
0000080191158     DAVIS PATE             4308 WALMSLEY AVENUE      NEW ORLEANS            LA         70125         $83,300.00
0000080191174     SANDERS                221 CLEVELAND AVENUE      MACON                  GA         31204         $60,000.00
0000080191265     VERTUCCI                1245 RIO DAM ROAD        LUMBERLAND             NY         12737         $33,000.00
0000080191281     WOOD                   6339 FARISTON DRIVE       PHILADELPHI            PA         19120         $64,800.00
0000080191307     ANDERSON             153 WEST ESTELLA STREET     GLIDE                  OR         97443         $83,700.00
0000080191356     SMITH                7325 SOUTH SEELEY AVENUE    CHICAGO                IL         60636         $77,600.00
0000080191414     VALENCIA                 121 OFRIA DRIVE         FOLSOM                 CA         95630         $49,000.00
0000080191646     MCGEE                  1548 OVERLOOK PLACE       MALVERN                PA         19355         $126,750.00
0000080191737     HENLY               2314 NORTH LONGWOOD STREE    BALTIMORE              MD         21216         $19,450.00
0000080191778     TYSON                      6 LEON LANE           GOLDEN                 CO         80403         $123,200.00
0000080191786     WARREN                 30 COUNTY ROAD 3942       FARMINGTON             NM         87401         $17,000.00
0000080191851     CORBETT                 154 TOM LUCAS LANE       PELION                 SC         29123         $66,300.00
0000080191869     TYSON                      6 LEON LANE           GOLDEN                 CO         80403         $30,800.00
0000080191877     LINDSAY                 1005 FENTRESS ROAD       CHESAPEAKE             VA         23322         $25,000.00
0000080191927     GLOVER                 128 TIMBERLAKE DRIVE      INMAN                  SC         29349         $75,000.00
0000080192032     PERRY                 1135 WEST MAIN STREET      WAVERLY                VA         23890         $95,200.00
0000080192123     FAULKENBERG             4919 SKYLINE DRIVE       FLOYDS KNOB            IN         47119         $91,200.00
0000080192222     PALASIGUE                6311 WEST ESTES         CHICAGO                IL         60646         $182,750.00
0000080192396     KEITH                  1010 SOUTH L STREET       LAKE WORTH             FL         33460         $84,000.00
0000080192461     EPPS                 14807 CROSS RIVER COURT     BURTONSVILL            MD         20866         $99,000.00
0000080192503     MC CULLOR              4560 JAMBOREE STREET      OCEANSIDE              CA         92057         $33,000.00
0000080192529     POTTER                526 WARRINGTON AVENUE      EUGENE                 OR         97401         $126,400.00
0000080192545     POTTER                  526 WARRINGTON AVE       EUGENE                 OR         97404         $31,600.00
0000080192560     SMALLETS               422 BLACKWOOD AVENUE      FRANKLIN TW            NJ         08322         $144,300.00
0000080192594     GILBERT                1558 WYNFIELD COURT       AUBURN                 GA         30011         $18,000.00
0000080192602     MENEOU                   128 S NORTON ST         NEW BUFFALO            MI         49117         $50,000.00
0000080192735     SCHULTZ                 8517 BELMAR AVENUE       NORTHRIDGE             CA         91324         $180,000.00
0000080192818     GATELY                6503 CITRUS PARK BLVD      FORT PIERCE            FL         34951         $65,450.00
0000080193311     CARROLL                 758 NASSAU STREET        NORTH BRUNS            NJ         08902         $105,600.00
0000080193469     MCCARTY             3827 COUNTRY ESTATES DRIV    COTTONWOOD             CA         96022         $55,000.00
0000080193766     WILLIAMS                 127 155TH STREET        CALUMET CIT            IL         60409         $31,000.00
0000080193881     SNELL                   3507 ANDERSON PKWY       TOLEDO                 OH         43606         $69,615.00
0000080193915     BARRESI                  64 GLORIA STREET        WINDSOR                CT         06095         $24,600.00
0000080193972     DAVIS                2212 SILVER PINES PLACE     ORLANDO                FL         32808         $32,000.00
0000080194095     WUNDERLE                 4244 RUEDA DRIVE        SAN DIEGO              CA         92124         $232,000.00
0000080194103     PATTERSON             5139 WARM SPRINGS ROAD     GLEN ELLEN             CA         95442         $164,000.00
0000080194301     HUGHES                    35 CAROL COURT         CRETE                  IL         60417         $196,900.00
0000080194426     PERERA                  2280 ALEXIAN DRIVE       SAN JOSE               CA         95116         $132,600.00
0000080194509     STEELE                  5161 PATLAND DRIVE       KALAMAZOO              MI         49004         $32,350.00
0000080194673     JUDKINS                 675 EAST 30 NORTH        EPHRAIM                UT         84627         $52,000.00
0000080195167     COLON                   5223 FURMAN PLACE        CHARLOTTE              NC         28210         $103,500.00
0000080195241     TAYLOR                  504 PARKER STREET        GARDNER                MA         01440         $16,000.00
0000080195381     BONE                     21237 BEECHWOOD         EASTPOINTE             MI         48021         $76,000.00
0000080195514     MORRISON              1961 WILD TURKEY TRAIL     HUNTINGTOWN            MD         20639         $38,400.00
0000080195555     CLODFELTER            6383 MORNING GLORY CT      MECHANICSVI            VA         23111         $76,000.00
0000080195597     HARRIS               2901 SPARROWS POINT ROAD    BALTIMORE              MD         21219         $44,000.00
0000080195647     ELLIS                   6422 ROSEMONT AVE        BALTIMORE              MD         21206         $31,000.00
0000080195696     RUIZ                   10023 JIMENEZ STREET      LAKE VIEW T            CA         91342         $156,000.00
0000080195795     REYNOLDS             774 FINCHES CORNERS ROAD    STERLING               NY         13156         $74,800.00
0000080195829     DEAN                     5565 LARSEN ROAD        CALLAHAN               FL         32011         $72,800.00
0000080195886     LOCKWOOD                  2615 2ND COURT         PALM HARBOR            FL         34684         $51,900.00
0000080195894     LOCKWOOD                  2615 2ND COURT         PALM HARBOR            FL         34684         $12,950.00
0000080195928     KNOBLAUCH             100 HIDDEN HOLLOW LANE     CALIFON                NJ         07830         $187,000.00
0000080195944     DUFFY                    4625 MAIN STREET        DOWNERS GRO            IL         60515         $53,000.00
0000080196108     PATANE                1002 LOSILLAS DE AVILA     TAMPA                  FL         33613         $390,500.00
0000080196124     PATANE                1002 LOSILLAS DE AVILA     TAMPA                  FL         33613         $134,500.00
0000080196371     DAYS                   4990 GREENTREE TRAIL      COLLEGE PAR            GA         30349         $180,000.00
0000080196942     MCBRIDE MCCR        1032 NORTH WASHINGTON STR    BALTIMORE              MD         21205         $17,500.00
0000080199102     MILES                  903 MILLVILLE AVENUE      HAMILTON               OH         45013         $104,400.00
0000080199565     BINNENDYK                205 SUNSET DRIVE        DENTON                 MD         21629         $100,300.00
0000080199573     KIZIS                  182 MULHOLLAND ROAD       PAINTED POS            NY         14870         $51,000.00
0000080199581     STEPHENS                 4427 US HWY 82 W        TY TY                  GA         31795         $49,450.00
0000080199664     COLBURN              126 CRYSTAL SPRINGS ROAD    SAN DIMAS              CA         91773         $56,400.00
0000080199680     HUBBART                1277 NORTH 225 WEST       HARRISVILLE            UT         84404         $127,800.00
0000080200124     SCHOENFELD                112 GOLF EDGE          WESTFIELD              NJ         07090         $110,750.00
0000080200165     BRAVO                    3 LEMBOGAN COURT        ALISO VIEJO            CA         92656         $21,000.00
0000080200231     HOLTON              2254 SOUTH STREET SOUTHEA    WASHINGTON             DC         20020         $57,650.00
0000080200306     SAMSIL                   308 W CLARK LANE        FAIRLAND               IN         46126         $80,750.00
0000080200348     VAUGHN               3100 WEST DARTMOUTH AVE     FLINT                  MI         48504         $42,500.00
0000080202963     NIELSEN                 75 WESTLAKE COURT        OCEANSIDE              NY         11572         $100,000.00
0000080203250     WOOD                  3868 PETRIFIED FOREST      ARNOLD                 MO         63010         $50,000.00
0000080203524     HEDDERTON             53 HIGHLAND LAKES ROAD     MIDDLETOWN             NY         10940         $89,500.00
0000080203532     JENKINS                  229 KEELER DRIVE        RIDGEFIELD             CT         06877         $120,000.00
0000080203599     OLDHAM                    82 JOYCE DRIVE         PLYMOUTH               MA         02360         $45,000.00
0000080203664     LIOCE                   262 CLIFTON AVENUE       STATEN ISLA            NY         10305         $18,400.00
0000080203672     LAND                 5496 CHATHAM LAKE DRIVE     VIRGINIA BE            VA         23464         $85,000.00
0000080203789     MANLEY                2612 CATHERINE STREET      HARRISBURG             PA         17109         $48,000.00
0000080203938     ANTOINE                  128 09 109TH AVE        JAMAICA                NY         11420         $32,000.00
0000080203953     STAINTON             215 SOUTH HABANA AVENUE     TAMPA                  FL         33609         $23,500.00
0000080203987     RUBIN                      183 MILLS RD          NORTH SALEM            NY         10560         $283,500.00
0000080203995     MASCIANGELO             54 GRANDVIEW DRIVE       FAIRPORT               NY         14450         $27,000.00
0000080204167     OLSON                  1634 SHEFFIELD DRIVE      CLEARWATER             FL         33764         $147,000.00
0000080204175     PARIS                    316 N 5TH STREET        PERKASIE               PA         18944         $120,800.00
0000080204183     PARIS                    316 N 5TH STREET        PERKASIE               PA         18944         $30,200.00
0000080204563     NENAIKITA                  RT 2 BOX 600          SULPHUR                OK         73086         $32,000.00
0000080204738     BENNETT                1249 TUCKAHOE DRIVE       NASHVILLE              TN         37207         $73,350.00
0000080204910     THILLE                  2408 SW 35TH DRIVE       REDMOND                OR         97756         $49,000.00
0000080204944     TIMBERLAKE             5914 SHOSHONE DRIVE       OXON HILL              MD         20745         $60,000.00
0000080205008     LEE                     8804 REGENTS COURT       WHITE PLAIN            MD         20695         $135,950.00
0000080205131     CORNIER                 35 PENINSULA COURT       BEAR                   DE         19701         $183,000.00
0000080205172     MARSHALL                916 BARDSWELL ROAD       BALTIMORE              MD         21228         $120,700.00
0000080205248     GREEN                   828 MCCABE AVENUE        BALTIMORE              MD         21212         $17,000.00
0000080205438     GREEN                     828 MCCABE AVE         BALTIMORE              MD         21212         $69,000.00
0000080205461     SMITH                   337 NW 29TH AVENUE       FORT LAUDER            FL         33311         $27,800.00
0000080205479     PETTUS                    4 FLORES LANE          SICKLERVILL            NJ         08081         $40,500.00
0000080205503     TEAGUE                 219 FAIRFIELD DRIVE       MAULDIN                SC         29662         $81,900.00
0000080205537     BROOKHART              2822 WEST 99TH PLACE      EVERGREEN P            IL         60805         $21,000.00
0000080205743     FORNOFF                1416 WOODALL STREET       BALTIMORE              MD         21230         $26,250.00
0000080205859     QUINONES                 114 MARGARET ST         BROWNS MILL            NJ         08015         $75,000.00
0000080205917     MOROZ                  611 S BELNORD AVENUE      BALTIMORE              MD         21224         $74,700.00
0000080205941     CARTER                 14205 RUTHERFORD RD       UPPER MARLB            MD         20772         $45,000.00
0000080205966     MCKIE                    10 MEADOW DRIVE         MOORESTOWN             NJ         08057         $268,000.00
0000080206113     TURNER                 2723 MARYLAND AVENUE      BALTIMORE              MD         21218         $84,800.00
0000080206170     KRONENGOLD              308 SW 29TH AVENUE       DELRAY BEAC            FL         33445         $26,700.00
0000080206279     DEL VECCHIO              21 FOREST DRIVE         MANALAPAN              NJ         07726         $98,600.00
0000080206444     ROMANO                   2105 LIDO CIRCLE        STOCKTON               CA         95207         $121,000.00
0000080206865     ROBERTS                   1 HARRIET LANE         DARIEN                 CT         06820         $269,500.00
0000080206956     CURTIS                   345 SONATA LANE         ROCK SPRING            WY         82901         $117,450.00
0000080206972     JORND                   3001 NELLIE DRIVE        SEVIERVILLE            TN         37876         $116,000.00
0000080207319     WILLIAMS               6215 RED CEDAR DRIVE      MONTGOMERY             AL         36108         $45,000.00
0000080207541     JOHNEAS                244 NORTH 5TH STREET      BETHPAGE               NY         11714         $69,272.00
0000080207558     SEAVERS                16921 SW 79TH COURT       MIAMI                  FL         33157         $234,000.00
0000080207574     EXILUS                  7500 NW 44TH COURT       CORAL SPRIN            FL         33065         $126,000.00
0000080207657     SHIVER                 1655 STERLING PLACE       BROOKLYN               NY         11233         $180,000.00
0000080207731     CRUMP                 1790 FOREST PARK DRIVE     FORESTVILLE            MD         20747         $93,000.00
0000080208937     GORDON                  4 PONDEROSA DRIVE        PELHAM                 NH         03076         $100,000.00
0000080208978     DOUGLAS                4 OLD FLINTLOCK ROAD      BLOOMFIELD             CT         06002         $96,000.00
0000080209109     SHIRLEY                   213 S PENN ST          SHIPPENSBUR            PA         17257         $58,410.00
0000080209190     WILLIAMS                  5116 N 22ND ST         ARLINGTON              VA         22207         $119,000.00
0000080209273     AIKINS                  3706 COLLIER ROAD        RANDALLSTOW            MD         21133         $113,400.00
0000080209307     DINTO                   62 E PEMBROKE ROAD       DANBURY                CT         06811         $55,000.00
0000080209885     SMITH                  9341 SOUTH HALSTEAD       CHICAGO                IL         60620         $71,000.00
0000080210123     DULLAGHAN               1513 TIMBER TRAIL        SUFFOLK                VA         23433         $19,400.00
0000080210131     WITHERS               39648 SURREYFIELD WAY      LEESBURG               VA         20175         $220,000.00
0000080210230     CRAVOTTA                 31 MURRAY STREET        PEABODY                MA         01960         $75,000.00
0000080210370     GUZMAN                3487 WARBURTON AVENUE      SANTA CLARA            CA         95051         $58,900.00
0000080210404     PARKS                   27 WEDGEWOOD DRIVE       SELINSGROVE            PA         17870         $16,500.00
0000080210420     PONDER                  8003 WALNUT STREET       NEW ALBANY             OH         43054         $36,000.00
0000080210461     BROWN                   2058 FERNON STREET       PHILADELPHI            PA         19145         $28,000.00
0000080210487     PINKETT                5412 WYNDALE AVENUE       PHILADELPHI            PA         19131         $81,000.00
0000080210495     OAKESON             9574 SOUTH WOOD RANCH LAN    SOUTH JORDA            UT         84095         $128,200.00
0000080210503     PURINGTON                87899 8TH STREET        VENETA                 OR         97487         $105,520.00
0000080210552     POPE                  1642 NORTH 60TH STREET     PHILADELPHI            PA         19151         $39,100.00
0000080210560     OAKESON             9574 SOUTH WOOD RANCH LAN    SOUTH JORDA            UT         84095         $32,050.00
0000080210727     BOMBARDIERI              153 NEWBURY ROAD        HOWELL                 NJ         07731         $103,000.00
0000080210743     PURINGTON                87899 8TH STREET        VENETA                 OR         97487         $26,380.00
0000080210776     PALMER                  108 SINGLETON ROAD       CHAPLIN                CT         06235         $112,000.00
0000080210867     LONG                   115 02 197TH STREET       ST ALBANS              NY         11412         $132,000.00
0000080210925     HARRIS               2108 SPRING HOLLY DRIVE     FORESTVILLE            MD         20747         $99,200.00
0000080210958     FERGUSON            16616 SOUTH WOLCOTT AVENU    MARKHAM                IL         60426         $40,500.00
0000080210990     LOFFREDO                25835 ROSE STREET        CHESTERFIEL            MI         48051         $121,100.00
0000080211071     GAMBOA                3909 CLAYTON ROAD WEST     FORT WORTH             TX         76116         $131,400.00
0000080211162     RICHMOND                  3695 KOTARY RD         ONEIDA                 NY         13421         $35,350.00
0000080211394     TALLEY BYRD            14983 SW 51ST STREET      FORT LAUDER            FL         33331         $137,200.00
0000080211469     NEWELL                   528 GLEN STREET         GLENS FALLS            NY         12801         $202,050.00
0000080211527     TABAK                  1708A NORTH ORCHARD       CHICAGO                IL         60614         $133,000.00
0000080211535     JUSINSKI                    30 LISA CT           OLD BRIDGE             NJ         08857         $113,400.00
0000080211568     LANE                   1622 N W 63RD STREET      MIAMI                  FL         33147         $51,000.00
0000080211923     WOBBLETON             213 GLEN VIEW TERRACE      ABINGDON               MD         21009         $108,000.00
0000080211998     MORRIS                   1061 HIGHWAY 124        JASPER                 AL         35501         $24,000.00
0000080212004     GONZALEZ            5613 NORTH WEST 117TH AVE    CORAL SPRIN            FL         33076         $134,200.00
0000080212053     BRIGHT                  17266 HIGHWAY 210        ROCKY POINT            NC         28457         $49,500.00
0000080212434     DILUNA                  63 WILLIAMS STREET       UPTON                  MA         01568         $48,000.00
0000080212962     CAMPBELL             439 FRANK APPLEGATE ROAD    JACKSON                NJ         08527         $154,800.00
0000080213374     SARO                   597 HARRISTOWN ROAD       GLEN ROCK              NJ         07452         $369,000.00
0000080213408     STURTEVANT              174 GLEN HILLS DR        CRANSTON               RI         02920         $34,000.00
0000080213549     AGUILAR               14544 STUDEBAKER ROAD      NORWALK                CA         90650         $58,250.00
0000080213556     DANIELS               4346 WONDERLAND DRIVE      LOUISVILLE             TN         37777         $76,500.00
0000080213564     INGALLS               245 WILLOW FORKS ROAD      LEXINGTON              SC         29073         $99,520.00
0000080213572     BROWN                   213 NORRIS STREET        MARYVILLE              TN         37804         $63,750.00
0000080213580     CHANCE                   1314 EZELL ROAD         LORETTO                TN         38469         $40,000.00
0000080213598     KIDD                    767 LARKWOOD ROAD        CHARLESTON             SC         29412         $120,600.00
0000080213606     BLANKENSHIP              182 FIRST STREET        ADDYSTON               OH         45001         $38,020.00
0000080213614     LANE                     6554 LANIER ROAD        MARYVILLE              TN         37801         $91,800.00
0000080213622     JORDAN                  4786 MCRAVEN ROAD        JACKSON                MS         39209         $30,800.00
0000080213630     PARSON                 1039 12TH STREET NE       HICKORY                NC         28601         $67,600.00
0000080213648     FITZPATRICK             1012 BENTON STREET       COLUMBIA               SC         29201         $36,000.00
0000080213655     PARRISH                    301 DANNA DR          SCOTTSVILLE            KY         42164         $29,000.00
0000080213663     KING                  1073 MARSH COURT LANE      MT PLEASANT            SC         29464         $99,450.00
0000080213671     CUNNINGHAM          4083 WHITEHAVEN PARK EAST    MEMPHIS                TN         38116         $14,000.00
0000080213689     KENNEDY                 235 US HIGHWAY 64        RUTHERFORDT            NC         28139         $16,400.00
0000080213697     KENNEDY                 235 US HIGHWAY 64        RUTHERFORDT            NC         28139         $65,600.00
0000080213705     TAMER                    7736 SABRE DRIVE        KNOXVILLE              TN         37919         $164,700.00
0000080213713     MOORE                5212 TANGLEWOOD PINE LN     RALEIGH                NC         27610         $93,360.00
0000080213721     BEANE                     327 HOKE DRIVE         DALLAS                 NC         28034         $85,600.00
0000080213739     GRAVES                  212 TYNE BAY DRIVE       HENDERSONVI            TN         37075         $13,855.00
0000080213747     HARRIS                   204 CIRCLE COURT        FAYETTEVILL            NC         28301         $69,300.00
0000080213754     HOWARD                  547 WELLINGTON WAY       JONESBORO              GA         30238         $106,200.00
0000080213762     SHEA                   2220 WOODLAWN DRIVE       HUDSON                 NC         28638         $94,320.00
0000080213788     JOHNSON                12460 TURNPIKE ROAD       LAURINBURG             NC         28352         $69,600.00
0000080213796     COREY                   3111 PAYNE STREET        NEW PORT RI            FL         34655         $88,800.00
0000080213804     NEWMAN                   215 STANLEY AVE         MARYVILLE              TN         37803         $108,800.00
0000080213812     GLADDEN               701 NORTH MAPLE STREET     SUMMERVILLE            SC         29483          $8,422.00
0000080213820     HUNT                    312 TWINLEAF COURT       JACKSONVILL            FL         32259         $158,400.00
0000080213838     ALI                   710 N NICHOLSON AVENUE     LONG BEACH             MS         39560         $45,000.00
0000080213846     WILSON                157 BOSTIC MARIE LANE      CLINTON                TN         37716         $72,000.00
0000080213853     PETERSON                3592 SUZANNE DRIVE       MEMPHIS                TN         38127         $40,400.00
0000080213861     WOODS                  2019 LAWNVILLE ROAD       KINGSTON               TN         37763         $162,000.00
0000080213879     PITTMAN                322 EAST CAMA STREET      CHARLOTTE              NC         28217         $33,600.00
0000080213887     HAYNES                   121 BLOUNT ROAD         BELTON                 SC         29627         $69,600.00
0000080213895     WILSON                    404 ODELL ROAD         MARYVILLE              TN         37801         $22,400.00
0000080213903     DAVIS                    304 PINSON ROAD         LAURENS                SC         29360         $50,800.00
0000080213911     SIEGEL                   313 FOEBURN LANE        LOUISVILLE             KY         40207         $33,600.00
0000080213929     WATKINS                 124 WINBURN STREET       NORTH AUGUS            SC         29841         $35,100.00
0000080213937     GAUT                   4350 BROCKWOOD DRIVE      MORRISTOWN             TN         37813         $85,500.00
0000080213952     GUGLIOTTA           7313 ROLLING RIVER PARKWA    NASHVILLE              TN         37221         $123,000.00
0000080213960     SARTAIN               1370 MATTS HOLLOW ROAD     MANCHESTER             TN         37355         $112,000.00
0000080213978     SARTAIN               1370 MATTS HOLLOW ROAD     MANCHESTER             TN         37355         $28,000.00
0000080213986     HAYNIE                2814 SCENIC LAKE DRIVE     MORRISTOWN             TN         37814         $172,000.00
0000080214000     COOPER                  321 WELDWOOD COURT       COLUMBIA               SC         29223         $60,000.00
0000080214018     OLIVER                  1708 KASSIA STREET       NASHVILLE              TN         37207         $26,600.00
0000080214026     SIEGEL                   313 FOEBURN LANE        LOUISVILLE             KY         40207         $134,400.00
0000080214034     COOPER                  321 WELDWOOD COURT       COLUMBIA               SC         29223         $15,000.00
0000080214059     OWNBY               541 NORTHWEST CIRCLE DRIV    PIGEON FORG            TN         37863         $31,600.00
0000080214067     OWNBY               541 NORTHWEST CIRCLE DRIV    PIGEON FORG            TN         37863         $126,400.00
0000080214075     CHILTON                907 IRVIN FARM ROAD       REIDSVILLE             NC         28379         $116,450.00
0000080214083     WALKER                  1610 ADAMS STREET        ATHENS                 TN         37303         $63,000.00
0000080214091     IRVING                   116 LEOLA STREET        STONEWALL              MS         39363         $58,500.00
0000080214109     CARMACK                  721 WOODLAND WAY        NASHVILLE              TN         37209         $136,000.00
0000080214117     MINYARD                     113 AYCOCK           ANDERSON               SC         29621         $80,000.00
0000080214125     BUCHANAN             C 42 248 SNOWFLAKE DRIVE    BANNER ELK             NC         28630         $73,520.00
0000080214133     BREWINGTON             326 DRAUGHTON AVENUE      GREENBRIER             TN         37073         $16,000.00
0000080214240     POPPINO                 6620 S 30TH STREET       OMAHA                  NE         68107         $55,750.00
0000080214398     DUNN                 621 WEST FLETCHER AVENUE    ORANGE                 CA         92865         $25,000.00
0000080214422     FOWLER                 2817 CALLOWAY CIRCLE      JACKSONVILL            FL         32209         $51,000.00
0000080214430     WILLIAMS            3118 NORTH RAYMOND AVENUE    ALTADENA               CA         91001         $201,000.00
0000080214562     BEREN                  30087 CUTHBERT ROAD       MALIBU                 CA         90265         $350,000.00
0000080214570     BANKS                   140 GLENN SPRINGS        PACOLET                SC         29372         $64,000.00
0000080215072     BARTON              7085 SOUTH LINCOLN STREET    LITTLETON              CO         80122         $157,500.00
0000080215114     HEGER                   324 IMPERIAL LANE        FENTON                 MO         63026         $50,700.00
0000080215130     LEBEAU                  172 RUGGLES AVENUE       NEWPORT                RI         02840         $107,200.00
0000080215163     THOMPSON                 207 SOUTH DWIGHT        JACKSON                MI         49201         $42,400.00
0000080215171     MORTON                 781 COUNTY ROAD 868       MONTEVALLO             AL         35115         $28,500.00
0000080215189     BAUMGARDNER                1001 BENNETT          JACKSON                MI         49202         $20,000.00
0000080215197     ZUBLI                    19 CARRIAGE ROAD        GREAT NECK             NY         11023         $85,000.00
0000080215452     SIMMS                   333 BRIXHAM PLACE        FORT MILL              SC         29715         $172,750.00
0000080215635     JOHNSON                 18 VIEWPOINT PLACE       LAGUNA NIGU            CA         92677         $60,000.00
0000080215833     READER                  410 DIAMOND STREET       SELLERSVILL            PA         18960         $18,750.00
0000080215841     PAGRABS                14 STONEWALL CIRCLE       WEST HARRIS            NY         10604         $198,250.00
0000080215890     STEELE DUNN            5517 W NORFOLK ROAD       PORTSMOUTH             VA         23703         $28,000.00
0000080215957     MARTI                   11367 SW 161 PLACE       MIAMI                  FL         33196         $20,000.00
0000080216013     HAGGERTY                 266 PAGE AVENUE         LYNDHURST              NJ         07071         $187,000.00
0000080216047     SINGLETON               16101 NW 22 COURT        MIAMI                  FL         33054         $87,300.00
0000080216211     JOHNSON              3210 AUCHETOROLY TERRACE    BALTIMORE              MD         21217         $44,800.00
0000080216518     MURRAY                 2229 MISTLETOE LANE       MILLVILLE              NJ         08332         $105,300.00
0000080216567     LIMA                    15 PREAKNESS LANE        NEW CITY               NY         10956         $262,800.00
0000080216690     GARRETT                315 EAST 11TH STREET      BROOKSTON              IN         47923         $16,600.00
0000080216708     ETHERIDGE              2005 LITTLE ROCK RD       CHARLOTTE              NC         28214         $24,000.00
0000080216740     JOHNSON                  132 WOOD AVENUE         SYRACUSE               NY         13205         $13,800.00
0000080216757     LINDER                   27 OLD PINE LANE        ROCHESTER              NY         14615         $68,400.00
0000080216799     TYLER                    221 MAXWELL LANE        COLUMBIA               SC         29203         $81,000.00
0000080216831     NUCHOLS                   104 LEACH LANE         CLINTON                TN         37716         $56,000.00
0000080216856     ELDRIDGE                 2012 GARVIN ROAD        YORK                   SC         29745         $23,800.00
0000080216864     WEATHERS               4850 PARK PLACE EAST      NORTH CHARL            SC         29405         $77,400.00
0000080216906     PAIGE                     4 MOORE STREET         LEDGEWOOD              NJ         07852         $160,000.00
0000080216971     SIMMONS                  9401 PACKARD WAY        BURKE                  VA         22015         $28,500.00
0000080216997     LOUYA                  1715 NE 51ST STREET       POMPANO BEA            FL         33064         $114,750.00
0000080217003     EARHART                 3239 CHAUCER DRIVE       LAFAYETTE              IN         47905         $79,200.00
0000080217037     ETHERIDGE             2005 LITTLE ROCK ROAD      CHARLOTTE              NC         28214         $96,000.00
0000080217045     SURRATT                355 BILL LATIMORE RD      CHESNEE                SC         29323         $45,600.00
0000080217052     WORKMAN             190 HOLSTON VALLEY CIRCLE    INMAN                  SC         29349         $10,400.00
0000080217151     STARK                  2906 CHAPMAN CIRCLE       ROCK HILL              SC         29732         $108,810.00
0000080217177     BAKER                 75 NORTH WINDING DRIVE     WATERFORD              MI         48328         $15,400.00
0000080217193     RICE                   142 OLD CANAAN ROAD       SPARTANBURG            SC         29306         $69,615.00
0000080217219     PRESTON                 4931 BAYLOR DRIVE        CHARLOTTE              NC         28210         $24,400.00
0000080217235     MILLING                   9010 BLUE POOL         COLUMBIA               MD         21045         $31,500.00
0000080217250     CALLAHAN                 51 27 69TH PLACE        WOODSIDE               NY         11377         $15,000.00
0000080217268     RICHARDS               9091 BRACELET DRIVE       LAKE WORTH             FL         33467         $13,500.00
0000080217276     SHARP                 2410 HOWELL STREET SE      CLEVELAND              TN         37323         $15,000.00
0000080217292     ROACH                 799 DURKESS FERRY ROAD     WEST TERRE             IN         47885         $32,000.00
0000080217334     WILLIAMS                725 TERRACE DRIVE        E ST LOUIS             IL         62203         $29,750.00
0000080217383     KINDER                    6124 ALMY ROAD         VESTABURG              MI         48891         $15,850.00
0000080217391     O'Donoghue             5313 8TH ROAD NORTH       ARLINGTON              VA         22205         $68,200.00
0000080217425     DEADWILER             818 MOUNTAIN VIEW RUN      STONE MOUNT            GA         30087         $58,600.00
0000080217433     CLIFTON                53 WEST SHORE DRIVE       MARBLEHEAD             MA         01945         $47,900.00
0000080217458     FLEENOR                 2110 WEST 22ND AVE       EUGENE                 OR         97405         $116,900.00
0000080217466     DEADwILER             818 MOUNTAIN VIEW RUN      STONE MOUNT            GA         30087         $234,400.00
0000080217490     CARROLL               76 MILLE POINTE DRIVE      DALLAS                 GA         30132         $16,485.00
0000080217532     JOHNSON                  106 EMERALD ROAD        OCALA                  FL         34472         $50,150.00
0000080217581     MARTIN                  1919 S COMPTON AVE       ST LOUIS               MO         63104         $34,500.00
0000080217623     WILLIAMS                 2471 GREENWAY ST        SANFORD                FL         32771         $25,500.00
0000080217664     BITTENBENDER             506 MAIN STREET         EAST GREENV            PA         18041         $49,000.00
0000080217987     ANNONE                  222 PALERMO DRIVE        BEAR                   DE         19701         $121,500.00
0000080218142     ILEGBUSI                109 OAK HILL DRIVE       SHARON                 MA         02067         $32,500.00
0000080218183     GALVIN                  15 17 DORIS STREET       WORCESTER              MA         01606         $87,200.00
0000080218266     MACDONALD                  3 CLAPP LANE          BOURNE                 MA         02532         $153,000.00
0000080218274     WHALEY                  186 LAKESIDE DRIVE       BRIDGEPORT             CT         06606         $92,000.00
0000080218308     MERRITT               1541 VIRGILINA AVENUE      NORFOLK                VA         23503         $42,000.00
0000080218415     WATSON                3956 STEVENSON STREET      PHILADELPHI            PA         19114         $78,200.00
0000080218621     GOTTS                    21 MAYFAIR COURT        BRICK                  NJ         08723         $141,950.00
0000080218654     DAVIS                  105 CRESTFIELD DRIVE      FUQUAY VARI            NC         27526         $78,200.00
0000080218738     MYERS                     35 ALETA LANE          PERRYVILLE             MD         21903         $90,000.00
0000080218878     RITTER                 1432 LIBERTY STREET       JACKSONVILL            FL         32204         $88,200.00
0000080218936     MOORE                   1210 HAWAII AVENUE       ALAMOGORDO             NM         88310         $25,000.00
0000080219009     PHILLIPS                555 BOWIE SHOP RD        HUNTINGTOWN            MD         20639         $38,500.00
0000080219199     MORALES               221 COMPETITION DRIVE      KISSIMMEE              FL         34743         $93,500.00
0000080219207     MILLER               808 HIGHLAND VIEW DRIVE     CORONA                 CA         91720         $29,100.00
0000080219231     DUGGIN                  1402 TRINITY DRIVE       ALEXANDRIA             VA         22314         $108,000.00
0000080219280     DECKER                 7708 FREDKERT AVENUE      BALTIMORE              MD         21236         $62,000.00
0000080219702     ESTRADA                8600 OAK BLUFF DRIVE      ORLANDO                FL         32827         $72,250.00
0000080219728     ALLEN                    1334 N GRANT AVE        INDIANAPOLI            IN         46201         $46,750.00
0000080220122     MACFARLANE               728 HYMAN AVENUE        WEST ISLIP             NY         11795         $126,000.00
0000080220148     ZUENA                      221 SELMA ST          CRANSTON               RI         02920         $15,000.00
0000080220320     DOYLE                    5202 LAKE AVENUE        SHADYSIDE              MD         20764         $115,600.00
0000080220353     LOKEY                  329 EAST PARK STREET      ELIZABETHTO            PA         17502         $15,000.00
0000080220809     PIETRUSZKA               1724 BONNIE LANE        CHARLOTTE              NC         28213         $102,600.00
0000080220858     DANIELS                   248 6TH AVENUE         LONG BRANCH            NJ         07740         $37,700.00
0000080220965     FAVORITE                   1820 Q DRIVE          BATTLE CREE            MI         49017         $82,500.00
0000080221062     REED                    12528 HARFORD ROAD       HYDES                  MD         21082         $100,000.00
0000080221187     FISHER                712 12TH STREET NORTH      COLUMBUS               MS         39701         $48,000.00
0000080221286     WHITE AVANT               3716 N 16TH ST         PHILADELPHI            PA         19140         $28,000.00
0000080221567     KAUFMANN                102 HAMPTON COURT        GOOSE CREEK            SC         29445         $95,400.00
0000080221799     TALTON                  1924 PRICE STREET        HENDERSONVI            NC         28739         $78,000.00
0000080221815     CHAPMAN              105 VAN NOSTRAND AVENUE     JERSEY CITY            NJ         07305         $72,900.00
0000080222011     D AMICO                  1704 ZINNIA LANE        SAN JOSE               CA         95124         $37,600.00
0000080222383     MANBECK               7604 BROWN BRIDGE ROAD     HIGHLAND               MD         20777         $164,500.00
0000080222656     CICCARELLI              106 MADISON TRAIL        HOPATCONG              NJ         07843         $92,700.00
0000080222730     DANIELS                 2542 N LAPEER ROAD       LAPEER                 MI         48446         $87,300.00
0000080222854     VINCENT               2119 ASHBURTON STREET      BALTIMORE              MD         21216         $56,000.00
0000080223035     SMITH                5326 EAST CAPITAL STREET    WASHINGTON             DC         20019         $76,700.00
0000080223068     FRANKLIN               962 BALTIMORE STREET      MOBILE                 AL         36605         $45,350.00
0000080223134     KLOTZ                 13306 LITTLEPAGE PLACE     BOWIE                  MD         20715         $33,000.00
0000080223175     GRANT                  7001 WHITMELL AVENUE      COLUMBIA               SC         29223         $54,800.00
0000080223423     BERGSTRASSER           2413 VILLA LANTE CIR      OKLAHOMA CI            OK         73170         $37,000.00
0000080223605     PETERS                1511 BRIGHTON DAM ROAD     BROOKEVILLE            MD         20827         $250,400.00
0000080223712     MONGOLD                 197 LAND OR DRIVE        RUTHER GLEN            VA         22546         $82,450.00
0000080224579     SMITH                    36 FERGUSEN ROAD        WHEATLAND              WY         82201         $32,400.00
0000080224702     SPRAGGINS             183 TIMBER CREEK LANE      MARIETTA               GA         30060         $65,600.00
0000080224736     FRANKO                 1197 WILCOX ROAD SE       PALM BAY               FL         32909         $62,900.00
0000080224975     STITT                   23509 CASTLE ROCK        MISSION VIE            CA         92692         $66,500.00
0000080225212     MORENO                    3434 W LEMOYNE         CHICAGO                IL         60612         $124,800.00
0000080225485     STEPCZYK                72 CHESTNUT STREET       MIDDLETOWN             CT         06457         $130,000.00
0000080225568     GREUTER               14436 EAST TUFTS PLACE     AURORA                 CO         80015         $14,250.00
0000080225667     LANIER                   3905 BANK STREET        BESSEMER               AL         35020         $23,000.00
0000080225824     HASEGAWA                  10035 BRAMELL          DETROIT                MI         48239         $63,000.00
0000080225873     WILLIAMS                 67 HILLS STREET         EAST HARTFO            CT         06118         $32,400.00
0000080225923     LOKENI                 2396 SOUTH 500 WEST       CLEARFIELD             UT         84015         $112,500.00
0000080225980     RALSTON                 2110 CARREON PLACE       LAS CRUCES             NM         88005         $49,000.00
0000080226129     SIMS                936 SOUTH ST BERNARD STRE    PHILADELPHI            PA         19143         $62,400.00
0000080226160     BOYCE                 1519 HOLLAND COURT SW      CANTON                 OH         44706         $42,700.00
0000080226244     BRENNAN                 209 W PANAMA ROAD        SORENTO                IL         62086         $46,720.00
0000080226251     KIM                    4657 ROTHBURY COMMON      FREMONT                CA         94536         $66,465.00
0000080226368     O TOOLE GORM              62 CASS STREET         WEST ROXBUR            MA         02132         $181,500.00
0000080226434     MANSON                229 WESTMINSTER STREET     HARTFORD               CT         06112         $51,920.00
0000080226459     HAGUE                  4966 SW 92ND TERRACE      COOPER CITY            FL         33328          $7,200.00
0000080226624     ELSWICK                5329 SIXTY FOOT ROAD      PARSONSBURG            MD         21849         $50,150.00
0000080226707     MAHONEY                250 MICHIGAN AVENUE       MOBILE                 AL         36604         $156,000.00
0000080226897     FASHINGBAUER           2424 W FARRAGUT AVE       CHICAGO                IL         60625         $85,000.00
0000080226947     IRBY                   821 CEDARWOOD COURT       CHESAPEAKE             VA         23322         $18,100.00
0000080227150     BETHEA                 321 CARNEGIE AVENUE       WENONAH                NJ         08090         $81,600.00
0000080227192     OUZTS                     RT 1 BOX 56 A          PLUM BRANCH            SC         29845         $50,400.00
0000080228000     FREEMAN             1538 SOUTH 74TH EAST AVEN    TULSA                  OK         74112         $66,400.00
0000080228026     ABRAMS                  21 WILFRED AVENUE        TITUSVILLE             NJ         08560         $96,400.00
0000080228083     FAGUNDES                  3 GREEN DRIVE          DARTMOUTH              MA         02747         $38,700.00
0000080228141     WADE                     6101 HARLEY LANE        TEMPLE HILL            MD         20748         $27,000.00
0000080228166     FREEMAN                1538 S 74TH EAST AVE      TULSA                  OK         74112         $16,600.00
0000080228257     JOHNSTON                408 COURTLAND AVE        HOMERVILLE             GA         31634         $16,000.00
0000080228463     CARROLL                 10 LAFAYETTE LANE        COTO DE CAZ            CA         92679         $149,400.00
0000080228646     MURPHY                  13 PERSHING PLACE        NORTH ARLIN            NJ         07031         $50,000.00
0000080228679     ROSE                   387 GARIBALDI AVENUE      STRATFORD              CT         06497         $60,000.00
0000080228687     GORDON                1646 KRAMER STREET NE      WASHINGTON             DC         20002         $48,000.00
0000080228703     BOUTTRY                   174 BROWN AVE          HEMPSTEAD              NY         11550         $70,000.00
0000080228778     ELLIS                 242 PEABODY STREET NW      WASHINGTON             DC         20011         $119,000.00
0000080228869     DAHL                       RR 2 BOX 114          ROSEAU                 MN         56751         $33,000.00
0000080228885     MERCHEN                  4328 23RD STREET        GREELEY                CO         80634         $96,000.00
0000080228927     COOPER                   960 MILLRACE RD         BOYCE                  LA         71409         $40,460.00
0000080228935     MYERS               7760 HILLS AND DALES ROAD    MASSILLON              OH         44646         $146,200.00
0000080229024     ALLEN                  9 GLEN STEWART DRIVE      EWING                  NJ         08618         $66,100.00
0000080229032     HARTNETT                5019 JEFFERSON AVE       PENNSAUKEN             NJ         08110         $66,500.00
0000080229073     EASTERLING               72 TALLWOD LANE         WILLINGBORO            NJ         08046         $85,500.00
0000080229131     GIESE                5244 RAPPAHANOCK STREET     LAS VEGAS              NV         89122         $27,000.00
0000080229149     PALMER                 1039 SOUTHBURY PLACE      HIGHLANDS R            CO         80126         $40,000.00
0000080229214     WENEY                    2814 ANGUS ROAD         PHILADELPHI            PA         19114         $58,650.00
0000080229792     MCGAHA                  3210 W 48TH STREET       CLEVELAND              OH         44102         $51,000.00
0000080229842     MYERS                 1721 TAYLOR STREET NE      WASHINGTON             DC         20017         $107,000.00
0000080229982     PROFFIT               49627 EAGLE RIDGE ROAD     LONG BOTTOM            OH         45743         $68,400.00
0000080230006     MILLER                    3552 BLUFF ST          TOLEDO                 OH         43610         $21,700.00
0000080230014     TRAN                      1340 HILLCREST         TOLEDO                 OH         43612         $43,350.00
0000080230196     REECHER                1633 BALD EAGLE ROAD      ARNOLD                 MD         21012         $276,750.00
0000080230220     DE WITT                2215 LODGE FARM ROAD      BALTIMORE              MD         21219         $110,500.00
0000080230238     BOWEN                    ROUTE 1 BOX 373         INWOOD                 WV         25428         $58,500.00
0000080230279     KILLEN                   183 ROBERT DRIVE        NEW ROCHELL            NY         10805         $75,000.00
0000080230436     MARTIN              6615 ROCKWELL CHURCH ROAD    CHARLOTTE              NC         28269         $33,000.00
0000080230493     HOGAN                 1084 ROCK SPRINGS ROAD     HARTSELLE              AL         35640         $65,200.00
0000080230501     ROACH                    328 MILL STREET          LANCASTER             MA         01561         $124,000.00
0000080230824     PETTIJOHN                 25 DERRY ROAD          HYDE PARK              MA         02136         $81,000.00
0000080230972     BERNEY                18652 SHADY VIEW LANE      BROOKEVILLE            MD         20833         $43,500.00
0000080231418     PRIETO                 1869 EAST 5750 SOUTH      SOUTH OGDEN            UT         84405         $80,000.00
0000080231459     SEDOR                 1161 CREEKVIEW CIRCLE      MOKENA                 IL         60448         $60,000.00
0000080231467     GOMES                   118 FRESNO AVENUE        MODESTO                CA         95351         $68,000.00
0000080231491     STEINBERG                 26 SPRING LANE         FRAMINGHAM             MA         01701         $152,250.00
0000080231541     HOWARD                 1601 18TH STREET NW       WASHINGTON             DC         20036         $51,000.00
0000080231632     DEMAIO                   200 WILSON ROAD         CHERRY HILL            NJ         08002         $76,500.00
0000080231723     TILGHMAN                 52 SAN DIEGO DR         MAGNOLIA               NJ         08049         $61,500.00
0000080231822     GASPARINI              7479 SW 124TH STREET      MIAMI                  FL         33156         $57,700.00
0000080232010     POWERS                    1 DIXEY DRIVE          MIDDLETON              MA         01949         $38,400.00
0000080232077     SMYLY                  4114 BRROKHILL ROAD       TUSCALOOSA             AL         35404         $21,000.00
0000080232093     BARRINGER                 8601 VAN EMMON         YORKVILLE              IL         60560         $69,000.00
0000080232390     DIGNARD                191 WAKEFIELD STREET      READING                MA         01867         $90,000.00
0000080232465     SCHMIDT                  2501 RYBOLT AVE         INDIANAPOLI            IN         46241         $38,400.00
0000080232473     GREENWOOD              13114 FIRE FLY LANE       HUDSON                 FL         34669         $45,500.00
0000080232747     SALERNO                  215 WINSTON ROAD        MT LAUREL              NJ         08054         $12,000.00
0000080233000     ANDRADE              12601 NORTH 25TH AVENUE     PHOENIX                AZ         85029         $68,000.00
0000080233067     HUFFSTUTTER              5514 HILL COURT         NASHVILLE              TN         37220         $70,000.00
0000080233133     SMITH               1089 NORTH WESTSIDE HIGHW    DAYTON                 ID         83232         $28,000.00
0000080233141     SKINNER                 361 SOUTH TREMONT        TREMONTON              UT         84337         $58,400.00
0000080233273     FELTMAN                  100 SUNRISE LANE        SMITHTOWN              NY         11787         $150,000.00
0000080233299     MORGAN                 1371 E TEXAS STREET       HEALDTON               OK         73438         $31,950.00
0000080233372     REED                   831 CHALBOURNE DRIVE      CHESAPEAKE             VA         23320         $40,000.00
0000080233398     SWISA                     8 AARON COURT          CHERRY HILL            NJ         08002         $136,000.00
0000080233448     BUCK                RR 2 BOX 13A BARKERTOWN R    ODESSA                 MO         64076         $88,000.00
0000080233539     HARDY                    82 HILTON AVENUE        HEMPSTEAD              NY         11550         $156,800.00
0000080233588     SHAULIS                 2250 SEASIDE ROAD        VERO BEACH             FL         32963         $105,000.00
0000080233604     LAURIA                 16 CHESTERTON AVENUE      STATEN ISLA            NY         10506         $26,000.00
0000080233661     LEE                   125 LAZY HOLLOW DRIVE      GAITHERSBUR            MD         20878         $45,000.00
0000080233752     ENNIS                  166 FAIRVIEW AVENUE       REHOBOTH               MA         02769         $40,000.00
0000080233778     CAMPBELL                922 HILLSBORO ROAD       CHARLESTON             SC         29407         $54,400.00
0000080233984     BIXLER                   530 TANEYTOWN RD        GETTYSBURG             PA         17325         $32,000.00
0000080234198     BRADLEY                 120 TEMPLE STREET        ARCADIA                SC         29320         $25,000.00
0000080234271     DAVENPORT              111 N KOSSOTH STREET      BALTIMORE              MD         21229         $54,000.00
0000080234297     OLEWINE                   24 FLOWER LANE         LEVITTOWN              PA         19055         $76,000.00
0000080234321     GLENN                  14410 BEL PRE SQUARE      SILVER SPRI            MD         20906         $42,000.00
0000080234347     KARPAN                  1509 MONROE STREET       LAFAYETTE              OR         97127         $133,000.00
0000080234438     WELLS                   5910 GLENNOR ROAD        BALTIMORE              MD         21235         $68,000.00
0000080234453     FISHER                 4706 BEACONSFIELD DR      BALTIMORE              MD         21236         $53,900.00
0000080234545     JANOS                   51 OLD ALEXANDRIA        TROY                   MO         63379         $44,400.00
0000080234578     TROTT                      RR 1 BOX 411          OLYPHANT               PA         18447         $85,000.00
0000080235468     DURHAM                   10 GARREN DRIVE         GREENVILLE             SC         29611         $54,400.00
0000080235500     WILSON                  621 DURBAN AVENUE        HOPATCONG              NJ         07843         $29,000.00
0000080235526     CORNELL              7387 EAST STATE ROAD 18     GALVESTON              IN         46932         $106,400.00
0000080235534     ECHERD                114 LAMPLIGHTER CIRCLE     WINSTON SAL            NC         27104         $87,000.00
0000080235542     EAGAN                   53 THOROUGHBRED DR       SARATOGA SP            NY         12866         $144,900.00
0000080235559     WHITTAKER                 117 PENNY LANE         STERLING               VA         20164         $68,100.00
0000080235567     GAMBLE                  6260 VIXON LOOP RD       DALZELL                SC         29040         $20,700.00
0000080235583     GIBSON                   10 WATTS STREET         MANNING                SC         29102         $35,200.00
0000080235633     PFOHL                  6080 STRICKLER ROAD       CLARENCE               NY         14031         $36,800.00
0000080235641     HALFADAY               10074 WEST WISE ROAD      GREENVILLE             MI         48838         $22,200.00
0000080235674     SAUCIER                  193 MAIN STREET         EAST WINDSO            CT         06088         $31,800.00
0000080235682     PUCKETT                  229 LUTHER DRIVE        GASTON                 SC         29053         $27,800.00
0000080235708     RANIERI                  12 HAROLD AVENUE        CHILI                  NY         14623         $50,000.00
0000080235757     FRYAR JONES              292 SATURN LANE         WALTERBORO             SC         29488         $65,700.00
0000080235765     JORIS                    4494 CULVER ROAD        ROCHESTER              NY         14622         $63,000.00
0000080235773     REILLY               5 19 COLLEGE POINT BLVD     COLLEGE POI            NY         11356         $154,400.00
0000080235781     KELLY                     521 HOWARD ST          FLORENCE               SC         29506         $45,000.00
0000080235799     REILLY               5 19 COLLEGE POINT BLVD     COLLEGE POI            NY         11356         $38,000.00
0000080235807     HUNTENBURGER             676 MARSHALL RD         HILLSBOROUG            NJ         08876         $15,750.00
0000080235823     KIBLER                  2022 SHAMROCK ROAD       BETHUNE                SC         29009         $33,915.00
0000080235864     KOLLE                   1629 WARDEN STREET       EAU CLAIRE             WI         54703         $65,450.00
0000080235906     YEE                  5579 BROADMOOR TERRACE N    IJAMSVILLE             MD         21754         $78,500.00
0000080236003     CORNELL              7387 EAST STATE ROAD 18     GALVESTON              IN         46932         $26,600.00
0000080236011     BOWERS                  177 POPLAR SPRINGS       ELKIN                  NC         28621         $27,600.00
0000080236078     LUSK                     303 BRANDI LANE         BLAINE                 TN         37709         $64,000.00
0000080236086     VLADER                   161 MELODY LANE         FAIRFIELD              CT         06430         $113,000.00
0000080236094     NEWBERRY                  107 ENGLISH CT         LEESBURG               VA         20175         $54,000.00
0000080236110     VANDERWORKEN            16 FAYETTE STREET        CAMDEN                 NY         13316         $13,000.00
0000080236128     WEST                    12 CUTTINO CIRCLE        GREENVILLE             SC         29609         $80,750.00
0000080236136     TRAPINI                10 LITTLE LANE ROAD       NEWBURGH               NY         12550         $35,000.00
0000080236144     IRELAN                 714 SALEM CHURCH RD       NEWARK                 DE         19702         $76,500.00
0000080236169     MORTON                   2984 PLANK ROAD         SOUTH HILL             VA         23970         $21,000.00
0000080236177     WHITE                   412 DURHAM STREET        SMITHFIELD             NC         27577         $86,700.00
0000080236235     MOREHOUSE               275 NELSON AVENUE        SARATOGA SP            NY         12866         $110,500.00
0000080236268     MCKINNEY             8400 CRAWFORDSVILLE ROAD    INDIANAPOLI            IN         46234         $49,200.00
0000080236284     MORGAN                17825 BAKERSVILLE ROAD     BOONSBORO              MD         21713         $34,440.00
0000080236342     NISSALKE            8891 SOUTH MINGO PARK DRI    SANDY                  UT         84070         $31,500.00
0000080236375     BROWN                 3325 WEST CATON AVENUE     BALTIMORE              MD         21229         $59,500.00
0000080236383     MC CLAIN                 224 CHRIS DRIVE         DALTON                 GA         30721         $62,100.00
0000080236391     MALONE                921 HIDDEN HOLLOW ROAD     DELLROSE               TN         38453         $54,400.00
0000080236409     MATTICOLA               7334 GARMAN STREET       PHILADELPHI            PA         19153         $40,800.00
0000080236458     STUPIA                3489 ST PAUL BOULEVARD     ROCHESTER              NY         14617         $15,100.00
0000080236474     HOGAN                    19276 BRIAR ROAD        SAUCIER                MS         39574         $18,000.00
0000080236490     HARRIS                   5632 S ABERDEEN         CHICAGO                IL         60621         $96,000.00
0000080236524     ALTING                    1307 S 4TH ST          LAFAYETTE              IN         47901         $57,000.00
0000080236581     BOIKE                    17700 RUDGATE ST        SOUTHGATE              MI         48195         $10,600.00
0000080236623     BROWN                      4 MAPLE LANE          NEW FAIRFIE            CT         06812         $28,900.00
0000080236649     WILLIAMS              927 NORTH 48TH STREET      PHILADELPHI            PA         19139         $32,300.00
0000080236656     CARTER                  109 JACKSON DRIVE        FIRESTONE              CO         80520         $77,400.00
0000080236672     DEI                     58 BAGWELL CIRCLE        GREENVILLE             SC         29605         $42,400.00
0000080236680     CHAMBERS               49 S AVONDALE AVENUE      COLUMBUS               OH         43222         $59,500.00
0000080236706     TALLIAN                40 INDIAN HILL TRAIL      CRYSTAL LAK            IL         60012         $29,400.00
0000080236789     CORBIN                  9402 HEATHER COURT       MANASSAS PA            VA         20111         $84,000.00
0000080236797     CRAWFORD            2566 COUNTY ROAD 1900 NOR    SAINT JOSEP            IL         61873         $78,000.00
0000080236813     ARGUELLO              1134 LAUREL HILL ROAD      KNOXVILLE              TN         37923         $38,000.00
0000080236821     DEGRIM                   28 HEATHER LANE         RANDOLPH               NJ         07869         $120,000.00
0000080236847     BURNS                   66 EASTWOOD PLACE        BUFFALO                NY         14208         $44,200.00
0000080236920     MEJIAS                884 CHIPPENDALE STREET     DELTONA                FL         32725         $33,600.00
0000080237076     KILDUFF                3 JACOB ARNOLD ROAD       MORRISTOWN             NJ         07960         $44,000.00
0000080237092     BERNARD                1735 BRIARWOOD PLACE      TEMPLETON              CA         93465         $26,500.00
0000080237696     CAISSE                  56 EVERETT STREET        WARREN                 RI         02885         $70,000.00
0000080237936     GRAVES               253 DANIEL MORGAN SCHOOL    GAFFNEY                SC         29341         $47,250.00
0000080238009     TURKALY                112 FERNWOOD AVENUE       WEIRTON                WV         26062         $58,650.00
0000080238124     MUELLER                  126 SALEM STREET        ANDOVER                MA         01810         $45,000.00
0000080238165     CASTANARO               314 E BAIRD AVENUE       BARBERTON              OH         44203         $87,500.00
0000080238223     GIBSON                  6710 FARMER DRIVE        FORT WASHIN            MD         20744         $45,300.00
0000080238231     TAYLOR                  4809 FREDERICK AVE       BALTIMORE              MD         21229         $16,600.00
0000080238371     PEELE                   2807 MAYFIELD AVE        BALTIMORE              MD         21213         $62,050.00
0000080238587     HAUGEN                  65290 94TH STREET        BEND                   OR         97701         $88,800.00
0000080238611     HAUGEN                  65290 94TH STREET        BEND                   OR         97701         $22,200.00
0000080238637     MIKOLEIT            15450 SOUTHEAST 22ND PLAC    BELLEVUE               WA         98007         $209,600.00
0000080238660      MIKOLEIT              15450 SE 22ND PLACE       BELLEVUE               WA         98007         $52,400.00
0000080238843     BYNUM                    9429 REACH ROAD         POTOMAC                MD         20854         $330,400.00
0000080239163     STEYN                  53 BROOKWOOD PARKWAY      JACKSON                NJ         08527         $95,200.00
0000080242415     LASSITER                2049 FITZWATER ST        PHILADELPHI            PA         19146         $44,000.00
0000080242431     MARSEGLIA              48 TANGLEWOOD DRIVE       LANGHORNE              PA         19047         $105,000.00
0000080242563     CORSON                 44 GRASSY KNOLL LANE      RANCHO SANT            CA         92688         $116,000.00
0000080242720     MAY                     153 W ROGUES PATH        COLD SPRING            NY         11743         $272,000.00
0000080242829     CAILLIER                  4531 N 39TH ST         OMAHA                  NE         68111         $38,250.00
0000080242977     GESSEL                 6749 N APPLECREEK RD      SMITHVILLE             OH         44677         $59,023.00
0000080242993     GREEN                    912 BONNIE BRAE         DOWNERS GRO            IL         60516         $160,000.00
0000080243231     JOHNSON                 827 QUEENSTOWN RD        SEVERN                 MD         21144         $108,000.00
0000080243272     GRANT                 1439 WALNUT LAKE ROAD      WALNUT                 MS         38683         $28,900.00
0000080243330     OWEN                   671 MACARTHUR DRIVE       COLMA                  CA         94015         $79,000.00
0000080243413     PARKER                 28 BARN FINCH CIRCLE      NAUGATUCK              CT         06770         $59,400.00
0000080243439     HEDRICK              935 EAST SARAGOSA STREET    CHANDLER               AZ         85225         $12,000.00
0000080243512     LAZO OLAZABA          4722 N HARDING AVENUE      CHICAGO                IL         60625         $18,800.00
0000080243520     REESE                  60 COUNTRYSIDE DRIVE      EVANSVILLE             WI         53536         $19,600.00
0000080243553     WAGNER                   1650 BRIGGS ROAD        SALISBURY              NC         28147         $70,500.00
0000080243561     RINEHART                1237 DALTON DRVIE        FAIRFIELD              OH         45014         $13,200.00
0000080243579     SWANK                    1316 SOUTH ROAD         GARRETT                IN         46738         $13,000.00
0000080243587     WOODS                   2828 STIRRUP COURT       WAKE FOREST            NC         27587         $25,100.00
0000080243595     RICHARDSON            206 SOUTH 18TH STREET      COLORADO SP            CO         80904         $19,000.00
0000080243603     JOHNSON               4825 N WARNOCK STREET      PHILADELPHI            PA         19141         $40,500.00
0000080243629     JACKSON             16100 POINTER RIDGE DRIVE    BOWIE                  MD         20716         $30,200.00
0000080243645     STONE                   20 WILDFLOWER LANE       TRAVELERS R            SC         29690         $45,600.00
0000080243686     LYLE                  109 SOUTH PHOENIX AVE      MORGANTON              NC         28655         $56,996.00
0000080243694     STRAIT               800 MOUNT VERNON AVENUE     HUNTINGDON             PA         16652         $10,900.00
0000080243702     LAMBERT                   2230 PITTS RD          RAVENNA                KY         40472         $67,500.00
0000080243710     VANCE                     6082 CROSEN RD         HILLSBORO              OH         45133         $20,000.00
0000080243728     JOHNSON                  31 LYMAN STREET         BROCKTON               MA         02302         $126,500.00
0000080243736     WALKER                    3322 AVENUE B          COUNCIL BLU            IA         51501         $67,200.00
0000080243744     GOODMAN                 50 BEECHWOOD COVE        BELLS                  TN         38006         $14,000.00
0000080243751     HUGHES                  1405 S CO RD 700 E       SELMA                  IN         47383         $18,000.00
0000080243769     LAMB                   431 RIVERVIEW STREET      CANAL FULTO            OH         44614         $33,600.00
0000080243777     SOBCZAK                  6219 51ST AVENUE        KENOSHA                WI         53142         $16,200.00
0000080243785     COLLINS              18284 EAST MANSFIELD AVE    AURORA                 CO         80013         $77,000.00
0000080243801     CHUNG               2306 GARRISON PLACE COURT    MIDLOTHIAN             VA         23112         $30,000.00
0000080243835     CANNON                  521 JUNIPER STREET       SEAFORD                DE         19973         $20,800.00
0000080243843     DUBUC                    56 KALMAN PLACE         TAUNTON                MA         02780         $30,600.00
0000080243868     FERGUSON                149 MICHAELS COURT       JUPITER                FL         33458         $48,250.00
0000080243884     CARPENTER                5411 CHERAW ROAD        MARSHVILLE             NC         28103         $18,000.00
0000080243892     NICHOLS              1748 WEST COUNTY ROAD 6     BERTHOUD               CO         80513         $49,400.00
0000080243900     MILLS                   7207 NW 39TH MANOR       CORAL SPRIN            FL         33065         $31,800.00
0000080243918     FOWLER                  189 FARM HILL ROAD       LEOMINSTER             MA         01453         $35,000.00
0000080243926     BLAKLEY               17203 BILTMORE AVENUE      CLEVELAND              OH         44128         $69,600.00
0000080243934     MEDEIROS                58 60 RAILROAD ROW       WARWICK                RI         02886         $33,800.00
0000080243942     STROUD                  1818 VIRUTH STREET       PITTSBURGH             PA         15212         $15,000.00
0000080243959     DAVIS                      RT 6 BOX 228          TARBORO                NC         27886         $15,000.00
0000080243967     BALL                     228 DEBORAH LANE        BEDFORD                OH         44146         $26,500.00
0000080243975     MC CULLOUGH             2015 WARREN COURT        NORTH AUGUS            SC         29860         $58,000.00
0000080243983     BECKUM                 4458 SIMPSON AVENUE       CINCINNATI             OH         45227         $18,800.00
0000080243991     EVANS                  1248 HIGHWOOD DRIVE       CLINTON                OH         44216         $23,600.00
0000080244023     THEARLE             1512 NORTH RANDOLPH DRIVE    CLAIRTON               PA         15025         $76,831.00
0000080244031     LEYTON               141 SUMMERFIELD GARDENS     SHELTON                CT         06484         $40,765.00
0000080244049     CARVER              2904 NORTHUMBERLAND AVENU    RICHMOND               VA         23220         $12,750.00
0000080244064     FLOWERS                 1916 PEARL STREET        ANDERSON               IN         46016         $17,100.00
0000080244072     LOTZ                     626 STARDUST WAY        CLOVERDALE             IN         46120         $17,300.00
0000080244098     OWENS               3312 40TH AVENUE PLACE NE    HICKORY                NC         28601         $18,600.00
0000080244106     DAVIS                 6412 HIGHWAY 501 NORTH     MARION                 SC         29571         $11,600.00
0000080244114     TRIGGS                  132S HUMPHREY AVE        OAK PARK               IL         60302         $50,000.00
0000080244122     EXUM                   682 RAILROAD AVENUE       BEULAVILLE             NC         28518         $42,400.00
0000080244130     NWANKWO               19386 EAST 41ST PLACE      DENVER                 CO         80249         $44,000.00
0000080244148     ROGALSKI                101 RIDGEPORT ROAD       LAKE WYLIE             SC         29710         $20,600.00
0000080244155     GOVERN                  1717 SW 108TH WAY        DAVIE                  FL         33324         $43,300.00
0000080244163     LUKOWSKI            16923 EAST WHITAKER DRIVE    AURORA                 CO         80015         $38,823.00
0000080244171     TRUBACH                  262 GAYLE DRIVE         SHEFFIELD L            OH         44054         $34,500.00
0000080244197     EDWARDS              2102 BUFFALO SHOALS ROAD    STATESVILLE            NC         28677         $15,000.00
0000080244213     MC CLURE              2150 JOHN WINDROW ROAD     EAGLEVILLE             TN         37060         $18,000.00
0000080244221     HUTCHINSON               33 COVEBROOK RD         WEST HAVEN             CT         06516         $32,000.00
0000080244239     DENMAN                 3620 W LOON LAKE RD       ANGOLA                 IN         46703         $16,900.00
0000080244247     HOLBROOK                 9 HOWARD STREET         NEWBURYPORT            MA         01950         $123,500.00
0000080244254     BENET                    1682 BYRON DRIVE        MAYFIELD HE            OH         44124         $31,000.00
0000080244270     PICCONI                   534 LOPAX ROAD         HARRISBURG             PA         17112         $43,300.00
0000080244288     OBERMEYER                  138 W 500 S           KOKOMO                 IN         46902         $33,300.00
0000080244296     ALTIERI                  119 JUNIPER ROAD        BELMONT                MA         02178         $67,000.00
0000080244304     BEST                   3536 GLENWOOD DRIVE       AUSTINBURG             OH         44010         $40,000.00
0000080244312     HARSHALL                134 NINE HILL ROAD       HARMONY                PA         16037         $55,086.00
0000080244320     POSTON                     5666 HWY 301          FOUR OAKS              NC         27524         $33,300.00
0000080244338     SMITH                 1005 MEADOWVALE DRIVE      MIDWEST CIT            OK         73110         $30,400.00
0000080244346     DE PEW                    1739 SHADWELL          BARNHART               MO         63012         $14,200.00
0000080244353     RAYMOND                  1913 NE 26TH ST         FORT LAUDER            FL         33305         $34,350.00
0000080244361     MARINARO            2340 SOUTH FRANKLIN STREE    DENVER                 CO         80210         $39,413.00
0000080244379     DAVIDSON               304 STEVENSON AVENUE      AKRON                  OH         44312         $21,500.00
0000080244387     STEELE                  11 GREENBRIAR LANE       HAWTHORN WO            IL         60047         $183,750.00
0000080244403     PARKER                1805 NORTH 59TH STREET     PHILADELPHI            PA         19151         $34,500.00
0000080244411     REECHER                 1633 BALD EAGLE RD       ARNOLD                 MD         21012         $92,250.00
0000080244478     ROBERTSON             3807 FERN HILL AVENUE      BALTIMORE              MD         21215         $72,000.00
0000080244825     SCOTT                   764 NACIONAL COURT       SALINAS                CA         93901         $62,400.00
0000080244890     MCCRARY                2276 LARCHWOOD ROAD       ATLANTA                GA         30310         $52,000.00
0000080244908     JARABA                     32 DRAKE RD           CENTEREACH             NY         11720         $43,000.00
0000080246101     HALLINAN               1305 WOODLAND AVENUE      SHARON HILL            PA         19079         $41,000.00
0000080246283     JONES                    301 CEDAR STREET        WINSLOW TWP            NJ         08037         $62,000.00
0000080246374     JOHNSON                1012 WOODMILL DRIVE       EAST WINDSO            NJ         08512         $52,100.00
0000080246424     MONTES               16930 FOREST BEND AVENUE    FRIENDSWOOD            TX         77546         $63,000.00
0000080246465     WHITE                   1380 ASHTON COURT        AURORA                 IL         60504         $128,350.00
0000080246499     FERNANDEZ               232 QUADRA AVENUE        RIO LINDA              CA         95673         $89,165.00
0000080246978     GRANT                  16203 SAWGRAS CIRCLE      TAMPA                  FL         33624         $25,000.00
0000080246986     MARCHESE                6930 53RED AVENUE        MASPETH                NY         11378         $75,000.00
0000080247000     MITCHELL              572 SOUTH MAIN STREET      FREEPORT               NY         11520         $126,000.00
0000080247018     ROSSI                    17 HASTINGS ROAD        ISLAND PARK            NY         11558         $157,250.00
0000080247026     HOVEL                  117 RIVERTHORN ROAD       BALTIMORE              MD         21220         $61,625.00
0000080247042     JOHNSON                 303 CENTER STREET        EASTON                 MA         02356         $27,500.00
0000080247059     DEVANE                  245 NE 10TH AVENUE       CAPE CORAL             FL         33909         $112,500.00
0000080247067     SINGER                   39 COUNTRY ROAD         MAMARONECK             NY         10543         $138,000.00
0000080247083     NOWAK                    52 EDWARD STREET        AMSTERDAM              NY         12010         $27,300.00
0000080247109     BURTON                    28 ROSS DRIVE          LONDONDERRY            NH         03053         $144,000.00
0000080247117     LOWERY                 940 N FALLON STREET       PHILADELPHI            PA         19131         $24,000.00
0000080247125     FRAGALE                  61 18 77TH PLACE        MIDDLE VILL            NY         11379         $33,000.00
0000080247141     DUFFY                      28 BUNKER ST          FARMINGTON             NH         03835         $103,500.00
0000080247166     KNOTT                  33 EAST 10TH STREET       BROOKLYN               NY         11218         $50,000.00
0000080247182     WIDMER                   3 ASPATUCK COURT        COMMACK                NY         11725         $118,000.00
0000080247224     GUTTMAN               1420 EAST 22ND STREET      BROOKLYN               NY         11210         $140,000.00
0000080247232     PLATT                     806 STONY LANE         NORTH KINGS            RI         02852         $30,750.00
0000080247240     GROFF                     73 3RD STREET          WATERFORD              NY         12188         $50,000.00
0000080247257     QUAGLIA                  84 EDWIN STREET         QUINCY                 MA         02171         $135,000.00
0000080247265     GUFFEY                  108 CANTON AVENUE        LEHIGH ACRE            FL         33972         $99,000.00
0000080247281     STANLEY                 13 BERRYMANS LANE        REISTERTOWN            MD         21136         $68,000.00
0000080247307     ANDIA                    54 RALPH AVENUE         BRENTWOOD              NY         11717         $27,000.00
0000080247315     CAMPBELL            ROUTE 1 BOX 845 JOHNSON R    NAYLOR                 GA         31641         $67,000.00
0000080247497     ARGYELAN                 611 MARIN AVENUE        LYNDHURST              NJ         07071         $178,000.00
0000080247513     DIGERONIMO            576 CONTINENTAL DRIVE      SAGAMORE HI            OH         44067         $52,417.00
0000080247547     BROWN               9700 SURRATTS MANOR DRIVE    CLINTON                MD         20735         $21,350.00
0000080247554     WARDEN                   1199 AVONDALE CT        FREDERICK              MD         21702         $25,800.00
0000080247562     SABLOWSKI               5820 OLD HUNT ROAD       ELKRIDGE               MD         21075         $31,000.00
0000080247612     EVANS                   2610 BROWN STREET        OMAHA                  NE         68111         $26,250.00
0000080247752     GRIMES                    2641 KIRK AVE          BALTIMORE              MD         21218         $18,000.00
0000080248206     LEE                   3315 BROTHERS PLACE SE     WASHINGTON             DC         20032         $23,500.00
0000080248289     NIEHAUS                 7354 KIRKRIDGE DR        CINCINNATI             OH         45233         $185,000.00
0000080248503     GREENE                 1453 35TH STREET SE       WASHINGTON             DC         20020         $116,000.00
0000080248537     YEN                 474 COLD SPRING HARBOR RO    LAUREL HOLL            NY         11791         $150,000.00
0000080248545     FELICIANO                 933 N ST LOUIS         CHICAGO                IL         60651         $84,000.00
0000080249949     BOLIN                      201 S CRATER          CACHE                  OK         73527         $76,000.00
0000080250376     FOX                     350 WEST 880 NORTH       LOGAN                  UT         84321         $99,800.00
0000080250392     DAVIS                2807 N JEFFERSON STREET     TAMPA                  FL         33602         $63,000.00
0000080250400     FOX                     350 WEST 880 NORTH       LOGAN                  UT         84321         $25,000.00
0000080250418     CLARK                  4617 CLAY STREET N E      WASHINGTON             DC         20019         $15,000.00
0000080250517     ANAND                  3 MAPLE RIDGE COURT       DIX HILLS              NY         11746         $300,000.00
0000080250541     HOOKS                 1339 EAST 38TH STREET      ERIE                   PA         16504         $39,200.00
0000080250558     GASSMANN               2655 WHITTIER AVENUE      CLOVIS                 CA         93611         $119,200.00
0000080251010     CARDINET              1455 MARCHBANKS DRIVE      WALNUT CREE            CA         94598         $75,000.00
0000080251168     PLACE                     1630 4TH COURT         VERO BEACH             FL         32960         $54,900.00
0000080251358     GOSS                      7 ROWE STREET          STONEHAM               MA         02180         $110,000.00
0000080251390     WILSON                  320 W 104TH PLACE        CHICAGO                IL         60628         $54,400.00
0000080251416     KRUCZEK                135 NORTH 6TH AVENUE      MANVILLE               NJ         08835         $109,500.00
0000080251697     CLARK                    14 MATHER STREET        WESTFIELD              MA         01085         $49,250.00
0000080251853     MALONE                  411 SOUTH D STREET       LAKE WORTH             FL         33460         $60,000.00
0000080251986     LEWIS                 2566 RICHLANDTOWN PIKE     COOPERSBURG            PA         18036         $81,250.00
0000080251994     WOODS                     603 MELLON ST          PITTSBURGH             PA         15206         $10,000.00
0000080252000     TRIPLETT                1001 FAIRVIEW AVE        CRAWFORDSVI            IN         47933         $12,750.00
0000080252042     KOCHER                   10457 W 83RD AVE        ARVADA                 CO         80005         $27,600.00
0000080252059     DACOSTA                 8975 SW 112 AVENUE       MIAMI                  FL         33176         $26,200.00
0000080252091     BRADSHAw                245 WHITEFORD WAY        LEXINGTON              SC         29072         $119,200.00
0000080252133     SAVAGE                11011 GREENHAVEN ST SW     JUSTUS                 OH         44662         $29,800.00
0000080252158     MORRIS                 1377 KIMBERLY DRIVE       PHILADELPHI            PA         19151         $17,475.00
0000080252166     GRAY                    5235 BALTIMORE AVE       PHILADELPHI            PA         19143         $20,500.00
0000080252174     MAYO                     517 BYSWICK LANE        RICHMOND               VA         23225         $17,800.00
0000080252208     HOLLIS                    802 W MAIN ST          WASHINGTON             IN         47501         $10,800.00
0000080252232     ROSSI                   18 ROSCOMMON ROAD        NEWTOWN SQU            PA         19073         $300,000.00
0000080252273     LESLIE                 16230 HOPEWELL ROAD       ALPHARETTA             GA         30004         $180,600.00
0000080252406     OSBORNE                    94 VIA ONDA           SAN CLEMENT            CA         92673         $50,000.00
0000080253354     RITA                     4604 PUUWAI ROAD        KALAHEO                HI         96741         $35,000.00
0000080254063     O DONNELL              1659 LINWOOD AVENUE       NIAGARA FAL            NY         14305         $29,400.00
0000080254089     CORREA                   1040 NORA DRIVE         LINDEN                 NJ         07036         $146,250.00
0000080254261     REECE                 1425 NORTH 55TH STREET     PHILADELPHI            PA         19131         $45,000.00
0000080254402     JONES                  8864 CHURCHILL ROAD       JACKSON                MI         49201         $57,000.00
0000080254444     BURRELL                  903 ROSE AVENUE         BRIGHTON               AL         35020         $53,975.00
0000080254477     NISHIOKA                53 WEBSTER STREET        RIVERSIDE              NJ         08075         $51,750.00
0000080254501     LAGORIO                  5602 LYDIA COURT        LIVERMORE              CA         94550         $52,000.00
0000080254527     INGRAM                108 BELLA VISTA AVENUE     BUENA VISTA            NJ         08326         $51,750.00
0000080254550     HANCZARYK                 147 HADLEY AVE         CLIFTON                NJ         07011         $17,500.00
0000080254626     CHUTE                   105 KING HILL ROAD       BRAINTREE              MA         02184         $68,000.00
0000080254659     WALSH                5415 NORTH SHERIDAN ROAD    CHICAGO                IL         60640         $23,280.98
0000080254691     MOCARSKI                44 LORRAINE DRIVE        MONROE                 CT         06468         $48,510.00
0000080254733     FOCHS                     2516 S 11TH ST         OMAHA                  NE         68108         $44,000.00
0000080255011     CUFF                   1435 PERRY PLACE NW       WASHINGTON             DC         20010         $82,500.00
0000080255409     DUNPHY                   31 NARROWS LANE         SOUTH YARMO            MA         02664         $145,000.00
0000080255466     PRIESTER            1937 ALLANDALE CIRCLE SOU    JACKSONVILL            FL         32254         $47,150.00
0000080255490     MORENO                   7115 W 16 AVENUE        HIALEAH                FL         33014         $20,800.00
0000080255516     RANDOLPH               640 NE 177TH STREET       HIALEAH                FL         33162         $44,000.00
0000080255524     WURSTER                105 BOWCASTLE COURT       APEX                   NC         27502         $24,600.00
0000080255540     MCFALL                   332 SIMS AVENUE         AUGUSTA                GA         30906         $24,000.00
0000080255565     MCCULLOUGH              4456 S PAGOSA WAY        AURORA                 CO         80015         $116,100.00
0000080255581     NORDGREN                   38 RIO ROAD           BURLINGTON             CT         06013         $28,000.00
0000080255615     TOBIN               5512 BUTTON GWINNETT PLAC    NORCROSS               GA         30093         $84,150.00
0000080255623     MAULTSBY                 4472 RAMGER ROAD        STONE MOUNT            GA         30083         $113,050.00
0000080255631     SANDERS                 10541 17 MILE ROAD       MARSHALL               MI         49068         $51,000.00
0000080255649     POLANCO                 10115 DOWNEY LANE        TAMPA                  FL         33626         $50,000.00
0000080255656     WOOD                 7015 JOHNNY MERCER BLVD     SAVANNAH               GA         31410         $45,000.00
0000080255664     REYES                    315 W 54 STREET         HIALEAH                FL         33012         $31,250.00
0000080255672     MOJICA                938 WASHINGTON AVENUE      DEFIANCE               OH         43512         $70,100.00
0000080255680     MEADOWS                5137 CHURCHILL ROAD       PORT CHARLO            FL         33981         $13,300.00
0000080255698     WHITFIELD             3834 N CAPITOL AVENUE      INDIANAPOLI            IN         46208         $47,600.00
0000080255706     TIMMS                   1410 ROCHELLE ROAD       JACKSON                TN         38301         $53,550.00
0000080255714     ESPINEL                2270 SW 24TH TERRACE      MIAMI                  FL         33145         $48,950.00
0000080255722     ROSS                    939 NW 60TH STREET       MIAMI                  FL         33127         $36,400.00
0000080255730     RODRIGUEZ                19232 NW 47TH PL        MIAMI                  FL         33055         $22,000.00
0000080255755     FISCHMAN                11501 SW 59 COURT        COOPER CITY            FL         33330         $36,950.00
0000080255763     GARRETT                 504 GUILLE STREET        ATHENS                 TN         37303         $68,000.00
0000080255771     GENTLES                6521 EDENFIELD DRIVE      LITHONIA               GA         30058         $108,000.00
0000080255789     GRAY                      6111 N HWY 27          LAFAYETTE              GA         30728         $58,500.00
0000080255813     CASTILLO               2144 46 NW 33 STREET      MIAMI                  FL         33142         $19,600.00
0000080255821     CASTILLO               2144 46 NW 33 STREET      MIAMI                  FL         33142         $78,400.00
0000080255847     OBREGON                  534 536 NW 43 CT        MIAMI                  FL         33126         $160,000.00
0000080255854     DOLLAR                5626 BLACKWELL AVENUE      CHARLESTON             SC         29406         $39,200.00
0000080255862     OBREGON                534 536 NW 43 COURT       MIAMI                  FL         33126         $40,000.00
0000080255870     MARTIN                  23187 MASCH AVENUE       WARREN                 MI         48091         $103,000.00
0000080255896     ROBISON              147 HUGHES BRASWELL ROAD    SHAW                   MS         38773         $27,200.00
0000080255904     CONDOS                 1018 SOUTHDALE ROAD       FORT MYERS             FL         33919         $68,000.00
0000080255912     LEWIS MEDIOU        6105 WARFIELD 4400 SHALIM    NEW ORLEANS            LA         70126         $36,950.00
0000080255920     FLATT                   3790 OLD BRIDGE RD       COOKEVILLE             TN         38506         $51,000.00
0000080255938     DITTEMORE                745 N TREMONT ST        INDIANAPOLI            IN         46254         $51,200.00
0000080255953     ACEVES                  417 WEST AVENUE I        LOVINGTON              NM         88260         $16,250.00
0000080255961     KRAMER                 256 WEST LONGFELLOW       PONTIAC                MI         48340         $67,500.00
0000080255979     BOUIE                   2472 NW 82 STREET        MIAMI                  FL         33147         $74,700.00
0000080255987     BLOUNT                  806 MASTERS DRIVE        STONE MOUNT            GA         30087         $315,000.00
0000080255995     MARTINEZ                550 NW 1ST STREET        MIAMI                  FL         33128         $89,100.00
0000080256001     PENDERGRASS          4456 CARRIAGE PARK DRIVE    LITHONIA               GA         30038         $95,200.00
0000080256019     WASHINGTON J             706 PEACH STREET        BATON ROUGE            LA         70802         $38,250.00
0000080256027     SPENSKO              8104 TWIN BUTTES AVENUE     LAS VEGAS              NV         89129         $24,200.00
0000080256035     CURB                    4930 W 63RD STREET       LOS ANGELES            CA         90056         $208,000.00
0000080256043     CURB                    4930 W 63RD STREET       LOS ANGELES            CA         90056         $52,000.00
0000080256050     BURNSIDE                  810 N BROAD ST         CLINTON                SC         29325         $16,800.00
0000080256068     GREEN                3224 LAKE PADGETT DRIVE     LAND O LAKE            FL         34639         $120,600.00
0000080256076     HERNANDEZ              11501 NW 88TH AVENUE      HIALEAH GAR            FL         33018         $21,250.00
0000080256084     HERNANDEZ              11501 NW 88TH AVENUE      HIALEAH GAR            FL         33018         $85,100.00
0000080256092     GERTCHER               15433 SW 142 AVENUE       MIAMI                  FL         33177         $178,200.00
0000080256100     CARPIO                  605 WILLET AVENUE        JUPITER                FL         33458         $70,400.00
0000080256118     SCHLEY                91 YANKEE PEDDLER PATH     MADISON                CT         06443         $115,800.00
0000080256134     NICELY                   2402 PLEASANT ST        SOUTH BEND             IN         46615         $54,000.00
0000080256159     PEREZ                   2534 SW 125 COURT        MIAMI                  FL         33175         $129,350.00
0000080256167     RAMOS                   10344 NW 127TH ST        HIALEAH GAR            FL         33016         $25,000.00
0000080256175     FIGUERAS                6701 SW 129 COURT        MIAMI                  FL         33183         $16,050.00
0000080256183     VALLE                  15095 SW 128TH COURT      MIAMI                  FL         33186         $13,450.00
0000080256191     SUTTON                  521 HICKORY STREET       MILFORD                MI         48381         $120,000.00
0000080256225     SPENCER               4400 MORNINGHILL DRIVE     DISPUTANTA             VA         23842         $68,750.00
0000080256233     BUTLER                  3314 JAMES STREET        MELBOURNE              FL         32901         $23,250.00
0000080256241     OSPINA                 14404 SW 109 STREET       MIAMI                  FL         33186         $36,000.00
0000080256258     KEENER              3818 SOUTH MANHATTEN DRIV    SALT LAKE C            UT         84120         $31,000.00
0000080256266     DEMPSTER                152 MOUNTAIN ROAD        WINDSOR                CT         06095         $31,000.00
0000080256274     ALONSO                   916 NW 128 PLACE        MIAMI                  FL         33182         $22,900.00
0000080256282     RIVERS                  4507 TRENTON DR N        JACKSONVILL            FL         32209         $20,000.00
0000080256290     MANLEY                  115 CROSBY CIRCLE        GREENVILLE             SC         29605         $52,700.00
0000080256308     MILLER                   8903 THELMA LANE        LOUISVILLE             KY         40220         $123,300.00
0000080256316     HUGUE                    586 MW 94 STREET        MIAMI                  FL         33150         $44,100.00
0000080256324     LUPIEN                8901 GRAND RIVER ROAD      LAINGSBURG             MI         48848         $27,150.00
0000080256332     LEN                   707 DEL ROSARIO STREET     LADY LAKE              FL         32159         $121,500.00
0000080256340     BRUCE               2937 E MISSIONWOOD CIRCLE    MIRAMAR                FL         33025         $60,350.00
0000080256357     ERRECALDE                 5187 JOG LANE          DELRAY BEAC            FL         33484         $18,400.00
0000080256365     BEAZLEY                  171 COVE STREET         GOODLETTSIL            TN         37072         $60,500.00
0000080256381     COLLIER                  6199 JACKSON RD         FORT VALLEY            GA         31030         $59,500.00
0000080256399     ACEVES                301 SOUTH OHIO AVENUE      ROSWELL                NM         88201         $55,800.00
0000080256407     TORAL                 15755 NW 124TH AVENUE      MIAMI                  FL         33018         $216,000.00
0000080256423     DAILEY                   756 REVELS DRIVE        NASHVILLE              TN         37207         $89,200.00
0000080256431     GOMEZ                  12320 SW 28TH STREET      MIAMI                  FL         33175         $25,000.00
0000080256449     DE ROJAS               14121 CYPRESS COURT       MIAMI                  FL         33014         $30,900.00
0000080256464     LANGER                  4501 N LAKE DRIVE        SARASOTA               FL         34232         $99,200.00
0000080256472     LANGER                  4501 N LAKE DRIVE        SARASOTA               FL         34232         $22,300.00
0000080256480     DEAN WHEELER              1006 RED ROAD          MC MINNVILL            TN         37110         $40,000.00
0000080256498     GALLANT                  1913 HARVEST WAY        MIDDLEBURG             FL         32068         $81,000.00
0000080256522     BURKE                 2611 POPLAR VIEW BEND      ELGIN                  IL         60120         $340,000.00
0000080256530     NAVARRO                  2476 W 72 PLACE         HIALEAH                FL         33016         $40,250.00
0000080256548     BLACKWELL             537 RUTHERFORD STREET      BLACKSBURG             SC         29702         $24,150.00
0000080256555     BLACK                513 HURRICANE CREEK ROAD    PIEDMONT               SC         29673         $144,500.00
0000080256563     CALCUTT                  2324 SPROUT ROAD        DARLINGTON             SC         29532         $35,700.00
0000080256571     RUNO                  3341 NOTTINGHAM DRIVE      TALLAHASSEE            FL         32312         $88,450.00
0000080256589     LOPEZ                 2700 2702 NW 21 AVENUE     MIAMI                  FL         33142         $91,500.00
0000080256597     SOUVANNASING             4805 CLOVER LANE        PLAINFIELD             IL         60544         $172,800.00
0000080256605     SCOTT                 538 540 SW 4TH STREET      MIAMI                  FL         33130         $112,000.00
0000080256613     SHEARD                6921 SHADOW RIDGE LANE     STONE MOUNT            GA         30087         $38,000.00
0000080256621     LOPEZ                 2912 14 SW 37TH COURT      MIAMI                  FL         33134         $38,650.00
0000080256639     LOPEZ                 2912 14 SW 37TH COURT      MIAMI                  FL         33134         $154,450.00
0000080256647     SHEPPARD                1204 JENNIES COURT       WARRENSBURG            MO         64093         $102,000.00
0000080256654     PEREZ                  702 EAST 33RD STREET      HIALEAH                FL         33013         $108,000.00
0000080256662     GREER                1710 NISKEY COVE ROAD SW    ATLANTA                GA         30331         $232,000.00
0000080256688     COMEAUX                 190 ANTIGUA DRIVE        LAFAYETTE              LA         70503         $32,200.00
0000080256696     SHEARD                6921 SHADOW RIDGE LANE     STONE MOUNT            GA         30087         $152,000.00
0000080256704     STRICKLAND             7507 PINEWOOD DRIVE       CHATTANOOGA            TN         37421         $68,000.00
0000080256712     CASTANEDA                  6713 STROUD           HOUSTON                TX         77074         $52,000.00
0000080256738     GREER                1710 NISKEY COVE ROAD SW    ATLANTA                GA         30331         $39,000.00
0000080256860     KEOUGH                    51 TUCKER ROAD         HANOVER                MA         02339         $60,000.00
0000080256993     JONES                       419 STRONG           JOLIET                 IL         60432         $43,150.00
0000080257066     PRASAD                  36748 THETA COURT        FREMONT                CA         94536         $53,500.00
0000080257140     TAYLOR                4809 FREDERICK AVENUE      BALTIMORE              MD         21229         $66,400.00
0000080257272     HATCHETT             16322 NORTH GLADE DRIVE     HOUSTON                TX         77073         $68,350.00
0000080257298     SNOOK                    10 EMERALD DRIVE        COOK SPRING            AL         35052         $16,300.00
0000080257330     JOHNSON               9731 KEMP FOREST DRIVE     HOUSTON                TX         77080         $70,450.00
0000080257371     BUCKLEY                   13 KATHLEEN CT         WEST WARWIC            RI         02893         $67,300.00
0000080257389     POTTS                 2225 NORTH LANDING RUN     MARIETTA               GA         30066         $104,800.00
0000080257454     BLALOCK                  718 THRUSH COURT        LEWISVILLE             TX         75067         $99,900.00
0000080257504     WONG                  6424 S LAND PARK DRIVE     SACRAMENTO             CA         95831         $40,000.00
0000080257579     FISHER                  719 BERGEN STREET        PHILA                  PA         19111         $66,500.00
0000080257728     RUSSELL                41 BRYN MAWR AVENUE       TRENTON                NJ         08618         $32,000.00
0000080258569     PAGES                   8112 DITMAN STREET       PHILADELPHI            PA         19136         $49,600.00
0000080258577     TAYLOR                3737 CARDINAL TERRCCE      FREMONT                CA         94555         $28,000.00
0000080258601     COONEY                   236 WINTHROP AVE        MOORESTOWN             NJ         08057         $95,200.00
0000080258650     HARRIS                   354 OSWEGO COURT        WEST NEW YO            NJ         07093         $283,000.00
0000080258684     BULGER                 925 EAST 2ND STREET       SOUTH BOSTO            MA         02127         $164,000.00
0000080258700     DOETZER                35619 N CENTRAL AVE       PHOENIX                AZ         85027         $27,000.00
0000080258726     HAZELTON                1513 BANGS AVENUE        ASBURY PARK            NJ         07712         $56,000.00
0000080258924     DURGIN                    1111 N 64TH ST         MESA                   AZ         85206         $13,000.00
0000080258957     NIXON                    1346 MIAMI TRAIL        BIRMINGHAM             AL         35214         $65,000.00
0000080259187     KELLY                    603 MAPLE AVENUE        PHILADELPHI            PA         19116         $48,500.00
0000080259211     ROBERTS               1350 SAN FILIPPO DRIVE     PALM BAY               FL         32909         $44,800.00
0000080259310     RAMOS                   1316 ST CROIX AVE        NAPERVILLE             IL         60564         $25,000.00
0000080259328     PENEWIT               3669 N STRAITS HIGHWAY     CHEBOYGAN              MI         49721         $180,000.00
0000080259385     RACE                    3731 LAGUNA DRIVE        COLUMBUS               OH         43232         $64,800.00
0000080259633     FANT                  139 WESTVIEW BOULEVARD     SPARTANBURG            SC         29306         $46,400.00
0000080259765     KOZIEL                    1345 ROUTE 39          ARCADE                 NY         14009         $21,200.00
0000080259807     MATEEN                    105 EDWARD AVE         AKRON                  OH         44310         $52,000.00
0000080259880     PEREZ                  702 EAST 33RD STREET      HIALEAH                FL         33013         $27,000.00
0000080259955     TRAINOR                  314 HURON STREET        LANSING                MI         48915         $47,700.00
0000080260110     SAN PEDRO              1642 SHADYWOOD COURT      FAIRFIELD              CA         94585         $37,000.00
0000080260144     VAUGHAN                 409 ROSE MARIE AVE       VIRGINIA BE            VA         23462         $46,000.00
0000080260169     DAVIS               77 EAST MOUNTAIN TOWN TRA    ELLIJAY                GA         30540         $161,500.00
0000080260193     GENTILE                  24 YARDLEY DRIVE        HUNTINGTON             NY         11746         $400,000.00
0000080260243     FISHER                   3324 HOOPER ROAD        NEW WINDSOR            MD         21776         $111,600.00
0000080260268     GENTILE                  24 YARDLEY DRIVE        HUNTINGTON             NY         11746         $127,200.00
0000080260326     BARTLEY                  134 JACKSON ROAD        SPRINGFIELD            GA         31329         $54,000.00
0000080260334     BENHAM                    131 FIELD ROAD         DYERSBURG              TN         38052         $41,400.00
0000080260342     MUNAR               145 DORCHESTER MANOR BLVD    CHARLESTON             SC         29420         $54,400.00
0000080260359     CHAVIS                 1816 STREBOR STREET       DURHAM                 NC         27705         $87,920.00
0000080260367     CLEM                   5919 DEANMONT PLACE       DAYTON                 OH         45459         $297,000.00
0000080260375     COST                    2437 NORTH AVENUE        LEESBURG               FL         34748         $50,400.00
0000080260383     COULTER             5818 DOWNFIELD WOOD DRIVE    CHARLOTTE              NC         28269         $158,400.00
0000080260391     CRAMPTON               419 BROOKSIDE DRIVE       MONROE                 NC         28110         $78,800.00
0000080260409     CROSBY                 204 THACKSTON STREET      FOUNTAIN IN            SC         29644         $132,000.00
0000080260417     DURNAL                290 SOUTH OHIO STREET      MARTINSVILL            IN         46151         $79,200.00
0000080260425     EVANS                 3404 E RIVERSIDE DRIVE     EVANSVILLE             IN         47714         $54,000.00
0000080260433     FORSYTH                 2750 SHOBER COURT        WINSTON SAL            NC         27127         $90,400.00
0000080260441     FREEMAN                 3212 WEXGATE ROAD        KNOXVILLE              TN         37931         $64,000.00
0000080260458     FURR                25337 STONY MOUNTAIN ROAD    ALBEMARLE              NC         28001         $11,950.00
0000080260466     GARRETT                4597 WHITE FOX DRIVE      MEMPHIS                TN         38109         $54,400.00
0000080260474     GARRETT                4597 WHITE FOX DRIVE      MEMPHIS                TN         38109         $13,600.00
0000080260490     WALTER                   10009 CUYO COURT        TEGA CAY               SC         29715         $221,000.00
0000080260508     HARTSELL               105 ELLENWOOD COURT       ALBEMARLE              NC         28001         $65,700.00
0000080260516     HODGES                   21 JUNIPER CREEK        BOX SPRINGS            GA         31801         $75,600.00
0000080260524     HOWZE                   3225 HARROW PLACE        CHARLOTTE              NC         28205         $86,240.00
0000080260540     HUDSON                   201 SEIVERN ROAD        WAGENER                SC         29164         $61,600.00
0000080260557     HUDSON                   201 SEIVERN ROAD        WAGENER                SC         29164         $15,400.00
0000080260565     JASPER                  1704 SHELBY AVENUE       NASHVILLE              TN         37206         $106,250.00
0000080260573     JOHNSON               105 JESSE BROWN DRIVE      GOODLETTSVI            TN         37072         $87,920.00
0000080260581     KEYS                    1331 PERRY STREET        VINCENNES              IN         47591         $67,200.00
0000080260623     MILLER                  6186 JEFFREY DRIVE       LOUISVILLE             KY         40258         $93,600.00
0000080260631     MOSS                    107 TAUNTON COURT        GARNER                 NC         27529         $111,350.00
0000080260649     MUNYAN                 196 ABERCROMBIE ROAD      FOUNTAIN IN            SC         29644         $88,800.00
0000080260656     NASH                      7402 RIDAN WAY         LOUISVILLE             KY         40214         $94,350.00
0000080260664     NELSON                  832 BILMARK AVENUE       CHARLOTTE              NC         28213         $70,200.00
0000080260672     OWENS                  LOT 3 DRUCILLA DRIVE      GAFFNEY                SC         29341         $75,000.00
0000080260680     POPE                   1308 FRANKLIN AVENUE      CINCINNATI             OH         45237         $107,100.00
0000080260698     SLADE                    629 SCOTT DRIVE         GIBSONVILLE            NC         27249         $71,200.00
0000080260706     SMITH                 5455 CARTHAGE HIGHWAY      LEBANON                TN         37087         $62,000.00
0000080260714     SMITH                   5455 CARTHAGE HWY        LEBANON                TN         37087         $15,500.00
0000080260722     SWANSON                  501 TANAGER ROAD        NORTH AUGUS            SC         29841         $75,650.00
0000080260730     WADE                     508 LINCOLN ROAD        TARBORO                NC         27886         $50,400.00
0000080260748     WHITESIDE               1018 MILLER STREET       SPINDALE               NC         28610         $34,875.00
0000080260755     WRIGHT                 1927 ENGLISH STREET       CHARLESTON             SC         29405         $39,600.00
0000080260763     READ                   200 NORTHWOODS DRIVE      WHITE HOUSE            TN         37188         $94,400.00
0000080260771     CARRINGTON            6800 FARMINGDALE DRIVE     CHARLOTTE              NC         28212         $102,000.00
0000080260797     DANIEL                  124 DEADFALL ROAD        GREENWOOD              SC         29649         $64,600.00
0000080260805     SANDOMINICK           1778 PARK TERRACE LANE     WINSTON SAL            NC         27127         $91,680.00
0000080260813     SKINNER JONE            308 HILLRIDGE WAY        COLUMBIA               SC         29229         $128,000.00
0000080260821     SMALL                 2601 N KENTUCKY AVENUE     EVANSVILLE             IN         47711         $59,500.00
0000080260839     BATES                    109 DEVIN DRIVE         GEORGETOWN             KY         40324         $104,800.00
0000080260847     AYERS                    780 MILLER ROAD         MOUNT AIRY             NC         27030         $65,250.00
0000080261027     GIBSON                 2015 HASSALL STREET       GREENSBORO             NC         27401         $16,400.00
0000080261597     NERI                      308 WEST PARK          ALBION                 NY         14411         $63,200.00
0000080262009     REESE                    1748 LASEA ROAD         SPRING HILL            TN         37174         $95,000.00
0000080262389     GIBSON                 2015 HASSALL STREET       GREENSBORO             NC         27401         $38,000.00
0000080262405     NERI                      308 WEST PARK          ALBION                 NY         14411         $16,800.00
0000080262421     BAILEY                 4532 KILKENNY DRIVE       BATON ROUGE            LA         70814         $77,600.00
0000080262454     OLIVER                     5840 MARS DR          FORT COLLIN            CO         80525         $24,000.00
0000080262488     LINDER              16528 PLANTATION WOODS DR    CHARLOTTE              NC         28278         $220,050.00
0000080262546     ARGUELLO               1134 LAUREL HILL RD       KNOXVILLE              TN         37923         $152,000.00
0000080262553     BECK                     6003 HIGHWAY 297        PIONEER                TN         37847         $92,000.00
0000080262595     JENKINS                  2128 BAKER ROAD         MOBILE                 AL         36618         $40,000.00
0000080262678     VAN EPPS              1713 MAIN ST ROUTE 36      CALEDONIA              NY         14423         $28,200.00
0000080263296     NERI                   302 WEST PARK STREET      ALBION                 NY         14411         $19,500.00
0000080263395     HEREVIA                  115 ADAMS STREET        PORT CLINTO            OH         43452         $23,250.00
0000080263429     THORMODSGARD           5316 SW 25TH TERRACE      TOPEKA                 KS         66614         $42,890.00
0000080263437     CORNING               3813 GARRISON ROAD NW      WASHINGTON             DC         20016         $84,000.00
0000080263593     PANARA                   10 BERGEN AVENUE        BELLMAWR               NJ         08031         $82,800.00
0000080263791     LARSON                 3302 NORTH 265TH CT       WATERLOO               NE         68069         $32,000.00
0000080263841     DUNAJ                  310 LESTERTOWN ROAD       GROTON                 CT         06340         $26,800.00
0000080263973     BLAIR               10736 SOUTH EGGLESTON AVE    CHICAGO                IL         60628         $60,000.00
0000080264005     BLAIR               10736 SOUTH EGGLESTON AVE    CHICAGO                IL         60628         $15,000.00
0000080264104     WIDMAN                  29 APPLETREE LANE        ROSLYN HEIG            NY         11577         $175,000.00
0000080264211     SMITH                    756 MAPLE COURT         WINTER SPRI            FL         32708         $69,600.00
0000080264351     JONES                    4730 THOMPSON CT        DENVER                 CO         80216         $30,000.00
0000080264377     BRASINGTON              1343 NE MILES ROAD       ELGIN                  SC         29045         $72,000.00
0000080264385     CAREY                  12681 W 87TH AVENUE       SAINT JOHN             IN         46373         $44,350.00
0000080264526     FREEDMAN              757 SHADOWRIDGE DRIVE      ATLANTA                GA         30316         $107,850.00
0000080264732     SIMPSON                2017 SAM WILSON ROAD      CHARLOTTE              NC         28214         $111,200.00
0000080264799     DAVID                    154 PENN LYLE RD        PRINCETON J            NJ         08550         $78,000.00
0000080264823     POPPLE                    1616 24TH AVE          VERO BEACH             FL         32960         $40,300.00
0000080265135     GARNER                1701 28TH AVENUE NORTH     BESSEMER               AL         35023         $41,200.00
0000080265242     MCDONALD                 601 WOODLAND WAY        OKLAHOMA CI            OK         73127         $41,450.00
0000080265317     TAPP                    5222 S 10TH PLACE        ARLINGTON              VA         22204         $91,800.00
0000080265358     KYLE                   121 HARMONY HALL RD       GAITHERSBUR            MD         20782         $40,750.00
0000080265895     PEARSON                   5329 5TH ST NW         WASHINGTON             DC         20011         $96,000.00
0000080265929     PEARSON                 5329 5TH STREET NW       WASHINGTON             DC         20011         $24,000.00
0000080266000     MANNS                 1812 VERNON STREET NW      WASHINGTON             DC         20009         $26,000.00
0000080266034     CRUZ                    35022 PERTH AVENUE       BARSTOW                CA         92311         $56,800.00
0000080266042     ANDERSON                 53 CLEAR LAKE RD        NORTH BRANF            CT         06471         $22,000.00
0000080266067     ASCHENBRENNE          8338 PARK VISTA CIRCLE     CHARLOTTE              NC         28226         $27,500.00
0000080266794     THOMPSON                  2349 RAY ROAD          HEMINGWAY              SC         29554         $66,300.00
0000080266844     MATHIE                 32314 LONGRIDGE ROAD      PARSONSBURG            MD         21849         $60,400.00
0000080266851     VIGNALE             1003 MASSACHUSETTS AVENUE    LUNENBURG              MA         01462         $46,300.00
0000080267016     MILLER                5927 SUMMERSWEET DRIVE     CLAYTON                OH         45315         $10,000.00
0000080267040     BLACK                  308 CULBRETH AVENUE       THOMASVILLE            NC         27360         $74,800.00
0000080267099     KUKURUZA            1531 WEST CUNNINGHAM ROAD    SEYMOUR                TN         37865         $73,600.00
0000080267180     BINETTI                   50 HIGHWAY AVE         CONGERS                NY         10920         $28,250.00
0000080267248     HARRIS              12407 N SILENT BROOK TRAI    JACKSONVILL            FL         32225         $76,500.00
0000080267354     THOMPSON            19504 JERUSALEM CHURCH RO    POOLESVILLE            MD         20837         $84,000.00
0000080267453     GOTT                      24 EL CORAZON          RANCHO SANT            CA         92688         $26,200.00
0000080267693     ZIMMERMANN             6721 WANDERMERE ROAD      MALIBU                 CA         90265         $400,000.00
0000080268261     MCLEAN                5 PLEASANT PARK CIRCLE     SHARON                 MA         02067         $35,000.00
0000080268337     ESPIN                  16840 MALABAR STREET      DERWOOD                MD         20855         $149,000.00
0000080268550     CAMPBELL                 5412 D STREET SE        WASHINGTON             DC         20019         $76,500.00
0000080268576     MYLES                 3418 HIGHWOOD DRIVE SE     WASHINGTON             DC         20020         $102,000.00
0000080268634     BENNETT                23 COLONIAL TERRACE       POMPTON PLA            NJ         07444         $187,500.00
0000080269368     HOWLETT               623 EAST GARDEN STREET     DEKALB                 IL         60115         $76,000.00
0000080270184     OLSEN                   1750 KETCH AVENUE        SUMTER                 SC         29154         $63,600.00
0000080270242     ANDERSON              12056 SOUTH 3240 WEST      RIVERTON               UT         84065         $155,650.00
0000080270267     O CONNOR                11704 PAIGE DRIVE        PORT RICHEY            FL         34668         $39,200.00
0000080270275     LAMPARSKY               1917 IVANHOE ROAD        ORLANDO                FL         32804         $110,400.00
0000080270283     WILLIAMS AND             205 BARBOUR ROAD        SMITHFIELD             NC         27577         $56,800.00
0000080270291     PHILLIPS                5761 COLIMA PLACE        JACKSONVILL            FL         32244         $51,000.00
0000080270317     MC LAIN                 840 CUMMINS STREET       HIGH POINT             NC         27262         $65,600.00
0000080270325     PARRIS                  1183 INDIA HOOD RD       ROCK HILL              SC         29732         $100,800.00
0000080270341     STRICKLAND              1704 NE 8TH STREET       GAINESVILLE            FL         32609         $34,500.00
0000080270358     TOOHEY               2716 HIDDEN CREEK DRIVE     JACKSONVILL            FL         32226         $94,500.00
0000080270408     SCOTT                  3843 PINE WALK DRIVE      TALLAHASSEE            FL         32308         $93,400.00
0000080270424     SCALES                  101 ARSENAL DRIVE        FRANKLIN               TN         37064         $87,200.00
0000080270432     HOSHOR                   6511 FURMAN BLVD        FORT MYERS             FL         33919         $30,500.00
0000080270440     MOXLEY                    217 E SOUTH ST         PRINCEVILLE            IL         61559         $44,000.00
0000080270481     ELAM                  3803 WEST VIRDEN COURT     PEORIA                 IL         61615         $50,400.00
0000080270523     BUCKNER                1408 14TH STREET SE       CLEVELAND              TN         37311         $38,500.00
0000080270531     KOSS                    5513 WESTVIEW LANE       TALLAHASSEE            FL         32310         $48,000.00
0000080270572     JOHNSON               2011 12TH STREET NORTH     SAINT PETER            FL         33704         $55,250.00
0000080270580     HAILPERIN              6020 NW 44TH STREET       LAUDERHILL             FL         33319         $39,200.00
0000080270614     GIBBS                 12912 COLLEGE HILL DR      HUDSON                 FL         34667         $42,000.00
0000080270655     BIXLER                  6947 W MOHAWK AVE        TAMPA                  FL         33634         $24,700.00
0000080270663     SNITKIN                   353 PILGRIM RD         WEST PALM B            FL         33405         $121,000.00
0000080270671     ROSE                  4394 PORT ARTHUR ROAD      JACKSONVILL            FL         32224         $81,600.00
0000080270689     MOATS                   2511 32ND AVENUE E       BRADENTON              FL         34208         $49,000.00
0000080270705     BLANCHARD                1040 INGALLS ST         LAKEWOOD               CO         80214         $109,000.00
0000080270713     PETERSON               6086 SW TUCKER DRIVE      ARCADIA                FL         34266         $40,000.00
0000080270721     BOONE                 2218 TOWER COURT ROAD      LANCASTER              SC         29720         $43,200.00
0000080270846     HAFER                    532 GATSBY PLACE        CONCORD                NC         28027         $19,000.00
0000080270853     CLAY                     7 PHINEAS STREET        MEDFORD                NY         11763         $26,250.00
0000080270861     BYLAND                   28591 LA CUMBRE         LAGUNA NIGU            CA         92677         $300,000.00
0000080270879     CURRY                     10 PRADE LANE          MASSAPEQUA             NY         11762         $30,000.00
0000080271018     EVANS                5150 89TH TERRACE NORTH     PINELLAS PA            FL         33782         $52,000.00
0000080271109     EISENSTAT              10 DORCHESTER DRIVE       MONSEY                 NY         10952         $50,000.00
0000080271125     TAFT                     590 EARL GENE RD        CANTONMENT             FL         32533         $49,000.00
0000080271299     KUNKLE                706 W OLD LIBERTY ROAD     SYKESVILLE             MD         21784         $27,000.00
0000080271331     BURRELL               1767 CASTLEWOOD COURT      HICKORY                NC         28602         $90,300.00
0000080271349     SIMONEAU             985 BOILING SPRINGS ROAD    LEXINGTON              SC         29073         $69,600.00
0000080271380     SIMONEAU             985 BOILING SPRINGS ROAD    LEXINGTON              SC         29073         $17,400.00
0000080271448     MATARESE                  256 HIGH PASS          TANNERSVILL            PA         18372         $28,000.00
0000080271539     SMITH                 324 EAST READER STREET     Elburn                 IL         60119         $105,800.00
0000080271547     GRAHAM                  1210 GLENWOOD AVE        BALTIMORE              MD         21239         $71,800.00
0000080271893     EVANS                   OS625 EAST STREET        WINFIELD               IL         60190         $33,200.00
0000080271935     BAILEY                  4008 SHELLET COURT       VIRGINIA BE            VA         23452         $68,400.00
0000080272370     WOOLARD                  353 FAIRE CHASE         CHESAPEAKE             VA         23322         $58,000.00
0000080272438     WILDMAN                 604 GRASSDALE ROAD       CARTERSVILL            GA         30121         $88,000.00
0000080272479     WILDMAN                 604 GRASSDALE ROAD       CARTERSVILL            GA         30121         $22,000.00
0000080272511     CURRY                    218 LIBERTY AVE         WINCHESTER             VA         22601         $51,000.00
0000080272735     EVANS                   OS625 EAST STREET        WINFIELD               IL         60190         $132,700.00
0000080272800     CROWE                  706 LOOKOUT TERRACE       FORT PAYNE             AL         35967         $59,600.00
0000080272826     HAWKS                 3098 BUCK FOREST DRIVE     KERNERSVILL            NC         27284         $87,200.00
0000080273568     MACK                   15115 OTSEGO STREET       WOODLAND HI            CA         91403         $18,000.00
0000080273816     DAHL                     1121 9TH SQUARE         VERO BEACH             FL         32960         $21,200.00
0000080274269     ALGER                  834 LOWERY LOOP ROAD      NEW MARKET             TN         37820         $85,000.00
0000080274731     STEFAN                    605 9TH STREET         CHARLEROI              PA         15022         $53,600.00
0000080274780     SEMCER                    11 ANDREW LANE         LANSDALE               PA         19446         $99,000.00
0000080274798     VUKOTIC                    3706 62ND ST          FLUSHING               NY         11377         $50,000.00
0000080274921     HARRIS                 1 REMINGTON TERRACE       NEW ROCHELL            NY         10801         $161,250.00
0000080274939     ELLINGSWORTH            215 ORLANDO AVENUE       GLOUCESTER             NJ         08030         $52,900.00
0000080275050     ROSE                    20412 HOLT CIRCLE        HAGERSTOWN             MD         21742         $37,000.00
0000080275076     EVERETT                3803 HOWARD PARK AVE      BALTIMORE              MD         21207         $35,100.00
0000080276330     ALVAREZ                   8633 HASTY AVE         PICO RIVERA            CA         90660         $150,400.00
0000080276496     JORDAN                709 N ROSEDALE STREET      BALTIMORE              MD         21216         $58,000.00
0000080276553     JOYCE                    41 OLD FARM ROAD        Randolph               MA         02368         $52,000.00
0000080277353     STEINFELT              5509 BELLE VISTA AVE      BALTIMORE              MD         21206         $17,000.00
0000080278468     DE NEAL                7501 KIPLING PARKWAY      DISTRICT HE            MD         20747         $50,500.00
0000080278476     CHESTNUT                 7000 CROSBY ROAD        HYATTSVILLE            MD         20783         $92,400.00
0000080278492     STEINFELT              5509 BELLE VISTA AVE      BALTIMORE              MD         21206         $68,000.00
0000080279920     MURPHY                    2268 KNOLLAIRE         WASHINGTON             IL         61571         $64,000.00
0000080279946     FULLER                1436 WEST 67TH AVENUE      PHILADELPHI            PA         19126         $52,800.00
0000080280209     FRIERSON            442 N PATTERSON PARK AVEN    BALTIMORE              MD         21231         $21,000.00
0000080280365     EILERTSEN               1927 E HAMPTON AVE       MESA                   AZ         85204         $30,000.00
0000080280670     WELTY                    2765 25TH STREET        SARASOTA               FL         34234         $30,750.00
0000080281629     EAMELLO               6505 CITRUS PARK BLVD      FORT PIERCE            FL         34951         $68,000.00
0000080281645     EAMELLO               6505 CITRUS PARK BLVD      FORT PIERCE            FL         34951         $12,500.00
0000080281744     LANGLEY                   5316 REDD LANE         TEMPLE HILL            MD         20748         $136,000.00
0000080281801     LANGLEY                   5316 REDD LANE         TEMPLE HILL            MD         20748         $34,000.00
0000080281868     HALL                     4537 MARBLE HALL        BALTIMORE              MD         21239         $85,500.00
0000080282106     CARTER                     1827 BELT ST          BALTIMORE              MD         21230         $77,600.00
0000080282569     ROBINSON             1194 NORTH SHADOW DRIVE     MOUNT PLEAS            SC         29464         $52,700.00
0000080282866     ROBINSON                4916 MANNING COURT       CHESAPEAKE             VA         23321         $85,800.00
0000080283567     SMITH                111 WEST CLAY CREEK LANE    KENNETT SQU            PA         19348         $100,000.00
0000080284789     LAY                    11601 BUCE HURT ROAD      CLERMONT               FL         34711         $28,000.00
0000080285109     BLADES               916 WEST VIRGINIA STREET    KOKOMO                 IN         46902         $47,200.00
0000080287030     BATES                     6204 ERIC LANE         COLUMBIA               MO         65202         $12,800.00
0000080287295     ROY                     101 WINTER STREET        WRENTHAM               MA         02093         $21,000.00
0000080288913     ISABELL                   521 TROY ROAD          GRANDVIEW              IN         47615         $36,000.00
0000080290125     DACUNTO                73 FOREST VIEW ROAD       NORTHFORD              CT         06472         $50,000.00
0000080290984     FITZGERALD              5733 LUBAO AVENUE        WOODLAND HI            CA         91367         $497,000.00
0000080291974     AMPARO                  2239 ARTHUR STREET       HOLLYWOOD              FL         33020         $21,000.00
0000080291982     HILDINGER              39 WASHINGTO STREET       SEBEWAING              MI         48759         $48,000.00
0000080291990     HICKEY                  458 LAKE JOY ROAD        KATHLEEN               GA         31047         $42,500.00
0000080292006     ALEXANDER             5831 ST KATHERINE AVE      BATON ROUGE            LA         70805         $50,400.00
0000080292014     BARBOUR                 408 OLD MILL COURT       MACON                  GA         31210         $41,800.00
0000080292022     LAVARIERE                79 LOVELL AVENUE        WINDSOR                CT         06095         $25,000.00
0000080292030     LINARES                 3152 WEST 71 PLACE       HIALEAH                FL         33016         $20,500.00
0000080292048     LEATHERMAN             641 WEST LEE AVENUE       YADKINVILLE            NC         27055         $60,350.00
0000080292055     PATE                  5079 KEOWEE SCHOOL RD      SENECA                 SC         29672         $85,000.00
0000080292063     ORTIZ                    7204 BALBOA ROAD        JACKSONVILL            FL         32217         $69,700.00
0000080292071     HEAD                  95 RUNNING BROOK DRIVE     CANTON                 NC         28716         $93,500.00
0000080292089     WHITE                    3740 LOANGO ROAD        ORANGE PARK            FL         32065         $42,400.00
0000080292097     RIVERS                   RT 1 BOX 109 B6         WEST COLUMB            SC         29741         $58,000.00
0000080292105     LYLES                  230 EDGEWATER DRIVE       MACON                  GA         31220         $67,900.00
0000080292113     BILLINGSLEA             4806 ELKAN AVENUE        MACON                  GA         31206         $52,000.00
0000080292121     JAMES                     117 WILLARD RD         NEESES                 SC         29107         $45,050.00
0000080292139     RAMOS                   3721 SW 123 COURT        MIAMI                  FL         33175         $110,700.00
0000080292147     MARTIN                  382 SW KENTWOOD RD       PORT SAINT             FL         34953         $37,800.00
0000080292154     SHANNON                3101 NORTH OKETO AVE      CHICAGO                IL         60607         $25,000.00
0000080292162     MARTIN                 382 SW KENTWOOD ROAD      PORT SAINT             FL         34953         $10,100.00
0000080292170     PERDOMO                  6301 FAIR PLACE         LOS ANGELES            CA         90043         $136,000.00
0000080292188     PERDOMO                  6301 FAIR PLACE         LOS ANGELES            CA         90043         $34,000.00
0000080292196     RODRIGUEZ               13620 SW 102 LANE        MIAMI                  FL         33186         $70,400.00
0000080292204     SIMMONS              532 WEST SPRAGUE STREET     WINSTON SAL            NC         27127         $44,000.00
0000080292212     JONES                   1200 AMHERST PLACE       DAYTON                 OH         45406         $78,100.00
0000080292220     HALL                    247 E 161ST PLACE        SOUTH HOLLA            IL         60473         $19,650.00
0000080292246     REYES                   7040 SW 24TH COURT       MIRAMAR                FL         33023         $68,800.00
0000080292253     REYES                   7040 SW 24TH COURT       MIRAMAR                FL         33023         $17,200.00
0000080292261     MCDONALD              208 SHADE TREE CIRCLE      EASLEY                 SC         29640         $63,750.00
0000080292279     MAYBRIER                   RT 8 BOX 498          CYNTHIANA              KY         41031         $50,850.00
0000080292287     MCMILLIAN              19367 GRANDVILLE RD       DETROIT                MI         48219         $55,800.00
0000080292295     HOUSTON                14002 MATANZAS DRIVE      FORT MYERS             FL         33905         $50,150.00
0000080292303     DUL                  3345 TIMBER WALK CIRCLE     LOGANVILLE             GA         30249         $110,500.00
0000080292311     RAMIREZ               14236 SW 176TH TERRACE     MIAMI                  FL         33177         $21,100.00
0000080292329     DENNIS                 1714 1716 OAK STREET      COLUMBUS               OH         43205         $93,500.00
0000080292337     NELSON                 4511 CARDENAS DRIVE       NEW ORLEANS            LA         70127         $57,700.00
0000080292345     LOGAN                  1407 CYPRESS AVENUE       ST CLOUD               FL         34769         $21,000.00
0000080292352     NILAND                 5844 BLUERIDGE DRIVE      COLUMBUS               GA         31907         $55,250.00
0000080292360     LANGTIM               13 N 351 CHISOLM TRAIL     ELGIN                  IL         60123         $211,500.00
0000080292378     CONNER                    12710 ROSEMARY         DETROIT                MI         48213         $46,750.00
0000080292386     DAVIS                    15 PROSPECT AVE         LOWER MERIO            PA         19010         $72,000.00
0000080292402     ESCOBAR                 309 S 23RD AVENUE        YUMA                   AZ         85364         $63,750.00
0000080292410     RUDD                 5074 MARION ESTATES ROAD    BOX SPRINGS            GA         31801         $55,200.00
0000080292428     QUINTERO                 580 SE 2 STREET         HIALEAH                FL         33010         $15,000.00
0000080292444     SANTAMARIA            120 EAST 53RD TERRACE      HIALEAH                FL         33013         $27,000.00
0000080292451     MELCHOR               3756 WASHINGTON AVENUE     FORT MEYERS            FL         33916         $40,000.00
0000080292469     KNIGHTS                 19701 SW 114TH AVE       MIAMI                  FL         33157         $24,750.00
0000080292477     ARNOLD                     17 PELZER ST          GREENVILLE             SC         29611         $42,000.00
0000080292493     DOWDEN                  431 ROCK HILL ROAD       SARDIS                 MS         38666         $27,000.00
0000080292501     BIETKA                 2115 6TH STREET WEST      ASHLAND                WI         54806         $28,000.00
0000080292519     SKELTON                450 TERRY CREEK ROAD      TRAVELERS              SC         29690         $78,600.00
0000080292527     FLEMING                  314 EASTER LANE         SENECA                 SC         29631         $81,000.00
0000080292535     SOWARDS                 27 WILDWOOD DRIVE        PALM COAST             FL         32137         $51,000.00
0000080292543     RUIZ                     210 PINE STREET         IMLAY CITY             MI         48444         $12,950.00
0000080292550     SCOTT                   3486 AUGUST AVENUE       MACON                  GA         31204         $44,200.00
0000080292568     CUMMINGS                 2550 MIRIAM LANE        DECATUR                GA         30032         $68,000.00
0000080292576     JONES                   126 PIER POINT DR        WESTMINSTER            SC         29693         $68,000.00
0000080292584     BORGHI                3291 1/2 SW 44 STREET      DANIA                  FL         33312         $141,300.00
0000080292592     NELSON                  390 WILSHIRE COURT       VALPARAISO             IN         46383         $197,800.00
0000080292600     CORGNELL            160 NORTH ROCHELLE AVENUE    LAKE ALFRED            FL         33850         $53,000.00
0000080292618     ROBINSON              1033 SADDLE CLUB ROAD      LUGOFF                 SC         29078         $68,000.00
0000080292626     GONZALES             13040 SILVER CREEK DRIVE    AUSTIN                 TX         78727         $124,000.00
0000080292634     WATERS                  108 MARION STREET        EAST DUBLIN            GA         31027         $29,700.00
0000080292642     NATHAN                 2629 CORNING STREET       HEPHZIBAH              GA         30815         $89,250.00
0000080292659     MALDONADO               234 PUTNAM AVENUE        HAMDEN                 CT         06514         $76,000.00
0000080292667     STEVENSON            168 WEST ELLIOTT STREET     CHESTER                SC         29706         $13,800.00
0000080292675     STEVENSON            168 WEST ELLIOTT STREET     CHESTER                SC         29706         $55,200.00
0000080292683     TRAMMELL               5877 HICKORY COMMONS      MEMPHIS                TN         38141         $16,000.00
0000080292691     TRAYNHAM               348 GREENWICH AVENUE      NEW HAVEN              CT         06519         $39,600.00
0000080292709     VICKERS                  5418 SW 18TH ST         CAMPBELL               FL         33023         $53,550.00
0000080292717     SKUBIC                   5845 NW 35TH WAY        BOCA RATON             FL         33496         $125,000.00
0000080292733     THOMPSON             5076 MARION ESTATES ROAD    BOX SPRINGS            GA         31801         $56,950.00
0000080292741     DAVIS                  1234 STOPHLET STREET      FORT WAYNE             IN         46802         $10,400.00
0000080292758     SPENCER             781B COLUMBINE VILLAGE DR    WOODLAND               CO         80863         $10,500.00
0000080292766     FULLER              4154 STEAM MILL FERRY ROA    MEDON                  TN         38356         $59,500.00
0000080292774     NEIRA                    737 NW 132ND CT         MIAMI                  FL         33182         $16,800.00
0000080292782     WILLIS               1240 WEST AIRDRIE STREET    PHILADELPHI            PA         19140         $24,000.00
0000080292790     MCSPADDEN                 405 WATTS ROAD         HIRAM                  GA         30141         $63,200.00
0000080292808     WHITE                 1320 NORTH 32ND STREET     BATON ROUGE            LA         70802         $24,800.00
0000080292816     CAREY                2141 N LITTLEJOHN DRIVE     BATON ROUGE            LA         70815         $63,750.00
0000080292824     ETHRIDGE                 4848 NW 20 PLACE        COCONUT CRE            FL         33063         $139,500.00
0000080292832     SERPA                  13136 SW 2ND TERRACE      MIAMI                  FL         33184         $165,750.00
0000080292840     TARAMONA               9340 SW 144TH COURT       MIAMI                  FL         33186         $15,800.00
0000080292857     TAYLOR                5421 PROVINCIAL PLACE      NEW ORLEANS            LA         70129         $66,300.00
0000080292865     BAUX                    4411 SW 135 AVENUE       MIAMI                  FL         33175         $33,850.00
0000080292873     ALLRED                   13826 5TH STREET        FORT MEYERS            FL         33905         $64,000.00
0000080293475     HILL                  353 N LIMESTONE STREET     LEXINGTON              KY         40508         $52,450.00
0000080293491     WRIGHT                    216 BIRCH LANE         SUMMERVILLE            SC         29485         $22,000.00
0000080293509     GOODFRIEND              19050 NE 20 COURT        NORTH MIAMI            FL         33179         $142,650.00
0000080293517     TABELING                7920 LEMANS DRIVE        JACKSONVILL            FL         32210         $53,550.00
0000080293525     MEANS                  16 TARRYALL TERRACE       HENDERSON              NV         89014         $64,000.00
0000080293533     SPARKMAN                   2670 N 250 E          NORTH OGDEN            UT         84414         $40,500.00
0000080293541     TODAK                   6921 NW 82ND COURT       TAMARAC                FL         33321         $30,000.00
0000080293558     REITH               4010 W MONTGOMERY TERRACE    TAMPA                  FL         33616         $39,900.00
0000080293566     BORAH                     116 FAITH LANE         UNION                  SC         29379         $48,850.00
0000080293574     WILLIAMSON              408 ROSEDALE DRIVE       SATELLITE B            FL         32937         $10,000.00
0000080293673     WHEELER                141 WHITEAKER STREET      MC MINNVILL            TN         37110         $39,200.00
0000080293723     BINCZAK               5015 ORTEGA FARMS BLVD     JACKSONVILL            FL         32210         $137,300.00
0000080293756     STREIF                    2714 S ANANEA          MESA                   AZ         85208         $22,200.00
0000080293806     THOMAS                54847 RIDGEVIEW DRIVE      SHELBY                 MI         48316         $65,500.00
0000080293863     HASTINGS               2521 PALOMAR STREET       NORTH PORT             FL         34287         $20,000.00
0000080293897     MATIZ                 18034 SW 154TH AVENUE      MIAMI                  FL         33187         $18,000.00
0000080293913     SPENCER             6104 FREMONT AVENUE NORTH    TAMPA                  FL         33604         $25,600.00
0000080295868     REYNOLDS             4020 ILLINOIS AVENUE NW     Washington             DC         20011         $105,000.00
0000080296668     FASSO                  9802 POINT PETER RD       PERSIA                 NY         14070         $66,800.00
0000080296825     DUGAN                     10115 S MORGAN         CHICAGO                IL         60643         $70,600.00
0000080297757     JOHNSON                    239 POLK ST           SANTA MARIA            CA         93458         $75,000.00
0000080303845     BIDINGER               1152 SHERWOOD DRIVE       CLOVER                 SC         29710         $60,000.00
0000080303894     COOPER                    255 JOHNS ROAD         LEXINGTON              NC         27295         $44,000.00
0000080303928     CONARD              425 RIVERSIDE CHASE CIRCL    GREER                  SC         29650         $18,400.00
0000080303936     MINEO                  13573 DECATURE PLACE      BROOMFIELD             CO         80020         $103,400.00
0000080303993     BLACKBERN              520 CONSIDINE AVENUE      CINCINNATI             OH         45205         $18,750.00
0000080305071     HAYDEN               561 MEDFORD OAKLEY ROAD     ROUGEMONT              NC         27572         $12,900.00
0000080305246     GOODMAN                6029 CLEARBROOK LANE      IRON STATIO            NC         28080         $14,000.00
0000080305840     DRIVER                709 WEST BLUME STREET      LANDIS                 NC         28088         $16,500.00
0000080305873     GARZA                4716 MARGARET WALLACE RD    MATTHEWS               NC         28105         $22,400.00
0000080306202     PATTERSON                11 MARIAN DRIVE         NORWALK                OH         44857         $11,370.00
0000080306301     ALGIE                   2240 HANSER DRIVE        COVINGTON              KY         41011         $15,600.00
0000080307671     PARRISH               2153 RIVERMEADE DRIVE      HIGH POINT             NC         27260         $21,000.00
0000080308034     GLEICHMAN              103 BILL LEIGHT ROAD      CONOWINGO              MD         21918         $35,950.00
0000080311368     MILES                 12044 EAST 25TH AVENUE     AURORA                 CO         80010         $66,400.00
0000080311541     CUNNINGHAM              57 COLUMBUS STREET       BOSTON                 MA         02105         $32,498.00
0000080311681     LEWELLEN                 227 BYRON COURT         OWENSBORO              KY         42303         $17,100.00

------------------------------------------------------------------------------------------------------------------------------
      LOAN             BALANCE                   RATE                    PAI             CLTV          MATURITY       FEE
------------------------------------------------------------------------------------------------------------------------------
0000004365615            $18,643.59             9.990                      $322.20      15.789               60311     0.5000
0000004489100            $98,466.87             9.590                      $891.50      80.000               70309     0.5000
0000004491684            $67,630.18             9.500                    $1,077.64      80.000               61002     0.5000
0000004492450           $189,709.18             8.990                    $1,617.19      80.466               70205     0.5000
0000004499984           $110,638.06             8.990                      $958.25      80.000               61219     0.5000
0000004509253            $62,357.13             9.990                      $734.84      51.486              110930     0.5000
0000004528501           $171,274.66             8.990                    $1,492.04      80.000               61130     0.5000
0000004531513           $181,914.70             9.990                    $1,692.29      79.587               61201     0.5000
0000004538005            $94,853.25             8.990                      $810.33      80.000               61211     0.5000
0000004538054            $59,315.12             9.500                      $927.27      80.000               61125     0.5000
0000004543278            $90,891.89             9.250                      $802.93      80.000               61231     0.5000
0000004545505            $89,985.17             9.250                      $789.77      80.000               61211     0.5000
0000004545547           $153,795.25             8.990                    $1,326.44      79.710               61223     0.5000
0000004546891           $118,011.70             9.300                    $1,041.14      79.746               61203     0.5000
0000004551644            $98,136.75             9.500                      $882.90      79.545               61223     0.5000
0000004552030            $37,472.88             9.850                      $585.99      60.439               70202     0.5000
0000004552212            $48,914.51             8.990                      $709.58      61.946               70910     0.5000
0000004560454            $99,657.67             9.050                      $856.72      67.731               70129     0.5000
0000004572541            $89,248.82             8.990                      $771.75      80.000               70113     0.5000
0000004572996            $45,817.47             9.250                      $730.73      52.592               70129     0.5000
0000004573952            $49,909.59             9.250                      $782.19      70.370               70219     0.5000
0000004575858            $67,563.90             9.240                      $755.06      79.326              120205     0.5000
0000004576823            $85,480.91             9.500                      $978.74      75.000              120201     0.5000
0000004577862           $126,607.95             9.750                    $1,159.86      75.000               70203     0.5000
0000004579140            $59,826.47             8.350                      $491.99      80.000               70205     0.5000
0000004579249            $37,830.01             9.850                      $603.59      52.454               70129     0.5000
0000004580023           $114,351.57             9.250                    $1,010.26      71.395               70330     0.5000
0000004581112            $58,770.76             8.990                      $883.92      79.272               70226     0.5000
0000004581807            $43,097.15             9.250                      $642.22      80.000               70128     0.5000
0000004582102            $41,300.26             9.750                      $378.03      80.000               70201     0.5000
0000004584108           $119,006.53             8.750                    $1,006.98      80.000               70124     0.5000
0000004588513            $16,167.94             9.400                      $259.55      53.191               70221     0.5000
0000004590055           $149,719.39             9.990                    $1,411.70      70.000               70219     0.5000
0000004592135            $37,280.24             8.650                      $548.19      68.968               70210     0.5000
0000004593562            $73,844.76             9.750                    $1,138.82      62.500               70226     0.5000
0000004593729           $163,639.29             9.100                    $1,412.59      57.236               70306     0.5000
0000004593927           $112,158.23             8.750                      $944.04      75.000               70303     0.5000
0000004595146           $148,568.56             9.300                    $1,332.42      75.000               70414     0.5000
0000004595757            $69,844.14             8.990                      $602.93      79.365               70314     0.5000
0000004596979            $86,935.76             9.450                      $753.49      78.260               70110     0.5000
0000004598934            $30,510.71             9.500                      $469.90      76.271               70114     0.5000
0000004599312            $77,809.57             9.840                      $897.18      78.333              120212     0.5000
0000004599775            $38,811.02             9.250                      $587.67      79.305               70306     0.5000
0000005000328           $177,283.44             9.850                    $1,655.03      74.901               70227     0.5000
0000005000534            $89,841.28             9.600                    $1,032.54      75.862              120213     0.5000
0000005001094           $118,519.20             9.390                    $1,061.87      75.000               70215     0.5000
0000005002282            $42,017.92             9.500                      $484.71      80.000              120224     0.5000
0000005002365           $164,590.87             9.500                    $1,482.01      75.000               70226     0.5000
0000005002423            $81,404.95             9.590                      $738.96      80.000               70323     0.5000
0000005003819            $41,875.18             9.500                      $376.70      80.000               70220     0.5000
0000005004536            $82,056.05             8.690                      $692.44      61.034               70404     0.5000
0000005004742           $102,534.47             9.850                    $1,598.17      75.000               70304     0.5000
0000005012240            $69,546.78             9.250                      $612.07      80.000               70306     0.5000
0000005016811           $139,509.68             9.250                    $1,234.02      67.873               70226     0.5000
0000005017819            $54,034.11             8.990                      $810.94      72.727               70220     0.5000
0000005021803            $82,162.01             9.990                    $1,449.90      67.500               70408     0.5000
0000005022264            $36,660.40             9.250                      $566.06      26.378               70306     0.5000
0000005022793            $89,084.49             8.990                    $1,205.86      60.000               70330     0.5000
0000005023098            $89,990.19             9.500                      $800.50      80.000               70303     0.5000
0000005024492            $35,802.31             8.990                      $557.52      47.826               70227     0.5000
0000005025713            $49,101.07             9.550                      $879.69      80.000               70330     0.5000
0000005025937            $49,089.34             9.800                      $796.81      79.787               70530     0.5000
0000005027065             $1,676.02             9.800                      $127.49       8.888               70310     0.5000
0000005027701            $74,054.94             9.500                      $672.69      38.461               70224     0.5000
0000005027735            $60,459.60             8.990                      $912.30      48.648               70226     0.5000
0000005027743            $52,526.37             9.500                      $798.84      78.061               70330     0.5000
0000005028253           $129,000.00             9.750                    $1,223.59      73.714              120401     0.5000
0000005028345            $91,623.28             9.300                      $809.78      79.674               70305     0.5000
0000005028451           $143,094.80             9.750                    $1,305.92      80.000               70320     0.5000
0000005028535           $161,130.07             8.990                    $1,447.03      76.595               70305     0.5000
0000005028899            $82,683.87             9.700                    $1,267.60      40.000               70410     0.5000
0000005032438           $101,608.07             8.750                    $1,172.84      43.847               70304     0.5000
0000005034038            $82,530.19             9.250                    $1,226.80      80.000               70414     0.5000
0000005035183             $6,039.33             9.990                      $371.42      31.727               61228     0.5000
0000005036389           $114,317.56             9.850                    $1,046.74      80.000               70406     0.5000
0000020001988            $32,676.77             9.500                      $501.23      64.000               70309     0.5000
0000020002028            $75,550.86             9.500                    $1,127.76      74.482               70228     0.5000
0000020005237            $78,310.91             9.500                      $773.59      80.000               70330     0.5000
0000020006144            $97,761.32             9.600                      $929.58      80.000               70403     0.5000
0000020008082            $18,642.75             9.990                      $289.98      23.478               70317     0.5000
0000020009296            $41,766.64             8.990                      $628.48      60.194               70220     0.5000
0000020012969           $141,617.28             9.600                    $1,272.24      75.000               70612     0.5000
0000020013553            $46,482.89             9.550                      $523.83      74.666              120428     0.5000
0000020016127            $97,790.96             8.990                      $864.20      58.108               70323     0.5000
0000020016804           $101,976.62             9.850                    $1,554.49      63.711               70505     0.5000
0000020019840            $13,766.68             8.990                      $461.22      37.916               70330     0.5000
0000020021192            $57,136.63             9.990                      $880.64      62.593               70302     0.5000
0000020022125            $41,292.59             9.990                      $654.97      70.096               70215     0.5000
0000020025516            $54,739.68             9.500                      $824.94      70.535               70530     0.5000
0000020025961            $30,683.13             9.990                      $472.56      69.841               70406     0.5000
0000020026001            $36,507.54             9.990                      $563.85      60.693               70417     0.5000
0000020026605            $99,008.84             9.250                      $839.13      76.691               70511     0.5000
0000020029799            $42,334.97             9.990                      $394.58      60.000               70819     0.5000
0000020029849            $40,569.59             9.750                      $620.79      78.133               70522     0.5000
0000020031829           $134,712.39             9.850                    $1,247.77      80.000               70501     0.5000
0000020034922            $50,095.32             9.500                      $558.66      44.583               70424     0.5000
0000020037586           $161,107.19             9.850                    $1,486.07      70.000               71201     0.5000
0000020038709           $154,814.17             9.750                    $1,391.84      79.802               70628     0.5000
0000020040259            $52,250.58             9.500                      $799.02      52.771               70321     0.5000
0000020040309           $134,832.66             9.750                    $1,244.06      80.000               70615     0.5000
0000020047403           $105,270.63             9.300                    $1,154.41      80.000              120731     0.5000
0000020048112            $37,568.63             9.550                      $565.52      60.000               70729     0.5000
0000020048260            $82,600.11             8.700                    $1,195.80      80.000               70825     0.5000
0000020049268            $66,545.21             9.990                      $613.78      44.585               70702     0.5000
0000020050548            $65,118.04             9.650                      $983.78      70.225               70622     0.5000
0000020051033            $28,783.97             8.550                      $410.88      66.031               70922     0.5000
0000020051603            $41,464.44             9.990                      $385.81      80.000               70818     0.5000
0000020054391            $84,396.46             9.500                      $756.77      66.666               70629     0.5000
0000020054714            $37,622.61             9.740                      $555.85      75.000               70916     0.5000
0000020060349            $98,879.38             8.590                      $818.72      80.000               71026     0.5000
0000020061214            $83,477.08             9.250                    $1,235.04      60.000               70722     0.5000
0000020063962           $170,448.14             8.750                    $1,439.67      75.000               70813     0.5000
0000020064093           $142,730.11             9.250                    $1,250.47      80.000               70702     0.5000
0000020064101            $95,030.44             8.750                      $798.51      70.000               70728     0.5000
0000020064721            $37,713.66             9.990                      $374.41      38.818               70805     0.5000
0000020066122           $119,877.17             9.990                    $1,109.19      77.607               70630     0.5000
0000020066361           $125,212.21             9.600                    $1,123.82      79.819               70818     0.5000
0000020066718            $57,230.81             9.850                      $863.02      75.000               70824     0.5000
0000020067773            $79,675.24             9.500                    $1,169.53      80.000               70803     0.5000
0000020068409            $91,249.76             9.000                      $994.20      76.736              120807     0.5000
0000020068441            $39,528.50             9.250                      $460.70      80.000               70811     0.5000
0000020069464            $28,292.79             9.400                      $415.28      70.175               70729     0.5000
0000020071239            $74,871.08             9.740                      $678.15      58.955               70804     0.5000
0000020071767            $76,034.00             7.900                      $997.39      70.945               80430     0.5000
0000020072906            $57,354.87             9.250                      $506.77      80.000               70825     0.5000
0000020073946            $94,122.90             9.650                    $1,124.40      80.000               70720     0.5000
0000020074274            $32,081.15             9.900                      $293.69      75.000               70828     0.5000
0000020074837            $82,979.86             8.750                      $870.46      73.507              130119     0.5000
0000020075396            $19,468.06             9.500                      $294.30      20.895               70721     0.5000
0000020076220           $182,117.57             8.750                    $1,534.07      75.000               70810     0.5000
0000020076642            $31,623.55             9.400                      $467.19      65.693               70914     0.5000
0000020077111           $134,311.21             9.790                    $1,228.48      75.000               70821     0.5000
0000020077228            $50,508.45             9.990                      $578.62      75.000              120824     0.5000
0000020077236            $46,035.99             9.590                      $576.26      39.306               70911     0.5000
0000020077343            $39,652.64             9.290                      $583.89      35.597               70830     0.5000
0000020077400           $117,667.84             8.590                      $976.88      75.000               71106     0.5000
0000020079224            $38,688.09             8.990                      $557.52      68.750               70830     0.5000
0000020081337            $40,981.40             9.950                      $624.01      70.161               70821     0.5000
0000020081915            $15,740.01             9.750                      $352.77      59.464               71111     0.5000
0000020082020            $93,387.76             8.590                      $775.31      25.974               71025     0.5000
0000020082384            $61,959.13             8.800                      $524.75      80.000               70929     0.5000
0000020083051            $21,073.05             9.400                      $311.46      40.540               70914     0.5000
0000020083358           $129,676.89             9.100                    $1,860.89      80.000               70908     0.5000
0000020084646            $74,345.11             9.190                    $1,069.19      75.000               71030     0.5000
0000020085197            $81,058.26             8.500                      $661.27      72.268               71230     0.5000
0000020088712            $74,861.34             8.750                      $625.43      75.714               70904     0.5000
0000020089215           $102,617.26             9.100                      $876.77      80.000               70901     0.5000
0000020089470            $64,289.10             9.750                      $560.60      46.607               70811     0.5000
0000020089496           $135,421.81             9.750                    $1,237.18      80.000               70810     0.5000
0000020090023            $55,290.14             9.740                      $502.18      75.000               70918     0.5000
0000020090155            $85,279.29             8.990                      $720.30      68.396               71228     0.5000
0000020090668            $46,290.43             9.500                      $712.17      69.948               71015     0.5000
0000020090742            $34,127.27             9.500                      $501.23      80.000               71005     0.5000
0000020090817            $45,504.33             9.250                      $663.83      75.000               71007     0.5000
0000020091617            $59,388.36             8.550                      $853.35      80.000               70930     0.5000
0000020092144            $59,817.45             8.750                      $849.54      60.714               70910     0.5000
0000020092466           $126,629.62             9.340                    $1,119.43      64.285               71012     0.5000
0000020092904            $77,822.96             9.750                    $1,133.52      71.333               70818     0.5000
0000020093308           $111,277.20             8.800                      $935.69      80.000               70915     0.5000
0000020093316           $119,643.38             9.100                    $1,053.76      74.171               70904     0.5000
0000020093878           $153,167.08             8.590                    $1,333.52      80.000               70930     0.5000
0000020096269           $121,437.78             8.590                    $1,000.14      79.629               71012     0.5000
0000020096434            $12,252.97             9.150                      $194.41      24.358               70914     0.5000
0000020097135            $79,447.67             8.990                    $1,125.18      75.000               71017     0.5000
0000020097630            $66,901.92             9.100                      $569.91      80.000               71021     0.5000
0000020097994            $44,065.91             9.600                      $503.13      80.000              121130     0.5000
0000020099693            $53,271.54             9.050                      $762.94      70.754               70916     0.5000
0000020099941            $92,914.54             9.750                    $1,398.36      80.000               70827     0.5000
0000020100079            $74,775.59             9.600                      $674.29      75.000               71026     0.5000
0000020100152            $25,590.33             9.990                      $381.27      36.979               70901     0.5000
0000020101291            $82,407.01             9.100                      $714.41      80.000               71130     0.5000
0000020101887            $71,543.40             9.050                      $618.30      39.030               71009     0.5000
0000020102083            $93,767.73             9.590                      $847.43      50.000               71007     0.5000
0000020102323            $56,880.56             8.600                    $1,055.38      80.000               70925     0.5000
0000020103412           $132,134.54             8.500                    $1,088.79      80.000               71009     0.5000
0000020104329            $73,007.51             7.990                      $744.80      80.000               71002     0.5000
0000020104444            $61,332.05             9.250                      $900.54      70.000               70904     0.5000
0000020104972            $65,457.11             8.550                      $932.37      80.000               71110     0.5000
0000020105359            $42,722.33             9.590                      $515.24      80.000               70923     0.5000
0000020106290            $28,112.79             9.600                      $417.49      75.000               71014     0.5000
0000020106647            $47,442.55             9.950                      $544.57      53.419              121002     0.5000
0000020106670           $136,673.04             9.100                    $1,195.01      80.000               70916     0.5000
0000020106688           $100,890.06             9.100                      $872.72      65.548               70928     0.5000
0000020106993            $27,481.51             8.550                      $370.79      55.172               71007     0.5000
0000020107249            $25,284.94             8.500                      $748.41      62.619               71216     0.5000
0000020107504            $88,726.36             7.990                      $808.94      73.566               71015     0.5000
0000020107819            $99,408.77             8.800                      $829.79      79.545               71230     0.5000
0000020108031            $26,811.88             8.900                      $384.18      76.969               70930     0.5000
0000020108841            $23,610.14             9.990                      $354.42      17.837               70910     0.5000
0000020110920            $40,168.25             8.500                      $559.34      80.000               71118     0.5000
0000020110953            $28,986.19             9.600                      $420.11      70.175               71015     0.5000
0000020111407            $90,382.31             8.850                      $762.10      80.000               71028     0.5000
0000020111910           $112,072.27             8.590                      $930.37      75.000               71027     0.5000
0000020112736            $44,199.11             9.550                      $563.79      70.000               71028     0.5000
0000020113023            $94,994.83             7.990                    $1,279.81      80.000               71104     0.5000
0000020113205            $76,188.39             9.600                      $678.53      71.748               71116     0.5000
0000020113288            $84,432.05             9.500                      $753.41      70.000               80420     0.5000
0000020113767            $81,344.02             7.990                    $1,103.12      67.543               71102     0.5000
0000020114138            $28,636.01             9.390                      $435.80      41.176               71015     0.5000
0000020114880           $135,436.38             9.500                    $1,206.63      70.000               71026     0.5000
0000020115499            $47,475.16             9.350                      $520.21      80.000              121103     0.5000
0000020115911           $123,483.19             8.740                    $1,324.61      75.000              121030     0.5000
0000020115994            $48,762.24             8.990                      $689.30      57.142               71023     0.5000
0000020116083            $78,219.60             8.850                      $658.90      79.047               71111     0.5000
0000020117123            $29,624.08             9.300                      $426.30      79.423               71030     0.5000
0000020117628            $60,040.74             8.250                      $829.61      72.469               71130     0.5000
0000020117768            $45,066.02             8.500                      $642.06      80.000               71103     0.5000
0000020118097            $55,290.83             9.840                      $607.99      70.000              121102     0.5000
0000020118428           $143,663.53             7.990                    $1,128.93      77.000               71109     0.5000
0000020118717            $41,557.18             9.350                      $596.28      80.000               80113     0.5000
0000020119061           $118,489.76             8.590                    $1,007.90      77.380               71030     0.5000
0000020119178            $26,263.59             8.500                      $364.36      68.518               80113     0.5000
0000020119475            $21,158.23             8.900                      $300.33      44.453               71116     0.5000
0000020119616            $86,114.37             8.250                      $694.93      67.765               71021     0.5000
0000020120044            $57,064.31             9.600                      $512.29      80.000               71109     0.5000
0000020120457            $21,311.32             9.750                      $317.81      59.405               71030     0.5000
0000020121687           $156,845.58             8.490                    $1,282.91      79.523               71116     0.5000
0000020121737            $37,492.11             9.600                      $537.74      80.000               71109     0.5000
0000020122792           $116,894.79             9.700                    $1,294.97      70.256              121116     0.5000
0000020123188           $121,606.82             9.340                    $1,057.24      75.000               71125     0.5000
0000020123246            $83,343.23             8.750                      $708.04      65.693               71104     0.5000
0000020123477            $87,441.12             9.590                      $975.54      80.000              121109     0.5000
0000020124210           $113,696.05             8.800                      $987.85      79.617               71028     0.5000
0000020124434            $66,768.44             9.850                      $750.71      68.947              121207     0.5000
0000020124772            $49,032.91             9.300                      $533.09      66.666              121211     0.5000
0000020126017            $96,147.40             8.540                    $1,000.92      73.015              121123     0.5000
0000020126983            $49,211.73             9.850                      $463.23      79.200               71218     0.5000
0000020128229            $73,577.63             8.750                      $616.77      80.000               71201     0.5000
0000020129276            $62,016.69             9.750                      $900.46      72.649               71014     0.5000
0000020130118           $114,892.56             9.550                    $1,023.54      73.454               80215     0.5000
0000020130183            $70,215.94             7.990                      $955.08      76.923               71123     0.5000
0000020131249           $110,311.46             8.890                      $940.14      78.666               71125     0.5000
0000020131280            $61,445.45             9.100                      $527.69      65.656               71123     0.5000
0000020131348           $107,576.12             9.600                    $1,575.40      71.428               71106     0.5000
0000020131512            $21,799.51             9.400                      $239.74      55.106              121110     0.5000
0000020133070            $42,990.95             7.900                      $607.93      80.000               71117     0.5000
0000020133104            $51,183.92             9.600                      $722.58      80.000               80115     0.5000
0000020133930           $106,801.26             8.240                    $1,106.87      79.510              121130     0.5000
0000020134003           $107,932.76             8.290                      $874.73      80.000               71113     0.5000
0000020134383            $97,914.95             7.990                      $777.06      80.000               71207     0.5000
0000020135158            $71,242.57             8.990                    $1,031.92      59.882               71130     0.5000
0000020135562            $38,544.88             9.850                      $559.36      75.000               80125     0.5000
0000020137071            $57,851.92             8.650                      $785.90      70.000               80506     0.5000
0000020137220           $114,607.33             8.250                      $916.55      79.220               71214     0.5000
0000020137352             $7,380.11             9.850                      $223.75      37.500               71211     0.5000
0000020137428            $83,140.23             8.540                      $870.36      68.965              121123     0.5000
0000020137584            $45,636.54             9.750                      $667.40      44.055               71130     0.5000
0000020137964            $82,809.88             7.990                    $1,146.09      72.289               71201     0.5000
0000020138129            $92,254.88             8.850                    $1,306.98      74.498               71218     0.5000
0000020138483            $37,210.19             9.440                      $530.71      12.000               71201     0.5000
0000020138558            $69,679.23             8.750                      $737.90      65.748              121230     0.5000
0000020138905            $96,753.53             8.290                      $784.25      80.000               71209     0.5000
0000020138954            $36,724.94             9.450                      $531.02      69.012               71209     0.5000
0000020138996            $77,580.12             8.950                      $661.65      70.000               71127     0.5000
0000020139259            $81,850.40             9.400                    $1,180.59      71.071               71214     0.5000
0000020139390            $46,230.09             9.850                      $678.69      58.440               71214     0.5000
0000020139820            $67,979.96             9.850                      $617.39      75.000               71215     0.5000
0000020141669            $18,277.58             9.750                      $264.84      33.333               71204     0.5000
0000020141693           $111,375.81             9.650                    $1,001.75      70.000               71125     0.5000
0000020141735           $130,460.69             8.590                    $1,085.42      80.000               71125     0.5000
0000020142196            $93,821.02             8.850                      $793.86      79.051               71216     0.5000
0000020142428            $72,436.67             8.650                      $600.27      60.156               80414     0.5000
0000020142477            $80,597.04             8.950                      $859.76      61.870              121201     0.5000
0000020142683            $33,752.39             9.990                      $506.92      28.606               71030     0.5000
0000020142949            $49,024.97             9.590                      $731.09      46.433               71124     0.5000
0000020142998            $79,884.01             9.550                      $709.39      70.000               71215     0.5000
0000020143053            $92,876.81             8.550                      $772.46      80.000               71207     0.5000
0000020143616            $74,399.27             9.100                      $626.74      80.000               71207     0.5000
0000020143632            $34,127.95             9.300                      $495.46      80.000               71130     0.5000
0000020143723           $120,393.40             9.350                    $1,051.53      70.000               71209     0.5000
0000020143996            $36,434.31             8.500                      $512.07      80.000               71221     0.5000
0000020144176            $69,802.97             9.850                      $636.89      70.000               71223     0.5000
0000020144465            $86,925.86             9.100                      $746.89      80.000               71130     0.5000
0000020145025            $27,584.15             8.800                      $751.81      60.975               71228     0.5000
0000020145132            $69,884.17             9.100                      $987.58      80.000               71201     0.5000
0000020146155            $57,592.77             9.240                      $629.68      80.000              121130     0.5000
0000020146221            $14,036.88             9.400                      $332.23      29.090               71223     0.5000
0000020146379            $84,234.93             8.950                      $720.93      72.000               71214     0.5000
0000020146809            $77,998.58             9.750                      $872.64      80.000              121207     0.5000
0000020146817            $51,164.87             8.250                      $698.51      49.655               80128     0.5000
0000020146965            $91,017.69             8.290                      $748.05      80.000               71109     0.5000
0000020147047            $72,000.58             9.850                    $1,044.14      73.850               71229     0.5000
0000020147724            $70,703.51             8.500                      $970.47      76.992               80201     0.5000
0000020147765            $41,697.00             9.350                      $365.18      75.862               71223     0.5000
0000020147906            $56,290.11             9.850                      $839.04      75.000               80104     0.5000
0000020148367            $39,149.60             9.500                      $558.67      59.116               80205     0.5000
0000020148680            $99,973.27             8.500                    $1,366.33      75.000               80122     0.5000
0000020148805            $77,936.57             9.350                      $855.95      80.000              121214     0.5000
0000020148961            $83,834.16             8.500                      $876.51      66.447              121204     0.5000
0000020150124            $32,935.56             9.100                      $489.71      80.000               80113     0.5000
0000020151734            $69,736.68             9.200                      $606.11      80.000               71218     0.5000
0000020152005            $78,440.69             9.100                      $681.94      78.504               80227     0.5000
0000020152120            $90,819.70             9.700                      $827.69      75.000               80203     0.5000
0000020152500            $76,300.58             9.850                      $693.21      45.714               71204     0.5000
0000020152732            $55,604.44             8.750                      $583.25      77.647              130222     0.5000
0000020152906            $68,288.98             8.450                      $561.02      61.083               71223     0.5000
0000020153268            $71,611.46             8.850                    $1,005.37      80.000               71223     0.5000
0000020155602            $29,912.76             8.650                      $421.27      80.000               71216     0.5000
0000020156048            $46,218.34             9.500                      $512.67      38.327              121223     0.5000
0000020156402            $59,815.72             9.250                      $855.26      50.670               71207     0.5000
0000020156675           $134,685.92             9.850                    $1,225.03      65.755               80118     0.5000
0000020156691            $66,384.77             9.250                      $933.99      75.000               80105     0.5000
0000020157079             $9,152.04             9.990                      $161.10       9.523               71112     0.5000
0000020157582            $35,313.18             9.850                      $329.27      24.516               71204     0.5000
0000020157749            $68,353.23             8.500                      $559.77      80.000               71229     0.5000
0000020158358           $113,793.99             8.590                    $1,240.48      56.140               71120     0.5000
0000020158705            $79,252.50             8.200                      $627.37      76.972               80120     0.5000
0000020160297            $92,244.88             8.500                      $807.36      65.217               71124     0.5000
0000020160362            $38,537.49             8.500                      $400.94      75.737              130204     0.5000
0000020160461            $46,655.91             9.750                      $531.17      70.000              121229     0.5000
0000020161329            $86,708.69             9.600                      $776.07      63.103               80208     0.5000
0000020161550            $43,406.20             8.000                      $580.09      79.868               80329     0.5000
0000020161980            $61,102.63             9.850                      $887.52      70.000               80226     0.5000
0000020162020            $59,397.41             8.750                      $623.02      64.090              121229     0.5000
0000020162111            $31,920.80             9.100                      $473.39      80.000               71221     0.5000
0000020162251            $66,518.34             8.700                      $548.20      70.000               80210     0.5000
0000020162392            $75,647.40             9.750                      $687.33      59.259               71230     0.5000
0000020162418           $103,857.29             9.800                    $1,156.45      75.000              130105     0.5000
0000020163192           $109,384.14             9.850                    $1,598.17      68.807               80113     0.5000
0000020163259            $77,134.88             8.500                      $630.51      73.214               80205     0.5000
0000020163507           $118,650.59             9.500                    $1,053.17      79.272               80125     0.5000
0000020163804            $26,657.89             9.100                      $308.50      20.765               80112     0.5000
0000020164455            $86,112.27             8.500                      $707.41      76.666               80108     0.5000
0000020164950            $64,674.82             8.500                      $532.09      79.540               71203     0.5000
0000020165304            $42,844.53             8.750                      $599.67      49.586               71130     0.5000
0000020165650            $82,388.47             9.500                    $1,169.54      70.000               80319     0.5000
0000020167748            $58,732.22             9.750                      $536.97      76.687               71125     0.5000
0000020167797           $159,445.24             9.990                    $1,477.46      74.888               71117     0.5000
0000020167821            $61,675.80             9.100                      $530.73      48.069               80105     0.5000
0000020167953           $151,793.00             9.700                    $1,368.78      63.745               80201     0.5000
0000020168290            $66,544.85             9.990                      $648.86      60.162               80120     0.5000
0000020169074            $69,630.16             9.750                    $1,006.39      49.479               71202     0.5000
0000020169215            $52,215.90             8.750                      $551.44      80.000              121229     0.5000
0000020169298           $102,529.74             8.500                      $841.93      66.360               80210     0.5000
0000020169512            $29,180.89             9.600                      $325.21      76.988              130108     0.5000
0000020169587            $25,834.41             8.350                      $351.35      80.000               80505     0.5000
0000020170452            $70,964.97             9.100                      $608.87      69.444               71214     0.5000
0000020171898            $34,829.78             8.500                      $468.74      80.000               80125     0.5000
0000020172128            $36,481.33             8.500                      $388.31      67.333               71229     0.5000
0000020172649            $55,933.03             9.500                      $798.84      69.545               80319     0.5000
0000020173084            $56,808.91             8.550                      $790.14      79.207               80223     0.5000
0000020173159            $62,363.42             9.450                      $676.69      78.333              130119     0.5000
0000020173241           $118,209.92             8.700                    $1,370.49      66.037               80201     0.5000
0000020174553            $29,358.84             8.400                      $405.26      60.349               80125     0.5000
0000020177408           $113,003.48             8.250                      $901.53      78.947               80127     0.5000
0000020177705            $25,553.02             9.000                      $353.73      75.000               80127     0.5000
0000020178174            $92,076.24             8.850                      $777.98      75.384               80122     0.5000
0000020178190            $23,677.31             8.750                      $332.82      75.681               80201     0.5000
0000020178497            $33,760.99             9.100                      $471.35      70.000               80430     0.5000
0000020179313            $58,191.38             9.850                      $852.36      66.666               80202     0.5000
0000020180188            $29,078.20             9.990                      $429.60      26.666               71222     0.5000
0000020180212            $31,022.63             9.750                      $783.93      59.677               71222     0.5000
0000020180840           $147,122.19             8.250                    $1,172.73      65.864               80201     0.5000
0000020181012            $94,206.12             8.850                      $793.85      80.000               80208     0.5000
0000020181095            $92,320.42             8.600                      $760.50      75.384               80330     0.5000
0000020181103            $45,325.82             9.850                      $514.81      69.102              130202     0.5000
0000020181335            $34,852.93             9.350                      $496.90      80.000               80127     0.5000
0000020181640            $23,077.00             8.000                      $319.19      43.947               80511     0.5000
0000020181715            $52,470.65             8.500                      $546.73      66.315              130209     0.5000
0000020183901            $74,640.58             9.100                      $649.46      80.000               71229     0.5000
0000020185005            $91,845.36             8.850                    $1,015.34      69.135               80208     0.5000
0000020185765            $67,566.24             9.850                      $614.61      35.464               80209     0.5000
0000020186011            $68,024.68             9.750                      $618.59      80.000               71218     0.5000
0000020186052           $105,384.08             8.700                      $877.11      70.886               80203     0.5000
0000020186367           $122,047.61             9.100                    $1,039.15      80.000               80218     0.5000
0000020186508            $28,097.35             8.250                      $388.06      80.000               80201     0.5000
0000020186565            $67,595.87             8.250                      $540.92      80.000               80203     0.5000
0000020186664           $165,746.55             8.500                    $1,372.52      70.000               80419     0.5000
0000020187381            $38,555.03             8.250                      $525.82      75.277               80217     0.5000
0000020187431            $93,554.08             8.250                      $751.27      72.463               80209     0.5000
0000020187456            $48,497.78             9.350                      $521.88      75.440              130225     0.5000
0000020188058            $96,076.45             9.100                      $824.82      80.000               80121     0.5000
0000020188132           $118,303.90             9.250                    $1,028.35      58.962               80215     0.5000
0000020188546            $51,723.59             9.000                      $760.71      75.000               80305     0.5000
0000020188868           $117,559.04             8.850                      $992.32      65.789               80217     0.5000
0000020189270            $28,721.94             9.100                      $408.09      45.977               80210     0.5000
0000020189411            $84,599.09             8.800                      $878.03      73.333              130211     0.5000
0000020189502           $115,590.52             9.350                    $1,016.67      58.612               80315     0.5000
0000020189536            $93,105.76             9.500                      $824.04      70.000               80426     0.5000
0000020189650            $51,671.22             8.750                      $531.42      70.000               80217     0.5000
0000020189908            $62,151.77             9.600                      $564.03      70.000               80315     0.5000
0000020190245            $40,023.80             8.850                      $562.00      65.000               80222     0.5000
0000020190427            $47,487.14             9.990                      $698.10      59.090               71222     0.5000
0000020190443            $32,859.71             8.950                      $280.36      21.212               80210     0.5000
0000020190484            $53,059.95             9.990                      $491.03      80.000               71229     0.5000
0000020190542            $81,154.80             9.750                      $901.10      46.341              130308     0.5000
0000020191342            $69,686.48             9.250                      $607.96      64.824               80222     0.5000
0000020191433            $16,153.85             8.250                      $465.79      47.729               80227     0.5000
0000020192019            $62,725.61             7.900                      $488.42      80.000               80312     0.5000
0000020192845            $80,037.83             9.750                      $721.69      75.000               80322     0.5000
0000020193462            $43,413.06             9.300                      $612.09      68.953               80209     0.5000
0000020193736            $83,282.39             8.900                    $1,151.51      70.493               80305     0.5000
0000020194049            $90,660.92             8.150                      $715.97      65.890               80310     0.5000
0000020194072            $95,951.31             8.650                      $789.32      75.000               80324     0.5000
0000020194411           $149,534.02             7.900                    $1,162.89      73.732               80317     0.5000
0000020194452            $78,442.22             8.850                      $912.93      56.097               80203     0.5000
0000020195459            $92,859.00             9.900                      $848.44      75.000               80127     0.5000
0000020196085            $60,722.70             9.250                      $885.11      64.179               80226     0.5000
0000020196226            $44,953.44             8.400                      $465.22      63.905              130310     0.5000
0000020196291            $58,735.39             8.400                      $793.88      64.880               80513     0.5000
0000020197091            $75,592.50             9.250                      $658.15      80.000               80223     0.5000
0000020198024            $31,495.35             8.500                      $345.25      74.833               80219     0.5000
0000020198073            $56,820.60             8.500                      $476.73      72.941               80303     0.5000
0000020198214            $60,445.16             9.000                      $512.95      75.000               80303     0.5000
0000020199063            $43,669.48             8.400                      $447.99      80.000              130315     0.5000
0000020199295            $81,848.40             8.500                    $1,126.40      67.285               80317     0.5000
0000020199626            $64,300.97             9.100                      $558.54      80.000               80315     0.5000
0000020200002            $60,295.12             9.000                      $514.96      71.111               80303     0.5000
0000020200374            $87,698.52             8.500                      $713.56      80.000               80426     0.5000
0000020201166           $104,279.62             8.500                    $1,073.94      75.000              130507     0.5000
0000020201711            $20,301.09             8.200                      $410.11      73.739               80301     0.5000
0000020201760            $38,497.11             9.500                      $543.00      80.000               80329     0.5000
0000020201919            $80,236.66             8.750                      $660.83      80.000               80302     0.5000
0000020202099            $52,515.66             8.550                      $721.01      70.192               80222     0.5000
0000020202156            $47,492.06             8.650                      $651.78      80.000               80227     0.5000
0000020202198            $80,575.12             8.850                      $840.26      80.000              130412     0.5000
0000020202602            $41,726.14             7.850                      $412.74      74.477              130322     0.5000
0000020202834            $68,431.30             8.750                      $706.97      80.000              130401     0.5000
0000020203006            $47,207.91             8.800                      $499.33      48.119              130219     0.5000
0000020203311            $49,672.06             8.500                      $405.99      80.000               80318     0.5000
0000020203733            $91,039.87             9.250                      $796.35      80.000               80209     0.5000
0000020203907           $143,029.35             8.500                    $1,168.75      80.000               80322     0.5000
0000020204103            $92,226.58             7.900                      $717.11      75.896               80412     0.5000
0000020204202            $89,601.18             8.250                      $721.22      80.000               80222     0.5000
0000020204574            $95,935.48             8.500                      $998.00      79.861              130222     0.5000
0000020204707            $57,645.24             8.500                      $492.10      69.565               80330     0.5000
0000020206637            $76,399.69             8.500                    $1,032.01      77.629               80302     0.5000
0000020206934            $70,498.40             8.400                      $719.36      72.608              130308     0.5000
0000020207072             $1,499.07             8.850                    $1,337.13      71.891               80211     0.5000
0000020207775            $84,782.83             9.150                      $903.94      71.000              130308     0.5000
0000020207965            $54,909.69             8.500                      $740.53      80.000               80407     0.5000
0000020208518            $40,144.43             7.900                      $536.69      57.948               80322     0.5000
0000020209805            $63,565.53             8.500                      $650.87      65.217              130302     0.5000
0000020210092            $40,111.82             9.450                      $570.07      64.411               80317     0.5000
0000020210126            $60,714.81             8.500                      $827.19      80.000               80414     0.5000
0000020210142            $41,896.89             8.650                      $583.22      45.153               80227     0.5000
0000020210548            $43,053.38             7.650                      $409.39      48.083               80401     0.5000
0000020211298            $38,962.28             8.750                      $535.71      80.000               80319     0.5000
0000020211801           $122,784.96             8.950                    $1,041.34      69.518               80319     0.5000
0000020212031            $47,687.30             8.500                      $649.93      55.000               80308     0.5000
0000020212361            $78,887.06             8.200                    $1,060.09      80.000               80308     0.5000
0000020212700            $53,385.48             9.300                      $743.18      80.000               80323     0.5000
0000020212817            $66,021.96             8.650                      $899.17      72.400               80330     0.5000
0000020212957            $35,182.93             8.850                      $364.95      78.846              130406     0.5000
0000020213211            $39,690.81             9.000                      $417.48      80.000              130308     0.5000
0000020213633            $51,422.78             8.750                      $699.62      80.000               80319     0.5000
0000020213799            $33,299.13             9.250                      $287.94      49.295               80507     0.5000
0000020213948           $111,821.24             9.500                      $998.52      48.469               80426     0.5000
0000020213997            $38,869.14             8.700                      $409.45      75.000              130324     0.5000
0000020214896            $48,262.40             9.000                      $664.35      74.857               80315     0.5000
0000020215539            $39,249.13             7.900                      $534.32      75.000               80330     0.5000
0000020215786            $58,922.35             7.750                      $776.56      68.750               80416     0.5000
0000020216677            $30,015.25             8.600                      $260.74      80.000               80326     0.5000
0000020216743            $89,269.34             9.050                      $762.96      80.000               80224     0.5000
0000020216826            $33,596.96             8.500                      $462.83      55.952               80316     0.5000
0000020217774            $85,014.34             8.450                    $1,154.61      70.000               80419     0.5000
0000020217915            $98,000.65             8.500                      $799.68      77.611               80330     0.5000
0000020218574            $79,278.42             8.650                      $651.72      64.307               80324     0.5000
0000020219085            $35,872.29             8.600                      $515.12      80.000               80315     0.5000
0000020219234            $46,521.75             9.250                      $651.48      51.885               80408     0.5000
0000020219317            $20,889.50             8.750                      $289.85      61.702               80406     0.5000
0000020219358            $57,206.87             8.550                      $592.28      80.000              130330     0.5000
0000020219374            $19,511.25             8.150                      $433.95      56.962               80317     0.5000
0000020219424            $31,704.02             8.000                      $458.72      80.000               80405     0.5000
0000020220323            $22,948.21             8.000                      $320.15      51.538               80315     0.5000
0000020220430            $51,849.24             8.750                      $547.90      76.543              130419     0.5000
0000020220729            $72,762.42             8.650                      $993.56      71.428               80407     0.5000
0000020220752            $24,430.42             8.850                      $335.19      57.482               80422     0.5000
0000020221438            $42,584.25             9.250                      $597.97      70.000               80412     0.5000
0000020221651            $30,596.51             8.350                      $417.72      80.000               80326     0.5000
0000020221750            $36,571.39             9.250                      $504.31      61.250               80525     0.5000
0000020221909            $92,099.26             8.650                      $954.11      75.000              130330     0.5000
0000020222139            $47,051.92             8.000                      $630.74      79.518               80330     0.5000
0000020222642            $39,619.32             8.150                      $527.02      74.864               80401     0.5000
0000020223244            $22,949.99             9.000                      $319.50      50.400               80405     0.5000
0000020223574           $101,794.25             8.650                      $841.94      80.000               80323     0.5000
0000020223798            $61,888.83             8.700                      $844.54      75.000               80325     0.5000
0000020223871            $23,360.22             7.700                      $314.37      79.761               80416     0.5000
0000020224309            $71,421.92             9.500                      $778.33      53.870              130308     0.5000
0000020224481            $39,968.40             9.250                      $378.44      39.316               80406     0.5000
0000020224523           $129,721.25             9.950                    $1,179.74      75.000               80401     0.5000
0000020224580            $12,526.33             9.350                      $181.16      21.739               80326     0.5000
0000020224887            $41,751.06             9.350                      $579.71      74.666               80416     0.5000
0000020225025            $26,143.44             8.990                      $366.19      85.000               80430     0.5000
0000020225249            $50,290.64             8.750                      $525.81      63.297              130407     0.5000
0000020225280            $92,388.43             8.500                      $750.46      80.000               80326     0.5000
0000020225314            $88,457.23             8.500                    $1,186.62      52.391               80427     0.5000
0000020225868            $35,061.17             9.850                      $495.44      70.454               80330     0.5000
0000020225876           $107,697.11             8.900                      $905.89      80.000               80426     0.5000
0000020226049            $67,795.59             8.600                      $941.08      70.110               80330     0.5000
0000020226148            $47,832.51             8.100                      $380.56      75.000               80406     0.5000
0000020226254            $51,015.91             8.850                      $731.91      80.000               80413     0.5000
0000020226445            $55,138.17             8.000                    $1,027.28      70.000               80614     0.5000
0000020226510            $13,126.17             8.850                      $274.47      70.000               80504     0.5000
0000020226791            $13,342.62             8.000                      $176.80      37.000               80330     0.5000
0000020226809            $43,801.13             8.500                      $590.85      80.000               80405     0.5000
0000020227427            $37,335.88             9.350                      $329.90      75.000               80330     0.5000
0000020227435           $100,565.18             7.900                      $779.14      80.000               80402     0.5000
0000020227807            $76,537.70             7.900                      $592.35      77.619               80423     0.5000
0000020228136           $115,836.38             8.500                      $945.76      79.870               80309     0.5000
0000020228771            $69,782.25             8.500                      $711.61      70.085              130624     0.5000
0000020228888            $39,638.98             9.250                      $550.62      34.516               80615     0.5000
0000020229092            $35,236.81             8.000                      $278.84      80.000               80330     0.5000
0000020229191            $60,248.66             9.250                      $828.50      73.181               80412     0.5000
0000020229258            $23,676.44             8.000                      $315.37      60.000               80412     0.5000
0000020229308            $89,735.61             8.250                      $931.57      80.000               80330     0.5000
0000020229340           $137,557.63             8.990                    $1,157.63      80.000               80426     0.5000
0000020229449            $28,676.82             8.650                      $388.48      73.084               80514     0.5000
0000020230314            $37,744.53             7.800                      $375.77      74.754              130330     0.5000
0000020230371            $27,991.37             8.500                      $290.73      29.130              130419     0.5000
0000020230447            $49,350.53             9.100                      $677.43      80.000               80419     0.5000
0000020230470            $43,323.06             9.400                      $606.31      80.000               80504     0.5000
0000020230694            $24,457.06             8.500                      $330.88      70.000               80507     0.5000
0000020231809           $110,045.41             8.500                      $891.94      80.000               80630     0.5000
0000020232641            $49,107.29             9.600                      $441.05      80.000               80420     0.5000
0000020233136            $69,812.05             7.900                      $541.48      45.426               80420     0.5000
0000020233151            $53,625.24             8.850                      $569.67      80.000              130423     0.5000
0000020233235            $31,169.20             8.250                      $417.16      27.388               80512     0.5000
0000020233607            $79,965.04             7.900                    $1,054.38      75.000               80430     0.5000
0000020233649            $57,916.69             8.500                      $476.73      74.698               80427     0.5000
0000020233862           $134,431.66             8.250                    $1,069.80      80.000               80329     0.5000
0000020234167           $161,035.74             9.650                    $1,437.02      70.000               80710     0.5000
0000020234183            $89,948.76             8.250                      $711.45      73.410               80405     0.5000
0000020234225           $143,080.31             8.250                    $1,930.58      79.600               80428     0.5000
0000020235099            $43,537.08             8.990                      $608.21      50.000               80402     0.5000
0000020235289            $54,197.44             8.550                      $730.39      85.000               80420     0.5000
0000020235529           $162,738.49             8.500                    $1,334.14      75.438               80524     0.5000
0000020235594            $42,752.95             9.000                      $588.28      50.434               80430     0.5000
0000020235677            $58,922.70             8.650                      $794.85      74.418               80602     0.5000
0000020235727            $36,402.82             8.300                      $486.53      77.519               80419     0.5000
0000020236121            $50,730.95             9.000                      $698.33      85.000               80511     0.5000
0000020236725            $35,168.39             8.350                      $468.47      80.000               80420     0.5000
0000020237095            $60,491.55             9.550                      $537.53      56.327               80405     0.5000
0000020237145            $47,623.85             8.250                      $525.89      56.000               80416     0.5000
0000020237152            $32,778.72             8.350                      $439.19      64.285               80426     0.5000
0000020237236            $71,060.74             8.850                      $747.69      80.000              130412     0.5000
0000020237764            $33,018.77             7.900                      $440.75      80.000               80421     0.5000
0000020238085           $112,536.73             8.350                      $907.70      72.987               80427     0.5000
0000020238218            $36,844.78             8.250                      $296.75      27.054               80405     0.5000
0000020238473            $86,177.60             8.950                      $740.15      70.000               80405     0.5000
0000020238705            $39,895.29             8.750                      $454.71      64.943               80514     0.5000
0000020238903            $56,618.22             7.950                      $444.02      60.800               80416     0.5000
0000020239059            $70,283.89             8.700                      $585.78      68.000               80405     0.5000
0000020239257            $32,101.81             8.600                      $427.95      79.266               80526     0.5000
0000020239281            $35,979.89             9.000                      $377.88      70.000              130607     0.5000
0000020239307            $58,168.92             8.750                      $600.93      80.000              130521     0.5000
0000020239455            $51,708.25             8.250                      $432.73      80.000               80518     0.5000
0000020239588            $88,864.79             9.250                      $773.31      69.629               80521     0.5000
0000020239661            $84,473.33             8.500                      $701.25      80.000               80521     0.5000
0000020240180            $47,595.07             7.900                      $629.14      77.921               80512     0.5000
0000020240313           $111,625.60             8.500                      $940.57      78.919               80707     0.5000
0000020241196            $37,447.71             8.750                      $311.54      74.716               80603     0.5000
0000020241477            $59,145.07             8.300                      $797.91      78.095               80413     0.5000
0000020241717            $23,910.93             8.600                      $326.91      75.000               80503     0.5000
0000020241766            $66,201.69             8.500                      $538.24      80.000               80430     0.5000
0000020241998            $31,918.44             9.500                      $459.46      41.509               80505     0.5000
0000020242210            $61,294.66             9.500                      $544.46      68.157               80421     0.5000
0000020242707            $49,815.43             8.250                      $674.25      63.761               80428     0.5000
0000020243275            $66,766.50             8.650                      $693.10      74.528              130505     0.5000
0000020243283            $83,189.42             8.900                      $875.44      74.524              130519     0.5000
0000020243440            $34,028.88             9.250                      $473.43      67.647               80505     0.5000
0000020243887            $66,053.41             8.500                      $874.45      80.000               80510     0.5000
0000020244331            $85,673.52             9.350                      $746.94      74.688               80511     0.5000
0000020244364            $28,002.79             9.600                      $395.96      50.266               80427     0.5000
0000020244406            $80,319.75             9.000                    $1,094.91      85.000               80524     0.5000
0000020244547            $49,440.10             9.250                      $682.36      64.368               80607     0.5000
0000020244679            $33,380.60             9.950                      $482.20      28.125               80423     0.5000
0000020244802            $52,074.17             8.000                      $526.85      74.020               80419     0.5000
0000020245031             $3,805.72             8.600                      $307.09      32.631               80430     0.5000
0000020245072           $117,488.61             7.950                      $949.37      65.000               80430     0.5000
0000020245189            $70,323.96             8.950                      $741.42      65.634              130430     0.5000
0000020245346            $65,017.74             7.650                      $860.71      75.409               80413     0.5000
0000020245452            $23,135.30             8.500                      $317.09      70.000               80428     0.5000
0000020246401            $49,154.10             8.850                      $498.46      80.000              130505     0.5000
0000020246419            $38,226.75             9.100                      $535.62      75.000               80518     0.5000
0000020246500            $40,515.72             7.900                      $531.94      72.727               80510     0.5000
0000020246831            $81,091.36             8.450                      $657.07      85.000               80426     0.5000
0000020246864            $38,309.16             9.250                      $524.89      37.777               80630     0.5000
0000020246922            $50,172.76             8.050                      $672.90      66.857               80601     0.5000
0000020247029            $34,126.31             8.350                      $468.47      80.000               80421     0.5000
0000020247243            $29,027.87             9.600                      $409.61      75.000               80505     0.5000
0000020247599            $30,747.15             8.800                      $425.02      80.000               80421     0.5000
0000020247987           $113,940.72             8.990                      $964.69      78.431               80507     0.5000
0000020248142            $14,992.84             8.000                      $255.16      51.346               80430     0.5000
0000020248167            $84,529.04             7.600                    $1,085.35      76.055               80514     0.5000
0000020248324            $56,294.46             9.100                      $483.04      85.000               80528     0.5000
0000020248357            $54,253.90             9.200                      $769.65      68.181               80514     0.5000
0000020248415            $30,877.07             8.000                      $415.71      49.431               80423     0.5000
0000020248779            $43,681.48             8.600                      $360.07      80.000               80526     0.5000
0000020249058            $70,076.44             9.550                      $763.29      85.000              130427     0.5000
0000020249157            $32,513.36             8.600                      $445.38      80.000               80518     0.5000
0000020249173            $83,930.32             8.250                    $1,133.12      80.000               80420     0.5000
0000020249421            $40,604.32             8.500                      $547.52      61.098               80426     0.5000
0000020249512            $48,014.84             9.850                      $531.04      80.000              130503     0.5000
0000020250015            $35,885.38             8.000                      $282.50      70.000               80427     0.5000
0000020250072            $65,482.71             9.000                      $887.48      62.500               80726     0.5000
0000020250577            $80,584.07             9.250                      $732.60      65.000               80910     0.5000
0000020251161            $67,710.18             7.650                      $892.53      74.531               80427     0.5000
0000020251500            $29,275.66             8.500                      $402.57      80.000               80623     0.5000
0000020251732            $50,711.54             9.000                      $689.71      85.000               80525     0.5000
0000020252078            $36,299.90             8.550                      $379.76      80.000              130428     0.5000
0000020252425            $10,522.40             8.000                      $142.40      28.653               80430     0.5000
0000020252755            $38,373.19             8.500                      $379.08      85.000               80428     0.5000
0000020253175            $67,020.57             8.450                      $679.51      76.296              130608     0.5000
0000020253209           $146,705.61             8.400                    $1,185.04      85.000               80707     0.5000
0000020253266            $83,177.26             8.400                      $671.95      70.000               80707     0.5000
0000020253449            $61,783.04             7.950                      $810.81      79.532               80428     0.5000
0000020253506            $68,464.20             8.000                      $685.89      63.076              130505     0.5000
0000020253530            $50,239.83             8.700                      $677.62      73.913               80526     0.5000
0000020253779            $72,919.05             9.100                      $621.05      84.065               80504     0.5000
0000020253936            $29,181.00             9.750                      $411.78      65.000               80504     0.5000
0000020254231            $46,050.84             7.850                      $941.81      85.000               80427     0.5000
0000020254256            $47,946.22             8.500                      $638.11      80.000               80517     0.5000
0000020254447            $96,347.67             9.750                    $1,062.34      70.886              130501     0.5000
0000020254488            $25,656.41             8.600                      $362.65      69.729               80505     0.5000
0000020255212            $45,778.04             8.500                      $610.54      74.698               80603     0.5000
0000020255337            $34,300.54             8.600                      $459.65      80.000               80503     0.5000
0000020255394            $55,508.81             8.750                      $472.03      74.074               80525     0.5000
0000020255535            $65,730.48             8.150                      $750.20      80.000               80414     0.5000
0000020255790            $50,622.59             8.000                      $680.43      80.000               80505     0.5000
0000020255931           $110,477.23             9.990                    $1,017.13      77.333               80406     0.5000
0000020256459            $62,614.61             8.750                      $676.04      85.000              130430     0.5000
0000020256665            $39,906.41             9.350                      $427.29      85.000              130505     0.5000
0000020256756            $93,706.15             9.000                    $1,041.99      59.132               80602     0.5000
0000020256947            $70,976.10             7.990                      $549.81      75.000               81214     0.5000
0000020256996            $57,460.20             8.600                      $502.86      80.000               80614     0.5000
0000020257440            $18,646.35             8.500                      $256.04      30.588               80521     0.5000
0000020257622            $67,972.02             8.750                      $568.39      85.000               80512     0.5000
0000020257937            $81,945.00             7.900                      $639.59      79.279               80517     0.5000
0000020258034            $79,404.59             8.500                      $811.41      77.916              130623     0.5000
0000020258042            $54,028.50             8.750                      $559.61      79.156              130621     0.5000
0000020258331            $54,637.22             7.950                      $724.11      73.076               80505     0.5000
0000020258380            $50,322.60             8.000                      $668.96      64.814               80505     0.5000
0000020258398            $31,419.61             9.350                      $342.20      70.000              130430     0.5000
0000020258497            $40,706.95             8.250                      $531.64      80.000               80608     0.5000
0000020258521            $32,184.60             9.500                      $450.90      85.000               80517     0.5000
0000020258588            $45,978.53             8.250                      $366.62      80.000               80517     0.5000
0000020258703            $26,753.14             9.500                      $375.93      51.428               80525     0.5000
0000020258760            $32,627.98             7.690                      $405.15      80.000               81102     0.5000
0000020258828            $63,531.29             8.300                      $513.26      61.818               80504     0.5000
0000020258844            $73,072.70             9.990                      $675.17      68.141               80429     0.5000
0000020259370            $13,107.36             8.750                      $314.83      26.694               80409     0.5000
0000020259446            $66,155.76             9.250                      $573.82      75.000               80527     0.5000
0000020259727            $60,667.48             8.500                      $492.11      80.000               80618     0.5000
0000020260089            $61,273.27             8.250                      $824.62      64.393               80518     0.5000
0000020260097           $102,708.30             7.950                      $803.32      70.967               80505     0.5000
0000020260162            $82,411.36             8.300                      $670.25      80.000               80430     0.5000
0000020260386            $93,332.29             9.000                    $1,284.07      84.966               80504     0.5000
0000020260493            $49,379.26             8.090                    $1,691.11      62.857               80628     0.5000
0000020260840            $50,967.01             9.000                      $705.93      80.000               80529     0.5000
0000020261137            $51,988.81             9.250                      $558.68      70.930              130608     0.5000
0000020261640           $150,908.26             8.500                    $1,211.81      80.000               80602     0.5000
0000020261665            $99,410.42             8.650                      $818.55      75.000               80529     0.5000
0000020261707            $69,575.95             8.500                      $562.85      80.000               80707     0.5000
0000020261830            $64,901.89             8.250                      $887.68      31.551               80420     0.5000
0000020261855            $53,000.60             8.250                      $533.40      60.169               80423     0.5000
0000020261962            $77,065.66             7.950                    $1,009.93      79.699               80525     0.5000
0000020262432            $25,011.70             8.750                      $337.32      61.363               80712     0.5000
0000020262515            $22,994.93             7.950                      $230.84      20.072              130512     0.5000
0000020262655            $86,667.44             8.250                      $871.47      72.500               80525     0.5000
0000020263158            $27,663.03             8.650                      $372.59      75.000               80716     0.5000
0000020263372           $100,439.74             9.000                      $844.85      63.636               80802     0.5000
0000020263711            $46,389.12             9.600                      $698.43      70.000               80616     0.5000
0000020263778            $59,165.07             8.650                      $491.13      70.000               80513     0.5000
0000020263851            $49,407.80             8.750                      $407.52      70.000               80616     0.5000
0000020264776            $46,474.46             8.250                      $483.98      55.145              130524     0.5000
0000020264974            $20,434.29             8.250                      $275.52      26.792               80524     0.5000
0000020265633            $53,777.89             9.000                      $464.67      75.000               80427     0.5000
0000020265740            $44,060.26             9.990                      $644.40      60.000               80505     0.5000
0000020265971            $33,756.18             9.990                      $488.67      52.906               80412     0.5000
0000020266169            $32,423.14             8.000                      $444.38      72.656               80510     0.5000
0000020266409            $44,906.36             7.700                      $353.63      80.000               80524     0.5000
0000020266433            $89,727.50             7.090                      $651.22      74.615               80730     0.5000
0000020266482            $38,077.35             7.650                      $499.59      53.939               80524     0.5000
0000020266771            $23,721.31             9.750                      $335.93      42.000               80614     0.5000
0000020266904            $50,116.33             8.750                      $679.63      85.000               80506     0.5000
0000020266946            $66,747.09             8.250                      $704.32      75.000               80514     0.5000
0000020267126            $24,617.72             9.250                      $339.64      53.658               80616     0.5000
0000020267381            $91,413.86             8.950                      $967.79      85.000              130628     0.5000
0000020267472            $54,439.10             9.000                      $748.33      85.000               80611     0.5000
0000020267514            $91,670.56             8.650                      $921.21      84.000              130524     0.5000
0000020267522            $76,819.00             7.950                      $602.49      71.739               80514     0.5000
0000020268066            $54,539.80             8.750                      $457.08      70.000               80618     0.5000
0000020268728            $92,581.88             8.950                      $781.01      75.000               80529     0.5000
0000020268777            $32,941.21             8.850                      $345.36      80.000              130526     0.5000
0000020268884            $24,345.41             8.000                      $321.10      80.000               80528     0.5000
0000020269049            $86,295.28             8.150                      $871.18      79.230              130526     0.5000
0000020269247            $60,580.38             8.990                      $514.50      71.111               80524     0.5000
0000020269270            $79,453.11             9.250                      $691.05      75.000               80519     0.5000
0000020269890            $79,203.71             8.450                      $780.69      85.000               80517     0.5000
0000020270302           $181,879.40             7.950                    $1,420.40      74.807               80628     0.5000
0000020270310            $37,508.61             8.850                      $391.65      80.000              130528     0.5000
0000020270476            $59,033.00             9.250                      $823.36      51.612               80524     0.5000
0000020270591            $36,390.20             8.550                      $503.72      85.000               80629     0.5000
0000020271375           $116,980.43             8.750                    $1,574.14      75.000               80609     0.5000
0000020271474           $121,122.82             9.500                    $1,307.32      85.000              130518     0.5000
0000020272092            $99,637.74             8.500                      $811.98      80.000               80517     0.5000
0000020272142            $50,897.57             8.050                      $670.98      60.344               80622     0.5000
0000020272399           $104,216.43             8.100                      $818.53      85.000               80706     0.5000
0000020272431            $28,676.78             8.400                      $376.88      28.308               80618     0.5000
0000020272522            $36,701.44             8.900                      $503.16      60.484               80702     0.5000
0000020272654            $62,989.30             8.250                      $639.05      71.428              130526     0.5000
0000020272985            $12,495.24             8.000                      $167.24      40.697               80603     0.5000
0000020273264           $106,565.09             8.400                      $860.88      84.328               80608     0.5000
0000020273488            $81,641.16             8.500                    $1,079.28      80.000               80621     0.5000
0000020273546            $36,310.31             8.450                      $382.69      44.642               80519     0.5000
0000020273769            $85,325.49             9.850                      $945.56      75.000              130529     0.5000
0000020273793            $28,176.11             8.600                      $372.47      80.000               80719     0.5000
0000020273967            $36,199.33             9.600                      $514.64      65.333               80621     0.5000
0000020274148            $70,730.44             7.850                      $694.79      78.504              130519     0.5000
0000020274205            $23,409.01             8.300                      $316.25      54.166               80526     0.5000
0000020274627            $84,278.11             7.900                      $830.23      80.000              130527     0.5000
0000020274775           $128,636.51             8.200                    $1,020.69      75.000               80610     0.5000
0000020274965            $17,665.44             8.600                      $237.75      60.000               80526     0.5000
0000020275335            $45,868.59             8.700                      $475.49      72.972              130529     0.5000
0000020275343            $34,993.68             8.000                      $467.32      72.444               80519     0.5000
0000020275616            $43,043.48             8.000                      $573.40      75.949               80526     0.5000
0000020275657           $147,677.83             8.850                    $1,241.39      75.000               80809     0.5000
0000020275897            $98,749.56             8.100                      $787.05      85.000               80529     0.5000
0000020276440            $21,689.30             7.700                      $330.33      69.019               80525     0.5000
0000020276911            $56,734.61             9.500                      $783.17      53.571               80830     0.5000
0000020277117            $53,647.29             8.600                      $723.15      79.434               80601     0.5000
0000020277497           $119,675.06             9.990                    $1,096.04      66.137               80414     0.5000
0000020277653            $41,524.41             9.250                      $566.06      72.368               80622     0.5000
0000020277885            $56,563.88             8.000                      $440.26      80.000               80529     0.5000
0000020278016            $29,532.99             7.700                      $393.20      74.821               80526     0.5000
0000020278099            $48,643.58             8.500                      $516.33      85.000               80526     0.5000
0000020278305            $67,445.35             9.500                      $588.60      56.910               90204     0.5000
0000020278511            $27,177.82             8.950                      $374.18      29.600               80616     0.5000
0000020278735            $55,539.29             8.200                      $560.30      46.478              130528     0.5000
0000020279444            $26,844.49             8.600                      $366.53      74.000               80603     0.5000
0000020279550            $63,859.59             9.350                      $556.06      66.534               80621     0.5000
0000020279675            $42,159.70             9.100                      $360.86      70.000               80602     0.5000
0000020279816            $74,199.32             8.100                      $581.49      61.811               80818     0.5000
0000020280111           $150,281.86             9.000                    $1,271.30      45.797               80607     0.5000
0000020280293            $50,679.78             8.750                      $540.84      85.000              130528     0.5000
0000020280434           $182,366.01             8.500                    $1,476.32      80.000               80830     0.5000
0000020280459            $27,979.49             7.950                      $219.09      35.294               80602     0.5000
0000020280632            $76,875.55             9.000                    $1,064.98      75.000               80706     0.5000
0000020280988            $47,157.51             8.750                      $494.88      47.058              130528     0.5000
0000020281028            $74,598.20             8.250                      $596.51      70.577               80603     0.5000
0000020281655            $46,474.72             8.250                      $468.64      64.705              130528     0.5000
0000020281754            $31,298.53             9.000                      $442.23      80.000               80628     0.5000
0000020281929            $52,336.42             9.650                      $542.61      70.000               80630     0.5000
0000020281945            $52,309.71             8.600                      $713.24      80.000               80529     0.5000
0000020281978            $53,437.54             9.250                      $570.59      70.000              130528     0.5000
0000020282174            $88,871.67             8.450                    $1,186.03      80.000               80614     0.5000
0000020282448            $72,971.85             9.250                      $773.91      43.782              130603     0.5000
0000020282620            $54,206.80             9.750                      $489.72      67.058               80510     0.5000
0000020282778            $24,384.09             8.000                      $324.93      79.069               80529     0.5000
0000020282976            $32,915.23             8.000                      $439.60      79.310               80609     0.5000
0000020283347            $42,295.38             8.750                      $577.19      75.000               80621     0.5000
0000020283800            $46,680.54             9.500                      $657.87      70.000               80630     0.5000
0000020284006            $41,460.44             8.600                      $554.75      80.000               80712     0.5000
0000020284014            $31,772.33             8.000                      $425.27      78.070               80528     0.5000
0000020284055           $138,779.50             8.950                    $1,171.63      63.593               80817     0.5000
0000020284311            $80,646.45             7.950                      $624.40      75.000               80607     0.5000
0000020284337            $76,222.29             8.750                    $1,034.43      59.142               80616     0.5000
0000020284659            $72,033.52             8.250                      $724.26      79.439              130528     0.5000
0000020284691            $65,056.98             7.950                      $508.28      80.000               80608     0.5000
0000020284956            $25,713.90             9.000                      $269.92      69.767              130629     0.5000
0000020285060            $25,994.25             7.950                      $343.00      13.688               80603     0.5000
0000020285219            $50,947.60             8.250                      $428.22      51.351               80609     0.5000
0000020285326            $64,413.07             9.500                      $571.78      58.119               80512     0.5000
0000020285474            $44,799.00             9.050                      $393.61      74.923               80623     0.5000
0000020285573            $66,071.48             9.750                      $733.21      69.954              130731     0.5000
0000020285862            $42,270.80             9.250                      $448.77      70.000              130707     0.5000
0000020286670           $101,789.28             8.000                      $796.14      74.827               80629     0.5000
0000020286803            $49,979.47             8.700                      $682.61      72.105               80603     0.5000
0000020286852            $23,683.39             8.500                      $318.45      26.948               80615     0.5000
0000020287041            $42,198.09             7.950                      $328.63      42.056               80607     0.5000
0000020287058            $41,781.68             8.400                      $553.07      65.393               80630     0.5000
0000020287322            $97,827.41             9.500                    $1,377.86      70.000               80603     0.5000
0000020287470           $146,692.00             9.000                    $1,231.08      85.000               80628     0.5000
0000020287843            $75,284.76             8.200                      $755.55      76.068              130614     0.5000
0000020288098            $50,399.37             9.750                      $460.51      80.000               80621     0.5000
0000020288270           $144,134.72             8.990                    $1,246.05      50.000               80521     0.5000
0000020288353           $111,414.82             9.500                    $1,261.29      42.857               80622     0.5000
0000020288379            $81,147.49             8.500                    $1,091.10      80.000               80708     0.5000
0000020288445            $22,455.52             9.500                      $312.23      55.679               80630     0.5000
0000020288825            $43,320.26             8.600                      $578.52      80.000               80716     0.5000
0000020288916            $56,614.15             8.850                      $468.42      79.012              130615     0.5000
0000020289369            $64,749.25             7.600                      $832.91      79.732               80628     0.5000
0000020289443           $154,457.73             8.500                    $1,261.02      80.000               80727     0.5000
0000020289484            $40,533.07             9.100                      $346.66      69.430               80630     0.5000
0000020289799            $89,631.64             7.950                      $701.80      66.736               80423     0.5000
0000020289906            $61,204.28             8.950                      $520.67      68.421               80618     0.5000
0000020290185            $51,068.79             9.250                      $444.25      75.000               80630     0.5000
0000020290201           $100,140.79             8.250                      $817.38      80.000               80603     0.5000
0000020290292           $136,038.61             9.250                    $1,172.32      75.000               80727     0.5000
0000020290391            $51,363.38             9.250                      $444.25      75.000               80630     0.5000
0000020290409            $77,376.62             8.750                      $635.27      85.000               80908     0.5000
0000020290474            $95,435.74             8.750                      $786.71      65.359               80620     0.5000
0000020290573            $89,332.74             9.000                      $759.17      85.000               80706     0.5000
0000020290912            $28,236.88             8.600                      $378.42      76.400               80629     0.5000
0000020291217            $94,822.95             9.000                      $804.62      62.500               80603     0.5000
0000020291290            $95,887.40             8.500                      $781.22      80.000               80811     0.5000
0000020291415            $40,090.82             8.300                      $527.40      79.705               80623     0.5000
0000020291548            $52,693.87             8.250                      $704.33      41.965               80615     0.5000
0000020291886            $50,449.27             7.950                      $647.88      57.627               80618     0.5000
0000020292264            $47,695.50             7.750                      $621.25      66.000               80603     0.5000
0000020292322            $41,886.50             9.100                      $561.13      70.512               80825     0.5000
0000020292348            $80,425.01             8.400                      $815.93      85.000               80629     0.5000
0000020292553            $33,458.50             7.950                      $438.28      56.097               80730     0.5000
0000020292611            $27,211.02             8.750                      $369.80      59.677               80624     0.5000
0000020292793           $126,610.76             9.750                    $1,131.94      85.000               80628     0.5000
0000020292801            $43,881.91             9.000                      $376.57      72.000               80720     0.5000
0000020292892            $46,386.41             9.350                      $635.20      65.000               80622     0.5000
0000020293353            $83,359.65             9.000                      $711.29      85.000               80706     0.5000
0000020293452           $100,480.52             7.390                    $1,243.05      75.000               81222     0.5000
0000020294906            $31,475.37             8.600                      $423.99      80.000               80707     0.5000
0000020295200            $49,853.40             9.250                      $689.56      66.336               80629     0.5000
0000020295259            $31,030.12             9.000                      $421.94      55.466               80712     0.5000
0000020295523            $67,915.11             9.600                      $604.31      75.000               80710     0.5000
0000020295853            $69,969.84             8.900                      $954.01      73.916               80630     0.5000
0000020296158            $41,138.97             9.500                      $574.33      42.968               80608     0.5000
0000020296281            $38,486.05             8.000                      $501.72      75.000               80630     0.5000
0000020296331            $42,906.53             8.600                      $566.63      80.000               80712     0.5000
0000020296471            $90,702.98             9.050                      $948.10      78.358              130614     0.5000
0000020296562            $65,046.59             9.250                      $559.42      80.000               80726     0.5000
0000020297073            $58,608.74             8.600                      $594.43      73.118              130901     0.5000
0000020297214            $92,036.51             8.250                      $734.37      85.000               80723     0.5000
0000020297255            $51,809.69             9.350                      $556.65      85.000              130708     0.5000
0000020297461            $34,835.94             8.000                      $458.72      80.000               80630     0.5000
0000020297537            $49,485.51             9.050                      $420.28      59.090               80628     0.5000
0000020297628            $47,778.90             9.500                      $665.69      70.833               80609     0.5000
0000020298022            $86,059.77             8.200                      $687.94      80.000               80630     0.5000
0000020298154            $55,752.82             8.900                      $452.16      67.441               80707     0.5000
0000020298436            $43,852.47             8.750                      $450.70      85.000              130623     0.5000
0000020298444            $40,233.31             8.200                      $528.11      70.000               80630     0.5000
0000020298485            $43,751.38             7.900                      $434.21      49.809              130621     0.5000
0000020299111            $63,833.30             8.250                      $634.83      65.000               80628     0.5000
0000020299442           $140,561.44             7.950                    $1,095.42      71.428               80602     0.5000
0000020299624            $33,110.50             8.000                      $430.05      64.285               80630     0.5000
0000020299707           $134,461.22             8.750                    $1,136.79      84.502               80621     0.5000
0000020299905            $36,647.17             7.990                      $495.69      71.095               80630     0.5000
0000020299970            $39,449.52             7.700                      $516.13      70.512               80708     0.5000
0000020300158            $50,339.04             8.500                      $664.70      75.000               80623     0.5000
0000020300281            $73,410.74             9.250                      $633.46      70.000               80702     0.5000
0000020300604            $87,266.59             8.500                      $711.24      77.731               80630     0.5000
0000020300711            $55,009.17             8.500                      $569.00      35.238               80528     0.5000
0000020300737            $50,007.53             7.850                      $651.55      80.000               80630     0.5000
0000020300869            $42,073.22             8.600                      $562.67      80.000               80706     0.5000
0000020301297            $70,477.56             8.500                      $935.51      77.868               80726     0.5000
0000020301792            $73,165.12             8.500                      $598.22      68.849               80630     0.5000
0000020301826            $23,646.91             8.500                      $192.23      17.241               80525     0.5000
0000020302105            $64,195.54             9.000                      $676.60      80.000              130721     0.5000
0000020302436           $100,586.79             9.750                    $1,119.25      63.783              130730     0.5000
0000020302584            $34,419.22             8.500                      $456.92      68.235               80805     0.5000
0000020303012            $50,763.81             7.900                      $392.48      50.943               80707     0.5000
0000020303194           $101,555.27             8.050                      $796.24      72.000               80706     0.5000
0000020303285            $95,221.48             9.500                      $840.85      45.871               81203     0.5000
0000020303319            $39,611.53             8.000                      $311.12      80.000               80813     0.5000
0000020303418            $87,835.05             9.500                      $938.89      85.000              130706     0.5000
0000020303533           $106,906.05             8.500                      $873.49      80.000               80706     0.5000
0000020303558            $94,645.66             8.990                    $1,287.36      79.375               80528     0.5000
0000020303871            $45,239.50             7.950                      $592.62      49.760               80714     0.5000
0000020304036           $128,065.98             8.500                    $1,045.73      80.000               80811     0.5000
0000020304085            $43,727.31             7.950                      $571.66      77.922               80731     0.5000
0000020304127            $64,643.32             7.450                      $483.58      69.500               80702     0.5000
0000020304705           $102,746.79             8.500                      $836.20      75.000               80806     0.5000
0000020304838            $46,787.07             8.500                      $620.39      54.782               80707     0.5000
0000020305082           $100,042.58             8.500                    $1,008.85      75.000              130929     0.5000
0000020305140            $48,584.61             8.750                      $503.72      73.076              130810     0.5000
0000020305173            $46,362.80             9.250                      $401.06      75.000               80830     0.5000
0000020305546            $22,985.91             8.750                      $307.34      71.511               80629     0.5000
0000020305629            $77,700.56             6.850                      $589.08      70.234               80706     0.5000
0000020305645           $120,919.03             8.500                      $984.21      80.000               80813     0.5000
0000020305850           $130,977.51             8.900                    $1,764.58      66.037               80730     0.5000
0000020305942            $65,823.71             8.650                      $886.75      75.000               80706     0.5000
0000020306338            $28,471.94             9.750                      $397.26      22.455               80608     0.5000
0000020306353            $32,177.00             9.350                      $460.66      60.958               80721     0.5000
0000020306486            $16,668.84             8.500                      $419.06      27.250               80608     0.5000
0000020306692            $77,301.94             8.500                      $625.16      75.985               80623     0.5000
0000020306924            $54,670.72             7.750                      $731.19      80.000               80628     0.5000
0000020307013            $31,255.93             9.750                      $279.23      30.952               80603     0.5000
0000020307377            $41,839.01             8.750                      $559.70      74.666               80731     0.5000
0000020307393            $78,350.52             8.500                      $642.05      79.523               80630     0.5000
0000020307419           $115,494.52             8.750                      $962.93      85.000               80625     0.5000
0000020307468            $15,671.18             9.250                      $216.13      52.500               80623     0.5000
0000020307500            $26,551.11             9.990                      $375.90      38.461               80528     0.5000
0000020307641            $22,931.97             8.000                      $305.81      54.237               80630     0.5000
0000020307658            $80,489.02             8.500                      $653.58      44.041               80712     0.5000
0000020307690            $32,224.58             8.000                      $425.27      55.625               80630     0.5000
0000020307906            $71,534.12             9.250                      $621.95      70.000               80927     0.5000
0000020308011            $33,957.84             9.000                      $442.55      68.750               80827     0.5000
0000020308425            $27,916.59             7.850                      $359.87      62.295               80723     0.5000
0000020308599            $80,484.11             8.250                      $642.08      84.618               80726     0.5000
0000020308896            $44,994.02             8.600                      $614.18      65.263               80708     0.5000
0000020309217            $29,101.95             9.250                      $311.40      33.009              130706     0.5000
0000020309233            $51,541.44             9.250                      $544.95      70.000              130630     0.5000
0000020309316            $42,406.99             8.850                      $441.50      80.000              130630     0.5000
0000020309324            $99,143.39             9.000                      $834.40      85.000               80803     0.5000
0000020309373            $32,255.34             8.950                      $439.92      64.925               80719     0.5000
0000020309605           $147,253.63             8.750                    $1,227.26      80.000               80716     0.5000
0000020310009            $67,326.14             7.650                      $860.72      62.162               81006     0.5000
0000020310223            $14,969.49             9.350                      $207.04      27.397               80721     0.5000
0000020310629            $45,545.88             8.650                      $424.09      80.000               80715     0.5000
0000020310660            $36,983.28             8.600                      $507.20      80.000               80630     0.5000
0000020310876            $64,921.16             7.650                      $496.67      54.687               80630     0.5000
0000020312385            $55,054.32             7.900                      $706.72      80.000               80715     0.5000
0000020312922            $66,015.34             8.500                      $882.33      80.000               80714     0.5000
0000020313094            $59,370.95             7.900                      $603.25      75.454               80726     0.5000
0000020313169            $65,689.44             8.500                      $535.17      80.000               80721     0.5000
0000020313516            $39,331.05             8.000                      $516.06      50.467               80721     0.5000
0000020313524            $70,068.14             7.650                      $532.14      42.134               80731     0.5000
0000020313680            $85,009.18             9.000                      $724.16      56.250               80727     0.5000
0000020313995            $27,392.57             8.450                      $368.18      27.372               80714     0.5000
0000020314233            $27,226.59             8.000                      $359.33      80.000               80630     0.5000
0000020314407            $39,759.85             8.500                      $531.76      80.000               80818     0.5000
0000020314423            $45,000.97             8.450                      $584.18      47.600               80710     0.5000
0000020314829            $44,093.61             8.200                      $443.15      44.237              130706     0.5000
0000020315297           $115,671.66             9.500                    $1,021.64      75.000               80816     0.5000
0000020315586           $132,152.44             8.550                    $1,081.45      80.000               80727     0.5000
0000020315677            $74,160.75             8.250                      $970.14      58.823               80721     0.5000
0000020315685            $75,732.13             8.350                    $1,002.32      74.420               80804     0.5000
0000020316030            $71,362.11             8.850                      $955.09      73.076               80801     0.5000
0000020316055           $192,318.51             9.500                    $1,681.71      63.492               80901     0.5000
0000020316105            $20,455.33             7.650                      $261.96      19.310               80723     0.5000
0000020316758            $24,034.24             8.750                      $319.83      29.629               80703     0.5000
0000020316766            $73,590.30             7.950                      $733.94      75.000               80707     0.5000
0000020316865            $20,529.22             8.000                      $267.59      42.424               80714     0.5000
0000020317061            $68,264.78             7.900                      $530.57      78.074               80731     0.5000
0000020317152            $87,374.51             9.000                      $917.72      85.000              130722     0.5000
0000020317277            $90,054.21             9.500                      $800.92      75.000               81008     0.5000
0000020317285            $66,779.09             8.250                      $882.83      79.824               80720     0.5000
0000020317327            $34,797.12             8.000                      $458.72      80.000               80719     0.5000
0000020317335            $78,247.91             8.750                      $807.50      85.000              130730     0.5000
0000020317418            $49,837.86             9.350                      $683.23      70.212               80714     0.5000
0000020318051            $54,570.47             9.000                      $458.24      85.000               80721     0.5000
0000020318200            $62,829.57             7.900                      $617.69      80.000              130914     0.5000
0000020318457            $81,442.22             9.750                      $730.29      66.929               80721     0.5000
0000020318572            $51,802.32             9.000                      $699.84      67.980               80811     0.5000
0000020318705            $30,951.36             8.000                      $397.56      80.000               80816     0.5000
0000020318762            $81,364.39             8.250                    $1,078.80      80.000               80714     0.5000
0000020318796            $39,570.63             8.850                      $413.01      80.000              130720     0.5000
0000020319216            $72,855.58             8.500                      $596.68      80.000               80723     0.5000
0000020319786            $60,836.03             8.500                      $616.16      79.775              130816     0.5000
0000020319844            $37,417.23             9.350                      $517.60      68.965               80722     0.5000
0000020319976            $41,152.66             8.850                      $427.25      80.000              130726     0.5000
0000020320529            $53,695.62             8.550                      $547.86      71.885              130726     0.5000
0000020320677           $107,014.43             9.250                      $921.40      80.000               80826     0.5000
0000020320909            $52,351.80             9.000                      $442.55      84.615               80811     0.5000
0000020321097            $58,715.97             8.000                      $464.48      77.195               80730     0.5000
0000020321105            $44,031.29             8.000                      $573.40      80.000               80731     0.5000
0000020321113           $118,877.65             8.250                      $949.60      80.000               80715     0.5000
0000020321477            $57,125.18             9.600                      $789.81      80.000               80730     0.5000
0000020321865            $34,891.38             9.250                      $374.59      19.854              130721     0.5000
0000020322004            $48,568.75             8.250                      $636.42      48.592               80731     0.5000
0000020322087            $46,984.55             8.750                      $486.05      72.368              130805     0.5000
0000020322111            $67,207.08             8.500                      $650.51      48.068               80721     0.5000
0000020322749            $53,168.33             9.350                      $464.77      39.716               80920     0.5000
0000020322871            $62,604.98             7.950                      $490.75      80.000               80720     0.5000
0000020323101            $71,167.44             9.250                      $747.35      85.000              130907     0.5000
0000020323184           $114,730.22             8.200                    $1,015.46      71.473               80727     0.5000
0000020323747            $58,236.72             7.900                      $572.86      59.482              130728     0.5000
0000020324117            $38,716.53             9.000                      $404.88      75.000              130731     0.5000
0000020324695            $34,297.08             9.100                      $464.21      70.000               80730     0.5000
0000020324919            $41,229.04             8.950                      $556.22      35.483               80805     0.5000
0000020325122            $75,833.12             9.250                      $805.96      80.000              130809     0.5000
0000020325239            $50,032.73             8.250                    $1,028.35      72.108               80830     0.5000
0000020325262            $31,995.12             9.500                      $285.90      29.565               90401     0.5000
0000020325593            $88,032.52             9.150                    $1,189.49      75.000               80830     0.5000
0000020325627            $91,493.84             8.700                      $775.31      52.941               80928     0.5000
0000020325833            $48,641.36             7.700                      $628.74      57.758               81014     0.5000
0000020326054            $22,918.59             9.250                      $329.35      42.666               80816     0.5000
0000020326393           $119,434.71             8.250                      $949.61      80.000               80801     0.5000
0000020326864            $48,874.55             8.950                    $1,162.99      58.080               80804     0.5000
0000020326906           $122,123.97             8.600                      $993.30      80.000               80830     0.5000
0000020327078            $41,600.28             9.250                      $571.21      75.000               80730     0.5000
0000020327151            $26,902.40             8.600                      $356.62      80.000               80731     0.5000
0000020327458            $91,006.16             9.600                      $805.76      62.500               80809     0.5000
0000020327482            $47,802.80             8.750                      $641.40      85.000               80903     0.5000
0000020328787            $55,360.34             8.500                      $450.97      85.000               80730     0.5000
0000020328928            $57,923.77             8.500                      $748.41      79.166               80825     0.5000
0000020329033            $63,326.27             9.250                      $669.50      85.000              130805     0.5000
0000020329231            $80,449.23             8.150                      $798.44      80.000              130802     0.5000
0000020329587            $37,762.15             8.250                      $488.96      72.000               80816     0.5000
0000020329694            $52,443.13             8.000                      $416.05      79.859               80730     0.5000
0000020329843            $54,800.87             8.650                      $570.27      59.090              130729     0.5000
0000020330288            $39,131.76             8.250                      $509.33      64.024               80731     0.5000
0000020330379            $48,379.55             9.350                      $420.16      75.000               80730     0.5000
0000020330387            $51,373.05             8.300                      $416.65      80.000               80810     0.5000
0000020330585            $90,173.37             8.400                    $1,189.35      84.965               80817     0.5000
0000020330627            $85,272.82             9.250                      $741.24      85.000               80817     0.5000
0000020331070            $72,877.46             9.500                      $643.26      85.000               80803     0.5000
0000020331252            $89,795.26             9.000                    $1,217.12      80.000               80816     0.5000
0000020331278            $56,118.04             7.900                      $728.02      76.643               80823     0.5000
0000020331443            $41,071.53             9.000                      $557.85      54.455               80731     0.5000
0000020331591            $32,766.52             9.100                      $448.90      80.000               80731     0.5000
0000020331674            $56,699.91             7.600                      $716.87      66.833               80817     0.5000
0000020331765            $93,125.81             7.900                    $1,187.37      79.617               80811     0.5000
0000020331815            $37,046.53             8.000                      $480.89      80.000               80922     0.5000
0000020332318            $86,536.21             8.500                      $874.77      80.000              130803     0.5000
0000020332391           $181,847.73             8.150                    $1,423.38      85.000               80830     0.5000
0000020332532            $56,314.36             8.150                      $560.77      65.000              130817     0.5000
0000020332540           $154,194.42             9.250                    $1,353.31      70.000               80929     0.5000
0000020332946            $50,289.58             7.650                      $638.05      75.777               80810     0.5000
0000020333084            $54,630.03             8.750                      $460.22      65.000               80728     0.5000
0000020333605            $61,120.63             8.750                      $649.53      60.743              130820     0.5000
0000020334298            $37,302.66             8.650                      $496.78      66.666               80920     0.5000
0000020334306            $83,309.63             8.250                      $661.12      80.000               80809     0.5000
0000020335220            $35,412.02             8.250                      $461.79      85.000               80804     0.5000
0000020335451            $24,324.77             8.600                      $320.96      78.260               80830     0.5000
0000020335519            $52,981.82             9.000                      $709.99      67.307               80915     0.5000
0000020336004            $82,812.79             9.000                      $687.96      82.211               80830     0.5000
0000020336426           $112,263.59             8.500                      $891.94      76.315               81005     0.5000
0000020336616            $37,829.17             7.850                      $492.45      80.000               80731     0.5000
0000020336632            $50,468.17             7.900                      $645.92      80.000               80827     0.5000
0000020336863            $34,936.61             9.000                      $468.60      60.000               80830     0.5000
0000020337077            $28,406.21             8.750                      $384.79      70.000               80901     0.5000
0000020337259            $73,076.18             8.700                      $971.59      75.000               80927     0.5000
0000020337861            $76,183.59             8.250                      $608.53      54.000               80804     0.5000
0000020338117            $46,691.54             8.000                      $611.62      80.000               80730     0.5000
0000020338315            $64,075.56             8.950                      $669.70      71.142              130820     0.5000
0000020338497            $51,907.43             8.250                      $679.10      43.750               80901     0.5000
0000020338521            $27,105.34             8.250                      $395.82      80.000               80927     0.5000
0000020338810            $36,817.91             8.500                      $488.44      80.000               80830     0.5000
0000020339602            $66,361.01             8.400                      $881.00      75.000               80830     0.5000
0000020340360           $115,492.08             9.250                      $987.22      75.000               80901     0.5000
0000020340592            $63,974.65             7.900                      $497.87      62.272               80830     0.5000
0000020340600            $45,274.27             8.350                      $585.59      80.000               80927     0.5000
0000020341012            $26,604.25             8.000                      $348.82      58.870               80810     0.5000
0000020341053            $97,281.04             7.950                      $956.67      72.777               80816     0.5000
0000020341152           $126,922.44             8.750                    $1,150.55      75.000               90119     0.5000
0000020341186            $85,150.63             8.500                      $692.03      75.000               80830     0.5000
0000020341335           $113,320.81             8.990                      $964.68      75.000               80628     0.5000
0000020341400           $123,067.28             9.850                    $1,346.70      36.959              130819     0.5000
0000020341467            $89,451.41             8.400                      $898.55      84.796              130820     0.5000
0000020341475            $79,057.14             9.250                    $1,080.66      64.417               80827     0.5000
0000020341566           $129,443.65             7.990                    $1,270.45      80.000              130823     0.5000
0000020341582            $73,535.61             8.500                      $596.68      80.000               80927     0.5000
0000020341780           $111,209.99             9.500                    $1,211.78      71.038              130830     0.5000
0000020342267            $89,885.31             9.350                      $778.07      75.000               80908     0.5000
0000020342713            $64,973.45             8.950                      $672.38      49.019              131110     0.5000
0000020342887            $63,608.80             8.000                      $498.96      80.000               80818     0.5000
0000020343174            $19,696.92             8.000                      $258.03      58.064               80816     0.5000
0000020343364            $24,453.29             7.850                      $317.25      55.833               80818     0.5000
0000020343448            $38,190.28             9.600                      $405.98      54.062              130914     0.5000
0000020343497            $31,588.26             8.600                      $254.54      80.000               81014     0.5000
0000020343596            $62,987.06             7.950                      $819.38      66.153               80817     0.5000
0000020343745            $17,313.12             7.100                      $215.26      55.348               80909     0.5000
0000020344057            $59,986.14             8.750                      $799.56      78.431               80803     0.5000
0000020344099            $61,762.67             9.000                      $523.00      59.090               80824     0.5000
0000020344271            $73,987.42             9.250                      $641.69      50.000               80830     0.5000
0000020344784            $84,676.46             8.750                      $704.88      80.000               80901     0.5000
0000020344818            $88,326.38             8.250                      $704.32      75.000               81130     0.5000
0000020344982            $34,730.57             9.250                      $365.89      85.000              130903     0.5000
0000020345104            $89,404.29             9.000                      $756.35      60.645               80729     0.5000
0000020345153            $43,157.42             8.600                      $566.63      80.000               80830     0.5000
0000020345310           $112,902.76             7.900                    $1,109.19      80.000              130820     0.5000
0000020345468            $26,005.44             8.000                      $340.22      80.000               80820     0.5000
0000020345492            $46,959.94             7.990                      $615.07      70.000               80816     0.5000
0000020345633            $41,602.32             9.150                      $574.02      85.000               80830     0.5000
0000020345757            $79,539.74             8.250                      $631.07      73.043               80830     0.5000
0000020346102            $59,875.62             9.000                      $811.42      81.632               80823     0.5000
0000020346144            $61,665.64             9.100                      $544.94      75.000               80922     0.5000
0000020346193            $46,362.98             8.850                      $388.00      85.000               81101     0.5000
0000020346417            $43,411.72             9.050                      $587.97      85.000               80920     0.5000
0000020346755            $24,822.60             9.000                      $334.71      41.250               80825     0.5000
0000020347043            $33,511.76             8.750                      $449.76      75.000               80830     0.5000
0000020347100            $86,176.47             7.650                      $649.92      73.870               80812     0.5000
0000020347241            $50,849.91             7.550                      $650.90      66.037               80830     0.5000
0000020347332            $31,039.31             9.250                      $411.68      72.727               80830     0.5000
0000020347613            $88,685.32             9.000                    $1,202.93      79.066               80827     0.5000
0000020347753            $73,953.70             7.900                      $572.36      75.000               81118     0.5000
0000020347829            $51,003.46             9.500                      $485.59      75.000               80929     0.5000
0000020347944            $65,779.79             7.650                      $499.50      80.000               80914     0.5000
0000020348041            $29,284.82             8.600                      $391.30      63.709               80830     0.5000
0000020348132           $127,017.33             8.250                    $1,021.73      80.000               80903     0.5000
0000020348249            $86,089.45             9.000                      $899.73      73.529              131019     0.5000
0000020348413            $57,654.46             7.950                      $757.46      76.442               80830     0.5000
0000020348637            $49,401.07             8.850                      $661.53      70.000               80830     0.5000
0000020349015            $34,015.49             9.000                      $456.43      40.178               80921     0.5000
0000020349304            $85,279.78             8.500                      $902.54      77.037              130929     0.5000
0000020349528            $60,307.12             8.500                      $787.80      80.000               80824     0.5000
0000020349585            $25,713.89             7.450                      $323.47      61.403               81029     0.5000
0000020349767            $67,758.77             8.650                      $894.20      68.181               81122     0.5000
0000020349833            $42,390.35             8.750                      $435.67      85.000              130830     0.5000
0000020350443            $26,508.80             9.000                      $354.99      29.166               80922     0.5000
0000020350674            $53,517.19             8.750                      $715.90      70.000               81006     0.5000
0000020350831            $26,690.32             7.650                      $278.13      70.000               80923     0.5000
0000020350880            $89,322.94             8.700                      $736.15      70.149               80930     0.5000
0000020350963            $95,561.02             9.250                      $822.68      67.567               90124     0.5000
0000020350971            $97,882.40             8.750                    $1,249.31      72.254               80913     0.5000
0000020351078            $16,735.81             8.990                      $228.08      23.195               80726     0.5000
0000020351086            $32,816.27             8.500                      $433.29      79.566               80901     0.5000
0000020351227            $76,609.76             9.350                      $663.95      61.538               81014     0.5000
0000020351383           $111,419.40             7.990                    $1,088.24      68.526              130830     0.5000
0000020351763            $54,073.57             9.750                      $515.49      28.301               80803     0.5000
0000020351854            $19,790.40             8.500                      $496.31      37.058               81122     0.5000
0000020353066            $21,699.12             9.100                      $292.81      51.250               80927     0.5000
0000020353157            $73,749.69             8.250                      $585.08      78.664               81004     0.5000
0000020353215            $53,086.02             9.750                      $478.12      70.000               80907     0.5000
0000020353777            $98,552.69             8.450                      $997.06      82.365              131005     0.5000
0000020353801            $95,461.58             8.750                    $1,003.90      80.000              130909     0.5000
0000020354700            $59,301.94             8.500                      $486.23      71.857               80914     0.5000
0000020355129            $34,107.29             8.250                      $446.27      29.677               81005     0.5000
0000020355236            $28,178.65             8.000                      $366.98      80.000               80830     0.5000
0000020355285            $46,138.34             7.650                      $583.79      80.000               81004     0.5000
0000020355533            $82,067.93             7.650                      $620.12      62.428               80915     0.5000
0000020355640            $45,979.62             7.700                      $594.02      56.517               80830     0.5000
0000020356051            $98,381.08             8.990                      $836.06      80.000               80825     0.5000
0000020356143            $56,069.73             9.000                      $587.53      62.788              130928     0.5000
0000020356242            $74,294.76             8.250                      $970.14      51.282               80920     0.5000
0000020356721           $135,619.08             7.650                    $1,040.25      79.682               80630     0.5000
0000020356739            $70,227.70             7.650                      $900.01      76.960               80623     0.5000
0000020356788            $75,208.24             7.950                      $584.23      79.601               80915     0.5000
0000020357026            $36,014.32             8.000                      $477.83      56.818               80830     0.5000
0000020357216           $103,157.30             8.250                      $845.17      75.000               80910     0.5000
0000020357489            $96,116.31             8.750                      $798.50      70.000               81015     0.5000
0000020357497            $72,237.68             8.650                    $1,013.42      68.000               80928     0.5000
0000020357521            $37,699.10             8.300                      $490.42      80.000               81014     0.5000
0000020357620            $54,349.02             8.600                      $728.10      77.368               80830     0.5000
0000020357893            $88,930.87             8.250                    $1,164.17      77.922               80909     0.5000
0000020357968            $32,720.03             8.250                      $329.75      63.442              130830     0.5000
0000020358156            $25,664.65             7.700                      $323.76      48.591               80915     0.5000
0000020358354            $86,175.57             8.250                      $685.16      80.000               81004     0.5000
0000020358438            $59,168.97             7.900                      $577.01      66.190              130929     0.5000
0000020358859            $99,788.41             8.400                      $860.54      69.725               80927     0.5000
0000020358883            $79,049.07             8.500                      $645.89      70.000               90408     0.5000
0000020358917            $29,204.93             8.350                      $383.36      80.000               80929     0.5000
0000020358974            $43,790.57             8.350                      $566.07      80.000               80915     0.5000
0000020359105            $30,624.45             9.500                      $417.69      48.780               81006     0.5000
0000020359667            $49,890.86             7.650                      $634.52      79.791               80921     0.5000
0000020359816            $63,054.36             8.000                      $807.53      73.478               80830     0.5000
0000020359881            $24,295.29             8.000                      $242.57      64.444              130924     0.5000
0000020359931            $89,161.50             8.450                    $1,178.18      71.856               80927     0.5000
0000020359964            $46,121.65             8.450                      $508.98      70.000               80916     0.5000
0000020360301            $55,619.42             7.950                      $719.34      50.333               80917     0.5000
0000020360863            $27,528.12             7.750                      $354.49      48.282               80927     0.5000
0000020361143            $79,572.12             8.400                      $639.95      75.000               80920     0.5000
0000020361150            $55,536.54             8.300                      $561.02      80.000              130929     0.5000
0000020361176           $116,453.99             8.500                      $947.31      80.000               80929     0.5000
0000020361226            $62,206.68             8.500                      $837.03      59.440               80929     0.5000
0000020361440            $29,377.82             8.500                      $393.90      42.105               80811     0.5000
0000020361598            $22,016.00             8.500                      $333.71      70.000               81008     0.5000
0000020361614            $88,142.93             9.750                    $1,228.86      68.235               80818     0.5000
0000020361622            $55,894.16             7.750                      $424.12      80.000               81004     0.5000
0000020361887            $35,805.99             9.750                      $495.25      85.000               80922     0.5000
0000020362075           $108,665.53             8.500                      $873.49      80.000               80929     0.5000
0000020362091            $37,278.76             9.650                      $442.72      78.333              130914     0.5000
0000020362554            $89,495.90             7.990                      $869.26      80.000              130907     0.5000
0000020362729            $70,932.77             8.650                      $584.68      75.000               80929     0.5000
0000020362893           $112,529.01             7.700                      $855.56      77.922               80915     0.5000
0000020362927            $77,636.53             8.500                      $784.52      80.000              130914     0.5000
0000020363032           $116,750.52             8.750                      $967.65      76.875               81013     0.5000
0000020363057            $47,357.05             9.000                      $442.54      42.471               81001     0.5000
0000020363255            $83,814.45             9.250                      $725.60      70.000               81006     0.5000
0000020363347            $76,493.88             8.500                      $984.74      80.000               80922     0.5000
0000020363354           $109,770.29             7.400                      $808.70      80.000               81109     0.5000
0000020363560            $64,473.69             9.500                      $571.79      80.000               80910     0.5000
0000020363701            $66,180.01             7.900                      $647.58      69.026              131005     0.5000
0000020364154            $39,073.66             8.500                      $513.05      67.225               81119     0.5000
0000020364253            $83,405.35             9.390                      $728.74      70.000               81123     0.5000
0000020364493            $84,262.52             8.300                      $844.09      79.596              130914     0.5000
0000020365086            $42,669.79             8.110                      $421.65      47.619              130922     0.5000
0000020365110            $31,745.17             8.300                      $413.55      85.000               80929     0.5000
0000020365367            $49,833.09             7.950                      $646.93      70.000               80920     0.5000
0000020365540            $94,128.67             7.900                      $721.00      80.000               81001     0.5000
0000020365672            $77,221.32             8.500                      $630.51      68.333               80928     0.5000
0000020365722           $146,136.31             7.650                    $1,103.30      77.750               81004     0.5000
0000020366035            $50,832.44             8.550                      $681.50      65.714               80913     0.5000
0000020366357           $104,293.85             8.150                    $1,035.26      80.000              131110     0.5000
0000020366639            $74,435.66             8.650                      $608.07      78.000               81012     0.5000
0000020367033            $75,190.83             8.450                      $608.47      75.000               81123     0.5000
0000020368064            $13,004.86             9.250                      $267.59      22.608               80927     0.5000
0000020368114            $76,258.35             8.400                      $617.09      75.000               80929     0.5000
0000020368254            $86,779.17             8.650                      $710.97      80.000               81026     0.5000
0000020368536            $40,242.54             8.250                      $520.00      80.000               81014     0.5000
0000020368601            $46,832.48             7.700                      $595.90      77.439               81018     0.5000
0000020368692            $42,080.02             7.950                      $544.98      49.739               80922     0.5000
0000020368809            $43,987.79             8.240                      $436.37      76.038              131110     0.5000
0000020369336           $143,233.37             8.350                    $1,846.53      72.769               81029     0.5000
0000020369542            $65,238.71             8.750                      $542.83      49.285               81019     0.5000
0000020369559            $83,840.22             9.850                      $758.19      56.451               81103     0.5000
0000020369666            $43,085.67             8.740                      $564.30      69.745               81228     0.5000
0000020370078            $86,874.33             9.990                      $797.92      79.130               80827     0.5000
0000020370201            $37,069.68             9.100                      $497.36      75.000               81025     0.5000
0000020370383            $48,493.44             7.950                      $477.50      40.928              131013     0.5000
0000020370425            $70,464.19             9.250                      $605.49      80.000               81014     0.5000
0000020370466           $157,352.51             8.500                    $1,268.71      70.512               80826     0.5000
0000020370482            $61,954.26             9.100                      $828.94      65.000               81013     0.5000
0000020370557            $62,982.12             8.350                      $509.59      80.000               80924     0.5000
0000020371100            $48,016.63             7.750                      $614.66      65.300               80928     0.5000
0000020371316            $56,574.92             8.650                      $760.07      72.169               80730     0.5000
0000020371365            $66,503.88             7.950                      $838.44      80.000               80701     0.5000
0000020371381            $78,408.77             8.700                    $1,046.32      78.947               80702     0.5000
0000020371555           $192,081.10             9.250                    $1,645.35      67.796               80920     0.5000
0000020371563           $103,202.69             7.950                    $1,314.82      74.594               81014     0.5000
0000020371639            $77,044.20             8.750                    $1,019.44      84.297               81006     0.5000
0000020371845           $159,510.90             7.650                    $1,220.37      80.000               81025     0.5000
0000020372454            $43,878.61             8.650                      $452.16      36.639               81102     0.5000
0000020372710            $41,088.12             7.650                      $523.92      80.000               81013     0.5000
0000020372736            $60,168.52             8.400                      $495.19      65.000               81224     0.5000
0000020372892            $72,536.77             8.850                      $600.56      85.000               81102     0.5000
0000020372926            $43,160.47             8.750                      $443.63      57.701              130924     0.5000
0000020373171            $43,921.60             7.650                      $556.66      77.272               81008     0.5000
0000020373502            $26,881.52             8.050                      $345.08      80.000               81013     0.5000
0000020373841            $76,916.22             9.250                      $674.60      78.095               81025     0.5000
0000020373890            $70,187.03             8.750                      $579.76      85.000               81020     0.5000
0000020373940            $32,705.35             9.250                      $435.56      80.000               81019     0.5000
0000020374054           $177,514.22             8.250                    $1,406.38      80.000               81020     0.5000
0000020374112            $48,313.84             8.250                      $383.15      78.461               80929     0.5000
0000020374138            $35,600.23             8.250                      $470.04      85.000               81018     0.5000
0000020374195           $120,319.39             8.750                      $997.14      75.000               81206     0.5000
0000020374328            $76,599.49             8.250                      $608.53      79.802               81029     0.5000
0000020374351           $125,675.16             8.990                    $1,069.19      73.888               80914     0.5000
0000020374427            $82,440.91             8.900                      $693.77      70.731               80915     0.5000
0000020374872            $42,508.71             7.950                      $571.67      49.586               81005     0.5000
0000020375275            $45,778.86             9.850                      $619.03      70.000               81108     0.5000
0000020375291            $30,138.92             9.100                      $408.09      57.142               80929     0.5000
0000020375515            $32,484.57             8.700                      $498.25      54.347               81103     0.5000
0000020375572            $96,078.46             8.150                      $960.83      80.000              130929     0.5000
0000020375903            $60,887.03             9.600                      $593.72      67.307               81105     0.5000
0000020376042            $86,664.52             8.500                      $707.41      77.966               81022     0.5000
0000020376075            $60,416.74             9.000                      $512.95      85.000               81004     0.5000
0000020376190            $28,309.51             8.350                      $371.85      69.272               80929     0.5000
0000020376331            $93,471.23             9.750                      $836.18      85.000               81025     0.5000
0000020376372            $49,011.93             8.450                      $399.52      51.428               80921     0.5000
0000020376695            $38,186.08             8.350                      $497.36      80.000               81025     0.5000
0000020376703            $70,878.64             8.250                      $707.22      58.865              131018     0.5000
0000020376786            $53,556.17             8.000                      $418.25      75.000               81029     0.5000
0000020376851            $36,355.86             8.850                      $479.06      84.635               81105     0.5000
0000020377396            $36,616.98             8.350                      $480.18      80.000               81018     0.5000
0000020377537            $73,887.14             8.000                      $575.28      80.000               81203     0.5000
0000020377792            $78,383.37             8.500                      $645.89      80.000               81015     0.5000
0000020377867             $9,604.94             7.650                      $161.77      13.411               80830     0.5000
0000020377958            $58,382.45             8.250                      $467.29      52.711               80830     0.5000
0000020378154           $108,989.45             7.700                      $819.91      55.555               81008     0.5000
0000020378238            $79,242.49             7.900                      $773.77      72.812              130929     0.5000
0000020378337            $90,217.37             8.300                      $724.60      58.181               81012     0.5000
0000020378410            $46,101.49             9.500                      $625.49      84.964               81014     0.5000
0000020378436            $82,171.76             8.850                      $681.53      85.000               81123     0.5000
0000020378667            $89,309.70             8.250                      $709.20      80.000               80930     0.5000
0000020378717            $67,592.85             7.350                      $581.33      36.684               81020     0.5000
0000020378774            $36,241.02             8.350                      $464.57      79.333               81018     0.5000
0000020378840            $33,174.04             8.250                      $430.75      77.894               81027     0.5000
0000020379129            $43,041.07             9.250                      $573.27      71.318               81022     0.5000
0000020379178            $82,096.75             8.300                      $667.23      85.000               81018     0.5000
0000020379210            $82,287.41             8.500                    $1,063.52      69.677               81108     0.5000
0000020379400           $146,448.68             8.875                    $1,237.23      74.047               81025     0.5000
0000020379707            $49,822.61             8.500                      $503.34      60.416              131025     0.5000
0000020379731            $44,639.16             8.750                      $599.67      50.420               81009     0.5000
0000020379889            $61,322.86             8.500                      $623.10      84.970              131026     0.5000
0000020380044            $26,594.77             7.450                      $329.01      80.000               81014     0.5000
0000020380234            $65,752.94             8.650                      $545.70      66.666               81014     0.5000
0000020380358           $135,238.22             8.250                    $1,066.80      63.111               80930     0.5000
0000020380408           $113,916.47             8.500                      $935.00      80.000               81105     0.5000
0000020380580            $16,661.19             8.500                      $216.64      18.487               81203     0.5000
0000020380622            $28,667.61             9.250                      $380.81      58.730               81124     0.5000
0000020381075            $38,587.93             8.490                      $501.92      68.000               81108     0.5000
0000020381398           $107,791.20             8.750                    $1,095.81      80.000              131014     0.5000
0000020381612            $26,514.38             8.750                      $367.80      63.448               81029     0.5000
0000020381679            $28,586.12             7.990                      $420.23      50.574               90201     0.5000
0000020381869           $106,907.69             8.750                      $876.00      85.000               81026     0.5000
0000020381927            $52,567.51             9.000                      $444.55      85.000               81015     0.5000
0000020381943            $56,528.20             8.500                      $576.24      80.000              131027     0.5000
0000020381950            $69,745.27             9.500                      $614.66      85.000               81110     0.5000
0000020381992           $107,648.43             9.750                    $1,161.94      70.000              131227     0.5000
0000020382149            $92,927.22             7.400                      $685.46      75.862               81019     0.5000
0000020382180            $37,564.22             8.850                      $499.92      85.000               81006     0.5000
0000020382263             $7,727.93             7.650                      $187.12      31.250               81025     0.5000
0000020382784            $39,193.58             9.000                      $518.60      58.770               81019     0.5000
0000020383113            $36,108.24             9.750                      $497.90      37.600               80901     0.5000
0000020383675            $55,313.32             7.650                      $701.67      63.559               81025     0.5000
0000020383691            $82,121.04             8.500                      $661.27      60.139               81006     0.5000
0000020383956            $62,664.61             8.750                      $512.15      70.000               81019     0.5000
0000020384020            $27,998.31             8.140                      $360.21      46.141               81129     0.5000
0000020384244           $130,487.30             7.750                    $1,002.98      70.000               90214     0.5000
0000020384251            $36,761.97             8.250                      $472.95      65.000               81207     0.5000
0000020384863            $96,545.66             7.990                      $755.06      73.049               81220     0.5000
0000020384921           $117,288.84             8.650                      $966.67      80.000               81108     0.5000
0000020385035            $96,619.95             7.400                      $717.31      79.692               81025     0.5000
0000020385050           $113,555.06             7.900                      $893.97      79.354               80928     0.5000
0000020385076            $62,823.39             8.200                      $623.97      70.000              131117     0.5000
0000020385217            $32,689.33             9.500                      $470.73      66.887              131018     0.5000
0000020385340            $80,296.38             8.050                      $626.67      77.272               81018     0.5000
0000020385365            $55,232.11             7.990                      $432.51      76.623               81025     0.5000
0000020385514            $48,863.32             7.750                      $375.05      68.881               81030     0.5000
0000020385845             $9,111.35             8.250                      $291.05      41.666               81027     0.5000
0000020385886            $42,124.70             8.750                      $429.48      72.537              131110     0.5000
0000020385944           $153,196.56             8.500                    $1,553.41      42.619              131122     0.5000
0000020386132            $38,697.50             8.850                      $512.74      68.000               81102     0.5000
0000020386397            $76,241.42             8.150                      $597.64      50.187               81207     0.5000
0000020386496            $69,107.89             8.750                      $711.39      70.000              131025     0.5000
0000020386520            $83,437.00             8.750                    $1,095.40      80.000               81115     0.5000
0000020387072            $64,630.13             9.050                      $549.60      64.761               81020     0.5000
0000020387262            $61,512.80             8.500                      $607.48      70.351              140106     0.5000
0000020387379            $69,180.63             7.750                      $527.28      80.000               90126     0.5000
0000020387437            $54,362.64             8.000                      $535.33      79.012              131026     0.5000
0000020387692            $56,512.60             8.250                      $450.76      42.253               80921     0.5000
0000020387817            $65,492.84             8.350                      $839.34      65.648               81102     0.5000
0000020388013            $73,996.24             8.150                      $735.85      65.413              131025     0.5000
0000020388195            $59,169.66             8.000                      $584.68      46.600              131027     0.5000
0000020388294            $19,551.28             7.000                      $242.69      56.250               81026     0.5000
0000020388450           $101,805.09             8.750                    $1,349.26      75.000               81026     0.5000
0000020389011           $113,981.76             9.000                      $965.55      71.856               81022     0.5000
0000020389052            $56,511.91             8.750                      $472.03      69.767               81014     0.5000
0000020389284            $83,098.88             8.250                      $809.46      77.235              140203     0.5000
0000020389433            $73,022.85             8.750                      $959.48      75.000               81026     0.5000
0000020389797           $109,003.90             7.950                    $1,066.66      79.750              131111     0.5000
0000020389888           $124,501.77             8.750                    $1,020.75      75.000               81130     0.5000
0000020389987           $185,255.42             8.340                    $1,470.51      70.581               81116     0.5000
0000020390050            $50,631.41             8.000                      $646.02      80.000               81101     0.5000
0000020390183            $82,250.01             7.650                      $624.37      58.666               80917     0.5000
0000020390571            $67,840.91             8.400                      $680.59      43.169              131108     0.5000
0000020390589            $76,633.28             9.000                    $1,083.24      62.823               81103     0.5000
0000020390639            $99,143.25             9.500                    $1,048.65      75.000              131115     0.5000
0000020390837            $26,262.65             9.100                      $346.88      17.894               90117     0.5000
0000020391041            $96,303.86             8.500                      $784.29      85.000               81006     0.5000
0000020391322            $44,871.54             8.800                      $461.19      83.870              131027     0.5000
0000020391751            $39,667.65             7.450                      $296.41      74.736               81029     0.5000
0000020391942            $44,799.43             8.500                      $590.85      32.697               81027     0.5000
0000020392007            $19,996.91             9.500                      $306.08      64.424               81222     0.5000
0000020392213            $56,532.80             8.000                      $555.40      79.047              131029     0.5000
0000020392221            $91,431.79             7.990                      $703.75      80.000               81129     0.5000
0000020392247            $48,892.05             8.750                      $652.15      48.333               81029     0.5000
0000020392254            $65,882.88             7.650                      $640.42      75.071              131203     0.5000
0000020392510           $132,179.30             8.740                    $1,090.56      75.000               90105     0.5000
0000020393039           $121,342.34             7.990                      $938.33      80.000               81101     0.5000
0000020393112            $79,605.05             8.850                      $681.13      76.607               81026     0.5000
0000020393260            $37,713.16             7.750                      $476.29      75.522               81103     0.5000
0000020393518            $51,594.03             8.750                      $427.97      80.000               81115     0.5000
0000020393542            $40,902.95             7.950                      $524.03      57.291               81123     0.5000
0000020393682           $188,934.49             8.250                    $1,502.54      77.220               81122     0.5000
0000020394185            $70,971.03             7.140                      $512.80      80.000               81108     0.5000
0000020394318            $40,794.73             8.500                      $413.09      85.000              131108     0.5000
0000020394466           $100,831.10             8.490                    $1,031.96      85.000              131027     0.5000
0000020394508            $84,547.66             8.400                    $1,096.36      65.882               81030     0.5000
0000020394623            $41,069.18             8.800                      $422.17      70.000              131030     0.5000
0000020394672           $109,394.50             8.750                    $1,138.22      70.000              131103     0.5000
0000020395273           $105,772.64             8.000                    $1,027.27      79.096               81012     0.5000
0000020395448            $49,172.77             8.250                      $634.96      85.000               81030     0.5000
0000020395489            $41,210.76             8.850                      $344.14      83.365               81130     0.5000
0000020395620            $38,559.18             8.500                      $394.86      63.194              131116     0.5000
0000020395976            $60,069.73             7.090                      $547.83      80.000               90117     0.5000
0000020396073            $46,431.90             8.400                      $585.38      65.000               81122     0.5000
0000020396594            $38,966.69             8.250                      $505.93      70.000               81105     0.5000
0000020396768            $23,033.57             9.100                      $306.07      55.555               81108     0.5000
0000020396818            $21,260.31             8.800                      $280.68      46.666               81119     0.5000
0000020397311            $88,343.26             8.250                    $1,125.37      80.000               81129     0.5000
0000020397410           $102,500.38             8.400                      $823.55      74.041               81227     0.5000
0000020397949            $58,455.11             7.850                      $745.77      74.292               81028     0.5000
0000020397980           $102,816.83             8.150                      $809.75      60.952               90112     0.5000
0000020398079            $27,135.13             9.000                      $456.42      51.724               81116     0.5000
0000020398111            $78,072.61             9.750                    $1,112.33      72.916               80930     0.5000
0000020398129            $52,831.79             8.990                      $699.43      72.631               80929     0.5000
0000020398145            $53,539.74             8.500                      $538.06      59.615              131116     0.5000
0000020398541            $64,014.66             8.750                      $527.09      40.119               81231     0.5000
0000020398590            $13,111.54             7.450                      $212.56      53.488               81102     0.5000
0000020398699            $96,210.03             8.750                      $794.57      60.479               81231     0.5000
0000020399036            $72,019.08             8.150                      $718.93      75.892              131207     0.5000
0000020399325           $114,350.13             8.850                      $956.60      70.882               81116     0.5000
0000020399606            $53,205.41             8.700                      $697.55      70.000               81228     0.5000
0000020399846            $39,419.44             7.990                      $504.28      80.000               81113     0.5000
0000020400412            $52,033.01             8.500                      $673.57      52.413               81130     0.5000
0000020400503            $63,732.77             7.690                      $484.35      80.000               81116     0.5000
0000020400743            $68,226.87             9.250                      $714.38      67.826              131130     0.5000
0000020400834            $83,066.02             8.150                      $661.08      85.000               81102     0.5000
0000020400867            $87,877.67             8.250                    $1,125.37      80.000               81130     0.5000
0000020400958            $67,800.33             9.500                      $717.75      53.846              131123     0.5000
0000020401121            $57,413.34             8.800                      $751.81      42.372               81129     0.5000
0000020401162            $94,113.94             8.150                      $736.81      55.617               81105     0.5000
0000020401220            $41,530.70             7.750                      $322.39      62.500               81030     0.5000
0000020401600           $104,737.17             8.500                    $1,378.64      70.000               81013     0.5000
0000020401808           $119,316.87             8.250                    $1,192.89      71.794              131105     0.5000
0000020402020            $34,997.36             8.000                      $443.43      80.000               81119     0.5000
0000020402103            $40,671.31             8.600                      $416.11      80.000              131117     0.5000
0000020402491            $63,099.29             7.950                      $616.67      77.894              131224     0.5000
0000020403242            $62,603.14             8.000                      $627.34      45.454              131119     0.5000
0000020403325            $25,838.13             9.990                      $354.42      30.000               81020     0.5000
0000020403408            $70,717.93             7.700                      $712.25      60.545               81104     0.5000
0000020403515            $30,307.19             8.500                      $391.44      75.000               81115     0.5000
0000020403572            $36,554.25             9.150                      $487.05      70.000               81201     0.5000
0000020403622           $183,671.45             8.990                    $1,543.49      80.000               81201     0.5000
0000020403911           $172,501.40             8.150                    $1,373.14      56.422               81206     0.5000
0000020403945            $62,008.05             7.700                      $595.41      65.000              131214     0.5000
0000020404117           $113,948.74             9.350                      $995.92      75.000               81025     0.5000
0000020404166            $50,384.49             9.000                      $523.65      57.058              131206     0.5000
0000020404620            $32,131.31             8.250                      $412.32      81.730               81117     0.5000
0000020404794            $57,873.69             8.750                      $479.89      45.185               90105     0.5000
0000020404950            $95,206.27             8.750                      $794.57      84.166               81227     0.5000
0000020405015            $36,036.40             8.550                      $341.43      85.000               81123     0.5000
0000020405403            $32,437.15             7.690                      $406.40      66.157               81130     0.5000
0000020405551           $104,015.76             8.990                      $874.65      85.000               81129     0.5000
0000020405585            $92,794.03             8.750                      $767.04      75.000               81124     0.5000
0000020405593            $39,263.98             9.250                      $507.91      70.000               90615     0.5000
0000020405668            $95,318.54             8.250                      $751.27      80.000               81220     0.5000
0000020405684            $86,540.90             7.650                      $822.94      72.661              131122     0.5000
0000020405775            $43,489.51             9.000                      $557.85      61.111               81229     0.5000
0000020405783            $53,474.76             7.400                      $663.36      73.846               81104     0.5000
0000020406070            $78,944.60             8.250                      $783.91      65.714              131116     0.5000
0000020406138            $56,420.13             7.950                      $719.34      79.473               81116     0.5000
0000020406179           $143,311.14             8.240                    $1,135.61      85.000               81208     0.5000
0000020406302           $131,415.27             8.000                    $1,021.40      78.644               81018     0.5000
0000020406344            $94,017.36             8.950                    $1,248.95      65.691               81117     0.5000
0000020406591            $98,030.84             8.750                      $811.88      80.000               81227     0.5000
0000020406914            $32,979.49             7.450                      $406.64      80.000               81214     0.5000
0000020406948            $67,458.16             7.400                      $500.60      57.840               90208     0.5000
0000020406955            $24,949.71             8.500                      $320.05      15.194               90207     0.5000
0000020406989            $70,782.03             7.990                      $902.60      70.003               81123     0.5000
0000020407144            $80,673.23             7.950                      $629.51      78.363               81227     0.5000
0000020407276            $50,032.21             8.490                      $404.85      85.000               81220     0.5000
0000020407466            $64,188.54             7.990                      $498.49      80.000               90202     0.5000
0000020407599            $77,586.22             8.800                    $1,017.44      70.000               81210     0.5000
0000020407664            $45,194.70             7.350                      $551.11      80.000               81222     0.5000
0000020408233            $68,752.54             9.250                      $592.33      75.789               81227     0.5000
0000020408670           $106,921.54             7.390                      $785.77      80.000               81208     0.5000
0000020408696           $102,444.22             8.250                      $811.37      80.000               81124     0.5000
0000020408720            $56,703.13             8.350                      $720.27      76.082               81220     0.5000
0000020408910           $121,281.10             9.500                    $1,059.48      75.000               81214     0.5000
0000020409017           $130,833.38             8.600                    $1,088.36      85.000               90120     0.5000
0000020409298            $49,183.63             7.750                      $616.54      35.792               90124     0.5000
0000020409504            $23,331.01             7.390                      $285.44      40.469               81215     0.5000
0000020409678            $23,546.94             8.050                      $316.32      75.000               81213     0.5000
0000020409751            $66,320.88             9.100                      $879.95      75.000               81227     0.5000
0000020409827            $66,494.85             9.500                      $713.09      85.000              131207     0.5000
0000020409868            $48,776.09             9.100                      $414.04      75.000               81129     0.5000
0000020409983            $50,217.46             7.950                      $640.74      70.789               81129     0.5000
0000020409991            $51,304.76             9.250                      $444.25      78.260               81129     0.5000
0000020410379            $19,530.71             8.350                      $248.88      57.303               81214     0.5000
0000020410411            $44,385.15             8.240                      $524.49      57.570              140119     0.5000
0000020410486            $55,540.52             7.990                      $714.40      80.000               81129     0.5000
0000020410585            $71,349.63             7.990                      $549.81      68.181               81208     0.5000
0000020410775            $49,676.00             8.550                      $407.09      85.000               81130     0.5000
0000020411005            $97,485.81             8.750                      $983.38      64.102               90419     0.5000
0000020411203            $36,807.46             7.950                      $362.50      76.315              131129     0.5000
0000020411427            $69,774.16             7.890                      $536.96      85.000               81208     0.5000
0000020411914            $67,882.92             8.000                      $864.87      67.037               90202     0.5000
0000020411955            $71,795.21             7.990                      $560.80      75.000               81029     0.5000
0000020411963            $52,617.42             8.400                      $685.23      69.306               81124     0.5000
0000020412144            $84,454.18             8.990                    $1,115.04      74.324               81022     0.5000
0000020412326            $90,219.44             8.250                      $892.97      80.000              131122     0.5000
0000020412383           $182,709.44             9.300                    $1,587.33      85.000               81129     0.5000
0000020412433            $61,418.32             7.750                      $753.03      80.000               81119     0.5000
0000020412557            $37,432.31             7.400                      $461.59      51.917               81206     0.5000
0000020412664            $66,859.91             8.400                    $1,068.94      70.000               81120     0.5000
0000020412680            $32,856.85             9.990                      $451.08      70.000               81026     0.5000
0000020412730            $41,473.47             7.390                      $515.64      80.000               81130     0.5000
0000020412789           $127,444.40             7.400                    $1,560.75      68.306               81222     0.5000
0000020412839            $75,549.77             8.990                      $993.40      70.000               90126     0.5000
0000020413043            $38,597.31             8.990                      $516.97      75.000               81025     0.5000
0000020413050            $73,685.79             8.990                      $759.73      74.778              131213     0.5000
0000020413308            $15,905.54             8.750                      $529.71      35.099               81227     0.5000
0000020413357            $41,068.10             7.140                      $501.15      44.218               81130     0.5000
0000020413431            $44,919.96             8.500                      $451.27      65.000              140107     0.5000
0000020413514            $51,294.83             7.750                      $418.39      80.000               81206     0.5000
0000020413522            $50,316.22             8.800                      $511.97      74.483              131130     0.5000
0000020413530            $96,368.32             7.500                    $1,194.00      80.000               81129     0.5000
0000020413555           $144,678.12             8.350                    $1,154.65      88.014               81217     0.5000
0000020413613            $33,551.77             9.000                      $507.13      29.411               81227     0.5000
0000020413753            $44,069.98             8.400                      $587.34      55.555               81130     0.5000
0000020414223            $61,208.28             8.750                      $627.44      62.831              131220     0.5000
0000020414280            $45,652.82             8.850                      $598.20      70.000               90110     0.5000
0000020414314           $131,793.37             8.850                    $1,099.49      84.969               81215     0.5000
0000020414801           $190,596.28             9.150                    $1,630.88      50.000               81206     0.5000
0000020415006           $112,366.95             9.750                    $1,520.19      70.000               81029     0.5000
0000020415089           $125,883.66             8.500                    $1,644.52      74.222               81102     0.5000
0000020415212            $17,933.26             9.990                      $429.60      62.500               81027     0.5000
0000020415246            $29,764.22             8.850                      $397.12      84.042               81129     0.5000
0000020415261            $48,134.85             8.750                      $629.65      75.903               81123     0.5000
0000020415410            $48,091.81             8.740                      $629.29      74.556               81217     0.5000
0000020415444            $48,192.46             8.350                      $386.74      79.687               90110     0.5000
0000020415451           $111,809.59             7.650                    $1,083.68      63.333              131215     0.5000
0000020415485            $65,369.30             7.750                      $497.91      60.434               81213     0.5000
0000020415568            $27,234.09             8.050                      $350.35      71.666               81129     0.5000
0000020415634            $58,948.39             8.500                      $479.81      64.329               81210     0.5000
0000020415857           $102,763.98             8.750                    $1,040.57      75.000              131220     0.5000
0000020415873            $26,294.72             8.550                      $345.69      63.636               81130     0.5000
0000020416160            $34,838.05             7.750                      $436.76      80.000               90114     0.5000
0000020416228            $91,143.55             8.250                    $1,164.17      65.934               81220     0.5000
0000020416541            $81,645.22             8.490                      $663.73      80.000               81124     0.5000
0000020416574            $74,771.88             8.750                      $621.89      85.000               81220     0.5000
0000020416749            $40,891.22             8.850                      $534.10      85.000               81130     0.5000
0000020417069            $72,533.30             8.990                      $942.71      75.000               81210     0.5000
0000020417234             $7,697.34             7.750                      $113.90      25.744               81130     0.5000
0000020417473            $26,638.98             8.750                      $349.81      64.814               81224     0.5000
0000020417507           $108,232.27             8.750                      $902.74      85.000               81129     0.5000
0000020417515            $50,330.69             7.750                      $632.54      80.000               81130     0.5000
0000020417556            $31,615.23             9.350                      $278.86      70.000               81206     0.5000
0000020417820            $97,933.20             8.000                      $759.45      75.000               81203     0.5000
0000020418208           $158,729.18             8.450                    $1,281.62      85.000               81206     0.5000
0000020418422            $28,229.64             8.200                      $360.11      73.000               90120     0.5000
0000020418547           $185,111.23             7.400                    $1,370.92      77.343               81209     0.5000
0000020418562            $23,684.22             7.450                      $295.74      79.012               81210     0.5000
0000020418612            $53,237.30             8.850                      $445.36      85.000               81130     0.5000
0000020418919            $20,775.59             8.500                      $274.75      37.702               81206     0.5000
0000020419024            $27,662.92             8.350                      $351.35      80.000               81231     0.5000
0000020419081            $52,276.34             7.990                      $406.86      63.428               81215     0.5000
0000020419107            $95,591.18             8.990                    $1,256.96      68.508               90114     0.5000
0000020419198            $36,762.36             9.900                      $513.95      63.289               81220     0.5000
0000020419313            $66,831.87             8.500                      $547.47      80.000               81130     0.5000
0000020419339            $86,412.42             8.990                    $1,143.43      52.710               81208     0.5000
0000020419487            $58,613.27             7.400                      $727.86      72.146               81126     0.5000
0000020419511           $110,231.91             8.750                      $911.40      70.000               90209     0.5000
0000020419826            $50,289.01             8.000                      $634.56      80.000               81129     0.5000
0000020419982            $43,654.41             7.900                      $425.08      80.000              131130     0.5000
0000020420162            $45,349.82             8.990                      $608.21      70.588               81220     0.5000
0000020420527           $115,684.53             8.000                      $892.26      80.000               81201     0.5000
0000020420626            $49,656.25             9.350                      $435.72      70.000               81231     0.5000
0000020420691            $52,602.88             8.750                      $437.80      70.000               81208     0.5000
0000020420766            $55,637.15             8.490                      $715.98      75.000               90201     0.5000
0000020420956            $78,587.13             8.250                      $807.08      75.918              131222     0.5000
0000020420964            $68,942.26             9.500                      $736.39      84.946              131222     0.5000
0000020420998            $28,475.53             8.990                      $401.96      57.471               81207     0.5000
0000020421012            $55,000.22             9.350                      $859.21      67.479               90104     0.5000
0000020421145            $34,175.54             8.850                      $442.36      69.291               90104     0.5000
0000020421236            $35,612.93             9.250                      $493.61      68.965               90112     0.5000
0000020421459            $20,095.65             7.750                      $257.91      60.888               81213     0.5000
0000020421509            $54,182.82             7.750                      $687.14      76.842               81130     0.5000
0000020421533            $20,964.94             8.250                      $320.15      55.000               81213     0.5000
0000020421640            $95,924.56             8.500                      $951.57      85.000              140105     0.5000
0000020421681           $132,995.96             9.000                    $1,126.48      68.292               90117     0.5000
0000020421723           $101,704.98             7.990                      $791.72      72.000               90105     0.5000
0000020421863            $55,448.97             8.250                      $473.30      64.948               90125     0.5000
0000020421889            $47,608.67             8.350                      $382.19      66.754               90118     0.5000
0000020421897            $90,243.49             7.950                      $693.77      77.235               81206     0.5000
0000020422119           $101,464.86             9.000                      $838.82      75.000               81228     0.5000
0000020422242            $47,760.86             8.500                      $620.39      78.750               81229     0.5000
0000020422291            $18,943.61             8.350                      $245.95      80.000               81214     0.5000
0000020422382            $65,205.79             8.990                      $691.36      37.472               81029     0.5000
0000020422754            $50,109.67             7.750                      $381.85      65.000               81220     0.5000
0000020422804           $113,281.85             9.750                    $1,013.81      69.411               90101     0.5000
0000020422846            $65,040.84             8.350                      $528.55      85.000               90124     0.5000
0000020423075           $100,308.03             8.700                    $1,311.39      67.487               81210     0.5000
0000020423984            $23,112.13             7.890                      $294.29      51.666               81130     0.5000
0000020424016            $60,127.01             7.790                      $464.59      65.252               81214     0.5000
0000020424065            $42,842.78             8.750                      $554.69      75.000               90204     0.5000
0000020424495            $55,526.92             9.050                      $577.89      73.563              131220     0.5000
0000020424719            $62,861.46             8.000                      $614.79      61.250              131231     0.5000
0000020424941            $57,536.70             8.490                      $467.07      80.000               90125     0.5000
0000020425039            $46,430.81             9.250                      $617.52      37.037               81231     0.5000
0000020425278            $26,470.52             7.990                      $334.28      26.923               81219     0.5000
0000020425302            $79,857.45             8.450                      $653.63      61.000               81203     0.5000
0000020425559            $30,802.81             8.350                      $248.73      80.000               81227     0.5000
0000020425583            $39,524.44             9.240                      $415.29      75.000              140120     0.5000
0000020425682            $37,820.01             8.000                      $477.83      45.454               90112     0.5000
0000020425872            $41,973.34             8.600                      $426.60      80.000              131214     0.5000
0000020425930            $84,318.55             8.250                    $1,096.26      50.222               81220     0.5000
0000020426003            $25,097.50             8.800                      $325.79      20.312               90105     0.5000
0000020426011            $35,855.54             7.750                      $451.82      71.641               81215     0.5000
0000020426151            $64,701.71             9.990                      $596.25      19.428               81122     0.5000
0000020426367            $64,846.17             8.250                      $514.62      71.354               90218     0.5000
0000020426409            $89,243.06             8.990                      $753.66      75.000               90202     0.5000
0000020426425            $66,571.16             8.400                      $533.29      75.268               81222     0.5000
0000020426821           $106,803.21             7.400                      $789.31      74.025               81124     0.5000
0000020426946            $59,329.98             7.990                      $759.28      75.000               81118     0.5000
0000020427027            $85,336.59             8.250                    $1,289.32      72.622               90228     0.5000
0000020427332            $71,583.07             9.000                      $603.47      70.821               90209     0.5000
0000020427456            $38,390.40             7.650                      $476.34      85.000               90112     0.5000
0000020427464            $75,112.40             9.250                      $647.86      75.000               81214     0.5000
0000020427506            $33,757.92             7.650                      $421.01      60.000               81206     0.5000
0000020427654            $38,162.45             7.790                      $293.43      78.310               81231     0.5000
0000020427712            $58,645.76             8.350                      $751.50      78.172               90121     0.5000
0000020428025            $81,010.54             8.750                      $667.13      80.000               81230     0.5000
0000020428058           $112,587.66             8.350                      $909.97      80.000               90304     0.5000
0000020428231           $122,597.78             7.990                    $1,566.32      80.000               81218     0.5000
0000020428637            $79,416.34             7.950                      $625.49      56.721               90222     0.5000
0000020429015            $76,545.00             9.500                      $813.76      77.946              131229     0.5000
0000020429056            $47,450.48             7.990                      $463.88      63.793              131224     0.5000
0000020429098            $76,027.84             9.000                      $643.70      55.172               90201     0.5000
0000020429197            $90,017.95             8.850                    $1,186.33      69.411               90114     0.5000
0000020429205            $62,074.22             9.000                      $821.56      55.862               81227     0.5000
0000020429239            $72,776.45             8.500                      $728.98      80.000              140120     0.5000
0000020429288           $123,588.35             7.750                      $945.66      80.000               81209     0.5000
0000020429403            $37,376.64             8.850                      $487.10      85.000               81228     0.5000
0000020429742            $45,000.49             9.350                      $600.42      63.736               90124     0.5000
0000020429767            $77,121.75             8.090                      $761.22      69.538              140119     0.5000
0000020430070            $96,854.92             8.490                      $783.57      85.000               81215     0.5000
0000020430112            $73,190.27             8.750                      $605.76      70.000               90121     0.5000
0000020430179           $101,269.03             7.900                      $779.14      80.000               90228     0.5000
0000020430229            $68,858.90             9.250                      $900.55      70.000               90330     0.5000
0000020430419            $18,171.70             7.750                      $228.74      25.578               90221     0.5000
0000020430518            $84,710.81             8.125                    $1,155.45      55.813               71230     0.5000
0000020430757           $146,040.03             7.750                    $1,412.03      71.666              130908     0.5000
0000020431011            $33,611.72             8.490                      $433.03      80.000               90112     0.5000
0000020431094            $64,775.54             8.750                      $542.82      75.000               90113     0.5000
0000020431151            $36,720.74             7.650                      $461.23      61.625               81217     0.5000
0000020431318            $76,541.37             8.000                      $638.38      79.816               90104     0.5000
0000020431482            $75,380.96             7.750                      $573.13      79.207               90103     0.5000
0000020431516           $105,728.82             7.990                      $818.11      72.000               81227     0.5000
0000020431672           $149,469.84             8.750                    $1,250.86      60.000               90107     0.5000
0000020432126            $72,160.35             8.250                      $578.48      81.914               81229     0.5000
0000020432225            $50,599.08             9.050                      $661.21      74.712               81220     0.5000
0000020432571            $64,850.95             8.150                      $513.54      75.000               90114     0.5000
0000020432704            $48,196.59             7.750                      $602.42      78.048               90107     0.5000
0000020432829           $171,576.36             8.750                    $1,416.07      80.000               81228     0.5000
0000020432928           $140,929.80             7.740                    $1,070.72      80.000               90202     0.5000
0000020432993            $58,236.43             7.150                      $430.23      70.000               90125     0.5000
0000020433512            $68,059.38             9.990                      $737.73      85.000              131108     0.5000
0000020433603            $82,573.17             8.990                      $863.11      78.048              130813     0.5000
0000020433652            $39,983.33             7.500                      $528.40      43.846               80704     0.5000
0000020433660            $74,498.10             9.250                      $778.48      56.291              140201     0.5000
0000020433793           $113,773.93             8.750                      $944.05      84.507               81222     0.5000
0000020434098            $28,872.56             8.750                      $384.79      70.000               90222     0.5000
0000020434106            $49,800.23             8.250                      $408.69      80.000               90120     0.5000
0000020434312            $55,636.17             8.250                      $703.36      62.500               90225     0.5000
0000020434353            $50,519.70             9.250                      $431.91      70.000               90104     0.5000
0000020434361            $18,522.31             8.990                      $253.42      15.625               81122     0.5000
0000020434387            $93,648.01             7.890                      $721.51      85.000               90119     0.5000
0000020434627            $43,843.11             9.000                      $453.47      70.000              140104     0.5000
0000020434957            $22,947.54             8.250                      $291.05      65.217               90202     0.5000
0000020435004            $51,525.01             8.750                      $424.63      85.000               81228     0.5000
0000020435087            $80,557.32             7.400                      $589.91      80.000               81221     0.5000
0000020435103            $33,339.89             7.875                      $331.47      43.010              130519     0.5000
0000020435293            $55,299.39             9.950                      $750.09      70.000               90201     0.5000
0000020435418            $66,104.87             7.400                      $815.39      71.084               90111     0.5000
0000020435517           $132,707.70             8.990                    $1,125.46      58.333               81108     0.5000
0000020435764            $79,679.10             8.500                      $645.89      80.000               81207     0.5000
0000020435954            $24,145.36             7.800                      $302.13      57.142               90330     0.5000
0000020436143            $53,779.65             8.990                      $709.57      59.322               81203     0.5000
0000020436226            $50,550.87             9.500                      $445.65      62.352               81005     0.5000
0000020436234            $14,130.57             8.500                      $393.90      31.128               81228     0.5000
0000020436457            $33,875.06             9.350                      $356.27      75.000              140201     0.5000
0000020436564            $60,894.44             8.500                      $777.94      83.157               81224     0.5000
0000020436648            $63,833.74             8.350                      $758.31      54.054               81228     0.5000
0000020436754            $94,349.66             8.750                      $786.70      71.428              230623     0.5000
0000020436911            $93,472.33             8.740                      $785.99      71.428               81231     0.5000
0000020436952            $35,275.27             8.050                      $280.16      73.076               90228     0.5000
0000020437190            $70,835.68             9.000                      $922.99      70.000               90214     0.5000
0000020437414            $53,667.77             9.490                      $720.10      75.000               90111     0.5000
0000020437489            $59,600.53             8.050                      $751.50      80.000               81228     0.5000
0000020437695            $40,377.18             7.500                      $499.67      77.000               90110     0.5000
0000020437711            $73,069.40             8.500                      $746.33      79.629              130616     0.5000
0000020437885            $54,886.50             8.750                      $458.06      85.000               90114     0.5000
0000020438776            $79,754.37             8.500                      $644.14      75.811               90106     0.5000
0000020438800           $101,800.74             8.750                      $842.56      85.000               90120     0.5000
0000020438826            $69,129.73             9.250                      $617.01      42.857               81208     0.5000
0000020438867            $75,859.03             8.090                      $597.59      85.000               81231     0.5000
0000020438891            $33,492.83             8.750                      $367.79      85.000               90225     0.5000
0000020439030           $119,894.21             9.750                    $1,076.09      75.000               90101     0.5000
0000020439717           $100,165.65             8.000                      $780.36      72.842               90110     0.5000
0000020439766            $29,313.02             8.740                      $382.57      69.636               90110     0.5000
0000020439931            $30,636.16             8.990                      $404.97      85.000               90112     0.5000
0000020439964            $79,702.19             8.750                      $660.83      70.000               81228     0.5000
0000020440038            $78,525.84             8.250                      $796.35      67.515               90202     0.5000
0000020440160            $37,156.35             8.350                      $487.99      73.877               90124     0.5000
0000020440194            $85,157.79             9.100                      $771.24      57.228               90406     0.5000
0000020440228            $32,341.85             9.100                      $428.50      56.756               90112     0.5000
0000020440244            $40,895.27             8.500                      $405.71      85.000              140222     0.5000
0000020440335           $106,102.12             8.500                      $859.46      85.000               90124     0.5000
0000020440368            $44,330.71             8.500                      $653.58      75.892               81201     0.5000
0000020440558            $40,123.66             8.000                      $418.23      52.631              140106     0.5000
0000020440566            $21,871.78             7.650                      $275.99      31.052               81229     0.5000
0000020440624            $69,392.89             7.750                      $868.33      75.000               90110     0.5000
0000020440632            $74,261.67             8.700                      $746.69      80.000              131229     0.5000
0000020440657            $19,150.96             8.250                      $247.88      70.000               81228     0.5000
0000020440970            $87,650.06             8.750                      $743.44      70.000               90111     0.5000
0000020441010            $56,403.00             7.950                      $542.24      44.461               81228     0.5000
0000020441135            $24,204.69             9.100                      $321.38      75.000               90126     0.5000
0000020441226            $62,441.07             8.900                      $523.12      80.000               90103     0.5000
0000020441721            $55,288.25             9.240                      $754.56      85.000               81231     0.5000
0000020442216            $32,172.72             8.950                      $419.69      72.807               90323     0.5000
0000020442349            $58,457.98             8.750                      $479.89      69.318               90126     0.5000
0000020442596            $48,235.68             9.500                      $512.68      69.620              140202     0.5000
0000020442638            $66,938.40             9.250                      $572.58      80.000              231206     0.5000
0000020442745            $61,729.75             9.250                      $843.94      63.076               80915     0.5000
0000020442844            $93,697.35             7.950                      $909.16      79.057              131228     0.5000
0000020442877            $48,329.60             8.800                      $497.56      82.500              131231     0.5000
0000020442935            $83,553.05             7.950                      $657.26      61.224               81229     0.5000
0000020443032            $67,691.30             7.500                      $848.22      75.000               80824     0.5000
0000020443149            $44,653.78             8.050                      $567.46      80.000               81231     0.5000
0000020443172            $28,935.96             8.490                      $372.02      70.000               90202     0.5000
0000020443339            $21,068.96             8.350                      $273.28      50.909               81231     0.5000
0000020443446            $44,449.79             7.690                      $553.33      50.000               90120     0.5000
0000020443537            $37,842.19             9.100                      $396.68      85.000              140126     0.5000
0000020443677            $57,362.30             8.850                      $479.10      85.000               81231     0.5000
0000020443800            $27,159.14             8.990                      $361.89      85.000               90131     0.5000
0000020444055            $33,617.01             8.250                      $270.46      83.720               81229     0.5000
0000020444105            $36,827.87             8.000                      $463.50      36.742               90202     0.5000
0000020444162            $41,451.50             7.990                      $346.38      70.000               90127     0.5000
0000020444402            $50,970.92             8.150                      $703.97      69.523               90119     0.5000
0000020444428            $46,257.70             8.500                      $613.50      70.000               90105     0.5000
0000020444519            $41,544.55             8.750                      $424.19      53.932              140106     0.5000
0000020444915           $103,562.61             9.000                    $1,061.68      65.555              140401     0.5000
0000020445268           $122,784.99             8.150                      $989.86      73.888               90202     0.5000
0000020445300            $36,712.74             7.140                      $466.94      62.804               90202     0.5000
0000020445433           $113,258.25             8.650                      $935.48      62.500               90510     0.5000
0000020445581           $166,597.24             8.990                    $1,410.85      95.380               81027     0.5000
0000020445680            $58,775.20             7.650                      $454.09      80.000               90228     0.5000
0000020445805            $75,756.93             8.250                      $601.02      80.000               90216     0.5000
0000020445888            $50,533.04             8.490                      $652.50      85.000               90120     0.5000
0000020446035            $41,423.24             8.850                      $542.90      73.972               90124     0.5000
0000020446357           $128,755.86             8.750                    $1,063.62      80.000               90322     0.5000
0000020446365            $15,024.39             7.950                      $190.56      17.391               90117     0.5000
0000020446464            $43,184.02             9.990                    $1,030.28      62.834               81213     0.5000
0000020446803            $79,253.54             8.400                      $639.94      68.292               81229     0.5000
0000020446811            $30,652.05             7.600                      $377.75      71.052               90204     0.5000
0000020446928            $41,569.32             8.990                      $547.38      26.213               81214     0.5000
0000020446977            $28,090.43             9.850                      $380.37      70.000               90202     0.5000
0000020446985            $57,645.15             8.200                      $570.49      80.000              140106     0.5000
0000020447256            $45,193.54             8.190                      $571.88      85.000               90128     0.5000
0000020447587            $20,133.05             8.500                      $285.58      69.047               90330     0.5000
0000020447702            $28,490.12             8.750                      $367.80      80.000               90201     0.5000
0000020447868            $15,441.95             8.850                      $201.08      25.316               90211     0.5000
0000020447975           $120,662.18             8.150                      $942.60      85.000               90117     0.5000
0000020448247           $155,843.32             7.650                    $1,184.89      59.430               90121     0.5000
0000020448395            $67,066.73             9.500                      $589.44      74.973               90330     0.5000
0000020448627            $50,670.72             8.250                      $402.68      80.000               90128     0.5000
0000020448635            $61,669.51             8.300                      $615.75      80.000              140110     0.5000
0000020448916           $168,639.09             8.990                    $1,406.83      81.018               81215     0.5000
0000020449021            $60,684.34             8.750                      $799.56      39.024               81216     0.5000
0000020449047            $60,045.15             7.750                      $762.44      70.434               90118     0.5000
0000020449096            $59,360.43             8.990                      $780.53      60.629               90126     0.5000
0000020449104            $40,533.28             8.990                      $612.16      73.646               90201     0.5000
0000020449203           $140,215.99             8.250                    $1,385.46      77.428              140203     0.5000
0000020449328            $57,308.08             8.750                      $593.86      80.000              140201     0.5000
0000020449542            $46,476.76             7.950                      $408.96      80.000               90307     0.5000
0000020449690           $101,635.72             8.750                    $1,319.27      80.000               90127     0.5000
0000020450201            $69,438.33             8.200                      $538.38      84.705               90106     0.5000
0000020450227            $82,068.43             7.850                      $636.53      80.000               90106     0.5000
0000020450375            $45,808.64             7.650                      $561.34      63.157               90309     0.5000
0000020450672            $38,397.30             9.500                      $338.44      70.000               90321     0.5000
0000020450714            $92,822.15             8.800                      $774.47      74.809               90126     0.5000
0000020450946            $31,535.38             8.750                      $409.78      38.679               90128     0.5000
0000020451001            $72,894.57             8.500                      $733.32      62.132              140124     0.5000
0000020451126            $35,546.51             8.240                      $453.27      85.000               90126     0.5000
0000020451258            $30,972.64             8.350                      $398.20      80.000               90120     0.5000
0000020451878            $91,102.23             8.400                      $904.58      70.000              140225     0.5000
0000020452058            $52,538.95             8.790                      $435.84      80.000               90209     0.5000
0000020452272            $48,772.92             8.250                      $483.13      54.000              140125     0.5000
0000020452421           $102,655.72             9.750                      $927.46      85.000               90121     0.5000
0000020452447            $45,288.82             8.500                      $369.08      73.846               90202     0.5000
0000020453064            $72,591.35             7.400                      $889.10      58.484               90202     0.5000
0000020453411            $43,194.14             7.900                      $531.94      80.000               90214     0.5000
0000020453924            $69,240.23             9.400                      $612.68      70.000               90311     0.5000
0000020454179            $38,985.74             8.350                      $500.68      54.000               90202     0.5000
0000020454443            $74,334.80             7.500                    $1,019.72      52.132               90228     0.5000
0000020454658            $63,224.47             8.350                      $505.79      78.011               90223     0.5000
0000020455010           $100,302.92             9.200                      $851.82      79.389               90120     0.5000
0000020455242            $34,982.63             9.350                      $342.35      73.660               90124     0.5000
0000020455432            $48,386.32             8.600                      $631.52      85.000               90202     0.5000
0000020455580            $93,801.87             7.900                    $1,158.87      74.390               90325     0.5000
0000020455754            $43,990.81             7.800                      $547.61      73.417               90202     0.5000
0000020455788            $30,128.98             8.440                      $392.50      56.737               90207     0.5000
0000020455838            $73,693.98             8.750                      $940.48      65.804               90304     0.5000
0000020455846            $99,244.63             7.400                      $733.93      60.398               90202     0.5000
0000020455937            $59,399.21             7.650                      $446.28      85.000               90218     0.5000
0000020456117            $57,559.79             8.000                      $550.33      44.117               90405     0.5000
0000020456398            $61,300.58             8.500                      $787.80      66.666               90202     0.5000
0000020456414           $117,293.74             8.450                      $947.15      75.000               90128     0.5000
0000020456430            $84,179.29             7.400                    $1,031.90      80.000               90128     0.5000
0000020456471            $39,319.62             9.350                      $521.74      70.000               90127     0.5000
0000020456489            $98,252.16             7.990                    $1,241.60      69.518               90110     0.5000
0000020456554            $41,771.87             8.850                      $371.13      85.000               90202     0.5000
0000020456638            $22,494.64             7.750                      $282.39      71.428               90202     0.5000
0000020456752            $75,126.70             8.750                      $621.49      65.833               90110     0.5000
0000020456778            $63,722.72             9.200                      $544.68      70.000               90208     0.5000
0000020456950            $95,673.14             9.550                      $844.51      84.745               90224     0.5000
0000020457339            $26,399.13             8.500                      $215.30      70.000               90321     0.5000
0000020457768           $171,719.51             7.990                    $1,326.85      73.279               81222     0.5000
0000020457990            $80,882.22             9.990                    $1,111.58      53.906               81216     0.5000
0000020458261            $40,149.34             8.850                      $334.69      85.000               90207     0.5000
0000020458386            $45,181.23             8.600                      $578.52      80.000               90303     0.5000
0000020458501            $93,717.45             9.250                      $812.81      80.000               90211     0.5000
0000020458659            $36,423.77             8.350                      $363.95      80.000              140221     0.5000
0000020458725            $30,563.22             8.490                      $391.50      85.000               90207     0.5000
0000020458758            $78,231.88             8.250                      $779.65      75.000              131018     0.5000
0000020458782            $42,080.75             8.100                      $331.85      80.000              231222     0.5000
0000020458915            $28,125.14             8.850                      $366.96      81.111               90202     0.5000
0000020459145            $31,420.89             9.000                      $431.07      36.324               90223     0.5000
0000020459178            $38,473.77             8.000                      $376.40      69.230              140126     0.5000
0000020459319            $77,798.74             8.750                      $791.81      70.000              140202     0.5000
0000020459335            $10,584.63             7.400                      $129.55      41.304               90204     0.5000
0000020459368            $57,151.34             7.750                      $715.37      80.000               90126     0.5000
0000020459426            $39,689.19             8.050                      $336.19      80.000               90202     0.5000
0000020459491            $61,722.81             9.250                      $530.63      75.000               90329     0.5000
0000020459608            $97,215.32             9.250                      $839.13      42.500               81203     0.5000
0000020459632            $83,615.05             8.500                      $679.72      85.000               90113     0.5000
0000020459640            $85,930.05             9.500                    $1,148.65      46.808               90201     0.5000
0000020460010            $34,543.29             9.500                      $459.46      77.192               90201     0.5000
0000020460176            $33,969.74             8.500                      $274.89      48.310               90314     0.5000
0000020460291           $147,016.54             8.250                    $1,171.98      75.000               81117     0.5000
0000020460325            $59,870.84             9.875                      $547.05      60.000               80521     0.5000
0000020460358            $46,782.52             7.740                      $614.75      65.350               90215     0.5000
0000020460507            $47,828.35             9.000                      $405.53      80.000               90406     0.5000
0000020460978            $75,979.12             7.650                      $638.56      78.260               90106     0.5000
0000020461018            $54,466.08             7.875                      $526.21      70.555              131122     0.5000
0000020461257            $50,488.76             8.500                      $409.45      75.000              231222     0.5000
0000020461406            $25,566.41             9.350                      $340.58      70.000               90128     0.5000
0000020461737           $164,119.45             8.500                    $1,330.23      51.641               90228     0.5000
0000020462008            $44,900.63             8.750                      $584.68      75.000               90202     0.5000
0000020462065            $63,892.23             7.750                      $487.17      80.000               90202     0.5000
0000020462297           $152,924.07             8.750                    $1,266.59      65.714               90224     0.5000
0000020462438            $76,395.18             8.240                      $749.27      80.000              140304     0.5000
0000020462511            $47,039.13             8.990                      $398.74      82.666               90207     0.5000
0000020462610           $168,768.20             7.950                    $1,308.09      75.000               90214     0.5000
0000020462792            $18,086.85             7.750                      $225.91      51.063               90202     0.5000
0000020463055            $53,551.09             8.490                      $685.96      85.000               90214     0.5000
0000020463071            $79,617.82             7.850                      $987.27      75.000               90301     0.5000
0000020463303            $28,327.19             8.050                      $357.54      73.137               90202     0.5000
0000020463311            $56,872.61             8.300                      $564.44      80.000              140221     0.5000
0000020463329            $55,665.59             8.990                      $470.28      75.974               81228     0.5000
0000020463337            $29,210.85             8.600                      $295.03      75.000              140307     0.5000
0000020463352            $14,201.13             7.750                      $262.62      43.593               90202     0.5000
0000020463782            $83,899.42             8.490                      $679.10      83.004               90208     0.5000
0000020463832            $23,015.68             7.750                      $282.38      42.253               90224     0.5000
0000020464012           $161,803.16             8.750                    $1,337.40      55.374               90216     0.5000
0000020464079            $46,237.62             8.990                      $608.20      32.967               90106     0.5000
0000020464160            $37,382.78             8.800                      $313.70      85.000               90203     0.5000
0000020464210            $25,852.36             7.750                      $344.51      73.200               90202     0.5000
0000020464319            $97,065.04             8.850                    $1,256.21      85.000               90228     0.5000
0000020464335            $77,329.85             8.490                      $776.14      61.724              140211     0.5000
0000020464541            $40,553.79             7.750                      $309.50      80.000               90202     0.5000
0000020464657            $24,854.08             9.000                      $324.57      80.000               90222     0.5000
0000020464673           $125,022.05             8.350                    $1,000.97      80.000               90211     0.5000
0000020464707            $66,267.29             8.000                      $840.98      80.000               90202     0.5000
0000020465225            $92,448.97             8.700                    $1,195.80      80.000               90221     0.5000
0000020465498            $42,756.45             8.600                      $437.09      71.428              140202     0.5000
0000020465647            $51,515.00             8.250                      $408.69      66.341               90128     0.5000
0000020465712            $88,494.80             9.250                      $765.09      54.705               90221     0.5000
0000020465738            $29,409.44             7.750                      $368.99      32.666               90202     0.5000
0000020465779            $38,562.23             8.500                      $387.27      85.000              140202     0.5000
0000020465829            $79,468.69             8.250                      $637.08      80.000               90302     0.5000
0000020465852            $38,458.97             9.150                      $391.42      80.000               90202     0.5000
0000020465860            $46,476.25             7.850                      $356.61      85.000               90202     0.5000
0000020466215            $87,248.00             9.000                      $732.21      70.000               90209     0.5000
0000020466223            $53,187.25             8.990                      $539.45      66.666              140205     0.5000
0000020466231            $48,293.22             8.250                      $398.18      74.647               90215     0.5000
0000020466256            $59,608.06             7.750                      $790.68      80.000               90328     0.5000
0000020466264            $28,792.75             8.950                      $312.82      69.734               90314     0.5000
0000020466272            $35,669.59             7.750                      $444.29      80.000               90216     0.5000
0000020466348            $34,539.96             9.100                      $479.51      72.307               90228     0.5000
0000020466595            $55,731.14             9.000                      $579.43      45.352              140202     0.5000
0000020466603            $24,855.27             7.950                      $571.67      42.553               90225     0.5000
0000020467106            $90,112.52             9.000                      $760.37      70.000               90224     0.5000
0000020467387            $43,242.79             8.250                      $552.99      71.698               90221     0.5000
0000020467718            $35,472.49             8.550                      $453.35      85.000               90228     0.5000
0000020467890            $46,505.75             7.650                      $580.05      67.391               90322     0.5000
0000020467916            $86,971.69             7.400                      $643.91      77.824               90209     0.5000
0000020468237            $88,865.28             7.400                    $1,082.58      74.840               90216     0.5000
0000020468427            $87,684.77             7.400                    $1,073.36      78.187               90207     0.5000
0000020468591           $123,065.29             8.000                      $953.90      80.000               90307     0.5000
0000020468799            $68,715.82             8.600                      $560.67      85.000               90228     0.5000
0000020468898           $103,121.95             8.750                    $1,329.27      73.888               90201     0.5000
0000020468948            $31,548.34             7.750                      $394.40      41.078               90209     0.5000
0000020469037            $45,395.53             8.350                      $363.99      80.000               90223     0.5000
0000020469292            $61,769.97             9.990                      $853.82      69.736               90112     0.5000
0000020469557            $57,323.97             7.850                      $714.99      41.944               90124     0.5000
0000020469714            $15,646.44             8.750                      $153.41      60.000               90221     0.5000
0000020470365            $32,124.53             9.750                      $432.22      85.000               90228     0.5000
0000020470431            $71,956.15             7.600                      $895.40      80.000               90406     0.5000
0000020470449            $36,093.73             8.100                      $484.57      70.000               90404     0.5000
0000020470886           $109,555.73             8.990                      $964.68      44.444               90112     0.5000
0000020471066            $67,541.50             8.850                      $680.93      85.000              140218     0.5000
0000020471124            $64,115.73             8.500                      $812.42      75.000               90318     0.5000
0000020471306            $89,639.28             8.500                      $728.74      85.000               90216     0.5000
0000020471371            $90,834.67             9.000                      $927.84      75.000              140204     0.5000
0000020471454            $97,222.27             7.400                      $721.19      80.000               90318     0.5000
0000020471488            $33,446.32             8.650                      $432.20      75.000               90224     0.5000
0000020471611            $26,493.06             9.500                      $355.04      58.620               90211     0.5000
0000020471629            $70,640.80             8.700                      $946.68      45.454               90225     0.5000
0000020471736            $54,942.51             8.850                      $458.85      85.000               90228     0.5000
0000020471843            $66,565.21             8.550                      $541.69      85.000               90214     0.5000
0000020471926            $91,550.40             7.700                      $690.15      80.000               90207     0.5000
0000020472221           $126,258.34             8.700                    $1,272.36      85.000              140311     0.5000
0000020472239           $137,049.34             9.350                    $1,185.15      85.000               90613     0.5000
0000020472536            $46,939.48             8.700                      $396.47      75.000               90221     0.5000
0000020473005            $37,878.05             9.100                      $499.91      73.684               90221     0.5000
0000020473195            $87,689.08             9.750                      $786.13      75.000               90228     0.5000
0000020473393            $81,473.74             8.400                      $655.18      69.918               90126     0.5000
0000020473518            $64,006.77             8.750                      $819.55      74.545               90307     0.5000
0000020473815            $41,000.44             8.250                      $520.00      80.000               90211     0.5000
0000020474086            $52,871.99             9.500                      $559.28      54.545              140307     0.5000
0000020474102            $82,025.95             9.750                      $734.58      75.000               90418     0.5000
0000020474110            $33,446.19             9.250                      $287.94      53.846               90223     0.5000
0000020474201            $25,760.45             8.000                      $334.48      36.842               90309     0.5000
0000020474425            $45,504.33             8.350                      $363.99      78.947               90316     0.5000
0000020474722            $58,958.74             8.500                      $590.12      82.926              140222     0.5000
0000020474748            $15,167.25             8.500                      $283.61      62.203               90315     0.5000
0000020474805            $77,177.42             8.700                      $996.50      54.054               90228     0.5000
0000020474896            $89,159.81             7.900                      $686.11      80.000               90411     0.5000
0000020474920            $30,651.53             7.950                      $255.60      21.212               90201     0.5000
0000020475117            $82,458.54             8.600                      $672.81      85.000               90301     0.5000
0000020475265            $23,805.90             8.350                      $304.51      74.285               90223     0.5000
0000020475364            $42,133.83             9.500                      $563.89      68.354               90216     0.5000
0000020475414            $40,973.36             8.500                      $523.89      80.000               90228     0.5000
0000020475513            $43,473.79             8.250                      $341.83      70.000               90202     0.5000
0000020475547            $92,922.97             7.990                      $734.54      70.069               90228     0.5000
0000020475646            $81,809.99             8.000                    $1,032.11      80.000               90215     0.5000
0000020475760           $135,474.59             8.750                    $1,355.83      84.299              140315     0.5000
0000020475844            $27,085.57             9.250                      $345.81      70.000               90606     0.5000
0000020475877            $50,748.84             9.000                      $525.44      80.000              140225     0.5000
0000020475935            $34,310.76             7.950                      $431.61      75.500               90221     0.5000
0000020476628            $88,205.11             7.650                      $665.17      75.000               90328     0.5000
0000020476685            $43,019.53             8.250                      $539.40      80.000               90330     0.5000
0000020476743            $84,692.48             7.750                    $1,058.94      74.503               81228     0.5000
0000020476768           $145,848.80             9.000                    $1,231.08      75.000               90325     0.5000
0000020476842            $26,573.03             7.990                      $334.28      15.555               90202     0.5000
0000020476859            $66,995.71             8.990                      $562.73      51.470               90203     0.5000
0000020476883            $48,719.07             7.750                      $621.25      62.264               90224     0.5000
0000020477139            $69,537.91             9.000                      $587.37      55.725               90211     0.5000
0000020477196            $84,032.99             9.100                      $869.93      78.048              140307     0.5000
0000020477535            $47,428.11             8.650                      $389.79      79.365               90228     0.5000
0000020477626            $63,802.96             7.950                      $508.28      80.000               90321     0.5000
0000020477691           $104,825.89             8.990                      $908.41      72.903               90128     0.5000
0000020477766            $38,325.66             8.250                      $485.08      56.179               90307     0.5000
0000020478137            $40,378.55             7.950                      $504.97      58.241               90314     0.5000
0000020478194            $59,624.46             7.990                      $461.83      74.117               90413     0.5000
0000020478434           $102,238.69             8.000                      $799.81      78.985               90228     0.5000
0000020478574           $145,655.47             8.500                    $1,276.40      60.363               90201     0.5000
0000020478632            $93,794.38             8.500                    $1,181.69      81.081               90222     0.5000
0000020478822            $74,785.31             7.990                      $586.46      47.058               90329     0.5000
0000020479085            $60,186.02             8.500                      $768.10      84.782               90222     0.5000
0000020479317           $122,856.26             9.100                    $1,055.38      68.783               90228     0.5000
0000020479325            $23,835.41             8.900                      $334.92      28.187               90315     0.5000
0000020479465            $96,160.83             8.990                    $1,006.98      80.000              140128     0.5000
0000020479762            $70,257.82             9.000                      $594.62      83.977               90225     0.5000
0000020480208            $88,046.16             8.350                      $735.56      74.615               90321     0.5000
0000020480232            $28,060.70             8.450                      $358.86      85.000               90228     0.5000
0000020480240            $37,581.76             7.750                      $464.05      73.037               90228     0.5000
0000020480687            $78,264.93             9.000                      $659.80      60.740               90311     0.5000
0000020480737            $31,686.20             9.150                      $409.28      40.816               90503     0.5000
0000020480786            $68,449.98             7.750                      $847.15      78.260               90309     0.5000
0000020480802            $54,385.98             8.500                      $439.21      70.000               90329     0.5000
0000020480919            $87,181.47             9.250                      $740.41      67.669               90329     0.5000
0000020481404            $42,216.06             8.350                      $363.99      80.000               90314     0.5000
0000020481495            $94,911.37             9.350                    $1,252.59      69.942               90311     0.5000
0000020481826            $25,609.71             7.750                      $387.81      72.280               90228     0.5000
0000020482014            $36,668.88             8.000                      $293.51      80.000               90406     0.5000
0000020482238            $45,214.09             8.750                      $719.61      69.902               90321     0.5000
0000020482287            $36,626.01             7.650                      $456.09      65.000               90309     0.5000
0000020482329            $75,385.90             8.400                      $604.22      70.000               90425     0.5000
0000020482436            $81,699.83             7.990                      $634.10      30.892               90128     0.5000
0000020482444           $110,628.26             8.350                      $892.91      75.000               90228     0.5000
0000020482469            $27,870.04             8.800                      $360.87      80.000               90321     0.5000
0000020482576            $38,448.78             8.150                      $470.11      64.144               90504     0.5000
0000020482931            $41,839.94             8.750                      $549.70      45.833               90228     0.5000
0000020482956            $90,068.49             7.350                    $1,086.97      69.611               90330     0.5000
0000020482980            $47,397.64             8.250                      $375.64      35.971               90228     0.5000
0000020483210            $11,714.37             9.750                      $158.91      30.303               90318     0.5000
0000020483467            $90,666.07             8.750                      $748.94      70.000               90315     0.5000
0000020484390            $48,651.55             7.400                      $359.35      77.462               90321     0.5000
0000020484424            $66,953.69             8.000                      $542.62      85.000               90301     0.5000
0000020484903            $94,920.87             8.500                      $768.92      80.000               90314     0.5000
0000020484986            $72,748.74             7.950                      $565.97      67.391               90315     0.5000
0000020485231           $108,052.91             7.990                      $838.63      75.263               90307     0.5000
0000020485256            $27,661.45             8.550                      $227.11      70.000               90228     0.5000
0000020485397            $97,348.77             7.650                    $1,197.52      80.000               90304     0.5000
0000020485421            $30,900.47             8.800                      $399.96      55.416               90315     0.5000
0000020485454           $108,972.50             8.100                      $851.86      79.310               90330     0.5000
0000020485553            $76,429.51             9.000                      $740.25      67.153               90322     0.5000
0000020485611            $82,665.84             8.750                      $682.86      70.000               90315     0.5000
0000020485751            $54,761.01             8.750                      $555.86      85.000              140405     0.5000
0000020485777            $36,682.63             8.250                      $293.75      85.000               90228     0.5000
0000020485827            $36,390.83             7.650                      $449.07      68.571               90314     0.5000
0000020486023            $24,524.76             8.700                      $317.04      70.700               90318     0.5000
0000020486155            $21,838.36             8.550                      $276.55      78.873               90413     0.5000
0000020486536            $31,953.43             9.990                      $429.60      51.948               90505     0.5000
0000020486668            $75,737.64             8.150                      $595.40      52.287               90317     0.5000
0000020486700            $68,033.97             7.900                      $845.41      68.461               90315     0.5000
0000020486718            $17,366.91             7.750                      $216.50      17.358               90405     0.5000
0000020486924            $18,695.62             8.800                      $245.59      37.121               90228     0.5000
0000020487039            $29,051.79             8.050                      $364.25      80.000               90328     0.5000
0000020487153            $65,627.14             9.500                      $566.90      62.857               90302     0.5000
0000020487385            $47,943.61             9.000                      $623.78      75.000               90330     0.5000
0000020487500           $116,004.48             8.450                    $1,060.43      85.000               90302     0.5000
0000020487625            $72,042.44             8.600                      $741.30      80.000              140309     0.5000
0000020487633            $42,229.04             8.750                      $543.70      80.000               90304     0.5000
0000020487781            $17,671.83             7.750                      $240.97      80.000               90321     0.5000
0000020487898            $70,619.58             8.000                      $685.89      71.304              140311     0.5000
0000020488086            $65,553.28             7.990                      $821.36      59.310               90222     0.5000
0000020488912            $40,589.22             8.750                      $519.72      80.000               90422     0.5000
0000020489076            $92,457.86             8.500                      $750.46      80.000              240111     0.5000
0000020489258            $54,009.24             8.500                      $689.32      77.348               90329     0.5000
0000020489282           $192,681.94             9.750                    $1,736.00      75.677              231130     0.5000
0000020489308            $91,099.78             7.750                      $698.51      75.000               90228     0.5000
0000020489373            $60,364.83             7.500                      $633.73      75.000              110917     0.5000
0000020489555            $75,951.00             7.500                      $741.15      80.349              130907     0.5000
0000020489647            $44,460.52             8.100                      $569.65      75.000               90330     0.5000
0000020489977            $37,674.65             9.000                      $503.85      70.000              140315     0.5000
0000020490231            $82,352.97             9.100                    $1,071.24      70.000               90404     0.5000
0000020490546           $144,286.17             8.500                    $1,168.75      80.000               90128     0.5000
0000020490751           $114,287.97             8.600                      $931.22      73.170               90412     0.5000
0000020490835            $69,700.28             8.750                      $899.51      75.000               90304     0.5000
0000020490892            $78,604.77             9.990                      $745.31      61.594               90214     0.5000
0000020490967            $42,534.65             9.300                      $444.85      80.000              140309     0.5000
0000020491189            $69,800.60             9.990                      $640.09      79.347               90324     0.5000
0000020491247            $80,240.23             9.500                      $848.24      70.000              140408     0.5000
0000020491312            $65,384.92             8.100                      $566.68      69.545               90422     0.5000
0000020491445            $70,809.07             8.990                      $937.65      69.288               90215     0.5000
0000020491684            $97,398.79             8.500                      $787.37      80.000               90321     0.5000
0000020491791            $55,288.45             7.990                      $551.63      66.000              130708     0.5000
0000020491874            $58,709.51             8.150                      $461.44      84.931               90330     0.5000
0000020492237            $37,078.10             8.990                      $401.96      25.906               90216     0.5000
0000020492336            $59,473.41             9.990                      $552.40      70.000               90208     0.5000
0000020492633            $87,361.39             8.250                      $691.17      80.000               90422     0.5000
0000020492708            $29,687.52             8.750                      $404.78      75.000               90330     0.5000
0000020492815            $37,955.52             8.650                      $324.31      80.000               90330     0.5000
0000020493045            $58,626.30             9.500                      $783.17      66.964               90325     0.5000
0000020493078            $73,756.46             8.300                      $726.93      77.272              140325     0.5000
0000020493235           $105,433.79             8.990                    $1,378.59      80.000               90209     0.5000
0000020493276            $65,131.34             7.750                      $800.08      60.070               90322     0.5000
0000020493714           $132,222.90             8.500                    $1,076.48      79.320               90519     0.5000
0000020493938            $48,081.66             8.250                      $383.15      85.000               90315     0.5000
0000020494266            $50,483.80             9.000                      $760.70      37.500               90204     0.5000
0000020494324            $23,198.22             7.750                      $176.96      33.835               90315     0.5000
0000020494605           $103,576.96             8.900                    $1,058.57      75.000              140418     0.5000
0000020494860            $60,053.90             8.650                      $770.01      64.049               90323     0.5000
0000020494878            $44,892.45             9.000                      $402.32      69.444               90527     0.5000
0000020495016            $81,064.61             8.000                      $651.59      80.000               90328     0.5000
0000020495834            $59,859.96             8.250                      $596.45      76.086              140316     0.5000
0000020495859           $128,178.00             7.750                      $974.33      75.555               90322     0.5000
0000020495974            $62,597.57             7.700                      $591.76      71.244               90317     0.5000
0000020495990            $61,793.56             9.400                      $538.49      85.000               90314     0.5000
0000020496097            $37,163.26             7.950                      $464.00      47.745               90318     0.5000
0000020496204            $26,510.04             7.800                      $321.01      85.000               90412     0.5000
0000020496352            $65,085.16             9.450                      $691.08      80.000              140315     0.5000
0000020496741            $59,490.40             8.990                      $611.38      50.000              140323     0.5000
0000020497145            $91,380.25             9.850                      $831.85      58.181               90411     0.5000
0000020497210            $46,070.87             8.050                      $359.78      80.000               90321     0.5000
0000020498234            $54,619.49             8.500                      $542.39      79.113              140429     0.5000
0000020498465            $43,825.37             7.900                      $541.44      51.351               90329     0.5000
0000020498507            $49,548.48             7.990                      $611.24      78.527               90418     0.5000
0000020498598           $111,824.02             7.750                    $1,364.85      76.315               90419     0.5000
0000020498671            $86,543.52             8.650                    $1,112.78      74.666               90328     0.5000
0000020498960            $15,885.70             8.000                      $123.28      80.000               90413     0.5000
0000020500062            $33,265.79             8.600                      $271.61      63.636               90328     0.5000
0000020500302            $56,000.25             7.650                      $688.58      80.000               90330     0.5000
0000020500526            $34,590.41             8.350                      $276.03      75.833               90502     0.5000
0000020500542            $33,519.49             8.990                      $435.88      71.666               90228     0.5000
0000020500674            $84,517.50             8.250                    $1,055.03      75.000               90429     0.5000
0000020501029            $41,493.72             8.300                      $525.45      77.142               90329     0.5000
0000020501060            $43,479.97             7.950                      $547.85      41.071               90328     0.5000
0000020501268            $60,850.14             8.500                      $787.80      68.965               90321     0.5000
0000020501599           $140,012.89             8.750                    $1,167.47      70.000               90418     0.5000
0000020501854            $32,604.23             8.500                      $426.89      85.000               90323     0.5000
0000020501961            $76,422.62             7.750                      $956.34      80.000               90330     0.5000
0000020502209            $61,291.35             8.150                      $766.65      56.785               90430     0.5000
0000020502290           $149,284.62             8.750                    $1,911.44      75.000               90329     0.5000
0000020502407            $19,710.96             8.750                      $268.86      50.754               90329     0.5000
0000020502605            $21,496.72             8.000                      $269.50      69.629               90330     0.5000
0000020502621            $59,854.91             9.350                      $627.21      80.000              140330     0.5000
0000020502688            $36,800.35             8.850                      $482.58      80.000               90523     0.5000
0000020502696            $35,066.00             8.990                      $321.56      50.000               90222     0.5000
0000020502712            $65,162.14             8.600                      $531.57      76.966               90401     0.5000
0000020503322            $81,583.86             7.600                      $998.00      70.860               90405     0.5000
0000020503470            $22,121.67             8.990                      $288.90      20.212               90425     0.5000
0000020503744            $34,250.95             8.500                      $435.26      85.000               90330     0.5000
0000020504494            $54,645.08             9.000                      $460.25      65.000               90419     0.5000
0000020504551           $102,623.75             8.000                    $1,280.57      77.456               90321     0.5000
0000020504791            $33,150.42             9.100                      $289.83      85.000               90401     0.5000
0000020504866            $98,234.94             7.990                      $762.40      80.000               90330     0.5000
0000020505038            $65,869.71             9.150                      $562.66      72.631               90418     0.5000
0000020505095            $32,298.36             8.400                      $407.54      69.387               90427     0.5000
0000020505178            $76,434.29             9.150                      $770.59      70.000               90405     0.5000
0000020505558            $46,341.82             8.000                      $621.18      76.470               90412     0.5000
0000020505830            $59,744.84             8.750                      $769.58      73.333               90330     0.5000
0000020506150           $187,096.60             9.150                    $1,597.65      85.000               90411     0.5000
0000020506234            $79,075.76             7.875                      $762.38      66.669              140301     0.5000
0000020506275            $99,438.24             8.990                      $836.06      84.210               90413     0.5000
0000020506572            $92,274.45             8.600                      $807.06      80.000               90405     0.5000
0000020506952            $83,305.51             8.000                      $645.72      80.000               90413     0.5000
0000020507026           $132,439.99             8.400                    $1,066.57      77.777               90401     0.5000
0000020507133           $103,942.71             7.900                    $1,001.26      79.867              140330     0.5000
0000020507208            $76,407.76             9.650                      $677.20      75.000               90523     0.5000
0000020507315             $3,408.65             8.500                      $422.91      25.943               90330     0.5000
0000020507406            $72,569.15             8.500                      $587.45      84.983               90328     0.5000
0000020507570            $25,324.06             9.500                      $267.53      70.000              140330     0.5000
0000020507588            $75,776.84             9.400                      $796.03      73.661              140330     0.5000
0000020507620            $82,557.97             8.250                      $811.17      80.000              140330     0.5000
0000020507695            $72,247.29             8.750                      $729.95      82.600              140419     0.5000
0000020507919            $49,542.43             9.200                      $425.91      80.000               90425     0.5000
0000020507927           $118,226.78             8.850                    $1,520.11      70.000               90415     0.5000
0000020507935            $46,291.10             8.500                      $782.87      79.500               90425     0.5000
0000020508040            $54,818.46             8.250                      $680.07      57.224               90427     0.5000
0000020508156            $90,199.38             9.650                      $809.23      68.840               90405     0.5000
0000020508198            $23,061.01             9.000                      $397.60      70.000               90506     0.5000
0000020508420            $52,023.32             8.850                      $666.56      85.000               90509     0.5000
0000020508594            $38,623.96             8.400                      $489.45      60.240               90418     0.5000
0000020508685           $132,400.51             7.900                    $1,017.53      77.777               90418     0.5000
0000020508883            $38,937.98             9.050                      $398.20      70.000              140530     0.5000
0000020508941            $42,021.01             9.990                      $569.22      35.333               90225     0.5000
0000020509063            $94,714.37             7.990                      $733.07      80.000               90316     0.5000
0000020509162           $184,380.16             7.990                    $1,429.48      65.000               90307     0.5000
0000020509568            $47,503.07             8.990                      $618.34      53.043               90305     0.5000
0000020509576            $74,494.33             8.350                      $960.36      80.000               90429     0.5000
0000020509642            $43,825.26             8.300                      $552.70      80.000               90330     0.5000
0000020509709            $20,580.53             9.100                      $270.36      69.736               90325     0.5000
0000020509873            $47,098.82             9.250                      $407.23      75.000               90412     0.5000
0000020509915            $72,383.31             8.650                      $592.48      80.000               90404     0.5000
0000020510210            $78,685.06             7.990                      $616.51      56.066               90329     0.5000
0000020510491            $40,041.96             9.450                      $360.00      61.428               90425     0.5000
0000020510814            $30,702.59             9.150                      $479.89      70.000               90418     0.5000
0000020510822            $49,118.69             8.750                      $494.88      80.000              140610     0.5000
0000020510889            $74,645.48             7.750                      $573.13      71.428              230914     0.5000
0000020510897            $69,982.05             8.550                      $698.97      61.730              140405     0.5000
0000020511192            $63,367.92             8.750                      $590.03      45.454               90328     0.5000
0000020511754            $38,182.41             8.250                      $381.73      80.000              140329     0.5000
0000020511978            $67,845.80             9.400                      $588.50      74.315               90427     0.5000
0000020512034           $134,242.98             8.300                    $1,069.16      80.482               90330     0.5000
0000020512083           $119,716.25             8.850                    $1,067.74      54.016               90706     0.5000
0000020512356            $70,928.46             7.900                      $545.11      37.500               90418     0.5000
0000020512901            $39,685.56             8.150                      $493.74      68.266               90420     0.5000
0000020513156            $52,627.17             7.950                      $508.34      76.250              140413     0.5000
0000020513735            $26,211.45             9.500                      $344.60      63.461               90425     0.5000
0000020513776            $29,430.43             7.550                      $353.35      73.786               90427     0.5000
0000020514048            $27,070.05             9.000                      $353.48      85.000               90425     0.5000
0000020514287            $47,031.29             9.750                      $420.99      70.000               90429     0.5000
0000020514378           $129,208.80             7.990                    $1,604.53      80.000               90314     0.5000
0000020514493            $69,161.26             9.990                      $934.38      58.000               90310     0.5000
0000020514550           $113,056.21             7.950                      $876.34      80.000               90330     0.5000
0000020514709            $54,064.62             8.990                      $699.44      43.125               90310     0.5000
0000020514717            $33,797.00             7.990                      $293.23      50.000               90307     0.5000
0000020515375            $44,660.02             8.050                      $552.12      80.000               90413     0.5000
0000020515532            $74,178.83             8.250                      $931.34      74.418               90405     0.5000
0000020515557            $19,060.85             8.000                      $238.92      78.125               90415     0.5000
0000020515672            $45,801.04             9.350                      $479.63      74.285              140413     0.5000
0000020515680            $45,603.75             8.900                      $464.52      78.787              140418     0.5000
0000020515706            $48,426.28             9.250                      $426.56      85.000               90418     0.5000
0000020515896            $67,094.36             8.700                      $552.50      85.000               90426     0.5000
0000020516027           $113,938.53             8.990                      $984.79      70.000               90425     0.5000
0000020516316            $50,087.96             9.000                      $646.60      75.000               90422     0.5000
0000020516340            $91,225.47             9.750                      $817.92      80.000               90330     0.5000
0000020516415           $142,949.48             9.000                    $1,203.72      85.000               90427     0.5000
0000020516803            $76,702.33             8.900                      $984.13      51.368               90530     0.5000
0000020517496            $49,731.20             8.400                      $491.06      42.222              140523     0.5000
0000020517587            $97,111.14             8.990                      $818.38      55.027               90429     0.5000
0000020517652            $52,324.42             8.750                      $451.57      70.000               90422     0.5000
0000020517843            $33,675.76             8.250                      $277.97      60.655               90429     0.5000
0000020517884            $29,561.04             8.750                      $379.80      79.166               90422     0.5000
0000020517926            $39,721.10             8.900                      $391.75      75.000               90429     0.5000
0000020518189            $79,686.82             7.990                      $626.78      61.956               90418     0.5000
0000020518619            $32,745.31             8.000                      $408.26      80.000               90429     0.5000
0000020518775            $79,851.16             8.650                      $993.55      80.000               90420     0.5000
0000020519070            $89,423.12             8.500                      $730.47      64.625               90430     0.5000
0000020519088            $27,507.14             8.950                      $353.96      61.403               90427     0.5000
0000020519419            $85,999.56             8.600                      $860.18      80.000              140601     0.5000
0000020519880            $71,767.49             8.500                      $910.84      70.877               90429     0.5000
0000020520151            $68,881.61             7.990                      $859.57      79.295               90318     0.5000
0000020520169            $63,301.73             9.650                      $842.64      69.565               90428     0.5000
0000020520193            $50,179.85             8.990                      $518.52      56.086               90317     0.5000
0000020520201            $68,565.72             8.990                      $892.04      69.291               90322     0.5000
0000020520342            $80,262.25             8.990                      $707.43      80.000               90322     0.5000
0000020520482            $31,629.48             8.990                      $405.47      40.000               90430     0.5000
0000020520508            $18,761.39             8.250                      $242.54      36.764               90411     0.5000
0000020520763            $27,189.52             9.100                      $230.56      80.000               90525     0.5000
0000020521126            $49,468.15             8.000                      $611.62      80.000               90430     0.5000
0000020521456            $80,878.42             8.750                      $667.13      80.000               90413     0.5000
0000020521506            $67,637.73             7.900                      $545.11      74.257               90429     0.5000
0000020521852            $83,167.40             8.200                    $1,030.11      78.308               90509     0.5000
0000020521993            $31,435.52             9.100                      $407.58      85.000               90420     0.5000
0000020522439            $70,632.62             8.250                      $960.44      70.714               90430     0.5000
0000020522603            $52,588.74             8.150                      $416.78      70.000               90430     0.5000
0000020522611            $46,208.01             8.950                      $386.90      70.000               90613     0.5000
0000020522660            $32,373.49             9.500                      $427.62      70.000               90425     0.5000
0000020523080            $35,308.92             9.650                      $376.78      54.054              140425     0.5000
0000020523346            $45,541.40             8.750                      $587.68      34.588               90419     0.5000
0000020523379            $63,803.04             8.250                      $627.13      80.000              140420     0.5000
0000020523551            $47,015.75             8.300                      $588.70      73.780               90426     0.5000
0000020524096            $52,900.58             8.250                      $664.55      52.692               90422     0.5000
0000020524146            $26,038.04             9.350                      $341.62      75.000               90430     0.5000
0000020524336           $105,704.03             9.250                      $909.06      85.000               90430     0.5000
0000020524443            $23,161.70             8.750                      $299.84      20.979               90430     0.5000
0000020524633            $33,561.34             7.650                      $421.01      72.580               90419     0.5000
0000020524658            $95,221.83             9.900                      $861.49      52.659               90425     0.5000
0000020524807            $31,494.67             7.050                      $378.69      36.521               90430     0.5000
0000020525085            $64,267.33             9.350                      $572.66      75.000               90513     0.5000
0000020525184            $47,425.24             9.100                      $405.92      80.645               90511     0.5000
0000020525382            $40,393.77             8.000                      $462.27      60.000               90414     0.5000
0000020525572            $88,019.06             8.900                      $735.64      75.000               90506     0.5000
0000020525796            $32,132.95             9.250                      $417.86      70.000               90428     0.5000
0000020525929            $77,089.26             8.500                      $774.10      66.074              140530     0.5000
0000020526109            $34,903.37             9.250                      $453.88      70.000               90428     0.5000
0000020526307            $94,716.80             8.200                    $1,160.69      75.000               90711     0.5000
0000020526513            $81,541.16             8.650                    $1,043.23      79.545               90412     0.5000
0000020526695            $52,456.93             9.250                      $679.27      75.000               90518     0.5000
0000020526745            $46,621.97             8.500                      $376.77      74.809               90422     0.5000
0000020526950           $130,546.30             8.250                    $1,051.77      71.794               90406     0.5000
0000020526968           $116,571.43             8.250                      $946.60      75.000               90406     0.5000
0000020527040           $128,700.56             7.900                      $988.46      80.000               90429     0.5000
0000020527057           $114,877.11             9.250                      $987.22      80.000               90427     0.5000
0000020527511            $96,183.70             8.750                      $792.99      80.000               90427     0.5000
0000020527693            $49,233.04             8.500                      $620.39      37.951               90425     0.5000
0000020527982            $46,491.13             9.500                      $610.88      75.000               90527     0.5000
0000020528410            $72,294.75             8.600                      $589.77      80.000               90426     0.5000
0000020528782           $137,021.14             8.650                    $1,130.38      67.441               90430     0.5000
0000020528832            $30,898.69             8.350                      $390.39      75.471               90525     0.5000
0000020528956           $109,479.85             8.650                      $892.61      78.965               90418     0.5000
0000020529087            $95,030.36             9.250                      $820.05      69.511               90503     0.5000
0000020529194            $93,581.12             9.150                      $797.09      85.000               90427     0.5000
0000020529228            $12,828.77             8.750                      $164.91      20.625               90425     0.5000
0000020529855            $61,142.61             8.250                      $761.56      65.416               90520     0.5000
0000020529921            $72,115.35             9.600                      $636.12      72.115               90601     0.5000
0000020529988            $48,187.74             8.200                      $599.69      79.487               90430     0.5000
0000020530333            $77,435.85             7.900                      $743.88      80.000              140418     0.5000
0000020530390            $57,616.27             8.650                      $755.10      80.000               90411     0.5000
0000020530432            $82,157.93             9.500                      $725.24      75.000               90523     0.5000
0000020530473            $45,309.44             9.450                      $473.73      76.119              140629     0.5000
0000020530689            $73,146.14             8.400                      $586.62      70.000               90503     0.5000
0000020530770            $45,503.42             8.750                      $376.68      76.000               90430     0.5000
0000020530788           $148,155.48             8.250                    $1,171.98      80.000               90421     0.5000
0000020530846            $94,943.77             7.990                      $735.27      74.296               90516     0.5000
0000020530879            $30,293.31             8.000                      $382.27      51.282               90527     0.5000
0000020531091            $41,890.40             8.600                      $534.93      79.411               90427     0.5000
0000020531182            $62,312.83             8.550                      $627.12      75.789              140427     0.5000
0000020531406            $92,905.52             8.750                      $806.37      67.434               90608     0.5000
0000020531422            $22,876.26             8.950                      $280.36      24.647               90427     0.5000
0000020531661            $33,114.59             8.250                      $417.17      45.744               90520     0.5000
0000020532412            $58,799.74             8.850                      $748.00      80.000               90518     0.5000
0000020532453            $30,295.86             8.250                      $377.39      62.741               90523     0.5000
0000020532818            $25,933.82             9.350                      $340.58      70.000               90523     0.5000
0000020533063            $95,338.74             7.990                      $768.26      80.000               90503     0.5000
0000020533105           $134,964.49             8.500                    $1,091.86      69.268               90427     0.5000
0000020533345            $51,332.83             8.800                      $651.57      76.470               90614     0.5000
0000020533675            $37,465.63             9.250                      $348.61      75.000               90527     0.5000
0000020533691            $81,368.45             8.750                      $821.86      79.487              140519     0.5000
0000020533790            $60,906.57             8.500                      $663.89      78.061              140511     0.5000
0000020533808            $77,132.69             7.900                      $743.06      77.826              140430     0.5000
0000020533816            $97,932.57             9.300                      $846.14      80.000               90501     0.5000
0000020534053           $117,743.54             9.350                    $1,019.99      83.605               90504     0.5000
0000020534145            $47,563.87             8.800                      $395.14      64.935               90425     0.5000
0000020534343            $91,097.01             8.150                      $885.55      75.869              140505     0.5000
0000020535068            $62,340.18             8.750                      $629.21      71.200              140510     0.5000
0000020535217            $60,303.76             8.500                      $488.26      76.506               90525     0.5000
0000020535241            $43,566.26             8.500                      $353.70      65.714               90525     0.5000
0000020535480           $110,033.59             9.500                      $966.99      57.788               90504     0.5000
0000020536215            $64,413.43             8.250                      $510.87      77.272               90502     0.5000
0000020536686           $114,676.25             8.950                      $961.23      75.000               90601     0.5000
0000020536850            $56,206.90             8.800                      $572.06      72.471              140509     0.5000
0000020536884            $26,812.58             9.100                      $278.20      68.222              140430     0.5000
0000020537577            $99,936.41             9.750                      $893.53      80.000               90509     0.5000
0000020537700            $17,045.27             8.500                      $138.40      16.363               90525     0.5000
0000020537726            $41,132.43             9.600                      $544.04      70.000               90608     0.5000
0000020537783            $50,261.41             8.550                      $640.02      80.000               90430     0.5000
0000020537973            $29,875.25             8.700                      $246.69      70.000               90430     0.5000
0000020538187            $88,010.34             8.500                      $738.16      77.419               90622     0.5000
0000020538310            $44,748.84             8.500                      $451.27      74.285              140427     0.5000
0000020538435            $44,612.40             9.500                      $391.00      75.000               90523     0.5000
0000020538484            $21,818.53             8.600                      $277.38      37.837               90516     0.5000
0000020538773            $44,763.56             8.500                      $447.80      80.000              140430     0.5000
0000020538955            $98,203.34             9.750                      $883.64      85.000               90513     0.5000
0000020538963           $124,747.56             8.750                    $1,032.54      75.000               90426     0.5000
0000020538971            $26,678.83             8.500                      $337.77      70.000               90510     0.5000
0000020539425            $66,098.02             7.900                      $807.41      63.197               90530     0.5000
0000020539565            $73,246.48             9.100                      $627.95      85.000               90614     0.5000
0000020539979            $86,023.57             8.650                    $1,092.91      65.476               90527     0.5000
0000020540209            $50,768.52             9.750                      $675.35      85.000               90516     0.5000
0000020540282           $112,599.66             8.250                      $901.52      75.000               90420     0.5000
0000020540472            $19,208.59             8.900                      $247.04      70.000               90511     0.5000
0000020540514            $61,575.50             8.750                      $506.64      70.000               90603     0.5000
0000020540522            $17,134.50             9.990                      $230.91      41.346               90411     0.5000
0000020540753            $59,292.38             8.500                      $748.41      80.000               90430     0.5000
0000020540829            $97,736.16             8.750                    $1,003.90      80.000              140504     0.5000
0000020541199            $39,570.67             9.400                      $343.85      75.000               90520     0.5000
0000020541462            $27,583.86             9.350                      $362.32      70.000               90526     0.5000
0000020541496            $24,275.24             9.000                      $312.40      70.000               90528     0.5000
0000020542619            $50,382.51             8.900                      $645.33      42.105               90503     0.5000
0000020542841           $145,842.75             8.600                    $1,187.30      85.000               90517     0.5000
0000020543278            $38,696.54             8.800                      $397.34      80.000              140513     0.5000
0000020543369            $34,029.53             8.150                      $433.95      18.750               90601     0.5000
0000020543435            $63,119.90             8.550                      $519.10      80.000               90524     0.5000
0000020543492            $52,480.76             7.950                      $647.89      75.555               90509     0.5000
0000020543633            $53,941.71             7.800                      $794.74      80.000               90501     0.5000
0000020543674            $65,447.58             8.950                      $560.72      70.000               90608     0.5000
0000020543690            $84,994.96             9.500                      $744.16      55.312               90524     0.5000
0000020543872            $59,094.93             9.250                      $769.84      85.000               90517     0.5000
0000020543971            $63,915.38             8.750                      $809.56      58.695               90530     0.5000
0000020544227            $41,325.82             9.500                      $543.00      65.408               90530     0.5000
0000020544581            $74,521.50             8.500                      $618.98      78.155              240315     0.5000
0000020544888            $26,063.14             9.350                      $340.58      70.000               90524     0.5000
0000020544961            $66,902.33             9.250                      $874.82      62.500               90525     0.5000
0000020545331           $111,793.74             9.250                    $1,461.45      54.615               90425     0.5000
0000020545562            $54,179.93             8.700                      $687.59      51.111               90517     0.5000
0000020546248            $32,017.52             8.500                      $403.75      75.925               90530     0.5000
0000020546677            $58,019.52             8.500                      $729.69      63.333               90504     0.5000
0000020547006            $28,858.74             8.350                      $380.63      79.918               90530     0.5000
0000020547527            $73,281.52             9.000                      $748.57      80.000              140606     0.5000
0000020547600            $38,952.52             8.500                      $489.42      70.000               90513     0.5000
0000020547618            $99,262.37             8.900                      $829.34      76.470               90506     0.5000
0000020547626            $32,715.32             8.500                      $458.89      40.521               90614     0.5000
0000020548046            $43,418.44             8.750                      $549.70      69.620               90509     0.5000
0000020548129            $82,808.12             8.250                      $803.86      49.767               90427     0.5000
0000020548145            $44,351.25             8.500                      $369.08      80.000               90513     0.5000
0000020548178            $57,082.99             8.500                      $461.35      80.000               90518     0.5000
0000020548186           $117,513.39             9.000                      $989.69      74.545               90513     0.5000
0000020548194            $83,684.63             8.500                      $676.65      80.000               90525     0.5000
0000020548251            $81,270.01             8.950                      $681.93      79.191               90530     0.5000
0000020548467            $63,484.06             8.990                      $546.66      80.000               90524     0.5000
0000020548889            $34,895.73             9.550                      $460.79      72.131               90513     0.5000
0000020549705            $46,172.69             7.990                      $573.04      80.000               90415     0.5000
0000020549820           $133,004.30             8.150                    $1,041.95      80.000               90525     0.5000
0000020550133            $26,183.10             8.990                      $334.52      32.673               90523     0.5000
0000020550232           $107,767.05             8.750                    $1,086.97      68.333              140527     0.5000
0000020550539            $77,287.31             8.500                      $965.05      69.503               90608     0.5000
0000020550984            $43,637.24             9.600                      $600.75      60.952              140601     0.5000
0000020551255            $46,693.80             9.350                      $409.16      85.000               90527     0.5000
0000020551461            $27,922.97             9.650                      $368.66      77.777               90613     0.5000
0000020552840            $39,448.09             9.990                      $526.26      70.000               90601     0.5000
0000020553020            $42,226.43             9.750                      $566.76      34.516               90614     0.5000
0000020553228            $19,356.12             9.650                      $405.52      46.385               90530     0.5000
0000020553509            $21,718.45             9.750                      $234.55      60.666               90627     0.5000
0000020553566           $107,561.56             8.990                      $904.40      75.000               90530     0.5000
0000020553780            $72,603.14             9.800                      $956.17      75.000               90628     0.5000
0000020553939            $86,089.49             9.500                      $753.41      70.000               90606     0.5000
0000020554028            $61,978.03             9.100                      $630.69      79.090              140606     0.5000
0000020554358            $43,717.92             9.500                      $575.37      60.549               90620     0.5000
0000020554564            $98,330.61             9.700                    $1,060.55      85.000              140608     0.5000
0000020554598            $70,925.88             9.700                      $763.28      85.000              140524     0.5000
0000020554606            $29,635.07             9.800                      $289.92      70.000               90628     0.5000
0000020554622            $67,909.22             9.750                      $898.34      80.000               90608     0.5000
0000020554671            $47,166.32             9.600                      $498.19      84.918              140524     0.5000
0000020555108            $89,448.75             9.850                      $805.85      57.055               90525     0.5000
0000020555827            $67,603.41             9.350                      $585.10      84.939               90601     0.5000
0000020556056            $22,007.13             9.950                      $294.68      36.666               90608     0.5000
0000020556254            $49,773.83             9.650                      $530.32      69.937              140620     0.5000
0000020556338            $73,598.21             8.990                      $619.01      79.381               90426     0.5000
0000020557013            $30,620.01             9.850                      $404.87      40.211               90622     0.5000
0000020557542            $29,466.27             9.750                      $391.97      51.388               90616     0.5000
0000020558110            $13,866.28             9.000                      $177.50      15.909               90530     0.5000
0000020558482            $47,386.76             8.900                      $482.39      80.000              140530     0.5000
0000020558573           $139,746.06             8.750                    $1,752.04      73.041               90727     0.5000
0000020558615            $26,116.21             9.800                      $345.29      50.781               90713     0.5000
0000020558763           $108,909.84             9.250                      $987.22      75.000               90606     0.5000
0000020558797            $91,363.98             9.990                      $832.99      76.000               90425     0.5000
0000020558953           $106,742.67             8.990                      $900.37      84.848              240428     0.5000
0000020559316            $66,601.09             9.400                      $696.06      80.000              140610     0.5000
0000020559795           $100,761.62             8.250                    $1,256.33      70.000               90520     0.5000
0000020560397           $117,849.59             9.250                    $1,011.89      75.000               90520     0.5000
0000020560421            $69,092.67             8.900                      $576.15      85.000               90530     0.5000
0000020560561            $36,266.14             9.750                      $491.55      80.000               90525     0.5000
0000020560645            $40,348.88             8.500                      $504.19      80.000               90629     0.5000
0000020560686           $103,127.70             9.250                      $888.49      80.000               90613     0.5000
0000020561460            $25,286.20             8.650                      $318.94      73.793               90525     0.5000
0000020561924            $80,837.96             8.900                      $821.84      76.666              140429     0.5000
0000020562021            $20,483.38             8.950                      $262.94      54.166               90530     0.5000
0000020562500            $28,868.26             8.650                      $365.63      66.306               90530     0.5000
0000020562542            $19,024.41             8.650                      $262.30      80.000               90530     0.5000
0000020562674            $23,875.15             9.550                      $314.18      35.294               90629     0.5000
0000020562807           $102,976.88             8.400                    $1,292.13      62.857               90425     0.5000
0000020563060            $96,620.68             7.950                    $1,190.96      52.854               90427     0.5000
0000020563334            $80,152.72             8.750                      $660.83      80.000               90517     0.5000
0000020563425            $46,564.94             8.650                      $381.21      64.342               90530     0.5000
0000020563490           $114,561.72             9.350                      $987.62      85.000               90531     0.5000
0000020563672            $44,061.25             9.500                      $576.42      80.000               90615     0.5000
0000020564043            $73,130.26             9.800                      $655.75      80.000               90502     0.5000
0000020564241            $58,327.33             9.990                      $632.62      80.000              140413     0.5000
0000020564464            $46,246.28             8.750                      $621.66      46.766               90602     0.5000
0000020564480            $45,952.64             9.250                      $594.87      85.000               90615     0.5000
0000020564597            $34,438.14             8.750                      $449.75      61.643               90509     0.5000
0000020564795            $66,002.56             8.650                      $849.49      71.250               90530     0.5000
0000020564886            $57,601.56             9.500                      $504.51      52.173               90503     0.5000
0000020565016            $47,067.41             9.750                      $625.03      68.208               90725     0.5000
0000020565024            $69,750.59             9.150                      $720.70      68.913              140707     0.5000
0000020565602            $48,292.89             8.550                      $608.41      80.000               90530     0.5000
0000020565875            $53,571.23             9.650                      $485.54      54.285               90705     0.5000
0000020566204            $68,530.29             8.125                      $688.05      56.206              140105     0.5000
0000020566394            $73,538.51             9.100                      $623.49      80.000               90627     0.5000
0000020566865            $17,821.25             8.650                      $226.04      48.924               90530     0.5000
0000020566873            $51,663.93             8.750                      $655.64      80.000               90613     0.5000
0000020566956            $45,588.98             9.000                      $405.53      80.000               90727     0.5000
0000020567418            $73,902.16             7.900                      $935.64      74.621               81203     0.5000
0000020567723            $39,417.17             9.200                      $338.11      80.000               90615     0.5000
0000020567962            $91,771.56             8.500                      $762.76      79.360               90316     0.5000
0000020568051           $116,874.81             7.750                    $1,528.63      80.000               80611     0.5000
0000020568408            $68,645.91             9.100                      $824.01      70.000               90926     0.5000
0000020568853            $97,979.61             8.625                      $802.68      80.000              240201     0.5000
0000020569620            $78,111.11             8.450                      $981.81      78.740               90509     0.5000
0000020569810            $57,590.67             8.650                      $727.28      80.000               90420     0.5000
0000020570024            $39,830.18             8.650                      $500.76      80.000               90505     0.5000
0000020570065            $90,251.38             8.500                      $906.05      74.574              140316     0.5000
0000020570289            $83,990.37             8.500                      $682.36      56.886               90304     0.5000
0000020570826            $39,625.69             9.250                      $510.48      80.000               90629     0.5000
0000020570909            $43,850.22             8.650                      $557.44      48.786               90416     0.5000
0000020570958            $39,749.70             8.650                      $506.72      41.463               90411     0.5000
0000020571170           $103,164.08             8.500                    $1,041.39      80.000              140218     0.5000
0000020571337            $52,385.04             8.650                      $526.41      45.454              140423     0.5000
0000020571527            $66,247.76             8.650                      $664.72      78.921              140319     0.5000
0000020571774            $99,148.66             8.500                      $999.46      83.455              131229     0.5000
0000020571931            $70,016.69             9.750                      $758.82      68.965              140627     0.5000
0000020573192            $38,288.72             9.750                      $503.20      36.538               90622     0.5000
0000020573200           $110,851.28             8.500                    $1,113.59      77.769              140228     0.5000
0000020573259            $48,946.92             8.500                      $494.40      66.243              140316     0.5000
0000020573903           $113,597.47             8.650                      $925.78      62.502               90418     0.5000
0000020573911            $91,342.46             9.500                      $988.06      63.473              140517     0.5000
0000020574042           $161,556.40             9.990                    $1,477.46      69.917               90517     0.5000
0000020574570            $62,118.98             8.800                      $801.93      63.492               90617     0.5000
0000020574901            $45,137.30             9.750                      $604.65      79.272               90617     0.5000
0000020575056            $31,710.11             9.750                      $416.97      80.000               90701     0.5000
0000020575205            $65,009.45             9.900                      $600.00      70.000               90629     0.5000
0000020575734            $91,062.25             9.800                      $970.85      85.000              140627     0.5000
0000020576443            $87,509.74             9.250                      $756.87      80.000               90627     0.5000
0000020576955            $24,785.69             9.750                      $331.06      52.966               90627     0.5000
0000020577185            $88,830.50             9.150                      $762.44      85.000               90630     0.5000
0000020577730            $14,777.65             9.900                      $213.70      36.363               90628     0.5000
0000020578506           $124,907.89             9.500                    $1,093.12      72.222               90614     0.5000
0000020580114            $25,754.06             9.650                      $337.06      41.025               90719     0.5000
0000020580817            $95,396.30             8.850                    $1,213.98      75.000               90601     0.5000
0000020581245            $40,093.90             9.450                      $520.61      79.365               90624     0.5000
0000020581294            $81,312.40             9.500                      $713.05      80.000               90629     0.5000
0000020581658            $62,148.65             9.750                      $554.16      75.000               90722     0.5000
0000020581989            $70,940.16             9.900                      $667.44      59.000               90826     0.5000
0000020582102            $30,880.59             9.700                      $328.95      80.000              140624     0.5000
0000020582144           $117,351.94             9.850                    $1,072.30      75.000               90624     0.5000
0000020583845            $54,875.62             9.350                      $543.61      55.508               90706     0.5000
0000020584132            $48,732.88             9.300                      $428.03      47.090               90629     0.5000
0000020584348            $68,784.03             9.850                      $907.77      79.626               90725     0.5000
0000020584702            $41,977.57             9.850                      $416.79      63.289               90707     0.5000
0000020585824            $43,336.26             9.150                      $556.63      80.000               90628     0.5000
0000020585865            $84,108.50             9.990                    $1,127.69      58.333               90601     0.5000
0000020586400            $33,907.13             9.250                      $432.26      27.814               90913     0.5000
0000020586418            $73,889.14             9.990                      $795.60      69.915              140602     0.5000
0000020586509           $100,296.02             8.500                      $815.05      64.242               90530     0.5000
0000020586749            $55,183.99             8.550                      $691.37      61.403               90608     0.5000
0000020586947           $123,423.40             8.500                      $996.19      68.009               90518     0.5000
0000020587168            $31,738.97             9.150                      $406.73      75.000               90629     0.5000
0000020587291            $54,652.94             8.650                      $546.59      70.000              140503     0.5000
0000020587465            $41,904.24             9.500                      $366.62      41.523               90628     0.5000
0000020587564           $107,044.04             8.600                    $1,347.23      80.000               90614     0.5000
0000020587705            $81,239.84             8.850                      $827.80      77.500              140427     0.5000
0000020587812            $57,864.18             8.850                      $774.13      71.962               90630     0.5000
0000020587861            $81,055.84             8.650                      $807.16      80.000              140423     0.5000
0000020588083            $54,261.08             8.650                      $545.71      72.325              140412     0.5000
0000020588125            $63,555.18             8.000                      $801.80      66.587               90316     0.5000
0000020588240            $67,409.90             8.990                      $866.30      74.313               90520     0.5000
0000020588471           $137,585.53             8.850                    $1,161.41      79.945               90505     0.5000
0000020588596            $37,978.16             8.650                      $484.11      65.843               90420     0.5000
0000020588620            $58,363.34             8.850                      $587.47      55.000              140525     0.5000
0000020588877            $38,300.49             9.000                      $492.80      44.169               90511     0.5000
0000020589206            $72,681.08             8.250                      $718.89      70.308              140317     0.5000
0000020589420            $71,687.87             8.750                      $590.04      51.724               90419     0.5000
0000020589495            $27,600.91             9.740                      $357.33      75.000               90914     0.5000
0000020589743            $15,606.56             8.100                      $195.18      28.194               90428     0.5000
0000020589842            $61,229.61             8.650                      $614.14      58.333              140405     0.5000
0000020589867            $69,989.09             8.900                      $714.65      80.000              140415     0.5000
0000020590493            $31,506.53             9.750                      $281.81      80.000               90707     0.5000
0000020590998            $31,452.95             8.850                      $316.88      60.338              140429     0.5000
0000020591301            $57,025.64             8.850                      $578.57      65.000              140518     0.5000
0000020591483            $82,660.68             8.990                    $1,038.00      80.000               90927     0.5000
0000020591608            $77,422.16             8.850                      $783.29      80.000              140509     0.5000
0000020592069            $68,776.86             8.950                      $576.74      65.903               90630     0.5000
0000020592606            $66,587.81             9.625                      $594.99      65.420               90110     0.5000
0000020592614           $107,322.92             8.990                      $904.39      73.529               90216     0.5000
0000020593018           $134,329.08             8.375                    $1,085.38      70.000               80526     0.5000
0000020593331            $61,252.55             9.500                      $559.17      76.436               90705     0.5000
0000020593505            $71,250.14             9.500                      $950.25      70.000               90329     0.5000
0000020594149            $18,726.18             9.100                      $244.85      20.425               90801     0.5000
0000020594388            $39,639.72             8.750                      $499.73      55.555               90718     0.5000
0000020594826           $132,077.77             9.650                    $1,168.70      80.000               90726     0.5000
0000020595153            $65,953.93             9.850                      $866.21      64.523               90725     0.5000
0000020595948            $50,258.25             9.850                      $534.86      80.000              140816     0.5000
0000020596318            $68,682.96             9.250                      $885.11      80.000               90725     0.5000
0000020596532            $60,924.22             9.850                      $649.48      80.000              140707     0.5000
0000020596698            $21,797.18             9.850                      $287.68      14.210               90719     0.5000
0000020597001            $52,409.29             9.990                      $708.84      53.225               90623     0.5000
0000020597589            $52,258.57             9.250                      $540.37      76.623              140718     0.5000
0000020597688            $64,021.24             9.500                      $835.38      80.000               90719     0.5000
0000020598991            $67,365.77             9.850                      $878.99      75.000               90729     0.5000
0000020599668            $92,865.13             8.990                      $771.75      80.000               90801     0.5000
0000020599999            $23,967.32             9.100                      $202.96      45.454               90726     0.5000
0000020602272           $112,786.16             8.990                    $1,419.14      80.000               90801     0.5000
0000020602405            $27,441.68             9.750                      $360.19      69.387               90729     0.5000
0000020603262            $87,454.09             9.100                      $746.88      80.000               90713     0.5000
0000020603551            $81,899.74             9.950                      $884.77      80.000              140805     0.5000
0000020604062            $91,251.71             9.350                      $788.44      64.189               90803     0.5000
0000020604484            $79,782.50             9.900                      $724.87      70.000               90812     0.5000
0000020604963            $48,763.63             9.850                      $639.27      45.112               90902     0.5000
0000020605382            $59,350.73             9.750                      $783.93      46.250               90627     0.5000
0000020605911           $115,875.65             9.250                    $1,085.94      80.000               90805     0.5000
0000020607024            $62,605.26             9.500                      $546.56      74.712               90802     0.5000
0000020607198            $94,482.74             9.650                      $834.79      70.000               90927     0.5000
0000020607248            $28,557.97             8.750                      $359.81      56.250               90730     0.5000
0000020608501            $43,805.97             9.600                      $569.25      60.222               90825     0.5000
0000020608766            $57,349.94             9.700                      $607.40      84.000              140812     0.5000
0000020609939            $32,442.12             9.900                      $427.40      72.727               90805     0.5000
0000020610457            $37,341.37             8.700                      $468.36      51.086               90916     0.5000
0000020610507            $37,563.26             9.950                      $349.56      80.000               90726     0.5000
0000020610556            $72,746.99             9.850                      $936.00      70.000              140804     0.5000
0000020610622            $54,949.07             9.400                      $573.88      80.000              140730     0.5000
0000020611091           $109,463.06             9.590                      $972.42      85.000               90713     0.5000
0000020611208            $81,649.54             9.000                      $683.93      85.000               90722     0.5000
0000020613261            $55,236.27             8.750                      $699.61      44.871               90624     0.5000
0000020613303            $50,970.37             8.990                      $648.75      80.000               90711     0.5000
0000020613790            $28,071.11             9.750                      $370.78      28.000               90629     0.5000
0000020613881            $29,251.98             9.500                      $256.47      72.619               90815     0.5000
0000020614103            $56,061.94             9.750                      $501.75      80.000               90802     0.5000
0000020615738            $25,234.12             9.150                      $327.43      80.000               90729     0.5000
0000020615951            $91,575.41             9.650                      $964.55      80.000              140803     0.5000
0000020615993            $54,315.41             9.500                      $477.61      80.000               90809     0.5000
0000020616447           $113,590.24             9.600                    $1,000.83      84.892               90906     0.5000
0000020617676            $66,414.48             9.950                      $601.67      85.000               90815     0.5000
0000020618120            $25,045.34             9.250                      $319.05      38.036               90830     0.5000
0000020619276            $48,980.98             9.750                      $637.74      70.000               90908     0.5000
0000020619292            $56,111.04             9.100                      $570.89      48.461              140906     0.5000
0000020619581            $63,262.88             9.390                      $566.33      73.913               90803     0.5000
0000020619839           $180,291.60             9.600                    $1,587.76      80.000               90823     0.5000
0000020619847            $62,304.20             8.850                      $516.01      61.320               90901     0.5000
0000020620159           $106,203.80             9.950                      $983.12      56.250               90816     0.5000
0000020620431            $53,640.63             9.350                      $558.03      78.571              140830     0.5000
0000020621033            $33,306.05             8.800                      $418.00      67.258               90819     0.5000
0000020621249            $63,737.63             8.800                      $531.85      45.472               90824     0.5000
0000020621421            $66,591.84             9.900                      $600.43      76.666               90824     0.5000
0000020621439            $41,080.43             9.450                      $541.43      63.414               90829     0.5000
0000020621553            $86,016.20             9.700                      $763.53      85.000               90812     0.5000
0000020622551            $30,030.97             9.750                      $270.63      70.000               90912     0.5000
0000020623021            $40,120.36             9.400                      $416.53      64.285              140830     0.5000
0000020623369            $90,275.23             9.750                      $804.17      80.000               90830     0.5000
0000020623708           $109,787.39             8.500                      $884.26      62.162               90830     0.5000
0000020625117            $17,393.44             9.850                      $173.30       9.569               90816     0.5000
0000020625497            $23,152.52             9.500                      $396.81      69.090               90902     0.5000
0000020625901            $64,624.63             8.850                      $648.00      80.000              140906     0.5000
0000020625919            $49,193.62             9.500                      $437.25      80.000               90824     0.5000
0000020626461           $100,148.99             8.950                      $999.69      80.000               90906     0.5000
0000020626594            $90,248.01             9.990                    $1,192.13      69.811               90726     0.5000
0000020627295            $94,000.40             9.750                      $837.68      78.629               90725     0.5000
0000020627352            $53,072.11             9.990                      $482.26      67.901               90712     0.5000
0000020628665            $31,479.75             8.650                      $394.33      54.368               90819     0.5000
0000020628673            $39,128.40             8.650                      $491.81      69.718               90824     0.5000
0000020629317            $23,021.90             9.850                      $303.65      23.170               90701     0.5000
0000020630620            $51,497.00             9.750                      $460.08      85.000               90929     0.5000
0000020630679            $74,103.04             9.500                      $647.46      60.629               90906     0.5000
0000020631032            $39,470.48             9.600                      $347.32      70.000               90824     0.5000
0000020631057            $80,017.39             9.800                    $1,048.59      70.000               90819     0.5000
0000020631222            $33,502.40             9.700                      $359.19      70.370              140822     0.5000
0000020632519            $27,818.02             9.550                      $244.91      44.615               90822     0.5000
0000020633194            $23,750.29             9.850                      $313.25      70.000               90920     0.5000
0000020633707            $48,855.60             9.990                      $524.62      80.000              140719     0.5000
0000020633848           $111,874.29             9.350                    $1,162.18      63.000              140218     0.5000
0000020634184            $51,851.55             9.990                      $559.33      80.000              140720     0.5000
0000020635066            $92,005.67             8.750                      $915.96      77.931              140926     0.5000
0000020635520            $83,672.40             8.990                    $1,054.22      80.000               90801     0.5000
0000020636163            $81,356.70             9.850                    $1,065.45      83.333               90830     0.5000
0000020636908            $77,230.66             9.990                      $701.47      80.000               90702     0.5000
0000020637229            $23,567.03             8.650                      $294.10      80.000               90830     0.5000
0000020637906            $99,345.22             8.500                      $807.99      70.054               90912     0.5000
0000020639100            $88,834.69             9.750                    $1,165.30      76.388               90907     0.5000
0000020639282            $94,765.24             8.990                    $1,213.31      68.397               90803     0.5000
0000020639555            $30,400.13             9.650                      $393.94      85.000               90902     0.5000
0000020639613            $86,545.74             9.500                      $756.77      79.646               90801     0.5000
0000020639688            $36,273.99             9.750                      $476.71      78.947               90725     0.5000
0000020640488            $57,742.49             9.500                      $604.03      80.000              140829     0.5000
0000020640876            $44,877.76             9.750                      $474.26      45.454              140804     0.5000
0000020642781           $127,174.84             9.990                    $1,157.42      80.000               90901     0.5000
0000020643722            $73,839.46             9.250                      $631.82      80.000               90830     0.5000
0000020643847            $65,716.54             8.850                      $552.53      80.000               90914     0.5000
0000020644845            $87,943.88             8.650                      $717.21      76.666               90830     0.5000
0000020645271            $27,249.92             9.500                      $350.86      80.000               90919     0.5000
0000020646485            $67,480.47             9.750                      $601.41      42.424               90810     0.5000
0000020646766            $43,697.02             9.500                      $383.43      80.000               90930     0.5000
0000020647152            $24,638.01             8.900                      $248.79      40.955              140914     0.5000
0000020647731            $28,841.04             9.250                      $367.43      34.000               90921     0.5000
0000020649042            $73,933.33             9.750                      $946.24      77.670               90802     0.5000
0000020649182           $137,858.40             9.950                    $1,255.33      85.000               90913     0.5000
0000020649315            $51,179.03             9.990                      $553.24      67.491              140606     0.5000
0000020650149            $53,302.22             9.990                      $699.16      77.498               90806     0.5000
0000020650982            $19,378.14             9.550                      $251.34      60.000               90902     0.5000
0000020651394            $32,389.32             9.100                      $409.11      52.763               90920     0.5000
0000020651857            $29,260.47             8.650                      $264.28      39.882               90919     0.5000
0000020652491            $21,029.49             9.750                      $275.43      33.766               90815     0.5000
0000020654489            $85,037.00             9.500                      $790.40      67.142               90908     0.5000
0000020654562            $85,863.93             8.850                    $1,069.71      80.000               90920     0.5000
0000020656294            $60,998.89             9.500                      $783.17      55.970               90926     0.5000
0000020656427            $77,171.29             9.990                      $701.47      50.000               90912     0.5000
0000020656484            $40,736.62             9.750                      $431.58      65.942              140923     0.5000
0000020656633            $26,268.58             9.600                      $341.34      50.000               90729     0.5000
0000020656765            $34,846.05             9.400                      $361.92      42.500              140930     0.5000
0000020660973            $83,978.60             9.250                      $864.58      80.000              140822     0.5000
0000020661740            $33,834.46             9.250                      $432.27      80.000               90929     0.5000
0000020662334           $119,631.82             9.250                    $1,024.23      84.693               90901     0.5000
0000020662474            $68,893.93             9.990                      $631.32      80.000               90901     0.5000
0000020662847            $36,534.33             9.750                      $476.71      36.000               90906     0.5000
0000020663183            $32,141.05             8.900                      $403.33      80.000               90923     0.5000
0000020663464            $52,365.17             9.950                      $685.80      66.666               90927     0.5000
0000020664629            $39,405.23             9.450                      $507.59      75.000               90930     0.5000
0000020666368            $45,615.62             8.650                      $566.33      69.512               90928     0.5000
0000020666376            $33,382.02             8.950                      $281.97      80.000               90928     0.5000
0000020666855            $31,857.26             8.650                      $397.43      80.000               90930     0.5000
0000020668026            $76,193.71             9.490                      $664.12      85.000               90930     0.5000
0000020668513            $81,626.19             9.200                      $839.62      78.632              140929     0.5000
0000020668968            $31,051.68             9.900                      $406.03      80.000               90930     0.5000
0000020669370            $35,908.77             8.650                      $453.06      78.620               90928     0.5000
0000020673398            $40,133.59             9.450                      $516.97      82.750               90930     0.5000
0000020673935           $110,485.07             9.250                      $946.08      71.875               90830     0.5000
0000020676516            $69,079.68             8.800                      $569.79      70.000               90826     0.5000
0000020679023            $43,414.69             9.990                      $394.57      56.250               90901     0.5000
0000020682605            $47,984.07             9.490                      $620.61      66.075               90906     0.5000
0000022197826            $34,916.32             10.100                     $378.26      78.871              140706     0.5000
0000022198345            $59,334.50             8.430                      $583.49      70.414              140726     0.5000
0000022198378            $24,881.55             10.520                     $337.62      100.000              90726     0.5000
0000032031163            $25,500.00             13.710                     $296.30      85.000              290801     0.5000
0000032050692           $110,000.00             10.150                     $977.54      61.798              140801     0.5000
0000070415336            $89,712.61             7.520                      $633.33      96.673              281001     0.5000
0000070417118            $27,615.87             10.760                     $284.45      100.000             180914     0.5000
0000070423330            $43,015.54             11.270                     $507.59      89.821              131001     0.5000
0000070440532            $95,393.78             7.910                      $698.40      80.000              281101     0.5000
0000070440631            $98,336.34             8.160                      $744.95      80.000              280928     0.5000
0000070452073           $107,245.80             7.950                      $788.70      90.000              131021     0.5000
0000070453238           $115,395.26             8.860                      $921.70      80.000              281101     0.5000
0000070453345            $86,603.05             8.800                      $780.48      80.000              181101     0.5000
0000070458674           $141,224.90             7.190                    $1,132.91      77.838              181023     0.5000
0000070460530            $83,559.43             8.830                      $665.63      100.000             281101     0.5000
0000070461561            $89,473.53             7.170                    $1,208.89      100.000              71026     0.5000
0000070467261           $201,296.62             8.770                    $1,595.96      73.636              281001     0.5000
0000070478086            $97,044.77             8.430                      $745.62      80.000              131106     0.5000
0000070509443            $71,636.81             7.160                      $669.95      100.000             131123     0.5000
0000070512926            $39,359.89             7.610                      $495.00      51.875               81101     0.5000
0000070514419            $76,833.07             7.710                      $552.37      90.000              281105     0.5000
0000070519350           $178,139.68             10.850                   $1,679.70      87.500              290301     0.5000
0000070520457            $46,498.15             9.330                      $733.69      100.000              61201     0.5000
0000070520507           $153,827.97             8.600                    $1,202.82      84.561              131101     0.5000
0000070522925            $83,365.41             10.380                     $758.14      90.000              131207     0.5000
0000070524020            $14,839.31             11.970                     $164.85      93.671              181101     0.5000
0000070564216            $29,894.45             11.910                     $330.09      102.313             181201     0.5000
0000070566161            $49,709.30             13.230                     $562.10      78.670              140101     0.5000
0000070568704           $107,149.78             13.740                   $1,249.32      99.936              140101     0.5000
0000070608245            $72,710.94             8.940                      $584.23      56.154              140101     0.5000
0000070610340            $44,697.09             11.510                     $443.99      84.000              140101     0.5000
0000070636865            $22,971.56             12.260                     $283.55      89.708              140101     0.5000
0000070641881            $69,524.71             10.910                     $657.62      79.989              290801     0.5000
0000070651039            $24,513.10             10.770                     $280.55      73.928              140201     0.5000
0000070691746            $58,843.40             9.210                      $483.67      80.822              140301     0.5000
0000070707781            $32,466.19             14.450                     $446.77      100.000             140204     0.5000
0000070746417           $221,451.08             9.550                    $1,874.80      74.000              140301     0.5000
0000070758073            $64,878.28             10.320                     $716.74      75.000              140401     0.5000
0000070788682            $18,983.68             11.010                     $221.76      97.959              140501     0.5000
0000070788955           $219,493.27             8.930                    $1,973.98      90.000              190501     0.5000
0000070789482           $121,515.38             12.020                   $1,252.15      85.000              140701     0.5000
0000070791595            $35,915.89             8.730                      $282.70      83.721              290501     0.5000
0000070796628            $49,744.88             8.040                      $419.47      62.500              190501     0.5000
0000070805049            $37,816.78             10.810                     $387.33      100.000             190401     0.5000
0000070815394            $29,795.47             8.050                      $251.87      33.333              190501     0.5000
0000070819917            $74,630.86             8.730                      $661.83      75.000              190501     0.5000
0000070821186           $120,073.79             7.590                    $1,126.02      100.000             140603     0.5000
0000070821194            $61,912.71             9.760                      $533.13      89.855              290501     0.5000
0000070821780            $42,977.93             8.290                      $369.18      80.000              190501     0.5000
0000070821855            $10,722.03             10.720                     $120.86      100.000             140501     0.5000
0000070824768            $92,592.32             11.640                     $927.41      85.000              140701     0.5000
0000070827100            $49,270.63             11.840                     $501.04      85.000              290601     0.5000
0000070828603            $27,781.29             12.480                     $344.74      92.700              140501     0.5000
0000070829932           $200,873.81             8.450                    $2,003.88      63.781              140501     0.5000
0000070837158           $386,750.00             9.610                    $3,283.09      85.000              140801     0.5000
0000070840483            $51,939.96             8.750                      $409.08      65.000              290601     0.5000
0000070840822            $27,886.16             11.890                     $334.07      100.000             140601     0.5000
0000070842000            $68,884.91             8.570                      $534.12      34.509              140601     0.5000
0000070842893            $58,930.55             8.820                      $594.63      47.400              140601     0.5000
0000070844477           $100,498.17             9.030                      $908.87      65.032              190601     0.5000
0000070847033            $53,452.36             9.990                      $469.11      82.308              290615     0.5000
0000070848361            $44,901.57             10.630                     $416.01      95.000              140601     0.5000
0000070849757           $216,415.14             11.190                   $2,094.52      78.787              140701     0.5000
0000070850656            $69,646.64             9.720                      $662.58      80.000              190801     0.5000
0000070851464           $207,349.04             9.550                    $1,751.92      89.805              140801     0.5000
0000070851811            $11,734.42             10.910                     $264.71      100.000              40528     0.5000
0000070854401            $56,924.10             9.870                      $494.31      85.000              290701     0.5000
0000070855507           $258,949.35             8.730                    $2,035.82      85.000              140601     0.5000
0000070855663            $98,000.71             9.410                      $818.44      90.000              140601     0.5000
0000070856695            $76,473.26             11.090                     $733.73      85.000              140801     0.5000
0000070857461            $15,075.51             10.330                     $290.67      94.996               50601     0.5000
0000070858022            $49,522.20             8.570                      $494.42      52.632              140630     0.5000
0000070858741            $82,250.46             8.950                      $739.62      64.961              190601     0.5000
0000070858766            $19,788.57             8.680                      $249.90      52.425               90602     0.5000
0000070861570            $39,588.93             9.100                      $408.09      78.293              140601     0.5000
0000070862198            $59,957.38             11.040                     $573.21      98.551              140601     0.5000
0000070862297           $124,913.12             11.860                   $1,271.80      85.000              290701     0.5000
0000070862586            $43,941.98             9.990                      $424.32      72.131              190701     0.5000
0000070862883           $283,658.21             8.550                    $2,193.79      99.301              140601     0.5000
0000070862891            $70,952.88             11.350                     $694.99      99.301              140601     0.5000
0000070863006            $56,708.71             9.130                      $462.35      78.345              290601     0.5000
0000070863600           $174,758.11             7.870                    $1,268.26      37.634              140701     0.5000
0000070863634           $125,846.48             8.490                      $967.94      67.380              290601     0.5000
0000070864145            $74,972.45             11.720                     $755.33      100.000             140701     0.5000
0000070864350            $65,166.85             10.230                     $583.74      90.000              140601     0.5000
0000070864574            $30,857.78             8.000                      $378.54      100.000              90607     0.5000
0000070864616             $7,602.14             10.850                     $169.01      100.000              40607     0.5000
0000070864996            $12,921.85             8.940                      $164.26      62.606               90608     0.5000
0000070865043            $19,895.70             9.190                      $205.12      74.711              140607     0.5000
0000070865068            $49,470.18             10.080                     $481.28      99.977              190608     0.5000
0000070865233            $67,472.41             10.370                     $610.90      90.000              140701     0.5000
0000070865571            $36,769.86             8.250                      $358.95      57.813              140608     0.5000
0000070866215            $42,667.01             10.290                     $384.80      89.581              140701     0.5000
0000070866413            $19,888.55             8.450                      $196.36      95.000              140601     0.5000
0000070866579             $3,732.79             10.600                      $41.69      95.000              140601     0.5000
0000070866603            $19,940.58             9.090                      $181.10      56.769              190607     0.5000
0000070866686           $100,000.00             11.255                     $971.64      80.000              140901     0.5000
0000070866827            $14,565.95             9.320                      $192.62      81.657               90603     0.5000
0000070867171            $72,538.33             11.030                     $692.94      85.000              140601     0.5000
0000070868120            $67,448.61             10.720                     $628.58      90.000              290618     0.5000
0000070868534           $119,936.74             9.170                      $980.26      80.000              140701     0.5000
0000070869870            $19,903.80             10.080                     $215.90      91.701              140603     0.5000
0000070871025            $49,888.70             10.870                     $564.22      99.480              140714     0.5000
0000070871116            $13,486.26             11.950                     $148.18      84.118              190701     0.5000
0000070871249            $77,447.70             12.180                     $807.61      80.000              140701     0.5000
0000070871397             $4,383.33             10.010                      $95.63      75.455               40609     0.5000
0000070871777            $37,890.18             8.000                      $363.15      61.290              140607     0.5000
0000070872080            $69,935.66             9.840                      $606.04      89.172              290601     0.5000
0000070872445            $30,000.00             9.160                      $307.14      79.665              140721     0.5000
0000070872957            $59,674.78             8.760                      $600.02      75.000              140607     0.5000
0000070872965            $60,925.98             8.510                      $469.47      55.455              140601     0.5000
0000070873005            $24,931.89             9.770                      $237.46      72.340              190603     0.5000
0000070873518            $86,591.33             11.595                     $872.85      67.308              290801     0.5000
0000070873625            $36,064.73             8.800                      $298.02      51.571              240701     0.5000
0000070874573            $84,964.59             10.280                     $763.58      100.000             140701     0.5000
0000070874615            $37,842.76             9.790                      $361.44      81.932              190603     0.5000
0000070874839           $339,779.17             8.160                    $2,532.83      100.000             140701     0.5000
0000070875257            $27,187.65             11.760                     $323.44      100.000             140601     0.5000
0000070875364            $50,642.53             8.840                      $402.12      100.000             290601     0.5000
0000070875653            $54,825.26             8.560                      $479.39      62.147              190611     0.5000
0000070875877           $255,548.36             8.650                    $1,994.53      79.953              140701     0.5000
0000070875943            $64,827.65             9.980                      $626.40      66.191              190629     0.5000
0000070876024            $63,916.41             10.730                     $596.14      99.942              140701     0.5000
0000070876248            $40,902.30             10.800                     $417.63      99.708              190614     0.5000
0000070876412            $24,941.35             10.920                     $256.69      99.380              190601     0.5000
0000070876867            $99,676.47             10.070                     $969.66      84.034              190609     0.5000
0000070876909           $139,935.24             9.790                    $1,206.93      77.778              140701     0.5000
0000070876958            $30,424.09             9.660                      $321.44      74.815              140624     0.5000
0000070877311            $34,990.21             12.100                     $362.71      97.222              140701     0.5000
0000070877386           $125,938.54             9.540                    $1,063.16      70.000              140701     0.5000
0000070877451            $25,925.73             9.400                      $240.66      85.052              190608     0.5000
0000070877469           $235,733.55             11.070                   $2,259.02      70.000              140601     0.5000
0000070877626            $67,429.69             9.260                      $555.80      90.000              290601     0.5000
0000070877998            $78,750.00             9.130                      $641.02      75.000              290801     0.5000
0000070878053            $71,945.32             10.730                     $671.02      80.000              140601     0.5000
0000070878590            $29,088.35             8.870                      $296.43      79.997              140615     0.5000
0000070878608            $39,792.32             9.240                      $411.44      89.859              140609     0.5000
0000070878640            $23,802.00             12.420                     $547.96      98.485               40601     0.5000
0000070878673            $49,850.08             9.020                      $450.51      60.514              190701     0.5000
0000070878707           $249,889.05             9.985                    $2,191.16      69.444              140701     0.5000
0000070878756            $29,689.47             9.040                      $380.68      60.300               90601     0.5000
0000070878830            $55,192.62             9.260                      $454.93      85.000              290608     0.5000
0000070878947           $123,673.79             9.050                    $1,261.38      80.000              140701     0.5000
0000070879150            $31,890.03             7.930                      $266.27      100.000             190622     0.5000
0000070879358           $111,612.92             8.380                      $963.47      100.000             190615     0.5000
0000070879408            $27,866.92             11.090                     $290.73      100.000             190615     0.5000
0000070879440            $19,909.12             10.700                     $223.57      95.236              140609     0.5000
0000070879721           $148,956.72             9.630                    $1,267.88      81.475              140607     0.5000
0000070880141           $107,894.00             9.530                      $910.49      71.053              140601     0.5000
0000070880281             $7,962.62             10.400                      $87.94      100.000             140622     0.5000
0000070880349           $110,017.47             12.430                   $1,168.81      85.000              290601     0.5000
0000070880356            $21,211.18             11.620                     $250.45      99.655              140601     0.5000
0000070880729            $82,149.15             11.670                     $824.70      84.742              140601     0.5000
0000070881214            $86,700.00             9.200                      $889.71      72.250              140806     0.5000
0000070881370            $70,481.21             9.560                      $596.31      85.000              290601     0.5000
0000070881651            $78,844.64             9.010                    $1,681.82      73.684               40628     0.5000
0000070881743            $46,722.43             9.000                      $996.40      48.650               40621     0.5000
0000070881826            $29,941.69             12.310                     $366.06      77.500              140801     0.5000
0000070881933            $93,971.51             11.740                     $948.12      99.796              140701     0.5000
0000070882089           $112,170.90             8.020                      $942.90      100.000             190607     0.5000
0000070882097           $290,000.00             9.560                    $2,451.18      61.053              140801     0.5000
0000070882105            $59,838.93             8.860                      $603.57      73.171              140621     0.5000
0000070882139            $27,854.83             10.610                     $381.44      100.000              90607     0.5000
0000070882154            $65,902.55             9.110                      $598.50      55.000              190708     0.5000
0000070882303           $256,000.00             9.480                    $2,148.85      78.769              290801     0.5000
0000070882345            $69,896.65             9.110                      $634.77      45.161              190708     0.5000
0000070882840            $19,356.79             11.310                     $204.35      99.356              190629     0.5000
0000070882857           $104,350.36             9.660                      $890.06      90.000              140701     0.5000
0000070883020            $14,610.77             9.980                      $318.56      94.338               40621     0.5000
0000070883160            $25,865.02             9.240                      $267.43      89.947              140608     0.5000
0000070883426             $9,895.63             9.240                      $127.98      89.437               90616     0.5000
0000070883640            $37,280.22             7.880                      $355.78      37.500              140601     0.5000
0000070883889            $65,610.00             11.080                     $628.79      89.877              140801     0.5000
0000070883897           $217,955.24             8.970                    $1,750.95      89.793              290611     0.5000
0000070884002            $59,387.48             7.630                      $484.88      100.000             190607     0.5000
0000070884077            $32,914.74             10.180                     $322.40      99.850              190616     0.5000
0000070884176            $14,759.41             10.670                     $202.47      100.000              90607     0.5000
0000070884291           $119,928.16             8.560                      $922.70      68.571              140801     0.5000
0000070884333            $30,803.40             11.010                     $351.86      99.917              140609     0.5000
0000070884549           $106,207.94             9.190                      $870.05      79.940              140601     0.5000
0000070884796            $50,883.04             11.090                     $529.54      98.129              190701     0.5000
0000070884804             $9,890.12             8.750                      $125.33      70.106               90616     0.5000
0000070884812            $26,562.62             11.420                     $261.60      99.925              140601     0.5000
0000070885058           $120,895.82             8.380                    $1,188.91      90.000              140607     0.5000
0000070885082           $128,637.52             8.380                      $979.43      100.000             290615     0.5000
0000070885108            $32,118.49             10.600                     $323.64      100.000             190615     0.5000
0000070885132           $126,350.00             10.170                   $1,124.72      89.610              290801     0.5000
0000070885298            $14,846.47             9.240                      $191.97      87.257               90614     0.5000
0000070885413           $121,024.09             7.740                      $867.45      100.000             140607     0.5000
0000070885470            $39,901.61             9.790                      $424.72      95.064              140728     0.5000
0000070885504            $30,150.28             10.910                     $342.68      100.000             140607     0.5000
0000070885595            $69,000.00             8.870                      $548.75      57.500              290801     0.5000
0000070885637            $35,694.96             9.980                      $345.00      94.638              190611     0.5000
0000070885769            $59,786.92             9.880                      $574.25      92.298              190609     0.5000
0000070886205           $131,283.69             8.130                    $1,610.61      100.000              90714     0.5000
0000070886270            $83,000.00             11.140                     $864.64      84.765              190801     0.5000
0000070886288            $32,588.74             11.340                     $723.11      100.000              40714     0.5000
0000070886460           $101,664.39             8.280                      $871.03      100.000             190607     0.5000
0000070886668            $25,266.20             11.170                     $353.72      100.000              90607     0.5000
0000070886833            $24,682.49             9.220                      $319.67      42.373               90701     0.5000
0000070887062            $71,878.30             8.820                      $640.38      70.000              190707     0.5000
0000070887435           $147,920.68             9.300                    $1,222.93      84.571              140701     0.5000
0000070887468            $24,935.32             10.170                     $244.08      82.971              190621     0.5000
0000070887476           $131,519.98             8.730                    $1,034.60      85.000              290601     0.5000
0000070887500            $90,032.74             10.810                     $845.13      85.000              290601     0.5000
0000070887542           $146,551.10             9.370                    $1,219.64      90.000              140601     0.5000
0000070887567            $15,981.11             10.590                     $147.44      95.323              290601     0.5000
0000070887674            $10,983.40             8.940                       $98.55      18.591              190623     0.5000
0000070887815            $36,801.01             9.890                      $353.41      90.000              190601     0.5000
0000070887906            $42,153.33             8.960                      $338.34      62.059              290601     0.5000
0000070888169           $127,342.52             9.950                    $1,114.33      89.171              140601     0.5000
0000070888243            $30,263.01             9.900                      $264.54      90.000              140601     0.5000
0000070888532            $19,949.72             10.390                     $198.20      91.707              190622     0.5000
0000070888664            $19,943.16             9.440                      $185.64      82.182              190621     0.5000
0000070888789            $37,905.42             9.660                      $400.48      80.000              140701     0.5000
0000070889084            $36,893.63             9.350                      $341.27      86.985              190628     0.5000
0000070889274            $74,898.26             9.770                      $712.37      98.914              190702     0.5000
0000070889431            $47,378.61             12.110                     $526.66      100.000             190701     0.5000
0000070889449           $130,438.59             9.710                    $1,117.37      90.000              140701     0.5000
0000070889795            $24,875.16             9.670                      $263.63      80.090              140615     0.5000
0000070889845             $2,655.77             9.800                       $25.35      80.000              190630     0.5000
0000070890108           $119,842.18             10.010                   $1,158.82      70.012              190707     0.5000
0000070890231           $104,235.60             9.480                    $1,089.95      73.077              140628     0.5000
0000070890413            $42,881.14             8.500                      $423.44      61.429              140713     0.5000
0000070890546            $23,762.95             9.870                      $315.44      98.115               90621     0.5000
0000070890595            $18,976.71             10.550                     $190.33      84.832              190623     0.5000
0000070890710            $40,485.66             11.190                     $391.52      90.000              140628     0.5000
0000070890850            $19,573.75             9.870                      $187.46      80.000              190701     0.5000
0000070890868            $48,364.94             9.600                      $455.26      86.286              190616     0.5000
0000070890975            $29,887.80             9.770                      $284.95      97.385              190621     0.5000
0000070890983           $141,241.89             10.340                   $1,275.65      90.000              290701     0.5000
0000070891023            $51,441.11             9.770                      $493.91      99.896              190702     0.5000
0000070891171            $15,575.67             9.060                      $203.20      82.898               90625     0.5000
0000070891486            $54,400.00             9.750                      $467.38      85.000              290730     0.5000
0000070891700            $87,108.11             9.190                      $713.58      80.000              290701     0.5000
0000070891882            $49,545.72             9.010                      $399.45      80.000              290601     0.5000
0000070891940            $50,332.96             8.060                      $371.93      100.000             140607     0.5000
0000070891981            $12,541.59             10.480                     $139.12      100.000             140607     0.5000
0000070891999            $79,622.84             7.750                      $573.85      90.000              140611     0.5000
0000070892047            $88,715.03             9.500                      $831.93      85.000              190601     0.5000
0000070892112           $233,501.05             9.140                    $1,904.40      85.000              140601     0.5000
0000070892344            $13,809.77             9.480                      $195.04      80.000              140719     0.5000
0000070892369            $36,894.57             9.420                      $342.96      89.936              190611     0.5000
0000070892385           $148,400.00             9.280                    $1,224.08      80.000              290801     0.5000
0000070892526            $37,088.17             11.510                     $367.68      100.000             140801     0.5000
0000070892591            $48,000.00             11.250                     $553.13      89.072              140801     0.5000
0000070892708            $19,585.56             10.870                     $184.73      89.944              140701     0.5000
0000070892765            $14,977.37             8.940                      $134.38      64.634              190623     0.5000
0000070892922            $76,107.11             9.360                      $792.38      90.000              140608     0.5000
0000070892948            $16,960.18             10.930                     $174.66      95.566              190628     0.5000
0000070893615            $69,274.53             10.860                     $652.64      90.000              140701     0.5000
0000070894142           $150,000.00             8.850                    $1,190.78      33.333              140901     0.5000
0000070894324            $14,841.32             8.650                      $187.18      57.527               90628     0.5000
0000070894845           $156,061.94             7.660                    $1,469.72      46.866              140601     0.5000
0000070894993           $105,900.00             9.260                      $871.98      77.243              290801     0.5000
0000070895123            $14,981.38             8.400                      $114.28      75.000              140601     0.5000
0000070895255            $43,282.84             10.610                     $399.65      78.727              290701     0.5000
0000070895347           $130,852.43             11.190                   $1,369.15      85.000              190701     0.5000
0000070895586           $129,888.39             10.160                   $1,156.24      60.465              140601     0.5000
0000070895693           $118,236.00             7.860                      $857.25      100.000             290618     0.5000
0000070895719            $26,400.00             15.000                     $347.63      96.499              190801     0.5000
0000070895735            $29,528.06             10.650                     $298.51      100.000             190618     0.5000
0000070895743           $116,930.57             8.600                      $907.93      65.000              140701     0.5000
0000070896063            $51,873.04             11.630                     $559.21      99.048              190701     0.5000
0000070896154            $23,446.52             11.150                     $244.97      100.000             190601     0.5000
0000070896188            $81,008.78             10.890                     $832.07      99.926              190601     0.5000
0000070896279            $93,200.00             9.240                      $958.65      79.658              140827     0.5000
0000070896543            $36,894.57             9.420                      $342.96      85.838              190622     0.5000
0000070896550            $25,324.99             9.960                      $551.91      92.521               40622     0.5000
0000070896576            $24,876.30             9.770                      $265.14      100.000             140614     0.5000
0000070896642            $37,292.57             8.790                      $331.02      64.957              190716     0.5000
0000070896808            $25,623.23             9.050                      $232.06      30.964              190616     0.5000
0000070896907            $55,977.14             10.380                     $507.24      80.000              140701     0.5000
0000070897012            $19,973.83             10.050                     $193.67      81.857              190706     0.5000
0000070897046           $131,842.44             8.590                    $1,023.40      100.000             290621     0.5000
0000070897111            $32,977.22             11.170                     $318.51      100.000             140621     0.5000
0000070897152            $44,352.22             9.090                      $360.13      80.000              290621     0.5000
0000070897210            $34,966.49             12.400                     $395.18      69.841              190701     0.5000
0000070897343            $49,777.70             9.350                      $461.18      78.736              190701     0.5000
0000070897566            $52,975.64             9.820                      $458.08      43.089              290701     0.5000
0000070897764            $20,791.41             9.770                      $274.85      99.182               90615     0.5000
0000070897848           $111,813.42             8.960                      $897.96      80.000              140601     0.5000
0000070897970            $27,971.60             11.770                     $283.06      100.000             140601     0.5000
0000070898085           $167,925.20             10.180                   $1,496.72      80.000              140701     0.5000
0000070898093            $45,755.44             9.570                      $387.45      88.077              290601     0.5000
0000070898358            $48,257.37             9.650                      $510.85      85.469              140623     0.5000
0000070898630            $29,711.52             10.340                     $402.12      93.008               90623     0.5000
0000070898713            $85,394.69             10.550                     $856.49      84.653              190621     0.5000
0000070898861            $26,890.44             10.900                     $310.84      98.411              140601     0.5000
0000070898895            $20,000.00             8.790                      $177.25      43.073              190811     0.5000
0000070898945           $127,700.83             8.460                      $980.58      80.000              140701     0.5000
0000070899232            $88,996.50             8.540                      $687.24      65.000              290701     0.5000
0000070899299            $28,963.23             10.290                     $285.45      61.700              190701     0.5000
0000070899406           $138,000.00             10.300                   $1,241.75      47.586              290801     0.5000
0000070899414            $19,946.48             8.860                      $201.19      67.941              140706     0.5000
0000070899463           $102,937.73             8.510                      $792.71      74.638              140701     0.5000
0000070899521           $116,738.04             9.140                      $951.59      80.000              140701     0.5000
0000070899562           $127,302.58             8.290                    $1,245.44      90.000              140609     0.5000
0000070899711            $29,189.32             10.880                     $275.43      100.000             140701     0.5000
0000070899729            $75,000.00             8.840                      $667.10      30.738              190801     0.5000
0000070899760            $67,436.09             9.700                      $577.45      75.000              140621     0.5000
0000070899794            $54,737.13             10.150                     $596.09      76.202              140621     0.5000
0000070899885            $37,100.00             8.200                      $358.84      50.822              140806     0.5000
0000070900030            $99,770.00             10.560                   $1,109.12      89.673              140701     0.5000
0000070900113            $39,687.45             10.340                     $438.20      98.459              140630     0.5000
0000070900402            $39,876.93             8.310                      $389.45      53.333              140701     0.5000
0000070900451            $70,428.94             9.500                      $597.85      90.000              290601     0.5000
0000070900709            $24,878.24             10.040                     $330.93      92.604               90708     0.5000
0000070900733           $240,220.46             11.340                   $2,350.38      89.664              290701     0.5000
0000070900915            $18,322.40             10.370                     $248.29      83.846               90601     0.5000
0000070900931            $41,271.41             8.740                      $365.59      57.902              190601     0.5000
0000070900949            $37,551.98             10.340                     $371.36      99.167              190706     0.5000
0000070901152           $179,878.73             7.980                    $1,318.27      41.002              140701     0.5000
0000070901160            $34,924.73             11.240                     $403.10      77.597              140701     0.5000
0000070901178            $34,653.91             9.850                      $459.63      92.003               90628     0.5000
0000070901244            $29,920.43             8.960                      $303.57      64.738              140708     0.5000
0000070901277           $255,756.58             9.680                    $2,186.29      74.419              140628     0.5000
0000070901319            $44,769.95             10.280                     $491.31      99.355              140618     0.5000
0000070901368            $71,551.96             10.930                     $678.08      99.134              140701     0.5000
0000070901376            $54,931.42             10.420                     $546.16      30.387              190701     0.5000
0000070901418           $150,000.00             8.910                    $1,197.23      42.857              140901     0.5000
0000070901434            $27,916.68             9.080                      $253.37      61.907              190628     0.5000
0000070901475            $23,413.14             8.710                      $207.07      60.398              190701     0.5000
0000070901566            $24,867.35             10.270                     $272.80      92.874              140621     0.5000
0000070901574           $100,662.91             7.950                      $736.12      80.000              290701     0.5000
0000070901582            $27,837.89             10.870                     $314.84      84.957              140701     0.5000
0000070901616            $25,140.65             10.890                     $258.23      100.000             190701     0.5000
0000070901657           $101,894.93             9.300                      $842.83      79.377              140701     0.5000
0000070901699            $29,891.26             9.300                      $309.66      74.206              140721     0.5000
0000070901731            $31,066.16             10.990                     $355.56      90.000              140601     0.5000
0000070901822             $8,761.51             9.170                      $187.57      19.411               40618     0.5000
0000070902242           $155,397.61             8.170                    $1,160.23      100.000             290602     0.5000
0000070902259            $38,799.88             10.210                     $380.82      100.000             190601     0.5000
0000070902267           $184,734.29             7.590                    $1,505.41      80.000              190608     0.5000
0000070902366            $52,938.40             8.720                      $415.82      20.152              140701     0.5000
0000070902515            $19,971.83             9.480                      $186.17      72.667              190802     0.5000
0000070902671           $200,000.00             8.850                    $1,780.20      61.629              190803     0.5000
0000070902762            $11,940.62             9.770                      $127.27      92.882              140630     0.5000
0000070902820            $31,957.64             9.960                      $307.96      79.983              190716     0.5000
0000070902861            $67,968.81             9.830                      $588.22      85.000              290701     0.5000
0000070902911            $24,965.24             9.580                      $234.34      77.257              190629     0.5000
0000070903216            $39,883.00             8.490                      $393.66      50.000              140701     0.5000
0000070903471            $41,194.39             9.730                      $438.07      84.490              140601     0.5000
0000070903497            $49,770.51             12.140                     $519.70      91.213              140601     0.5000
0000070903547           $153,156.07             8.700                    $1,200.82      65.000              140701     0.5000
0000070903562           $139,175.16             7.820                    $1,323.41      63.636              140628     0.5000
0000070903968            $65,500.00             10.160                     $582.57      74.347              290801     0.5000
0000070904115            $55,925.39             9.910                      $537.08      89.633              190702     0.5000
0000070904131            $54,229.43             8.750                      $428.75      73.649              140601     0.5000
0000070904362            $62,737.84             10.080                     $555.71      85.000              140601     0.5000
0000070904677            $27,934.12             10.380                     $253.62      99.882              140601     0.5000
0000070904784            $24,988.36             9.760                      $214.97      68.493              290701     0.5000
0000070904818            $50,000.00             10.560                     $501.21      55.556              190801     0.5000
0000070904891            $59,930.71             8.750                      $472.02      75.949              140601     0.5000
0000070905013            $53,837.03             9.190                      $492.47      60.000              190601     0.5000
0000070905377            $88,657.38             9.240                      $729.89      86.214              140601     0.5000
0000070905633            $28,966.94             11.100                     $301.31      96.014              190701     0.5000
0000070905708           $116,900.00             13.720                   $1,359.25      89.923              290801     0.5000
0000070905997            $45,466.37             9.200                      $416.16      80.000              190622     0.5000
0000070906110            $29,707.42             10.470                     $508.72      100.000              60603     0.5000
0000070906144            $56,377.68             10.520                     $516.76      77.260              290701     0.5000
0000070906201            $36,801.88             9.770                      $392.41      99.570              140623     0.5000
0000070906268            $91,407.52             9.940                      $798.92      78.879              290701     0.5000
0000070906284            $42,898.48             10.870                     $440.04      100.000             190628     0.5000
0000070906326            $30,917.26             8.890                      $312.40      71.708              140706     0.5000
0000070906391            $14,843.62             9.770                      $196.32      99.533               90628     0.5000
0000070906433            $53,833.93             8.520                      $415.21      55.000              290701     0.5000
0000070906474            $19,491.98             10.410                     $215.90      94.964              140601     0.5000
0000070906664            $18,408.91             9.850                      $242.94      99.630               90713     0.5000
0000070906748            $41,471.04             11.120                     $398.98      79.998              140701     0.5000
0000070906789            $39,895.74             9.770                      $379.93      93.635              190628     0.5000
0000070906946            $19,291.57             10.060                     $170.23      71.481              290701     0.5000
0000070906979           $129,894.66             10.430                   $1,182.36      84.416              290607     0.5000
0000070907050           $242,280.52             9.490                    $2,036.46      80.000              140701     0.5000
0000070907084            $16,911.95             8.960                      $214.98      75.384               90713     0.5000
0000070907092            $34,924.23             11.170                     $337.82      100.000             140701     0.5000
0000070907159           $299,882.57             10.570                   $2,759.93      70.185              140701     0.5000
0000070907209            $86,015.30             8.440                      $846.36      65.000              140701     0.5000
0000070907233           $134,629.94             11.830                   $1,605.49      90.000              140701     0.5000
0000070907266            $19,858.50             10.350                     $218.18      80.000              140701     0.5000
0000070907308            $90,060.40             10.030                     $792.69      85.000              140701     0.5000
0000070907316            $98,353.90             9.730                      $843.96      80.000              140701     0.5000
0000070907720            $10,948.52             10.380                     $120.78      99.088              140621     0.5000
0000070907811           $135,311.21             9.810                    $1,170.13      81.138              140601     0.5000
0000070907902            $28,939.34             11.990                     $319.11      99.837              190701     0.5000
0000070908124            $91,671.56             10.180                     $817.40      79.783              140701     0.5000
0000070908132            $46,756.99             8.990                      $595.12      63.514               90623     0.5000
0000070908165           $253,517.08             7.850                    $2,104.22      100.000             190628     0.5000
0000070908231            $32,559.62             10.470                     $324.82      99.565              190701     0.5000
0000070908249            $68,293.76             8.180                      $663.69      74.918              140615     0.5000
0000070908298            $33,384.00             10.170                     $362.23      60.151              140811     0.5000
0000070908348            $51,827.19             8.200                      $441.44      80.000              190608     0.5000
0000070908355           $102,879.10             8.360                      $893.34      80.000              190614     0.5000
0000070908397            $12,904.05             10.840                     $165.19      100.000             101208     0.5000
0000070908413            $87,679.60             7.460                      $706.77      100.000             190607     0.5000
0000070908454            $21,786.63             10.190                     $293.05      100.000              90607     0.5000
0000070908462            $33,784.06             9.540                      $355.86      76.246              140622     0.5000
0000070908538            $74,886.99             8.950                      $672.38      68.830              190702     0.5000
0000070908553            $35,951.54             9.830                      $343.36      100.001             190629     0.5000
0000070908629           $103,156.50             10.250                     $924.78      80.000              140701     0.5000
0000070908785            $40,875.98             8.950                      $367.57      73.123              190621     0.5000
0000070908850           $123,197.42             10.170                   $1,097.12      85.000              290714     0.5000
0000070908868           $137,483.11             9.950                    $1,203.33      84.479              140601     0.5000
0000070909023            $14,467.27             9.910                      $310.77      99.919               40706     0.5000
0000070909122            $27,885.84             11.860                     $333.53      100.000             140701     0.5000
0000070909197            $37,983.27             9.800                      $824.80      89.301               40614     0.5000
0000070909502           $300,000.00             9.170                    $2,450.65      80.000              290801     0.5000
0000070909577            $37,897.26             9.830                      $362.44      100.000             190628     0.5000
0000070909619           $224,836.04             9.360                    $1,868.57      83.315              140701     0.5000
0000070909866            $66,228.95             9.110                      $538.72      84.459              140701     0.5000
0000070910096            $53,000.00             10.240                     $474.54      75.714              290801     0.5000
0000070910104            $66,832.56             7.970                      $818.80      85.000               90615     0.5000
0000070910351            $81,948.45             8.320                      $620.08      84.974              140701     0.5000
0000070910401            $79,907.22             8.730                      $628.22      80.000              290701     0.5000
0000070910419             $4,797.71             9.640                       $40.85      89.948              140701     0.5000
0000070910500            $24,946.55             11.620                     $268.68      83.717              190701     0.5000
0000070910591           $107,355.14             8.650                    $1,073.04      90.000              140611     0.5000
0000070910609           $123,146.30             10.070                   $1,087.55      91.039              140701     0.5000
0000070910625            $37,943.89             9.110                      $344.59      39.583              190701     0.5000
0000070910674            $38,423.54             12.170                     $428.49      100.000             190616     0.5000
0000070910708            $59,622.38             8.400                      $457.10      48.387              140701     0.5000
0000070910823            $53,621.66             8.030                      $395.60      70.000              140630     0.5000
0000070910880            $97,148.22             9.120                      $790.50      80.000              290719     0.5000
0000070910922            $19,892.56             8.860                      $201.19      74.160              140628     0.5000
0000070910930            $31,800.00             10.440                     $350.33      99.972              140817     0.5000
0000070911102           $179,000.00             9.010                    $1,611.66      71.032              190706     0.5000
0000070911532           $106,883.90             9.430                      $902.61      77.143              140601     0.5000
0000070911664            $26,982.47             11.450                     $266.35      96.429              140601     0.5000
0000070911698            $32,834.16             9.600                      $346.59      46.857              140701     0.5000
0000070911714            $14,802.64             9.290                      $313.49      75.444               40629     0.5000
0000070911896           $224,886.97             9.400                    $1,875.53      90.000              140701     0.5000
0000070911946           $169,820.46             9.180                    $1,389.93      82.126              290701     0.5000
0000070911987            $86,356.87             9.430                      $722.09      90.000              290701     0.5000
0000070912225            $24,935.76             9.310                      $258.20      85.633              140702     0.5000
0000070912266            $60,213.09             9.650                      $513.65      90.000              140601     0.5000
0000070912357           $121,512.25             8.510                      $935.86      80.000              140701     0.5000
0000070912423           $291,810.73             8.170                    $2,177.30      80.000              140701     0.5000
0000070912498            $78,580.50             11.360                     $912.95      84.987              140701     0.5000
0000070912514            $56,863.29             9.690                      $539.35      60.105              190601     0.5000
0000070912589           $160,284.28             9.370                    $1,333.54      79.801              140701     0.5000
0000070912597            $72,971.36             10.560                     $671.04      100.000             140701     0.5000
0000070912605            $40,066.58             10.970                     $380.97      99.751              140701     0.5000
0000070912662           $149,885.31             10.700                   $1,394.59      72.596              140701     0.5000
0000070912746            $41,980.03             9.660                      $358.07      50.602              140801     0.5000
0000070912753            $15,954.47             9.430                      $148.41      89.524              190621     0.5000
0000070912761            $94,068.71             10.580                     $946.55      98.169              190623     0.5000
0000070912779            $94,356.71             8.900                      $844.17      90.000              190801     0.5000
0000070912829            $27,851.19             8.980                      $283.66      73.415              140618     0.5000
0000070912845           $116,181.58             8.640                      $905.42      74.519              140701     0.5000
0000070912860            $23,239.67             9.980                      $203.69      89.423              140701     0.5000
0000070912878            $30,698.49             10.140                     $412.07      85.242               90623     0.5000
0000070912985           $109,928.96             9.590                      $934.29      88.200              140701     0.5000
0000070912993             $9,896.25             9.000                      $126.68      62.156               90623     0.5000
0000070913116            $70,000.00             8.740                      $550.19      59.322              290802     0.5000
0000070913140           $100,000.00             10.490                     $913.99      66.667              140801     0.5000
0000070913249           $133,300.59             8.900                    $1,064.18      85.000              140701     0.5000
0000070913298            $41,936.96             8.980                      $377.34      62.903              190706     0.5000
0000070913306            $49,817.85             9.180                      $408.80      66.667              140601     0.5000
0000070913454           $106,487.36             10.270                   $1,049.43      99.999              190701     0.5000
0000070913504            $18,979.27             11.430                     $201.71      95.189              190801     0.5000
0000070913538            $97,390.70             8.140                    $2,057.74      85.000               40617     0.5000
0000070913553            $19,949.35             9.470                      $208.48      75.216              140712     0.5000
0000070913603            $71,798.74             9.570                      $674.43      90.000              190701     0.5000
0000070913710            $55,749.35             9.900                      $485.57      90.000              140601     0.5000
0000070913744           $148,000.00             9.550                    $1,249.87      78.307              290801     0.5000
0000070913801            $74,284.93             10.070                     $656.32      84.971              140701     0.5000
0000070913868            $39,935.22             8.390                      $344.35      62.500              190701     0.5000
0000070913926           $147,829.44             8.760                    $1,165.37      70.476              140701     0.5000
0000070914213            $55,958.44             9.510                      $586.15      85.000              140701     0.5000
0000070914296            $79,578.11             8.640                      $997.89      55.172               90701     0.5000
0000070914460           $120,000.00             9.450                    $1,004.65      75.000              140901     0.5000
0000070914528           $136,386.20             8.950                    $1,226.43      80.000              190601     0.5000
0000070914585           $107,939.64             8.890                      $860.46      80.000              290701     0.5000
0000070914791            $33,587.02             10.630                     $310.62      80.000              140701     0.5000
0000070914809            $69,880.05             8.820                      $554.19      73.684              140608     0.5000
0000070914874            $54,858.93             9.330                      $568.70      61.158              140714     0.5000
0000070915020            $71,945.66             10.760                     $672.65      80.000              140614     0.5000
0000070915095            $54,755.15             10.100                     $534.41      97.718              190630     0.5000
0000070915228            $55,450.00             9.970                      $534.00      81.815              190716     0.5000
0000070915525            $48,000.00             8.720                      $478.89      75.000              140801     0.5000
0000070915616            $64,955.21             10.250                     $582.47      87.838              290701     0.5000
0000070915657            $35,609.34             9.440                      $371.50      85.000              140701     0.5000
0000070915749            $35,893.02             9.090                      $325.99      79.151              190623     0.5000
0000070915764            $19,952.54             10.180                     $217.13      75.371              140719     0.5000
0000070915772            $26,946.39             8.100                      $200.00      60.000              290603     0.5000
0000070915798            $98,776.07             11.450                     $974.72      79.684              140701     0.5000
0000070915863            $68,638.26             7.940                      $661.77      47.931              140601     0.5000
0000070915897           $188,560.76             8.360                    $1,433.02      100.000             290629     0.5000
0000070915905            $29,922.79             10.210                     $293.69      95.282              190617     0.5000
0000070915921           $140,352.60             11.250                   $1,363.65      90.000              140701     0.5000
0000070916010            $15,010.45             10.320                     $203.57      90.000               90607     0.5000
0000070916077            $71,942.15             10.470                     $657.00      82.759              140601     0.5000
0000070916234           $244,879.49             9.500                    $2,060.09      63.636              140701     0.5000
0000070916275            $90,665.23             7.950                      $758.33      72.222              190701     0.5000
0000070916408            $97,189.74             9.120                      $884.32      84.402              190706     0.5000
0000070916630            $68,146.90             8.930                      $610.99      65.000              190701     0.5000
0000070916846           $128,650.17             10.620                   $1,188.83      90.000              140701     0.5000
0000070916911           $148,695.73             11.700                   $1,495.80      85.000              290701     0.5000
0000070916986            $48,450.89             9.380                      $403.57      75.781              290603     0.5000
0000070917000           $122,741.23             10.020                   $1,079.91      90.000              290602     0.5000
0000070917034            $16,925.45             10.270                     $166.59      80.000              190706     0.5000
0000070917042            $37,000.00             10.630                     $342.05      97.884              140801     0.5000
0000070917067           $127,445.49             10.160                   $1,134.01      85.000              140701     0.5000
0000070917265            $69,912.95             10.440                     $696.05      84.337              190701     0.5000
0000070917307           $125,876.85             9.550                    $1,064.08      90.000              140701     0.5000
0000070917323            $41,271.02             9.310                      $427.58      85.489              140706     0.5000
0000070917349           $126,084.66             8.570                      $976.33      76.461              140701     0.5000
0000070917448            $43,876.30             8.310                      $428.40      58.667              140701     0.5000
0000070917471           $131,932.42             9.310                    $1,091.68      82.500              140701     0.5000
0000070917588            $83,232.77             10.450                     $758.87      85.000              290603     0.5000
0000070917612            $31,528.51             10.900                     $297.98      95.576              140701     0.5000
0000070917869            $11,124.60             10.190                     $108.91      99.998              190706     0.5000
0000070917976           $139,925.58             9.130                    $1,139.59      70.000              290701     0.5000
0000070918016            $36,754.42             10.470                     $366.66      80.000              190701     0.5000
0000070918024            $19,074.29             9.830                      $182.17      100.000             190730     0.5000
0000070918057            $14,809.08             8.280                      $145.78      25.000              140608     0.5000
0000070918578           $120,306.34             9.900                    $1,288.61      89.004              140712     0.5000
0000070918776           $102,258.16             7.860                      $741.41      80.000              290621     0.5000
0000070918784            $25,394.01             10.440                     $282.03      100.000             140621     0.5000
0000070918792           $108,427.95             7.970                      $908.02      100.000             190611     0.5000
0000070918826            $27,072.24             10.340                     $297.98      100.000             140611     0.5000
0000070918883            $98,069.31             8.110                      $829.81      90.000              190628     0.5000
0000070918917            $12,096.63             9.940                      $118.21      90.000              190628     0.5000
0000070919113            $52,348.21             8.420                      $400.71      75.000              140701     0.5000
0000070919477            $74,801.91             10.010                     $724.26      58.411              190623     0.5000
0000070919667            $68,783.14             9.580                      $582.95      85.000              290601     0.5000
0000070920111            $86,121.17             9.800                      $822.36      90.000              190623     0.5000
0000070920129            $45,358.49             8.730                      $401.51      46.530              190622     0.5000
0000070920137            $78,112.81             8.920                      $624.72      62.560              290601     0.5000
0000070920228            $22,016.72             10.720                     $223.68      99.642              190706     0.5000
0000070920525            $78,000.00             11.805                     $790.63      80.000              290801     0.5000
0000070920715            $29,360.23             9.800                      $279.83      72.984              190708     0.5000
0000070920855            $14,851.43             9.820                      $196.73      98.934               90702     0.5000
0000070921002            $63,721.62             9.970                      $558.04      85.000              140701     0.5000
0000070921028           $185,194.56             8.950                    $1,485.11      79.571              140701     0.5000
0000070921044            $55,986.68             9.370                      $465.70      84.871              140701     0.5000
0000070921168            $16,977.06             9.810                      $161.92      84.933              190706     0.5000
0000070921200            $39,801.98             9.960                      $527.72      86.146               90719     0.5000
0000070921358            $34,134.92             8.400                      $296.36      25.672              190701     0.5000
0000070921499            $99,443.51             7.370                      $690.33      49.020              140701     0.5000
0000070921523            $78,749.01             8.560                      $688.58      69.912              190623     0.5000
0000070921531            $25,509.90             9.820                      $336.42      99.552               90708     0.5000
0000070921564           $110,961.86             11.170                   $1,071.36      86.719              290701     0.5000
0000070921689            $11,293.27             9.860                      $151.08      87.265               90801     0.5000
0000070921713           $103,953.40             9.940                      $908.07      80.000              290701     0.5000
0000070921721            $33,921.45             10.470                     $375.20      85.000              140714     0.5000
0000070921788            $29,956.66             9.280                      $275.34      79.891              190719     0.5000
0000070921853            $57,850.83             9.300                      $598.67      64.743              140701     0.5000
0000070921887            $39,946.01             9.810                      $380.99      84.950              190706     0.5000
0000070921911            $44,888.31             9.690                      $475.07      23.684              140701     0.5000
0000070921945            $84,901.57             8.740                      $668.09      63.910              290701     0.5000
0000070922174           $112,946.04             9.640                      $961.73      64.571              140701     0.5000
0000070922588            $27,244.10             11.760                     $323.44      95.000              140701     0.5000
0000070922760           $129,804.37             8.960                    $1,166.30      56.807              190719     0.5000
0000070922851            $44,937.43             10.600                     $452.30      90.919              190721     0.5000
0000070922893            $13,483.32             10.490                     $134.69      99.942              190708     0.5000
0000070922943            $63,354.10             8.740                      $636.27      71.573              140630     0.5000
0000070922976            $72,381.10             9.680                      $618.74      90.000              290614     0.5000
0000070923172            $10,832.11             10.390                     $147.75      99.913               90629     0.5000
0000070923198           $285,605.95             9.650                    $2,693.97      84.640              190706     0.5000
0000070923255            $30,000.00             9.320                      $276.12      84.161              190810     0.5000
0000070923446            $38,787.06             8.020                      $473.59      53.425               90701     0.5000
0000070923511            $29,920.87             10.020                     $289.90      100.000             190701     0.5000
0000070923644           $103,452.02             9.780                      $891.51      90.000              140701     0.5000
0000070923701            $44,933.56             9.110                      $408.07      71.827              190719     0.5000
0000070923743            $59,910.62             9.040                      $541.38      75.170              190715     0.5000
0000070923750           $158,332.57             10.180                   $1,411.19      90.000              140701     0.5000
0000070923784            $50,325.55             9.550                      $425.63      90.000              290702     0.5000
0000070923800           $111,871.29             11.290                   $1,092.43      94.630              140701     0.5000
0000070923818            $68,100.00             10.010                     $657.63      63.775              190801     0.5000
0000070924089            $21,771.62             10.090                     $211.68      99.882              190708     0.5000
0000070924121           $122,225.45             8.470                      $937.78      43.216              290714     0.5000
0000070924147            $12,372.50             9.300                      $160.38      85.044               90708     0.5000
0000070924162            $44,985.78             11.550                     $447.35      79.050              140706     0.5000
0000070924444            $22,483.99             11.030                     $214.78      84.140              140701     0.5000
0000070924469            $59,952.31             10.520                     $549.74      95.000              140701     0.5000
0000070924550           $167,462.31             8.670                    $1,475.19      68.531              190701     0.5000
0000070924634            $19,882.69             7.870                      $189.63      19.066              140706     0.5000
0000070924659           $155,808.37             8.450                    $1,193.98      80.000              290628     0.5000
0000070924667            $22,296.77             11.000                     $308.56      80.000               90630     0.5000
0000070924956             $7,488.71             8.960                       $67.29      75.183              190628     0.5000
0000070925078             $8,300.00             10.080                      $80.54      84.944              190809     0.5000
0000070925094            $46,316.51             10.960                     $440.00      99.322              140701     0.5000
0000070925292            $31,955.49             7.840                      $231.25      35.754              290616     0.5000
0000070925755            $50,263.89             10.750                     $688.51      90.909               90706     0.5000
0000070925870            $33,929.65             11.650                     $400.43      100.000             140801     0.5000
0000070925938            $16,427.57             9.300                      $170.31      89.022              140728     0.5000
0000070925979            $34,616.48             10.080                     $374.59      84.987              140723     0.5000
0000070926092           $114,693.20             9.470                      $962.37      85.000              290707     0.5000
0000070926159            $24,949.55             12.050                     $276.14      88.733              190701     0.5000
0000070926209            $73,073.48             10.920                     $691.73      85.000              140701     0.5000
0000070926225           $148,424.61             9.350                    $1,232.45      90.000              140701     0.5000
0000070926282            $16,493.48             10.620                     $152.41      100.000             140701     0.5000
0000070926332            $14,082.55             9.820                      $187.55      99.730               90707     0.5000
0000070926373            $14,976.70             8.710                      $132.17      44.340              190728     0.5000
0000070926407            $99,893.30             8.570                      $773.88      51.282              290630     0.5000
0000070926449           $101,700.00             10.480                     $928.77      90.000              140721     0.5000
0000070926647           $115,106.44             10.420                   $1,046.90      90.000              290701     0.5000
0000070926670            $68,743.40             10.360                     $622.15      80.000              290701     0.5000
0000070926738           $158,870.88             10.420                   $1,444.93      75.000              140628     0.5000
0000070926829            $49,924.85             8.970                      $448.90      72.920              190702     0.5000
0000070927108           $152,871.15             10.250                   $1,371.03      78.866              140623     0.5000
0000070927124            $54,966.33             8.450                      $420.96      68.750              140701     0.5000
0000070927207           $100,628.66             7.990                      $842.50      89.291              190629     0.5000
0000070927223            $12,581.50             9.150                      $114.58      89.291              190629     0.5000
0000070927231            $50,448.00             9.100                      $458.52      77.846              190701     0.5000
0000070927256            $29,842.40             9.110                      $306.25      84.769              140706     0.5000
0000070927272             $8,273.71             10.640                     $113.33      80.004               90726     0.5000
0000070927298            $22,280.67             9.940                      $239.89      80.000              140616     0.5000
0000070927322           $113,200.00             9.560                      $956.81      80.857              140801     0.5000
0000070927413            $99,882.60             8.670                      $780.99      80.000              140701     0.5000
0000070927421            $10,000.00             8.850                      $206.86      71.478               40730     0.5000
0000070927462            $29,431.59             10.430                     $324.81      99.990              140701     0.5000
0000070927470            $65,148.44             8.930                      $584.14      75.000              190701     0.5000
0000070927496            $40,000.00             11.040                     $385.77      99.423              140901     0.5000
0000070927512            $44,979.44             9.850                      $389.93      82.370              140701     0.5000
0000070927546            $58,300.00             10.090                     $566.09      79.863              190801     0.5000
0000070927561            $15,419.22             8.850                      $195.09      68.452               90723     0.5000
0000070927587            $19,740.56             9.830                      $423.27      55.254               40701     0.5000
0000070927603            $49,659.47             9.920                      $534.86      95.136              140719     0.5000
0000070927611            $36,460.34             11.460                     $388.24      99.983              190701     0.5000
0000070927637           $204,000.00             12.250                   $2,137.71      83.265              140801     0.5000
0000070927652            $14,934.70             11.160                     $172.00      95.833              140701     0.5000
0000070927686           $157,428.67             9.890                    $1,369.39      75.000              290715     0.5000
0000070927736           $129,312.66             11.960                   $1,326.53      79.846              140701     0.5000
0000070927884            $13,800.00             8.400                      $170.36      26.538               90811     0.5000
0000070928064             $8,344.47             9.780                       $79.84      85.758              190630     0.5000
0000070928080           $127,563.39             7.990                    $1,069.85      100.000             190628     0.5000
0000070928098            $21,884.43             8.710                      $275.25      35.557               90716     0.5000
0000070928106            $31,850.94             10.430                     $352.34      100.000             140628     0.5000
0000070928163           $118,744.57             9.750                    $1,020.68      90.000              140701     0.5000
0000070928197            $69,987.05             7.870                      $667.51      100.000             140629     0.5000
0000070928221            $17,515.95             10.160                     $190.86      100.000             140629     0.5000
0000070928254            $71,819.48             9.580                      $755.32      86.111              140713     0.5000
0000070928320            $68,375.34             10.950                     $648.81      84.444              290701     0.5000
0000070928353            $38,050.52             9.190                      $392.29      90.000              140701     0.5000
0000070928379            $49,861.85             9.660                      $471.30      67.349              190630     0.5000
0000070928544            $52,423.08             9.170                      $478.11      75.000              190712     0.5000
0000070928601            $19,974.07             10.120                     $194.60      78.318              190701     0.5000
0000070928692            $13,817.72             9.690                      $295.33      79.826               40713     0.5000
0000070928833            $44,941.81             10.140                     $438.44      98.214              190712     0.5000
0000070928841           $114,706.04             10.670                   $1,064.28      85.000              290712     0.5000
0000070928890            $62,643.90             8.290                      $612.66      47.368              140701     0.5000
0000070929088           $130,106.44             9.510                    $1,098.27      77.219              140701     0.5000
0000070929096            $40,948.68             10.390                     $406.31      91.765              190629     0.5000
0000070929153             $6,954.54             9.390                       $90.16      76.268               90714     0.5000
0000070929187            $67,958.22             11.720                     $684.84      85.000              290701     0.5000
0000070929328             $7,461.98             9.340                       $96.39      54.136               90730     0.5000
0000070929344            $16,457.88             9.380                      $171.10      83.649              140714     0.5000
0000070929385           $194,807.82             9.510                    $1,641.09      78.000              290701     0.5000
0000070929435            $79,965.41             8.920                      $716.56      89.000              190701     0.5000
0000070929468            $27,931.05             10.550                     $280.49      87.570              190701     0.5000
0000070929484            $56,083.59             9.250                      $578.92      75.000              140707     0.5000
0000070929559            $39,794.46             9.100                      $508.87      70.982               90712     0.5000
0000070929930           $116,445.22             8.640                      $908.15      58.889              290701     0.5000
0000070930078            $30,430.00             10.420                     $302.17      84.995              190830     0.5000
0000070930110            $71,072.23             10.580                     $654.64      88.875              140701     0.5000
0000070930151             $9,077.87             8.950                      $190.75      20.346               40728     0.5000
0000070930169             $8,419.63             9.830                      $111.53      77.195               90727     0.5000
0000070930417            $24,860.35             10.140                     $243.58      92.349              190712     0.5000
0000070930573            $87,943.77             8.240                      $660.50      50.286              290701     0.5000
0000070930615            $29,950.80             10.060                     $290.70      68.852              190708     0.5000
0000070930763            $20,983.56             10.590                     $193.51      90.000              140701     0.5000
0000070930797            $11,587.86             8.950                      $279.91      57.726               40714     0.5000
0000070930896            $17,661.37             10.940                     $181.98      100.000             190701     0.5000
0000070930987             $9,953.03             10.670                     $135.89      76.726               90701     0.5000
0000070930995           $115,113.36             11.520                   $1,142.08      84.982              290721     0.5000
0000070931035            $80,000.00             9.870                      $765.14      64.516              190801     0.5000
0000070931068            $24,967.37             10.070                     $242.42      77.244              190721     0.5000
0000070931100            $16,000.00             9.780                      $152.08      74.179              190728     0.5000
0000070931183            $70,458.74             11.920                     $720.83      84.940              140701     0.5000
0000070931274            $29,482.80             9.350                      $627.86      73.900               40708     0.5000
0000070931290           $122,961.81             11.630                   $1,230.27      92.535              140801     0.5000
0000070931399           $359,789.42             8.670                    $2,811.58      80.000              140701     0.5000
0000070931407            $20,000.00             9.690                      $188.91      66.113              190715     0.5000
0000070931415            $14,928.75             9.580                      $140.60      88.231              190802     0.5000
0000070931431            $25,000.00             9.430                      $231.89      84.526              190809     0.5000
0000070931449            $19,750.00             10.330                     $194.93      100.000             190728     0.5000
0000070931811            $65,812.63             8.200                      $638.37      54.098              140712     0.5000
0000070931951            $39,888.45             8.400                      $391.55      40.816              140719     0.5000
0000070931977            $57,581.31             11.430                     $567.33      80.000              140701     0.5000
0000070932017           $203,887.80             11.040                   $1,948.91      84.647              140701     0.5000
0000070932058            $42,073.80             9.040                      $380.77      58.611              190701     0.5000
0000070932108            $22,300.00             11.400                     $236.28      79.956              190901     0.5000
0000070932207           $144,393.76             11.410                   $1,682.10      99.979              140701     0.5000
0000070932231           $153,927.54             9.710                    $1,318.58      77.000              290701     0.5000
0000070932298            $32,968.26             12.370                     $371.91      100.000             190701     0.5000
0000070932306           $131,940.85             9.940                    $1,152.55      80.000              140701     0.5000
0000070932355            $47,000.00             8.620                      $365.39      62.667              140801     0.5000
0000070932371            $44,609.77             11.200                     $431.73      85.000              290628     0.5000
0000070932413            $63,000.00             10.430                     $626.02      99.166              190810     0.5000
0000070932629           $157,053.49             9.460                    $1,464.00      88.983              190630     0.5000
0000070932801            $60,413.50             8.560                      $600.37      75.000              140701     0.5000
0000070932900            $44,981.37             10.330                     $405.92      84.906              140701     0.5000
0000070932942           $116,833.33             9.390                    $1,082.20      79.116              190719     0.5000
0000070933031            $35,922.87             11.280                     $415.53      99.644              140701     0.5000
0000070933163           $104,862.39             8.480                      $911.62      89.886              190621     0.5000
0000070933221            $12,939.38             10.420                     $143.06      89.886              140621     0.5000
0000070933262           $219,857.40             8.170                    $1,640.43      100.000             290720     0.5000
0000070933288            $56,158.44             12.150                     $682.35      99.952              140701     0.5000
0000070933304            $70,200.00             12.130                     $729.12      90.000              140801     0.5000
0000070933312            $54,937.96             11.180                     $574.46      100.000             190720     0.5000
0000070933403            $16,921.06             10.870                     $232.93      92.401               90719     0.5000
0000070933494            $35,817.21             9.310                      $462.09      70.999               90719     0.5000
0000070933569           $102,400.00             11.140                     $986.03      80.000              290801     0.5000
0000070933577            $43,837.49             9.650                      $374.12      98.919              140701     0.5000
0000070933650            $59,758.14             11.980                     $719.33      80.000              140701     0.5000
0000070933957            $61,859.69             12.300                     $695.68      91.090              190701     0.5000
0000070934112            $34,687.42             11.100                     $333.56      99.546              140801     0.5000
0000070934591            $44,885.10             9.380                      $466.65      81.029              140719     0.5000
0000070934609            $10,912.72             11.340                     $127.15      98.883              140701     0.5000
0000070934690            $72,684.11             9.910                      $633.60      75.000              140615     0.5000
0000070934716            $95,200.00             9.810                      $906.75      78.466              190806     0.5000
0000070934864             $9,502.25             9.580                      $123.99      89.998               90719     0.5000
0000070935028            $14,971.54             12.560                     $185.46      93.580              140701     0.5000
0000070935101            $68,466.51             9.530                      $577.49      88.961              140701     0.5000
0000070935309            $92,216.24             10.880                     $870.16      84.823              140701     0.5000
0000070935366            $42,981.38             10.100                     $380.54      71.667              140701     0.5000
0000070935507            $62,968.08             9.360                      $523.32      90.000              140801     0.5000
0000070935564            $81,084.05             9.220                    $1,042.14      56.214               90719     0.5000
0000070935580           $112,354.16             10.380                   $1,018.10      89.920              140701     0.5000
0000070935689            $48,000.00             9.600                      $407.12      100.000             290801     0.5000
0000070935754            $61,574.39             10.290                     $553.83      80.000              140629     0.5000
0000070935762            $67,902.51             9.340                      $626.76      88.312              190701     0.5000
0000070935853            $46,983.88             11.180                     $454.00      94.851              140701     0.5000
0000070935895           $115,700.00             9.410                      $965.28      73.228              290723     0.5000
0000070935960           $144,631.67             10.390                   $1,312.20      79.972              290701     0.5000
0000070936018            $36,847.44             11.740                     $437.89      98.980              140701     0.5000
0000070936141            $15,993.89             10.690                     $148.64      73.731              140701     0.5000
0000070936166            $59,749.33             11.600                     $704.73      76.300              140701     0.5000
0000070936232           $133,124.94             8.850                    $1,057.41      79.760              140701     0.5000
0000070936240            $16,641.22             10.540                     $152.80      90.000              140701     0.5000
0000070936596           $148,723.18             9.270                    $1,226.30      80.000              290719     0.5000
0000070936646            $37,677.33             8.390                      $325.41      90.000              190629     0.5000
0000070936687            $40,000.00             10.920                     $410.70      81.173              190817     0.5000
0000070936703           $116,463.78             9.340                    $1,076.55      80.000              190629     0.5000
0000070936737            $69,779.16             8.070                      $858.58      81.092               90629     0.5000
0000070936984           $161,871.24             10.520                   $1,484.30      90.000              140621     0.5000
0000070937016            $45,000.00             9.040                      $571.02      59.733               90806     0.5000
0000070937040            $57,461.48             10.730                     $583.99      90.000              190701     0.5000
0000070937099            $47,727.14             9.040                      $634.46      50.163               90719     0.5000
0000070937123             $9,862.17             9.860                      $211.78      84.698               40707     0.5000
0000070937131            $38,000.00             10.960                     $391.20      97.332              190804     0.5000
0000070937149            $10,856.70             9.670                      $231.94      68.363               40719     0.5000
0000070937230            $69,926.64             12.750                     $760.69      82.353              140901     0.5000
0000070937404            $24,967.80             10.170                     $244.08      79.674              190723     0.5000
0000070937420            $97,708.12             10.150                     $868.68      85.000              140701     0.5000
0000070937438            $14,200.00             9.530                      $148.54      62.866              140728     0.5000
0000070937453            $17,100.00             8.490                      $148.29      37.174              190802     0.5000
0000070937560           $115,160.68             11.200                   $1,114.52      87.939              140701     0.5000
0000070937578            $27,788.77             11.410                     $295.28      79.999              190716     0.5000
0000070937586            $94,169.72             7.910                      $686.03      62.867              290701     0.5000
0000070937602            $90,250.00             10.230                     $884.73      94.294              190830     0.5000
0000070937636            $19,873.98             10.480                     $220.83      95.124              140719     0.5000
0000070937651            $19,736.49             9.390                      $418.96      79.231               40719     0.5000
0000070937743            $59,912.31             9.190                      $547.19      73.387              190712     0.5000
0000070937883            $72,302.07             9.110                      $588.29      72.400              140801     0.5000
0000070937933            $47,838.00             11.020                     $494.43      100.000             190806     0.5000
0000070937974            $41,000.00             12.970                     $452.58      100.000             140801     0.5000
0000070938022           $169,674.08             9.560                    $1,445.35      90.000              140701     0.5000
0000070938089           $161,124.20             8.700                    $1,265.54      79.216              140701     0.5000
0000070938147            $29,958.29             9.580                      $281.21      79.886              190806     0.5000
0000070938162            $24,841.10             10.420                     $275.11      94.545              140727     0.5000
0000070938220            $74,930.39             12.630                     $858.99      99.865              190701     0.5000
0000070938279           $154,917.87             10.970                   $1,597.76      100.000             190701     0.5000
0000070938287            $20,400.00             11.570                     $203.11      99.029              140801     0.5000
0000070938295            $81,600.00             9.310                      $674.85      79.223              140801     0.5000
0000070938337           $204,000.00             9.900                    $1,775.19      85.714              140801     0.5000
0000070938345            $13,504.91             11.530                     $145.05      85.975              190801     0.5000
0000070938386            $29,561.87             10.170                     $288.99      79.992              190719     0.5000
0000070938394            $24,494.25             12.880                     $268.72      70.000              290624     0.5000
0000070938683           $400,000.00             10.890                   $3,776.08      53.333              140801     0.5000
0000070938733            $56,854.50             9.590                      $482.61      85.000              290701     0.5000
0000070938774           $104,389.63             9.180                      $854.40      79.468              140629     0.5000
0000070938956            $67,237.81             8.890                      $681.23      100.000             140628     0.5000
0000070939004            $16,387.29             11.620                     $372.69      100.000              40628     0.5000
0000070939046            $17,973.19             9.040                      $162.41      58.513              190719     0.5000
0000070939269            $47,468.24             9.970                      $511.71      90.000              140628     0.5000
0000070939426            $66,569.77             9.880                      $578.57      90.000              140629     0.5000
0000070939491            $47,250.00             9.770                      $501.12      75.000              140804     0.5000
0000070939673           $112,307.33             10.710                   $1,045.39      90.000              140701     0.5000
0000070939772            $68,000.00             10.830                     $638.86      75.556              140801     0.5000
0000070939822            $25,600.00             11.010                     $243.99      94.540              140801     0.5000
0000070939939            $54,319.68             9.110                      $493.31      80.000              190701     0.5000
0000070940192            $13,570.81             11.260                     $156.80      97.143              140701     0.5000
0000070940226            $36,384.25             10.720                     $409.02      85.000              140701     0.5000
0000070940259            $44,000.00             11.730                     $443.47      79.216              140901     0.5000
0000070940275            $85,600.00             9.160                      $779.00      80.000              190801     0.5000
0000070940309            $21,400.00             11.520                     $228.51      100.000             190801     0.5000
0000070940416            $16,915.53             9.690                      $221.75      82.423               90713     0.5000
0000070940507           $188,894.59             8.900                    $1,507.16      44.471              290730     0.5000
0000070940549            $80,632.34             10.140                     $786.76      85.000              190701     0.5000
0000070940713            $31,463.90             11.060                     $326.43      94.855              190719     0.5000
0000070940945            $24,000.00             11.780                     $242.81      65.753              140801     0.5000
0000070940994            $89,202.93             12.390                     $944.92      95.000              140701     0.5000
0000070941018            $53,978.45             10.480                     $493.15      90.000              290630     0.5000
0000070941075            $24,969.20             10.510                     $249.76      81.162              190730     0.5000
0000070941141            $15,000.00             10.420                     $201.73      95.611               90802     0.5000
0000070941356            $59,341.70             9.530                      $500.77      90.000              140701     0.5000
0000070941372            $39,713.41             11.170                     $458.92      93.527              140701     0.5000
0000070941547            $14,937.62             11.650                     $176.66      94.880              140621     0.5000
0000070941570            $17,958.30             10.440                     $198.30      79.450              140701     0.5000
0000070941679            $46,094.22             8.530                      $355.84      71.000              140625     0.5000
0000070941752           $190,991.14             9.860                    $1,658.60      85.000              140701     0.5000
0000070941802            $56,000.00             8.990                      $450.19      95.000              290801     0.5000
0000070941877            $21,000.00             11.430                     $244.39      97.211              140801     0.5000
0000070941943            $40,000.00             9.870                      $382.57      76.267              190726     0.5000
0000070941968            $23,146.05             10.400                     $255.02      91.277              140713     0.5000
0000070941992            $13,750.00             10.660                     $153.36      80.000              140816     0.5000
0000070942024            $32,930.85             11.770                     $358.08      99.344              190701     0.5000
0000070942115            $97,417.86             11.240                   $1,022.64      100.000             190712     0.5000
0000070942164           $116,887.57             9.630                      $994.92      36.563              290701     0.5000
0000070942172            $49,928.50             9.360                      $461.50      74.326              190714     0.5000
0000070942263            $75,783.47             8.160                      $733.33      57.143              140629     0.5000
0000070942271           $114,567.56             8.525                      $997.64      85.000              190801     0.5000
0000070942446            $54,235.46             9.380                      $456.83      90.000              290629     0.5000
0000070942651            $95,962.50             10.580                     $883.90      80.000              140801     0.5000
0000070942917            $71,112.25             8.840                      $564.71      80.000              140707     0.5000
0000070943048           $113,956.61             10.700                   $1,059.89      89.063              140701     0.5000
0000070943105            $79,905.48             8.640                      $623.09      100.000             290628     0.5000
0000070943345            $19,911.05             10.930                     $226.44      100.000             140628     0.5000
0000070943352            $50,000.00             9.640                      $470.65      84.535              190806     0.5000
0000070943378            $57,106.02             10.670                     $530.05      84.667              290701     0.5000
0000070943451           $110,113.24             9.220                    $1,134.24      80.000              140701     0.5000
0000070943485            $86,400.00             8.610                      $671.09      78.545              140801     0.5000
0000070943535            $41,403.16             10.260                     $453.68      80.000              140701     0.5000
0000070943592            $62,900.00             11.040                     $600.91      85.000              290801     0.5000
0000070943659            $26,500.00             9.960                      $255.03      87.584              190806     0.5000
0000070943683            $87,917.90             9.770                      $757.35      50.286              140701     0.5000
0000070943733            $70,100.00             10.110                     $620.88      65.514              290901     0.5000
0000070943741            $21,600.00             11.040                     $206.35      98.182              140801     0.5000
0000070943873           $104,000.00             9.930                      $907.30      80.000              140801     0.5000
0000070944004            $96,194.62             8.750                      $757.20      57.635              140701     0.5000
0000070944061           $129,437.92             10.400                   $1,285.21      90.000              190701     0.5000
0000070944137           $158,297.02             10.800                   $1,484.18      87.976              140701     0.5000
0000070944251           $215,867.79             8.450                    $1,653.21      80.000              140801     0.5000
0000070944301            $53,879.58             10.940                     $511.81      100.000             140801     0.5000
0000070944350            $34,975.89             11.180                     $338.08      75.192              140701     0.5000
0000070944400            $28,000.00             12.720                     $322.47      79.953              190801     0.5000
0000070944749            $48,773.40             9.010                      $393.01      100.000             290712     0.5000
0000070944780            $44,931.94             8.920                      $402.56      75.000              190701     0.5000
0000070944806            $12,145.32             11.480                     $171.39      100.000              90712     0.5000
0000070944897            $16,459.01             10.840                     $185.88      82.180              140801     0.5000
0000070944913            $20,000.00             8.560                      $197.65      22.222              140801     0.5000
0000070944921            $24,400.00             10.600                     $271.23      88.261              140825     0.5000
0000070944939            $20,897.25             9.960                      $277.05      87.598               90721     0.5000
0000070944962            $70,000.00             9.610                      $735.61      89.744              140801     0.5000
0000070945050            $64,916.28             10.170                     $634.60      85.606              190712     0.5000
0000070945266             $8,567.67             9.530                      $112.72      75.879               90728     0.5000
0000070945340            $23,000.00             10.540                     $230.25      81.933              190804     0.5000
0000070945597            $94,210.86             11.990                   $1,132.35      85.000              140701     0.5000
0000070945605            $58,500.00             11.640                     $585.58      99.900              140801     0.5000
0000070945696            $63,000.00             10.300                     $620.54      90.000              190817     0.5000
0000070945761            $45,000.00             9.090                      $365.00      75.000              290811     0.5000
0000070945779            $32,000.00             9.210                      $409.01      55.172               90728     0.5000
0000070945837            $11,473.18             10.370                     $126.20      57.244              140719     0.5000
0000070945928           $109,604.70             10.320                     $988.29      83.702              140701     0.5000
0000070945944            $39,906.73             10.370                     $438.94      79.877              140801     0.5000
0000070945977            $23,300.00             10.010                     $225.00      87.375              190806     0.5000
0000070946215            $22,000.00             9.910                      $210.99      78.002              190810     0.5000
0000070946280            $11,550.00             11.230                     $132.95      80.000              140801     0.5000
0000070946439            $74,971.02             10.630                     $693.35      87.555              140701     0.5000
0000070946538            $92,135.43             10.450                     $917.91      89.563              190801     0.5000
0000070946793            $19,958.77             11.690                     $236.06      95.408              140714     0.5000
0000070946884            $29,929.16             11.180                     $313.34      93.082              190721     0.5000
0000070946934            $71,280.37             8.260                      $694.07      53.962              140801     0.5000
0000070946975            $10,000.00             9.890                      $131.54      68.361               90802     0.5000
0000070947007            $49,857.56             9.520                      $466.72      27.778              190630     0.5000
0000070947056            $19,755.72             12.470                     $212.99      98.250              140801     0.5000
0000070947072           $135,000.00             8.080                    $1,135.92      78.488              190801     0.5000
0000070947254            $40,000.00             11.510                     $396.42      89.050              140801     0.5000
0000070947353            $85,464.38             10.280                     $768.07      90.000              140801     0.5000
0000070947700           $117,954.60             10.650                   $1,092.65      62.105              140801     0.5000
0000070947866            $50,379.22             11.410                     $495.65      95.000              140701     0.5000
0000070947932            $24,989.38             10.190                     $222.91      90.000              140801     0.5000
0000070948013           $218,621.17             10.950                   $2,074.47      90.000              140801     0.5000
0000070948021            $75,920.74             9.240                      $624.68      90.668              290707     0.5000
0000070948039           $100,000.00             9.700                    $1,304.95      77.053               90802     0.5000
0000070948062            $10,113.28             11.600                     $108.78      90.668              190707     0.5000
0000070948070            $79,827.33             9.410                      $741.01      74.341              190716     0.5000
0000070948104           $140,582.12             8.740                    $1,243.37      100.000             190708     0.5000
0000070948120            $34,907.78             11.350                     $609.21      100.000              60708     0.5000
0000070948427             $9,742.00             10.710                      $98.64      79.403              190720     0.5000
0000070948492            $99,978.69             13.310                   $1,130.48      83.330              290728     0.5000
0000070948682            $21,852.64             11.180                     $251.40      99.832              140721     0.5000
0000070948716            $64,767.24             9.370                      $538.74      80.000              290701     0.5000
0000070948799           $186,311.49             9.390                    $1,553.25      86.744              140701     0.5000
0000070948849            $94,400.00             11.300                     $920.46      80.000              140901     0.5000
0000070948856           $161,895.65             9.520                    $1,364.55      89.503              140701     0.5000
0000070949078           $120,626.43             8.470                      $925.51      85.000              290714     0.5000
0000070949193            $51,000.00             11.650                     $510.89      91.071              140801     0.5000
0000070949201           $204,000.00             9.170                    $1,666.44      72.857              140801     0.5000
0000070949425            $81,500.00             10.840                     $918.15      99.953              140816     0.5000
0000070949565            $68,337.92             9.900                      $595.21      90.000              140630     0.5000
0000070949581            $28,434.03             10.450                     $314.16      99.765              140730     0.5000
0000070949672            $27,661.83             9.650                      $260.92      58.617              190712     0.5000
0000070949722            $25,000.00             9.910                      $239.77      73.490              190802     0.5000
0000070949961            $27,374.02             10.660                     $306.72      74.500              140707     0.5000
0000070950076            $39,977.74             8.910                      $319.26      40.816              290801     0.5000
0000070950100            $71,310.17             10.350                     $705.66      87.073              190801     0.5000
0000070950118            $66,000.00             12.830                     $827.69      90.000              140801     0.5000
0000070950142            $97,200.00             9.960                      $850.13      90.000              290801     0.5000
0000070950225            $82,363.39             9.980                      $721.90      80.000              140721     0.5000
0000070950704            $63,444.99             10.780                     $646.98      100.000             190628     0.5000
0000070950746            $99,884.63             9.960                      $874.62      87.719              290629     0.5000
0000070950803           $151,924.76             9.470                    $1,274.77      93.158              290721     0.5000
0000070950944            $24,948.22             11.640                     $294.28      93.158              140721     0.5000
0000070950951            $19,739.82             9.890                      $423.86      85.503               40803     0.5000
0000070951058            $10,288.00             14.570                     $132.21      90.000              190901     0.5000
0000070951066             $7,500.00             10.300                      $81.98      89.732              140810     0.5000
0000070951348            $60,000.00             11.920                     $613.48      66.241              140801     0.5000
0000070951488            $24,955.00             12.240                     $279.47      91.573              190701     0.5000
0000070951520            $10,500.00             10.780                     $106.81      95.000              190801     0.5000
0000070951629            $40,000.00             10.480                     $398.81      74.363              190830     0.5000
0000070951868            $85,367.20             8.710                      $753.39      90.000              190716     0.5000
0000070951934            $11,000.00             10.990                     $239.11      98.828               40818     0.5000
0000070952122            $64,800.00             10.260                     $581.16      90.000              140801     0.5000
0000070952171            $25,200.00             10.440                     $250.58      84.971              190729     0.5000
0000070952247            $32,300.00             10.250                     $690.26      88.753               40830     0.5000
0000070952288            $40,000.00             10.810                     $546.71      98.419               90809     0.5000
0000070952379            $65,000.00             9.040                      $586.50      54.622              190820     0.5000
0000070952403            $95,966.29             11.070                     $919.31      81.356              140809     0.5000
0000070952445            $59,922.61             10.160                     $585.39      60.364              190721     0.5000
0000070952742            $24,800.00             9.840                      $236.70      80.000              190801     0.5000
0000070952783            $20,000.00             9.950                      $192.34      71.636              190803     0.5000
0000070952809            $38,952.08             10.530                     $390.15      74.400              190722     0.5000
0000070952973            $31,914.05             8.820                      $321.15      80.000              140729     0.5000
0000070952999            $10,000.00             9.950                      $131.87      74.935               90806     0.5000
0000070953054            $30,000.00             9.550                      $389.01      80.653               90730     0.5000
0000070953062            $43,000.00             10.600                     $432.20      96.017              190816     0.5000
0000070953088           $105,415.76             7.780                      $868.88      55.000              190701     0.5000
0000070953096           $119,600.00             11.390                   $1,174.36      89.254              290801     0.5000
0000070953104            $39,891.40             8.700                      $398.60      68.966              140729     0.5000
0000070953179            $26,863.60             9.400                      $347.90      82.952               90809     0.5000
0000070953187            $67,000.00             9.270                      $614.50      70.314              190802     0.5000
0000070953229            $82,000.00             8.170                      $611.43      62.595              290801     0.5000
0000070953369            $25,577.38             10.400                     $345.35      99.850               90804     0.5000
0000070953401            $50,000.00             10.220                     $489.82      79.733              190804     0.5000
0000070953443            $12,000.00             12.010                     $123.53      100.000             140801     0.5000
0000070953484            $77,850.00             11.840                     $791.20      100.001             140801     0.5000
0000070953500            $34,900.00             12.060                     $385.74      90.000              190901     0.5000
0000070953559           $112,369.70             10.980                   $1,159.68      80.357              190713     0.5000
0000070953575            $40,000.00             9.750                      $844.97      88.769               40802     0.5000
0000070953625           $109,800.00             10.910                   $1,038.19      84.462              290820     0.5000
0000070953658            $23,972.16             10.970                     $247.24      79.865              190801     0.5000
0000070953690            $63,875.42             8.400                      $551.36      100.000             190719     0.5000
0000070953724            $15,944.20             10.840                     $163.41      100.000             190719     0.5000
0000070953740           $246,000.00             9.675                    $2,099.98      83.390              290801     0.5000
0000070953765           $243,604.45             8.570                    $1,886.33      75.000              140714     0.5000
0000070953815           $107,919.26             10.740                   $1,006.98      77.114              290801     0.5000
0000070954169           $280,122.32             10.420                   $2,547.72      90.000              140701     0.5000
0000070954367            $90,947.32             8.720                      $713.95      73.387              140701     0.5000
0000070954557            $20,000.00             9.750                      $261.54      88.744               90817     0.5000
0000070954573            $45,000.00             10.550                     $450.78      84.987              190816     0.5000
0000070954649            $39,954.40             11.100                     $415.60      93.393              190727     0.5000
0000070954664            $95,000.00             9.910                      $827.38      76.000              290820     0.5000
0000070954680            $22,000.00             9.740                      $287.57      63.305               90714     0.5000
0000070954714            $24,800.00             11.840                     $252.05      80.000              290801     0.5000
0000070954862            $31,100.00             10.590                     $312.38      84.967              190802     0.5000
0000070954953            $47,091.02             11.040                     $488.48      100.000             190629     0.5000
0000070955133            $22,300.00             11.170                     $255.85      94.972              140830     0.5000
0000070955257            $32,000.00             10.760                     $358.90      73.884              140803     0.5000
0000070955323            $19,900.00             10.030                     $214.21      89.541              140804     0.5000
0000070955331            $24,971.23             11.030                     $258.56      41.667              190708     0.5000
0000070955372            $79,900.00             9.910                      $695.87      85.000              290901     0.5000
0000070955588           $192,950.00             10.750                   $1,801.15      85.000              140801     0.5000
0000070955646            $63,700.72             10.650                     $590.31      95.000              140701     0.5000
0000070955679           $168,072.98             11.990                   $1,901.51      73.398              140801     0.5000
0000070955745           $128,641.21             9.850                    $1,115.20      90.000              140801     0.5000
0000070955836            $47,139.71             10.360                     $518.21      90.000              140801     0.5000
0000070955844            $20,000.00             10.920                     $205.35      96.290              190816     0.5000
0000070955877           $164,914.28             9.240                    $1,356.22      78.571              140801     0.5000
0000070955901            $26,000.00             10.700                     $290.64      92.627              140806     0.5000
0000070955919            $64,800.00             8.790                      $574.30      90.000              190803     0.5000
0000070956081            $41,795.32             10.030                     $555.73      85.712               90802     0.5000
0000070956156            $10,000.00             10.410                     $214.49      86.995               40825     0.5000
0000070956180            $15,000.00             9.600                      $157.54      81.596              140810     0.5000
0000070956685            $66,917.33             10.380                     $606.87      90.000              140701     0.5000
0000070956743            $92,300.00             9.050                      $745.99      72.109              290801     0.5000
0000070956875            $29,350.00             9.120                      $266.34      60.865              190813     0.5000
0000070956891            $43,484.05             10.870                     $409.99      79.713              140701     0.5000
0000070956909            $59,968.89             9.250                      $493.61      80.000              140630     0.5000
0000070956958            $59,169.31             9.250                      $487.02      80.000              140630     0.5000
0000070957055           $212,411.46             10.280                   $1,908.96      85.000              140702     0.5000
0000070957147            $15,946.10             10.990                     $152.25      96.000              140801     0.5000
0000070957279           $327,807.75             8.660                    $2,559.32      80.000              140801     0.5000
0000070957337            $81,969.13             10.750                     $765.45      100.000             140801     0.5000
0000070957345            $23,050.00             11.520                     $228.61      90.117              140801     0.5000
0000070957428            $46,000.00             11.270                     $483.29      98.556              190801     0.5000
0000070957493           $135,000.00             11.410                   $1,327.63      90.000              140901     0.5000
0000070957543            $58,000.00             8.970                      $465.43      77.333              140801     0.5000
0000070957576           $116,100.00             9.670                      $990.66      85.368              290801     0.5000
0000070957592            $12,000.00             9.330                      $124.08      66.200              140809     0.5000
0000070957618            $37,000.00             9.770                      $484.26      28.462               90801     0.5000
0000070957642            $29,500.00             11.960                     $353.29      89.472              140801     0.5000
0000070957675            $93,000.00             9.710                      $796.28      75.000              290702     0.5000
0000070957709            $20,800.00             11.540                     $222.39      79.999              190823     0.5000
0000070957741           $105,364.64             11.290                   $1,026.91      85.000              290708     0.5000
0000070957790            $44,961.46             10.360                     $406.93      86.538              140701     0.5000
0000070957923            $10,000.00             9.670                      $130.33      63.078               90802     0.5000
0000070957980            $25,659.51             9.470                      $545.67      79.226               40728     0.5000
0000070958111           $179,100.00             10.340                   $1,616.91      90.000              290726     0.5000
0000070958145            $93,500.00             8.960                      $838.84      85.000              190801     0.5000
0000070958244            $25,000.00             10.820                     $281.33      84.977              140801     0.5000
0000070958327            $35,000.00             11.920                     $383.43      97.226              190801     0.5000
0000070958350            $11,000.00             9.840                      $232.85      77.713               40809     0.5000
0000070958509            $34,000.00             10.310                     $335.12      99.945              190809     0.5000
0000070958517            $96,569.53             10.590                     $891.53      90.000              140801     0.5000
0000070958558           $165,600.00             10.780                   $1,549.58      90.000              140901     0.5000
0000070958582           $119,850.00             12.590                   $1,287.48      85.000              290801     0.5000
0000070958632           $113,009.52             10.980                   $1,074.89      85.000              290716     0.5000
0000070958640            $35,000.00             9.330                      $322.37      72.917              190801     0.5000
0000070958806            $34,900.00             10.810                     $477.00      99.932               90806     0.5000
0000070958848           $141,800.00             9.820                    $1,225.58      79.218              290901     0.5000
0000070959366           $103,458.15             10.420                     $940.57      90.000              140719     0.5000
0000070959416            $79,622.07             11.180                     $769.38      90.000              140713     0.5000
0000070959440            $11,000.00             10.240                     $146.83      71.269               90817     0.5000
0000070959598            $93,460.80             10.250                     $837.85      85.000              290715     0.5000
0000070959705            $82,000.00             9.540                      $691.89      68.390              290809     0.5000
0000070959713            $15,000.00             9.820                      $159.54      85.058              140811     0.5000
0000070959739            $31,200.00             10.950                     $295.95      80.000              290720     0.5000
0000070959747            $12,000.00             11.790                     $142.40      93.750              140801     0.5000
0000070959804            $53,400.00             10.280                     $525.27      67.674              190809     0.5000
0000070959887            $45,571.04             8.270                      $343.22      100.000             290720     0.5000
0000070959978            $60,000.00             11.690                     $647.73      95.455              190801     0.5000
0000070960000           $131,200.00             10.540                   $1,204.06      80.000              290901     0.5000
0000070960075            $75,200.00             8.670                      $587.31      97.917              140901     0.5000
0000070960125            $58,172.36             9.760                      $500.46      77.600              290728     0.5000
0000070960232            $46,000.00             14.310                     $556.35      83.636              140801     0.5000
0000070960265            $11,374.14             10.750                     $106.42      100.000             140720     0.5000
0000070960307           $198,000.00             8.940                    $1,773.82      79.200              190721     0.5000
0000070960323            $18,800.00             10.650                     $209.57      100.000             140901     0.5000
0000070960349            $45,350.00             10.550                     $502.71      81.647              140820     0.5000
0000070960471           $100,000.00             10.770                     $934.99      80.000              140809     0.5000
0000070960596            $61,860.98             10.880                     $701.15      85.000              140801     0.5000
0000070960687            $54,000.00             12.040                     $557.11      87.589              140801     0.5000
0000070960711            $61,500.00             10.780                     $575.48      95.000              140801     0.5000
0000070960901            $47,700.00             10.760                     $445.63      90.000              140801     0.5000
0000070960984           $117,000.00             9.820                    $1,011.23      86.667              290901     0.5000
0000070961156            $88,000.00             11.920                     $899.76      80.000              290801     0.5000
0000070961164            $25,000.00             9.690                      $263.93      79.468              140811     0.5000
0000070961297            $83,700.00             8.490                      $642.99      71.538              140801     0.5000
0000070961305            $10,000.00             10.870                     $137.02      75.407               90806     0.5000
0000070961313            $25,000.00             11.050                     $284.93      97.656              140809     0.5000
0000070961370            $35,400.00             11.570                     $379.22      79.899              190811     0.5000
0000070961842            $44,945.35             10.620                     $452.90      75.463              190730     0.5000
0000070961867            $67,500.00             9.820                      $643.36      59.211              190809     0.5000
0000070962006            $10,000.00             9.800                      $131.05      45.056               90810     0.5000
0000070962030           $184,500.00             10.190                   $1,645.08      90.000              290901     0.5000
0000070962048             $8,000.00             9.400                      $167.62      72.742               40727     0.5000
0000070962113            $64,836.58             9.550                      $680.71      84.967              140720     0.5000
0000070962212            $18,961.68             11.920                     $227.05      99.929              140801     0.5000
0000070962303            $40,000.00             9.680                      $377.57      88.703              190811     0.5000
0000070962311            $68,000.00             9.280                      $560.90      56.667              290901     0.5000
0000070962477           $100,350.00             11.430                     $988.40      88.805              290801     0.5000
0000070962527            $55,000.00             9.840                      $585.66      68.750              140801     0.5000
0000070962642            $17,000.00             9.840                      $162.26      63.160              190812     0.5000
0000070962683            $29,855.88             10.260                     $327.17      74.054              140801     0.5000
0000070962782            $72,000.00             9.480                      $604.36      98.901              290801     0.5000
0000070962790            $31,600.00             10.720                     $320.17      84.979              190806     0.5000
0000070962824            $19,900.00             11.150                     $228.06      99.991              140813     0.5000
0000070962840            $18,000.00             14.880                     $235.43      98.901              190801     0.5000
0000070962931           $100,000.00             15.030                   $1,319.01      99.742              190801     0.5000
0000070963079            $57,940.13             14.490                     $741.97      100.000             190801     0.5000
0000070963103            $19,000.00             10.940                     $215.24      89.679              140801     0.5000
0000070963129            $27,569.72             11.390                     $292.25      99.958              190801     0.5000
0000070963368           $323,851.39             9.830                    $2,802.71      90.000              140801     0.5000
0000070963434           $148,000.00             9.200                    $1,212.20      100.000             290804     0.5000
0000070963517            $37,000.00             11.740                     $400.72      100.000             190804     0.5000
0000070963673            $75,000.00             9.670                      $707.45      62.917              190901     0.5000
0000070963715            $30,923.71             9.860                      $330.48      76.949              140729     0.5000
0000070963764            $11,400.00             10.720                     $155.23      84.996               90813     0.5000
0000070963772            $87,000.00             10.180                     $849.97      88.327              190825     0.5000
0000070964028            $24,686.03             11.050                     $544.18      100.000              40802     0.5000
0000070964036            $15,000.00             9.680                      $195.58      81.480               90811     0.5000
0000070964093            $68,000.00             9.660                      $640.97      80.000              190801     0.5000
0000070964101            $50,000.00             9.560                      $523.92      79.741              140813     0.5000
0000070964143            $59,900.00             11.100                     $622.36      76.666              190801     0.5000
0000070964234            $15,969.08             12.370                     $195.85      99.291              140801     0.5000
0000070964325            $22,449.77             10.840                     $253.48      90.000              140801     0.5000
0000070964358            $15,000.00             9.800                      $317.23      48.519               40804     0.5000
0000070964390            $50,400.00             9.150                      $410.98      80.000              140901     0.5000
0000070964424            $20,000.00             10.370                     $197.93      79.111              190810     0.5000
0000070964465           $138,342.53             9.540                    $1,170.74      75.000              290813     0.5000
0000070964549           $134,951.44             10.960                   $1,281.56      75.000              290801     0.5000
0000070964630            $45,000.00             11.170                     $516.28      90.111              140813     0.5000
0000070964697            $28,500.00             9.900                      $273.15      48.364              190816     0.5000
0000070964739            $54,000.00             14.790                     $702.70      100.000             190801     0.5000
0000070964853            $20,000.00             12.180                     $208.50      86.957              140801     0.5000
0000070965116            $19,900.39             9.650                      $260.44      80.000               90816     0.5000
0000070965173            $15,000.00             9.880                      $197.23      86.347               90813     0.5000
0000070965355            $42,000.00             9.880                      $401.98      89.302              190826     0.5000
0000070965793            $35,300.00             11.040                     $365.32      99.981              190818     0.5000
0000070965918            $52,000.00             12.050                     $574.38      65.000              190826     0.5000
0000070966098           $171,200.00             9.220                    $1,404.70      77.117              140801     0.5000
0000070966114            $42,800.00             11.540                     $457.61      96.396              190801     0.5000
0000070966254            $49,873.95             9.520                      $522.72      79.725              140802     0.5000
0000070966296            $60,727.28             10.780                     $568.46      90.000              140714     0.5000
0000070966635            $58,000.00             9.040                      $523.33      52.252              190801     0.5000
0000070966643            $11,941.65             10.070                     $159.05      73.600               90813     0.5000
0000070966718            $41,000.00             11.690                     $442.62      99.907              190801     0.5000
0000070966809           $170,000.00             9.360                    $1,412.12      77.273              140801     0.5000
0000070966866            $70,000.00             9.090                      $567.77      80.000              140801     0.5000
0000070967039            $17,500.00             11.520                     $173.57      100.000             140801     0.5000
0000070967237            $32,000.00             9.900                      $306.69      81.262              190811     0.5000
0000070967377            $76,650.00             15.120                   $1,016.12      95.000              190901     0.5000
0000070967393           $148,750.00             13.960                   $1,757.79      85.000              140801     0.5000
0000070967534            $20,000.00             10.320                     $218.85      85.800              140816     0.5000
0000070967583            $63,200.00             9.530                      $590.35      80.000              190901     0.5000
0000070967609            $15,800.00             11.900                     $172.87      100.000             190901     0.5000
0000070967666           $127,500.00             9.770                    $1,097.30      85.000              290801     0.5000
0000070967732            $50,000.00             10.830                     $510.32      99.691              190816     0.5000
0000070967773            $31,500.00             9.520                      $294.03      79.854              190811     0.5000
0000070967815            $51,350.00             9.460                      $430.28      65.000              290901     0.5000
0000070967930            $20,000.00             9.250                      $256.07      45.479               90813     0.5000
0000070967971            $56,732.89             10.830                     $579.73      99.822              190730     0.5000
0000070967989           $100,000.00             11.400                     $982.67      99.016              140801     0.5000
0000070968037           $104,000.00             10.290                     $935.04      68.874              290801     0.5000
0000070968060            $21,946.68             9.950                      $235.74      89.681              140804     0.5000
0000070968136            $68,500.00             10.820                     $698.68      74.976              190801     0.5000
0000070968201            $15,000.00             9.250                      $192.05      35.938               90810     0.5000
0000070968318            $12,500.00             9.450                      $116.11      70.437              190830     0.5000
0000070968441            $45,000.00             10.440                     $495.76      93.409              140901     0.5000
0000070968490           $260,897.17             10.540                   $2,395.28      90.000              140801     0.5000
0000070968524           $250,750.00             11.950                   $2,569.60      85.000              140901     0.5000
0000070968557            $48,612.21             10.000                     $523.87      75.000              140801     0.5000
0000070968771            $57,232.51             8.720                      $725.96      80.000               90721     0.5000
0000070968821            $12,000.00             8.930                      $248.69      24.712               40811     0.5000
0000070968995            $69,000.00             9.070                      $558.67      62.727              290901     0.5000
0000070969183           $110,800.00             9.950                      $968.26      100.000             290901     0.5000
0000070969415           $112,000.00             10.800                   $1,049.71      81.752              140901     0.5000
0000070969464            $87,384.82             10.340                     $869.14      78.571              190802     0.5000
0000070969498            $27,700.00             13.960                     $343.65      100.000             190901     0.5000
0000070969761            $70,402.75             8.380                      $690.27      58.833              140801     0.5000
0000070970405            $44,800.00             9.800                      $475.96      80.000              140809     0.5000
0000070970421            $59,300.00             10.390                     $537.57      74.968              290801     0.5000
0000070970454            $58,450.00             9.830                      $557.49      84.956              190901     0.5000
0000070970918            $96,000.00             11.320                   $1,110.50      80.000              140901     0.5000
0000070970934            $21,986.04             15.360                     $295.56      99.916              190801     0.5000
0000070970959            $23,000.00             15.310                     $308.14      99.356              190801     0.5000
0000070970983           $200,000.00             14.750                   $2,596.71      88.971              190825     0.5000
0000070970991            $42,988.65             12.360                     $454.25      79.894              140801     0.5000
0000070971007            $64,000.00             14.860                     $836.13      94.638              190817     0.5000
0000070971056            $11,700.00             12.990                     $136.99      95.902              190801     0.5000
0000070971148            $70,000.00             9.310                      $578.92      80.000              290823     0.5000
0000070971155            $12,000.00             9.360                      $124.30      74.963              140827     0.5000
0000070971213            $16,000.00             10.900                     $164.06      89.632              190816     0.5000
0000070971296            $36,700.00             9.340                      $767.90      73.222               40804     0.5000
0000070971338            $46,800.00             8.820                      $370.52      95.902              290801     0.5000
0000070971411            $51,000.00             11.020                     $486.46      83.607              290801     0.5000
0000070971494            $65,250.00             8.620                      $647.14      75.000              140901     0.5000
0000070971841            $15,000.00             8.930                      $134.28      56.405              190820     0.5000
0000070971858            $86,000.00             8.990                      $773.21      77.477              190801     0.5000
0000070971866            $32,000.00             12.710                     $368.31      94.673              190810     0.5000
0000070972005            $90,000.00             10.240                     $805.82      54.545              290901     0.5000
0000070972070            $39,846.70             9.890                      $382.14      80.000              190730     0.5000
0000070972369            $28,100.00             12.710                     $323.42      99.985              190809     0.5000
0000070972435            $35,250.00             9.140                      $320.33      75.000              190801     0.5000
0000070972443            $12,500.00             10.820                     $170.92      79.595               90806     0.5000
0000070972724            $19,600.00             13.880                     $242.02      100.000             190901     0.5000
0000070972831            $78,400.00             9.710                      $671.28      80.000              290901     0.5000
0000070973151            $65,600.00             9.950                      $573.26      79.036              290901     0.5000
0000070973276            $15,992.28             9.590                      $135.59      51.200              290811     0.5000
0000070973292            $27,500.00             11.950                     $301.84      77.205              190818     0.5000
0000070973326           $225,000.00             13.590                   $2,731.18      84.764              190806     0.5000
0000070973672            $30,000.00             13.380                     $387.10      84.990              140801     0.5000
0000070973698            $18,500.00             14.160                     $232.20      84.295              190901     0.5000
0000070973995           $400,000.00             12.150                   $4,446.25      89.820              190901     0.5000
0000070974548           $151,000.00             10.760                   $1,534.02      85.000              190901     0.5000
0000070974662            $56,000.00             10.930                     $575.36      77.866              190812     0.5000
0000070974894            $30,000.00             14.570                     $411.08      91.090              140817     0.5000
0000070975057            $63,500.00             8.470                      $486.91      57.727              290901     0.5000
0000070975107            $27,250.00             13.410                     $352.16      84.382              140809     0.5000
0000070975131           $209,500.00             8.580                    $1,622.77      68.689              290901     0.5000
0000070975164            $48,700.00             8.930                      $491.92      64.933              140801     0.5000
0000070975222            $12,600.00             11.640                     $135.59      100.000             190901     0.5000
0000070975511            $80,750.00             13.940                     $952.95      85.000              290801     0.5000
0000070975636            $85,865.71             9.290                      $789.88      74.783              190720     0.5000
0000070975693            $81,000.00             11.020                     $772.61      64.800              290901     0.5000
0000070975743            $18,000.00             10.140                     $175.38      84.555              190816     0.5000
0000070975826            $10,600.00             10.930                     $120.01      89.735              140809     0.5000
0000070975933           $152,000.00             10.990                   $1,567.89      79.994              190901     0.5000
0000070976311            $30,000.00             11.750                     $355.24      83.163              140823     0.5000
0000070976444            $40,000.00             8.850                      $402.15      44.829              140824     0.5000
0000070976501            $31,700.00             10.890                     $434.70      87.668               90824     0.5000
0000070976568            $15,000.00             9.610                      $195.00      71.136               90817     0.5000
0000070976576            $25,000.00             10.350                     $225.89      69.444              290901     0.5000
0000070976592            $34,500.00             13.000                     $381.64      99.904              140901     0.5000
0000070976873            $14,000.00             9.260                      $144.17      74.860              140823     0.5000
0000070977053            $20,000.00             9.580                      $209.81      77.410              140823     0.5000
0000070977095            $42,500.00             10.160                     $378.00      85.000              290816     0.5000
0000070977137            $19,200.00             14.520                     $262.44      99.021              140817     0.5000
0000070977467            $16,000.00             8.850                      $201.38      64.373               90823     0.5000
0000070977616            $31,000.00             9.220                      $318.49      60.698              140820     0.5000
0000070977855            $57,000.00             9.850                      $493.91      60.000              290901     0.5000
0000070977897           $235,000.00             8.850                    $2,957.84      40.054               90811     0.5000
0000070978135           $107,977.03             13.320                   $1,221.77      90.000              290726     0.5000
0000070978309            $21,000.00             9.810                      $444.23      77.412               40817     0.5000
0000070978358            $41,650.00             12.250                     $436.45      85.000              290801     0.5000
0000070978440           $100,000.00             8.660                      $877.98      80.000              190901     0.5000
0000070978515            $70,374.56             10.940                     $667.25      80.000              290801     0.5000
0000070978564            $20,600.00             15.080                     $272.48      95.000              190801     0.5000
0000070978614            $30,000.00             9.520                      $388.52      66.108               90824     0.5000
0000070978739            $15,000.00             9.100                      $153.03      57.058              140811     0.5000
0000070978812            $31,200.00             8.850                      $313.67      59.831              140813     0.5000
0000070979299            $10,500.00             10.890                     $143.98      84.344               90810     0.5000
0000070979638            $69,200.00             9.830                      $598.60      79.540              140901     0.5000
0000070979679            $17,300.00             15.440                     $247.36      99.425              140901     0.5000
0000070979992            $70,000.00             10.850                     $789.04      79.650              140817     0.5000
0000070980388            $34,900.00             8.090                      $293.88      38.778              190801     0.5000
0000070980529            $81,000.00             8.830                      $719.95      63.780              190803     0.5000
0000070980743           $150,000.00             9.450                    $1,255.81      80.000              290901     0.5000
0000070980933            $38,400.00             10.450                     $349.83      93.061              290901     0.5000
0000070980941           $201,018.78             12.850                   $2,335.74      100.000             190801     0.5000
0000070981097            $22,500.00             14.090                     $268.20      85.000              140801     0.5000
0000070981154            $76,000.00             8.220                      $735.98      80.000              140901     0.5000
0000070981469            $24,000.00             10.510                     $239.77      80.000              190901     0.5000
0000070981477            $72,000.00             9.890                      $689.58      79.583              190818     0.5000
0000070981592            $13,000.00             10.210                     $277.56      70.200               40830     0.5000
0000070982046            $26,000.00             10.680                     $290.31      83.513              140824     0.5000
0000070982079            $16,000.00             8.720                      $329.96      51.433               40827     0.5000
0000070982228            $79,300.00             9.830                      $685.97      74.811              290901     0.5000
0000070982335            $30,000.00             10.220                     $326.43      82.934              140824     0.5000
0000070982384           $120,000.00             9.470                    $1,116.21      56.532              190830     0.5000
0000070982467            $55,000.00             8.980                      $441.75      68.750              290901     0.5000
0000070982681            $53,000.00             8.770                      $469.04      63.855              190830     0.5000
0000070982707            $70,000.00             8.990                      $629.36      77.778              190827     0.5000
0000070982731            $76,762.30             9.510                      $646.34      79.585              290801     0.5000
0000070982764            $20,000.00             11.620                     $214.94      83.852              190824     0.5000
0000070982814           $107,250.00             9.520                      $903.38      65.000              290801     0.5000
0000070982962            $39,200.00             10.540                     $392.42      80.000              190801     0.5000
0000070983218           $225,600.00             9.180                    $1,844.52      78.333              290901     0.5000
0000070983242            $60,000.00             11.380                     $696.34      89.836              140825     0.5000
0000070983259            $36,000.00             8.960                      $746.60      27.700               40820     0.5000
0000070983275            $99,450.00             13.560                   $1,143.81      85.000              290901     0.5000
0000070983317            $49,000.00             14.490                     $668.76      100.000             140816     0.5000
0000070983473            $94,350.00             10.480                     $861.65      85.000              290901     0.5000
0000070983481            $58,000.00             11.350                     $672.03      74.843              140901     0.5000
0000070983564            $32,000.00             10.140                     $346.62      84.468              140827     0.5000
0000070983721            $14,200.00             14.490                     $193.80      99.891              140817     0.5000
0000070983762            $25,700.00             9.610                      $241.41      56.242              190817     0.5000
0000070983846            $42,500.00             10.140                     $460.35      71.429              140816     0.5000
0000070983945            $20,000.00             11.870                     $238.36      75.079              140901     0.5000
0000070983960            $35,000.00             8.320                      $340.98      14.000              140901     0.5000
0000070984281            $56,100.00             12.880                     $615.32      85.000              290901     0.5000
0000070984356            $13,500.00             10.260                     $132.61      84.916              190817     0.5000
0000070984422            $55,000.00             13.350                     $658.13      80.000              190901     0.5000
0000070984521            $30,000.00             9.410                      $277.88      78.049              190901     0.5000
0000070984588             $8,500.00             10.430                     $182.40      79.020               40816     0.5000
0000070984737           $114,000.00             8.320                      $862.06      54.545              290901     0.5000
0000070984992           $124,500.00             9.680                    $1,063.25      75.000              290901     0.5000
0000070985056            $45,200.00             11.620                     $485.77      84.988              190825     0.5000
0000070985197            $11,441.45             9.780                      $109.31      66.484              190813     0.5000
0000070985254           $152,000.00             10.540                   $1,394.95      79.675              140901     0.5000
0000070985262            $45,475.00             10.530                     $417.00      84.213              290901     0.5000
0000070985338            $41,200.00             10.070                     $399.50      84.880              190813     0.5000
0000070985460            $93,000.00             7.660                      $758.33      53.143              190901     0.5000
0000070985528            $80,500.00             9.150                      $656.43      78.155              290830     0.5000
0000070985627            $25,900.00             11.300                     $272.64      79.975              190901     0.5000
0000070985759            $70,000.00             9.200                      $638.84      68.972              190824     0.5000
0000070985767            $25,000.00             11.390                     $264.72      78.228              190825     0.5000
0000070985775            $21,350.00             11.440                     $248.59      79.982              140818     0.5000
0000070985866            $67,904.48             9.500                      $633.85      80.000              190802     0.5000
0000070986203            $77,520.00             12.040                     $799.77      79.918              290801     0.5000
0000070986237            $69,700.00             9.600                      $654.25      85.000              190901     0.5000
0000070986492            $93,750.00             8.640                      $821.91      72.115              190901     0.5000
0000070986534            $26,250.00             9.610                      $222.83      58.333              290901     0.5000
0000070986575            $87,760.00             11.040                     $838.41      80.000              290824     0.5000
0000070986807            $34,800.00             10.450                     $317.03      80.000              290802     0.5000
0000070986849            $31,650.00             9.330                      $327.26      69.540              140823     0.5000
0000070986864            $23,000.00             10.630                     $231.64      73.746              190818     0.5000
0000070986906            $16,000.00             8.720                      $141.09      41.939              190820     0.5000
0000070987052            $66,000.00             9.140                      $537.71      75.000              290901     0.5000
0000070987169           $127,500.00             10.290                   $1,255.00      82.851              190827     0.5000
0000070987417            $20,000.00             9.530                      $209.21      58.042              140830     0.5000
0000070987458            $81,000.00             10.370                     $733.08      63.780              290901     0.5000
0000070987524           $134,000.00             9.230                    $1,100.44      77.907              290901     0.5000
0000070987565            $14,700.00             12.500                     $215.17      94.052               90820     0.5000
0000070987581            $50,000.00             9.310                      $459.88      52.632              190901     0.5000
0000070987615            $86,040.00             10.200                     $767.81      90.000              290824     0.5000
0000070987664           $202,500.00             14.900                   $2,544.31      84.375              290901     0.5000
0000070987755            $15,800.00             10.110                     $209.76      82.635               90818     0.5000
0000070987789            $25,000.00             10.870                     $255.84      73.664              190825     0.5000
0000070987953           $100,000.00             7.780                      $718.49      47.619              290901     0.5000
0000070987961            $57,600.00             9.570                      $487.28      80.000              290901     0.5000
0000070988506            $30,000.00             9.150                      $272.82      68.931              190820     0.5000
0000070988589            $40,000.00             8.890                      $504.32      50.000               90901     0.5000
0000070988597            $90,000.00             8.970                    $1,138.62      75.000               90901     0.5000
0000070988613            $40,000.00             7.500                      $370.80      53.333              140901     0.5000
0000070988712             $6,000.00             9.930                       $64.22      79.620              140830     0.5000
0000070988837            $25,000.00             10.980                     $283.84      85.558              140830     0.5000
0000070988928            $29,500.00             10.940                     $334.19      88.186              140830     0.5000
0000070989025            $26,000.00             9.320                      $333.88      65.510               90827     0.5000
0000070989041            $21,000.00             11.700                     $226.85      71.109              190827     0.5000
0000070989405            $36,000.00             9.210                      $328.78      59.608              190820     0.5000
0000070989504            $66,400.00             13.500                     $760.55      80.000              290901     0.5000
0000070989652            $18,000.00             12.680                     $206.79      92.414              190816     0.5000
0000070989694            $15,000.00             15.080                     $198.41      100.000             190901     0.5000
0000070989702            $60,000.00             9.290                      $551.08      80.000              190901     0.5000
0000070989801            $17,000.00             10.980                     $175.24      87.880              190830     0.5000
0000070990031            $30,000.00             12.010                     $330.54      78.679              190901     0.5000
0000070990064            $64,400.00             12.450                     $729.41      79.978              190901     0.5000
0000070990262            $25,000.00             10.190                     $244.41      81.759              190824     0.5000
0000070990452            $25,000.00             11.430                     $350.49      83.226               90901     0.5000
0000070991120            $66,000.00             9.980                      $578.22      75.000              290901     0.5000
0000070991450            $12,900.00             12.070                     $142.67      80.000              190823     0.5000
0000070991716           $145,000.00             9.570                    $1,358.23      69.048              190901     0.5000
0000070991963            $86,875.00             9.660                      $740.66      77.567              290901     0.5000
0000070992029           $109,500.00             11.060                   $1,047.76      77.113              290901     0.5000
0000070992094            $51,000.00             10.490                     $508.83      85.000              190820     0.5000
0000070992177            $21,000.00             9.250                      $192.33      59.997              190830     0.5000
0000070992219            $48,000.00             8.820                      $426.33      100.000             190817     0.5000
0000070992250            $12,000.00             15.170                     $169.35      100.000             140817     0.5000
0000070992508            $28,950.00             13.130                     $368.77      99.946              140901     0.5000
0000070992540           $100,000.00             10.080                     $970.33      67.347              190825     0.5000
0000070992995            $12,800.00             10.870                     $175.38      75.188               90825     0.5000
0000070993423            $61,200.00             8.500                      $602.66      100.000             140817     0.5000
0000070993464            $15,300.00             14.430                     $241.53      100.000              90817     0.5000
0000070993613            $35,000.00             8.900                      $352.91      43.293              140827     0.5000
0000070993704            $21,000.00             9.520                      $271.96      69.408               90820     0.5000
0000070993993            $99,200.00             9.460                      $831.23      80.000              290830     0.5000
0000070994108            $17,000.00             12.680                     $195.31      100.000             190825     0.5000
0000070994249            $35,000.00             8.900                      $312.66      62.895              190830     0.5000
0000070994363           $125,000.00             8.020                      $918.95      37.313              290827     0.5000
0000070994397           $105,000.00             8.210                      $785.88      79.395              290901     0.5000
0000070994454            $35,700.00             11.780                     $361.18      70.000              290901     0.5000
0000070994496            $34,300.00             11.780                     $347.02      70.000              290901     0.5000
0000070994603            $20,000.00             10.290                     $267.52      81.738               90830     0.5000
0000070994637            $74,000.00             10.230                     $662.02      77.895              290901     0.5000
0000070994868            $55,000.00             12.740                     $597.25      89.674              140901     0.5000
0000070995337           $249,000.00             8.400                    $1,896.98      67.663              290901     0.5000
0000070995402            $27,200.00             10.420                     $299.32      79.698              140901     0.5000
0000070995683            $16,000.00             10.420                     $158.88      83.018              190827     0.5000
0000070996152            $23,000.00             10.110                     $305.35      68.281               90830     0.5000
0000070996483            $24,000.00             10.970                     $247.24      89.886              190830     0.5000
0000070996657           $125,800.00             13.780                   $1,468.69      85.000              290901     0.5000
0000070997184            $65,025.00             12.650                     $745.66      85.000              190901     0.5000
0000070997291            $30,000.00             10.560                     $332.74      68.800              140825     0.5000
0000070997523            $20,800.00             15.370                     $279.60      100.000             190825     0.5000
0000070997531            $83,200.00             8.630                      $647.42      100.000             290825     0.5000
0000070997648            $32,000.00             10.270                     $349.18      72.174              140830     0.5000
0000070998232            $18,750.00             11.310                     $197.51      75.000              190901     0.5000
0000070998919            $24,100.00             13.870                     $297.42      84.871              190901     0.5000
0000070998950            $31,000.00             13.520                     $374.73      79.937              190901     0.5000
0000070999875            $18,500.00             9.560                      $193.85      54.967              140901     0.5000
0000071000285            $26,000.00             8.930                      $232.76      50.000              190901     0.5000
0000071000574            $39,000.00             10.040                     $343.41      75.000              290816     0.5000
0000071000921            $72,000.00             8.230                      $612.58      60.000              190901     0.5000
0000071001226            $39,150.00             13.940                     $485.13      99.936              190901     0.5000
0000071001580           $128,000.00             11.910                   $1,307.76      84.768              290830     0.5000
0000071001978            $50,000.00             8.500                      $492.37      53.763              140901     0.5000
0000071002265           $198,750.00             9.280                    $1,824.15      75.000              190901     0.5000
0000071002703            $87,500.00             9.730                      $828.80      68.359              190901     0.5000
0000071003115            $52,000.00             9.170                      $424.78      80.000              290830     0.5000
0000071003537           $140,000.00             10.750                   $1,306.87      80.000              290901     0.5000
0000071003768            $35,000.00             8.440                      $717.07      67.308               40830     0.5000
0000071004584            $67,000.00             8.610                      $664.10      60.909              140901     0.5000
0000071004592            $69,600.00             8.980                      $559.02      100.000             290830     0.5000
0000071004634            $17,400.00             14.080                     $232.66      100.000             140830     0.5000
0000071005151           $126,000.00             11.290                   $1,227.62      90.000              290830     0.5000
0000071006001            $39,000.00             11.010                     $402.82      84.783              190830     0.5000
0000071006266            $83,200.00             9.970                      $892.55      65.000              140830     0.5000
0000071006506            $61,000.00             9.410                      $565.02      62.245              190830     0.5000
0000071007066            $76,800.00             9.750                      $728.46      80.000              190830     0.5000
0000071007280            $67,925.00             8.410                      $665.31      55.000              140901     0.5000
0000071008304           $104,000.00             11.270                   $1,011.69      80.000              290830     0.5000
0000080000151            $39,938.15             11.740                     $403.46      98.377              140316     0.5000
0000080000169            $95,332.52             9.850                      $828.39      84.978              140127     0.5000
0000080000409            $48,471.95             10.580                     $446.64      88.200              290701     0.5000
0000080000581            $90,741.99             10.500                     $831.96      85.000              140301     0.5000
0000080001548            $82,318.43             11.100                     $806.31      78.505              130924     0.5000
0000080001860            $68,722.32             10.950                     $793.43      100.000             131201     0.5000
0000080001886            $58,551.34             11.470                     $685.77      99.961              140601     0.5000
0000080001894            $73,861.23             10.850                     $696.34      67.273              140323     0.5000
0000080001936           $119,853.50             10.430                   $1,091.41      80.000              290501     0.5000
0000080002041            $40,857.36             10.990                     $389.67      65.000              290218     0.5000
0000080002165           $121,873.01             9.250                    $1,003.67      71.765              290601     0.5000
0000080003072            $72,692.62             9.540                      $614.27      80.000              140505     0.5000
0000080003809            $40,317.04             10.750                     $563.08      78.060               90115     0.5000
0000080004369            $33,374.76             9.990                      $324.02      40.482              190301     0.5000
0000080004971           $199,223.08             9.240                    $1,641.85      85.000              140401     0.5000
0000080005036            $91,957.45             9.250                      $758.92      75.000              140226     0.5000
0000080006158            $91,365.67             10.930                     $866.54      89.706              140512     0.5000
0000080006430            $92,669.40             9.750                      $797.30      76.694              290501     0.5000
0000080006455           $204,905.23             7.990                    $1,977.00      63.692              140601     0.5000
0000080008030           $135,695.26             10.800                   $1,528.74      80.000              140701     0.5000
0000080008436           $105,000.00             8.920                      $838.82      67.742              290801     0.5000
0000080008709            $53,890.20             9.400                      $450.13      85.714              290501     0.5000
0000080009194            $63,835.69             9.320                      $661.38      80.000              140701     0.5000
0000080009236           $122,863.06             7.730                    $1,012.35      67.120              190601     0.5000
0000080009731           $103,652.04             8.990                      $836.05      78.491              290210     0.5000
0000080009855           $104,658.35             9.490                      $881.92      85.000              290212     0.5000
0000080010184            $26,424.33             9.750                      $227.67      66.232              140222     0.5000
0000080010200            $44,111.84             9.490                      $371.33      85.000              290226     0.5000
0000080010291            $82,349.27             8.750                      $733.47      69.167              190227     0.5000
0000080010853            $66,891.32             8.800                      $531.06      80.000              280616     0.5000
0000080012396           $170,683.71             9.850                    $1,481.73      90.000              140504     0.5000
0000080013022            $96,949.61             9.240                      $797.29      68.310              290621     0.5000
0000080014756            $66,213.96             8.950                      $531.89      80.000              140330     0.5000
0000080015084            $84,891.22             8.250                      $638.58      55.195              140601     0.5000
0000080015092            $74,909.82             10.500                     $686.05      79.116              140501     0.5000
0000080015308            $59,647.75             8.970                      $480.68      40.201              140701     0.5000
0000080015381            $64,919.25             10.350                     $587.31      53.719              290601     0.5000
0000080016173           $129,507.34             11.010                   $1,235.20      84.984              140601     0.5000
0000080016488            $99,917.38             10.340                     $902.80      72.993              140701     0.5000
0000080016512            $66,377.56             11.730                     $672.07      100.000             140501     0.5000
0000080016975           $100,942.25             8.780                      $796.73      74.815              290701     0.5000
0000080017619           $174,017.99             10.740                   $1,624.35      89.768              140601     0.5000
0000080018435            $43,722.52             11.600                     $436.59      100.000             140601     0.5000
0000080019235            $64,478.94             8.960                      $657.73      37.143              140501     0.5000
0000080019946            $65,380.11             11.050                     $625.77      85.000              290505     0.5000
0000080020522            $99,903.90             9.630                      $850.36      66.667              140601     0.5000
0000080021124            $42,732.74             9.490                      $359.91      55.636              140302     0.5000
0000080021546            $18,709.32             11.400                     $184.25      70.755              140315     0.5000
0000080021819           $142,525.76             9.230                    $1,171.07      79.888              140701     0.5000
0000080022346            $17,940.83             11.490                     $211.74      100.000             140330     0.5000
0000080022478            $80,949.45             11.630                     $810.18      90.000              140616     0.5000
0000080023633            $28,180.51             10.990                     $323.75      85.000              140209     0.5000
0000080024797            $36,196.94             11.990                     $372.60      96.667              140310     0.5000
0000080024995           $179,265.04             8.790                    $1,421.21      90.000              131229     0.5000
0000080025612           $115,793.00             10.750                   $1,082.84      80.000              290601     0.5000
0000080026867           $103,408.99             12.809                   $1,307.78      82.004              140324     0.5000
0000080027113            $84,449.23             8.540                      $652.13      65.000              140701     0.5000
0000080027154            $46,952.28             9.370                      $390.76      66.197              140601     0.5000
0000080027451            $89,762.56             10.750                     $838.88      88.103              290601     0.5000
0000080028210            $91,931.22             9.510                      $864.69      59.806              190501     0.5000
0000080028269            $21,772.51             11.500                     $257.00      87.154              140511     0.5000
0000080028731            $47,916.71             10.150                     $426.56      66.667              140416     0.5000
0000080029036            $67,434.04             9.550                      $570.04      90.000              140601     0.5000
0000080029069            $59,934.09             10.920                     $567.77      99.200              290501     0.5000
0000080029093            $54,303.85             8.670                      $424.86      80.000              140510     0.5000
0000080029127            $50,310.92             8.670                      $393.62      80.000              140510     0.5000
0000080030935            $20,971.29             9.900                      $182.74      75.000              140430     0.5000
0000080031404            $34,937.37             8.680                      $273.60      46.667              290514     0.5000
0000080033640            $39,745.75             11.500                     $467.28      92.361              140508     0.5000
0000080033665           $197,788.47             9.125                    $1,610.99      79.200              290601     0.5000
0000080033814           $119,791.37             8.750                      $944.04      49.587              290601     0.5000
0000080034226            $34,841.74             11.270                     $367.72      98.421              190501     0.5000
0000080035009           $174,200.58             12.040                   $1,797.73      85.000              290701     0.5000
0000080035314           $123,739.32             9.240                    $1,019.22      53.913              140501     0.5000
0000080035611           $124,752.91             11.470                   $1,235.00      94.103              140424     0.5000
0000080036064            $89,910.45             9.500                      $756.77      75.000              290601     0.5000
0000080036189            $19,864.41             10.810                     $224.94      80.000              140501     0.5000
0000080036205            $98,792.03             10.640                   $1,117.37      84.998              140504     0.5000
0000080036312            $38,529.65             10.830                     $442.50      89.943              140601     0.5000
0000080038094            $25,479.65             10.500                     $233.26      90.000              140601     0.5000
0000080039159            $38,488.78             10.990                     $440.15      99.849              140512     0.5000
0000080039399           $112,702.31             10.120                     $999.92      77.793              290601     0.5000
0000080040546            $82,732.91             10.430                     $753.07      90.000              140601     0.5000
0000080040843            $20,839.52             9.500                      $219.29      52.500              140517     0.5000
0000080041239            $19,869.52             11.220                     $230.09      80.556              140501     0.5000
0000080041767           $195,345.29             10.540                   $1,794.16      85.000              140601     0.5000
0000080041866           $202,309.50             11.630                   $2,025.45      90.000              290601     0.5000
0000080041908            $15,002.49             11.330                     $174.77      99.957              140601     0.5000
0000080042260            $29,843.02             13.550                     $390.49      94.391              140501     0.5000
0000080042286            $12,553.71             10.625                     $126.86      84.921              190521     0.5000
0000080042294            $16,890.84             11.125                     $197.42      85.000              140507     0.5000
0000080042393            $69,959.66             11.990                     $719.49      99.843              140603     0.5000
0000080042542            $55,782.88             10.210                     $548.23      95.000              190518     0.5000
0000080042757            $10,461.82             10.700                     $106.24      95.000              190519     0.5000
0000080042963           $123,693.47             9.850                    $1,072.31      74.102              290701     0.5000
0000080043029            $18,874.02             9.875                      $164.12      70.000              140501     0.5000
0000080043128           $103,463.17             11.010                     $986.44      90.000              140701     0.5000
0000080043235           $211,559.88             9.300                    $1,751.76      84.800              140401     0.5000
0000080043334            $45,556.83             9.700                      $390.10      80.000              290602     0.5000
0000080043847            $82,298.46             9.880                      $716.26      85.000              140524     0.5000
0000080043896            $37,231.39             10.420                     $505.68      80.000               90601     0.5000
0000080043953            $24,975.37             11.420                     $246.05      99.356              290518     0.5000
0000080044233            $76,743.51             11.150                     $739.81      75.265              290801     0.5000
0000080044860            $41,235.82             11.170                     $398.15      75.000              140602     0.5000
0000080044993           $146,870.17             10.030                   $1,293.29      76.166              290601     0.5000
0000080045933           $138,794.60             9.375                    $1,156.13      89.968              290601     0.5000
0000080045958            $24,354.73             10.900                     $279.76      48.286              140101     0.5000
0000080045974           $129,597.80             9.990                    $1,139.88      86.667              290601     0.5000
0000080046055            $12,922.12             12.130                     $157.11      100.000             140601     0.5000
0000080046063            $51,748.68             11.650                     $519.92      80.000              280810     0.5000
0000080046154            $74,897.49             9.900                      $652.64      69.444              140601     0.5000
0000080046352            $74,560.94             9.290                      $687.93      76.017              190505     0.5000
0000080046378            $49,732.18             10.950                     $474.28      64.103              131007     0.5000
0000080046394            $19,277.32             11.750                     $232.09      100.000             140507     0.5000
0000080046436            $35,756.91             10.850                     $405.80      87.805              140601     0.5000
0000080046451           $123,658.48             8.540                    $1,223.99      64.583              140701     0.5000
0000080046717            $11,378.31             12.490                     $129.44      100.000             190602     0.5000
0000080046840            $68,789.96             8.850                      $548.55      55.726              140413     0.5000
0000080047228            $29,494.80             10.600                     $330.15      47.903              140501     0.5000
0000080047319           $223,768.30             9.280                    $1,847.67      72.258              140701     0.5000
0000080047392            $52,210.41             8.600                      $407.41      78.358              140601     0.5000
0000080047400           $140,124.57             11.860                   $1,427.54      85.000              140518     0.5000
0000080047731            $51,863.07             9.250                      $427.80      44.828              290311     0.5000
0000080047814           $113,931.63             11.810                   $1,155.97      84.444              290601     0.5000
0000080047954            $26,834.31             12.000                     $324.05      98.889              140512     0.5000
0000080048689           $105,910.16             10.220                     $947.50      41.453              290601     0.5000
0000080048739           $101,009.67             9.080                      $826.59      79.688              290430     0.5000
0000080049778            $49,843.09             11.820                     $544.29      99.857              190505     0.5000
0000080049786            $66,522.93             10.680                     $618.20      90.000              290501     0.5000
0000080050164            $45,848.08             8.250                      $391.95      62.162              190601     0.5000
0000080050297           $243,512.59             11.990                   $2,938.84      79.991              140504     0.5000
0000080050313            $25,818.73             10.500                     $287.40      93.392              140521     0.5000
0000080050321            $34,134.03             12.400                     $361.84      79.621              140601     0.5000
0000080050529           $211,312.10             10.000                   $1,856.06      90.000              290601     0.5000
0000080050677           $212,734.39             9.350                    $1,770.66      85.000              290601     0.5000
0000080050834            $67,929.79             9.290                      $561.40      85.000              140614     0.5000
0000080050891           $185,100.73             10.490                   $1,694.55      90.000              290401     0.5000
0000080051113           $137,645.78             11.790                   $1,396.21      70.000              140215     0.5000
0000080051519            $22,376.49             9.210                      $183.63      77.241              140601     0.5000
0000080051766           $399,819.23             9.900                    $3,480.77      61.538              290701     0.5000
0000080052061           $250,000.00             10.250                   $2,240.25      56.180              140801     0.5000
0000080053325            $89,648.51             8.750                      $708.03      68.182              290501     0.5000
0000080053895            $45,584.02             11.080                     $437.02      80.000              290701     0.5000
0000080054497            $89,945.77             11.790                     $911.23      75.000              140701     0.5000
0000080054505            $29,534.16             10.880                     $334.21      80.000              140609     0.5000
0000080054851            $56,182.18             10.490                     $514.13      75.000              140501     0.5000
0000080055122            $66,737.35             11.990                     $807.29      84.125              140415     0.5000
0000080055288            $78,675.44             9.700                      $673.69      90.000              140601     0.5000
0000080055619            $80,687.12             10.320                     $798.92      90.000              190528     0.5000
0000080055791            $78,839.05             9.350                      $663.95      80.000              290426     0.5000
0000080056633           $191,829.05             9.990                    $1,683.52      80.000              140505     0.5000
0000080058183            $66,677.16             10.390                     $605.56      79.524              140601     0.5000
0000080058431            $74,585.78             8.550                      $740.75      35.545              140601     0.5000
0000080058605            $39,450.44             11.650                     $395.69      100.000             140601     0.5000
0000080058647            $97,663.30             11.900                     $997.95      85.000              290513     0.5000
0000080058803           $167,242.49             9.730                    $1,435.77      90.000              140529     0.5000
0000080058811           $114,550.83             10.150                   $1,019.76      85.000              140413     0.5000
0000080058894           $150,680.78             9.790                    $1,439.09      85.000              190517     0.5000
0000080059058            $80,032.82             10.270                     $718.97      90.000              140615     0.5000
0000080059397            $73,817.47             11.500                     $789.16      84.953              190601     0.5000
0000080059686            $52,653.77             10.060                     $464.82      85.000              290601     0.5000
0000080059744           $132,004.04             9.750                    $1,135.80      89.932              140601     0.5000
0000080059751            $12,815.07             10.660                     $176.58      81.623               90511     0.5000
0000080060148            $29,944.21             12.770                     $375.04      99.103              140801     0.5000
0000080060577            $52,744.04             9.000                      $476.85      62.353              190601     0.5000
0000080060999            $55,136.25             8.750                      $434.26      51.589              290517     0.5000
0000080061096            $42,176.55             8.750                      $332.38      65.000              290526     0.5000
0000080061443            $22,766.16             9.510                      $191.88      78.621              140601     0.5000
0000080061682            $93,189.53             9.500                      $816.91      85.000              240511     0.5000
0000080061708            $19,926.29             10.600                     $201.02      96.957              190517     0.5000
0000080062615            $74,991.05             8.990                      $604.54      80.000              140330     0.5000
0000080063332            $30,197.74             9.850                      $324.97      39.610              140329     0.5000
0000080065014            $67,348.17             10.750                     $629.40      70.974              290601     0.5000
0000080065196           $183,440.31             10.100                   $1,624.81      88.482              140601     0.5000
0000080065576            $37,884.69             12.070                     $420.27      100.000             190527     0.5000
0000080065733            $78,914.26             9.050                      $638.50      83.158              140601     0.5000
0000080065808           $164,771.92             7.870                    $1,195.79      55.000              140601     0.5000
0000080065972           $127,500.00             9.620                    $1,083.27      72.034              140801     0.5000
0000080066160            $94,855.72             9.750                      $815.34      81.111              290701     0.5000
0000080066988            $55,912.69             10.650                     $518.54      65.882              140427     0.5000
0000080067911            $48,781.65             10.910                     $554.17      99.200              140602     0.5000
0000080067978           $195,390.71             10.950                   $1,856.78      88.977              140223     0.5000
0000080068067            $52,467.76             9.600                      $556.65      99.383              140507     0.5000
0000080068182            $54,933.13             8.500                      $422.90      57.895              290601     0.5000
0000080068224            $34,676.00             10.400                     $385.55      99.998              140601     0.5000
0000080068232            $24,866.63             10.000                     $241.26      21.739              190419     0.5000
0000080068620            $39,928.43             10.500                     $365.90      26.667              140317     0.5000
0000080068661            $91,363.14             8.600                      $802.48      85.000              190517     0.5000
0000080068935           $101,530.08             11.400                     $998.39      80.000              290601     0.5000
0000080069123            $67,969.27             9.900                      $591.73      71.579              290701     0.5000
0000080069164            $13,552.96             12.500                     $172.55      89.201              130928     0.5000
0000080069198            $63,697.26             10.800                     $597.49      85.000              140601     0.5000
0000080069248            $45,567.53             9.990                      $441.19      94.978              190601     0.5000
0000080069412           $127,352.45             8.740                    $1,002.13      75.000              140701     0.5000
0000080069537            $42,126.00             9.750                      $401.22      90.000              190517     0.5000
0000080069834            $85,628.54             10.130                     $841.23      80.000              190518     0.5000
0000080069909            $42,471.48             11.300                     $414.40      85.000              290601     0.5000
0000080069990            $26,591.09             14.550                     $369.60      99.630              130929     0.5000
0000080070071            $21,253.33             12.150                     $261.32      100.000             140518     0.5000
0000080070287            $41,866.14             11.750                     $455.16      98.077              190501     0.5000
0000080070584            $36,062.29             11.180                     $416.70      90.000              140510     0.5000
0000080070774            $67,410.24             10.030                     $593.86      90.000              140505     0.5000
0000080070790            $71,949.58             11.250                     $699.31      90.000              140505     0.5000
0000080071202            $58,752.15             10.410                     $533.91      80.000              290611     0.5000
0000080071244            $17,128.13             11.600                     $202.03      94.928              140601     0.5000
0000080071327            $59,869.51             7.950                      $504.17      59.314              190201     0.5000
0000080072630           $183,506.80             9.200                    $1,504.60      74.980              290601     0.5000
0000080072671            $54,939.53             8.990                      $567.66      80.000              131210     0.5000
0000080072820           $189,831.18             10.000                   $1,667.39      80.851              140526     0.5000
0000080072903            $24,771.99             11.350                     $264.03      58.600              181222     0.5000
0000080072960            $49,964.09             10.990                     $475.79      79.365              290520     0.5000
0000080072986            $91,745.29             11.840                     $932.98      85.000              290526     0.5000
0000080073059            $42,353.51             12.610                     $462.59      99.580              140527     0.5000
0000080073125           $199,788.32             9.170                    $1,633.77      77.519              140607     0.5000
0000080073224            $73,720.14             10.990                     $702.26      90.000              140601     0.5000
0000080073679            $48,869.30             10.390                     $443.74      79.594              290401     0.5000
0000080073695             $9,822.90             13.950                     $132.84      96.667              140317     0.5000
0000080073844            $83,925.21             9.990                      $736.54      60.000              290601     0.5000
0000080073984            $32,676.54             11.090                     $340.57      100.000             190528     0.5000
0000080074123           $106,069.14             8.950                      $954.79      66.563              190601     0.5000
0000080074149           $109,600.43             8.750                      $972.09      62.500              190603     0.5000
0000080074180             $9,953.46             10.440                     $110.17      71.605              140524     0.5000
0000080074206           $125,930.21             8.000                      $925.28      71.648              290701     0.5000
0000080074339           $115,314.73             7.125                      $778.14      74.516              290601     0.5000
0000080074396           $399,815.36             9.800                    $3,451.31      51.282              140701     0.5000
0000080074412           $129,841.49             10.590                   $1,305.76      67.949              140701     0.5000
0000080074453            $24,974.46             11.870                     $254.65      90.361              290601     0.5000
0000080074560            $58,361.51             10.850                     $597.87      95.000              190601     0.5000
0000080074610            $52,005.12             11.990                     $743.71      99.905              140701     0.5000
0000080074784            $34,900.16             10.400                     $327.97      79.545              240401     0.5000
0000080075328            $38,025.84             8.200                      $284.90      30.238              140520     0.5000
0000080075351            $67,720.24             9.750                      $644.99      80.000              190519     0.5000
0000080075658             $9,436.45             10.950                     $107.68      79.615              140526     0.5000
0000080075674            $12,524.94             12.190                     $152.76      100.000             140601     0.5000
0000080075849            $44,439.03             9.700                      $380.35      88.920              140701     0.5000
0000080075922           $161,430.80             10.150                   $1,435.22      85.000              290701     0.5000
0000080075963            $53,922.28             13.500                     $651.99      99.383              190426     0.5000
0000080076003            $58,930.25             10.580                     $543.23      84.286              290528     0.5000
0000080076094           $399,856.75             10.980                   $3,803.25      80.000              140615     0.5000
0000080076144            $68,678.64             10.250                     $616.52      80.000              290601     0.5000
0000080076177            $37,947.96             11.250                     $369.08      89.810              140501     0.5000
0000080076383            $55,739.11             10.950                     $529.29      90.000              290518     0.5000
0000080076474            $52,775.00             9.680                      $450.92      80.000              290727     0.5000
0000080076573            $95,897.40             10.750                     $896.14      96.667              140601     0.5000
0000080076649            $28,985.36             9.380                      $241.32      51.786              140701     0.5000
0000080076664            $66,524.08             8.910                      $531.57      90.000              290618     0.5000
0000080076672            $66,544.23             9.450                      $562.60      80.000              290701     0.5000
0000080076862           $221,469.70             11.900                   $2,262.36      80.000              140614     0.5000
0000080076870            $43,138.88             11.100                     $414.67      78.545              140513     0.5000
0000080076888            $19,798.16             9.500                      $208.84      47.619              140701     0.5000
0000080076912            $53,847.90             9.510                      $503.70      75.000              190525     0.5000
0000080077514            $93,392.01             8.750                      $735.57      55.988              290601     0.5000
0000080077696            $46,783.59             11.420                     $546.67      100.000             140601     0.5000
0000080078215           $101,152.09             9.600                      $858.76      78.794              290701     0.5000
0000080078371            $85,765.39             9.510                      $722.50      85.000              290601     0.5000
0000080078462            $24,946.26             11.580                     $267.99      99.212              190526     0.5000
0000080078488            $82,302.26             8.670                      $644.32      72.368              140601     0.5000
0000080078629            $15,595.51             11.980                     $160.23      100.000             290801     0.5000
0000080078678            $78,923.51             12.250                     $837.27      85.000              290701     0.5000
0000080078710            $35,934.11             8.500                      $276.81      40.909              140519     0.5000
0000080078777            $93,880.72             10.250                     $842.34      79.661              140528     0.5000
0000080078934            $80,370.63             10.340                     $884.62      85.000              140512     0.5000
0000080078959            $47,868.89             9.750                      $455.29      89.362              190601     0.5000
0000080079080           $159,862.32             10.150                   $1,421.88      64.777              290701     0.5000
0000080079403           $184,354.30             10.550                   $1,694.59      88.702              290601     0.5000
0000080079635            $41,951.75             10.800                     $393.94      80.000              140601     0.5000
0000080079940            $15,959.14             11.980                     $230.81      100.000              90601     0.5000
0000080080039            $17,886.02             11.540                     $210.73      100.000             140602     0.5000
0000080080047           $163,741.49             9.600                    $1,390.14      78.048              140601     0.5000
0000080080054            $40,955.08             11.750                     $413.66      97.562              140601     0.5000
0000080080161           $236,753.32             9.250                    $1,949.74      28.214              140601     0.5000
0000080080658            $46,480.26             10.320                     $511.02      64.861              140524     0.5000
0000080080690            $39,967.38             10.400                     $362.91      83.333              140524     0.5000
0000080080906            $91,916.32             9.890                      $799.90      80.000              290701     0.5000
0000080081060            $26,970.81             11.500                     $287.94      99.620              190701     0.5000
0000080081250            $49,509.51             9.990                      $660.48      66.667               90609     0.5000
0000080081565            $62,334.23             9.190                      $510.64      80.000              290601     0.5000
0000080081573            $39,140.35             9.390                      $326.47      80.000              140521     0.5000
0000080081607            $45,340.64             10.990                     $469.34      89.394              190526     0.5000
0000080081631            $53,028.78             9.990                      $465.60      90.000              140527     0.5000
0000080081698            $76,396.56             9.490                      $644.21      46.445              290602     0.5000
0000080081805            $83,267.96             10.650                     $771.33      85.000              140614     0.5000
0000080081847           $373,990.15             9.250                    $3,080.10      89.784              290601     0.5000
0000080081979           $105,932.37             10.250                     $952.11      85.000              140510     0.5000
0000080081987            $39,622.27             8.470                      $344.21      75.000              190601     0.5000
0000080082472            $13,000.00             9.780                      $123.57      90.294              190801     0.5000
0000080082910            $56,118.52             10.850                     $636.87      92.429              140503     0.5000
0000080083058            $23,244.03             12.750                     $299.54      94.941              140601     0.5000
0000080083074           $107,882.14             10.950                   $1,024.43      80.000              140521     0.5000
0000080083215           $188,853.15             10.625                   $1,746.54      90.000              290601     0.5000
0000080083223           $155,888.05             10.850                   $1,472.68      82.368              140427     0.5000
0000080083256            $27,901.95             10.990                     $288.82      98.834              190514     0.5000
0000080083553             $9,850.23             9.750                      $130.77      100.000              90526     0.5000
0000080083611            $38,336.41             11.420                     $447.80      92.864              140614     0.5000
0000080083645           $116,576.45             10.750                   $1,187.82      87.313              190601     0.5000
0000080084304            $18,881.70             11.720                     $224.62      91.843              140519     0.5000
0000080084338            $24,887.67             10.820                     $281.33      65.813              140601     0.5000
0000080085350            $64,913.17             8.040                      $478.77      26.210              290601     0.5000
0000080085459           $153,825.43             8.840                    $1,221.43      88.000              140601     0.5000
0000080085558            $85,341.90             8.450                      $654.39      79.907              140518     0.5000
0000080085574           $269,316.73             10.340                   $2,666.67      63.390              190525     0.5000
0000080085780            $24,442.43             13.950                     $303.78      99.838              190428     0.5000
0000080085814           $429,477.16             8.500                    $3,306.33      62.866              290601     0.5000
0000080085889           $383,761.57             8.380                    $2,920.03      80.000              140701     0.5000
0000080085905            $35,462.88             9.230                      $291.54      59.167              290601     0.5000
0000080085913            $95,967.59             11.250                     $932.41      100.000             140701     0.5000
0000080086796            $58,331.88             11.630                     $583.63      94.756              290701     0.5000
0000080087091           $123,787.51             8.820                      $981.71      80.000              290528     0.5000
0000080087174           $102,666.02             10.125                     $911.66      77.585              290601     0.5000
0000080087414            $29,001.01             10.750                     $327.32      98.839              140528     0.5000
0000080087471           $106,291.54             9.350                      $883.05      80.000              290604     0.5000
0000080087711            $98,887.91             10.780                     $926.38      90.000              140526     0.5000
0000080087729            $76,385.73             9.480                      $642.14      90.000              290519     0.5000
0000080087778           $119,604.46             10.500                   $1,094.94      90.000              290602     0.5000
0000080087786            $35,839.64             9.125                      $326.80      48.696              190601     0.5000
0000080087794            $88,224.60             8.725                      $780.67      82.710              190601     0.5000
0000080087844            $52,803.55             12.800                     $612.24      99.950              190601     0.5000
0000080087869            $81,293.53             10.250                     $892.67      45.000              140505     0.5000
0000080088289            $23,992.61             11.670                     $240.79      75.962              140701     0.5000
0000080088339            $38,834.73             8.990                      $313.52      27.857              290524     0.5000
0000080088594           $101,829.74             8.830                      $808.27      85.000              140601     0.5000
0000080088636           $140,983.92             10.360                   $1,275.95      83.000              140701     0.5000
0000080088677            $90,410.63             9.500                      $760.97      57.278              140601     0.5000
0000080088727            $68,581.33             10.110                     $611.14      75.000              140701     0.5000
0000080089451            $23,795.89             11.990                     $264.10      100.000             190421     0.5000
0000080089568           $131,781.59             8.990                    $1,061.16      80.000              140429     0.5000
0000080089956            $47,943.98             10.640                     $444.11      78.689              290511     0.5000
0000080090921           $199,544.51             10.625                   $2,226.32      92.930              140701     0.5000
0000080091036            $27,943.31             12.070                     $309.67      99.671              190601     0.5000
0000080091044            $76,604.10             9.490                      $644.21      85.200              290602     0.5000
0000080091721            $19,898.58             9.500                      $208.84      63.446              140622     0.5000
0000080091861            $61,147.34             10.150                     $543.87      85.000              140601     0.5000
0000080091895            $44,938.80             9.750                      $426.83      78.947              190701     0.5000
0000080092067            $58,864.84             11.100                     $613.02      94.139              190701     0.5000
0000080092158            $20,864.65             11.350                     $243.32      100.000             140701     0.5000
0000080092505            $78,899.76             10.250                     $707.92      83.158              290503     0.5000
0000080092554            $55,928.17             10.200                     $499.74      80.000              140512     0.5000
0000080092570            $30,192.20             8.290                      $228.11      57.075              140505     0.5000
0000080092653            $60,932.21             12.200                     $636.86      48.800              140428     0.5000
0000080092760            $47,941.89             10.470                     $438.00      87.273              290517     0.5000
0000080092851            $73,531.04             9.875                      $639.10      80.000              140701     0.5000
0000080093024            $32,981.52             8.880                      $262.68      56.897              140629     0.5000
0000080093065            $64,915.66             10.550                     $597.01      68.783              140430     0.5000
0000080093081            $85,807.36             12.700                     $929.58      85.000              140503     0.5000
0000080093099           $106,166.45             10.570                     $977.48      85.000              140601     0.5000
0000080093115            $27,740.67             11.275                     $270.06      75.000              290701     0.5000
0000080093172            $37,490.15             10.580                     $699.53      30.159              140601     0.5000
0000080093289            $14,861.54             10.625                     $166.97      89.563              140501     0.5000
0000080093511            $13,910.63             10.520                     $128.28      92.661              290601     0.5000
0000080093537           $171,830.13             9.500                    $1,446.27      80.000              290701     0.5000
0000080093925           $102,291.17             9.150                      $835.01      80.000              290601     0.5000
0000080094014            $79,095.36             10.060                     $698.55      90.000              140524     0.5000
0000080094030            $14,836.14             11.020                     $155.04      94.608              190525     0.5000
0000080094097            $50,111.23             10.650                     $464.38      85.000              140517     0.5000
0000080094428            $49,452.63             9.650                      $421.65      90.000              290614     0.5000
0000080094543           $155,442.39             8.990                    $1,251.68      90.000              140528     0.5000
0000080094766            $78,908.20             8.720                      $619.80      84.946              290601     0.5000
0000080095102            $61,490.12             11.755                     $621.06      71.731              290701     0.5000
0000080095128            $31,008.96             11.900                     $372.45      100.000             140521     0.5000
0000080096225            $70,147.48             10.800                     $657.94      87.750              140602     0.5000
0000080096605            $80,435.74             10.500                     $736.37      89.444              290601     0.5000
0000080096621            $49,447.47             11.080                     $474.40      90.000              290601     0.5000
0000080096738            $92,901.29             8.490                      $808.22      80.000              190601     0.5000
0000080096886            $96,037.88             8.550                      $840.51      66.552              190510     0.5000
0000080097892            $29,785.33             11.750                     $355.24      77.850              140701     0.5000
0000080097918           $111,460.56             8.280                      $843.78      61.538              290701     0.5000
0000080097926            $70,510.91             12.250                     $739.29      85.000              140601     0.5000
0000080097934            $96,645.11             9.150                      $789.34      80.000              140524     0.5000
0000080097959            $16,240.38             13.000                     $206.23      99.934              140614     0.5000
0000080097975            $30,000.00             11.040                     $310.47      81.449              190801     0.5000
0000080097991            $24,186.23             12.050                     $249.86      100.000             140527     0.5000
0000080098148            $25,226.40             10.350                     $229.96      94.545              140701     0.5000
0000080098221            $70,786.32             8.990                      $638.35      56.800              190602     0.5000
0000080098270            $57,344.90             7.770                      $412.73      52.273              290607     0.5000
0000080098940             $9,553.43             11.990                     $119.96      96.154              140515     0.5000
0000080099112            $34,850.30             11.350                     $405.54      97.794              140601     0.5000
0000080099633            $24,769.19             9.500                      $261.06      78.740              140520     0.5000
0000080099781            $79,916.29             8.820                      $634.16      71.518              140525     0.5000
0000080099799            $94,323.00             12.000                     $970.50      85.000              140701     0.5000
0000080099906            $97,654.37             11.500                     $968.01      82.489              290507     0.5000
0000080099914            $16,148.70             11.750                     $175.56      99.882              190511     0.5000
0000080099922            $28,908.14             11.750                     $314.28      99.883              190504     0.5000
0000080100050            $54,068.35             11.990                     $652.55      80.000              140510     0.5000
0000080100134            $23,206.81             9.970                      $224.39      100.000             190601     0.5000
0000080100167           $113,471.10             10.990                   $1,080.98      80.000              140501     0.5000
0000080100423            $51,793.90             10.990                     $493.39      84.309              290526     0.5000
0000080100522            $74,836.91             10.250                     $671.18      70.000              290607     0.5000
0000080100894            $66,818.63             9.800                      $713.40      85.000              140601     0.5000
0000080100944           $123,128.23             9.810                    $1,064.77      85.034              290601     0.5000
0000080101074            $49,926.12             10.900                     $472.39      64.935              140501     0.5000
0000080101108            $69,920.73             10.780                     $655.02      95.556              140601     0.5000
0000080101124            $33,262.47             10.800                     $312.10      89.978              140526     0.5000
0000080101140            $65,969.48             12.980                     $729.07      52.800              140701     0.5000
0000080101173            $38,434.54             10.990                     $443.03      95.067              140601     0.5000
0000080101249           $138,461.96             9.460                    $1,161.38      90.000              140601     0.5000
0000080101421           $104,924.78             11.000                     $999.94      79.420              140609     0.5000
0000080101462            $10,270.47             13.990                     $137.63      100.000             140414     0.5000
0000080101504           $242,642.03             10.900                   $2,294.95      89.967              290601     0.5000
0000080101520            $48,830.40             11.500                     $484.26      95.800              140428     0.5000
0000080101561            $23,295.33             10.870                     $264.06      100.000             140601     0.5000
0000080101637            $38,875.10             12.990                     $495.27      100.000             140412     0.5000
0000080101645            $36,811.89             13.850                     $489.03      98.930              140701     0.5000
0000080101652            $27,991.27             12.990                     $356.61      99.940              140405     0.5000
0000080101660            $40,818.66             10.990                     $465.75      79.914              140503     0.5000
0000080101843            $60,900.86             8.350                      $523.60      72.619              190609     0.5000
0000080101959            $89,211.81             9.500                      $750.88      78.333              290601     0.5000
0000080101983             $9,786.67             10.500                     $112.75      72.254              140420     0.5000
0000080102049            $29,973.33             10.000                     $263.28      66.667              290601     0.5000
0000080102981            $55,738.87             11.400                     $591.23      99.979              190701     0.5000
0000080103047           $107,391.52             11.310                   $1,049.01      82.692              140601     0.5000
0000080103161            $21,168.68             9.950                      $204.84      95.636              190603     0.5000
0000080103252            $42,282.30             11.990                     $511.00      98.375              140419     0.5000
0000080103328            $35,871.90             10.700                     $334.70      80.000              281201     0.5000
0000080106677            $50,959.70             13.800                     $626.80      99.994              190701     0.5000
0000080106719            $65,521.10             10.500                     $600.07      80.000              290601     0.5000
0000080106859            $51,977.95             10.200                     $464.05      80.000              290701     0.5000
0000080106966            $80,379.78             9.480                      $675.71      70.000              290601     0.5000
0000080107204            $20,055.75             10.990                     $228.33      89.950              140608     0.5000
0000080107287            $88,966.35             10.730                     $829.46      79.464              290701     0.5000
0000080107311            $83,970.69             11.100                     $806.31      80.000              140701     0.5000
0000080107501            $59,324.57             10.700                     $552.26      90.000              140607     0.5000
0000080107527            $44,922.26             10.200                     $440.24      89.764              190701     0.5000
0000080108707            $39,958.02             9.210                      $327.91      43.478              140701     0.5000
0000080108749            $39,864.09             9.950                      $349.55      66.667              140601     0.5000
0000080108756            $51,938.73             10.850                     $531.44      89.655              190701     0.5000
0000080108996            $33,842.63             10.500                     $375.84      99.961              140607     0.5000
0000080109028            $52,740.58             8.875                      $420.10      80.000              140601     0.5000
0000080109036            $13,190.52             10.990                     $125.61      100.000             140601     0.5000
0000080109085            $31,922.53             10.220                     $348.20      95.704              140701     0.5000
0000080109390           $117,816.58             9.500                      $992.21      79.730              290501     0.5000
0000080109911            $46,260.00             10.990                     $440.20      77.100              290701     0.5000
0000080109945            $55,900.00             9.840                      $533.53      69.012              190801     0.5000
0000080110141            $65,402.28             8.990                      $590.70      87.600              190525     0.5000
0000080110265            $58,259.60             10.340                     $528.14      75.000              140514     0.5000
0000080110281            $31,596.70             10.400                     $351.75      80.000              140427     0.5000
0000080110299            $37,386.05             9.650                      $318.92      77.196              290503     0.5000
0000080110364            $47,680.08             10.990                     $545.27      98.125              140603     0.5000
0000080110588           $149,701.36             9.500                    $1,261.28      60.000              290415     0.5000
0000080111271           $105,248.10             9.490                      $884.65      90.000              140711     0.5000
0000080111495           $129,948.34             10.500                   $1,189.16      66.327              140701     0.5000
0000080111545            $24,144.53             10.600                     $270.12      84.209              140701     0.5000
0000080111719            $46,905.92             12.000                     $564.08      100.000             140701     0.5000
0000080111776            $49,902.45             12.270                     $608.80      100.000             140701     0.5000
0000080111826            $76,745.68             8.250                      $656.10      56.618              190611     0.5000
0000080111842           $112,037.18             9.750                    $1,067.09      90.000              190525     0.5000
0000080112204           $265,322.49             11.150                   $2,559.52      89.730              140601     0.5000
0000080112386             $9,939.30             11.990                     $119.95      79.880              140412     0.5000
0000080112410           $166,217.54             9.000                    $1,338.89      80.000              140526     0.5000
0000080112428            $67,402.71             9.650                      $574.98      90.000              140526     0.5000
0000080112444            $41,573.29             11.500                     $411.96      100.000             140526     0.5000
0000080112527           $161,172.50             9.610                    $1,368.84      74.653              290701     0.5000
0000080112626            $38,000.00             12.500                     $405.56      99.536              140706     0.5000
0000080112667            $53,065.52             11.450                     $523.82      90.000              140614     0.5000
0000080112675           $104,823.40             11.670                   $1,065.99      85.000              290608     0.5000
0000080112766            $60,632.54             9.750                      $522.37      80.000              140601     0.5000
0000080112782            $10,373.15             10.540                     $115.77      75.000              140525     0.5000
0000080112915            $41,786.89             12.990                     $465.38      99.989              140413     0.5000
0000080113038           $111,096.04             9.760                      $956.20      80.000              140701     0.5000
0000080113103           $181,774.13             8.400                    $1,386.54      79.825              140701     0.5000
0000080113111            $21,902.65             11.900                     $262.63      100.000             140701     0.5000
0000080113152            $95,135.42             11.250                     $924.64      85.000              140601     0.5000
0000080113277            $94,431.27             10.930                     $894.95      90.000              140601     0.5000
0000080113319            $67,677.95             10.250                     $741.17      80.000              140615     0.5000
0000080113327            $89,966.77             10.840                     $846.23      77.922              140701     0.5000
0000080113335            $89,195.02             11.690                     $896.80      85.000              140607     0.5000
0000080113442            $19,765.59             11.000                     $227.32      67.440              140607     0.5000
0000080113640           $102,943.74             9.000                      $828.76      78.030              290701     0.5000
0000080113673            $30,385.01             9.490                      $255.40      69.725              140701     0.5000
0000080114150            $93,386.33             10.450                     $851.79      85.000              140601     0.5000
0000080114416           $103,917.20             10.500                     $951.33      80.000              290602     0.5000
0000080114507            $42,467.29             10.670                     $394.18      85.000              290601     0.5000
0000080114978            $23,899.74             11.600                     $281.89      100.000             140601     0.5000
0000080114986           $105,376.99             8.200                    $1,031.07      60.568              140510     0.5000
0000080115058            $47,961.69             10.500                     $439.07      73.846              140603     0.5000
0000080115082           $135,789.88             10.430                   $1,236.02      90.000              140601     0.5000
0000080115090           $151,932.49             11.600                   $1,516.65      79.571              290801     0.5000
0000080115108           $118,949.99             10.240                   $1,065.48      85.000              290614     0.5000
0000080115165            $57,999.30             11.210                     $562.05      72.563              290601     0.5000
0000080115173            $72,791.81             9.510                      $613.51      90.000              290601     0.5000
0000080115231            $84,869.55             9.350                      $705.44      54.839              290601     0.5000
0000080115249            $73,749.56             11.250                     $776.45      94.749              190601     0.5000
0000080115264            $52,667.62             11.700                     $529.94      85.000              140701     0.5000
0000080115280            $44,656.02             11.640                     $482.09      99.826              190607     0.5000
0000080115298            $63,688.67             9.625                      $541.87      85.000              140528     0.5000
0000080115330           $119,071.11             9.350                    $1,242.23      89.023              140601     0.5000
0000080115413            $69,234.12             9.680                      $591.83      90.000              290604     0.5000
0000080115454            $88,618.44             11.750                     $963.42      32.210              190517     0.5000
0000080115561            $58,603.78             10.560                     $539.13      85.000              290609     0.5000
0000080115850           $144,919.97             8.950                    $1,161.49      71.782              290701     0.5000
0000080116148            $80,435.60             10.490                     $735.76      70.000              140603     0.5000
0000080116163            $50,666.05             7.850                      $482.98      85.000              140609     0.5000
0000080116189           $123,205.76             10.970                   $1,170.95      85.000              140701     0.5000
0000080116197            $81,654.17             11.500                     $957.92      99.684              140616     0.5000
0000080116437            $71,943.51             10.580                     $662.92      97.967              140601     0.5000
0000080116494            $57,630.11             10.640                     $581.50      99.207              190701     0.5000
0000080116536            $64,227.85             11.200                     $622.56      85.800              140601     0.5000
0000080116569            $20,857.48             11.830                     $248.56      94.379              140701     0.5000
0000080116577           $109,948.68             9.750                      $945.07      68.750              290801     0.5000
0000080116601            $76,488.56             14.850                     $958.13      90.000              140801     0.5000
0000080116759            $86,850.00             10.550                     $797.70      90.000              140702     0.5000
0000080116775            $34,608.41             9.350                      $287.38      64.122              140701     0.5000
0000080116965           $142,992.94             10.800                   $1,341.19      90.000              140621     0.5000
0000080116981           $153,670.96             9.290                    $1,269.32      75.000              140701     0.5000
0000080117153            $33,115.14             9.860                      $317.79      80.000              190528     0.5000
0000080117179            $29,983.59             12.270                     $314.83      100.000             290701     0.5000
0000080117229            $33,831.17             7.990                      $248.51      25.489              290526     0.5000
0000080117245           $101,909.18             9.990                      $894.37      70.345              140601     0.5000
0000080117294            $21,456.06             11.780                     $255.00      98.696              140701     0.5000
0000080117302            $22,829.83             9.850                      $245.05      89.667              140526     0.5000
0000080117328            $98,920.63             10.480                     $904.11      84.615              140702     0.5000
0000080117351            $39,679.43             8.830                      $316.97      48.780              290601     0.5000
0000080117468            $63,942.02             9.910                      $557.40      73.563              140701     0.5000
0000080117575            $53,091.19             11.540                     $527.71      85.000              290610     0.5000
0000080117609            $26,634.15             9.980                      $356.51      98.067               90614     0.5000
0000080117633            $71,973.93             10.930                     $681.87      90.000              140701     0.5000
0000080117666            $41,982.38             10.250                     $376.37      70.000              140701     0.5000
0000080117757            $71,173.43             10.790                     $666.78      80.000              140701     0.5000
0000080117765            $79,140.14             10.760                     $739.91      90.000              290602     0.5000
0000080117997           $130,720.83             11.100                   $1,256.49      85.000              140607     0.5000
0000080118029            $59,446.90             9.980                      $521.28      85.000              140601     0.5000
0000080118169            $59,952.61             10.550                     $551.09      53.016              140701     0.5000
0000080118250           $103,958.50             10.480                     $949.77      77.323              290701     0.5000
0000080118318            $20,293.42             11.100                     $211.33      80.000              190601     0.5000
0000080118326            $57,876.34             9.500                      $487.70      55.238              140521     0.5000
0000080118417            $31,188.67             10.920                     $295.25      78.000              290701     0.5000
0000080118466            $93,487.25             11.010                     $892.08      80.000              140601     0.5000
0000080118888            $95,091.27             10.740                     $887.96      73.798              140503     0.5000
0000080119076            $98,253.32             9.490                      $826.69      80.000              140430     0.5000
0000080119217            $55,959.53             10.960                     $531.61      77.778              140601     0.5000
0000080119555           $139,849.65             9.100                    $1,136.56      78.212              140701     0.5000
0000080119605            $98,029.56             10.990                     $933.49      90.000              140601     0.5000
0000080120199            $21,791.73             10.350                     $241.15      83.881              140507     0.5000
0000080120207            $44,047.53             10.550                     $405.05      90.000              140513     0.5000
0000080120264            $16,076.45             10.550                     $182.91      89.474              140414     0.5000
0000080120389            $41,533.78             9.190                      $340.43      80.000              140511     0.5000
0000080120470            $62,375.45             9.500                      $525.54      79.114              140427     0.5000
0000080120512            $42,906.60             11.500                     $458.56      92.672              190601     0.5000
0000080120520            $31,612.38             10.750                     $355.97      80.000              140503     0.5000
0000080120546            $97,532.29             7.150                      $668.65      56.571              140517     0.5000
0000080120611            $29,862.75             10.625                     $333.95      68.918              140603     0.5000
0000080120660            $25,458.07             12.950                     $323.07      100.000             140514     0.5000
0000080120686            $12,971.41             11.000                     $147.76      79.969              140701     0.5000
0000080120710            $39,956.82             11.000                     $380.93      78.431              140524     0.5000
0000080120744            $17,496.14             12.290                     $214.52      99.059              140520     0.5000
0000080120843            $63,314.61             10.390                     $594.11      90.000              240521     0.5000
0000080120876           $123,139.12             9.950                    $1,077.06      85.000              140601     0.5000
0000080121254            $63,975.27             10.630                     $591.66      48.485              290701     0.5000
0000080121387            $16,878.16             10.200                     $184.77      65.238              140512     0.5000
0000080121668            $73,032.14             11.690                     $734.52      85.000              290604     0.5000
0000080121718           $190,171.50             11.050                   $1,824.25      90.000              131101     0.5000
0000080121726            $71,168.90             10.650                     $659.29      100.000             140701     0.5000
0000080121817            $89,960.19             10.000                     $789.81      67.164              140701     0.5000
0000080121874           $102,360.09             10.590                     $943.59      94.778              140701     0.5000
0000080122088           $127,000.00             12.500                   $1,355.42      92.098              140801     0.5000
0000080122278            $10,063.90             12.950                     $127.71      98.925              140510     0.5000
0000080122310            $80,662.61             10.990                     $768.40      85.000              140510     0.5000
0000080122674            $14,345.77             10.990                     $251.63      100.000              60510     0.5000
0000080122682            $16,018.83             12.990                     $205.50      100.000             140511     0.5000
0000080122757            $65,332.47             9.990                      $573.89      85.000              140419     0.5000
0000080122898            $64,731.54             11.100                     $622.01      90.000              140428     0.5000
0000080122922            $51,744.02             7.990                      $498.55      74.571              140505     0.5000
0000080122955            $82,371.10             9.650                      $702.33      85.000              290503     0.5000
0000080122963            $38,057.43             11.740                     $384.81      100.000             140505     0.5000
0000080122989            $40,472.23             11.990                     $446.76      97.596              190501     0.5000
0000080122997           $162,175.63             9.850                    $1,407.21      78.077              140501     0.5000
0000080123102            $10,516.81             9.990                      $113.85      80.303              140501     0.5000
0000080123136            $14,889.52             12.950                     $189.31      100.000             140430     0.5000
0000080123144            $44,507.13             8.750                      $449.75      74.998              140430     0.5000
0000080123151            $40,745.97             10.050                     $359.56      85.000              140421     0.5000
0000080123169            $13,208.09             10.600                     $147.85      93.915              140505     0.5000
0000080123177            $15,103.37             11.500                     $177.57      99.594              140503     0.5000
0000080123276            $85,357.37             8.950                      $684.88      79.167              140505     0.5000
0000080123524            $63,648.81             9.190                      $521.69      85.000              140430     0.5000
0000080126386            $84,075.07             9.990                      $737.86      84.150              140614     0.5000
0000080126444            $19,425.73             10.660                     $217.49      97.541              140701     0.5000
0000080126964            $76,058.34             8.050                      $733.28      71.495              140603     0.5000
0000080127087            $59,744.11             11.380                     $696.34      96.833              140601     0.5000
0000080127129           $143,139.43             10.210                   $1,278.96      79.556              140701     0.5000
0000080127228            $44,703.30             8.650                      $447.10      45.455              140701     0.5000
0000080127343            $43,653.96             12.350                     $538.02      99.707              140428     0.5000
0000080127368            $46,629.02             10.990                     $482.75      90.000              190518     0.5000
0000080127426            $55,062.76             11.240                     $579.34      85.000              190517     0.5000
0000080127566           $194,848.47             10.625                   $1,801.99      73.585              140601     0.5000
0000080127582           $229,403.75             10.250                   $2,056.56      85.000              290726     0.5000
0000080133424            $55,863.23             9.550                      $524.76      85.000              190601     0.5000
0000080133432            $55,584.77             10.250                     $547.76      90.000              190501     0.5000
0000080133440            $14,563.96             11.500                     $172.89      74.939              140415     0.5000
0000080133457            $16,030.67             10.990                     $205.61      79.519              140415     0.5000
0000080133481            $29,710.10             11.350                     $291.22      85.000              290401     0.5000
0000080133549            $18,664.46             11.990                     $272.48      79.904               90415     0.5000
0000080133556            $98,802.46             9.490                      $831.73      90.000              140401     0.5000
0000080133564            $26,907.90             7.990                      $225.67      72.973              190601     0.5000
0000080133580            $80,366.83             8.990                      $647.14      77.853              140501     0.5000
0000080133630            $95,587.25             7.990                      $703.74      78.689              290501     0.5000
0000080133655            $44,426.37             8.990                      $357.74      61.806              140601     0.5000
0000080133663            $18,840.60             11.500                     $268.54      77.049               90515     0.5000
0000080133689            $23,249.30             14.500                     $298.24      98.190              190515     0.5000
0000080133705            $23,763.06             7.990                      $294.70      50.625               90501     0.5000
0000080133721           $110,617.94             8.500                    $1,098.48      83.872              140501     0.5000
0000080133739           $117,738.71             8.990                      $948.61      71.515              290401     0.5000
0000080133754            $29,890.14             10.650                     $302.55      84.606              190515     0.5000
0000080133762            $32,400.31             11.990                     $357.63      89.534              190515     0.5000
0000080133788            $12,005.82             9.990                      $162.48      79.976               90415     0.5000
0000080133796           $231,711.71             8.350                    $1,763.07      75.000              290501     0.5000
0000080133804            $48,417.34             7.990                      $465.12      74.923              140601     0.5000
0000080133812            $53,920.50             9.550                      $456.04      90.000              290501     0.5000
0000080133820           $215,797.69             11.650                   $2,163.79      88.163              290501     0.5000
0000080133846            $33,673.81             10.500                     $337.45      84.886              190515     0.5000
0000080133853            $61,929.08             8.800                      $489.97      48.819              290601     0.5000
0000080133879            $31,655.93             8.990                      $285.90      69.890              190501     0.5000
0000080133895            $36,367.35             11.500                     $427.56      89.952              140515     0.5000
0000080133903           $102,419.94             8.250                      $877.63      76.866              190601     0.5000
0000080133911            $27,950.25             12.990                     $327.84      84.046              190615     0.5000
0000080133960            $72,097.73             8.500                      $713.94      76.316              140601     0.5000
0000080133986            $64,171.43             9.450                      $671.58      75.000              140601     0.5000
0000080133994            $73,350.78             7.990                      $538.80      75.000              140601     0.5000
0000080134141            $24,000.00             10.550                     $240.41      66.127              190806     0.5000
0000080134216            $27,807.15             11.200                     $321.77      74.657              140601     0.5000
0000080134232           $101,955.35             10.050                     $898.90      82.927              140701     0.5000
0000080134331            $44,981.85             10.430                     $409.28      90.000              140701     0.5000
0000080134463            $98,941.49             8.620                      $769.66      83.193              140701     0.5000
0000080134620           $314,860.64             10.000                   $2,764.36      88.732              290701     0.5000
0000080134653            $25,340.90             11.500                     $251.03      94.436              140701     0.5000
0000080134687           $134,786.97             8.875                    $1,075.65      79.525              290701     0.5000
0000080134760            $81,961.33             9.700                      $701.50      64.567              140701     0.5000
0000080134984           $219,869.71             8.610                    $1,708.79      68.750              140701     0.5000
0000080135056            $83,119.02             9.570                      $703.85      80.000              290701     0.5000
0000080135155            $43,964.87             10.500                     $402.49      84.987              290617     0.5000
0000080135320            $38,386.30             11.000                     $365.70      75.294              290701     0.5000
0000080135338            $48,839.21             10.900                     $461.76      85.000              290701     0.5000
0000080135411           $106,999.45             9.740                      $919.37      90.000              140601     0.5000
0000080135452           $107,954.90             10.270                     $969.40      80.000              140716     0.5000
0000080135460           $137,641.81             10.390                   $1,248.29      85.000              140706     0.5000
0000080135486            $52,883.43             11.000                     $602.40      100.000             140701     0.5000
0000080135627           $115,757.01             10.500                   $1,157.12      89.272              190801     0.5000
0000080135635           $139,824.32             9.950                    $1,223.00      89.712              140701     0.5000
0000080135676            $64,978.68             11.380                     $637.74      74.821              140701     0.5000
0000080135692            $44,142.55             9.930                      $473.62      90.000              140701     0.5000
0000080135734            $24,388.90             10.720                     $274.17      89.762              140701     0.5000
0000080137433            $13,940.64             11.440                     $163.01      80.000              140618     0.5000
0000080137748            $56,100.00             9.980                      $491.49      71.013              290726     0.5000
0000080137771            $47,680.84             10.450                     $434.55      90.000              290701     0.5000
0000080137789            $49,485.03             11.750                     $499.66      95.000              140701     0.5000
0000080137839           $109,919.02             10.875                   $1,037.18      53.659              140601     0.5000
0000080137961            $32,348.24             10.540                     $360.06      95.178              140609     0.5000
0000080138175            $26,530.26             9.075                      $275.06      77.143              140501     0.5000
0000080138217           $283,185.87             8.980                    $2,277.03      87.500              140701     0.5000
0000080138324           $104,000.00             10.375                     $941.63      80.000              290801     0.5000
0000080139132           $126,487.34             11.250                   $1,230.11      85.000              290701     0.5000
0000080139793            $99,799.52             12.100                   $1,108.07      95.686              190701     0.5000
0000080139991            $54,857.90             9.250                      $566.06      74.684              140801     0.5000
0000080140106            $49,932.55             7.990                      $366.53      58.140              140609     0.5000
0000080140353           $114,204.82             10.500                   $1,045.55      90.000              290614     0.5000
0000080140403            $96,843.03             11.900                     $989.27      85.000              140607     0.5000
0000080140551           $114,669.57             11.100                   $1,101.47      85.000              140602     0.5000
0000080140601           $377,957.47             10.700                   $3,516.68      85.000              140603     0.5000
0000080140726            $66,451.84             10.950                     $630.78      70.000              290630     0.5000
0000080141161            $29,988.71             10.750                     $280.04      65.990              290701     0.5000
0000080141179           $271,826.55             8.250                    $2,043.45      85.000              140701     0.5000
0000080141237            $64,589.19             9.125                      $590.06      79.726              190601     0.5000
0000080141377            $83,149.59             8.500                      $639.74      58.182              290801     0.5000
0000080141435           $101,471.08             10.250                     $910.44      92.677              140514     0.5000
0000080141450           $112,797.36             10.900                   $1,066.46      89.587              140527     0.5000
0000080141617            $16,002.27             11.990                     $193.12      92.677              140514     0.5000
0000080141773           $167,396.64             8.410                    $1,277.26      59.187              290801     0.5000
0000080141948            $23,951.96             12.000                     $288.04      99.363              140701     0.5000
0000080142185            $84,932.14             10.500                     $777.53      85.000              140618     0.5000
0000080142300           $310,057.21             11.650                   $3,107.94      85.000              290611     0.5000
0000080142342            $60,687.06             9.850                      $526.40      75.000              290611     0.5000
0000080142581            $48,782.27             10.940                     $555.09      84.860              140614     0.5000
0000080142748            $44,909.16             11.910                     $537.47      99.010              140701     0.5000
0000080142961           $174,240.51             9.880                    $1,520.25      64.815              140614     0.5000
0000080142995            $48,000.00             11.850                     $488.20      65.753              140722     0.5000
0000080143050            $99,712.13             9.340                      $921.71      52.632              190601     0.5000
0000080143134            $62,032.79             10.990                     $590.93      90.000              290501     0.5000
0000080143217           $229,739.54             9.610                    $1,951.18      88.745              140701     0.5000
0000080143498            $63,725.83             10.875                     $601.09      85.000              140621     0.5000
0000080143522           $228,000.00             11.990                   $2,343.49      80.000              140730     0.5000
0000080143555           $159,615.45             8.750                    $1,257.15      85.000              140701     0.5000
0000080143563            $69,958.01             11.810                     $709.81      93.220              140701     0.5000
0000080143704            $26,714.89             11.490                     $315.24      84.375              140614     0.5000
0000080143803            $93,662.16             9.750                      $805.46      75.000              290603     0.5000
0000080144249           $101,942.88             8.880                      $811.92      55.135              140701     0.5000
0000080144330            $30,466.34             10.900                     $288.16      78.922              140528     0.5000
0000080144421            $47,369.06             8.530                      $468.59      61.688              140701     0.5000
0000080144538            $24,648.98             11.920                     $296.37      89.995              140701     0.5000
0000080144561           $149,498.51             11.250                   $1,453.01      85.000              140530     0.5000
0000080144660            $39,920.80             11.500                     $396.12      43.478              131230     0.5000
0000080144710            $44,965.08             12.500                     $480.27      99.876              140525     0.5000
0000080144769           $110,432.83             11.750                   $1,115.40      78.929              140701     0.5000
0000080144975            $51,766.35             10.820                     $585.17      100.000             140701     0.5000
0000080145121           $149,305.78             10.500                   $1,658.10      63.484              140701     0.5000
0000080145170            $78,170.17             10.690                     $726.46      85.000              140701     0.5000
0000080145295            $93,224.79             8.390                      $917.16      74.405              140628     0.5000
0000080145402           $367,480.74             9.750                    $3,161.69      80.000              290501     0.5000
0000080145485            $45,729.50             9.940                      $399.46      75.000              140701     0.5000
0000080145493            $98,496.71             7.520                      $798.75      75.000              190701     0.5000
0000080145659            $19,961.79             12.490                     $246.38      96.858              140701     0.5000
0000080145709            $35,359.32             12.160                     $429.72      100.000             140701     0.5000
0000080145717            $29,759.00             9.700                      $281.68      60.816              190701     0.5000
0000080145725            $72,833.07             9.970                      $638.13      90.000              290621     0.5000
0000080145766           $189,909.07             9.630                    $1,615.68      79.498              290701     0.5000
0000080146004           $353,250.00             9.760                    $3,037.56      90.000              290801     0.5000
0000080146533           $113,870.45             12.440                   $1,210.31      85.000              140701     0.5000
0000080146756            $27,991.47             12.020                     $288.44      70.000              290701     0.5000
0000080147150           $170,029.58             10.310                   $1,531.86      83.382              290701     0.5000
0000080147283            $34,304.09             9.190                      $446.97      56.452               90514     0.5000
0000080147291            $15,862.85             11.200                     $183.87      89.984              140518     0.5000
0000080147317            $87,352.37             8.990                      $788.95      90.000              190521     0.5000
0000080147333            $61,395.67             8.870                      $489.11      75.000              290519     0.5000
0000080147358            $73,559.46             8.960                      $590.09      80.000              140708     0.5000
0000080147374            $36,308.40             8.500                      $279.70      75.000              290518     0.5000
0000080147457            $99,807.37             8.250                      $751.27      80.000              140512     0.5000
0000080147473            $55,924.88             9.990                      $491.03      72.727              290519     0.5000
0000080147515            $19,679.14             11.090                     $188.95      96.569              140601     0.5000
0000080147531            $43,457.88             11.500                     $430.78      99.964              140518     0.5000
0000080147564           $113,708.95             10.490                   $1,040.13      84.925              290610     0.5000
0000080147572            $76,384.65             11.900                     $781.01      90.000              140524     0.5000
0000080147606            $32,630.89             8.490                      $324.78      38.824              140503     0.5000
0000080147671            $33,486.28             11.250                     $352.55      95.455              190512     0.5000
0000080147689            $74,965.01             9.750                      $644.37      75.000              140629     0.5000
0000080147713            $53,890.34             7.990                      $395.86      75.000              290518     0.5000
0000080147721            $87,231.77             10.600                     $805.11      90.000              140521     0.5000
0000080147796            $23,611.46             10.990                     $244.47      95.853              190503     0.5000
0000080147804            $88,899.40             8.850                      $740.09      90.000              240503     0.5000
0000080147820            $32,821.85             11.550                     $386.55      99.336              140614     0.5000
0000080147838            $17,982.77             11.550                     $178.94      100.000             140518     0.5000
0000080147861            $45,618.05             8.600                      $354.64      50.220              290518     0.5000
0000080147903            $55,230.85             11.130                     $531.59      78.929              140623     0.5000
0000080147945            $21,400.00             11.310                     $225.43      94.979              190701     0.5000
0000080148034            $64,724.23             8.690                      $507.01      83.077              290611     0.5000
0000080148190            $24,495.58             11.750                     $266.60      100.000             190505     0.5000
0000080148232            $36,412.45             10.750                     $370.56      79.983              190503     0.5000
0000080148588            $11,302.79             11.990                     $137.95      95.833              140520     0.5000
0000080148687            $22,804.82             11.990                     $251.72      100.000             190512     0.5000
0000080148729            $10,377.55             10.850                     $107.31      97.222              190530     0.5000
0000080148844            $35,155.95             11.990                     $362.83      99.997              140511     0.5000
0000080148885            $78,240.79             7.990                      $574.73      80.000              140518     0.5000
0000080149057           $199,842.75             10.570                   $1,839.95      80.000              140623     0.5000
0000080149099            $24,451.70             12.160                     $296.57      98.918              140801     0.5000
0000080149131           $121,704.02             10.560                   $1,119.62      64.995              290601     0.5000
0000080149198            $65,500.74             11.880                     $667.91      89.753              140701     0.5000
0000080149206            $34,547.74             10.800                     $324.29      100.000             140504     0.5000
0000080149255           $138,133.39             8.250                    $1,039.76      80.000              140504     0.5000
0000080149305           $137,635.75             9.750                    $1,183.06      90.000              290701     0.5000
0000080149362            $60,323.09             10.600                     $556.56      85.000              140618     0.5000
0000080149404            $37,987.98             11.810                     $385.32      95.300              140701     0.5000
0000080149438           $180,919.24             9.960                    $1,583.06      77.021              140701     0.5000
0000080149701            $57,779.97             11.130                     $556.13      85.000              290621     0.5000
0000080149743            $15,008.96             10.270                     $138.68      90.000              290701     0.5000
0000080149891           $129,456.50             10.950                   $1,229.32      81.000              140522     0.5000
0000080149966            $95,212.12             9.920                      $831.57      90.000              290611     0.5000
0000080149982           $142,150.17             11.080                   $1,362.81      90.000              290701     0.5000
0000080150196           $106,276.83             10.400                     $964.61      79.343              140701     0.5000
0000080150444            $49,961.15             10.625                     $462.05      79.735              140701     0.5000
0000080150485           $110,411.79             10.500                   $1,010.79      85.000              140603     0.5000
0000080150535           $101,970.81             12.000                   $1,049.19      85.000              290701     0.5000
0000080150766           $101,565.69             11.250                     $986.81      79.375              140801     0.5000
0000080150824           $109,958.77             10.770                   $1,028.48      80.882              140701     0.5000
0000080150857            $62,941.36             12.610                     $720.66      98.559              190715     0.5000
0000080150907            $39,869.73             11.960                     $478.44      85.000              140625     0.5000
0000080151129            $60,207.48             11.990                     $744.64      89.986              130623     0.5000
0000080151319            $47,970.27             13.500                     $549.80      99.734              140522     0.5000
0000080151384            $41,969.50             10.990                     $399.66      95.000              140601     0.5000
0000080151418            $14,919.31             10.500                     $149.77      100.000             190507     0.5000
0000080151665            $26,500.00             9.270                      $218.39      85.000              140801     0.5000
0000080151806           $303,691.76             9.375                    $2,528.52      80.000              290701     0.5000
0000080151848           $164,000.00             10.740                   $1,529.68      80.000              140901     0.5000
0000080151871            $32,946.04             11.310                     $347.61      96.425              190701     0.5000
0000080151962           $173,911.48             9.340                    $1,442.82      84.878              290701     0.5000
0000080155815            $47,502.58             7.950                      $347.61      85.000              290603     0.5000
0000080155823            $73,956.18             8.610                      $574.77      57.813              140701     0.5000
0000080156011            $36,845.00             8.450                      $296.69      58.730              240501     0.5000
0000080156029            $71,856.63             9.500                      $605.42      90.000              290402     0.5000
0000080156037            $43,871.93             9.300                      $363.58      80.000              290408     0.5000
0000080156052            $45,832.64             10.700                     $465.46      79.997              190507     0.5000
0000080156060            $27,718.83             9.700                      $295.78      42.424              140501     0.5000
0000080156078            $72,831.24             8.800                      $929.41      67.273               90510     0.5000
0000080156086            $59,058.14             9.700                      $506.45      80.000              290319     0.5000
0000080156094           $114,753.67             9.800                      $992.26      47.917              290421     0.5000
0000080156102            $91,694.34             9.400                      $851.57      80.000              190503     0.5000
0000080156110            $70,022.00             10.400                     $636.91      90.000              290308     0.5000
0000080156128            $17,539.66             9.700                      $233.58      84.992               90405     0.5000
0000080156136            $57,708.46             10.950                     $548.27      85.000              140330     0.5000
0000080156144            $47,331.89             11.200                     $548.74      83.816              140419     0.5000
0000080156151            $88,327.77             8.200                      $661.77      72.541              290430     0.5000
0000080156169            $29,867.32             10.990                     $340.79      84.288              140616     0.5000
0000080156177            $31,453.15             9.500                      $264.87      70.000              290505     0.5000
0000080156185            $54,401.46             8.800                      $551.33      54.455              140414     0.5000
0000080156193           $145,985.06             7.700                    $1,043.07      71.019              290501     0.5000
0000080156201            $63,597.49             8.700                      $563.54      80.000              190409     0.5000
0000080156219            $49,522.34             10.250                     $544.98      83.490              140412     0.5000
0000080156227            $51,761.68             8.900                      $464.52      80.000              190501     0.5000
0000080156243            $24,838.76             9.300                      $259.08      66.716              140401     0.5000
0000080156250           $129,969.83             8.450                      $998.82      72.500              290329     0.5000
0000080156268            $48,228.37             8.990                      $494.17      78.629              140405     0.5000
0000080156276            $24,190.83             9.500                      $255.22      80.000              140414     0.5000
0000080156359           $112,455.30             10.500                   $1,029.08      82.117              140701     0.5000
0000080156375            $49,473.44             8.300                      $374.38      80.000              290503     0.5000
0000080156391            $17,450.09             11.500                     $205.61      100.000             140401     0.5000
0000080156755           $159,000.00             10.910                   $1,503.40      60.456              290901     0.5000
0000080156805            $19,269.34             11.580                     $226.56      85.000              140701     0.5000
0000080156839           $173,202.39             10.750                   $1,618.66      83.768              290701     0.5000
0000080156920            $56,890.35             9.220                      $467.28      85.000              140701     0.5000
0000080156946            $97,676.71             10.790                     $915.42      85.000              140617     0.5000
0000080156953            $30,980.63             11.625                     $309.95      72.093              290624     0.5000
0000080156979            $72,933.61             9.890                      $634.70      77.660              140701     0.5000
0000080157084            $63,969.37             9.630                      $544.23      80.000              140701     0.5000
0000080157092            $58,472.94             9.790                      $504.32      65.000              140701     0.5000
0000080157167           $157,463.91             12.990                   $1,741.03      90.000              290801     0.5000
0000080157241            $53,929.39             10.110                     $478.29      90.000              140514     0.5000
0000080157266            $26,281.71             12.990                     $290.73      90.000              140519     0.5000
0000080157530            $74,837.06             11.500                     $799.82      75.571              190615     0.5000
0000080157720           $104,519.19             8.900                      $837.31      72.414              131204     0.5000
0000080157738            $55,751.93             9.650                      $477.02      80.000              281101     0.5000
0000080157753            $35,372.94             8.140                      $346.95      76.923              140208     0.5000
0000080157761            $34,433.78             8.990                      $354.79      41.176              140128     0.5000
0000080157779            $37,066.05             8.990                      $493.83      66.102               81102     0.5000
0000080157787            $75,605.51             8.990                      $619.01      64.167              281216     0.5000
0000080157795            $57,306.23             8.990                      $598.07      69.412              140105     0.5000
0000080157811            $23,611.86             8.990                      $243.29      75.000              140216     0.5000
0000080157829           $143,004.20             8.000                    $1,056.63      80.000              281008     0.5000
0000080157837            $98,900.00             8.800                      $783.95      80.000              140226     0.5000
0000080157845            $55,584.54             8.290                      $420.78      79.714              290124     0.5000
0000080157852            $45,438.16             7.940                      $383.05      72.441              190111     0.5000
0000080157878           $197,449.93             8.990                    $1,591.73      75.000              290211     0.5000
0000080157894            $49,558.68             7.790                      $411.71      72.993              190405     0.5000
0000080157936            $57,226.93             7.940                      $442.28      80.000              240218     0.5000
0000080157944            $35,726.08             8.990                      $323.67      80.000              190305     0.5000
0000080157951            $69,853.81             8.990                      $633.86      77.901              190205     0.5000
0000080157969            $44,161.75             8.990                      $356.94      79.286              281104     0.5000
0000080157977            $32,911.08             9.400                      $352.99      73.913              130826     0.5000
0000080157985            $68,056.07             8.750                      $695.62      80.000              131214     0.5000
0000080157993           $221,579.44             8.250                    $1,676.83      80.000              280826     0.5000
0000080158009            $87,314.62             8.990                      $902.17      63.571              140119     0.5000
0000080158025            $45,095.20             8.990                      $471.36      75.000              131023     0.5000
0000080158033            $72,177.00             8.850                      $576.34      59.508              131026     0.5000
0000080158041            $63,351.19             8.150                      $626.82      79.268              131228     0.5000
0000080158058            $82,974.02             9.100                      $675.45      80.000              290222     0.5000
0000080158074            $19,028.65             8.750                      $250.65      26.938               81124     0.5000
0000080158082            $95,713.34             8.640                      $747.71      80.000              140228     0.5000
0000080158090            $27,706.47             9.290                      $229.34      32.681              290322     0.5000
0000080158108            $53,470.60             8.990                      $625.61      62.500              101221     0.5000
0000080158116            $60,160.26             7.750                      $585.95      75.000              130901     0.5000
0000080158124            $83,635.15             8.250                      $666.24      61.232              231130     0.5000
0000080158132            $64,697.79             8.150                      $483.76      68.421              140115     0.5000
0000080158140            $26,929.53             7.940                      $261.85      44.355              140128     0.5000
0000080158157           $139,906.26             11.310                   $1,366.15      87.500              140609     0.5000
0000080158165            $30,036.50             9.300                      $397.75      75.610               90225     0.5000
0000080158173            $98,393.90             8.290                      $783.21      46.698              240208     0.5000
0000080158199           $166,430.72             8.900                    $1,331.72      65.490              140222     0.5000
0000080158215            $39,467.46             8.990                      $318.35      32.327              140216     0.5000
0000080158223            $71,261.82             9.400                      $666.44      80.000              190120     0.5000
0000080158231            $42,424.65             10.050                     $374.54      85.000              140405     0.5000
0000080158264            $89,210.52             10.000                     $783.23      85.000              140701     0.5000
0000080158322            $43,751.41             12.750                     $549.49      99.587              140601     0.5000
0000080158454           $105,165.00             12.030                   $1,084.17      84.810              290801     0.5000
0000080158496            $65,411.22             12.490                     $698.01      85.000              140701     0.5000
0000080158603            $23,887.80             10.390                     $263.66      85.000              140701     0.5000
0000080158744            $97,263.86             11.600                     $971.23      85.000              140528     0.5000
0000080158785            $31,922.72             10.700                     $323.80      98.266              190701     0.5000
0000080159122            $99,971.39             12.000                   $1,028.61      97.380              140701     0.5000
0000080159148            $24,000.00             9.500                      $250.61      37.500              140801     0.5000
0000080159304            $30,756.17             11.990                     $316.22      85.000              290701     0.5000
0000080159510            $91,292.20             11.800                     $925.85      85.000              140623     0.5000
0000080160096            $41,885.28             9.750                      $398.38      73.612              190603     0.5000
0000080160427            $70,000.00             9.280                      $577.40      60.870              290901     0.5000
0000080160492           $182,474.63             8.950                    $1,638.38      74.592              190701     0.5000
0000080160500            $25,650.93             8.990                      $263.56      52.000              140315     0.5000
0000080160526            $23,553.62             12.250                     $263.99      99.524              190630     0.5000
0000080160567            $29,892.00             8.900                      $239.24      80.000              140401     0.5000
0000080160625            $47,440.66             9.850                      $455.58      90.000              190426     0.5000
0000080160682           $173,876.96             11.060                   $1,664.94      89.691              140621     0.5000
0000080161391           $109,697.14             9.750                      $943.35      90.000              140610     0.5000
0000080161441           $425,390.65             9.500                    $3,578.68      80.000              140701     0.5000
0000080161482            $91,656.38             11.930                   $1,005.77      97.246              190701     0.5000
0000080161631            $62,977.00             10.890                     $594.73      88.732              140701     0.5000
0000080161698            $63,500.17             8.990                      $512.49      75.893              140223     0.5000
0000080161862            $17,383.92             12.660                     $199.65      100.000             190701     0.5000
0000080161912            $46,981.32             10.500                     $429.93      79.661              290625     0.5000
0000080161961           $148,440.99             10.500                   $1,358.39      90.000              290630     0.5000
0000080161987            $23,448.48             11.060                     $268.11      71.537              140701     0.5000
0000080162035           $210,010.50             10.400                   $2,313.83      89.667              140801     0.5000
0000080162050            $73,970.40             10.470                     $675.25      74.747              290701     0.5000
0000080162076            $71,020.51             10.800                     $667.32      80.000              140507     0.5000
0000080162092           $144,291.76             9.650                    $1,230.88      76.862              140501     0.5000
0000080162100            $33,350.03             9.790                      $356.77      80.000              140426     0.5000
0000080162118            $89,138.85             10.800                     $836.49      85.000              290501     0.5000
0000080162126            $67,070.10             10.550                     $616.76      85.000              140503     0.5000
0000080162134            $55,180.62             10.500                     $505.40      85.000              140510     0.5000
0000080162142            $38,598.89             9.350                      $402.69      59.209              140501     0.5000
0000080162159            $91,855.79             9.250                      $756.87      80.000              290510     0.5000
0000080162167            $61,576.83             10.600                     $568.33      82.167              290507     0.5000
0000080162191            $72,168.11             11.250                     $701.74      85.000              290430     0.5000
0000080162209            $48,928.62             10.800                     $459.25      70.000              290427     0.5000
0000080162225            $54,317.34             9.400                      $453.47      80.000              290428     0.5000
0000080162233            $93,908.25             9.390                      $783.71      83.644              140413     0.5000
0000080162241            $24,483.13             9.200                      $319.41      16.026               90421     0.5000
0000080162258            $85,693.06             8.600                      $666.60      67.638              140501     0.5000
0000080162274            $63,935.43             9.400                      $533.49      80.000              140601     0.5000
0000080162282            $51,933.28             10.200                     $464.05      80.000              140426     0.5000
0000080162290            $51,381.31             9.800                      $444.36      68.667              140510     0.5000
0000080162308           $131,591.54             10.500                   $1,205.17      77.500              140501     0.5000
0000080162316            $24,953.74             9.850                      $216.63      79.713              140413     0.5000
0000080162340            $99,034.52             8.950                      $794.62      80.000              140505     0.5000
0000080162365            $52,572.84             9.400                      $488.73      80.000              190507     0.5000
0000080162373            $43,797.72             8.750                      $345.37      67.538              140501     0.5000
0000080162399            $62,164.62             10.550                     $625.84      85.000              190501     0.5000
0000080162431            $54,900.00             11.050                     $524.90      90.000              290801     0.5000
0000080162464            $51,979.82             10.610                     $479.95      80.000              140701     0.5000
0000080162480           $107,735.97             8.880                      $962.49      65.000              190701     0.5000
0000080162720            $77,621.91             8.800                      $615.23      90.000              290405     0.5000
0000080162738            $83,456.20             8.250                      $715.87      85.000              190330     0.5000
0000080162779            $67,352.35             9.050                      $545.56      90.000              290416     0.5000
0000080162860            $49,877.68             10.600                     $502.56      73.529              190701     0.5000
0000080163397            $28,531.66             10.780                     $290.94      99.968              190618     0.5000
0000080163603           $147,776.35             9.990                    $1,297.72      78.307              290401     0.5000
0000080163611            $50,335.89             10.240                     $451.27      69.041              140517     0.5000
0000080163629           $107,903.84             9.990                      $946.98      80.000              140525     0.5000
0000080163637            $26,891.25             11.990                     $323.88      100.000             140525     0.5000
0000080163652            $97,088.97             10.740                     $906.62      78.387              140513     0.5000
0000080163660            $49,273.10             12.240                     $516.24      85.000              140525     0.5000
0000080163710            $62,007.61             9.500                      $522.18      90.000              140527     0.5000
0000080163736            $24,243.24             13.990                     $302.00      97.984              190513     0.5000
0000080163744           $177,441.86             9.990                    $1,557.26      76.552              140520     0.5000
0000080163751           $109,681.18             10.990                   $1,044.83      90.000              140519     0.5000
0000080163777            $75,881.36             10.240                     $680.48      78.351              140426     0.5000
0000080163785            $56,626.31             10.490                     $518.24      90.000              140524     0.5000
0000080163793            $93,367.38             10.490                     $854.59      74.800              140524     0.5000
0000080163801            $31,329.62             10.740                     $355.26      70.000              140512     0.5000
0000080163819             $7,464.78             12.990                     $113.44      83.516               90429     0.5000
0000080163827            $30,319.46             9.990                      $266.56      66.813              140429     0.5000
0000080163835           $138,432.94             10.490                   $1,266.80      90.000              140524     0.5000
0000080163843            $82,289.47             9.990                      $722.52      76.296              140525     0.5000
0000080163868            $59,968.47             11.240                     $582.60      89.597              290517     0.5000
0000080163876            $32,297.36             11.750                     $351.13      100.000             190524     0.5000
0000080163884           $129,443.78             10.490                   $1,184.54      80.000              140524     0.5000
0000080163900            $82,694.70             10.240                     $741.36      80.000              140507     0.5000
0000080163918            $71,809.33             9.990                      $694.34      80.000              190527     0.5000
0000080163926            $17,927.50             11.990                     $215.92      100.000             140527     0.5000
0000080163934            $30,837.11             11.990                     $340.03      89.871              190520     0.5000
0000080163942            $68,744.91             9.990                      $603.70      85.000              140524     0.5000
0000080163991            $41,549.83             10.490                     $380.23      72.982              140524     0.5000
0000080164031           $111,849.78             9.990                      $982.06      78.322              140514     0.5000
0000080164049            $98,846.69             11.990                   $1,017.57      88.393              140506     0.5000
0000080164056            $58,959.88             11.240                     $572.60      74.684              140525     0.5000
0000080164064           $114,174.62             10.240                   $1,023.58      79.944              140518     0.5000
0000080164072            $63,922.85             10.490                     $584.96      80.000              140511     0.5000
0000080164080            $49,458.43             10.990                     $471.03      90.000              140421     0.5000
0000080164106            $61,507.29             10.490                     $563.02      65.882              290427     0.5000
0000080164122            $45,167.55             10.990                     $430.11      80.000              140527     0.5000
0000080164130           $107,847.27             9.740                      $927.10      80.000              140512     0.5000
0000080164247            $89,995.78             10.990                     $929.39      85.000              190701     0.5000
0000080164320           $123,660.10             8.900                    $1,032.13      80.000              240507     0.5000
0000080164395           $186,237.10             11.250                   $1,809.46      89.567              290701     0.5000
0000080164502            $36,656.50             10.490                     $335.89      81.667              140603     0.5000
0000080164544            $83,898.90             8.550                      $648.87      80.000              140609     0.5000
0000080164619            $20,985.77             11.250                     $203.96      100.000             140609     0.5000
0000080164874            $10,796.22             11.090                     $103.59      100.000             290701     0.5000
0000080164999            $13,000.00             10.870                     $133.04      81.037              190801     0.5000
0000080165095           $162,920.71             10.060                   $1,437.67      88.108              140701     0.5000
0000080165137            $70,528.66             11.750                     $712.14      85.000              140701     0.5000
0000080165160            $54,346.05             9.480                      $456.63      80.000              290616     0.5000
0000080165269            $19,476.47             10.670                     $196.92      78.260              190801     0.5000
0000080165285            $27,349.04             12.770                     $342.54      99.999              140706     0.5000
0000080165350           $202,266.13             8.750                    $1,593.07      81.000              140621     0.5000
0000080165574            $48,693.11             8.700                      $381.78      65.000              140701     0.5000
0000080165582            $48,689.78             10.490                     $486.38      65.000              190701     0.5000
0000080165632            $65,208.08             11.500                     $646.17      75.000              140601     0.5000
0000080165657            $19,564.92             10.800                     $271.13      85.000               90510     0.5000
0000080165756            $48,773.14             10.920                     $672.76      70.813               90628     0.5000
0000080166200            $75,935.83             10.240                     $680.48      80.000              140525     0.5000
0000080166218            $57,914.08             11.990                     $700.53      80.000              140401     0.5000
0000080166515            $54,352.82             12.000                     $559.57      80.000              140504     0.5000
0000080166820            $73,395.04             9.600                      $690.87      80.000              190601     0.5000
0000080166929           $184,335.72             9.990                    $1,617.76      90.000              140601     0.5000
0000080166978            $91,656.21             10.490                     $839.05      85.000              140519     0.5000
0000080166994           $103,785.38             11.490                   $1,028.32      78.727              140505     0.5000
0000080167018            $73,915.92             12.990                     $817.46      85.000              290525     0.5000
0000080167042            $71,933.87             11.740                     $726.23      90.000              140423     0.5000
0000080167067            $60,227.31             10.490                     $551.14      90.000              140519     0.5000
0000080167083           $101,563.61             9.990                      $891.74      90.000              140525     0.5000
0000080167141            $95,945.11             8.780                      $757.29      80.000              140701     0.5000
0000080167158            $23,989.38             10.000                     $210.62      100.000             140701     0.5000
0000080167190            $44,965.22             10.650                     $416.69      90.000              290624     0.5000
0000080167851            $71,391.86             9.110                      $580.41      83.838              140701     0.5000
0000080167877            $56,479.85             11.000                     $538.07      84.962              290701     0.5000
0000080167893           $100,733.55             11.380                     $988.99      90.000              140701     0.5000
0000080168263           $449,830.58             10.750                   $4,200.67      90.000              140701     0.5000
0000080168289            $64,942.44             12.975                     $760.37      91.112              190701     0.5000
0000080168602           $239,191.23             9.875                    $2,078.83      84.000              140701     0.5000
0000080168701            $49,797.17             11.990                     $550.20      98.000              190618     0.5000
0000080168776            $29,988.59             8.900                      $304.02      51.102              140701     0.5000
0000080168826            $97,395.84             9.125                      $793.29      75.000              140701     0.5000
0000080168859            $23,222.24             10.750                     $236.04      95.000              190801     0.5000
0000080168867             $9,977.77             11.330                     $105.48      78.555              190701     0.5000
0000080170673            $19,955.43             10.860                     $225.57      94.247              140801     0.5000
0000080170814            $30,000.00             11.690                     $354.09      70.783              140801     0.5000
0000080170822            $68,888.99             8.430                      $595.74      63.889              190801     0.5000
0000080170947           $143,903.59             11.310                   $1,405.18      90.000              140702     0.5000
0000080171101            $98,000.00             8.670                      $765.37      52.128              290801     0.5000
0000080171218            $31,432.99             11.390                     $365.78      99.693              140630     0.5000
0000080171317            $63,953.91             7.650                      $454.09      68.817              140625     0.5000
0000080171440            $15,732.72             11.850                     $190.49      98.197              140630     0.5000
0000080171515            $57,733.13             10.990                     $596.22      85.000              190618     0.5000
0000080171630            $67,470.71             10.090                     $596.85      79.412              290622     0.5000
0000080171671            $78,170.62             10.760                     $730.57      85.000              140701     0.5000
0000080171747            $86,601.42             10.610                     $967.64      87.000              140628     0.5000
0000080171838            $58,419.53             11.230                     $567.30      90.000              140623     0.5000
0000080171846            $74,972.29             10.930                     $710.28      77.320              140701     0.5000
0000080171861           $119,415.87             9.950                    $1,285.86      53.333              140528     0.5000
0000080171895            $37,718.84             9.850                      $404.87      58.462              140423     0.5000
0000080171960            $79,337.53             11.800                     $949.86      98.160              140423     0.5000
0000080171986            $29,609.91             12.500                     $340.84      96.151              190511     0.5000
0000080172000            $15,271.13             12.550                     $174.37      79.000              190525     0.5000
0000080172018            $35,930.68             12.400                     $406.48      99.847              190505     0.5000
0000080172034            $86,624.01             11.950                     $888.47      85.000              140512     0.5000
0000080172075            $50,859.52             12.290                     $535.11      85.000              140413     0.5000
0000080172083            $56,038.79             10.950                     $532.13      85.000              140517     0.5000
0000080172117            $47,561.18             10.400                     $431.86      80.000              290601     0.5000
0000080172125            $49,584.20             11.990                     $599.76      78.558              140510     0.5000
0000080172133            $35,979.43             11.350                     $381.26      68.882              190526     0.5000
0000080172166            $24,581.27             11.550                     $291.67      95.582              140519     0.5000
0000080172174            $27,771.59             11.250                     $270.01      89.825              140601     0.5000
0000080172190            $59,460.94             11.400                     $584.69      85.000              290524     0.5000
0000080172216            $11,875.82             12.000                     $131.03      100.000             190601     0.5000
0000080172224            $38,775.39             12.550                     $481.95      100.000             140603     0.5000
0000080172232            $22,850.32             12.100                     $281.14      99.911              140501     0.5000
0000080172257            $16,267.31             12.050                     $197.36      100.000             140503     0.5000
0000080172331            $27,384.69             9.600                      $258.13      47.826              190510     0.5000
0000080172356            $15,866.79             11.550                     $186.25      79.914              140701     0.5000
0000080172372            $61,975.04             9.450                      $519.91      52.627              140412     0.5000
0000080172398            $73,212.15             12.350                     $827.30      97.830              190426     0.5000
0000080172612           $125,658.53             8.990                    $1,012.92      63.000              290629     0.5000
0000080172745            $34,944.59             11.825                     $355.31      99.974              140701     0.5000
0000080172752             $8,479.40             11.210                      $97.74      77.206              140701     0.5000
0000080172760            $28,589.54             14.000                     $338.87      99.964              140701     0.5000
0000080172794            $47,336.41             11.990                     $487.20      100.000             140701     0.5000
0000080172877            $26,889.81             11.850                     $321.45      94.596              140701     0.5000
0000080172984           $149,298.24             10.750                   $1,400.23      68.182              140119     0.5000
0000080173289            $91,734.38             11.010                     $874.93      85.000              140701     0.5000
0000080173339             $9,979.80             11.900                     $119.37      92.658              140701     0.5000
0000080173651            $82,469.78             10.875                     $777.88      94.897              140701     0.5000
0000080175086            $46,635.66             9.350                      $388.41      80.000              140201     0.5000
0000080175458            $35,923.95             11.430                     $418.95      90.000              140728     0.5000
0000080175490            $39,900.80             9.700                      $422.53      66.667              140701     0.5000
0000080175557            $81,600.00             9.680                      $696.88      80.000              140801     0.5000
0000080175607            $84,913.37             9.350                      $705.44      51.515              140701     0.5000
0000080175821           $111,732.64             10.720                   $1,040.88      80.414              290701     0.5000
0000080175904           $255,000.00             11.220                   $2,470.91      85.000              140801     0.5000
0000080175938            $33,967.23             11.520                     $337.22      100.000             140701     0.5000
0000080175995            $48,191.07             11.250                     $557.73      100.000             140624     0.5000
0000080176134           $149,854.17             11.700                   $1,507.36      84.996              140701     0.5000
0000080176183            $30,766.23             9.000                      $247.82      40.000              290601     0.5000
0000080176191           $300,000.00             12.750                   $3,260.08      84.889              140801     0.5000
0000080176894            $33,734.08             9.700                      $288.73      75.000              290801     0.5000
0000080176902            $55,212.44             11.240                     $536.20      85.000              290701     0.5000
0000080177009           $295,883.63             10.550                   $2,718.70      80.000              140630     0.5000
0000080177132           $110,142.01             9.540                      $930.27      75.000              140601     0.5000
0000080177140            $39,900.87             10.500                     $399.35      54.054              190607     0.5000
0000080177314            $59,980.40             11.400                     $589.60      80.000              140701     0.5000
0000080177371            $99,884.52             8.750                      $786.70      80.000              140615     0.5000
0000080177397            $24,983.04             11.250                     $242.82      96.800              140615     0.5000
0000080177413            $80,891.33             9.990                      $710.24      63.780              290601     0.5000
0000080177447            $46,500.00             11.910                     $509.09      76.600              190801     0.5000
0000080177488            $42,785.01             11.080                     $410.18      73.793              140701     0.5000
0000080177603            $24,904.08             12.500                     $308.13      100.000             140701     0.5000
0000080178288           $187,422.16             10.510                   $1,716.54      89.286              290701     0.5000
0000080178304            $66,561.69             8.750                      $523.94      90.000              140712     0.5000
0000080178429            $68,913.52             10.380                     $683.33      88.980              190720     0.5000
0000080178619            $35,652.31             11.500                     $353.53      70.000              140416     0.5000
0000080178635            $58,928.39             10.490                     $589.40      85.000              190524     0.5000
0000080178650            $53,297.46             10.950                     $550.92      90.000              190413     0.5000
0000080178676            $55,682.17             9.800                      $481.80      65.694              140326     0.5000
0000080178700            $62,807.78             10.990                     $598.54      85.000              140423     0.5000
0000080178726            $42,622.99             11.350                     $422.87      90.000              140308     0.5000
0000080178742            $62,967.06             11.430                     $620.52      90.000              140603     0.5000
0000080178783            $52,152.54             9.890                      $453.85      90.000              140601     0.5000
0000080178825            $57,437.47             10.240                     $774.20      80.000               90601     0.5000
0000080178932            $56,759.22             10.990                     $540.09      80.000              140510     0.5000
0000080178940            $15,901.02             11.790                     $189.87      98.765              140514     0.5000
0000080178973           $152,954.75             11.850                   $1,556.13      90.000              290701     0.5000
0000080179021            $53,926.55             9.750                      $512.20      90.000              190623     0.5000
0000080179328            $72,879.82             10.400                     $662.34      84.884              140421     0.5000
0000080179393            $88,201.29             8.950                      $706.91      73.849              290701     0.5000
0000080179468            $60,350.00             10.990                     $574.27      85.000              140723     0.5000
0000080179518            $46,374.69             12.250                     $487.27      98.167              140701     0.5000
0000080179633            $49,233.37             11.250                     $478.35      85.000              140801     0.5000
0000080179690            $62,477.96             10.700                     $581.54      90.000              140524     0.5000
0000080179708            $22,953.27             12.000                     $253.25      84.750              190615     0.5000
0000080179849            $64,454.94             11.250                     $677.82      84.444              190601     0.5000
0000080179955            $59,927.35             10.830                     $563.70      80.000              140801     0.5000
0000080179963            $39,925.95             9.875                      $347.34      62.992              290801     0.5000
0000080180110           $121,500.00             9.860                    $1,053.70      90.000              290801     0.5000
0000080180219           $123,000.00             10.820                   $1,254.56      83.673              190801     0.5000
0000080180326            $59,844.98             9.250                      $617.52      37.267              140707     0.5000
0000080180367            $17,523.24             11.140                     $201.59      99.940              140630     0.5000
0000080180466            $39,488.45             11.900                     $403.26      84.043              290720     0.5000
0000080180482            $41,179.91             12.740                     $447.40      99.641              140701     0.5000
0000080180490           $239,890.96             9.875                    $2,084.04      85.714              290701     0.5000
0000080180516            $59,938.32             11.875                     $655.43      85.714              190701     0.5000
0000080180565            $93,560.32             10.200                     $835.28      80.000              290701     0.5000
0000080180623            $61,182.49             12.000                     $629.51      83.836              290701     0.5000
0000080180714            $39,800.00             12.000                     $480.07      50.270              140701     0.5000
0000080180748            $15,189.59             11.200                     $147.05      38.974              290701     0.5000
0000080180755           $179,792.12             8.750                    $1,416.06      80.000              140601     0.5000
0000080180763            $71,869.62             9.950                      $629.19      80.000              290401     0.5000
0000080180789            $70,401.87             9.950                      $616.08      84.940              290501     0.5000
0000080180813            $95,905.02             9.000                      $776.06      84.978              281001     0.5000
0000080180821           $130,255.55             9.790                    $1,125.03      90.000              140401     0.5000
0000080180839            $58,628.75             8.000                      $568.61      57.212              140401     0.5000
0000080180847            $48,233.44             11.950                     $583.51      65.000              140301     0.5000
0000080180854            $58,912.52             10.990                     $563.33      74.000              290601     0.5000
0000080180862            $69,524.85             11.000                     $662.82      80.000              290601     0.5000
0000080181159            $73,880.73             11.650                     $740.80      85.000              140427     0.5000
0000080181209            $71,860.11             8.350                      $545.98      60.000              290501     0.5000
0000080181241            $21,373.82             12.350                     $262.90      94.523              140427     0.5000
0000080181548            $76,022.48             11.400                     $747.32      90.000              140701     0.5000
0000080181589            $88,365.99             10.650                     $818.56      80.000              140701     0.5000
0000080181605            $19,194.45             11.950                     $196.75      97.376              140701     0.5000
0000080181712            $57,939.61             9.250                      $477.16      49.153              140628     0.5000
0000080181753           $225,200.00             11.240                   $2,185.57      84.981              140801     0.5000
0000080181829            $57,357.85             9.900                      $501.23      80.000              131120     0.5000
0000080181837            $55,078.25             10.970                     $626.37      79.977              140701     0.5000
0000080182116            $68,453.85             7.980                      $501.68      64.623              290701     0.5000
0000080182132            $82,397.56             10.990                     $850.99      83.333              190621     0.5000
0000080182520            $55,956.72             10.650                     $518.54      78.873              290701     0.5000
0000080182595            $90,500.00             8.500                      $785.38      53.235              190707     0.5000
0000080182801            $58,885.55             11.910                     $645.95      79.867              190701     0.5000
0000080182819            $44,943.56             10.375                     $445.50      86.439              190801     0.5000
0000080183031            $14,946.18             10.720                     $167.64      80.000              140708     0.5000
0000080183064           $125,759.62             11.480                   $1,243.87      89.857              290701     0.5000
0000080183114            $89,889.68             10.550                     $901.57      88.235              190701     0.5000
0000080183122            $22,945.37             10.170                     $249.56      92.727              140701     0.5000
0000080183395            $20,439.69             12.750                     $236.54      99.520              190503     0.5000
0000080183445            $98,964.63             10.990                     $942.05      90.000              140701     0.5000
0000080183452            $47,928.04             8.990                      $431.56      64.000              190723     0.5000
0000080183551            $35,157.56             10.490                     $321.73      80.000              140515     0.5000
0000080183569           $137,849.87             10.940                   $1,307.48      64.765              140601     0.5000
0000080183577            $42,358.27             10.710                     $477.03      89.996              140525     0.5000
0000080183585            $59,466.96             12.160                     $619.37      85.000              140602     0.5000
0000080183593            $80,916.09             11.190                     $783.04      90.000              140517     0.5000
0000080183601            $33,768.92             12.420                     $416.07      98.288              140601     0.5000
0000080183619            $13,921.16             10.350                     $153.46      100.000             140603     0.5000
0000080183627            $62,350.18             10.500                     $570.80      65.000              140526     0.5000
0000080183635            $18,631.82             11.590                     $220.11      99.964              140524     0.5000
0000080183643            $41,976.84             12.190                     $438.17      61.765              140519     0.5000
0000080183650           $124,823.49             11.790                   $1,265.09      85.000              140521     0.5000
0000080183668           $104,391.96             11.200                   $1,011.01      84.959              140525     0.5000
0000080183676            $62,876.02             11.240                     $661.65      99.997              190528     0.5000
0000080183692            $79,914.05             10.750                     $746.79      72.727              140601     0.5000
0000080183700            $98,535.54             11.420                     $970.42      85.000              140528     0.5000
0000080183718            $46,753.06             11.340                     $457.76      90.000              140526     0.5000
0000080183726            $98,529.20             10.990                     $938.25      85.000              140601     0.5000
0000080183734            $59,742.59             9.490                      $558.89      69.767              190514     0.5000
0000080183759            $91,896.02             10.790                     $861.58      80.000              140526     0.5000
0000080183767            $41,423.73             11.450                     $484.65      80.000              140601     0.5000
0000080183775           $133,864.25             11.340                   $1,311.64      90.000              140514     0.5000
0000080183783            $32,877.40             10.540                     $330.36      99.882              190603     0.5000
0000080183791            $59,733.63             10.950                     $680.08      98.333              140603     0.5000
0000080183809            $37,760.68             10.300                     $341.94      70.370              140528     0.5000
0000080183817            $82,880.63             9.660                      $707.62      56.043              140519     0.5000
0000080183825            $87,868.83             9.490                      $739.31      80.000              290520     0.5000
0000080183833            $25,245.96             11.790                     $300.83      79.978              140601     0.5000
0000080183841            $88,539.74             10.390                     $803.64      90.000              140517     0.5000
0000080183858           $139,287.24             10.640                   $1,290.23      89.968              140517     0.5000
0000080183866            $81,425.08             11.600                     $875.84      85.000              190526     0.5000
0000080183874            $22,348.34             10.870                     $253.91      99.948              140517     0.5000
0000080183890            $14,897.19             10.690                     $167.59      84.868              140528     0.5000
0000080183924            $20,861.31             11.090                     $239.88      89.881              140519     0.5000
0000080183932            $24,799.54             8.990                      $253.42      50.000              140520     0.5000
0000080183940            $27,871.35             10.790                     $261.29      80.870              140528     0.5000
0000080183957           $175,372.62             10.940                   $1,663.38      84.783              140526     0.5000
0000080183965            $35,168.01             11.790                     $356.40      81.590              140518     0.5000
0000080183973            $64,688.25             8.790                      $511.64      80.000              140526     0.5000
0000080183981           $101,478.85             10.540                     $932.42      89.515              140526     0.5000
0000080183999           $132,291.03             10.510                   $1,212.57      79.789              140601     0.5000
0000080184005           $104,648.85             11.340                   $1,108.20      71.470              190521     0.5000
0000080184021            $16,621.57             10.710                     $156.32      89.845              140601     0.5000
0000080184039            $97,095.96             11.040                     $928.60      82.723              290517     0.5000
0000080184047           $122,749.76             9.490                    $1,294.10      80.000              140524     0.5000
0000080184054            $71,965.82             12.860                     $788.60      84.706              140603     0.5000
0000080184062            $22,100.70             10.870                     $250.52      91.038              140608     0.5000
0000080184070            $96,868.43             11.510                     $960.34      85.000              140609     0.5000
0000080184088            $25,944.19             11.590                     $278.89      65.000              190603     0.5000
0000080184096            $38,343.91             11.920                     $460.09      99.884              140601     0.5000
0000080184104            $24,980.03             10.500                     $228.69      66.667              140524     0.5000
0000080184112            $45,793.30             10.370                     $414.96      84.907              290521     0.5000
0000080184138            $84,535.03             10.680                     $785.28      69.975              140609     0.5000
0000080184146            $20,306.77             11.670                     $219.41      95.942              190601     0.5000
0000080184153            $17,771.92             11.110                     $204.12      86.939              140609     0.5000
0000080184161            $33,776.39             11.120                     $324.96      100.000             140701     0.5000
0000080184179            $14,305.59             11.170                     $165.22      100.000             140607     0.5000
0000080184187            $86,342.53             11.340                     $845.08      90.000              140609     0.5000
0000080184195           $107,861.65             12.260                   $1,132.04      85.000              140528     0.5000
0000080184203            $57,526.90             10.250                     $516.16      80.000              140607     0.5000
0000080184211            $51,364.44             11.160                     $495.72      63.457              140525     0.5000
0000080184229            $91,908.94             9.490                      $772.92      80.000              140608     0.5000
0000080184237            $22,986.73             11.990                     $236.41      100.000             140608     0.5000
0000080184245           $135,079.62             9.990                    $1,185.48      80.000              140701     0.5000
0000080184260            $16,328.33             11.120                     $187.64      99.951              140608     0.5000
0000080184328            $20,015.94             11.590                     $235.96      99.854              140601     0.5000
0000080184336           $127,908.28             11.000                   $1,218.98      80.000              140601     0.5000
0000080184385             $7,866.95             12.500                      $97.15      100.000             140801     0.5000
0000080184393           $172,000.00             10.800                   $1,612.06      77.130              290901     0.5000
0000080184427           $155,951.45             11.620                   $1,559.15      65.000              290720     0.5000
0000080184641           $102,446.86             9.250                      $843.24      53.947              290701     0.5000
0000080184674           $136,000.00             10.910                   $1,285.92      69.744              290801     0.5000
0000080184732            $43,980.54             10.000                     $386.13      80.000              290721     0.5000
0000080186562           $399,560.48             8.990                    $3,215.61      69.565              140601     0.5000
0000080186570            $91,509.74             8.950                      $930.39      73.600              140601     0.5000
0000080186612            $88,670.98             9.990                      $778.19      85.000              140601     0.5000
0000080186653            $41,097.82             11.900                     $421.44      80.000              140608     0.5000
0000080186661            $94,951.67             12.550                   $1,017.58      53.672              290601     0.5000
0000080186695            $19,983.99             10.490                     $182.80      46.512              140611     0.5000
0000080186703            $75,914.97             9.200                      $622.48      78.351              290701     0.5000
0000080186729            $59,447.12             10.000                     $522.16      83.803              290601     0.5000
0000080186778            $23,950.00             10.310                     $320.63      82.459               90801     0.5000
0000080186794            $69,949.31             10.950                     $663.98      42.945              140623     0.5000
0000080186984            $15,857.15             10.990                     $181.76      100.000             140426     0.5000
0000080187040           $115,119.61             11.120                   $1,107.53      90.000              140601     0.5000
0000080187800           $105,752.19             9.900                      $920.66      81.385              140701     0.5000
0000080187925            $18,312.67             11.990                     $201.92      87.214              190615     0.5000
0000080187941            $69,880.49             9.850                      $611.33      85.000              290401     0.5000
0000080188808            $51,236.74             12.450                     $544.98      96.624              140615     0.5000
0000080188824            $54,974.66             12.990                     $607.98      96.402              140615     0.5000
0000080188832            $16,952.93             12.750                     $196.15      99.939              190515     0.5000
0000080188865            $44,539.68             9.250                      $576.15      84.906               90601     0.5000
0000080188915            $45,713.48             10.500                     $418.49      75.000              140601     0.5000
0000080188949           $179,159.38             9.370                    $1,490.26      75.000              140801     0.5000
0000080188980           $107,027.66             11.270                   $1,041.85      84.983              140615     0.5000
0000080188998            $11,670.05             10.250                     $114.85      73.066              190615     0.5000
0000080189004            $66,684.85             8.990                      $536.41      85.000              140701     0.5000
0000080189020            $45,706.08             10.750                     $515.64      100.000             140801     0.5000
0000080189046            $56,669.43             10.570                     $521.63      90.000              140630     0.5000
0000080189053            $36,889.99             12.240                     $386.39      90.000              290701     0.5000
0000080189103            $87,745.60             10.990                     $907.21      69.355              190615     0.5000
0000080189111            $19,759.71             11.990                     $217.88      74.146              190615     0.5000
0000080189145           $191,530.84             8.800                    $1,515.35      65.000              290601     0.5000
0000080189202            $47,551.86             13.250                     $536.99      99.884              140615     0.5000
0000080189269           $199,535.18             10.990                   $2,063.02      56.685              190615     0.5000
0000080189319            $16,415.52             9.680                      $141.34      89.729              140701     0.5000
0000080189335           $112,403.61             10.170                   $1,001.43      90.000              140701     0.5000
0000080189350            $11,974.46             11.650                     $129.21      48.486              190615     0.5000
0000080189384            $23,485.47             11.670                     $235.77      99.647              140701     0.5000
0000080189483            $68,805.59             10.250                     $755.34      90.000              140601     0.5000
0000080189541            $20,210.22             12.250                     $226.51      79.988              190615     0.5000
0000080190069            $87,721.46             11.420                     $863.63      88.636              140701     0.5000
0000080190309           $141,413.92             8.480                    $1,086.01      71.465              290625     0.5000
0000080190606            $74,965.01             9.750                      $644.37      45.455              290706     0.5000
0000080190804           $349,910.42             12.500                   $3,735.41      84.545              140701     0.5000
0000080190853            $62,979.11             11.330                     $615.72      90.000              140801     0.5000
0000080190887            $60,441.65             9.490                      $634.00      64.973              140528     0.5000
0000080190903            $22,819.46             12.790                     $287.84      100.000             140526     0.5000
0000080190929           $134,388.26             8.990                    $1,213.77      72.470              190528     0.5000
0000080190937           $118,889.43             9.790                    $1,025.90      84.818              290528     0.5000
0000080190945           $119,730.38             11.360                   $1,174.08      85.000              140528     0.5000
0000080190952            $89,486.39             11.040                     $855.52      89.550              140525     0.5000
0000080190960            $63,931.78             11.060                     $612.40      80.000              140528     0.5000
0000080190978            $14,940.15             9.990                      $144.66      79.063              190528     0.5000
0000080190986           $110,421.90             11.100                   $1,060.68      85.000              140601     0.5000
0000080190994            $73,906.90             10.290                     $665.32      78.307              290527     0.5000
0000080191000           $130,982.92             8.990                    $1,054.73      80.000              140521     0.5000
0000080191018            $88,354.54             9.620                      $933.72      80.362              140608     0.5000
0000080191026            $34,525.34             11.790                     $415.35      88.304              140518     0.5000
0000080191034            $78,694.06             11.040                     $752.34      75.000              140603     0.5000
0000080191042            $30,295.43             9.490                      $317.79      90.000              140526     0.5000
0000080191059            $69,648.62             10.870                     $656.94      85.000              290602     0.5000
0000080191067            $47,167.91             11.240                     $458.08      80.000              140607     0.5000
0000080191075            $27,578.96             11.120                     $316.93      99.700              140603     0.5000
0000080191083            $13,815.59             11.990                     $166.74      99.928              140601     0.5000
0000080191091           $103,422.39             10.790                     $969.27      90.000              290601     0.5000
0000080191109           $149,474.66             10.990                   $1,547.27      59.951              190521     0.5000
0000080191117            $49,997.03             8.990                      $510.90      80.000              140521     0.5000
0000080191125            $12,513.62             13.990                     $167.72      100.000             140521     0.5000
0000080191133            $39,680.18             11.390                     $462.75      84.982              140524     0.5000
0000080191141            $30,492.05             12.420                     $323.63      100.000             140603     0.5000
0000080191158            $83,252.08             12.000                     $856.84      85.000              140603     0.5000
0000080191174            $59,955.10             10.800                     $562.35      75.758              140601     0.5000
0000080191265            $33,000.00             9.000                      $334.71      24.627              140801     0.5000
0000080191281            $64,800.00             13.130                     $723.41      90.000              290801     0.5000
0000080191307            $83,700.00             9.750                      $719.11      90.000              140801     0.5000
0000080191356            $77,560.19             9.300                      $641.21      80.000              290713     0.5000
0000080191414            $48,907.93             9.990                      $429.65      89.120              140701     0.5000
0000080191646           $126,621.88             9.390                    $1,055.63      89.735              140701     0.5000
0000080191737            $19,351.67             12.500                     $220.98      99.973              190615     0.5000
0000080191778           $122,854.75             9.550                    $1,152.41      80.000              190601     0.5000
0000080191786            $16,964.36             11.510                     $198.70      92.572              140701     0.5000
0000080191851            $66,215.65             10.600                     $666.39      85.000              190701     0.5000
0000080191869            $30,784.14             12.500                     $328.72      100.000             140615     0.5000
0000080191877            $24,920.97             8.600                      $218.54      32.051              190601     0.5000
0000080191927            $74,169.28             8.600                      $742.96      59.055              140501     0.5000
0000080192032            $95,123.64             11.990                     $978.51      85.000              140601     0.5000
0000080192123            $91,022.75             12.330                   $1,025.25      94.801              190615     0.5000
0000080192222           $182,689.64             11.350                   $1,788.87      85.000              140701     0.5000
0000080192396            $83,967.89             10.680                     $779.71      80.000              140701     0.5000
0000080192461            $98,919.25             10.400                     $898.20      65.563              140616     0.5000
0000080192503            $32,989.89             11.690                     $331.59      100.000             140701     0.5000
0000080192529           $126,336.77             9.420                    $1,055.47      80.000              140701     0.5000
0000080192545            $31,590.58             11.870                     $321.88      100.000             140701     0.5000
0000080192560           $144,300.00             9.750                    $1,239.76      89.627              290723     0.5000
0000080192594            $17,875.58             10.040                     $174.18      90.853              190801     0.5000
0000080192602            $50,000.00             9.950                      $436.94      54.945              140801     0.5000
0000080192735           $179,911.46             9.500                    $1,513.54      80.000              140701     0.5000
0000080192818            $65,288.28             9.740                      $692.96      85.000              140630     0.5000
0000080193311           $105,480.55             9.990                      $925.94      78.222              290630     0.5000
0000080193469            $55,000.00             11.950                     $603.68      98.924              190801     0.5000
0000080193766            $30,877.44             12.350                     $379.06      99.835              140701     0.5000
0000080193881            $69,597.02             12.460                     $740.82      85.000              290801     0.5000
0000080193915            $24,469.80             10.230                     $267.82      99.950              140628     0.5000
0000080193972            $32,000.00             11.700                     $321.79      76.190              290801     0.5000
0000080194095           $231,782.64             9.750                    $1,993.24      80.000              140701     0.5000
0000080194103           $163,934.83             10.500                   $1,500.17      72.889              140701     0.5000
0000080194301           $196,819.53             10.370                   $1,782.01      89.500              140701     0.5000
0000080194426           $132,600.00             12.750                   $1,440.96      85.000              290801     0.5000
0000080194509            $32,294.53             13.250                     $384.78      99.977              190615     0.5000
0000080194673            $52,000.00             11.190                     $502.69      89.342              290801     0.5000
0000080195167           $103,461.79             10.840                     $973.16      90.000              140702     0.5000
0000080195241            $16,000.00             12.320                     $195.33      93.824              140801     0.5000
0000080195381            $75,966.30             9.990                      $666.40      89.412              140701     0.5000
0000080195514            $38,355.44             12.670                     $440.89      99.795              190702     0.5000
0000080195555            $75,868.10             8.970                      $682.33      75.248              190704     0.5000
0000080195597            $43,955.30             9.690                      $376.09      46.316              140706     0.5000
0000080195647            $31,000.00             9.530                      $261.34      37.805              140706     0.5000
0000080195696           $155,923.42             9.775                    $1,343.15      80.000              140701     0.5000
0000080195795            $74,480.39             10.990                     $771.57      85.000              190501     0.5000
0000080195829            $72,800.00             9.530                      $613.74      80.000              290801     0.5000
0000080195886            $51,877.14             10.020                     $456.23      76.324              140701     0.5000
0000080195894            $12,945.63             11.250                     $125.78      95.368              140701     0.5000
0000080195928           $186,824.77             12.560                   $2,132.50      100.000             190701     0.5000
0000080195944            $53,000.00             11.540                     $566.67      100.000             190901     0.5000
0000080196108           $390,500.00             10.950                   $3,704.08      55.000              140801     0.5000
0000080196124           $134,500.00             12.500                   $1,435.46      73.944              140801     0.5000
0000080196371           $179,820.07             10.070                   $1,588.95      75.000              140701     0.5000
0000080196942            $17,426.19             11.500                     $204.44      68.627              140524     0.5000
0000080199102           $104,351.09             9.730                      $895.42      90.000              140706     0.5000
0000080199565           $100,251.59             9.590                      $849.97      85.000              140706     0.5000
0000080199573            $51,000.00             10.500                     $509.18      85.000              190708     0.5000
0000080199581            $49,380.54             9.500                      $460.94      84.986              190705     0.5000
0000080199664            $56,191.22             12.875                     $708.96      80.000              140701     0.5000
0000080199680           $127,800.00             11.230                   $1,239.33      90.000              140801     0.5000
0000080200124           $110,668.45             10.875                   $1,044.26      85.000              140701     0.5000
0000080200165            $21,000.00             11.500                     $223.95      89.722              190716     0.5000
0000080200231            $57,586.80             9.000                      $463.86      61.330              140702     0.5000
0000080200306            $80,697.79             11.450                     $796.59      85.000              140701     0.5000
0000080200348            $42,500.00             12.750                     $461.85      85.000              290801     0.5000
0000080202963           $100,000.00             9.750                      $859.15      45.455              290801     0.5000
0000080203250            $48,842.76             8.750                      $626.64      57.471               90701     0.5000
0000080203524            $89,453.60             9.250                      $736.30      67.803              290706     0.5000
0000080203532           $119,739.32             11.500                   $1,279.72      84.849              190601     0.5000
0000080203599            $44,956.37             12.310                     $505.25      94.004              190701     0.5000
0000080203664            $18,362.46             11.800                     $218.47      99.030              140701     0.5000
0000080203672            $85,000.00             9.860                      $737.16      85.000              140801     0.5000
0000080203789            $48,000.00             10.930                     $454.58      72.727              290901     0.5000
0000080203938            $31,931.90             11.350                     $370.77      100.000             140701     0.5000
0000080203953            $23,500.00             11.150                     $244.97      65.309              190801     0.5000
0000080203987           $283,299.98             11.070                   $2,714.84      90.000              140601     0.5000
0000080203995            $26,299.57             9.990                      $573.54      100.000              40601     0.5000
0000080204167           $146,918.53             8.930                    $1,175.40      74.619              140801     0.5000
0000080204175           $120,569.67             8.620                      $982.50      100.000             240708     0.5000
0000080204183            $30,125.84             10.570                     $302.93      100.000             190708     0.5000
0000080204563            $31,924.84             11.250                     $368.75      80.000              140629     0.5000
0000080204738            $73,291.26             10.500                     $670.96      90.000              140701     0.5000
0000080204910            $49,000.00             11.790                     $496.11      100.000             140801     0.5000
0000080204944            $59,973.40             9.990                      $526.10      63.158              290701     0.5000
0000080205008           $135,837.92             10.350                   $1,228.37      74.290              140601     0.5000
0000080205131           $182,923.26             10.250                   $1,639.87      89.706              140625     0.5000
0000080205172           $120,641.87             9.600                    $1,023.73      81.554              140623     0.5000
0000080205248            $16,993.60             10.750                     $158.69      98.851              140603     0.5000
0000080205438            $68,924.19             8.990                      $554.69      98.851              140603     0.5000
0000080205461            $27,800.00             9.140                      $284.29      30.217              140801     0.5000
0000080205479            $40,014.12             12.220                     $491.82      79.598              140716     0.5000
0000080205503            $81,900.00             10.950                     $776.87      90.000              290801     0.5000
0000080205537            $20,992.87             11.230                     $203.65      100.000             140701     0.5000
0000080205743            $26,243.13             12.400                     $278.12      99.960              140628     0.5000
0000080205859            $74,890.25             9.180                      $683.50      79.787              190701     0.5000
0000080205917            $74,515.87             11.500                     $739.75      90.000              140707     0.5000
0000080205941            $44,852.25             11.500                     $479.89      80.397              190625     0.5000
0000080205966           $267,937.74             12.930                   $2,949.96      80.000              140701     0.5000
0000080206113            $84,636.95             9.675                      $723.90      80.000              140401     0.5000
0000080206170            $26,700.00             11.880                     $318.39      99.933              140901     0.5000
0000080206279            $98,558.12             10.190                     $879.16      85.000              290801     0.5000
0000080206444           $121,000.00             8.020                      $889.54      64.879              140801     0.5000
0000080206865           $269,409.01             11.250                   $2,617.55      70.000              290801     0.5000
0000080206956           $117,345.38             10.640                   $1,086.68      90.000              140603     0.5000
0000080206972           $116,000.00             10.750                   $1,082.84      77.333              140804     0.5000
0000080207319            $44,942.78             10.270                     $442.34      61.557              190801     0.5000
0000080207541            $69,252.13             11.990                     $712.01      100.000             140712     0.5000
0000080207558           $233,749.55             11.040                   $2,235.52      88.302              140519     0.5000
0000080207574           $125,924.91             11.840                   $1,280.56      86.897              140601     0.5000
0000080207657           $179,848.72             10.260                   $1,614.32      73.770              140701     0.5000
0000080207731            $92,960.15             10.150                     $826.47      77.500              140706     0.5000
0000080208937            $99,577.52             8.020                      $956.81      56.818              140801     0.5000
0000080208978            $95,905.19             9.500                      $807.22      73.846              140706     0.5000
0000080209109            $58,410.00             10.730                     $544.37      87.703              140705     0.5000
0000080209190           $118,874.83             9.200                      $974.68      79.333              290621     0.5000
0000080209273           $113,358.68             10.900                   $1,071.37      90.000              140702     0.5000
0000080209307            $54,952.78             10.160                     $489.18      40.741              290701     0.5000
0000080209885            $70,974.08             10.890                     $670.25      80.682              140701     0.5000
0000080210123            $19,400.00             12.250                     $235.97      79.997              140801     0.5000
0000080210131           $218,143.37             9.150                    $2,251.06      75.862              140629     0.5000
0000080210230            $75,000.00             11.250                     $728.45      95.976              140801     0.5000
0000080210370            $58,900.00             12.125                     $611.53      79.989              140801     0.5000
0000080210404            $16,438.77             12.850                     $207.14      99.943              140614     0.5000
0000080210420            $35,859.22             12.300                     $439.03      100.000             140609     0.5000
0000080210461            $27,928.78             10.300                     $275.79      66.667              190611     0.5000
0000080210487            $80,894.73             11.490                     $801.52      90.000              140405     0.5000
0000080210495           $128,073.38             9.500                    $1,077.98      75.412              140701     0.5000
0000080210503           $105,520.00             9.340                      $874.98      99.924              290801     0.5000
0000080210552            $38,927.23             11.000                     $444.41      85.000              140608     0.5000
0000080210560            $32,032.37             12.200                     $334.61      94.265              140701     0.5000
0000080210727           $102,817.04             8.750                      $810.30      71.034              290706     0.5000
0000080210743            $26,380.00             11.900                     $269.32      99.924              290801     0.5000
0000080210776           $111,961.86             11.210                   $1,084.41      82.963              140801     0.5000
0000080210867           $131,839.26             10.600                   $1,326.74      80.000              190801     0.5000
0000080210925            $99,128.77             10.990                     $943.96      80.000              140615     0.5000
0000080210958            $40,500.00             9.810                      $349.74      53.289              140801     0.5000
0000080210990           $121,039.04             9.390                    $1,008.57      84.097              140701     0.5000
0000080211071           $131,303.60             9.750                    $1,128.93      90.000              290701     0.5000
0000080211162            $35,256.58             9.000                      $358.55      70.000              140617     0.5000
0000080211394           $137,163.90             12.375                   $1,450.98      84.691              290701     0.5000
0000080211469           $201,916.62             11.375                   $1,981.64      87.468              140701     0.5000
0000080211527           $132,245.42             8.220                    $1,130.74      41.563              190801     0.5000
0000080211535           $113,354.94             10.500                   $1,037.31      90.000              290706     0.5000
0000080211568            $51,000.00             11.950                     $522.63      85.000              140801     0.5000
0000080211923           $107,952.12             9.990                      $946.98      100.000             290707     0.5000
0000080211998            $23,818.32             9.790                      $254.83      48.000              140623     0.5000
0000080212004           $134,200.00             11.420                   $1,320.79      89.467              140801     0.5000
0000080212053            $49,443.72             11.120                     $514.98      90.000              190623     0.5000
0000080212434            $47,901.95             11.960                     $527.18      90.000              190701     0.5000
0000080212962           $154,800.00             13.210                   $1,737.84      90.000              290801     0.5000
0000080213374           $368,723.90             10.800                   $3,458.43      90.000              290601     0.5000
0000080213408            $33,960.66             10.990                     $350.72      100.000             190708     0.5000
0000080213549            $58,196.08             12.650                     $667.97      99.985              190801     0.5000
0000080213556            $76,354.24             9.990                      $670.78      90.000              140519     0.5000
0000080213564            $99,284.66             9.990                      $872.63      79.616              140430     0.5000
0000080213572            $63,717.11             12.490                     $679.89      85.000              140601     0.5000
0000080213580            $39,979.75             10.490                     $365.60      80.000              140430     0.5000
0000080213598           $120,315.73             10.740                   $1,124.88      90.000              140528     0.5000
0000080213606            $38,008.47             11.740                     $383.49      66.122              140611     0.5000
0000080213614            $91,713.81             9.740                      $788.03      90.000              140603     0.5000
0000080213622            $30,778.82             11.190                     $297.75      80.000              140611     0.5000
0000080213630            $67,555.62             11.740                     $681.85      74.286              140514     0.5000
0000080213648            $35,965.74             11.990                     $370.03      76.596              140430     0.5000
0000080213655            $28,893.82             12.990                     $366.73      100.000             140614     0.5000
0000080213663            $99,382.38             11.240                     $965.17      85.000              140609     0.5000
0000080213671            $13,960.78             11.750                     $165.78      98.592              140506     0.5000
0000080213689            $16,309.42             12.990                     $207.40      99.512              140602     0.5000
0000080213697            $65,512.00             9.990                      $575.21      80.000              140602     0.5000
0000080213705           $164,553.35             9.990                    $1,444.15      90.000              140526     0.5000
0000080213713            $93,120.12             9.990                      $818.62      77.800              140510     0.5000
0000080213721            $85,472.40             9.490                      $719.15      80.000              140521     0.5000
0000080213739            $13,711.12             11.750                     $164.07      88.854              140518     0.5000
0000080213747            $69,140.30             9.990                      $607.65      90.000              140518     0.5000
0000080213754           $106,096.62             11.490                   $1,050.88      83.622              140407     0.5000
0000080213762            $94,242.25             9.990                      $827.03      76.745              140430     0.5000
0000080213788            $69,526.28             9.990                      $610.28      80.000              290519     0.5000
0000080213796            $88,617.53             9.490                      $746.04      80.000              140520     0.5000
0000080213804           $108,703.12             9.990                      $954.00      80.000              140524     0.5000
0000080213812             $8,348.35             11.990                     $120.79      97.188               90602     0.5000
0000080213820           $158,286.26             10.990                   $1,507.29      90.000              140611     0.5000
0000080213838            $44,962.00             10.240                     $402.92      90.000              290611     0.5000
0000080213846            $71,942.39             10.490                     $658.08      80.000              140609     0.5000
0000080213853            $40,382.08             9.990                      $354.25      80.000              140611     0.5000
0000080213861           $161,855.76             9.990                    $1,420.47      90.000              140604     0.5000
0000080213879            $33,583.23             11.490                     $332.49      80.000              140608     0.5000
0000080213887            $69,397.22             11.740                     $702.02      80.000              140528     0.5000
0000080213895            $22,307.71             11.750                     $265.25      100.000             140604     0.5000
0000080213903            $50,535.83             10.490                     $561.23      80.000              140510     0.5000
0000080213911            $33,533.88             12.240                     $375.61      99.762              190615     0.5000
0000080213929            $35,077.39             11.490                     $347.33      90.000              140601     0.5000
0000080213937            $85,385.31             9.990                      $749.70      90.000              290528     0.5000
0000080213952           $122,890.48             9.990                    $1,078.51      78.344              290603     0.5000
0000080213960           $111,876.92             8.990                      $900.38      74.667              290610     0.5000
0000080213978            $27,941.17             11.750                     $303.44      93.333              190610     0.5000
0000080213986           $171,862.40             10.490                   $1,572.07      76.444              140614     0.5000
0000080214000            $59,977.36             10.740                     $559.64      80.000              290616     0.5000
0000080214018            $26,448.90             10.140                     $288.13      70.000              140615     0.5000
0000080214026           $134,280.32             9.990                    $1,178.47      80.000              140615     0.5000
0000080214034            $14,969.95             11.990                     $179.93      100.000             140616     0.5000
0000080214059            $31,566.96             11.750                     $342.46      100.000             190615     0.5000
0000080214067           $125,942.14             9.990                    $1,108.32      80.000              140615     0.5000
0000080214075           $116,366.38             10.990                   $1,108.11      85.000              140608     0.5000
0000080214083            $62,973.52             10.240                     $564.08      90.000              290610     0.5000
0000080214091            $58,465.53             11.890                     $596.79      90.000              140525     0.5000
0000080214109           $135,797.29             9.490                    $1,142.57      80.000              290604     0.5000
0000080214117            $79,928.76             9.990                      $701.47      80.000              140528     0.5000
0000080214125            $73,304.31             9.990                      $644.65      73.520              140415     0.5000
0000080214133            $15,934.08             11.750                     $189.47      100.000             140604     0.5000
0000080214240            $55,731.71             11.380                     $546.99      89.919              140720     0.5000
0000080214398            $25,000.00             10.950                     $257.20      73.867              190801     0.5000
0000080214422            $50,982.97             11.300                     $497.28      85.000              140701     0.5000
0000080214430           $200,919.69             10.475                   $1,834.87      72.302              290801     0.5000
0000080214562           $349,887.41             11.470                   $3,458.01      62.313              140801     0.5000
0000080214570            $64,000.00             9.670                      $546.10      80.000              140801     0.5000
0000080215072           $157,363.02             10.100                   $1,393.83      90.000              290621     0.5000
0000080215114            $50,284.17             10.720                     $472.13      58.276              290706     0.5000
0000080215130           $107,151.55             9.900                      $932.85      80.000              290615     0.5000
0000080215163            $42,400.00             10.990                     $437.36      80.000              190707     0.5000
0000080215171            $28,473.79             12.700                     $327.83      85.000              190720     0.5000
0000080215189            $19,672.33             10.650                     $271.56      41.667               90615     0.5000
0000080215197            $84,960.35             9.750                      $730.28      65.403              140801     0.5000
0000080215452           $172,708.21             12.750                   $1,877.26      83.053              290701     0.5000
0000080215635            $60,000.00             10.625                     $604.07      77.652              190801     0.5000
0000080215833            $18,709.72             11.250                     $216.06      100.000             140722     0.5000
0000080215841           $198,250.00             11.910                   $2,170.48      85.000              190801     0.5000
0000080215890            $27,936.02             10.590                     $311.08      68.680              140723     0.5000
0000080215957            $19,815.31             11.580                     $234.66      99.960              140701     0.5000
0000080216013           $187,000.00             10.970                   $1,776.61      85.000              290901     0.5000
0000080216047            $87,274.74             11.950                     $894.62      90.000              290719     0.5000
0000080216211            $44,716.12             12.700                     $558.01      92.941              140629     0.5000
0000080216518           $105,249.27             9.570                      $890.50      90.000              290713     0.5000
0000080216567           $262,713.20             11.350                   $2,572.45      90.000              140701     0.5000
0000080216690            $16,585.34             12.990                     $194.36      100.000             190715     0.5000
0000080216708            $23,952.84             12.250                     $268.46      100.000             190615     0.5000
0000080216740            $13,792.90             12.500                     $147.28      100.000             140615     0.5000
0000080216757            $68,350.90             10.990                     $650.87      90.000              290701     0.5000
0000080216799            $80,974.06             11.490                     $801.52      90.000              290701     0.5000
0000080216831            $55,861.75             9.750                      $593.25      80.000              140701     0.5000
0000080216856            $23,702.88             11.850                     $283.35      100.000             140615     0.5000
0000080216864            $77,328.99             9.850                      $670.68      90.000              140601     0.5000
0000080216906           $159,691.01             9.350                    $1,327.89      80.000              290701     0.5000
0000080216971            $28,449.35             12.990                     $333.70      99.984              190615     0.5000
0000080216997           $114,718.95             12.250                   $1,202.46      85.000              140715     0.5000
0000080217003            $79,137.99             10.590                     $729.81      90.000              140701     0.5000
0000080217037            $95,951.77             9.400                      $800.23      80.000              290701     0.5000
0000080217045            $45,521.56             11.100                     $473.79      80.000              190701     0.5000
0000080217052            $10,347.76             11.280                     $144.92      72.406               90715     0.5000
0000080217151           $108,730.33             10.920                   $1,029.65      88.824              140701     0.5000
0000080217177            $15,333.05             12.990                     $194.75      95.171              140615     0.5000
0000080217193            $69,570.45             11.560                     $692.58      85.000              140701     0.5000
0000080217219            $24,383.66             11.310                     $238.10      89.810              140615     0.5000
0000080217235            $31,436.89             11.990                     $377.85      89.851              140715     0.5000
0000080217250            $14,728.38             9.990                      $144.65      52.998              190615     0.5000
0000080217268            $13,434.33             11.940                     $161.51      85.000              140615     0.5000
0000080217276            $14,942.00             12.420                     $184.10      100.000             140615     0.5000
0000080217292            $31,882.83             12.990                     $404.67      100.000             140615     0.5000
0000080217334            $29,633.64             12.300                     $362.82      85.000              140701     0.5000
0000080217383            $15,835.02             12.500                     $180.08      89.949              190615     0.5000
0000080217391            $68,120.60             10.990                     $703.49      72.258              190715     0.5000
0000080217425            $58,484.80             12.190                     $710.48      100.000             140615     0.5000
0000080217433            $47,678.31             10.500                     $529.49      89.975              140615     0.5000
0000080217458           $116,900.00             10.950                   $1,108.85      89.923              140801     0.5000
0000080217466           $234,300.43             10.190                   $2,090.02      80.000              140701     0.5000
0000080217490            $16,454.19             12.720                     $205.55      94.914              140615     0.5000
0000080217532            $50,150.00             13.380                     $569.69      80.887              290801     0.5000
0000080217581            $34,500.00             12.390                     $389.30      85.000              190901     0.5000
0000080217623            $25,500.00             11.230                     $247.28      85.000              140715     0.5000
0000080217664            $49,000.00             8.860                      $389.34      40.496              290801     0.5000
0000080217987           $121,448.50             10.200                   $1,084.25      90.000              140720     0.5000
0000080218142            $32,197.35             10.900                     $445.85      83.322               90623     0.5000
0000080218183            $86,757.01             9.500                      $812.82      76.491              190607     0.5000
0000080218266           $152,877.85             10.500                   $1,399.56      76.119              290621     0.5000
0000080218274            $91,870.61             9.490                      $856.96      68.657              190801     0.5000
0000080218308            $41,977.44             9.080                      $340.36      63.158              140721     0.5000
0000080218415            $78,157.45             12.250                     $819.46      85.000              140701     0.5000
0000080218621           $141,902.80             11.320                   $1,386.26      85.000              290712     0.5000
0000080218654            $77,867.15             11.990                     $803.78      82.316              140511     0.5000
0000080218738            $90,000.00             11.370                     $882.35      82.569              140803     0.5000
0000080218878            $88,159.97             9.880                      $766.21      90.000              290801     0.5000
0000080218936            $24,968.25             10.280                     $245.92      67.568              190801     0.5000
0000080219009            $38,488.81             12.150                     $400.47      84.995              140726     0.5000
0000080219199            $93,454.27             12.250                     $979.78      74.206              140715     0.5000
0000080219207            $29,100.00             10.800                     $296.42      90.000              190801     0.5000
0000080219231           $107,208.13             9.950                    $1,157.28      75.071              140528     0.5000
0000080219280            $62,000.00             9.990                      $543.64      68.889              140809     0.5000
0000080219702            $72,250.00             10.980                     $686.97      89.198              290801     0.5000
0000080219728            $46,739.06             12.900                     $513.50      85.000              290801     0.5000
0000080220122           $126,000.00             9.270                    $1,038.40      63.000              290901     0.5000
0000080220148            $14,971.37             12.500                     $184.88      80.000              140726     0.5000
0000080220320           $115,600.00             10.990                   $1,100.01      85.000              290729     0.5000
0000080220353            $14,968.35             11.720                     $162.25      94.340              190705     0.5000
0000080220809           $102,547.45             12.520                   $1,096.60      90.000              140723     0.5000
0000080220858            $37,683.60             10.080                     $333.08      65.000              290701     0.5000
0000080220965            $82,500.00             9.850                      $714.87      75.000              290801     0.5000
0000080221062            $99,949.44             9.370                      $831.39      76.923              290801     0.5000
0000080221187            $47,931.09             9.330                      $442.11      80.000              190715     0.5000
0000080221286            $28,000.00             11.130                     $269.40      71.795              290901     0.5000
0000080221567            $95,365.98             11.000                     $908.52      90.000              290625     0.5000
0000080221799            $77,964.75             9.900                      $678.75      82.105              290801     0.5000
0000080221815            $72,786.05             8.660                      $640.05      68.131              190705     0.5000
0000080222011            $37,588.31             11.625                     $375.94      90.000              140801     0.5000
0000080222383           $164,078.79             10.250                   $1,614.81      84.025              190618     0.5000
0000080222656            $92,700.00             10.250                     $830.69      79.914              290901     0.5000
0000080222730            $87,300.00             8.375                      $853.30      62.806              140820     0.5000
0000080222854            $55,976.77             10.300                     $503.90      80.000              140706     0.5000
0000080223035            $76,678.00             11.990                     $788.36      65.000              140629     0.5000
0000080223068            $45,109.10             11.390                     $480.19      74.344              190618     0.5000
0000080223134            $32,961.47             10.920                     $338.83      95.040              190719     0.5000
0000080223175            $54,640.23             7.900                      $520.54      73.067              140801     0.5000
0000080223423            $36,918.63             11.000                     $420.54      72.571              140630     0.5000
0000080223605           $250,400.00             11.710                   $2,519.89      80.000              140818     0.5000
0000080223712            $82,426.35             11.990                     $847.46      85.000              140726     0.5000
0000080224579            $32,400.00             13.800                     $427.14      99.818              140801     0.5000
0000080224702            $65,600.00             10.530                     $601.54      80.000              290801     0.5000
0000080224736            $62,877.28             10.940                     $596.16      85.000              140715     0.5000
0000080224975            $66,500.00             12.000                     $684.03      84.969              140730     0.5000
0000080225212           $124,800.00             11.500                   $1,235.89      80.000              140812     0.5000
0000080225485           $130,000.00             9.960                    $1,137.00      83.333              290801     0.5000
0000080225568            $14,250.00             14.990                     $180.07      95.000              140801     0.5000
0000080225667            $22,890.58             9.250                      $236.71      57.500              140624     0.5000
0000080225824            $62,905.56             8.990                      $566.42      70.000              190801     0.5000
0000080225873            $32,358.05             10.130                     $315.46      100.000             190712     0.5000
0000080225923           $112,500.00             11.420                   $1,107.22      90.000              140801     0.5000
0000080225980            $48,974.17             9.170                      $400.27      53.203              290801     0.5000
0000080226129            $62,400.00             11.150                     $601.33      80.000              290801     0.5000
0000080226160            $42,659.39             9.680                      $364.67      74.912              140719     0.5000
0000080226244            $46,720.00             9.800                      $403.12      79.186              140801     0.5000
0000080226251            $66,465.00             12.740                     $766.41      90.000              190801     0.5000
0000080226368           $181,500.00             10.700                   $1,687.45      75.000              290801     0.5000
0000080226434            $51,920.00             10.150                     $461.40      78.667              290728     0.5000
0000080226459             $6,917.77             12.500                      $88.74      90.000              130102     0.5000
0000080226624            $50,150.00             9.320                      $415.12      55.722              290901     0.5000
0000080226707           $156,000.00             12.600                   $1,677.04      80.000              140801     0.5000
0000080226897            $84,967.30             10.650                     $787.08      84.158              290801     0.5000
0000080226947            $18,100.00             10.700                     $202.33      84.977              140804     0.5000
0000080227150            $81,600.00             9.990                      $715.50      80.000              290828     0.5000
0000080227192            $50,400.00             12.875                     $552.60      80.000              140801     0.5000
0000080228000            $66,374.12             10.590                     $611.86      80.000              290706     0.5000
0000080228026            $96,265.15             11.060                     $922.42      84.934              140801     0.5000
0000080228083            $38,658.16             11.500                     $412.71      79.997              190716     0.5000
0000080228141            $26,756.13             10.990                     $306.72      84.720              140424     0.5000
0000080228166            $16,494.29             11.480                     $193.71      100.000             140630     0.5000
0000080228257            $16,000.00             11.990                     $191.92      100.000             140811     0.5000
0000080228463           $149,400.00             11.930                   $1,528.70      80.000              140801     0.5000
0000080228646            $49,923.32             14.750                     $691.26      97.408              140628     0.5000
0000080228679            $59,965.41             11.990                     $616.71      98.621              140622     0.5000
0000080228687            $48,000.00             12.250                     $502.99      80.000              290801     0.5000
0000080228703            $69,689.85             7.990                      $585.07      48.276              190610     0.5000
0000080228778           $118,964.01             11.750                   $1,201.20      85.000              140706     0.5000
0000080228869            $32,809.53             12.525                     $407.27      75.000              140501     0.5000
0000080228885            $95,894.51             8.990                      $771.75      80.000              140601     0.5000
0000080228927            $40,258.51             9.700                      $427.39      85.000              140601     0.5000
0000080228935           $146,105.75             12.275                   $1,534.85      85.000              290601     0.5000
0000080229024            $66,100.00             8.600                      $654.79      52.880              140802     0.5000
0000080229032            $66,307.66             7.990                      $635.12      47.500              140728     0.5000
0000080229073            $85,500.00             12.250                     $895.95      90.000              290816     0.5000
0000080229131            $26,843.79             12.500                     $332.78      100.000             140501     0.5000
0000080229149            $40,000.00             9.940                      $349.26      72.917              290801     0.5000
0000080229214            $58,650.00             11.080                     $562.09      83.191              140801     0.5000
0000080229792            $50,958.22             10.380                     $461.95      80.952              140720     0.5000
0000080229842           $106,902.90             9.900                      $931.10      75.887              290708     0.5000
0000080229982            $68,382.50             12.500                     $730.00      90.000              140724     0.5000
0000080230006            $21,700.00             11.870                     $221.04      70.000              290801     0.5000
0000080230014            $43,339.46             12.730                     $470.41      73.475              290801     0.5000
0000080230196           $276,042.55             8.290                    $2,086.92      74.797              140429     0.5000
0000080230220           $110,473.69             12.820                   $1,206.82      83.712              290720     0.5000
0000080230238            $58,422.86             9.990                      $564.15      46.800              190720     0.5000
0000080230279            $74,901.23             10.000                     $723.77      22.659              190720     0.5000
0000080230436            $32,918.39             9.730                      $349.19      48.529              140801     0.5000
0000080230493            $65,200.00             10.990                     $620.42      64.236              140729     0.5000
0000080230501           $124,000.00             12.000                   $1,275.48      77.500              290901     0.5000
0000080230824            $81,000.00             8.730                      $636.07      58.696              290801     0.5000
0000080230972            $43,500.00             9.750                      $373.73      79.095              290802     0.5000
0000080231418            $80,000.00             11.890                     $816.12      77.670              140801     0.5000
0000080231459            $60,000.00             14.990                     $789.63      99.914              190811     0.5000
0000080231467            $67,981.60             12.250                     $712.57      96.386              290801     0.5000
0000080231491           $151,793.23             8.500                    $1,499.26      75.000              140801     0.5000
0000080231541            $51,000.00             10.700                     $474.16      83.607              290801     0.5000
0000080231632            $76,294.13             8.900                      $610.04      58.846              290726     0.5000
0000080231723            $61,470.44             9.610                      $522.07      55.405              290720     0.5000
0000080231822            $57,700.00             13.880                     $763.77      85.000              140801     0.5000
0000080232010            $38,388.82             11.920                     $392.62      80.000              140801     0.5000
0000080232077            $21,000.00             12.900                     $264.32      88.169              140801     0.5000
0000080232093            $68,926.89             11.650                     $742.98      72.756              190801     0.5000
0000080232390            $89,794.55             10.600                   $1,000.45      60.211              140801     0.5000
0000080232465            $38,384.40             10.400                     $348.40      80.000              290801     0.5000
0000080232473            $45,500.00             11.910                     $464.87      97.646              290901     0.5000
0000080232747            $11,975.75             11.900                     $143.25      87.261              140801     0.5000
0000080233000            $67,923.44             10.990                     $647.07      85.000              140503     0.5000
0000080233067            $70,000.00             9.500                      $588.60      70.000              290801     0.5000
0000080233133            $27,974.46             12.760                     $323.27      100.000             190801     0.5000
0000080233141            $58,400.00             11.900                     $596.22      77.351              290801     0.5000
0000080233273           $150,000.00             10.550                   $1,377.72      60.000              290901     0.5000
0000080233299            $31,944.45             14.200                     $383.63      88.750              290715     0.5000
0000080233372            $39,937.86             14.620                     $549.47      97.141              140801     0.5000
0000080233398           $135,868.06             11.490                   $1,345.76      78.161              290526     0.5000
0000080233448            $87,964.87             10.480                     $803.66      78.571              290801     0.5000
0000080233539           $156,667.92             10.250                   $1,405.09      80.000              290603     0.5000
0000080233588           $103,756.77             10.850                   $1,183.56      77.045              140720     0.5000
0000080233604            $25,733.98             9.490                      $271.34      82.870              140415     0.5000
0000080233661            $44,992.75             14.530                     $552.13      99.560              140726     0.5000
0000080233752            $39,975.17             13.490                     $457.85      99.432              140514     0.5000
0000080233778            $51,275.07             9.840                      $579.28      85.000              121001     0.5000
0000080233984            $31,932.09             11.380                     $371.38      99.121              140701     0.5000
0000080234198            $24,959.06             10.050                     $220.32      50.000              140720     0.5000
0000080234271            $54,000.00             10.400                     $489.93      87.097              140721     0.5000
0000080234297            $76,000.00             9.540                      $641.27      80.000              290801     0.5000
0000080234321            $41,984.02             10.700                     $390.48      64.615              140720     0.5000
0000080234347           $133,000.00             13.340                   $1,506.67      84.713              290801     0.5000
0000080234438            $67,972.98             10.500                     $622.02      85.000              140714     0.5000
0000080234453            $53,825.74             9.650                      $507.71      90.474              140719     0.5000
0000080234545            $44,349.91             11.180                     $463.75      40.364              190801     0.5000
0000080234578            $85,000.00             8.380                      $731.21      72.034              190801     0.5000
0000080235468            $54,378.33             10.490                     $497.22      74.521              290701     0.5000
0000080235500            $28,929.43             9.990                      $254.28      76.004              140715     0.5000
0000080235526           $106,350.78             9.790                      $917.27      80.000              290701     0.5000
0000080235534            $86,915.86             9.600                      $737.90      75.000              290701     0.5000
0000080235542           $144,788.02             10.650                   $1,341.74      90.000              290601     0.5000
0000080235559            $66,992.01             10.750                     $763.37      84.896              140602     0.5000
0000080235567            $20,692.70             11.050                     $197.91      46.000              290701     0.5000
0000080235583            $35,035.41             10.750                     $479.92      80.000               90801     0.5000
0000080235633            $36,775.03             11.250                     $357.42      84.942              140615     0.5000
0000080235641            $22,108.98             12.990                     $331.34      98.608               90715     0.5000
0000080235674            $31,733.27             11.500                     $371.48      96.364              140712     0.5000
0000080235682            $27,738.40             10.920                     $314.58      84.982              140715     0.5000
0000080235708            $49,981.30             10.780                     $467.87      71.429              140701     0.5000
0000080235757            $65,700.00             11.790                     $665.20      90.000              290801     0.5000
0000080235765            $62,862.71             10.720                     $586.68      87.500              290701     0.5000
0000080235773           $154,400.00             9.990                    $1,353.83      77.200              290701     0.5000
0000080235781            $45,000.00             11.240                     $436.73      69.231              140801     0.5000
0000080235799            $37,028.97             12.700                     $411.46      96.200              140715     0.5000
0000080235807            $15,740.82             11.940                     $161.28      95.000              140701     0.5000
0000080235823            $33,904.18             11.510                     $336.12      85.000              140701     0.5000
0000080235864            $65,431.02             11.940                     $670.21      81.813              290701     0.5000
0000080235906            $78,433.07             13.250                     $933.70      99.831              190715     0.5000
0000080236003            $26,593.04             12.400                     $281.83      100.000             290715     0.5000
0000080236011            $27,572.58             12.130                     $306.41      99.503              190701     0.5000
0000080236078            $63,981.65             11.990                     $657.82      80.000              290701     0.5000
0000080236086           $112,855.40             8.250                      $848.93      41.544              290701     0.5000
0000080236094            $53,945.63             12.030                     $595.72      90.187              190715     0.5000
0000080236110            $12,970.42             12.500                     $138.74      93.173              140715     0.5000
0000080236128            $80,720.82             10.940                     $765.35      85.000              140801     0.5000
0000080236136            $34,969.08             12.990                     $409.80      99.351              190715     0.5000
0000080236144            $76,500.00             10.400                     $694.06      84.066              140901     0.5000
0000080236169            $20,955.91             12.360                     $221.85      79.735              140715     0.5000
0000080236177            $86,654.28             12.390                     $917.92      85.000              290701     0.5000
0000080236235           $110,467.96             11.940                   $1,131.52      85.000              290701     0.5000
0000080236268            $49,150.20             11.990                     $541.39      99.896              190715     0.5000
0000080236284            $34,359.56             12.990                     $403.25      95.078              190715     0.5000
0000080236342            $31,471.24             12.750                     $363.45      93.851              190715     0.5000
0000080236375            $59,500.00             11.950                     $609.74      85.000              140720     0.5000
0000080236383            $62,028.83             11.060                     $643.53      90.000              190801     0.5000
0000080236391            $54,400.00             9.600                      $571.35      80.000              140801     0.5000
0000080236409            $40,700.06             10.590                     $409.81      84.124              190701     0.5000
0000080236458            $15,068.31             11.500                     $176.40      56.695              140715     0.5000
0000080236474            $17,984.45             13.230                     $213.84      100.000             190715     0.5000
0000080236490            $95,961.02             10.400                     $870.98      80.000              290701     0.5000
0000080236524            $56,978.02             10.640                     $527.38      68.263              290701     0.5000
0000080236581            $10,589.66             12.300                     $118.94      94.699              190715     0.5000
0000080236623            $28,834.84             12.500                     $356.20      99.963              140715     0.5000
0000080236649            $32,278.18             11.270                     $314.21      85.000              290621     0.5000
0000080236656            $77,218.22             10.360                     $699.92      90.000              140701     0.5000
0000080236672            $42,217.97             11.310                     $490.21      80.000              140701     0.5000
0000080236680            $59,474.92             10.990                     $566.19      85.000              290701     0.5000
0000080236706            $29,335.28             10.990                     $333.97      84.802              140715     0.5000
0000080236789            $83,913.36             11.850                     $916.14      97.022              190715     0.5000
0000080236797            $77,972.13             10.990                     $742.22      70.909              290701     0.5000
0000080236813            $37,927.88             12.560                     $469.85      96.087              140715     0.5000
0000080236821           $120,000.00             9.850                    $1,039.81      77.037              140715     0.5000
0000080236847            $44,108.16             11.670                     $521.69      85.000              140701     0.5000
0000080236920            $33,580.71             9.290                      $277.39      64.615              290801     0.5000
0000080237076            $44,000.00             14.500                     $563.20      85.000              190901     0.5000
0000080237092            $26,500.00             10.500                     $264.57      78.833              190801     0.5000
0000080237696            $69,968.96             9.990                      $613.79      62.500              290730     0.5000
0000080237936            $47,233.33             11.050                     $451.76      75.000              140707     0.5000
0000080238009            $58,650.00             13.250                     $660.27      80.342              290805     0.5000
0000080238124            $45,000.00             12.700                     $487.26      84.862              140801     0.5000
0000080238165            $87,474.96             12.000                     $900.04      84.951              140726     0.5000
0000080238223            $45,180.06             11.400                     $479.98      92.563              190723     0.5000
0000080238231            $16,565.16             11.500                     $193.92      99.518              140726     0.5000
0000080238371            $62,020.74             9.700                      $530.83      85.000              140802     0.5000
0000080238587            $88,800.00             9.750                      $762.93      80.000              290801     0.5000
0000080238611            $22,200.00             14.760                     $307.07      100.000             140801     0.5000
0000080238637           $209,600.00             9.290                    $1,730.41      80.000              290801     0.5000
0000080238660            $52,392.76             15.190                     $670.54      100.000             140801     0.5000
0000080238843           $330,214.96             8.880                    $2,630.00      80.000              290729     0.5000
0000080239163            $95,200.00             9.990                      $834.74      73.231              290804     0.5000
0000080242415            $43,984.55             11.070                     $421.35      80.000              290801     0.5000
0000080242431           $104,843.65             7.500                      $734.18      61.404              290726     0.5000
0000080242563           $115,878.73             11.750                   $1,257.10      84.917              190730     0.5000
0000080242720           $271,917.19             11.720                   $2,739.34      80.000              290801     0.5000
0000080242829            $38,250.00             9.990                      $505.26      79.688               90809     0.5000
0000080242977            $59,023.00             9.350                      $489.86      56.212              290901     0.5000
0000080242993           $159,934.33             10.350                   $1,445.67      80.000              290730     0.5000
0000080243231           $107,952.12             9.990                      $946.98      88.525              140728     0.5000
0000080243272            $28,900.00             14.000                     $342.43      82.571              140801     0.5000
0000080243330            $79,000.00             11.700                     $794.41      80.007              140901     0.5000
0000080243413            $59,400.00             8.990                      $498.08      69.882              240801     0.5000
0000080243439            $12,000.00             11.000                     $136.39      60.026              140801     0.5000
0000080243512            $18,737.49             13.990                     $250.25      99.905              140628     0.5000
0000080243520            $19,486.59             12.500                     $241.58      86.450              140518     0.5000
0000080243553            $70,213.61             9.490                      $656.70      82.941              140622     0.5000
0000080243561            $13,171.12             11.450                     $140.32      100.000             190603     0.5000
0000080243579            $12,912.61             10.900                     $146.95      100.000             140601     0.5000
0000080243587            $24,960.85             12.950                     $316.76      96.811              140505     0.5000
0000080243595            $18,919.37             11.550                     $222.57      100.000             140607     0.5000
0000080243603            $40,314.96             10.640                     $451.21      90.000              140601     0.5000
0000080243629            $30,012.29             11.740                     $357.42      100.000             140526     0.5000
0000080243645            $45,578.45             9.690                      $389.77      80.000              140701     0.5000
0000080243686            $56,973.30             10.490                     $520.94      74.692              140630     0.5000
0000080243694            $10,877.07             11.740                     $118.05      96.631              190608     0.5000
0000080243702            $67,171.42             9.950                      $723.30      90.000              140624     0.5000
0000080243710            $19,929.95             13.450                     $259.00      100.000             140621     0.5000
0000080243728           $126,392.30             10.200                   $1,128.87      87.241              290608     0.5000
0000080243736            $66,852.98             9.300                      $693.64      80.000              140609     0.5000
0000080243744            $13,875.00             10.990                     $159.04      98.246              140429     0.5000
0000080243751            $17,879.03             10.900                     $203.46      100.000             140521     0.5000
0000080243769            $33,490.71             11.550                     $359.48      99.948              190518     0.5000
0000080243777            $16,188.35             10.990                     $154.16      89.940              140614     0.5000
0000080243785            $76,916.69             10.990                     $732.71      98.324              140501     0.5000
0000080243801            $29,403.46             11.990                     $359.86      99.174              140601     0.5000
0000080243835            $20,750.38             12.180                     $231.65      100.000             190601     0.5000
0000080243843            $30,371.30             12.200                     $371.20      93.726              140615     0.5000
0000080243868            $47,674.54             11.990                     $578.78      100.000             140601     0.5000
0000080243884            $17,933.82             12.950                     $227.16      95.000              140602     0.5000
0000080243892            $49,248.68             12.000                     $543.94      100.000             190512     0.5000
0000080243900            $31,620.32             12.750                     $397.14      99.978              140526     0.5000
0000080243918            $34,766.73             10.990                     $397.59      100.000             140609     0.5000
0000080243926            $69,531.25             9.500                      $585.24      80.000              290601     0.5000
0000080243934            $33,725.59             11.400                     $358.13      99.929              190628     0.5000
0000080243942            $14,910.54             12.180                     $181.77      98.684              140527     0.5000
0000080243959            $14,875.08             12.950                     $223.53      100.000              90611     0.5000
0000080243967            $26,479.43             11.990                     $272.38      100.000             140621     0.5000
0000080243975            $57,789.94             10.250                     $519.74      89.888              140616     0.5000
0000080243983            $18,726.12             12.250                     $228.67      100.000             140615     0.5000
0000080243991            $23,525.66             11.590                     $277.05      99.931              140623     0.5000
0000080244023            $76,746.15             11.340                     $810.90      100.000             190707     0.5000
0000080244031            $40,676.42             11.500                     $434.74      95.000              190611     0.5000
0000080244049            $12,688.03             13.990                     $169.72      100.000             140430     0.5000
0000080244064            $16,977.03             11.100                     $195.44      100.000             140524     0.5000
0000080244072            $17,222.86             11.150                     $198.27      100.000             140625     0.5000
0000080244098            $18,562.73             11.990                     $223.12      100.000             140706     0.5000
0000080244106            $11,536.02             12.950                     $146.39      100.000             140524     0.5000
0000080244114            $49,983.68             14.500                     $612.28      93.352              140630     0.5000
0000080244122            $42,291.93             9.400                      $440.20      75.044              140628     0.5000
0000080244130            $43,977.30             12.490                     $469.26      99.886              140601     0.5000
0000080244148            $20,524.27             12.950                     $259.97      78.252              140614     0.5000
0000080244155            $43,055.47             11.990                     $519.40      99.655              140601     0.5000
0000080244163            $38,703.91             11.990                     $427.21      94.999              190524     0.5000
0000080244171            $34,431.61             10.990                     $328.30      99.761              140618     0.5000
0000080244197            $14,917.17             12.990                     $189.69      98.425              140528     0.5000
0000080244213            $17,697.33             12.990                     $227.63      100.000             140603     0.5000
0000080244221            $31,934.98             12.000                     $352.35      100.000             190607     0.5000
0000080244239            $16,825.26             10.990                     $191.98      100.000             140610     0.5000
0000080244247           $123,345.13             8.350                      $936.52      73.077              140601     0.5000
0000080244254            $30,969.70             12.250                     $346.76      100.000             190622     0.5000
0000080244270            $43,230.04             11.990                     $455.73      99.947              240518     0.5000
0000080244288            $33,150.79             10.850                     $375.36      99.960              140628     0.5000
0000080244296            $66,269.75             11.200                     $648.21      90.000              140525     0.5000
0000080244304            $39,751.64             11.550                     $397.65      96.290              140524     0.5000
0000080244312            $55,038.12             11.990                     $566.20      100.000             140528     0.5000
0000080244320            $33,068.84             10.550                     $369.14      90.000              140519     0.5000
0000080244338            $30,400.00             11.650                     $358.03      80.000              140727     0.5000
0000080244346            $14,192.68             12.500                     $151.56      93.421              140701     0.5000
0000080244353            $34,287.45             12.990                     $434.39      99.997              140616     0.5000
0000080244361            $39,384.69             10.990                     $375.05      90.000              140601     0.5000
0000080244379            $21,409.75             11.550                     $251.85      100.000             140607     0.5000
0000080244387           $183,577.23             12.500                   $1,961.09      100.000             140611     0.5000
0000080244403            $34,457.61             8.450                      $264.06      71.875              140520     0.5000
0000080244411            $92,136.71             11.750                     $931.19      99.730              140429     0.5000
0000080244478            $71,984.76             13.340                     $815.64      90.000              290804     0.5000
0000080244825            $62,378.28             11.110                     $599.44      79.971              290801     0.5000
0000080244890            $52,000.00             10.320                     $468.68      69.799              290809     0.5000
0000080244908            $42,911.45             11.700                     $507.80      99.974              140801     0.5000
0000080246101            $41,000.00             7.800                      $337.85      53.947              190728     0.5000
0000080246283            $61,962.05             8.450                      $474.53      63.590              290801     0.5000
0000080246374            $52,100.00             10.490                     $476.19      62.771              290801     0.5000
0000080246424            $62,981.36             11.850                     $640.77      86.301              290701     0.5000
0000080246465           $128,319.63             12.850                   $1,404.78      85.000              140701     0.5000
0000080246499            $89,132.85             10.950                     $845.78      84.919              140701     0.5000
0000080246978            $24,855.19             12.490                     $307.97      97.390              140528     0.5000
0000080246986            $74,956.78             11.990                     $770.88      42.857              290616     0.5000
0000080247000           $125,899.42             10.500                   $1,152.57      51.429              290604     0.5000
0000080247018           $157,079.87             10.990                   $1,496.34      85.000              290501     0.5000
0000080247026            $61,587.54             11.750                     $622.05      83.277              140608     0.5000
0000080247042            $27,431.76             10.490                     $274.37      56.379              190614     0.5000
0000080247059           $112,459.80             10.990                   $1,070.51      90.000              290615     0.5000
0000080247067           $137,880.10             11.990                   $1,418.42      67.158              140510     0.5000
0000080247083            $27,281.02             12.990                     $301.78      65.000              290526     0.5000
0000080247109           $143,900.91             11.250                   $1,398.62      90.000              290603     0.5000
0000080247117            $23,984.59             11.500                     $237.67      80.000              140611     0.5000
0000080247125            $32,879.18             12.990                     $417.31      92.998              140607     0.5000
0000080247141           $103,433.39             11.490                   $1,024.16      90.000              290616     0.5000
0000080247166            $49,816.93             12.990                     $632.29      98.105              140617     0.5000
0000080247182           $117,348.41             12.990                   $1,492.21      99.875              140507     0.5000
0000080247224           $139,896.67             12.750                   $1,521.37      79.822              140524     0.5000
0000080247232            $29,151.96             11.990                     $368.85      78.460              140419     0.5000
0000080247240            $49,964.11             10.990                     $475.78      66.667              290616     0.5000
0000080247257           $134,853.94             10.990                   $1,284.62      75.000              290506     0.5000
0000080247265            $97,581.78             10.490                     $904.85      90.000              290602     0.5000
0000080247281            $67,877.89             9.990                      $596.25      75.556              140422     0.5000
0000080247307            $26,950.84             12.990                     $341.44      96.123              140705     0.5000
0000080247315            $66,951.90             10.990                     $637.55      89.333              290525     0.5000
0000080247497           $177,944.67             11.625                   $1,779.71      89.000              290801     0.5000
0000080247513            $52,360.27             10.990                     $498.79      100.000             290512     0.5000
0000080247547            $21,126.87             11.750                     $252.81      85.000              140317     0.5000
0000080247554            $25,025.26             13.930                     $304.27      100.000             140528     0.5000
0000080247562            $30,517.32             13.990                     $367.07      100.000             140706     0.5000
0000080247612            $26,250.00             10.910                     $296.87      75.000              140803     0.5000
0000080247752            $18,000.00             9.360                      $186.44      42.857              140801     0.5000
0000080248206            $23,500.00             11.800                     $255.49      79.537              190720     0.5000
0000080248289           $185,000.00             8.250                    $1,389.84      64.912              290809     0.5000
0000080248503           $116,000.00             11.420                   $1,141.66      78.378              290901     0.5000
0000080248537           $150,000.00             13.250                   $1,784.15      78.564              190801     0.5000
0000080248545            $84,000.00             12.210                     $877.64      78.505              290801     0.5000
0000080249949            $76,000.00             10.010                     $667.52      92.375              290804     0.5000
0000080250376            $99,756.78             10.100                     $883.20      79.840              290801     0.5000
0000080250392            $62,961.71             11.750                     $635.93      90.000              290526     0.5000
0000080250400            $24,996.56             15.200                     $320.11      99.840              140801     0.5000
0000080250418            $14,964.86             10.320                     $164.14      79.042              140803     0.5000
0000080250517           $300,000.00             8.750                    $2,651.14      76.923              190901     0.5000
0000080250541            $39,200.00             12.250                     $410.78      94.915              290901     0.5000
0000080250558           $119,200.00             11.720                   $1,200.48      79.467              290801     0.5000
0000080251010            $75,000.00             9.550                      $785.43      62.500              140801     0.5000
0000080251168            $54,900.00             12.990                     $606.87      90.000              290728     0.5000
0000080251358           $110,000.00             10.600                   $1,014.45      60.942              140801     0.5000
0000080251390            $54,400.00             12.290                     $571.74      85.000              290801     0.5000
0000080251416           $109,500.00             10.020                     $962.56      78.214              290818     0.5000
0000080251697            $49,205.33             12.800                     $570.00      89.993              190728     0.5000
0000080251853            $59,982.13             11.820                     $608.87      80.000              290801     0.5000
0000080251986            $81,191.66             10.990                     $773.15      100.000             140603     0.5000
0000080251994             $9,912.56             11.990                     $143.42      100.000              90615     0.5000
0000080252000            $12,669.69             11.600                     $149.76      100.000             140524     0.5000
0000080252042            $27,498.94             12.990                     $349.03      89.032              140611     0.5000
0000080252059            $26,194.00             12.990                     $289.62      92.101              140603     0.5000
0000080252091           $119,010.79             9.190                      $975.46      96.129              140505     0.5000
0000080252133            $29,781.06             11.550                     $296.25      100.000             140601     0.5000
0000080252158            $17,440.61             12.180                     $211.76      99.857              140602     0.5000
0000080252166            $20,438.68             12.180                     $228.31      100.000             190519     0.5000
0000080252174            $17,701.33             12.950                     $224.63      100.000             140505     0.5000
0000080252208            $10,727.07             10.850                     $121.74      100.000             140601     0.5000
0000080252232           $299,806.90             11.490                   $2,968.59      84.306              290601     0.5000
0000080252273           $180,600.00             9.850                    $1,564.91      60.200              290801     0.5000
0000080252406            $49,954.34             12.750                     $576.91      82.816              190901     0.5000
0000080253354            $34,959.51             10.990                     $361.03      76.444              190801     0.5000
0000080254063            $29,364.89             10.750                     $298.48      89.959              190719     0.5000
0000080254089           $146,168.27             8.890                    $1,165.20      75.000              290726     0.5000
0000080254261            $45,000.00             12.650                     $516.03      90.000              190712     0.5000
0000080254402            $56,936.84             9.760                      $490.14      86.364              140611     0.5000
0000080254444            $53,953.55             10.500                     $493.73      85.000              140720     0.5000
0000080254477            $51,750.00             9.600                      $485.76      74.982              190820     0.5000
0000080254501            $51,939.85             10.990                     $536.38      63.920              190801     0.5000
0000080254527            $51,433.17             10.650                     $479.19      75.000              140401     0.5000
0000080254550            $17,500.00             10.410                     $192.47      85.000              140727     0.5000
0000080254626            $68,000.00             11.200                     $657.88      74.153              140901     0.5000
0000080254659            $23,280.98             11.280                     $268.72      76.721              140730     0.5000
0000080254691            $48,510.00             10.990                     $551.06      95.827              140804     0.5000
0000080254733            $44,000.00             9.090                      $448.64      80.000              140809     0.5000
0000080255011            $82,500.00             9.700                      $705.78      53.571              290717     0.5000
0000080255409           $145,000.00             10.500                   $1,326.37      64.444              290901     0.5000
0000080255466            $47,134.45             11.360                     $461.90      84.955              290621     0.5000
0000080255490            $20,608.28             11.080                     $287.47      79.067               90628     0.5000
0000080255516            $43,956.83             10.550                     $404.14      39.286              290628     0.5000
0000080255524            $24,584.78             11.670                     $246.81      99.997              140623     0.5000
0000080255540            $23,782.77             11.640                     $240.24      80.000              140614     0.5000
0000080255565           $115,993.80             11.340                   $1,135.58      90.000              140623     0.5000
0000080255581            $27,868.60             10.350                     $306.92      99.948              140628     0.5000
0000080255615            $83,749.76             11.420                     $828.20      85.000              140623     0.5000
0000080255623           $112,974.13             11.300                   $1,102.31      85.000              140616     0.5000
0000080255631            $50,981.62             10.950                     $483.76      75.000              140625     0.5000
0000080255649            $48,963.33             11.120                     $572.08      93.340              140701     0.5000
0000080255656            $44,778.53             9.830                      $478.91      90.000              140702     0.5000
0000080255664            $31,185.94             11.750                     $370.05      78.182              140615     0.5000
0000080255672            $70,056.53             11.660                     $702.77      79.659              140628     0.5000
0000080255680            $13,159.78             10.870                     $150.09      98.600              140701     0.5000
0000080255698            $47,564.76             10.850                     $447.92      82.069              140624     0.5000
0000080255706            $53,323.13             10.920                     $549.83      85.000              190702     0.5000
0000080255714            $48,839.70             10.740                     $548.40      74.982              140701     0.5000
0000080255722            $36,377.57             11.690                     $365.76      63.860              140616     0.5000
0000080255730            $21,144.06             11.920                     $262.91      100.000             140628     0.5000
0000080255755            $36,862.76             10.870                     $378.13      98.677              190616     0.5000
0000080255763            $67,963.32             12.290                     $714.68      79.532              140611     0.5000
0000080255771           $107,960.12             10.840                   $1,015.48      85.039              140628     0.5000
0000080255789            $58,461.09             11.340                     $572.19      90.000              140628     0.5000
0000080255813            $19,524.21             12.420                     $240.56      100.000             140701     0.5000
0000080255821            $78,345.03             11.100                     $752.56      80.000              140701     0.5000
0000080255847           $159,880.80             10.820                   $1,502.00      80.000              140701     0.5000
0000080255854            $39,169.03             10.550                     $360.05      80.000              140623     0.5000
0000080255862            $39,836.61             11.840                     $475.96      100.000             140701     0.5000
0000080255870           $102,962.31             10.990                     $980.12      82.400              140701     0.5000
0000080255896            $27,142.32             11.390                     $315.85      85.000              140618     0.5000
0000080255904            $67,981.01             12.110                     $705.22      78.161              140625     0.5000
0000080255912            $36,917.91             10.110                     $327.28      65.982              140701     0.5000
0000080255920            $50,979.24             10.390                     $462.33      85.000              140701     0.5000
0000080255938            $51,178.24             13.350                     $580.42      80.000              140615     0.5000
0000080255953            $16,235.56             10.000                     $142.61      50.000              140622     0.5000
0000080255961            $67,475.88             10.990                     $642.31      90.000              140628     0.5000
0000080255979            $74,668.16             12.340                     $787.98      90.000              140701     0.5000
0000080255987           $314,719.53             9.990                    $2,762.03      81.186              140622     0.5000
0000080255995            $89,066.81             10.800                     $835.09      61.448              290701     0.5000
0000080256001            $95,173.71             12.160                     $990.98      85.000              140701     0.5000
0000080256019            $38,171.67             11.760                     $453.18      78.061              140625     0.5000
0000080256027            $24,094.73             11.170                     $277.65      24.821              140625     0.5000
0000080256035           $207,794.13             9.490                    $1,747.46      80.000              140625     0.5000
0000080256043            $51,962.65             10.990                     $494.82      100.000             140625     0.5000
0000080256050            $16,714.48             9.460                      $175.03      60.000              140623     0.5000
0000080256068           $120,554.49             10.740                   $1,124.88      90.000              140701     0.5000
0000080256076            $21,157.13             11.120                     $243.14      99.393              140621     0.5000
0000080256084            $85,033.50             10.600                     $784.82      79.533              140621     0.5000
0000080256092           $178,121.00             9.990                    $1,562.52      79.910              140701     0.5000
0000080256100            $70,374.56             10.940                     $667.25      85.854              140701     0.5000
0000080256118           $115,685.60             12.170                   $1,288.81      99.774              190623     0.5000
0000080256134            $53,982.12             11.340                     $528.18      90.000              140701     0.5000
0000080256159           $129,287.83             9.610                    $1,098.05      65.000              290707     0.5000
0000080256167            $23,974.18             11.840                     $272.49      84.967              190708     0.5000
0000080256175            $15,974.39             10.310                     $175.54      89.956              140702     0.5000
0000080256183            $13,392.57             11.370                     $156.02      99.972              140628     0.5000
0000080256191           $119,950.85             10.360                   $1,085.15      63.158              140712     0.5000
0000080256225            $68,682.95             9.560                      $581.10      68.750              140706     0.5000
0000080256233            $23,225.37             11.650                     $250.35      80.470              190623     0.5000
0000080256241            $35,842.67             11.120                     $411.90      27.481              140702     0.5000
0000080256258            $30,975.78             10.600                     $285.89      23.308              140628     0.5000
0000080256266            $30,935.98             11.670                     $365.50      99.782              140628     0.5000
0000080256274            $22,799.94             11.120                     $262.01      92.034              140706     0.5000
0000080256282            $19,952.36             10.140                     $216.64      33.333              140708     0.5000
0000080256290            $52,584.28             11.050                     $600.65      73.194              140709     0.5000
0000080256308           $123,261.36             11.590                   $1,229.51      90.000              290707     0.5000
0000080256316            $44,066.21             10.690                     $409.68      63.000              140708     0.5000
0000080256324            $27,093.29             11.550                     $318.03      79.984              140701     0.5000
0000080256332           $121,456.11             10.940                   $1,151.57      90.000              140712     0.5000
0000080256340            $60,322.82             11.390                     $592.59      85.000              140713     0.5000
0000080256357            $18,319.59             11.120                     $210.53      98.925              140623     0.5000
0000080256365            $60,474.24             10.180                     $539.00      71.176              140712     0.5000
0000080256381            $59,431.72             11.050                     $616.18      85.000              190621     0.5000
0000080256399            $55,756.77             10.640                     $516.28      86.512              140625     0.5000
0000080256407           $215,910.19             10.290                   $1,942.01      90.000              290708     0.5000
0000080256423            $89,167.84             10.950                     $846.11      84.952              140712     0.5000
0000080256431            $24,877.18             9.890                      $328.86      84.592               90708     0.5000
0000080256449            $30,758.59             11.120                     $427.75      99.525               90708     0.5000
0000080256464            $99,151.72             9.550                      $837.75      80.000              140701     0.5000
0000080256472            $22,283.55             10.870                     $210.19      97.984              140701     0.5000
0000080256480            $39,988.78             12.090                     $414.22      80.000              140712     0.5000
0000080256498            $80,969.77             10.790                     $758.56      90.000              140708     0.5000
0000080256522           $339,907.98             12.250                   $3,562.85      85.000              140701     0.5000
0000080256530            $40,170.06             12.170                     $447.97      98.413              190701     0.5000
0000080256548            $24,097.81             11.320                     $235.85      92.387              140628     0.5000
0000080256555           $144,500.00             12.660                   $1,560.15      78.108              140712     0.5000
0000080256563            $35,628.26             11.960                     $427.55      85.000              140713     0.5000
0000080256571            $88,450.00             10.540                     $885.45      99.652              190801     0.5000
0000080256589            $91,391.32             10.790                     $931.42      62.671              190714     0.5000
0000080256597           $172,743.80             11.450                   $1,704.64      89.766              140714     0.5000
0000080256605           $111,950.44             10.000                     $982.89      74.667              140714     0.5000
0000080256613            $37,986.79             11.120                     $365.34      100.000             140714     0.5000
0000080256621            $38,570.03             11.650                     $455.20      99.026              140714     0.5000
0000080256639           $154,391.59             10.730                   $1,439.45      79.205              140714     0.5000
0000080256647           $101,971.20             12.060                   $1,053.90      85.000              140701     0.5000
0000080256654           $107,957.99             10.600                     $996.01      78.832              140715     0.5000
0000080256662           $232,000.00             10.140                   $2,060.01      80.000              290801     0.5000
0000080256688            $32,167.09             11.920                     $352.76      99.994              190801     0.5000
0000080256696           $151,939.66             10.600                   $1,401.79      80.000              140714     0.5000
0000080256704            $67,846.21             11.330                     $664.60      85.000              140714     0.5000
0000080256712            $51,982.67             11.310                     $507.43      80.000              290713     0.5000
0000080256738            $39,000.00             14.720                     $505.50      93.448              190801     0.5000
0000080256860            $60,000.00             12.840                     $696.12      70.313              190901     0.5000
0000080256993            $43,085.37             9.000                      $388.24      50.765              190730     0.5000
0000080257066            $53,457.43             13.750                     $655.59      84.910              190801     0.5000
0000080257140            $66,368.69             9.700                      $568.04      80.000              290726     0.5000
0000080257272            $68,325.30             10.940                     $647.82      89.934              140707     0.5000
0000080257298            $16,300.00             12.170                     $197.42      89.996              140801     0.5000
0000080257330            $70,425.41             11.100                     $676.25      80.977              290701     0.5000
0000080257371            $67,300.00             14.950                     $883.72      99.953              190804     0.5000
0000080257389           $104,800.00             8.740                    $1,046.80      80.000              140803     0.5000
0000080257454            $99,860.63             10.540                     $916.82      89.196              140701     0.5000
0000080257504            $39,928.74             11.370                     $422.99      77.342              190801     0.5000
0000080257579            $66,409.55             9.750                      $630.76      62.150              190809     0.5000
0000080257728            $31,825.56             9.810                      $276.35      80.000              140701     0.5000
0000080258569            $49,465.49             11.260                     $482.12      80.000              290801     0.5000
0000080258577            $27,971.66             11.990                     $308.11      84.838              190801     0.5000
0000080258601            $95,157.71             9.980                      $834.04      85.000              290727     0.5000
0000080258650           $282,589.98             9.625                    $2,405.48      73.698              290501     0.5000
0000080258684           $163,921.02             9.600                    $1,390.98      80.000              290801     0.5000
0000080258700            $27,000.00             11.520                     $315.76      83.970              140825     0.5000
0000080258726            $55,979.87             10.990                     $532.88      80.000              290729     0.5000
0000080258924            $13,000.00             11.400                     $137.75      79.771              190817     0.5000
0000080258957            $65,000.00             9.380                      $600.80      53.942              190901     0.5000
0000080259187            $48,368.14             9.120                      $440.12      52.717              190801     0.5000
0000080259211            $44,800.00             11.750                     $452.22      80.000              290809     0.5000
0000080259310            $25,000.00             11.320                     $244.15      78.367              290901     0.5000
0000080259328           $179,935.68             10.990                   $1,712.83      80.000              140701     0.5000
0000080259385            $64,800.00             10.550                     $595.18      80.000              290801     0.5000
0000080259633            $46,400.00             9.700                      $438.59      80.000              190801     0.5000
0000080259765            $21,200.00             12.300                     $258.54      100.000             140715     0.5000
0000080259807            $52,000.00             11.790                     $526.49      76.471              290701     0.5000
0000080259880            $26,945.54             11.920                     $322.66      98.540              140715     0.5000
0000080259955            $47,700.00             12.200                     $531.88      95.890              190715     0.5000
0000080260110            $37,000.00             12.990                     $467.90      99.879              140715     0.5000
0000080260144            $46,000.00             9.900                      $400.29      54.118              290811     0.5000
0000080260169           $161,432.12             10.240                   $1,446.01      83.463              290701     0.5000
0000080260193           $400,000.00             10.100                   $3,539.88      60.698              290901     0.5000
0000080260243           $111,600.00             14.750                   $1,388.84      74.400              140801     0.5000
0000080260268           $127,200.00             11.650                   $1,369.67      80.000              190901     0.5000
0000080260326            $54,000.00             10.990                     $513.85      80.000              140715     0.5000
0000080260334            $41,095.36             9.990                      $444.64      90.000              140615     0.5000
0000080260342            $54,109.61             9.990                      $477.00      80.000              290401     0.5000
0000080260359            $87,907.01             10.140                     $780.68      80.000              140528     0.5000
0000080260367           $296,893.02             10.990                   $2,826.16      86.589              140701     0.5000
0000080260375            $49,858.31             10.490                     $556.81      80.000              140519     0.5000
0000080260383           $158,325.94             9.740                    $1,359.74      80.000              140714     0.5000
0000080260391            $78,760.90             10.540                     $723.18      79.596              290625     0.5000
0000080260409           $131,833.97             9.490                    $1,108.97      79.042              140527     0.5000
0000080260417            $79,164.34             9.990                      $694.46      90.000              140716     0.5000
0000080260425            $53,976.06             9.990                      $473.49      89.256              290628     0.5000
0000080260433            $90,364.00             10.490                     $826.25      78.952              290630     0.5000
0000080260441            $63,977.86             8.990                      $514.50      80.000              140611     0.5000
0000080260458            $11,899.54             11.490                     $139.53      94.352              140702     0.5000
0000080260466            $54,307.75             10.490                     $497.22      78.841              140608     0.5000
0000080260474            $13,479.41             11.750                     $193.17      98.551               90608     0.5000
0000080260490           $220,853.56             10.990                   $2,102.97      85.000              140624     0.5000
0000080260508            $65,696.57             10.990                     $625.19      90.000              140625     0.5000
0000080260516            $75,404.10             11.990                     $777.05      90.000              140517     0.5000
0000080260524            $86,240.00             10.490                     $788.23      80.000              140708     0.5000
0000080260540            $61,266.51             9.990                      $661.58      80.000              140708     0.5000
0000080260557            $15,400.00             11.990                     $184.73      100.000             140708     0.5000
0000080260565           $106,212.02             10.990                   $1,011.05      85.000              140707     0.5000
0000080260573            $87,769.86             10.240                     $787.20      79.927              140630     0.5000
0000080260581            $67,188.85             9.990                      $589.24      80.000              140603     0.5000
0000080260623            $93,589.99             10.490                     $855.50      85.091              140608     0.5000
0000080260631           $111,202.24             12.140                   $1,157.38      85.000              140630     0.5000
0000080260649            $88,766.49             10.740                     $828.27      80.000              290707     0.5000
0000080260656            $93,893.08             11.490                     $933.63      77.336              140524     0.5000
0000080260664            $70,179.87             11.990                     $721.55      90.000              140624     0.5000
0000080260672            $74,970.45             12.240                     $785.35      75.000              140512     0.5000
0000080260680           $107,013.52             10.990                   $1,019.13      90.000              140630     0.5000
0000080260698            $71,040.17             11.490                     $704.55      80.000              140602     0.5000
0000080260706            $61,598.74             9.990                      $543.64      80.000              140526     0.5000
0000080260714            $15,270.88             11.750                     $183.55      100.000             140526     0.5000
0000080260722            $75,622.96             10.990                     $719.87      85.000              140715     0.5000
0000080260730            $50,379.92             10.490                     $460.66      79.370              140621     0.5000
0000080260748            $34,841.68             11.740                     $351.77      75.000              140611     0.5000
0000080260755            $39,596.86             10.740                     $369.37      74.717              140527     0.5000
0000080260763            $94,241.75             9.740                      $810.35      80.000              140528     0.5000
0000080260771           $101,455.93             11.240                     $989.92      85.000              290630     0.5000
0000080260797            $64,540.93             12.740                     $744.91      83.896              190708     0.5000
0000080260805            $91,664.79             9.990                      $803.89      79.722              140603     0.5000
0000080260813           $127,943.25             9.990                    $1,122.35      80.000              140630     0.5000
0000080260821            $59,457.27             10.990                     $566.19      85.000              140624     0.5000
0000080260839           $104,753.53             9.990                      $918.93      80.000              290616     0.5000
0000080260847            $65,250.00             10.490                     $596.38      75.000              290707     0.5000
0000080261027            $16,400.00             11.990                     $196.72      80.000              140815     0.5000
0000080261597            $63,139.55             10.250                     $566.34      79.000              290801     0.5000
0000080262009            $95,000.00             9.950                      $830.19      70.370              290901     0.5000
0000080262389            $37,956.05             10.990                     $391.97      55.882              190801     0.5000
0000080262405            $16,800.00             12.800                     $194.44      98.465              190715     0.5000
0000080262421            $77,600.00             11.390                     $782.55      80.000              240801     0.5000
0000080262454            $24,000.00             13.250                     $270.19      92.604              140815     0.5000
0000080262488           $220,050.00             10.990                   $2,093.93      88.020              290901     0.5000
0000080262546           $152,000.00             10.450                   $1,384.73      80.000              140801     0.5000
0000080262553            $92,000.00             8.860                      $731.01      80.000              140801     0.5000
0000080262595            $40,000.00             11.950                     $409.91      80.000              290801     0.5000
0000080262678            $28,200.00             12.030                     $405.08      95.059               90815     0.5000
0000080263296            $19,500.00             10.750                     $197.97      79.761              190715     0.5000
0000080263395            $23,164.86             12.990                     $294.02      100.000             140616     0.5000
0000080263429            $42,865.82             12.090                     $444.15      100.000             140526     0.5000
0000080263437            $83,827.38             11.820                     $998.43      84.628              140803     0.5000
0000080263593            $82,450.00             9.990                      $726.02      85.361              290811     0.5000
0000080263791            $31,897.63             12.490                     $341.28      100.000             140511     0.5000
0000080263841            $26,800.00             9.530                      $347.23      79.965               90806     0.5000
0000080263973            $60,000.00             9.750                      $515.49      80.000              140901     0.5000
0000080264005            $15,000.00             14.330                     $203.10      100.000             140901     0.5000
0000080264104           $174,911.16             9.350                    $1,452.38      53.846              290801     0.5000
0000080264211            $69,600.00             9.970                      $609.25      100.000             140801     0.5000
0000080264351            $29,979.18             11.150                     $289.11      100.000             140615     0.5000
0000080264377            $71,978.84             11.880                     $733.96      90.000              290801     0.5000
0000080264385            $44,315.68             12.600                     $476.77      99.994              140701     0.5000
0000080264526           $107,850.00             9.910                      $939.30      79.889              290804     0.5000
0000080264732           $111,200.00             10.390                   $1,008.06      80.000              290818     0.5000
0000080264799            $78,000.00             8.200                      $583.25      35.455              290805     0.5000
0000080264823            $40,300.00             9.450                      $374.33      65.000              190810     0.5000
0000080265135            $41,200.00             9.510                      $430.47      62.424              140901     0.5000
0000080265242            $41,437.80             11.875                     $422.38      72.719              290729     0.5000
0000080265317            $91,770.60             11.490                     $908.39      78.798              140607     0.5000
0000080265358            $40,750.00             13.100                     $480.32      96.774              190817     0.5000
0000080265895            $95,961.85             10.500                     $878.15      80.000              140802     0.5000
0000080265929            $23,993.12             11.990                     $246.68      100.000             140802     0.5000
0000080266000            $25,974.82             11.500                     $257.48      79.958              140625     0.5000
0000080266034            $56,779.75             11.000                     $540.92      80.000              140801     0.5000
0000080266042            $22,000.00             9.300                      $181.79      54.467              140809     0.5000
0000080266067            $27,500.00             13.260                     $352.66      84.959              140804     0.5000
0000080266794            $66,300.00             12.650                     $715.32      85.000              140801     0.5000
0000080266844            $60,400.00             9.110                      $511.44      80.000              240901     0.5000
0000080266851            $46,300.00             11.990                     $555.38      89.956              140815     0.5000
0000080267016            $10,000.00             11.500                     $116.82      88.050              140715     0.5000
0000080267040            $74,800.00             9.990                      $655.87      85.000              290806     0.5000
0000080267099            $73,600.00             10.400                     $667.76      80.879              290801     0.5000
0000080267180            $28,250.00             10.750                     $286.80      79.115              190815     0.5000
0000080267248            $76,470.89             10.700                     $711.24      86.932              140801     0.5000
0000080267354            $84,000.00             9.250                      $691.05      54.902              290804     0.5000
0000080267453            $26,174.40             12.250                     $293.06      89.771              190812     0.5000
0000080267693           $399,549.85             14.000                   $4,739.49      67.059              140601     0.5000
0000080268261            $35,000.00             12.950                     $408.81      78.873              190901     0.5000
0000080268337           $149,000.00             8.500                    $1,145.69      60.324              290816     0.5000
0000080268550            $76,445.07             10.990                     $727.95      85.000              140524     0.5000
0000080268576           $101,749.34             9.800                    $1,083.66      58.286              140719     0.5000
0000080268634           $187,500.00             9.875                    $1,793.91      73.529              190901     0.5000
0000080269368            $76,000.00             10.500                     $758.77      80.000              190830     0.5000
0000080270184            $63,600.00             11.250                     $617.72      80.000              290901     0.5000
0000080270242           $155,560.46             8.750                    $1,224.49      71.236              290702     0.5000
0000080270267            $38,991.87             8.990                      $397.35      80.000              140628     0.5000
0000080270275           $110,218.10             8.240                      $939.98      64.941              190702     0.5000
0000080270283            $56,611.77             8.740                      $501.58      80.000              190630     0.5000
0000080270291            $50,972.09             8.990                      $409.99      85.000              290702     0.5000
0000080270317            $65,564.84             9.090                      $532.08      80.000              290623     0.5000
0000080270325           $100,677.19             8.490                      $774.35      80.000              290624     0.5000
0000080270341            $34,448.28             8.990                      $310.18      66.346              190622     0.5000
0000080270358            $94,445.63             8.750                      $743.43      89.151              290623     0.5000
0000080270408            $93,348.88             8.990                      $750.84      79.829              290702     0.5000
0000080270424            $87,147.07             8.490                      $669.87      80.000              290628     0.5000
0000080270432            $30,415.63             8.490                      $300.16      29.902              140625     0.5000
0000080270440            $43,535.18             8.990                      $353.71      80.000              290627     0.5000
0000080270481            $50,369.41             8.490                      $387.17      80.000              290702     0.5000
0000080270523            $38,178.23             8.490                      $378.89      67.544              140602     0.5000
0000080270531            $47,873.04             8.990                      $486.56      80.000              140702     0.5000
0000080270572            $55,097.15             8.490                      $543.74      85.000              140702     0.5000
0000080270580            $38,987.33             8.750                      $391.78      80.000              140702     0.5000
0000080270614            $41,932.94             8.490                      $364.21      73.684              190625     0.5000
0000080270655            $24,614.48             8.990                      $222.07      78.667              190610     0.5000
0000080270663           $120,933.77             8.990                      $972.72      75.625              290615     0.5000
0000080270671            $81,146.92             8.490                      $803.06      80.000              140615     0.5000
0000080270689            $48,727.94             8.490                      $482.23      70.000              140614     0.5000
0000080270705           $108,130.44             8.740                      $856.72      72.667              290622     0.5000
0000080270713            $39,955.17             8.990                      $321.56      80.000              290605     0.5000
0000080270721            $43,080.49             8.490                      $425.15      60.000              140614     0.5000
0000080270846            $18,965.70             12.990                     $222.46      97.786              190615     0.5000
0000080270853            $26,250.00             11.910                     $313.53      100.000             140815     0.5000
0000080270861           $300,000.00             8.440                    $2,294.00      64.935              290901     0.5000
0000080270879            $30,000.00             11.990                     $330.12      95.652              190801     0.5000
0000080271018            $51,675.06             8.750                      $459.52      80.000              190315     0.5000
0000080271109            $50,000.00             10.800                     $509.31      70.980              190801     0.5000
0000080271125            $49,000.00             9.820                      $521.17      67.123              140901     0.5000
0000080271299            $27,000.00             12.500                     $332.78      73.045              140811     0.5000
0000080271331            $89,797.83             8.490                      $888.69      65.530              140615     0.5000
0000080271349            $69,600.00             10.050                     $613.36      100.000             290730     0.5000
0000080271380            $17,374.02             15.020                     $243.77      100.000             140730     0.5000
0000080271448            $27,970.68             13.490                     $320.50      62.222              140401     0.5000
0000080271539           $105,800.00             10.250                     $948.08      78.370              290901     0.5000
0000080271547            $71,800.00             8.850                      $639.09      79.778              190806     0.5000
0000080271893            $33,200.00             12.100                     $344.06      99.940              140815     0.5000
0000080271935            $68,324.97             11.390                     $724.26      80.000              190709     0.5000
0000080272370            $58,000.00             10.850                     $545.78      78.378              290820     0.5000
0000080272438            $88,000.00             11.000                     $838.04      100.000             290809     0.5000
0000080272479            $22,000.00             14.680                     $284.51      100.000             190809     0.5000
0000080272511            $51,000.00             10.000                     $548.05      75.000              140818     0.5000
0000080272735           $132,700.00             9.510                    $1,116.78      99.940              290801     0.5000
0000080272800            $59,551.11             12.250                     $624.55      80.000              140430     0.5000
0000080272826            $87,200.00             9.290                      $800.90      66.061              190728     0.5000
0000080273568            $17,960.16             8.990                      $144.70      83.333              140601     0.5000
0000080273816            $21,200.00             13.860                     $261.47      89.933              190816     0.5000
0000080274269            $85,000.00             13.550                     $976.95      85.000              290901     0.5000
0000080274731            $53,520.02             9.090                      $485.35      80.000              190702     0.5000
0000080274780            $99,000.00             9.560                      $836.78      54.696              290901     0.5000
0000080274798            $50,000.00             10.400                     $453.64      16.949              290901     0.5000
0000080274921           $161,174.77             9.750                    $1,385.39      75.000              290801     0.5000
0000080274939            $52,900.00             8.210                      $395.93      54.256              290818     0.5000
0000080275050            $37,000.00             12.820                     $463.77      88.882              140901     0.5000
0000080275076            $35,100.00             8.900                      $279.90      54.000              290810     0.5000
0000080276330           $150,318.70             9.050                    $1,215.57      80.000              290801     0.5000
0000080276496            $58,000.00             10.250                     $519.74      87.879              290816     0.5000
0000080276553            $52,000.00             9.560                      $486.75      51.360              190901     0.5000
0000080277353            $17,000.00             11.500                     $181.29      100.000             190813     0.5000
0000080278468            $50,246.33             9.500                      $470.73      34.828              190726     0.5000
0000080278476            $92,400.00             11.250                     $897.45      76.364              290803     0.5000
0000080278492            $68,000.00             9.250                      $559.42      80.000              290813     0.5000
0000080279920            $64,000.00             8.490                      $491.65      80.000              290702     0.5000
0000080279946            $52,800.00             10.860                     $497.25      80.000              290901     0.5000
0000080280209            $21,000.00             12.450                     $258.15      84.208              140813     0.5000
0000080280365            $30,000.00             10.110                     $265.71      50.847              290901     0.5000
0000080280670            $30,530.04             8.990                      $450.33      79.706               70620     0.5000
0000080281629            $68,000.00             9.990                      $596.25      94.706              290820     0.5000
0000080281645            $12,500.00             14.250                     $157.71      94.706              190820     0.5000
0000080281744           $136,000.00             8.990                    $1,093.31      80.000              290727     0.5000
0000080281801            $34,000.00             14.990                     $447.46      100.000             190727     0.5000
0000080281868            $85,500.00             10.350                     $772.53      90.000              290816     0.5000
0000080282106            $77,600.00             11.540                     $770.84      80.000              290823     0.5000
0000080282569            $52,700.00             10.900                     $540.39      85.000              190801     0.5000
0000080282866            $85,800.00             10.250                     $842.25      65.000              190823     0.5000
0000080283567           $100,000.00             11.330                     $977.34      99.313              140901     0.5000
0000080284789            $28,000.00             11.980                     $307.92      74.066              190901     0.5000
0000080285109            $47,200.00             11.250                     $458.44      80.000              140901     0.5000
0000080287030            $12,795.91             11.500                     $126.76      100.000             140701     0.5000
0000080287295            $21,000.00             11.490                     $223.81      77.000              190823     0.5000
0000080288913            $36,000.00             8.930                      $454.67      69.231               90901     0.5000
0000080290125            $50,000.00             8.750                      $499.72      35.714              140803     0.5000
0000080290984           $495,473.10             8.500                    $3,821.50      73.088              290401     0.5000
0000080291974            $21,000.00             10.910                     $237.50      78.960              140801     0.5000
0000080291982            $48,000.00             10.810                     $450.24      71.111              140804     0.5000
0000080291990            $42,460.87             12.690                     $488.57      85.000              190726     0.5000
0000080292006            $50,400.00             11.810                     $511.07      90.000              140801     0.5000
0000080292014            $41,800.00             11.530                     $489.11      77.394              140806     0.5000
0000080292022            $25,000.00             12.780                     $312.71      97.913              140806     0.5000
0000080292030            $20,500.00             11.880                     $244.46      74.939              140803     0.5000
0000080292048            $60,350.00             11.510                     $644.01      85.000              190804     0.5000
0000080292055            $85,000.00             11.050                     $812.69      85.000              140721     0.5000
0000080292063            $69,700.00             11.990                     $716.41      85.000              140803     0.5000
0000080292071            $93,476.07             12.500                     $997.89      85.000              140723     0.5000
0000080292089            $42,400.00             9.830                      $451.24      79.401              140726     0.5000
0000080292097            $57,982.76             11.830                     $589.02      82.857              140726     0.5000
0000080292105            $67,900.00             11.510                     $672.93      83.827              290730     0.5000
0000080292113            $52,000.00             12.070                     $537.69      80.000              140727     0.5000
0000080292121            $45,050.00             12.130                     $544.45      85.000              140804     0.5000
0000080292139           $110,700.00             9.890                      $962.49      90.000              140801     0.5000
0000080292147            $37,784.68             10.410                     $343.24      72.692              140723     0.5000
0000080292154            $25,000.00             10.830                     $281.49      52.818              140801     0.5000
0000080292162            $10,096.96             11.780                     $102.19      92.115              140723     0.5000
0000080292170           $136,000.00             11.100                   $1,305.45      75.138              140726     0.5000
0000080292188            $34,000.00             11.920                     $347.64      93.923              140726     0.5000
0000080292196            $70,365.73             9.550                      $594.54      80.000              140722     0.5000
0000080292204            $44,000.00             11.990                     $452.26      80.000              140715     0.5000
0000080292212            $78,072.63             11.080                     $748.49      84.432              140719     0.5000
0000080292220            $19,607.26             11.120                     $224.83      99.761              140719     0.5000
0000080292246            $68,776.57             11.210                     $666.14      79.080              140801     0.5000
0000080292253            $17,167.41             12.580                     $212.90      98.851              140801     0.5000
0000080292261            $63,750.00             11.960                     $653.78      85.000              140805     0.5000
0000080292279            $50,850.00             12.810                     $554.97      90.000              140802     0.5000
0000080292287            $55,800.00             11.390                     $547.91      90.000              140721     0.5000
0000080292295            $50,116.05             11.260                     $487.47      85.000              140615     0.5000
0000080292303           $110,500.00             11.700                   $1,111.17      85.000              140806     0.5000
0000080292311            $21,007.03             11.770                     $213.31      99.988              140706     0.5000
0000080292329            $93,500.00             11.810                     $948.11      85.000              140806     0.5000
0000080292337            $57,679.69             11.060                     $552.11      67.882              140723     0.5000
0000080292345            $20,952.80             10.810                     $236.19      90.000              140712     0.5000
0000080292352            $55,250.00             12.790                     $602.12      85.000              140726     0.5000
0000080292360           $211,500.00             12.110                   $2,193.45      90.000              140809     0.5000
0000080292378            $46,750.00             11.610                     $466.89      85.000              140728     0.5000
0000080292386            $72,000.00             12.040                     $742.82      75.789              140723     0.5000
0000080292402            $63,750.00             10.300                     $573.64      85.000              140723     0.5000
0000080292410            $55,200.00             10.880                     $520.69      80.000              140802     0.5000
0000080292428            $15,000.00             11.320                     $173.52      79.916              140801     0.5000
0000080292444            $27,000.00             10.870                     $304.69      38.583              140803     0.5000
0000080292451            $40,000.00             12.970                     $441.55      80.000              140727     0.5000
0000080292469            $24,750.00             11.490                     $288.97      75.000              140728     0.5000
0000080292477            $41,889.50             9.700                      $443.66      70.000              140723     0.5000
0000080292493            $27,000.00             11.990                     $323.88      100.000             140721     0.5000
0000080292501            $28,000.00             11.150                     $269.83      80.000              290805     0.5000
0000080292519            $78,600.00             13.140                     $878.09      84.973              140804     0.5000
0000080292527            $80,974.18             12.210                     $846.30      90.000              140721     0.5000
0000080292535            $51,000.00             12.190                     $532.07      64.557              140713     0.5000
0000080292543            $12,921.46             10.980                     $147.03      70.853              140721     0.5000
0000080292550            $44,200.00             10.740                     $412.27      85.000              140801     0.5000
0000080292568            $68,000.00             11.470                     $671.85      78.161              140802     0.5000
0000080292576            $68,000.00             11.630                     $680.16      66.019              140809     0.5000
0000080292584           $141,300.00             11.410                   $1,389.59      90.000              140806     0.5000
0000080292592           $197,718.64             10.340                   $1,785.74      74.642              140719     0.5000
0000080292600            $53,000.00             10.310                     $477.30      70.667              140801     0.5000
0000080292618            $68,000.00             13.990                     $805.18      85.000              140809     0.5000
0000080292626           $123,863.24             11.840                   $1,260.23      80.000              140701     0.5000
0000080292634            $29,700.00             12.760                     $322.98      90.000              140801     0.5000
0000080292642            $89,250.00             12.140                     $927.67      85.000              140809     0.5000
0000080292659            $76,000.00             12.290                     $798.76      80.000              140719     0.5000
0000080292667            $13,800.00             12.490                     $170.00      100.000             140805     0.5000
0000080292675            $55,200.00             9.490                      $463.75      80.000              140805     0.5000
0000080292683            $16,000.00             11.190                     $183.77      100.000             140728     0.5000
0000080292691            $39,587.45             11.540                     $393.37      80.816              140719     0.5000
0000080292709            $53,507.15             12.010                     $551.24      85.000              140701     0.5000
0000080292717           $124,950.43             10.510                   $1,144.36      77.855              140721     0.5000
0000080292733            $56,950.00             12.390                     $602.95      85.000              140804     0.5000
0000080292741            $10,397.29             12.420                     $110.35      100.000             140721     0.5000
0000080292758            $10,500.00             10.430                      $95.50      74.899              140803     0.5000
0000080292766            $59,500.00             12.090                     $616.15      85.000              140811     0.5000
0000080292774            $16,800.00             11.780                     $199.26      97.554              140811     0.5000
0000080292782            $23,990.80             10.740                     $223.86      58.680              140713     0.5000
0000080292790            $63,200.00             10.880                     $596.15      78.025              140809     0.5000
0000080292808            $24,800.00             11.980                     $254.72      80.000              140728     0.5000
0000080292816            $63,750.00             12.890                     $699.73      85.000              140809     0.5000
0000080292824           $139,500.00             10.790                   $1,306.41      87.188              140726     0.5000
0000080292832           $165,750.00             13.090                   $1,845.20      82.875              140809     0.5000
0000080292840            $15,766.93             11.530                     $184.88      99.994              140728     0.5000
0000080292857            $66,300.00             12.660                     $715.84      85.000              290801     0.5000
0000080292865            $33,850.00             11.880                     $369.89      85.216              190810     0.5000
0000080292873            $64,000.00             11.890                     $652.90      80.000              140801     0.5000
0000080293475            $52,450.00             9.590                      $491.99      81.301              190806     0.5000
0000080293491            $21,950.42             10.740                     $246.48      82.921              140719     0.5000
0000080293509           $142,586.75             9.990                    $1,250.81      89.156              140728     0.5000
0000080293517            $53,550.00             12.180                     $558.26      85.000              140811     0.5000
0000080293525            $64,000.00             11.270                     $622.58      99.974              140809     0.5000
0000080293533            $40,500.00             11.670                     $406.33      99.980              140811     0.5000
0000080293541            $30,000.00             11.120                     $343.25      94.520              140727     0.5000
0000080293558            $39,851.41             10.600                     $401.04      99.976              190701     0.5000
0000080293566            $48,850.00             13.240                     $549.56      81.417              140809     0.5000
0000080293574            $10,000.00             11.900                     $119.38      74.111              140901     0.5000
0000080293673            $39,189.00             12.090                     $405.94      80.000              140712     0.5000
0000080293723           $136,992.06             10.790                   $1,542.50      89.834              140701     0.5000
0000080293756            $22,176.23             11.570                     $237.82      95.919              190628     0.5000
0000080293806            $65,368.41             11.970                     $784.85      94.734              140706     0.5000
0000080293863            $19,986.02             11.120                     $192.29      100.000             140611     0.5000
0000080293897            $17,963.28             11.970                     $197.82      96.733              190622     0.5000
0000080293913            $25,570.89             11.120                     $266.34      98.131              190701     0.5000
0000080295868           $105,000.00             9.990                      $920.67      35.000              290824     0.5000
0000080296668            $66,800.00             9.700                      $571.46      63.019              290801     0.5000
0000080296825            $70,600.00             10.100                     $624.79      74.316              290801     0.5000
0000080297757            $72,768.00             7.850                      $710.26      65.217              131118     0.5000
0000080303845            $59,917.33             9.650                      $565.17      80.000              190720     0.5000
0000080303894            $48,980.49             9.990                      $385.81      90.093              140702     0.5000
0000080303928            $18,325.89             11.990                     $220.72      92.000              140601     0.5000
0000080303936           $103,358.82             10.490                     $945.07      74.928              290716     0.5000
0000080303993            $18,731.01             11.990                     $206.33      100.000             190706     0.5000
0000080305071            $12,749.49             12.490                     $158.92      100.000             140503     0.5000
0000080305246            $13,973.25             12.490                     $172.47      96.471              140712     0.5000
0000080305840            $16,365.00             12.000                     $198.03      100.000             140708     0.5000
0000080305873            $22,319.52             13.190                     $286.23      99.203              140602     0.5000
0000080306202            $11,343.56             10.990                     $117.29      99.932              190713     0.5000
0000080306301            $15,600.00             11.250                     $151.52      100.000             140801     0.5000
0000080307671            $20,979.30             12.190                     $234.02      100.000             190706     0.5000
0000080308034            $35,940.67             12.440                     $382.01      99.969              140728     0.5000
0000080311368            $66,327.02             8.990                      $533.80      80.000              140601     0.5000
0000080311541            $32,432.88             11.990                     $389.83      93.149              140706     0.5000
0000080311681            $17,081.83             11.630                     $183.90      100.000             190706     0.5000
                         ----------
                    $434,153,613.29

                                    EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE


                            ----------------, ------
                                 (month) (year)

                     GE CAPITAL MORTGAGE FUNDING CORPORATION
                REMIC Home Equity Loan Pass-Through Certificates,
                                 Series 1999-HE3

     Pursuant to the Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement"), among GE Capital Mortgage Funding Corporation (the "Depositor"), GE Capital Mortgage Services, Inc. (the "Servicer"), and Bank One, National Association (the "Trustee"), governing the Certificates referred to above, the Servicer hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

A.       Mortgage Loan Information:

(1)   Aggregate Monthly Payments
         Due:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(2)   Aggregate Monthly Payments
         received and Monthly Advances
         made this Month:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(3) Aggregate Principal Prepayments in part received on Self-Amortizing Mortgage Loans and applied in the applicable Prepayment Period:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(4) Aggregate Principal Prepayments in full received in the applicable Prepayment Period:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(5) Aggregate Insurance Proceeds (including purchases of Mortgage Loans by primary mortgage insurers) for prior month:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(6)      Aggregate Liquidation Proceeds for prior month:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(7)   Aggregate Purchase Prices for
         Defaulted Mortgage Loans:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(8)   Aggregate Purchase Prices
         (and substitution adjustments)
         for Defective Mortgage Loans:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

(9)   Pool Principal Balance:                                    $_________

(10)  Available Funds:
                  (a)  Available Interest Funds                  $_________
                  (b)  Available Principal Funds                 $_________

(11)  Realized Losses for the prior month:                       $_________

(12)  Aggregate Realized Losses:
                  (a)  Deficient Valuations                      $_________
                  (b)  Special Hazard Losses                     $_________
                  (c)  Fraud Losses                              $_________
                  (d)  Excess Bankruptcy Losses                  $_________
                  (e)  Excess Special Hazard Losses              $_________
                  (f)  Excess Fraud Losses                       $_________
                  (g)  Balance Reductions                        $_________

(13)  Compensating Interest Payment:                             $_________

(14)  Net Simple Interest Shortfall:                             $_________

(15)  Net Simple Interest Excess:                                $_________

(16)  Simple Interest Shortfall Payment:                         $_________

(17)  Unpaid Net Simple Interest Shortfall:

         Class A1                                                $_________
         Class A2                                                $_________
         Class A3                                                $_________
         Class A4                                                $_________
         Class A5                                                $_________
         Class A6                                                $_________
         Class S                                                 $_________
         Class M                                                 $_________
         Class B1                                                $_________
         Class B2                                                $_________
         Class B3                                                $_________
         Class B4                                                $_________
         Class B5                                                $_________

(18)  Class Certificate Interest Rate of:

         Class A5                                                _________%
         Class M                                                 _________%
         Class B1                                                _________%
         Class B2                                                _________%
         Class B3                                                _________%
         Class B4                                                _________%
         Class B5                                                _________%
         Class S                                                 _________%

(19)  Accrued Certificate Interest and
         Pay-out Rate:
                                                                                                           >
                                       Class A1                                   $_________             _______%
                                       Class A2                                   $_________             _______%
                                       Class A3                                   $_________             _______%
                                       Class A4                                   $_________             _______%
                                       Class A5                                   $_________             _______%
                                       Class A6                                   $_________             _______%
                                       Class S                                    $_________             _______%
                                       Class M                                    $_________             _______%
                                       Class B1                                   $_________             _______%
                                       Class B2                                   $_________             _______%
                                       Class B3                                   $_________             _______%
                                       Class B4                                   $_________             _______%
                                       Class B5                                   $_________             _______%

(20)  Principal distributable:

         Class A1                                   $_________
         Class A2                                   $_________
         Class A3                                   $_________
         Class A4                                   $_________
         Class A5                                   $_________
         Class A6                                   $_________
         Class M                                    $_________
         Class B1                                   $_________
         Class B2                                   $_________
         Class B3                                   $_________
         Class B4                                   $_________
         Class B5                                   $_________
         Class R1                                   $_________
         Class R2                                   $_________

(21)  Additional distributions to the Class R1
         Certificate pursuant
         to Section 2.05(d):                        $_________

(22)  Additional distributions to the Class R2
         Certificate pursuant
         to Section 4.01(c):                        $_________

(23)  Distributions Allocable to
         Unanticipated Recoveries:

         Class A1                                   $_________
         Class A2                                   $_________
         Class A3                                   $_________
         Class A4                                   $_________
         Class A5                                   $_________
         Class A6                                   $_________
         Class M                                    $_________
         Class B1                                   $_________
         Class B2                                   $_________
         Class B3                                   $_________
         Class B4                                   $_________
         Class B5                                   $_________
         Class R1                                   $_________
         Class R2                                   $_________

         B.       Other Amounts:

1.  Senior Percentage for such
         Distribution Date:                                      ______________%

2.  Senior Prepayment Percentage
         for such Distribution Date:                             ______________%

3.  Junior Percentage
         for such Distribution Date:                             ______________%

4.  Junior Prepayment Percentage
         for such Distribution Date:                             ______________%

5.  Subordinate Certificate
         Writedown Amount for
         such Distribution Date:                                 $______________

6.  Prepayment Distribution
         Trigger Satisfied:                   Yes            No

         Class B1                            _______       _______
         Class B2                            _______       _______
         Class B3                            _______       _______
         Class B4                            _______       _______
         Class B5                            _______       _______

7.  Class A6 Certificate Percentage
         for such Distribution Date:                                ________%

8.  Class A6 Distribution Percentage
         for such Distribution Date:                                ________%

9. Aggregate Scheduled Principal
         Balance and number of
         Mortgage Loans which                                       $___________
         enter into Term Extensions:                                ________

10. List of Mortgage Loans which
         have entered into Term
         Extensions, by Loan Number:                                Balance:
         --------------                                             $----------
         --------------                                             $----------

Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                    EXHIBIT E

              FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
                    DEFINITIVE ERISA-RESTRICTED CERTIFICATES

Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, Illinois  60670-0126

         [NAME OF OFFICER] ______________________ hereby certifies that:

     1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the "Investor"), a _______
[description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

     2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding of any ERISA-Restricted Certificate. All capitalized terms used and not defined in this certificate shall have the meanings ascribed thereto in the Agreement referred to in paragraph 3 hereof.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Bank One, National Association, as Trustee, GE Capital Mortgage Funding Corporation, as Depositor and GE Capital Mortgage Services, Inc., as Servicer, dated as of September 1, 1999, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code).

     [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.


                               [name of Investor]



                               By:
                               Name:
                              Title:

     The undersigned hereby acknowledges that it is holding and will hold the ERISA-Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.


[name of nominee]


By:
     Name:
     Title:

                                    EXHIBIT F

                    RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT

STATE OF        )
                )         ss. :
COUNTY OF       )


     [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ___________

_____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of ______________ [insert date of transfer of Residual Certificate to Purchaser], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R1 Certificate" or a "Class R2 Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3.

     4. That the Purchaser is not, and on ______________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1999, among Bank One, National Association, as Trustee, GE Capital Mortgage Funding Corporation, as Depositor, and GE Capital Mortgage Services, Inc., as Servicer, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than
(i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Depositor as its agent to act as "tax matters person" of the Lower Tier REMIC or the Upper Tier REMIC, as applicable, pursuant to the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.




                               [name of Purchaser]



                               By:
                               Name:
                               Title:

     Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this _____ day of __________, ____.


NOTARY PUBLIC


------------------------------


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, ____.

                                    EXHIBIT G

                 LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE

                               -------------------
                                      Date

Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, Illinois  60670-0126

      Re: GE Capital Mortgage Services, Inc.
          REMIC Home Equity Loan Pass-Through
          Certificates, Series 1999-HE3

Ladies and Gentlemen:

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due. Very truly yours,




                                                     Name:
                                                     Title:

                                    EXHIBIT H

                        ADDITIONAL SERVICER COMPENSATION

QUALIFIED ADMINISTRATIVE EXPENSES

Assumption Fees                                                        Determined on a Case-by-Case Basis

Late Charges                                                           Per Loan Documents

Appraisal/Inspection Fees                                              Reasonable and Customary
                                                                       Charges

Partial Release Fees                                                   $0

Easements                                                              $0

Insufficient Funds Charges                                             $0

Document Requests (copies of loan file documents,
additional pay-off quotations,
amortization schedules, payment
histories)                                                             $0

Modification Fees                                                      $0

Prepayment Premiums                                                    Per Loan Documents


                                    EXHIBIT I

                          FORM OF INVESTMENT LETTER FOR
                       DEFINITIVE RESTRICTED CERTIFICATES


                                      Date

Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, Illinois  60670-0126


     Re:     GE Capital Mortgage Services, Inc.
             REMIC Home Equity Loan Pass-Through
             Certificates, Series 1999-HE3

Ladies and Gentlemen:

     1. The undersigned, a [title of officer] __________________ of [name of Investor] __________________________________________________ (the "Investor"), a
_________________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

     2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement among Bank One, National Association, as Trustee, GE Capital Mortgage Funding Corporation (the "Depositor"), and GE Capital Mortgage Services, Inc. (the "Servicer"), dated as of September 1, 1999 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

     3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

     4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

     5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Securities Act.

     6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

     7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

     8. The Investor hereby indemnifies the Trustee and the Depositor against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Depositor shall survive the termination of the Agreement.

     [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, ____.



                               [name of Investor]

                               By:
                               Name:
                               Title:

     The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.


------------------------------
[name of nominee]


By:__________________________
     Name:
     Title:

                                    EXHIBIT J

                       FORM OF DISTRIBUTION DATE STATEMENT

                             ----------------, -----
                                 (month) (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                REMIC Home Equity Loan Pass-Through Certificates,
                                 Series 1999-HE3

     Pursuant to the Pooling and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among GE Capital Mortgage Funding Corporation (the "Depositor"), GE Capital Mortgage Services, Inc. (the "Servicer"), and Bank One, National Association (the "Trustee"), governing the Certificates referred to above, the Servicer hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

     The amounts below are for a Single Certificate of $1,000:

(1)      Amount of distribution

                               allocable to principal:

                 Class A1                          $__________
                 Class A2                          $__________
                 Class A3                          $__________
                 Class A4                          $__________
                 Class A5                          $__________
                 Class A6                          $__________
                 Class M                           $__________
                 Class B1                          $__________
                 Class B2                          $__________
                 Class B3                          $__________
                 Class B4                          $__________
                 Class B5                          $__________
                 Class R1                          $__________
                 Class R2                          $__________

(2) Aggregate principal prepayments included in distribution:

                               Class A1                                                 $__________
                               Class A2                                                 $__________
                               Class A3                                                 $__________
                               Class A4                                                 $__________
                               Class A5                                                 $__________
                               Class A6                                                 $__________
                               Class M                                                  $__________
                               Class B1                                                 $__________
                               Class B2                                                 $__________
                               Class B3                                                 $__________
                               Class B4                                                 $__________
                               Class B5                                                 $__________
                               Class R1                                                 $__________
                               Class R2                                                 $__________

(3) Amount of distribution allocable to interest; Pay-out Rate:

                               Class A1                                                 $__________       ____%
                               Class A2                                                 $__________       ____%
                               Class A3                                                 $__________       ____%
                               Class A4                                                 $__________       ____%
                               Class A5                                                 $__________       ____%
                               Class A6                                                 $__________       ____%
                               Class S                                                  $__________       ____%
                               Class M                                                  $__________       ____%
                               Class B1                                                 $__________       ____%
                               Class B2                                                 $__________       ____%
                               Class B3                                                 $__________       ____%
                               Class B4                                                 $__________       ____%
                               Class B5                                                 $__________       ____%





(4) Amount of distribution allocable to Unanticipated Recoveries:

                               Class A1                                             $__________  ____%
                               Class A2                                             $__________  ____%
                               Class A3                                             $__________  ____%
                               Class A4                                             $__________  ____%
                               Class A5                                             $__________  ____%
                               Class A6                                             $__________  ____%
                               Class M                                              $__________  ____%
                               Class B1                                             $__________  ____%
                               Class B2                                             $__________  ____%
                               Class B3                                             $__________  ____%
                               Class B4                                             $__________  ____%
                               Class B5                                             $__________  ____%
                               Class R1                                             $__________  ____%
                               Class R2                                             $__________  ____%

(5) Servicing Compensation: $__________

The amounts below are for the aggregate of all Certificates:

                  (6)      Pool Principal Balance;
                               number of Mortgage Loans:                                $__________
                                                                                          ----------

                  (7)          Class Certificate Principal Balance (or Notional
                               Principal Balance) of each Class; Certificate
                               Principal Balance (or Notional Principal Balance)
                               of Single Certificate of each Class:
                                                                                   Single
                                                                                Certificate
                               Class               Class Balance                  Balance

                             Class A1              $__________                $__________
                             Class A2              $__________                $__________
                             Class A3              $__________                $__________
                             Class A4              $__________                $__________
                             Class A5              $__________                $__________
                             Class A6              $__________                $__________
                             Class M               $__________                $__________
                             Class S               $__________                $__________
                             Class B1              $__________                $__________
                             Class B2              $__________                $__________
                             Class B3              $__________                $__________
                             Class B4              $__________                $__________
                             Class B5              $__________                $__________
                             Class R1              $__________                $__________
                             Class R2              $__________                $__________

                  (8)          Book value of real estate acquired on behalf of
                               Certificate- holders; number of related Mortgage
                               Loans:
                                                                                $----------- $----------
                                                                                  -----------   ----------

                  (9)      Aggregate Scheduled Principal
                               Balance and number of
                               delinquent Mortgage Loans:

                               one payment delinquent                           $___________   __________
                               two payments delinquent                          $___________   __________
                               three or more payments delinquent                $___________   __________
                               In foreclosure                                   $___________   __________

                  (10)     Aggregate Scheduled
                               Principal Balance and
                               number of replaced
                               Mortgage Loans                                           $__________
                                                                                          ----------

                  (11)     Unpaid Net Simple Interest Shortfall:

                               Class A1                                $__________
                               Class A2                                $__________
                               Class A3                                $__________
                               Class A4                                $__________
                               Class A5                                $__________
                               Class A6                                $__________
                               Class S                                 $__________
                               Class M                                 $__________
                               Class B1                                $__________
                               Class B2                                $__________
                               Class B3                                $__________
                               Class B4                                $__________
                               Class B5                                $__________

                  (12)     Class Certificate Interest
                               Rate of:

                               Class A5                                ___________%
                               Class M                                 ___________%
                               Class B1                                ___________%
                               Class B2                                ___________%
                               Class B3                                ___________%
                               Class B4                                ___________%
                               Class B5                                ___________%
                               Class S                                 ___________%

                  (13)     Senior Percentage for such
                               Distribution Date:                                       __________%

                  (14)     Senior Prepayment Percentage
                               for such Distribution Date:                              __________%

                  (15)     Junior Percentage for
                               such Distribution Date:                                  __________%

                  (16)     Junior Prepayment Percentage
                               for such Distribution Date:                              __________%

                  (17)     Class A6 Certificate Percentage
                               for such Distribution Date:                              __________%

                  (18)     Class A6 Distribution Percentage
                               for such Distribution Date                               __________%

Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                                    EXHIBIT K

                            FORM OF SPECIAL SERVICING
                          AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Servicer") and ___________________________ (the "Purchaser").

                             PRELIMINARY STATEMENT

     ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, Class __-B_ (the "Class __-B_ Certificates"). The Class __-B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 1, 1999 among GE Capital Mortgage Funding Corporation (the "Depositor"), the Servicer and Bank One, National Association as Trustee.

     ____________________________ or an affiliate thereof intends to resell all of the Class __-B_ Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Servicer will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     [The parties hereto have further agreed that the Purchaser will have no rights, and neither the Depositor nor the Servicer will have any obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3, Class __-B5 (the "Class __-B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Servicer and the Purchaser has been terminated.]

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicer and the Purchaser upon the acquisition by the Purchaser of the Class __-B_ Certificates.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01.Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Servicer's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Mortgage Loan:  Any Pool __ Mortgage Loan.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01.Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall provide to the Purchaser the following notices and reports:

     (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Servicer shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

     (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Servicer to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Servicer from the related primary servicer which has been approved by the Servicer.

     (b) If requested by the Purchaser, the Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Purchaser, provided, that (1) the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

     Section 2.02.Purchaser's Election to Delay Foreclosure Proceedings.

     (a) The Purchaser shall be deemed to direct the Servicer that in the event that the Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Servicer) or
(ii) with notice to the Purchaser if the Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case the Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Servicer's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Servicer with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to the sum of
(i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Servicer, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by the Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, the Servicer or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Servicer. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Servicer that it believes that it is appropriate to do so, the Servicer shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Servicer shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Servicer) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Servicer or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     Section 2.03.Purchaser's Election to Commence Foreclosure Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Servicer shall make reimbursements thereto to the limited extent provided under such subsection. The Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Servicer believes there is a breach of representations or warranties by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Servicer has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Servicer supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection above, the Servicer shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Servicer or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04.Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicer's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class __-B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Servicer's actual loss experience with respect to the Mortgage Loans in the related Mortgage Pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Servicer estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class __-B_ Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicer of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class __-B_ Certificates [or in the Class __-B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicer hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

     Section 2.05.Notification. The Purchaser shall promptly notify the Trustee and the Servicer if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of [each] [the] Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01.Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Servicer shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Home Equity Loan Pass-Through Certificates 1999-HE3 Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and Bank One, National Association on behalf of Series 1999-HE3 Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the
Section 2.02 or 2.03 hereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicer shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

     The Purchaser shall not take or direct the Servicer or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser (i) take or cause the Trustee or the Servicer to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the Servicer to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02.Collateral Fund Permitted Investments. The Servicer shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Servicer shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Servicer shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03.Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Servicer and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Servicer and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to:
(1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Servicer and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Servicer or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Servicer or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

     Section 3.04.Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Servicer or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Servicer or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Servicer.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01.Amendment. This Agreement may be amended from time to time by the Servicer and the Purchaser by written agreement signed by the Servicer and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

     Section 4.02.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03.Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04.Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Servicer, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

                           GE Capital Mortgage Services, Inc.
                           4680 Hallmark Parkway
                           San Bernardino, California  92407
                           Attention:  Ken Scheller
                           Telephone:  (909) 880-4608
                           Facsimile:  (909) 473-2273

                           with respect to all other notices pursuant to this Agreement,

                           GE Capital Mortgage Services, Inc.
                           Three Executive Campus
                           Cherry Hill, New Jersey  08002
                           Attention:  General Counsel
                           Telephone:  (609) 661-6515
                           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Servicer, or

     (b) in the case of the Purchaser, with respect to notices pursuant to
Section 2.01,

                           --------------------------------
                           Attention:________________________
                           Telephone:_______________________
                           Facsimile:________________________

                  with respect to all other notices pursuant to this Agreement,

                           --------------------------------
                           Attention:________________________
                           Telephone:_______________________
                           Facsimile:________________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

     (c) in the case of the Trustee,

                           Bank One, National Association
                           1 Bank One Plaza, Suite IL1-0126
                           Chicago, Illinois  60670-0126
                           Attention:  Corporate Trust Services
                           Telephone:  (312) 407-1964
                           Facsimile:  (312) 407-1708

     Section 4.05.Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06.Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicer.

     Section 4.07.Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08.Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

     Section 4.09.Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Servicer pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Servicer and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

     Section 4.10.Indemnification. The Purchaser agrees to indemnify and hold harmless the Servicer against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Servicer in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Servicer's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Servicer on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

     [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Servicer shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class __-B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Servicer and the Purchaser relating to such Class B5 Certificates has been terminated.]

         IN WITNESS WHEREOF, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:
                                    Name:
                                    Title:


                               [PURCHASER]



                               By:
                                    Name:
                                    Title:

Acknowledged and agreed to:

BANK ONE, NATIONAL ASSOCIATION



By:
     Name:
     Title:

                                    EXHIBIT L

                    FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

                  I, _________________________________________, being duly
sworn, do hereby state under oath that:

     1. I am a duly elected ______________________ of GE Capital Mortgage Funding Corporation (the "Depositor") and am duly authorized to make this affidavit.

     2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Depositor pursuant to the Pooling and Servicing Agreement dated as of September 1, 1999, among the Depositor, GE Capital Mortgage Services, Inc., as Servicer, and Bank One, National Association, as Trustee, relating to the Depositor's REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3 ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

     3. The Depositor is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

                           Loan Number:________________________________________

                           Mortgage Note Date:_________________________________

                           Borrower(s): _______________________________________

                           Original Payee (if not the Depositor): _____________

                           Original Amount:____________________________________

                           Mortgage Rate: _____________________________________

                           Address of Mortgaged Property: _____________________


     4. The Depositor is the lawful owner of the Mortgage Note and has not cancelled altered, assigned or hypothecated the Mortgage Note.

     5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

     6. Attached hereto is a true and correct copy of the Mortgage Note.

     7. The Mortgage Note has not been endorsed by the Depositor in any manner inconsistent with its transfer of the Mortgage Loan under the Asset Purchase Agreement.

     8. Without limiting the generality of the rights and remedies of the Trustee contained in the Asset Purchase Agreement, the Depositor hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or 2.03(a) (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Depositor shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Depositor covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Depositor's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

     9. In the event that the Depositor locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

     10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

Date: _______________________

                          ------------------------------
                                   (signature)

                          ------------------------------
                                  (print name)

                          ------------------------------
                                  (print title)

State of New Jersey                )
                                   )        ss.  :
                                   )

     On this ____________________day of ___________________, 199__, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the _____________________of GE Capital Mortgage Funding Corporation, that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Funding Corporation and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Funding Corporation.


                    -----------------------------------------
                                 (Notary Public)


[Notarial Seal]

                                    EXHIBIT M


                        SCHEDULE OF STREAMLINED PORTFOLIO
                 PROGRAM MORTGAGE LOANS WITHOUT TITLE INSURANCE

                                      NONE

                                    EXHIBIT N


                          SCHEDULE OF DESIGNATED LOANS


                                      NONE

                                    EXHIBIT 0


                        FORM OF ASSET PURCHASE AGREEMENT


                  Mortgage Loan Sale and Contribution Agreement
                  ---------------------------------------------

     This Asset Purchase Agreement, dated as of September 1, 1999 (the "Agreement"), is between GE Capital Mortgage Funding Corporation, a Delaware corporation (the "Purchaser"), and GE Capital Mortgage Services, Inc., a New Jersey corporation (the "Mortgage Loan Seller").

                              Preliminary Statement
                              ---------------------

     The Mortgage Loan Seller intends to transfer and assign a pool of closed-end, fixed-rate, first or second lien, one- to four-family residential home equity mortgage loans (the "Mortgage Loans") to the Purchaser as provided herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund") and cause the creation of a series of certificates to be known as REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE3 (the "Certificates"), evidencing beneficial ownership interests in the Mortgage Loans under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, GE Capital Mortgage Services, Inc., as servicer (in such capacity, the "Servicer"), and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms used and note defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     1. Purchase and Sale. (a) The Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans described and set forth in the mortgage loan schedule delivered herewith and to be attached as Exhibit A to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule"). The purchase price (the "Purchase Price") for the Mortgage Loans shall consist of (x) cash in an amount equal to $413,830,767.68 and (y) the Class S Certificate to be issued pursuant to the Pooling and Servicing Agreement and having an initial notional principal amount of $434,153,613.29 and a Certificate Interest Rate equal to the Strip Rate. The Purchase Price shall be payable by the Purchaser to the Mortgage Loan Seller on September 23, 1999 (the "Closing Date") (x) in the case of the cash component thereof, in immediately available funds and (y) in the case of the Class S Certificate, by delivery of such Certificate, executed and countersigned by the Trustee, to, and registered in the name of, the Mortgage Loan Seller. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York, on the Closing Date

     (b) The Mortgage Loan Seller and the Purchaser agree that to the extent that the aggregate fair market value of the Mortgage Loans sold to the Purchaser exceeds the consideration to be paid to the Mortgage Loan Seller, such excess shall be deemed to be a capital contribution by the Mortgage Loan Seller to the Purchaser.

     (c) The Mortgage Loan Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Purchaser without recourse (except as provided herein) all the right, title and interest of the Mortgage Loan Seller in and to the Mortgage Loans, including all interest and principal received by the Mortgage Loan Seller or the Purchaser on or with respect to the Mortgage Loans on and after the Cut-off Date. It is the intention of the Mortgage Loan Seller and the Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale and contribution of the Mortgage Loans to the Purchaser. The Mortgage Loan Seller and the Purchaser further intend that, in the event a bankruptcy or similar proceeding is instituted in respect of the Mortgage Loan Seller, the beneficial interest in and title to the Mortgage Loans transferred and assigned pursuant to this Agreement not be considered part of the Mortgage Loan Seller's estate.

     The Mortgage Loan Seller acknowledges it has sold all right, title and interest in and to the Mortgage Loans to the Purchaser, and that retention of record title to the Mortgages (except as provided herein) is for convenience only and that the Mortgage Loan Seller holds record title solely as custodian for the Purchaser and, upon transfer of the Mortgage Loans to the Trust Fund, the Trustee. The Mortgage Loan Seller agrees that it will take no action inconsistent with ownership of the Mortgage Loans by the Purchaser or the Trustee and will not deliver any instrument of satisfaction or conveyance with respect to a Mortgage or a Mortgage Loan, or convey or purport to convey any interest in a Mortgage Loan, except in accordance with the terms and the intent of this Agreement and the Pooling and Servicing Agreement.

     (d) In connection with such transfer and assignment, the Mortgage Loan Seller does hereby deliver to the Purchaser the following documents or instruments with respect to:

          (1) Each Mortgage Loan (other than any Cooperative Loan or Designated
     Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Mortgage Loan Seller, including all intervening endorsements showing a complete chain of endorsement from the originator to the Mortgage Loan Seller; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Mortgage Loan Seller or may show a complete chain of endorsement from the named payee to the Mortgage Loan Seller;

               (ii) Any assumption and modification agreement;

               (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee as designee of the Purchase; and

          (2) Each Cooperative Loan (other than a Designated Loan) so transferred and assigned:

                    (i) The Mortgage Note, endorsed without recourse in blank by the Mortgage Loan Seller and showing an unbroken chain of endorsements from the originator to the Mortgage Loan Seller; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Mortgage Loan Seller or may show a complete chain of endorsement from the named payee to the Mortgage Loan Seller;

                    (ii) A counterpart of the Proprietary Lease and the
               Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative Loan;

                    (iii) The related Cooperative Stock Certificate, together
               with an undated stock power (or other similar instrument) executed in blank;

                    (iv) A counterpart of the recognition agreement by the
               Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                    (v) The Security Agreement;

                    (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

                    (vii) If applicable, copies of the UCC-3 assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Mortgage Loan Seller, evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

                    (viii) An executed assignment (which may be a blanket
               assignment for all Cooperative Loans) of the interest of the Mortgage Loan Seller in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Purchaser, or the Trustee as its designee; and

                    (ix) A UCC-3 assignment from the Mortgage Loan Seller to the
               Trustee as designee of the Purchaser, of the security interest described in clause (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee).

     In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Mortgage Loan Seller to the Trustee as designee of the Purchaser, or its designee, in accordance with Section (1)(d)(1)(iii) of this Agreement prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Mortgage Loan Seller may, in lieu of delivering the completed assignment in recordable form, deliver to the Purchaser, or its designee, the assignment in such form, otherwise complete except for recording information.

     (e) With respect to each Designated Loan, the Mortgage Loan Seller does hereby deliver to the Purchaser the Designated Loan Closing Documents.

     (f) In connection with the delivery of the Mortgage Loans pursuant to subsections (d) and (e) alone, the Purchaser hereby instructs the Mortgage Loan Seller to deliver the documents described therein to the Trustee on behalf of the Purchaser.

     (g) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Mortgage Loan Seller shall deliver to the Trustee, as designee of the Purchaser, the following documents or instruments as promptly as practicable, but in any event within 30 days of the purchase, after receipt by the Mortgage Loan Seller of all such documents and instruments for all of the outstanding Mortgage Loans:

          (1) the Mortgage with evidence of recording indicated thereon (other than with respect to a Cooperative Loan);

          (2) a copy of the title insurance policy (other than with respect to a Cooperative Loan);

          (3) with respect to any Mortgage that has been assigned to the Mortgage Loan Seller, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Mortgage Loan Seller (other than with respect to a Cooperative Loan); and

          (4) with respect to any Cooperative Loan that has been assigned to the Mortgage Loan Seller, the related filed intervening UCC-3 financing statements (not previously delivered pursuant to Section (1)(d)(2)(vii) of this Agreement), showing a complete chain of assignment from the named originator to the Mortgage Loan Seller.

Pending such delivery, the Mortgage Loan Seller shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and (b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative
Loan). The Mortgage Loan Seller shall also retain in its files evidence of any Primary Mortgage Insurance relating to the Mortgage Loans during the period when the related insurance is in force.

     (h) The Mortgage Loan Seller shall not be required to record the assignments of the Mortgages referred to in Section (1)(d)(1)(iii) of this Agreement or file the UCC-3 assignments referred to in Section (1)(d)(2)(ix) of this Agreement to the Purchaser, or its designee, except pursuant to section 2.01(e) of the Pooling and Servicing Agreement.

     (i) The Mortgage Loan Seller agrees to comply with Section 2.02 of the Pooling and Servicing Agreement with respect to the Mortgage Loan documents delivered to the Trustee on behalf of the Purchaser.

     3. Representations and Warranties.

     (a) The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

          (i) The Mortgage Loan Seller is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with full power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Mortgage Loan Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform under this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

          (ii) This Agreement has been duly authorized, executed and delivered by the Mortgage Loan Seller and assuming its due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity;

          (iii) The execution and delivery of this Agreement by the Mortgage Loan Seller and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Mortgage Loan Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Mortgage Loan Seller's organizational documents or any agreement or instrument to which the Mortgage Loan Seller is a party or by which it is bound, or any order or decree applicable to the Mortgage Loan Seller, or result in the creation or imposition of any lien on any of the Mortgage Loan Seller's assets or property, in each case which would materially and adversely affect the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement;

          (iv) There is no action, suit, proceeding, arbitration or governmental investigation pending or, to the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement;

          (v) The Mortgage Loan Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Mortgage Loan Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of, or compliance by the Mortgage Loan Seller with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by the Mortgage Loan Seller; and

          (vii) The transfer, assignment and conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (b) The Mortgage Loan Seller hereby makes to the Purchaser the representations and warrantees set forth in Annex A hereto, as of the respective dates specified in Annex A or, if no such date is specified, as of the Closing Date.

     4. Mortgage Loan Repurchase. It is understood and agreed that the representations and warranties set forth in this Agreement shall survive delivery of the respective Mortgage Files to the Purchaser or the Trustee. The Mortgage Loan Seller agrees to afford to the Trustee the remedies set forth in the penultimate paragraph of Section 2.03(a) and in Section 2.03(b) of the Pooling and Servicing Agreement in respect of a breach of any of the representations and warranties contained in Annex A hereto which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan.

     5. Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents and warrants to the Mortgage Loan Seller, as of the date hereof (or such other date as is specified in the related representation or warranty), as follows:

          (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

          (ii) This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iii) The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Purchaser's organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser's assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

          (iv) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

          (v) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder; and

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

     6. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed or waived in any manner which would have a material adverse effect on the Purchaser or the Certificateholders without the prior written consent of the Purchaser or the Trustee. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided herein.

     7. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, to extent permitted by law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     8. Further Assurances. The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     9. Assignment. The Purchaser may assign all of its right, title, and interest under this Agreement to the Trustee pursuant to the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser and the Mortgage Loan Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        GE CAPITAL MORTGAGE FUNDING CORPORATION


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        GE CAPITAL MORTGAGE SERVICES, INC.


                                        By:____________________________________
                                             Name:_____________________________
                                             Title:____________________________

                                     ANNEX A

                         REPRESENTATIONS AND WARRANTIES

          (i) The information set forth in the Mortgage Loan Schedule hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the Closing Date, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable lien on the property securing the related Mortgage Note subject only to (a) the lien of any related first mortgage, if any, (b) the lien of current real property taxes and assessments, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Mortgage Loan Seller and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage; any first mortgage loan prior to the related Mortgage Loan encumbering the related Mortgaged Property does not have a mandatory future advance provision;

          (iii) Immediately prior to the transfer and assignment herein contemplated, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the Closing Date, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (v) As of the Closing Date, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

          (vi) As of the Closing Date, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (vii) As of the Closing Date, the physical property subject to any Mortgage (or, in the case of a Cooperative Loan, the related Cooperative Apartment) is free of material damage and is in good repair;

          (viii) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (ix) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (x) Other than with respect to Cooperative Loans, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section
     3.06 of the Pooling and Servicing Agreement. As of the Closing Date, all such insurance policies are in full force and effect;

          (xi) The Mortgage Loans were originated in accordance with the underwriting procedures of the Mortgage Loan Seller as described or referred to under the caption "The Home Equity Loan Program" in the Prospectus;

          (xii) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property and each Mortgagor holds fee title to the related Mortgaged Property;

          (xiii) As to each condominium securing a Mortgage Loan or the related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer;

          (xiv) The Mortgage Loans and the Mortgaged Properties, individually and in the aggregate, conform in all material respects to the applicable descriptions thereof contained in the Prospectus;

          (xv) All appraisals have been prepared substantially in accordance with the description contained under the caption "The Trusts -- The Mortgage Loans" in the Prospectus;

          (xvi) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Mortgage Loan Seller's portfolio which would be adverse to the interests of the Certificateholders;

          (xvii) Other than with respect to Cooperative Loans, to the best of the Mortgage Loan Seller's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

          (xviii) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

          (xix) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code;

          (xx) As of the Closing Date, the Mortgage Loan Seller possesses the Document File with respect to each Mortgage Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording;

          (xxi) With respect to each Cooperative Loan:

               (A) The Security Agreement creates a first lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

               (B) The lien created by the related Security Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

               (C) The Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

               (D) There is no prohibition against pledging the Cooperative Stock or assigning the Proprietary Lease.